Exhibit 10.3
EXECUTION VERSION

HERTZ VEHICLE FINANCING II LP,

as Issuer,
THE HERTZ CORPORATION,
as Group II Administrator,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent,
CERTAIN COMMITTED NOTE PURCHASERS,
CERTAIN CONDUIT INVESTORS,
CERTAIN FUNDING AGENTS FOR THE INVESTOR GROUPS,
and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Securities Intermediary
_____________
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

dated as of December 3, 2015

to
AMENDED AND RESTATED GROUP II SUPPLEMENT
dated as of June 17, 2015

to

AMENDED AND RESTATED BASE INDENTURE

dated as of October 31, 2014

______________

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Page

ARTICLE I	DEFINITIONS AND CONSTRUCTION 3

Section 1.1.	Defined Terms and References 3

Section 1.2.	Rules of Construction 3

ARTICLE II	INITIAL ISSUANCE; INCREASES AND DECREASES OF PRINCIPAL AMOUNT OF SERIES 2013-B NOTES 4

Section 2.1.	Initial Purchase; Additional Series 2013-B Notes 4

Section 2.2.	Advances 13

Section 2.3.	Procedure for Decreasing the Principal Amount 26

Section 2.4.	Funding Agent Register 28

Section 2.5.	Reduction of Maximum Principal Amount 29

Section 2.6.	Commitment Terms and Extensions of Commitments 32

Section 2.7.	Timing and Method of Payment 33

Section 2.8.	Legal Final Payment Date 34

Section 2.9.	Delayed Funding Purchaser Groups 34

ARTICLE III	INTEREST, FEES AND COSTS 36

Section 3.1.	Interest and Interest Rates 36

Section 3.2.	Administrative Agent and Up-Front Fees 40

Section 3.3.	Eurodollar Lending Unlawful 40

Section 3.4.	Deposits Unavailable 41

Section 3.5.	Increased or Reduced Costs, etc 42

Section 3.6.	Funding Losses 43

Section 3.7.	Increased Capital Costs 45

Section 3.8.	Taxes 46

Section 3.9.	Series 2013-B Carrying Charges; Survival 47

Section 3.10.	Minimizing Costs and Expenses and Equivalent Treatment 47

Section 3.11.	Timing Threshold for Specified Cost Sections 48

ARTICLE IV	SERIES-SPECIFIC COLLATERAL 48

Section 4.1.	Granting Clause 48

Section 4.2.	Series 2013-B Accounts 49

Section 4.3.	Trustee as Securities Intermediary 51

Section 4.4.	Series 2013-B Interest Rate Caps 53

Section 4.5.	Demand Notes 55

Section 4.6.	Subordination 56

Section 4.7.	Duty of the Trustee 56

Section 4.8.	Representations of the Trustee 56

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(continued)
Page

ARTICLE V	PRIORITY OF PAYMENTS 56

Section 5.1.	Group II Collections Allocation 56

Section 5.2.	Application of Funds in the Series 2013-B Principal Collection Account 57

Section 5.3.	Application of Funds in the Series 2013-B Interest Collection Account 59

Section 5.4.	Series 2013-B Reserve Account Withdrawals 61

Section 5.5.	Series 2013-B Letters of Credit and Series 2013-B Demand Notes 61

Section 5.6.	Past Due Rental Payments 64

Section 5.7.	Series 2013-B Letters of Credit and Series 2013-B L/C Cash Collateral Account 65

Section 5.8.	Payment by Wire Transfer 69

Section 5.9.	Certain Instructions to the Trustee 69

Section 5.10.	HVF II’s Failure to Instruct the Trustee to Make a Deposit or Payment 69

ARTICLE VI	REPRESENTATIONS AND WARRANTIES; COVENANTS; CLOSING CONDITIONS 70

Section 6.1.	Representations and Warranties 70

Section 6.2.	Covenants 70

Section 6.3.	Closing Conditions 70

Section 6.4.	Securitisation Risk Retention Representations and Undertaking 70

Section 6.5.	Further Assurances 70

ARTICLE VII	AMORTIZATION EVENTS 71

Section 7.1.	Amortization Events 71

Section 7.2.	Effects of Amortization Events 76

ARTICLE VIII	FORM OF SERIES 2013-B NOTES 77

ARTICLE IX	TRANSFERS, REPLACEMENTS AND ASSIGNMENTS 79

Section 9.1.	Transfer of Series 2013-B Notes 79

Section 9.2.	Replacement of Investor Group 81

Section 9.3.	Assignments 85

ARTICLE X	THE ADMINISTRATIVE AGENT 96

Section 10.1.	Authorization and Action of the Administrative Agent 96

Section 10.2.	Delegation of Duties 97

Section 10.3.	Exculpatory Provisions 97

Section 10.4.	Reliance 97

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(continued)
Page

Section 10.5.	Non-Reliance on the Administrative Agent and Other
Purchasers    98

Section 10.6.	The Administrative Agent in its Individual Capacity 98

Section 10.7.	Successor Administrative Agent 98

Section 10.8.	Authorization and Action of Funding Agents 98

Section 10.9.	Delegation of Duties 99

Section 10.10.	Exculpatory Provisions 99

Section 10.11.	Reliance 99

Section 10.12.	Non-Reliance on the Funding Agent and Other Purchasers 100

Section 10.13.	The Funding Agent in its Individual Capacity 100

Section 10.14.	Successor Funding Agent 100

ARTICLE XI	GENERAL 100

Section 11.1.	Optional Repurchase of the Series 2013-B Notes 100

Section 11.2.	Information 102

Section 11.3.	Confidentiality 102

Section 11.4.	Payment of Costs and Expenses; Indemnification 103

Section 11.5.	Ratification of Group II Indenture 106

Section 11.6.	Notice to the Rating Agencies 106

Section 11.7.	Third Party Beneficiary 106

Section 11.8.	Counterparts 106

Section 11.9.	Governing Law 106

Section 11.10.	Amendments 107

Section 11.11.	Group II Administrator to Act on Behalf of HVF II 109

Section 11.12.	Successors 109

Section 11.13.	Termination of Series Supplement 109

Section 11.14.	Non-Petition 110

Section 11.15.	Electronic Execution 110

Section 11.16.	Additional UCC Representations 110

Section 11.17.	Notices 110

Section 11.18.	Submission to Jurisdiction 111

Section 11.19.	Waiver of Jury Trial 111

Section 11.20.	USA Patriot Act Notice 111

Section 11.21.	Consent to Conversion of RCFC to Limited Liability
Company    112

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(continued)

EXHIBITS, SCHEDULES AND ANNEXES

Schedule I	List of Defined Terms

Schedule II	Class A Conduit Investors and Class A Committed Note Purchasers

Schedule III	Series 2013-B Interest Rate Cap Amortization Schedule

Schedule IV	Class B Conduit Investors and Class B Committed Note Purchasers

Exhibit A-1	Form of Series 2013-B Variable Funding Rental Car Asset Backed Note, Class A

Exhibit A-2	Form of Series 2013-B Variable Funding Rental Car Asset Backed Note, Class B

Exhibit B-1	Form of Demand Note

Exhibit B-2	Form of Demand Notice

Exhibit C	Form of Series 2013-B Letter of Credit Reduction Notice

Exhibit D	Form of Lease Payment Deficit Notice

Exhibit E	Form of Purchaser’s Letter

Exhibit F	Form of Monthly Noteholders’ Statement

Exhibit G-1	Form of Class A Assignment and Assumption Agreement

Exhibit G-2	Form of Class B Assignment and Assumption Agreement

Exhibit H-1	Form of Class A Investor Group Supplement

Exhibit H-2	Form of Class B Investor Group Supplement

Exhibit I	Form of Series 2013-B Letter of Credit

Exhibit J-1	Form of Class A Advance Request

Exhibit J-2	Form of Class B Advance Request

Exhibit K-1	Form of Class A Addendum

Exhibit K-2	Form of Class B Addendum

Exhibit L	Additional UCC Representations

Exhibit M-1	Form of Class A Investor Group Maximum Principal Increase Addendum

Exhibit M-2	Form of Class B Investor Group Maximum Principal Increase Addendum

Exhibit N	Form of Required Invoice

Exhibit O	Limited Liability Company Agreement of Rental Car Finance LLC

Exhibit P	Amendment to the Fourth A&R Series 2010-3 Supplement

Exhibit Q	Amendment to the Third A&R Master Motor Vehicle Lease and Servicing Agreement (Group VII)

Exhibit R	Amendment to the Second A&R Master Collateral Agency Agreement

Exhibit S	Amendment to the A&R Group II Supplement

Annex 1	Representations and Warranties

Annex 2	Covenants

Annex 3	Closing Conditions

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(continued)

Annex 4	Securitisation Risk Retention Representations and Undertakings

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SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT, dated as of December 3, 2015 (“Series 2013-B Supplement”), among HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz” or, in its capacity as administrator with respect to the Group II Notes, the “Group II Administrator”), the several financial institutions that serve as committed note purchasers set forth on Schedule II hereto (each a “Class A Committed Note Purchaser”), the several commercial paper conduits listed on Schedule II hereto (each a “Class A Conduit Investor”), the financial institution set forth opposite the name of each Class A Conduit Investor, or if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group, on Schedule II hereto (with respect to such Class A Conduit Investor or Class A Committed Note Purchaser, the “Class A Funding Agent”), the one or more financial institutions that serve as committed note purchasers set forth on Schedule IV hereto (each a “Class B Committed Note Purchaser”, and together with the Class A Committed Note Purchasers, the “Committed Note Purchasers”), the one or more commercial paper conduits listed on Schedule IV hereto (each a “Class B Conduit Investor”, and together with the Class A Conduit Investors, the “Conduit Investors”), the financial institution set forth opposite the name of each Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group, on Schedule IV hereto (with respect to such Class B Conduit Investor or Class B Committed Note Purchaser, the “Class B Funding Agent”, and together with the Class A Funding Agents, the “Funding Agents”), Deutsche Bank AG, New York Branch, in its capacity as administrative agent for the Conduit Investors, the Committed Note Purchasers, and the Funding Agents (the “Administrative Agent”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Group II Supplement”), to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements, the “Base Indenture”), each between HVF II and the Trustee.
PRELIMINARY STATEMENT
WHEREAS, Sections 2.2 and 10.1 of the Group II Supplement provide, among other things, that HVF II and the Trustee may at any time and from time to time enter into a supplement to the Group II Supplement for the purpose of authorizing the issuance of one or more Series of Group II Notes;
WHEREAS, HVF II, Hertz, the Class A Committed Note Purchasers, the Class A Conduit Investors, the Class A Funding Agents, the Administrative Agent, the

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Trustee and the Securities Intermediary entered into the Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (the “Initial Series 2013-B Supplement”), pursuant to which HVF II issued the Series 2013-B Notes in favor of the Class A Conduit Investors, or if there was no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group, and obtained the agreement of the Class A Conduit Investors or the Class A Committed Note Purchasers, as applicable, to make Class A Advances from time to time for the purchase of Class A Principal Amounts, all of which Class A Advances to be evidenced by the Class A Notes purchased in connection therewith and constitute purchases of Class A Principal Amounts corresponding to the amount of such Class A Advances;
WHEREAS, the Initial Series 2013-B Supplement permits HVF II to make amendments to the Initial Series 2013-B Supplement subject to certain conditions set forth therein;
WHEREAS, HVF II, Hertz, the Committed Note Purchasers, the Conduit Investors, the Funding Agents, the Administrative Agent, the Trustee and the Securities Intermediary, in accordance with the Initial Series 2013-B Supplement, desire to amend and restate the Initial Series 2013-B Supplement as set forth herein;
WHEREAS, subject to the terms and conditions of this Series 2013-B Supplement, each Class A Conduit Investor may make Class A Advances from time to time and each Class A Committed Note Purchaser is willing to commit to make Class A Advances from time to time, to fund purchases of Class A Principal Amounts in an aggregate outstanding amount up to the Class A Maximum Investor Group Principal Amount for the related Class A Investor Group during the Series 2013-B Revolving Period;
WHEREAS, subject to the terms and conditions of this Series 2013-B Supplement, each Class B Conduit Investor may make Class B Advances from time to time and each Class B Committed Note Purchaser is willing to commit to make Class B Advances from time to time, to fund purchases of Class B Principal Amounts in an aggregate outstanding amount up to the Class B Maximum Investor Group Principal Amount for the related Class B Investor Group during the Series 2013-B Revolving Period;
WHEREAS, Hertz, in its capacity as Group II Administrator, has joined in this Series 2013-B Supplement to confirm certain representations, warranties and covenants made by it in such capacity for the benefit of each Conduit Investor and each Committed Note Purchaser;
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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DESIGNATION
There was created a Series of Group II Notes issued pursuant to the Initial Group II Indenture, and such Series of Group II Notes was designated as Series 2013-B Variable Funding Rental Car Asset Backed Notes. On the Series 2013-B Closing Date, one class of Series 2013-B Variable Funding Rental Car Asset Backed Notes was issued and was referred to therein as the “Series 2013-B Notes”. On the Series 2013-B Restatement Effective Date, two classes of Series 2013-B Variable Funding Rental Car Asset Backed Notes will be issued, one of which shall be referred to herein as the “Class A Notes” and one of which shall be referred to herein as the “Class B Notes”. The Class A Notes, together with the Class B Notes, are referred to herein as the “Series 2013-B Notes”.
Article I

DEFINITIONS AND CONSTRUCTION
Section 1.1.    Defined Terms and References. Capitalized terms used herein shall have the meanings assigned to such terms in Schedule I hereto, and if not defined therein, shall have the meanings assigned thereto in the Group II Supplement. All Article, Section or Subsection references herein (including, for the avoidance of doubt, in Schedule I hereto) shall refer to Articles, Sections or Subsections of this Series 2013-B Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Group II Supplement, each capitalized term used or defined herein shall relate only to the Series 2013-B Notes and not to any other Series of Notes issued by HVF II.
Section 1.2.    Rules of Construction. In this Series 2013-B Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Series 2013-B Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;

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(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)    references to sections of the Code also refer to any successor sections; and
(i)    the language used in this Series 2013-B Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
Article II

INITIAL ISSUANCE; INCREASES AND DECREASES
OF PRINCIPAL AMOUNT OF SERIES 2013-B NOTES
Section 2.1.    Initial Purchase; Additional Series 2013-B Notes.
(a)    Initial Purchase.
(i)    Class A Notes. On the terms and conditions set forth in this Series 2013-B Supplement, HVF II shall issue, and shall cause the Trustee to authenticate, the initial Class A Notes on the Series 2013-B Restatement Effective Date. Such Class A Notes for each Class A Investor Group shall:
A.    bear a face amount as of the Series 2013-B Restatement Effective Date of up to the sum of (i) the Class A Maximum Investor Group Principal Amount with respect to such Class A Investor Group and (ii) the “Class A Maximum Investor Group Principal Amount” (under and as defined in the Series 2013-A Supplement) with respect to such Class A Investor Group (in its capacity as a “Class A Investor Group” under and as defined in the Series 2013-A Supplement),
B.    have an initial principal amount equal to the Class A Initial Investor Group Principal Amount with respect to such Class A Investor Group,
C.    be dated the Series 2013-B Restatement Effective Date,
D.    be registered in the name of the respective Class A Funding Agent or its nominee, as agent for the related Class A Conduit Investor, if

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any, and the related Class A Committed Note Purchaser, or in such other name as the respective Class A Funding Agent may request,
E.    be duly authenticated in accordance with the provisions of the Group II Indenture and this Series 2013-B Supplement, and
F.    be delivered to or at the direction of the respective Class A Funding Agent against such Class A Funding Agent’s delivery to the Trustee of the Prior Series 2013-B Note with respect to such Class A Funding Agent.
(ii)    Class B Notes. On the terms and conditions set forth in this Series 2013-B Supplement, HVF II shall issue, and shall cause the Trustee to authenticate, the initial Class B Notes on the Series 2013-B Restatement Effective Date. Such Class B Notes for each Class B Investor Group shall:
A.    bear a face amount as of the Series 2013-B Restatement Effective Date of up to the sum of (i) the Class B Maximum Investor Group Principal Amount with respect to such Class B Investor Group and (ii) the “Class B Maximum Investor Group Principal Amount” (under and as defined in the Series 2013-A Supplement) with respect to such Class B Investor Group (in its capacity as a “Class B Investor Group” under and as defined in the Series 2013-A Supplement),
B.    have an initial principal amount equal to the Class B Initial Investor Group Principal Amount with respect to such Class B Investor Group,
C.    be dated the Series 2013-B Restatement Effective Date,
D.    be registered in the name of the respective Class B Funding Agent or its nominee, as agent for the related Class B Conduit Investor, if any, and the related Class B Committed Note Purchaser, or in such other name as the respective Class B Funding Agent may request,
E.    be duly authenticated in accordance with the provisions of the Group II Indenture and this Series 2013-B Supplement, and
F.    be delivered to or at the direction of the respective Class B Funding Agent against funding of the Class B Initial Investor Group Principal Amount for such Class B Investor Group, by such Class B Investor Group, in accordance with Section 2.2(b) of this Series 2013-B Supplement, as if such Class B Initial Investor Group Principal Amount were a Class B Advance.

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(b)    Additional Investor Groups.
(i)    Additional Class A Investor Groups. Subject only to compliance with this Section 2.1(b)(i), Section 2.1(d)(i), Section 2.1(e)(i) and Section 2.1(h)(i), on any Business Day during the Series 2013-B Revolving Period, HVF II from time to time may increase the Class A Maximum Principal Amount by entering into a Class A Addendum with each member of a Class A Additional Investor Group and the Class A Funding Agent with respect to such Class A Additional Investor Group, and upon execution of any such Class A Addendum, such related Class A Funding Agent, the Class A Conduit Investors, if any, and the Class A Committed Note Purchasers in such Class A Additional Investor Group shall become parties to this Series 2013-B Supplement from and after the date of such execution. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class A Funding Agent party hereto as of the date of such notice, the Administrative Agent and each Rating Agency, of any such addition, setting forth (i) the names of the Class A Conduit Investors, if any, and the Class A Committed Note Purchasers that are members of such Class A Additional Investor Group and the Class A Funding Agent with respect to such Class A Additional Investor Group, (ii) the Class A Maximum Investor Group Principal Amount and the Class A Additional Investor Group Initial Principal Amount, in each case with respect to such Class A Additional Investor Group, (iii) the Class A Maximum Principal Amount and each Class A Committed Note Purchaser’s Class A Committed Note Purchaser Percentage in each case after giving effect to such addition and (iv) the desired effective date of such addition. On the effective date of each such addition, the Administrative Agent shall revise Schedule II hereto in accordance with the information provided in the notice described above relating to such addition.
(ii)    Additional Class B Investor Groups. Subject only to compliance with this Section 2.1(b)(ii), Section 2.1(d)(ii), Section 2.1(e)(ii) and Section 2.1(h)(ii), on any Business Day during the Series 2013-B Revolving Period, HVF II from time to time may increase the Class B Maximum Principal Amount by entering into a Class B Addendum with each member of a Class B Additional Investor Group and the Class B Funding Agent with respect to such Class B Additional Investor Group, and upon execution of any such Class B Addendum, such related Class B Funding Agent, the Class B Conduit Investors, if any, and the Class B Committed Note Purchasers in such Class B Additional Investor Group shall become parties to this Series 2013-B Supplement from and after the date of such execution. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class B Funding Agent party hereto as of the date of such notice, the Administrative Agent and each Rating

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Agency, of any such addition, setting forth (i) the names of the Class B Conduit Investors, if any, and the Class B Committed Note Purchasers that are members of such Class B Additional Investor Group and the Class B Funding Agent with respect to such Class B Additional Investor Group, (ii) the Class B Maximum Investor Group Principal Amount and the Class B Additional Investor Group Initial Principal Amount, in each case with respect to such Class B Additional Investor Group, (iii) the Class B Maximum Principal Amount and each Class B Committed Note Purchaser’s Class B Committed Note Purchaser Percentage in each case after giving effect to such addition and (iv) the desired effective date of such addition. On the effective date of each such addition, the Administrative Agent shall revise Schedule IV hereto in accordance with the information provided in the notice described above relating to such addition.
(c)    Investor Group Maximum Principal Increase.
(i)    Class A Investor Group Maximum Principal Increase. Subject only to compliance with this Section 2.1(c)(i), Section 2.1(d)(i), Section 2.1(e)(i) and Section 2.1(h)(i), on any Business Day during the Series 2013-B Revolving Period, HVF II and any Class A Investor Group and its related Class A Funding Agent, Class A Conduit Investors, if any, and Class A Committed Note Purchasers may increase such Class A Investor Group’s Class A Maximum Investor Group Principal Amount and effect a corresponding increase to the Class A Maximum Principal Amount (any such increase, a “Class A Investor Group Maximum Principal Increase”) by entering into a Class A Investor Group Maximum Principal Increase Addendum. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class A Funding Agent party hereto as of the date of such notice and the Administrative Agent of any such increase, setting forth (i) the names of the Class A Funding Agent, the Class A Conduit Investors, if any, and the Class A Committed Note Purchasers that are members of such Class A Investor Group, (ii) the Class A Maximum Investor Group Principal Amount with respect to such Class A Investor Group, the Class A Maximum Principal Amount, and each Class A Committed Note Purchaser’s Class A Committed Note Purchaser Percentage, in each case after giving effect to such Class A Investor Group Maximum Principal Increase, (iii) the Class A Investor Group Maximum Principal Increase Amount in connection with such Class A Investor Group Maximum Principal Increase, if any, and (iv) the desired effective date of such Class A Investor Group Maximum Principal Increase. On the effective date of each Class A Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule II hereto in accordance with the information provided in the notice described above relating to such Class A Investor Group Maximum Principal Increase,

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which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
(ii)    Class B Investor Group Maximum Principal Increase. Subject only to compliance with this Section 2.1(c)(ii), Section 2.1(d)(ii), Section 2.1(e)(ii) and Section 2.1(h)(ii), on any Business Day during the Series 2013-B Revolving Period, HVF II and any Class B Investor Group and its related Class B Funding Agent, Class B Conduit Investors, if any, and Class B Committed Note Purchasers may increase such Class B Investor Group’s Class B Maximum Investor Group Principal Amount and effect a corresponding increase to the Class B Maximum Principal Amount (any such increase, a “Class B Investor Group Maximum Principal Increase”) by entering into a Class B Investor Group Maximum Principal Increase Addendum. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class B Funding Agent party hereto as of the date of such notice and the Administrative Agent of any such increase, setting forth (i) the names of the Class B Funding Agent, the Class B Conduit Investors, if any, and the Class B Committed Note Purchasers that are members of such Class B Investor Group, (ii) the Class B Maximum Investor Group Principal Amount with respect to such Class B Investor Group, the Class B Maximum Principal Amount, and each Class B Committed Note Purchaser’s Class B Committed Note Purchaser Percentage, in each case after giving effect to such Class B Investor Group Maximum Principal Increase, (iii) the Class B Investor Group Maximum Principal Increase Amount in connection with such Class B Investor Group Maximum Principal Increase, if any, and (iv) the desired effective date of such Class B Investor Group Maximum Principal Increase. On the effective date of each Class B Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule IV hereto in accordance with the information provided in the notice described above relating to such Class B Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
(d)    Conditions to Issuance of Additional Series 2013-B Notes.
(i)    In connection with the addition of a Class A Additional Investor Group or a Class A Investor Group Maximum Principal Increase, additional Class A Notes (“Class A Additional Series 2013-B Notes”) may be issued subsequent to the Series 2013-B Restatement Effective Date subject to the satisfaction of each of the following conditions:
A.    the amount of such issuance of Class A Additional Series 2013-B Notes, if applicable, shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof; provided that, if such

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issuance is in connection with the reduction of the Class A Series 2013-A Maximum Principal Amount to zero, then such issuance may be in an integral multiple of less than $100,000;
B.    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes;
C.    all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group II Supplement and Article VI of this Series 2013-B Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date); and
D.    each Rating Agency shall have received prior written notice of such issuance of Class A Additional Series 2013-B Notes, if applicable.
(ii)    In connection with the addition of a Class B Additional Investor Group or a Class B Investor Group Maximum Principal Increase, additional Class B Notes (“Class B Additional Series 2013-B Notes”) may be issued subsequent to the Series 2013-B Restatement Effective Date subject to the satisfaction of each of the following conditions:
A.    the amount of such issuance of Class B Additional Series 2013-B Notes, if applicable, shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof; provided that, if such issuance is in connection with the reduction of the Class B Series 2013-A Maximum Principal Amount to zero, then such issuance may be in an integral multiple of less than $100,000;
B.    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes;
C.    all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group II Supplement and Article VI of this Series 2013-B Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date); and
D.    each Rating Agency shall have received prior written notice of such issuance of Class B Additional Series 2013-B Notes, if applicable.

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(e)    Additional Series 2013-B Notes Face and Principal Amount.
(i)    Class A Additional Series 2013-B Notes Face and Principal Amount. Class A Additional Series 2013-B Notes shall bear a face amount equal to up to the Class A Maximum Investor Group Principal Amount with respect to the Class A Additional Investor Group or, in the case of a Class A Investor Group Maximum Principal Increase, the Class A Maximum Investor Group Principal Amount with respect to the related Class A Investor Group (after giving effect to such Class A Investor Group Maximum Principal Increase with respect to such Class A Investor Group), as applicable, and initially shall be issued in a principal amount equal to the Class A Additional Investor Group Initial Principal Amount, if any, with respect to such Class A Additional Investor Group and, in the case of a Class A Investor Group Maximum Principal Increase, the sum of the amount of the related Class A Investor Group Maximum Principal Increase Amount and the Class A Investor Group Principal Amount of such Class A Investor Group’s Class A Notes surrendered for cancellation in connection with such Class A Investor Group Maximum Principal Increase. Upon the issuance of any such Class A Additional Series 2013-B Notes, the Class A Maximum Principal Amount shall be increased by the Class A Maximum Investor Group Principal Amount for any such Class A Additional Investor Group or the amount of any such Class A Investor Group Maximum Principal Increase, as applicable. No later than one Business Day following any such Class A Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule II to reflect such Class A Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
(ii)    Class B Additional Series 2013-B Notes Face and Principal Amount. Class B Additional Series 2013-B Notes shall bear a face amount equal to up to the Class B Maximum Investor Group Principal Amount with respect to the Class B Additional Investor Group or, in the case of a Class B Investor Group Maximum Principal Increase, the Class B Maximum Investor Group Principal Amount with respect to the related Class B Investor Group (after giving effect to such Class B Investor Group Maximum Principal Increase with respect to such Class B Investor Group), as applicable, and initially shall be issued in a principal amount equal to the Class B Additional Investor Group Initial Principal Amount, if any, with respect to such Class B Additional Investor Group and, in the case of a Class B Investor Group Maximum Principal Increase, the sum of the amount of the related Class B Investor Group Maximum Principal Increase Amount and the Class B Investor Group Principal Amount of such Class B Investor Group’s Class B Notes surrendered for cancellation in connection with such Class B Investor Group Maximum Principal

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Increase. Upon the issuance of any such Class B Additional Series 2013-B Notes, the Class B Maximum Principal Amount shall be increased by the Class B Maximum Investor Group Principal Amount for any such Class B Additional Investor Group or the amount of any such Class B Investor Group Maximum Principal Increase, as applicable. No later than one Business Day following any such Class B Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule IV to reflect such Class B Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
(f)    No Consents Required. Notwithstanding anything herein or in any other Series 2013-B Related Document to the contrary, no consent of any existing Class A Investor Group or its related Class A Funding Agent, Class A Conduit Investors, if any, Class A Committed Note Purchasers, any existing Class B Investor Group or its related Class B Funding Agent, Class B Conduit Investors, if any, Class B Committed Note Purchasers or the Administrative Agent is required for HVF II to (i) enter into a Class A Addendum or a Class B Addendum, (ii) cause each member of a Class A Additional Investor Group and its related Class A Funding Agent to become parties to this Series 2013-B Supplement or cause each member of a Class B Additional Investor Group and its related Class B Funding Agent to become parties to this Series 2013-B Supplement, (iii) increase the Class A Maximum Investor Group Principal Amount with respect to any Class A Investor Group or increase the Class B Maximum Investor Group Principal Amount with respect to any Class B Investor Group, (iv) increase the Class A Maximum Principal Amount or increase the Class B Maximum Principal Amount or (v) modify Schedule II or Schedule IV, in each case as set forth in this Section 2.1.

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(g)    Proceeds. Proceeds from the initial issuance of the Class A Notes, the Class B Notes and from any Class A Additional Series 2013-B Notes and any Class B Additional Series 2013-B Notes shall be deposited into the Series 2013-B Principal Collection Account and applied in accordance with Article V hereof.
(h)    Pairing Conditions.
(i)    Class A Pairing Conditions.
A.    So long as the Class A Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no increase of the Class A Maximum Principal Amount pursuant to Section 2.1(b)(i) shall be effective unless (A) the Class A Additional Investor Group to become party to this Series 2013-B Supplement in connection therewith shall contemporaneously with the execution of the related Class A Addendum become party to the Series 2013-A Supplement as a Class A Series 2013-A Additional Investor Group pursuant to Section 2.1(b)(i) of the Series 2013-A Supplement by execution of a Class A Series 2013-A Addendum and (B) immediately after giving effect to the execution of such Class A Addendum and such Class A Series 2013-A Addendum, such Class A Additional Investor Group’s Class A Commitment Percentage shall equal such Class A Series 2013-A Additional Investor Group’s Class A Series 2013-A Commitment Percentage.
B.    So long as the Class A Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no increase to any Class A Investor Group’s Class A Maximum Investor Group Principal Amount or corresponding increase to the Class A Maximum Principal Amount, in any case pursuant to Section 2.1(c)(i), shall be effective unless immediately after giving effect to such increase, such Class A Investor Group’s Class A Commitment Percentage shall equal such Class A Investor Group’s (in such Class A Investor Group’s capacity as a Class A Series 2013-A Investor Group) Class A Series 2013-A Commitment Percentage.
(ii)    Class B Pairing Conditions.
A.    So long as the Class B Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no increase of the Class B Maximum Principal Amount pursuant to Section 2.1(b)(ii) shall be effective unless (A) the Class B Additional Investor Group to become party to this Series 2013-B Supplement in connection therewith shall contemporaneously with the execution of the related Class B Addendum become party to the Series 2013-A Supplement as a Class B Series 2013-A Additional Investor Group

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pursuant to Section 2.1(b)(ii) of the Series 2013-A Supplement by execution of a Class B Series 2013-A Addendum and (B) immediately after giving effect to the execution of such Class B Addendum and such Class B Series 2013-A Addendum, such Class B Additional Investor Group’s Class B Commitment Percentage shall equal such Class B Series 2013-A Additional Investor Group’s Class B Series 2013-A Commitment Percentage.
B.    So long as the Class B Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no increase to any Class B Investor Group’s Class B Maximum Investor Group Principal Amount or corresponding increase to the Class B Maximum Principal Amount, in any case pursuant to Section 2.1(c)(ii), shall be effective unless immediately after giving effect to such increase, such Class B Investor Group’s Class B Commitment Percentage shall equal such Class B Investor Group’s (in such Class B Investor Group’s capacity as a Class B Series 2013-A Investor Group) Class B Series 2013-A Commitment Percentage.
(i)    Increase of Series 2013-B Maximum Principal Amount.
(i)    Increase of Class A Maximum Principal Amount. In connection with any reduction of the Class A Series 2013-A Maximum Principal Amount effected pursuant to Section 2.5(a)(ii) of the Series 2013-A Supplement, HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class A Funding Agent, each Class A Conduit Investor and each Class A Committed Note Purchaser, may effect an increase of the Class A Maximum Principal Amount and a corresponding increase of each Class A Maximum Investor Group Principal Amount; provided that, with respect to any increase effected pursuant to this Section 2.1(i)(i), such increase shall be limited to the amount of such reduction to the Class A Series 2013-A Maximum Principal Amount. Any increase made pursuant to this Section 2.1(i)(i) shall be made ratably among the Class A Investor Groups’ on the basis of their respective Class A Maximum Investor Group Principal Amounts, and no later than one Business Day following any such increase of the Class A Maximum Principal Amount, the Administrative Agent shall revise Schedule II to reflect each related increase of each Class A Investor Group Maximum Principal Amount, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
(ii)    Increase of Class B Maximum Principal Amount. In connection with any reduction of the Class B Series 2013-A Maximum Principal Amount effected pursuant to Section 2.5(b)(ii) of the Series 2013-A Supplement, HVF II, upon three (3) Business Days’ notice to the

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Administrative Agent, each Class B Funding Agent, each Class B Conduit Investor and each Class B Committed Note Purchaser, may effect an increase of the Class B Maximum Principal Amount and a corresponding increase of each Class B Maximum Investor Group Principal Amount; provided that, with respect to any increase effected pursuant to this Section 2.1(i)(ii), such increase shall be limited to the amount of such reduction to the Class B Series 2013-A Maximum Principal Amount. Any increase made pursuant to this Section 2.1(i)(ii) shall be made ratably among the Class B Investor Groups’ on the basis of their respective Class B Maximum Investor Group Principal Amounts, and no later than one Business Day following any such increase of the Class B Maximum Principal Amount, the Administrative Agent shall revise Schedule IV to reflect each related increase of each Class B Investor Group Maximum Principal Amount, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
Section 2.2.    Advances.
(a)    Class A Advances.
(i)    Class A Advance Requests. Subject to the terms of this Series 2013-B Supplement, including satisfaction of the Class A Funding Conditions, the aggregate principal amount of the Class A Notes may be increased from time to time. On any Business Day during the Series 2013-B Revolving Period, HVF II, subject to this Section 2.2(a), may increase the Class A Principal Amount (such increase, including any increase resulting from a Class A Investor Group Maximum Principal Increase Amount or a Class A Additional Investor Group Initial Principal Amount, is referred to as a “Class A Advance”), by issuing, at par, additional principal amounts of the Class A Notes allocated among the Class A Investor Groups in accordance with Section 2.2(a)(iv).
A.    Whenever HVF II wishes a Class A Conduit Investor, or if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group, to make a Class A Advance, HVF II shall notify the Administrative Agent, the related Class A Funding Agent and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and such Class A Funding Agent (with a copy of such notice delivered to the Class A Committed Note Purchasers) no later than 11:30 a.m. (New York City time) on the second Business Day prior to the proposed Class A Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(b)(i), in the case of a Class A Advance in connection with a Class A Additional Investor Group Initial Principal Amount, or pursuant to Section 2.1(c)(i), in the case of a Class A Advance

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in connection with a Class A Investor Group Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-B Supplement and specify the aggregate amount of the requested Class A Advance to be made on such date; provided, however, if HVF II receives a Class A Delayed Funding Notice in accordance with Section 2.2(a)(v) by 6:00 p.m. (New York time) on the second Business Day prior to the date of any proposed Class A Advance, HVF II shall have the right to revoke the Class A Advance Request by providing the Administrative Agent and each Class A Funding Agent (with a copy to the Trustee and each Class A Committed Note Purchaser) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Class A Advance.
B.    Each Class A Funding Agent shall promptly advise its related Class A Conduit Investor, or if there is no Class A Conduit Investor with respect to any Class A Investor Group, its related Class A Committed Note Purchaser, of any notice given pursuant to Section 2.2(a)(i) and, if there is a Class A Conduit Investor with respect to any Class A Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of the Class A Advance), notify HVF II and the related Class A Committed Note Purchaser(s), whether such Class A Conduit Investor has determined to make such Class A Advance.
(ii)    Party Obligated to Fund Class A Advances. Upon HVF II’s request in accordance with Section 2.2(a)(i):
A.    each Class A Conduit Investor, if any, may fund Class A Advances (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount) from time to time during the Series 2013-B Revolving Period;
B.    if any Class A Conduit Investor determines that it will not make a Class A Advance (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount) or any portion of a Class A Advance (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount), then such Class A Conduit Investor shall notify the Administrative Agent and the Class A Funding Agent with respect to such Class A Conduit Investor, and each Class A Committed Note Purchaser with respect to such Class A Conduit Investor, subject to Section 2.2(a)(v), shall fund its pro rata portion (by Class A Committed Note Purchaser Percentage) of the Class A Commitment Percentage with respect to such Class A Investor Group of such Class A Advance (whether as a Class A Non-Delayed Amount or a

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Class A Delayed Amount) not funded by such Class A Conduit Investor; and
C.    if there is no Class A Conduit Investor with respect any Class A Investor Group, then the Class A Committed Note Purchaser(s) with respect to such Class A Investor Group, subject to Section 2.2(a)(v), shall fund Class A Advances (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount) from time to time.
(iii)    Class A Conduit Investor Funding. Each Class A Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Class A Advances made by its Class A Investor Group through the issuance of Class A Commercial Paper; provided that, (i) no Class A Conduit Investor will have any obligation to use commercially reasonable efforts to fund Class A Advances made by its Class A Investor Group through the issuance of Class A Commercial Paper at any time that the funding of such Class A Advance through the issuance of Class A Commercial Paper would be prohibited by the program documents governing such Class A Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Class A Conduit Investor to fund any Class A Advance through the issuance of Class A Commercial Paper; provided further that, the Class A Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Series 2013-B Supplement unless (i) the respective Class A Conduit Investor has received funds that may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“Class A CP Notes”) issued by such Class A Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Class A Conduit Investor could issue Class A CP Notes to refinance all of its outstanding Class A CP Notes (assuming such outstanding Class A CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the Class A CP Notes are paid in full. Any amount that a Class A Conduit Investor does not pay pursuant to the operation of the second proviso of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Class A Conduit Investor for any such insufficiency.
(iv)    Class A Advance Allocations. HVF II shall allocate the proposed Class A Advance among the Class A Investor Groups ratably by their respective Class A Commitment Percentages; provided that, in the event that one or more Class A Additional Investor Groups become party to this Series 2013-B Supplement in accordance with Section 2.1(b)(i) or one or more Class A Investor Group Maximum Principal Increases are

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effected in accordance with Section 2.1(c)(i), any Class A Additional Investor Group Initial Principal Amount in connection with the addition of each such Class A Additional Investor Group, any Class A Investor Group Maximum Principal Increase Amount in connection with each such Class A Investor Group Maximum Principal Increase, and each Class A Advance subsequent to either of the foregoing shall be allocated solely to such Class A Additional Investor Groups and/or such Class A Investor Groups, as applicable, until (and only until) the Class A Principal Amount is allocated ratably among all Class A Investor Groups (based upon each such Class A Investor Group’s Class A Commitment Percentage after giving effect to each such Class A Additional Investor Group becoming party hereto and/or each such Class A Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date immediately following the date on which any such Class A Additional Investor Group becomes party hereto or a Class A Investor Group Maximum Principal Increase occurs, HVF II shall use commercially reasonable efforts to request Class A Advances and/or effect Class A Voluntary Decreases to the extent necessary to cause (after giving effect to such Class A Advances and Class A Voluntary Decreases) the Class A Principal Amount to be allocated ratably among all Class A Investor Groups (based upon each such Class A Investor Group’s Class A Commitment Percentage after giving effect to such Class A Additional Investor Group becoming party hereto or such Class A Investor Group Maximum Principal Increase, as applicable).
(v)    Class A Delayed Funding Procedures.
A.    A Class A Delayed Funding Purchaser, upon receipt of any notice of a Class A Advance pursuant to Section 2.2(a)(i), promptly (but in no event later than 6:00 p.m. (New York time) on the second Business Day prior to the proposed date of such Class A Advance) may notify HVF II in writing (a “Class A Delayed Funding Notice”) of its election to designate such Class A Advance as a delayed Class A Advance (such Class A Advance, a “Class A Designated Delayed Advance”). If such Class A Delayed Funding Purchaser’s ratable portion of such Class A Advance exceeds its Class A Required Non-Delayed Amount (such excess amount, the “Class A Permitted Delayed Amount”), then the Class A Delayed Funding Purchaser also shall include in the Class A Delayed Funding Notice the portion of such Class A Advance (such amount as specified in the Class A Delayed Funding Notice, not to exceed such Class A Delayed Funding Purchaser’s Class A Permitted Delayed Amount, the “Class A Delayed Amount”) that the Class A Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Class A Advance (such date as specified in the Class A Delayed Funding Notice, the “Class A

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Delayed Funding Date”) rather than on the date for such Class A Advance specified in the related Class A Advance Request.
B.    If (A) one or more Class A Delayed Funding Purchasers provide a Class A Delayed Funding Notice to HVF II specifying a Class A Delayed Amount in respect of any Class A Advance and (B) HVF II shall not have revoked the notice of the Class A Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Class A Advance, then HVF II, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Class A Advance, may (but shall have no obligation to) direct each Class A Available Delayed Amount Committed Note Purchaser to fund an additional portion of such Class A Advance on the proposed date of such Class A Advance equal to such Class A Available Delayed Amount Committed Note Purchaser’s proportionate share (based upon the relative Class A Committed Note Purchaser Percentage of such Class A Available Delayed Amount Committed Note Purchasers) of the aggregate Class A Delayed Amount with respect to the proposed Class A Advance; provided that, (i) no Class A Available Delayed Amount Committed Note Purchaser shall be required to fund any portion of its proportionate share of such aggregate Class A Delayed Amount that would cause its Class A Investor Group Principal Amount to exceed its Class A Maximum Investor Group Principal Amount and (ii) any Class A Conduit Investor, if any, in the Class A Available Delayed Amount Committed Note Purchaser’s Class A Investor Group may, in its sole discretion, agree to fund such proportionate share of such aggregate Class A Delayed Amount.
C.    Upon receipt of any notice of a Class A Delayed Amount in respect of a Class A Advance pursuant to Section 2.2(a)(v)(B), a Class A Available Delayed Amount Committed Note Purchaser, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Class A Advance) may notify HVF II in writing (a “Class A Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Class A Delayed Amount (such portion, the “Class A Second Delayed Funding Notice Amount”); provided that, the Class A Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Class A Available Delayed Amount Committed Note Purchaser’s proportionate share of such Class A Delayed Amount over (B) such Class A Available Delayed Amount Committed Note Purchaser’s Class A Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Class A Advance to be made by such Class A Available Delayed Amount Committed Note Purchaser or the Class A Conduit Investor in such Class A Available Delayed Amount Committed Note Purchaser’s Class A Investor Group) (such excess amount, the “Class A

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Second Permitted Delayed Amount”), and upon any such election, such Class A Available Delayed Amount Committed Note Purchaser shall include in the Class A Second Delayed Funding Notice the Class A Second Delayed Funding Notice Amount.
(vi)    Funding Class A Advances.
A.    Subject to the other conditions set forth in this Section 2.2(a), on the date of each Class A Advance, each Class A Conduit Investor and Class A Committed Note Purchaser(s) funding such Class A Advance shall make available to HVF II its portion of the amount of such Class A Advance (other than any Class A Delayed Amount) by wire transfer in U.S. dollars in same day funds to the Series 2013-B Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class A Advance. Proceeds from any Class A Advance shall be deposited into the Series 2013-B Principal Collection Account.
B.    A Class A Delayed Funding Purchaser that delivered a Class A Delayed Funding Notice in respect of a Class A Delayed Amount shall be obligated to fund such Class A Delayed Amount on the related Class A Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether the Series 2013-B Commitment Termination Date shall have occurred on or prior to such Class A Delayed Funding Date or HVF II would be able to satisfy the Class A Funding Conditions on such Class A Delayed Funding Date. Such Class A Delayed Funding Purchaser shall (i) pay the sum of the Class A Second Delayed Funding Notice Amount related to such Class A Delayed Amount, if any, to HVF II no later than 2:00 p.m. (New York time) on the related Class A Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2013-B Principal Collection Account, and (ii) pay the Class A Delayed Funding Reimbursement Amount related to such Class A Delayed Amount, if any, on such related Class A Delayed Funding Date to each applicable Class A Funding Agent in immediately available funds for the ratable benefit of the related Class A Available Delayed Amount Purchasers that funded the Class A Delayed Amount on the date of the Advance related to such Class A Delayed Amount in accordance with Section 2.2(a)(v)(B), based on the relative amount of such Class A Delayed Amount funded by such Class A Available Delayed Amount Purchaser on the date of such Class A Advance pursuant to Section 2.2(a)(v)(B).
(vii)    Class A Funding Defaults. If, by 2:00 p.m. (New York City time) on the date of any Class A Advance, one or more Class A Committed Note Purchasers in a Class A Investor Group (each, a “Class A Defaulting Committed Note Purchaser,” and each Class A Committed Note Purchaser

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in the related Class A Investor Group that is not a Class A Defaulting Committed Note Purchaser, a “Class A Non-Defaulting Committed Note Purchaser”) fails to make its portion of such Class A Advance, available to HVF II pursuant to Section 2.2(a)(vi) (the aggregate amount unavailable to HVF II as a result of any such failure being herein called a “Class A Advance Deficit”), then the Class A Funding Agent for such Class A Investor Group, by no later than 2:30 p.m. (New York City time) on the applicable date of such Class A Advance, shall instruct each Class A Non-Defaulting Committed Note Purchaser in the same Class A Investor Group as the Class A Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Series 2013-B Principal Collection Account, an amount equal to the lesser of (i) such Class A Non-Defaulting Committed Note Purchaser’s pro rata portion (based upon the relative Class A Committed Note Purchaser Percentage of such Class A Non-Defaulting Committed Note Purchasers) of the Class A Advance Deficit and (ii) the amount by which such Class A Non-Defaulting Committed Note Purchaser’s pro rata portion (by Class A Committed Note Purchaser Percentage) of the Class A Maximum Investor Group Principal Amount for such Class A Investor Group exceeds the portion of the Class A Investor Group Principal Amount for such Class A Investor Group funded by such Class A Non-Defaulting Committed Note Purchaser (determined after giving effect to all Class A Advances already made by such Class A Investor Group on such date). A Class A Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Class A Funding Agent for the ratable benefit of the Class A Non-Defaulting Committed Note Purchasers all amounts paid by each such Class A Non-Defaulting Committed Note Purchaser on behalf of such Class A Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Class A Non-Defaulting Committed Note Purchaser until the date such Class A Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 0.50% per annum. For the avoidance of doubt, no Class A Delayed Funding Purchaser that has provided a Class A Delayed Funding Notice in respect of a Class A Advance shall be considered to be in default of its obligation to fund its Class A Delayed Amount or be treated as a Class A Defaulting Committed Note Purchaser hereunder unless and until it has failed to fund the Class A Delayed Funding Reimbursement Amount or the Class A Second Delayed Funding Notice Amount on the related Class A Delayed Funding Date in accordance with Section 2.2(a)(vi)(B).
(b)    Class B Advances.
(i)    Class B Advance Requests. Subject to the terms of this Series 2013-B Supplement, including satisfaction of the Class B Funding

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Conditions, the aggregate principal amount of the Class B Notes may be increased from time to time. On any Business Day during the Series 2013-B Revolving Period, HVF II, subject to this Section 2.2(b), may increase the Class B Principal Amount (such increase, including any increase resulting from a Class B Investor Group Maximum Principal Increase Amount or a Class B Additional Investor Group Initial Principal Amount, is referred to as a “Class B Advance”), by issuing, at par, additional principal amounts of the Class B Notes allocated among the Class B Investor Groups in accordance with Section 2.2(b)(iv).
A.    Whenever HVF II wishes a Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group, to make a Class B Advance, HVF II shall notify the Administrative Agent, the related Class B Funding Agent and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and such Class B Funding Agent (with a copy of such notice delivered to the Class B Committed Note Purchasers) no later than 11:30 a.m. (New York City time) on the second Business Day prior to the proposed Class B Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(b)(ii), in the case of a Class B Advance in connection with a Class B Additional Investor Group Initial Principal Amount, or pursuant to Section 2.1(c)(ii), in the case of a Class B Advance in connection with a Class B Investor Group Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-B Supplement and specify the aggregate amount of the requested Class B Advance to be made on such date; provided, however, if HVF II receives a Class B Delayed Funding Notice in accordance with Section 2.2(b)(v) by 6:00 p.m. (New York time) on the second Business Day prior to the date of any proposed Class B Advance, HVF II shall have the right to revoke the Class B Advance Request by providing the Administrative Agent and each Class B Funding Agent (with a copy to the Trustee and each Class B Committed Note Purchaser) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Class B Advance.
B.    Each Class B Funding Agent shall promptly advise its related Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any Class B Investor Group, its related Class B Committed Note Purchaser, of any notice given pursuant to Section 2.2(b)(i) and, if there is a Class B Conduit Investor with respect to any Class B Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of the Class B Advance), notify HVF II and the related Class B Committed Note Purchaser(s),

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whether such Class B Conduit Investor has determined to make such Class B Advance.
(ii)    Party Obligated to Fund Class B Advances. Upon HVF II’s request in accordance with Section 2.2(b)(i):
A.    each Class B Conduit Investor, if any, may fund Class B Advances (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) from time to time during the Series 2013-B Revolving Period;
B.    if any Class B Conduit Investor determines that it will not make a Class B Advance (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) or any portion of a Class B Advance (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount), then such Class B Conduit Investor shall notify the Administrative Agent and the Class B Funding Agent with respect to such Class B Conduit Investor, and each Class B Committed Note Purchaser with respect to such Class B Conduit Investor, subject to Section 2.2(b)(v), shall fund its pro rata portion (by Class B Committed Note Purchaser Percentage) of the Class B Commitment Percentage with respect to such Class B Investor Group of such Class B Advance (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) not funded by such Class B Conduit Investor; and
C.    if there is no Class B Conduit Investor with respect any Class B Investor Group, then the Class B Committed Note Purchaser(s) with respect to such Class B Investor Group, subject to Section 2.2(b)(v), shall fund Class B Advances (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) from time to time.
(iii)    Class B Conduit Investor Funding. Each Class B Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Class B Advances made by its Class B Investor Group through the issuance of Class B Commercial Paper; provided that, (i) no Class B Conduit Investor will have any obligation to use commercially reasonable efforts to fund Class B Advances made by its Class B Investor Group through the issuance of Class B Commercial Paper at any time that the funding of such Class B Advance through the issuance of Class B Commercial Paper would be prohibited by the program documents governing such Class B Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Class B Conduit Investor to fund any Class B Advance through the issuance of Class B Commercial Paper; provided further that, the Class B Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Series 2013-B

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Supplement unless (i) the respective Class B Conduit Investor has received funds that may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“Class B CP Notes”) issued by such Class B Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Class B Conduit Investor could issue Class B CP Notes to refinance all of its outstanding Class B CP Notes (assuming such outstanding Class B CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the Class B CP Notes are paid in full. Any amount that a Class B Conduit Investor does not pay pursuant to the operation of the second proviso of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Class B Conduit Investor for any such insufficiency.
(iv)    Class B Advance Allocations. HVF II shall allocate the proposed Class B Advance among the Class B Investor Groups ratably by their respective Class B Commitment Percentages; provided that, in the event that one or more Class B Additional Investor Groups become party to this Series 2013-B Supplement in accordance with Section 2.1(b)(ii) or one or more Class B Investor Group Maximum Principal Increases are effected in accordance with Section 2.1(c)(ii), any Class B Additional Investor Group Initial Principal Amount in connection with the addition of each such Class B Additional Investor Group, any Class B Investor Group Maximum Principal Increase Amount in connection with each such Class B Investor Group Maximum Principal Increase, and each Class B Advance subsequent to either of the foregoing shall be allocated solely to such Class B Additional Investor Groups and/or such Class B Investor Groups, as applicable, until (and only until) the Class B Principal Amount is allocated ratably among all Class B Investor Groups (based upon each such Class B Investor Group’s Class B Commitment Percentage after giving effect to each such Class B Additional Investor Group becoming party hereto and/or each such Class B Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date immediately following the date on which any such Class B Additional Investor Group becomes party hereto or a Class B Investor Group Maximum Principal Increase occurs, HVF II shall use commercially reasonable efforts to request Class B Advances and/or effect Class B Voluntary Decreases to the extent necessary to cause (after giving effect to such Class B Advances and Class B Voluntary Decreases) the Class B Principal Amount to be allocated ratably among all Class B Investor Groups (based upon each such Class B Investor Group’s Class B Commitment Percentage after giving effect to such Class B Additional Investor Group becoming party hereto or such Class B Investor Group Maximum Principal Increase, as applicable).

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(v)    Class B Delayed Funding Procedures.
A.    A Class B Delayed Funding Purchaser, upon receipt of any notice of a Class B Advance pursuant to Section 2.2(b)(i), promptly (but in no event later than 6:00 p.m. (New York time) on the second Business Day prior to the proposed date of such Class B Advance) may notify HVF II in writing (a “Class B Delayed Funding Notice”) of its election to designate such Class B Advance as a delayed Class B Advance (such Class B Advance, a “Class B Designated Delayed Advance”). If such Class B Delayed Funding Purchaser’s ratable portion of such Class B Advance exceeds its Class B Required Non-Delayed Amount (such excess amount, the “Class B Permitted Delayed Amount”), then the Class B Delayed Funding Purchaser also shall include in the Class B Delayed Funding Notice the portion of such Class B Advance (such amount as specified in the Class B Delayed Funding Notice, not to exceed such Class B Delayed Funding Purchaser’s Class B Permitted Delayed Amount, the “Class B Delayed Amount”) that the Class B Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Class B Advance (such date as specified in the Class B Delayed Funding Notice, the “Class B Delayed Funding Date”) rather than on the date for such Class B Advance specified in the related Class B Advance Request.
B.    If (A) one or more Class B Delayed Funding Purchasers provide a Class B Delayed Funding Notice to HVF II specifying a Class B Delayed Amount in respect of any Class B Advance and (B) HVF II shall not have revoked the notice of the Class B Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Class B Advance, then HVF II, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Class B Advance, may (but shall have no obligation to) direct each Class B Available Delayed Amount Committed Note Purchaser to fund an additional portion of such Class B Advance on the proposed date of such Class B Advance equal to such Class B Available Delayed Amount Committed Note Purchaser’s proportionate share (based upon the relative Class B Committed Note Purchaser Percentage of such Class B Available Delayed Amount Committed Note Purchasers) of the aggregate Class B Delayed Amount with respect to the proposed Class B Advance; provided that, (i) no Class B Available Delayed Amount Committed Note Purchaser shall be required to fund any portion of its proportionate share of such aggregate Class B Delayed Amount that would cause its Class B Investor Group Principal Amount to exceed its Class B Maximum Investor Group Principal Amount and (ii) any Class B Conduit Investor, if any, in the Class B Available Delayed Amount Committed Note Purchaser’s Class B

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Investor Group may, in its sole discretion, agree to fund such proportionate share of such aggregate Class B Delayed Amount.
C.    Upon receipt of any notice of a Class B Delayed Amount in respect of a Class B Advance pursuant to Section 2.2(b)(v)(B), a Class B Available Delayed Amount Committed Note Purchaser, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Class B Advance) may notify HVF II in writing (a “Class B Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Class B Delayed Amount (such portion, the “Class B Second Delayed Funding Notice Amount”); provided that, the Class B Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Class B Available Delayed Amount Committed Note Purchaser’s proportionate share of such Class B Delayed Amount over (B) such Class B Available Delayed Amount Committed Note Purchaser’s Class B Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Class B Advance to be made by such Class B Available Delayed Amount Committed Note Purchaser or the Class B Conduit Investor in such Class B Available Delayed Amount Committed Note Purchaser’s Class B Investor Group) (such excess amount, the “Class B Second Permitted Delayed Amount”), and upon any such election, such Class B Available Delayed Amount Committed Note Purchaser shall include in the Class B Second Delayed Funding Notice the Class B Second Delayed Funding Notice Amount.
(vi)    Funding Class B Advances.
A.    Subject to the other conditions set forth in this Section 2.2(b), on the date of each Class B Advance, each Class B Conduit Investor and Class B Committed Note Purchaser(s) funding such Class B Advance shall make available to HVF II its portion of the amount of such Class B Advance (other than any Class B Delayed Amount) by wire transfer in U.S. dollars in same day funds to the Series 2013-B Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class B Advance. Proceeds from any Class B Advance shall be deposited into the Series 2013-B Principal Collection Account.
B.    A Class B Delayed Funding Purchaser that delivered a Class B Delayed Funding Notice in respect of a Class B Delayed Amount shall be obligated to fund such Class B Delayed Amount on the related Class B Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether the Series 2013-B Commitment Termination Date shall have occurred on or prior to such Class B Delayed Funding Date or HVF II would be able to satisfy the

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Class B Funding Conditions on such Class B Delayed Funding Date. Such Class B Delayed Funding Purchaser shall (i) pay the sum of the Class B Second Delayed Funding Notice Amount related to such Class B Delayed Amount, if any, to HVF II no later than 2:00 p.m. (New York time) on the related Class B Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2013-B Principal Collection Account, and (ii) pay the Class B Delayed Funding Reimbursement Amount related to such Class B Delayed Amount, if any, on such related Class B Delayed Funding Date to each applicable Class B Funding Agent in immediately available funds for the ratable benefit of the related Class B Available Delayed Amount Purchasers that funded the Class B Delayed Amount on the date of the Advance related to such Class B Delayed Amount in accordance with Section 2.2(b)(v)(B), based on the relative amount of such Class B Delayed Amount funded by such Class B Available Delayed Amount Purchaser on the date of such Class B Advance pursuant to Section 2.2(b)(v)(B).
(vii)    Class B Funding Defaults. If, by 2:00 p.m. (New York City time) on the date of any Class B Advance, one or more Class B Committed Note Purchasers in a Class B Investor Group (each, a “Class B Defaulting Committed Note Purchaser,” and each Class B Committed Note Purchaser in the related Class B Investor Group that is not a Class B Defaulting Committed Note Purchaser, a “Class B Non-Defaulting Committed Note Purchaser”) fails to make its portion of such Class B Advance, available to HVF II pursuant to Section 2.2(b)(vi) (the aggregate amount unavailable to HVF II as a result of any such failure being herein called a “Class B Advance Deficit”), then the Class B Funding Agent for such Class B Investor Group, by no later than 2:30 p.m. (New York City time) on the applicable date of such Class B Advance, shall instruct each Class B Non-Defaulting Committed Note Purchaser in the same Class B Investor Group as the Class B Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Series 2013-B Principal Collection Account, an amount equal to the lesser of (i) such Class B Non-Defaulting Committed Note Purchaser’s pro rata portion (based upon the relative Class B Committed Note Purchaser Percentage of such Class B Non-Defaulting Committed Note Purchasers) of the Class B Advance Deficit and (ii) the amount by which such Class B Non-Defaulting Committed Note Purchaser’s pro rata portion (by Class B Committed Note Purchaser Percentage) of the Class B Maximum Investor Group Principal Amount for such Class B Investor Group exceeds the portion of the Class B Investor Group Principal Amount for such Class B Investor Group funded by such Class B Non-Defaulting Committed Note Purchaser (determined after giving effect to all Class B Advances already made by such Class B Investor Group on such date). A Class B Defaulting Committed Note

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Purchaser shall forthwith, upon demand, pay to the applicable Class B Funding Agent for the ratable benefit of the Class B Non-Defaulting Committed Note Purchasers all amounts paid by each such Class B Non-Defaulting Committed Note Purchaser on behalf of such Class B Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Class B Non-Defaulting Committed Note Purchaser until the date such Class B Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 0.50% per annum. For the avoidance of doubt, no Class B Delayed Funding Purchaser that has provided a Class B Delayed Funding Notice in respect of a Class B Advance shall be considered to be in default of its obligation to fund its Class B Delayed Amount or be treated as a Class B Defaulting Committed Note Purchaser hereunder unless and until it has failed to fund the Class B Delayed Funding Reimbursement Amount or the Class B Second Delayed Funding Notice Amount on the related Class B Delayed Funding Date in accordance with Section 2.2(b)(vi)(B).
Section 2.3.    Procedure for Decreasing the Principal Amount.
(a)    Principal Decreases. Subject to the terms of this Series 2013-B Supplement, the aggregate principal amount of the Series 2013-B Notes may be decreased from time to time.
(b)    Mandatory Decrease.
(i)    Obligation to Decrease Class A Notes. If any Class A Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Class A Excess Principal Event, HVF II shall withdraw from the Series 2013-B Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Class A Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Class A Voluntary Decreases prior to such date, no such Class A Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Class A Noteholders in respect of principal of the Class A Notes to make a reduction in the Class A Principal Amount in accordance with Section 5.2 (each reduction of the Class A Principal Amount pursuant to this clause (i), a “Class A Mandatory Decrease” and the amount of each such reduction, the “Class A Mandatory Decrease Amount”).
(ii)    Obligation to Decrease Class B Notes. If any Class B Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Class B Excess Principal Event, HVF II shall withdraw from the Series 2013-B

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Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Class B Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Class B Voluntary Decreases prior to such date, no such Class B Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Class B Noteholders in respect of principal of the Class B Notes to make a reduction in the Class B Principal Amount in accordance with Section 5.2 (each reduction of the Class B Principal Amount pursuant to this clause (ii), a “Class B Mandatory Decrease” and the amount of each such reduction, the “Class B Mandatory Decrease Amount”).
(iii)    Breakage. Subject to and in accordance with Section 3.6, (x) with respect to each Class A Mandatory Decrease, HVF II shall reimburse each Class A Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class A Mandatory Decrease, and (y) with respect to each Class B Mandatory Decrease, HVF II shall reimburse each Class B Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class B Mandatory Decrease.
(iv)    Notice of Mandatory Decrease. Upon discovery of any Class A Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Class A Mandatory Decreases, any related Class A Mandatory Decrease Amount and the date of any such Class A Mandatory Decrease to the Trustee and each Class A Noteholder. Upon discovery of any Class B Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Class B Mandatory Decreases, any related Class B Mandatory Decrease Amount and the date of any such Class B Mandatory Decrease to the Trustee and each Class B Noteholder.
(c)    Voluntary Decrease.
(i)    Procedures for Class A Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to each Class A Noteholder, each Class A Conduit Investor, each Class A Committed Note Purchaser and the Trustee, HVF II may decrease the Class A Principal Amount in whole or in part (each such reduction of the Class A Principal Amount pursuant to this Section 2.3(c)(i), a “Class A Voluntary Decrease”) by withdrawing from the Series 2013-B Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Class A Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Class A Voluntary Decrease

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Amount”) to the Class A Noteholders as specified in Section 5.2. Each such notice shall set forth the date of such Class A Voluntary Decrease, the related Class A Voluntary Decrease Amount, whether HVF II is electing to pay any Class A Terminated Purchaser in connection with such Class A Voluntary Decrease, and the amount to be paid to such Class A Terminated Purchaser (if any).
(ii)    Procedures for Class B Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to each Class B Noteholder, each Class B Conduit Investor, each Class B Committed Note Purchaser and the Trustee, HVF II may decrease the Class B Principal Amount in whole or in part (each such reduction of the Class B Principal Amount pursuant to this Section 2.3(c)(ii), a “Class B Voluntary Decrease”) by withdrawing from the Series 2013-B Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Class B Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Class B Voluntary Decrease Amount”) to the Class B Noteholders as specified in Section 5.2. Each such notice shall set forth the date of such Class B Voluntary Decrease, the related Class B Voluntary Decrease Amount, whether HVF II is electing to pay any Class B Terminated Purchaser in connection with such Class B Voluntary Decrease, and the amount to be paid to such Class B Terminated Purchaser (if any).
(iii)    Breakage. Subject to and in accordance with Section 3.6, (x) with respect to each Class A Voluntary Decrease, HVF II shall reimburse each Class A Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class A Voluntary Decrease and (y) with respect to each Class B Voluntary Decrease, HVF II shall reimburse each Class B Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class B Voluntary Decrease.
(iv)    Voluntary Decrease Minimum Denominations. Each such Class A Voluntary Decrease shall be, in the aggregate for all Class A Notes, in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof unless such Class A Voluntary Decrease is allocated to pay any Class A Investor Group Principal Amount in full. Each such Class B Voluntary Decrease shall be, in the aggregate for all Class B Notes, in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof unless such Class B Voluntary Decrease is allocated to pay any Class B Investor Group Principal Amount in full.

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(d)    Series 2013-B Restatement Effective Date Payments. Notwithstanding anything herein or in any other Series 2013-B Related Document to the contrary, on the Series 2013-B Restatement Effective Date, HVF II shall pay or cause to be paid to each Class A Noteholder, as a payment of principal of each such Class A Noteholder’s Class A Note, the Series 2013-B Restatement Effective Date Principal Payment with respect to such Class A Noteholder.  For the avoidance of doubt, no notice requirement shall apply with respect to the payment of the Series 2013-B Restatement Effective Date Principal Payments on the Series 2013-B Restatement Effective Date.
Section 2.4.    Funding Agent Register.
(a)    On each date of a Class A Advance or Class A Decrease hereunder, a duly authorized officer, employee or agent of the related Class A Funding Agent shall make appropriate notations in its books and records of the amount of such Class A Advance or Class A Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of such Class A Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Class A Funding Agent and the records maintained by the Trustee pursuant to this Series 2013-B Supplement, such discrepancy shall be resolved by such Class A Funding Agent and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.
(b)    On each date of a Class B Advance or Class B Decrease hereunder, a duly authorized officer, employee or agent of the related Class B Funding Agent shall make appropriate notations in its books and records of the amount of such Class B Advance or Class B Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of such Class B Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Class B Funding Agent and the records maintained by the Trustee pursuant to this Series 2013-B Supplement, such discrepancy shall be resolved by such Class B Funding Agent and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.

Section 2.5.	Reduction of Maximum Principal Amount.
(a)    Reduction of Class A Maximum Principal Amount.
(i)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class A Funding Agent, each Class A Conduit Investor and each Class A Committed Note Purchaser, may effect a

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permanent reduction (but without prejudice to HVF II’s right to effect a Class A Investor Group Maximum Principal Increase with respect to any Class A Investor Group or add any Class A Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Class A Maximum Principal Amount and a corresponding reduction of each Class A Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (i),
A.    any such reduction (A) will be limited to the undrawn portion of the Class A Maximum Principal Amount, although any such reduction may be combined with a Class A Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(a)(i)(A), such undrawn portion of the Class A Maximum Principal Amount shall not include any then unfunded Class A Delayed Amounts relating to any Class A Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction, and
B.    after giving effect to such reduction, the Class A Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero.
(ii)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class A Funding Agent, each Class A Conduit Investor and each Class A Committed Note Purchaser, may effect a reduction (without prejudice of HVF II’s right to effect a Class A Investor Group Maximum Principal Increase with respect to any Class A Investor Group or add any Class A Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Class A Maximum Principal Amount and a corresponding reduction of each Class A Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (ii),
A.    any such reduction (A) will be limited to the undrawn portion of the Class A Maximum Principal Amount as of the date of such reduction, although any such reduction may be combined with a Class A Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(a)(ii)(A), such undrawn portion of the Class A Maximum Principal Amount shall not include any then unfunded Class A Delayed Amounts relating to any Class A Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction,
B.    after giving effect to such reduction, the Class A Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero, and

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C.    so long as the Class A Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), contemporaneously with such reduction, the Class A Series 2013-A Maximum Principal Amount shall have been increased in an amount equal to such reduction in accordance with the terms of the Series 2013-A Supplement.
(iii)    Any reduction made pursuant to this Section 2.5(a) shall be made ratably among the Class A Investor Groups on the basis of their respective Class A Maximum Investor Group Principal Amounts. No later than one Business Day following any reduction of the Class A Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule II to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
(b)    Reduction of Class B Maximum Principal Amount.
(i)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class B Funding Agent, each Class B Conduit Investor and each Class B Committed Note Purchaser, may effect a permanent reduction (but without prejudice to HVF II’s right to effect a Class B Investor Group Maximum Principal Increase with respect to any Class B Investor Group or add any Class B Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Class B Maximum Principal Amount and a corresponding reduction of each Class B Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (i),
A.    any such reduction (A) will be limited to the undrawn portion of the Class B Maximum Principal Amount, although any such reduction may be combined with a Class B Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $1,000,000; provided that, solely for the purposes of this Section 2.5(b)(i)(A), such undrawn portion of the Class B Maximum Principal Amount shall not include any then unfunded Class B Delayed Amounts relating to any Class B Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction, and
B.    after giving effect to such reduction, the Class B Maximum Principal Amount equals or exceeds $10,000,000, unless reduced to zero.
(ii)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class B Funding Agent, each Class B Conduit Investor and each Class B Committed Note Purchaser, may effect a reduction (without prejudice of HVF II’s right to effect a Class B Investor

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Group Maximum Principal Increase with respect to any Class B Investor Group or add any Class B Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Class B Maximum Principal Amount and a corresponding reduction of each Class B Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (ii),
A.    any such reduction (A) will be limited to the undrawn portion of the Class B Maximum Principal Amount as of the date of such reduction, although any such reduction may be combined with a Class B Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $1,000,000; provided that, solely for the purposes of this Section 2.5(b)(ii)(A), such undrawn portion of the Class B Maximum Principal Amount shall not include any then unfunded Class B Delayed Amounts relating to any Class B Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction,
B.    after giving effect to such reduction, the Class B Maximum Principal Amount equals or exceeds $10,000,000, unless reduced to zero, and
C.    so long as the Class B Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), contemporaneously with such reduction, the Class B Series 2013-A Maximum Principal Amount shall have been increased in an amount equal to such reduction in accordance with the terms of the Series 2013-A Supplement.
(iii)    Any reduction made pursuant to this Section 2.5(b) shall be made ratably among the Class B Investor Groups on the basis of their respective Class B Maximum Investor Group Principal Amounts. No later than one Business Day following any reduction of the Class B Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule IV to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
Section 2.6.    Commitment Terms and Extensions of Commitments.
(a)    Term. The “Term” of the Commitments hereunder shall be for a period commencing on the date hereof and ending on the Series 2013-B Commitment Termination Date.
(b)    Requests for Extensions. HVF II may request, through the Administrative Agent, that each Funding Agent, for the account of the related Investor Group, consents to an extension of the Series 2013-B Commitment Termination Date for

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such period as HVF II may specify (the “Extension Length”), which consent will be granted or withheld by each Funding Agent, on behalf of the related Investor Group, in its sole discretion.
(c)    Procedures for Extension Consents. Upon receipt of any request described in clause (b) above, the Administrative Agent shall promptly notify each Funding Agent thereof, each of which Funding Agents shall notify each Conduit Investor, if any, and each Committed Note Purchaser in its Investor Group thereof. Not later than the first Business Day following the 30th day after such request for an extension (such period, the “Election Period”), each Committed Note Purchaser shall notify HVF II and the Administrative Agent of its willingness or refusal to consent to such extension and each Conduit Investor shall notify the Funding Agent for its Investor Group of its willingness or refusal to consent to such extension, and such Funding Agent shall notify HVF II and the Administrative Agent of such willingness or refusal by each such Conduit Investor (any such Conduit Investor or Committed Note Purchaser that refuses to consent to such extension, a “Non-Extending Purchaser”). Any Committed Note Purchaser that does not expressly notify HVF II and the Administrative Agent that it is willing to consent to an extension of the Series 2013-B Commitment Termination Date during the applicable Election Period and each Conduit Investor that does not expressly notify such Funding Agent that it is willing to consent to an extension of the Series 2013-B Commitment Termination Date during the applicable Election Period shall be deemed to be a Non-Extending Purchaser. If a Committed Note Purchaser or a Conduit Investor has agreed to extend its Series 2013-B Commitment Termination Date, and, at the end of the applicable Election Period no Amortization Event shall be continuing with respect to the Series 2013-B Notes, then the Series 2013-B Commitment Termination Date for such Committed Note Purchaser or Conduit Investor then in effect shall be extended to the date that is the last day of the Extension Length (which shall begin running on the day after the then-current Series 2013-B Commitment Termination Date); provided that, no such extension to the Series 2013-B Commitment Termination Date shall become effective until (i) the termination of each Non-Extending Purchaser’s commitment, if any, (ii) on the date of any such termination with respect to a Class A Investor Group, the prepayment in full of each such Non-Extending Purchaser’s portion of the Class A Investor Group Principal Amount for such Non-Extending Purchaser’s Class A Investor Group and all accrued and unpaid interest thereon, if any, in each case, in accordance with Section 9.2, and (iii) on the date of any such termination with respect to a Class B Investor Group, the prepayment in full of each such Non-Extending Purchaser’s portion of the Class B Investor Group Principal Amount for such Non-Extending Purchaser’s Class B Investor Group and all accrued and unpaid interest thereon, if any, in each case, in accordance with Section 9.2.
Section 2.7.    Timing and Method of Payment. All amounts payable to any Class A Funding Agent or Class B Funding Agent hereunder or with respect to the Series 2013-B Notes on any date shall be made to the applicable Class A Funding Agent (or upon the order of the applicable Class A Funding Agent) or to the applicable Class B Funding Agent (or upon the order of the applicable Class B Funding Agent), as applicable, by wire

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transfer of immediately available funds in Dollars not later than 2:00 p.m. (New York City time) on the date due; provided that,
(a)    if (i) any Class A Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class A Funding Agent received such funds, such Class A Funding Agent notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by such Class A Funding Agent will be deemed to have been received by such Class A Funding Agent on the next Business Day and any interest accruing with respect to the payment of such on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii);
(b)    if (i) any Class A Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class A Funding Agent received such funds, such Class A Funding Agent does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date;
(c)    if (i) any Class B Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class B Funding Agent received such funds, such Class B Funding Agent notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by such Class B Funding Agent will be deemed to have been received by such Class B Funding Agent on the next Business Day and any interest accruing with respect to the payment of such funds on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii); and
(d)    if (i) any Class B Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class B Funding Agent received such funds, such Class B Funding Agent does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date;
(e)    HVF II’s obligations hereunder in respect of any amounts payable to any Class A Conduit Investor or Class A Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the related Class A Funding Agent as provided herein whether or not such funds are properly applied by such Class A Funding Agent, and HVF II’s obligations hereunder in respect of any amounts payable to

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any Class B Conduit Investor or Class B Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the related Class B Funding Agent as provided herein whether or not such funds are properly applied by such Class B Funding Agent.
Section 2.8.    Legal Final Payment Date. The Series 2013-B Principal Amount shall be due and payable on the Legal Final Payment Date.
Section 2.9.    Delayed Funding Purchaser Groups.
(a)    Class A Delayed Funding Purchaser Groups.
(i)    Notwithstanding any provision of this Series 2013-B Supplement to the contrary, if at any time a Class A Delayed Funding Purchaser delivers a Class A Delayed Funding Notice, no Class A Undrawn Fees shall accrue (or be payable) to its Class A Delayed Funding Purchaser Group in respect of any Class A Delayed Amount from the date of the related Class A Advance to the date the Class A Delayed Funding Purchaser in such Class A Delayed Funding Purchaser Group funds the related Class A Delayed Funding Reimbursement Amount, if any, and the Class A Second Delayed Funding Notice Amount, if any.
(ii)    Notwithstanding any provision of this Series 2013-B Supplement to the contrary, if at any time a Class A Committed Note Purchaser in a Class A Investor Group becomes a Class A Defaulting Committed Note Purchaser, then the following provisions shall apply for so long as such Class A Defaulting Committed Note Purchaser has failed to pay all amounts required pursuant to Section 2.2:
A.    no Class A Undrawn Fees shall accrue (or be payable) on any unfunded portion of the Class A Maximum Investor Group Principal Amount of such Class A Defaulting Committed Note Purchaser; and
B.    the Class A Commitment Percentage of such Class A Defaulting Committed Note Purchaser shall not be included in determining whether the Required Controlling Class Series 2013-B Noteholders, the Required Supermajority Controlling Class Series 2013-B Noteholders, the Series 2013-B Required Noteholders or all Class A Conduit Investors and/or Class A Committed Note Purchasers have taken or may take any action hereunder.
(b)    Class B Delayed Funding Purchaser Groups.
(i)    Notwithstanding any provision of this Series 2013-B Supplement to the contrary, if at any time a Class B Delayed Funding Purchaser delivers a Class B Delayed Funding Notice, no Class B

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Undrawn Fees shall accrue (or be payable) to its Class B Delayed Funding Purchaser Group in respect of any Class B Delayed Amount from the date of the related Class B Advance to the date the Class B Delayed Funding Purchaser in such Class B Delayed Funding Purchaser Group funds the related Class B Delayed Funding Reimbursement Amount, if any, and the Class B Second Delayed Funding Notice Amount, if any.
(ii)    Notwithstanding any provision of this Series 2013-B Supplement to the contrary, if at any time a Class B Committed Note Purchaser in a Class B Investor Group becomes a Class B Defaulting Committed Note Purchaser, then the following provisions shall apply for so long as such Class B Defaulting Committed Note Purchaser has failed to pay all amounts required pursuant to Section 2.2:
A.    no Class B Undrawn Fees shall accrue (or be payable) on any unfunded portion of the Class B Maximum Investor Group Principal Amount of such Class B Defaulting Committed Note Purchaser; and
B.    the Class B Commitment Percentage of such Class B Defaulting Committed Note Purchaser shall not be included in determining whether the Required Controlling Class Series 2013-B Noteholders, the Required Supermajority Controlling Class Series 2013-B Noteholders, the Series 2013-B Required Noteholders or all Class B Conduit Investors and/or Class B Committed Note Purchasers have taken or may take any action hereunder.
For the avoidance of doubt, no provision of this Section 2.9 shall be deemed to relieve any Class A Defaulting Committed Note Purchaser or any Class B Defaulting Committed Note Purchaser of its Commitment hereunder and HVF II may pursue all rights and remedies available to it under the law in connection with the event(s) that resulted in such Class A Committed Note Purchaser becoming a Class A Defaulting Committed Note Purchaser or such Class B Committed Note Purchaser becoming a Class B Defaulting Committed Note Purchaser.
ARTICLE III

INTEREST, FEES AND COSTS
Section 3.1.    Interest and Interest Rates.
(a)    Interest Rate.
(i)    Class A Interest Rate. Each related Class A Advance funded or maintained by a Class A Investor Group during the related Series 2013-B Interest Period:

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A.    through the issuance of Class A Commercial Paper shall bear interest at the Class A CP Rate for such Series 2013-B Interest Period, and
B.    through means other than the issuance of Class A Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Class A Investor Group for the related Eurodollar Interest Period, except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.3 or 3.4.
(ii)    Class B Interest Rate. Each related Class B Advance funded or maintained by a Class B Investor Group during the related Series 2013-B Interest Period:
A.    through the issuance of Class B Commercial Paper shall bear interest at the Class B CP Rate for such Series 2013-B Interest Period, and
B.    through means other than the issuance of Class B Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Class B Investor Group for the related Eurodollar Interest Period, except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.3 or 3.4.
(b)    Notice of Interest Rates.
(i)    Each Class A Funding Agent shall notify HVF II and the Group II Administrator of the applicable Class A CP Rate for the Class A Advances made by its Class A Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on each Determination Date, and each Class B Funding Agent shall notify HVF II and the Group II Administrator of the applicable Class B CP Rate for the Class B Advances made by its Class B Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on each Determination Date. Each such notice shall be substantially in the form of Exhibit N hereto.
(ii)    The Administrative Agent shall notify HVF II and the Group II Administrator of the applicable Eurodollar Rate (Reserve Adjusted) and/or Base Rate, as the case may be, by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period. Each such notice shall be substantially in the form of Exhibit N hereto.

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(c)    Payment of Interest; Funding Agent Failure to Provide Rate.
(i)    On each Payment Date, the Class A Monthly Interest Amount, the Class A Monthly Default Interest Amount, the Class B Monthly Interest Amount and the Class B Monthly Default Interest Amount, in each case, with respect to such Payment Date, shall be due and payable on such Payment Date in accordance with the provisions hereof.
(ii)    If the amounts described in Section 5.3 are insufficient to pay the Class A Monthly Interest Amount or the Class A Monthly Default Interest Amount for any Payment Date, payments of such Class A Monthly Interest Amount or Class A Monthly Default Interest Amount, as applicable and in each case, to the Class A Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Class A Monthly Interest Amount or Class A Monthly Default Interest Amount, as applicable and in each case, payable to each such Class A Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class A Deficiency Amount”), and interest shall accrue on any such Class A Deficiency Amount at the applicable Class A Note Rate. If the amounts described in Section 5.3 are insufficient to pay the Class B Monthly Interest Amount or the Class B Monthly Default Interest Amount for any Payment Date, payments of such Class B Monthly Interest Amount or Class B Monthly Default Interest Amount, as applicable and in each case, to the Class B Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Class B Monthly Interest Amount or Class B Monthly Default Interest Amount, as applicable and in each case, payable to each such Class B Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class B Deficiency Amount”), and interest shall accrue on any such Class B Deficiency Amount at the applicable Class B Note Rate.
(d)    Day Count and Business Day Convention. All computations of interest at the Class A CP Rate, the Class B CP Rate and the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Class A Advance or Class B Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest owed.
(e)    Funding Agent’s Failure to Notify. With respect to any Class A Funding Agent that shall have failed to notify HVF II and the Group II Administrator of the applicable Class A CP Rate for the Class A Advances made by its Class A Investor

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Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class A Funding Agent provides such notice previously not provided in accordance with  Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class A Funding Agent provides such notice previously not provided), such Class A Funding Agent shall pay to or at the direction of HVF II an amount equal to the excess, if any, of the amount actually paid by HVF II to or for the benefit of the Class A Noteholders in such Class A Funding Agent’s Class A Investor Group as a result of the reversion to the Class A CP Fallback Rate in accordance with the definition of Class A CP Rate over the amount that should have been paid by HVF II to or for the benefit of the Class A Noteholders in such Class A Funding Agent’s Class A Investor Group had all of the relevant information for the relevant Series 2013-B Interest Period been provided by such Class A Funding Agent to HVF II on a timely basis. With respect to any Class B Funding Agent that shall have failed to notify HVF II and the Group II Administrator of the applicable Class B CP Rate for the Class B Advances made by its Class B Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class B Funding Agent provides such notice previously not provided in accordance with  Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class B Funding Agent provides such notice previously not provided), such Class B Funding Agent shall pay to or at the direction of HVF II an amount equal to the excess, if any, of the amount actually paid by HVF II to or for the benefit of the Class B Noteholders in such Class B Funding Agent’s Class B Investor Group as a result of the reversion to the Class B CP Fallback Rate in accordance with the definition of Class B CP Rate over the amount that should have been paid by HVF II to or for the benefit of the Class B Noteholders in such Class B Funding Agent’s Class B Investor Group had all of the relevant information for the relevant Series 2013-B Interest Period been provided by such Class B Funding Agent to HVF II on a timely basis.
(f)    CP True-Up Payment Amount. With respect to any Class A Funding Agent that shall have failed to notify HVF II and the Group II Administrator of the applicable Class A CP Rate for the Class A Advances made by its Class A Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class A Funding Agent provides such notice previously not provided in accordance with  Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class A Funding Agent provides such notice previously not provided), HVF II shall pay to or at the direction of the Class A Funding

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Agent for the benefit of the Class A Noteholders in such Class A Funding Agent’s Class A Investor Group an amount equal to the excess, if any, of the amount that should have been paid by HVF II to or for the benefit of the Class A Noteholders in such Class A Funding Agent’s Class A Investor Group had all of the relevant information for the relevant Series 2013-B Interest Period been provided by such Class A Funding Agent to HVF II on a timely basis over the amount actually paid by HVF II to or for the benefit of such Class A Noteholders as a result of the reversion to the Class A CP Fallback Rate in accordance with the definition of Class A CP Rate (such excess with respect to such Class A Funding Agent, the “Class A CP True-Up Payment Amount”). For the avoidance of doubt, Class A CP True-Up Payment Amounts, if any, shall be paid in accordance with Section 5.3 as a component of the Class A Monthly Interest Amount. With respect to any Class B Funding Agent that shall have failed to notify HVF II and the Group II Administrator of the applicable Class B CP Rate for the Class B Advances made by its Class B Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class B Funding Agent provides such notice previously not provided in accordance with  Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class B Funding Agent provides such notice previously not provided), HVF II shall pay to or at the direction of the Class B Funding Agent for the benefit of the Class B Noteholders in such Class B Funding Agent’s Class B Investor Group an amount equal to the excess, if any, of the amount that should have been paid by HVF II to or for the benefit of the Class B Noteholders in such Class B Funding Agent’s Class B Investor Group had all of the relevant information for the relevant Series 2013-B Interest Period been provided by such Class B Funding Agent to HVF II on a timely basis over the amount actually paid by HVF II to or for the benefit of such Class B Noteholders as a result of the reversion to the Class B CP Fallback Rate in accordance with the definition of Class B CP Rate (such excess with respect to such Class B Funding Agent, the “Class B CP True-Up Payment Amount”). For the avoidance of doubt, Class B CP True-Up Payment Amounts, if any, shall be paid in accordance with Section 5.3 as a component of the Class B Monthly Interest Amount.
Section 3.2.    Administrative Agent and Up-Front Fees.
(a)    Administrative Agent Fees. On each Payment Date, HVF II shall pay to the Administrative Agent the applicable Administrative Agent Fee for such Payment Date.
(b)    Up-Front Fees. On the Series 2013-B Restatement Effective Date, HVF II shall pay the applicable Up-Front Fee to each Class A Funding Agent for the account of the related Class A Committed Note Purchasers.

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Section 3.3.    Eurodollar Lending Unlawful.
(a)    If a Class A Conduit Investor, a Class A Committed Note Purchaser or any Class A Program Support Provider (each such person, a “Class A Affected Person”) shall reasonably determine (which determination, upon notice thereof to the Administrative Agent and the related Class A Funding Agent and HVF II, shall be conclusive and binding on HVF II absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Class A Affected Person to make, continue, or maintain any Class A Advance as, or to convert any Class A Advance into, the Class A Eurodollar Tranche, the obligation of such Class A Affected Person to make, continue or maintain any such Class A Advance as, or to convert any such Class A Advance into, the Class A Eurodollar Tranche, upon such determination, shall forthwith be suspended until such Class A Affected Person shall notify the related Class A Funding Agent and HVF II that the circumstances causing such suspension no longer exist, and such Class A Investor Group shall immediately convert the portion of the Class A Eurodollar Tranche funded by each such Class A Affected Person, into the Class A Base Rate Tranche at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.
(b)    If a Class B Conduit Investor, a Class B Committed Note Purchaser or any Class B Program Support Provider (each such person, a “Class B Affected Person”) shall reasonably determine (which determination, upon notice thereof to the Administrative Agent and the related Class B Funding Agent and HVF II, shall be conclusive and binding on HVF II absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Class B Affected Person to make, continue, or maintain any Class B Advance as, or to convert any Class B Advance into, the Class B Eurodollar Tranche, the obligation of such Class B Affected Person to make, continue or maintain any such Class B Advance as, or to convert any such Class B Advance into, the Class B Eurodollar Tranche, upon such determination, shall forthwith be suspended until such Class B Affected Person shall notify the related Class B Funding Agent and HVF II that the circumstances causing such suspension no longer exist, and such Class B Investor Group shall immediately convert the portion of the Class B Eurodollar Tranche funded by each such Class B Affected Person, into the Class B Base Rate Tranche at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.
Section 3.4.    Deposits Unavailable.
(a)    If a Class A Conduit Investor, a Class A Committed Note Purchaser or the related Class A Majority Program Support Providers shall have reasonably determined that:

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(i)    Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all the related Reference Lenders in the relevant market;
(ii)    by reason of circumstances affecting all the related Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Class A Eurodollar Tranche; or
(iii)    such Class A Conduit Investor, such Class A Committed Note Purchaser or the related Class A Majority Program Support Providers have notified the related Class A Funding Agent and HVF II that, with respect to any interest rate otherwise applicable hereunder to the Class A Eurodollar Tranche, the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Class A Conduit Investor, such Class A Committed Note Purchaser or such Class A Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective portion of such Class A Eurodollar Tranche for such Eurodollar Interest Period, then, upon notice from such Class A Conduit Investor, such Class A Committed Note Purchaser or the related Class A Majority Program Support Providers to such Class A Funding Agent and HVF II, the obligations of such Class A Conduit Investor, such Class A Committed Note Purchaser and all of the related Class A Program Support Providers to make or continue any Class A Advance as, or to convert any Class A Advances into, the Class A Eurodollar Tranche shall forthwith be suspended until such Class A Funding Agent shall notify HVF II that the circumstances causing such suspension no longer exist, and such Class A Investor Group shall immediately convert the portion of the Class A Eurodollar Tranche funded by each such Class A Conduit Investor or Class A Committed Note Purchaser into the Class A Base Rate Tranche at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (i), (ii) or (iii) above, as the case may be.
(b)    If a Class B Conduit Investor, a Class B Committed Note Purchaser or the related Class B Majority Program Support Providers shall have reasonably determined that:
(i)    Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all the related Reference Lenders in the relevant market;
(ii)    by reason of circumstances affecting all the related Reference Lenders' relevant market, adequate means do not exist for

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ascertaining the interest rate applicable hereunder to the Class B Eurodollar Tranche; or
(iii)    such Class B Conduit Investor, such Class B Committed Note Purchaser or the related Class B Majority Program Support Providers have notified the related Class B Funding Agent and HVF II that, with respect to any interest rate otherwise applicable hereunder to the Class B Eurodollar Tranche, the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Class B Conduit Investor, such Class B Committed Note Purchaser or such Class B Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective portion of such Class B Eurodollar Tranche for such Eurodollar Interest Period, then, upon notice from such Class B Conduit Investor, such Class B Committed Note Purchaser or the related Class B Majority Program Support Providers to such Class B Funding Agent and HVF II, the obligations of such Class B Conduit Investor, such Class B Committed Note Purchaser and all of the related Class B Program Support Providers to make or continue any Class B Advance as, or to convert any Class B Advances into, the Class B Eurodollar Tranche shall forthwith be suspended until such Class B Funding Agent shall notify HVF II that the circumstances causing such suspension no longer exist, and such Class B Investor Group shall immediately convert the portion of the Class B Eurodollar Tranche funded by each such Class B Conduit Investor or Class B Committed Note Purchaser into the Class B Base Rate Tranche at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (i), (ii) or (iii) above, as the case may be.
Section 3.5.    Increased or Reduced Costs, etc. HVF II agrees to reimburse (a) each Class A Affected Person for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Class A Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Class A Advances as, or of converting (or of its obligation to convert) any Class A Advances into, the Class A Eurodollar Tranche that arise in connection with any Changes in Law and (b) each Class B Affected Person for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Class B Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Class B Advances as, or of converting (or of its obligation to convert) any Class B Advances into, the Class B Eurodollar Tranche that arise in connection with any Changes in Law, except, with respect to either of the foregoing clauses (a) or (b), for any such Changes in Law with respect to increased capital costs and taxes, which shall be governed by Sections 3.7 and 3.8, respectively. Each such demand shall be provided to the related Funding Agent and HVF II in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return. Such additional amounts shall be payable by HVF II to such Funding Agent and by such Funding Agent directly to such Affected Person on the

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Payment Date immediately following HVF II’s receipt of such notice, and such notice, in the absence of manifest error, shall be conclusive and binding on HVF II.
Section 3.6.    Funding Losses.
(a)    In the event any Class A Affected Person shall incur any loss or expense (including, for the avoidance of doubt, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Class A Affected Person to make, continue or maintain any portion of the principal amount of any Class A CP Tranche or Class A Eurodollar Tranche, or to convert any portion of the principal amount of any Class A Advance not in the Class A CP Tranche into the Class A CP Tranche or not in the Class A Eurodollar Tranche into the Class A Eurodollar Tranche) as a result of:
(i)    any conversion or repayment or prepayment (for any reason, including as a result of the acceleration of the maturity of any portion of the Class A CP Tranche or Class A Eurodollar Tranche in connection with any Class A Decrease pursuant to Section 2.3 or any optional repurchase of the Class A Notes pursuant to Section 10.1 or otherwise, or the assignment thereof in accordance with the requirements of the applicable Class A Program Support Agreement) of the principal amount of any portion of the Class A CP Tranche or Class A Eurodollar Tranche on a date other than a Payment Date;
(ii)    any Class A Advance not being made as part of the Class A CP Tranche or Class A Eurodollar Tranche after a request for such an Class A Advance has been made in accordance with the terms contained herein;
(iii)    any Class A Advance not being continued as part of the Class A CP Tranche or Class A Eurodollar Tranche, or converted into a Class A Advance under the Class A Eurodollar Tranche after a request for such a Class A Advance has been made in accordance with the terms contained herein;
(iv)    any failure of HVF II to make a Class A Decrease after giving notice thereof pursuant to Section 2.3(b) or Section 2.3(c), then, upon the written notice (which shall include calculations in reasonable detail) by any Class A Affected Person to the related Class A Funding Agent and HVF II, which written notice shall be conclusive and binding on HVF II (in the absence of manifest error), HVF II shall pay to such Class A Funding Agent and such Class A Funding Agent shall, on the next succeeding Payment Date, pay directly to such Class A Affected Person such amount as will (in the reasonable determination of such Class A Affected Person) reimburse such Class A Affected Person for such loss or expense; provided that, the maximum amount payable by HVF II to any Class A Affected Person in respect of any

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losses or expenses that result from any conversion, repayment or prepayment described in clause (i) above shall be the amount HVF II would be obligated to pay pursuant to clause (i) above if such conversion, repayment or prepayment were scheduled to have been paid on the next succeeding Payment Date; provided further that, in no event shall any amount be payable by HVF II to any Class A Affected Person pursuant to this Section 3.6(a) as a result of any conversion, repayment, prepayment or non-payment with respect to any Class A CP Tranche unless (i) the amount of such conversion, repayment, prepayment or non-payment exceeds $100,000,000 with respect to such Class A Affected Person and (ii) such Class A Affected Person shall have received less than five (5) Business Days’ written notice from HVF II of such conversion, repayment, prepayment or non-payment, as the case may be; provided further that, in no event shall any amount be payable by HVF II to any Affected Person pursuant to this Section 3.6(a) as a result of any conversion, repayment or prepayment relating to the payment of the Series 2013-B Restatement Effective Date Principal Payments on the Series 2013-B Restatement Effective Date.
(b)    In the event any Class B Affected Person shall incur any loss or expense (including, for the avoidance of doubt, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Class B Affected Person to make, continue or maintain any portion of the principal amount of any Class B CP Tranche or Class B Eurodollar Tranche, or to convert any portion of the principal amount of any Class B Advance not in the Class B CP Tranche into the Class B CP Tranche or not in the Class B Eurodollar Tranche into the Class B Eurodollar Tranche) as a result of:
(i)    any conversion or repayment or prepayment (for any reason, including as a result of the acceleration of the maturity of any portion of the Class B CP Tranche or Class B Eurodollar Tranche in connection with any Class B Decrease pursuant to Section 2.3 or any optional repurchase of the Class B Notes pursuant to Section 10.1 or otherwise, or the assignment thereof in accordance with the requirements of the applicable Class B Program Support Agreement) of the principal amount of any portion of the Class B CP Tranche or Class B Eurodollar Tranche on a date other than a Payment Date;
(ii)    any Class B Advance not being made as part of the Class B CP Tranche or Class B Eurodollar Tranche after a request for such an Class B Advance has been made in accordance with the terms contained herein;
(iii)    any Class B Advance not being continued as part of the Class B CP Tranche or Class B Eurodollar Tranche, or converted into a Class B Advance under the Class B Eurodollar Tranche after a request for such a Class B Advance has been made in accordance with the terms contained herein;

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(iv)    any failure of HVF II to make a Class B Decrease after giving notice thereof pursuant to Section 2.3(b) or Section 2.3(c), then, upon the written notice (which shall include calculations in reasonable detail) by any Class B Affected Person to the related Class B Funding Agent and HVF II, which written notice shall be conclusive and binding on HVF II (in the absence of manifest error), HVF II shall pay to such Class B Funding Agent and such Class B Funding Agent shall, on the next succeeding Payment Date, pay directly to such Class B Affected Person such amount as will (in the reasonable determination of such Class B Affected Person) reimburse such Class B Affected Person for such loss or expense; provided that, the maximum amount payable by HVF II to any Class B Affected Person in respect of any losses or expenses that result from any conversion, repayment or prepayment described in clause (i) above shall be the amount HVF II would be obligated to pay pursuant to clause (i) above if such conversion, repayment or prepayment were scheduled to have been paid on the next succeeding Payment Date; provided further that, in no event shall any amount be payable by HVF II to any Class B Affected Person pursuant to this Section 3.6(b) as a result of any conversion, repayment, prepayment or non-payment with respect to any Class B CP Tranche unless (i) the amount of such conversion, repayment, prepayment or non-payment exceeds $100,000,000 with respect to such Class B Affected Person and (ii) such Class B Affected Person shall have received less than five (5) Business Days’ written notice from HVF II of such conversion, repayment, prepayment or non-payment, as the case may be.
Section 3.7.    Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Class A Advances and/or Class B Advances, as the case may be, made by such Affected Person hereunder is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such Change in Law, then, in any such case after notice from time to time by such Affected Person to the related Funding Agent and HVF II, HVF II shall pay to such Funding Agent and such Funding Agent shall pay to such Affected Person an incremental commitment fee, payable on each Payment Date, sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return to the extent that the increased costs for which such Affected Person is being compensated are allocable to the existence of such Affected Person’s Class A Advances or Class B Advances, as applicable, or Class A Commitment or Class B Commitment, as applicable, hereunder. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on HVF II; provided that, the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.7 prior to such initial payment.

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Section 3.8.    Taxes.
(a)    All payments by HVF II of principal of, and interest on, the Class A Advances, the Class B Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person (x) net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Affected Person as a result of a connection between the Affected Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced by, this Series 2013-B Supplement), (y) with respect to any Affected Person organized under the laws of the jurisdiction other than the United States (“Foreign Affected Person”), any withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to (or acquires a Participation in) this Series 2013-B Supplement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from HVF II with respect to withholding tax and (z) United States federal withholding taxes that would not have been imposed but for a failure by an Affected Person (or any financial institution through which any payment is made to such Affected Person) to comply with the procedures, certifications, information reporting, disclosure or other related requirements of current Sections 1471-1474 of the Code or any published administrative guidance implementing such law to establish relief or exemption from the tax imposed by such provisions (such non-excluded items being called “Taxes”).
(b)    Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent from HVF II, such Affected Person or its agent may pay such Taxes and HVF II will promptly upon receipt of written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.
(c)    If HVF II fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, HVF II shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure. For purposes of this Section 3.8, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by HVF II.

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(d)    Each Foreign Affected Person shall execute and deliver to HVF II, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter, one or more (as HVF II may reasonably request) United States Internal Revenue Service Forms W-8BEN, Forms W-8BEN-E, Forms W-8ECI or Forms W 9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. HVF II shall not, however, be required to pay any increased amount under this Section 3.8 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.
(e)    If the Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.8, it shall pay over such refund to HVF II (but only to the extent of amounts paid under this Section 3.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Affected Person and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that HVF II, upon the request of the Affected Person, agrees to repay the amount paid over to HVF II (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Affected Person in the event the Affected Person is required to repay such refund to such governmental authority. This Section 3.8 shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its taxes that it deems confidential) to HVF II or any other Person.
Section 3.9.    Series 2013-B Carrying Charges; Survival. Any amounts payable by HVF II under the Specified Cost Sections shall constitute Series 2013-B Carrying Charges. The agreements in the Specified Cost Sections and Section 3.10 shall survive the termination of this Series 2013-B Supplement and the Group II Indenture and the payment of all amounts payable hereunder and thereunder.
Section 3.10.    Minimizing Costs and Expenses and Equivalent Treatment.
(a)    Each Affected Person shall be deemed to have agreed that it shall, as promptly as practicable after it becomes aware of any circumstance referred to in any Specified Cost Section, use commercially reasonable efforts (to the extent not inconsistent with its internal policies of general application) to minimize the costs, expenses, taxes or other liabilities incurred by it and payable to it by HVF II pursuant to such Specified Cost Section.
(b)    In determining any amounts payable to it by HVF II pursuant to any Specified Cost Section, each Affected Person shall treat HVF II the same as or better than all similarly situated Persons (as determined by such Affected Person in its reasonable discretion) and such Affected Person may use any method of averaging and

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attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions, such that HVF II is treated the same as, or better than, all such other similarly situated Persons with respect to such other similar transactions.
Section 3.11.    Timing Threshold for Specified Cost Sections. Notwithstanding anything in this Series 2013-B Supplement to the contrary, HVF II shall not be under any obligation to compensate any Affected Person pursuant to any Specified Cost Section in respect of any amount otherwise owing pursuant to any Specified Cost Section that arose during any period prior to the date that is 180 days prior to such Affected Person’s obtaining knowledge thereof, except that the foregoing limitation shall not apply to any increased costs arising out of the retroactive application of any Change in Law within such 180-day period. If, after the payment of any amounts by HVF II pursuant to any Specified Cost Section, any applicable law, rule or regulation in respect of which a payment was made is thereafter determined to be invalid or inapplicable to such Affected Person, then such Affected Person, within sixty (60) days after such determination, shall repay any amounts paid to it by HVF II hereunder in respect of such Change in Law.
ARTICLE IV

SERIES-SPECIFIC COLLATERAL
Section 4.1.    Granting Clause. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2013-B Notes, HVF II hereby affirms the security interests granted in the Initial Series 2013-B Supplement and grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2013-B Noteholders, all of HVF II’s right, title and interest in and to the following (whether now or hereafter existing or acquired):
(a)    each Series 2013-B Account, including any security entitlement with respect to Financial Assets credited thereto;
(b)    all funds, Financial Assets or other assets on deposit in or credited to each Series 2013-B Account from time to time;
(c)    all certificates and instruments, if any, representing or evidencing any or all of each Series 2013-B Account, the funds on deposit therein or any security entitlement with respect to Financial Assets credited thereto from time to time;
(d)    all investments made at any time and from time to time with monies in each Series 2013-B Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property;
(e)    all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for

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each Series 2013-B Account, the funds on deposit therein from time to time or the investments made with such funds;
(f)    all Proceeds of any and all of the foregoing clauses (a) through (e), including cash (with respect to each Series 2013-B Account, the items in the foregoing clauses (a) through (e) and this clause (f) with respect to such Series 2013-B Account are referred to, collectively, as the “Series 2013-B Account Collateral”).
(g)    each Series 2013-B Demand Note;
(h)    all certificates and instruments, if any, representing or evidencing each Series 2013-B Demand Note;
(i)    each Series 2013-B Interest Rate Cap; and
(j)    all Proceeds of any and all of the foregoing.
Section 4.2.    Series 2013-B Accounts. With respect to the Series 2013-B Notes only, the following shall apply:
(a)    Establishment of Series 2013-B Accounts.
(i)    HVF II has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-B Noteholders three securities accounts: the Series 2013-B Principal Collection Account (such account, the “Series 2013-B Principal Collection Account”), the Series 2013-B Interest Collection Account (such account, the “Series 2013-B Interest Collection Account”) and the Series 2013-B Reserve Account (such account, the “Series 2013-B Reserve Account”).
(ii)    On or prior to the date of any drawing under a Series 2013-B Letter of Credit pursuant to Section 5.5 or Section 5.7, HVF II shall establish and maintain in the name of, and under the control of, the Trustee for the benefit of the Series 2013-B Noteholders the Series 2013-B L/C Cash Collateral Account (the “Series 2013-B L/C Cash Collateral Account”).
(iii)    The Trustee has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-B Noteholders the Series 2013-B Distribution Account (the “Series 2013-B Distribution Account”, and together with the Series 2013-B Principal Collection Account, the Series 2013-B Interest Collection Account, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account, the “Series 2013-B Accounts”).

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(b)    Series 2013-B Account Criteria.
(i)    Each Series 2013-B Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2013-B Noteholders.
(ii)    Each Series 2013-B Account shall be an Eligible Account. If any Series 2013-B Account is at any time no longer an Eligible Account, HVF II shall, within ten (10) Business Days of an Authorized Officer of HVF II obtaining actual knowledge that such Series 2013-B Account is no longer an Eligible Account, establish a new Series 2013-B Account for such non-qualifying Series 2013-B Account that is an Eligible Account, and if a new Series 2013-B Account is so established, HVF II shall instruct the Trustee in writing to transfer all cash and investments from such non-qualifying Series 2013-B Account into such new Series 2013-B Account. Initially, each of the Series 2013-B Accounts will be established with The Bank of New York Mellon.
(c)    Administration of the Series 2013-B Accounts.
(i)    HVF II may instruct (by standing instructions or otherwise) any institution maintaining any Series 2013-B Accounts to invest funds on deposit in such Series 2013-B Account from time to time in Permitted Investments in the name of the Trustee or the Securities Intermediary and Permitted Investments shall be credited to the applicable Series 2013-B Account; provided, however, that:
A.    any such investment in the Series 2013-B Reserve Account or the Series 2013-B Distribution Account shall mature not later than the first Payment Date following the date on which such investment was made; and
B.    any such investment in the Series 2013-B Principal Collection Account, the Series 2013-B Interest Collection Account or the Series 2013-B L/C Cash Collateral Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such investment was made, unless in any such case any such Permitted Investment is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on such Payment Date.
(ii)    HVF II shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

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(iii)    In the absence of written investment instructions hereunder, funds on deposit in the Series 2013-B Accounts shall remain uninvested.
(d)    Earnings from Series 2013-B Accounts. With respect to each Series 2013-B Account, all interest and earnings (net of losses and investment expenses) paid on funds on deposit in or on any security entitlement with respect to Financial Assets credited to such Series 2013-B Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.
(e)    Termination of Series 2013-B Accounts.
(i)    On or after the date on which the Series 2013-B Notes are fully paid, the Trustee, acting in accordance with the written instructions of HVF II, shall withdraw from each Series 2013-B Account (other than the Series 2013-B L/C Cash Collateral Account) all remaining amounts on deposit therein and pay such amounts to HVF II.
(ii)    Upon the termination of this Series 2013-B Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of HVF II, after the prior payment of all amounts due and owing to the Series 2013-B Noteholders and payable from the Series 2013-B L/C Cash Collateral Account as provided herein, shall withdraw from the Series 2013-B L/C Cash Collateral Account all amounts on deposit therein and shall pay such amounts:
first, pro rata to the Series 2013-B Letter of Credit Providers, to the extent that there are unreimbursed Series 2013-B Disbursements due and owing to such Series 2013-B Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2013-B Letters of Credit, and second, to HVF II any remaining amounts.
Section 4.3.    Trustee as Securities Intermediary.
(a)    With respect to each Series 2013-B Account, the Trustee or other Person maintaining such Series 2013-B Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”) with respect to such Series 2013-B Account. If the Securities Intermediary in respect of any Series 2013-B Account is not the Trustee, HVF II shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 4.3.

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(b)    The Securities Intermediary agrees that:
(i)    The Series 2013-B Accounts are accounts to which Financial Assets will be credited;
(ii)    All securities or other property underlying any Financial Assets credited to any Series 2013-B Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2013-B Account be registered in the name of HVF II, payable to the order of HVF II or specially endorsed to HVF II;
(iii)    All property delivered to the Securities Intermediary pursuant to this Series 2013-B Supplement and all Permitted Investments thereof will be promptly credited to the appropriate Series 2013-B Account;
(iv)    Each item of property (whether investment property, security, instrument or cash) credited to a Series 2013-B Account shall be treated as a Financial Asset;
(v)    If at any time the Securities Intermediary shall receive any order or instructions from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2013-B Accounts or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by HVF II or the Group II Administrator;
(vi)    The Series 2013-B Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 9-304 and Section 8-110 of the New York UCC) and the Series 2013-B Accounts (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York;
(vii)    The Securities Intermediary has not entered into, and until termination of this Series 2013-B Supplement, will not enter into, any agreement with any other Person relating to the Series 2013-B Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series 2013-B Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or

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instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 4.3(b)(v); and
(viii)    Except for the claims and interest of the Trustee and HVF II in the Series 2013-B Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2013-B Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2013-B Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Group II Administrator and HVF II thereof.
(c)    The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2013-B Accounts and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Series 2013-B Accounts.
(d)    Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to any Series 2013-B Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash credited to such Series 2013-B Account by crediting such Series 2013-B Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(e)    Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, with respect to any Series 2013-B Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Series 2013-B Account is deemed not to constitute a securities account.
Section 4.4.    Series 2013-B Interest Rate Caps.
(a)    Requirement to Obtain Series 2013-B Interest Rate Caps.
(i)    On or prior to the date hereof, HVF II shall acquire one or more Series 2013-B Interest Rate Caps from Eligible Interest Rate Cap Providers with an aggregate notional amount at least equal to the Series 2013-B Maximum Principal Amount as of such date.  The Series 2013-B Interest Rate Caps shall provide, in the aggregate, that the aggregate notional amount of all Series 2013-B Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-B Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2013-B Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the

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percentage set forth on Schedule III corresponding to such date, and HVF II shall maintain, and, if necessary, amend existing Series 2013-B Interest Rate Caps (including in connection with a Class A Investor Group Maximum Principal Increase or a Class B Investor Group Maximum Principal Increase or or the addition of a Class A Additional Investor Group or a Class B Additional Investor Group) or acquire one or more additional Series 2013-B Interest Rate Caps, such that the Series 2013-B Interest Rate Caps, in the aggregate, shall provide that the notional amount of all Series 2013-B Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-B Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2013-B Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date.  The strike rate of each Series 2013-B Interest Rate Cap shall not be greater than 2%.
(ii)    HVF II shall acquire each Series 2013-B Interest Rate Cap from an Eligible Interest Rate Cap Provider that satisfies the Initial Counterparty Required Ratings as of the date HVF II acquires such Series 2013-B Interest Rate Cap.
(b)    Failure to Remain an Eligible Interest Rate Cap Provider. Each Series 2013-B Interest Rate Cap shall provide that, if as of any date of determination the Interest Rate Cap Provider (or if the present and future obligations of such Interest Rate Cap Provider are guaranteed pursuant to a guarantee (in form and in substance satisfactory to the Rating Agencies and satisfying the other requirements set forth in such Series 2013-B Interest Rate Cap), the related guarantor) with respect thereto is not an Eligible Interest Rate Cap Provider as of such date of determination, then such Interest Rate Cap Provider will be required, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as such Series 2013-B Interest Rate Cap (or with such modifications as are acceptable to the Rating Agencies) from an Eligible Interest Rate Cap Provider within the time period specified in the related Series 2013-B Interest Rate Cap and, simultaneously with such replacement, HVF II shall terminate the Series 2013-B Interest Rate Cap being replaced or such Interest Rate Cap Provider shall obtain a guarantee (in form and in substance satisfactory to the Rating Agencies) from a replacement guarantor that satisfies the Initial Counterparty Required Ratings with respect to the present and future obligations of such Interest Rate Cap Provider under such Series 2013-B Interest Rate Cap; provided that, no termination of the Series 2013-B Interest Rate Cap shall occur until HVF II has entered into a replacement Series 2013-B Interest Rate Cap or obtained a guarantee pursuant to this Section 4.4(b).
(c)    Collateral Posting for Ineligible Interest Rate Cap Providers. Each Series 2013-B Interest Rate Cap shall provide that, if the Interest Rate Cap Provider with respect thereto is required to obtain a replacement as described in Section 4.4(b) and such replacement is not obtained within the period specified in the Series 2013-B Interest Rate

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Cap, then such Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, post and maintain collateral in order to meet its obligations under such Series 2013-B Interest Rate Cap in an amount determined pursuant to the credit support annex entered into in connection with such Series 2013-B Interest Rate Cap (a “Credit Support Annex”).
(d)    Interest Rate Cap Provider Replacement. Each Series 2013-B Interest Rate Cap shall provide that, if HVF II is unable to cause such Interest Rate Cap Provider to take any of the required actions described in Sections 4.4(b) and (c) after making commercially reasonable efforts, then HVF II will obtain a replacement Series 2013-B Interest Rate Cap from an Eligible Interest Rate Cap Provider at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF II (in which event, such expense shall be considered Series 2013-B Carrying Charges and shall be paid from Group II Interest Collections available pursuant to Section 5.3 or, at the option of HVF II, from any other source available to it).
(e)    Treatment of Collateral Posted. Each Series 2013-B Noteholder by its acceptance of a Series 2013-B Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2013-B Interest Rate Cap, (B) does not constitute collateral for the Series 2013-B Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2013-B Notes, HVF II has pledged each Series 2013-B Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2013-B Notes), (C) will in no event be available to satisfy any obligations of HVF II hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2013-B Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2013-B Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider, and (D) shall be held by the Trustee in a segregated account in accordance with the terms of the applicable Credit Support Annex.
(f)    Proceeds from Series 2013-B Interest Rate Caps. HVF II shall require all proceeds of each Series 2013-B Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Series 2013-B Interest Collection Account, and the Group II Administrator hereby directs the Trustee to deposit, and the Trustee shall so deposit, any proceeds it receives under each Series 2013-B Interest Rate Cap into the Series 2013-B Interest Collection Account.

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Section 4.5.    Demand Notes.
(a)    Trustee Authorized to Make Demands. The Trustee, for the benefit of the Series 2013-B Noteholders, shall be the only Person authorized to make a demand for payment on any Series 2013-B Demand Note.
(b)    Modification of Demand Note. Other than pursuant to a payment made upon a demand thereon by the Trustee pursuant to Section 5.5(c), HVF II shall not reduce the amount of any Series 2013-B Demand Note or forgive amounts payable thereunder so that the aggregate undrawn principal amount of the Series 2013-B Demand Notes after such forgiveness or reduction is less than the greater of (i) the Series 2013-B Letter of Credit Liquidity Amount as of the date of such reduction or forgiveness and (ii) an amount equal to 0.50% of the Series 2013-B Principal Amount as of the date of such reduction or forgiveness. Other than in connection with a reduction or forgiveness in accordance with the first sentence of this Section 4.5(b) or an increase in the stated amount of any Series 2013-B Demand Note, HVF II shall not agree to any amendment of any Series 2013-B Demand Note without first obtaining the prior written consent of the Series 2013-B Required Noteholders.
Section 4.6.    Subordination. The Series-Specific 2013-B Collateral has been pledged to the Trustee to secure the Series 2013-B Notes. For all purposes hereunder and for the avoidance of doubt, the Series-Specific 2013-B Collateral and each Series 2013-B Letter of Credit will be held by the Trustee solely for the benefit of the Holders of the Series 2013-B Notes, and no Noteholder of any Series of Notes other than the Series 2013-B Notes will have any right, title or interest in, to or under the Series-Specific 2013-B Collateral or any Series 2013-B Letter of Credit. For the avoidance of doubt, if it is determined that the Series 2013-B Noteholders have any right, title or interest in, to or under the Group II Series-Specific Collateral with respect to any Series of Group II Notes other than Series 2013-B Notes, then the Series 2013-B Noteholders agree that their right, title and interest in, to or under such Group II Series-Specific Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to such other Series of Group II Notes, and in such case, this Series 2013-B Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 4.7.    Duty of the Trustee. Except for actions expressly authorized by the Group II Indenture or this Series 2013-B Supplement, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Series-Specific 2013-B Collateral now existing or hereafter created or to impair the value of any of the Series-Specific 2013-B Collateral now existing or hereafter created.
Section 4.8.    Representations of the Trustee. The Trustee represents and warrants to HVF II that the Trustee satisfies the requirements for a trustee set forth in paragraph (a)(4)(i) of Rule 3a-7 under the Investment Company Act

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ARTICLE V

PRIORITY OF PAYMENTS
Section 5.1.    Group II Collections Allocation. Subject to the Past Due Rental Payments Priorities, on each Series 2013-B Deposit Date, HVF II shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts deposited into the Group II Collection Account on such date as follows:
(a)    first, withdraw the Series 2013-B Daily Principal Allocation, if any, for such date from the Group II Collection Account and deposit such amount into the Series 2013-B Principal Collection Account; and
(b)    second, withdraw the Series 2013-B Daily Interest Allocation (other than any amount received in respect of the Series 2013-B Interest Rate Caps that has already been deposited in the Series 2013-B Interest Collection Account), if any, for such date from the Group II Collection Account and deposit such amount in the Series 2013-B Interest Collection Account.
Section 5.2.    Application of Funds in the Series 2013-B Principal Collection Account. Subject to the Past Due Rental Payments Priorities, (i) on any Business Day, HVF II may direct the Trustee in writing to apply, and (ii) on each Payment Date and each date identified by HVF II for a Decrease pursuant to Section 2.3, HVF II shall direct the Trustee in writing to apply, and in each case the Trustee shall apply, all amounts then on deposit in the Series 2013-B Principal Collection Account on such date (after giving effect to all deposits thereto pursuant to Sections 5.4 and 5.5) as follows (and in each case only to the extent of funds available in the Series 2013-B Principal Collection Account on such date):
(a)    first, if such date is a Payment Date, then for deposit into the Series 2013-B Interest Collection Account an amount equal to the Senior Interest Waterfall Shortfall Amount, if any, with respect to such Payment Date;
(b)    second, on any such date during the Series 2013-B Revolving Period, for deposit into the Series 2013-B Reserve Account an amount equal to the Series 2013-B Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-B Reserve Account pursuant to Section 5.4 and deposits to the Series 2013-B Reserve Account on such date pursuant to Section 5.3);
(c)    third, (i) first, for deposit into the Series 2013-B Distribution Account to make a Class A Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b), for payment of the related Class A Mandatory Decrease Amount on such date to the Class A Noteholders of each Class A Investor Group, on a pro rata basis (based on the Class A Investor Group Principal Amount as of such date for each such Class A Investor Group) as payment of principal of the Class A Notes until the Class A

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Noteholders have been paid such amount in full, and (ii) second, for deposit into the Series 2013-B Distribution Account to make a Class B Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b), for payment of the related Class B Mandatory Decrease Amount on such date to the Class B Noteholders of each Class B Investor Group, on a pro rata basis (based on the Class B Investor Group Principal Amount as of such date for each such Class B Investor Group) as payment of principal of the Class B Notes until the Class B Noteholders have been paid such amount in full;
(d)    fourth, on any such date during the Series 2013-B Rapid Amortization Period, for deposit into the Series 2013-B Distribution Account, for payment on such date to (i) first, the Class A Noteholders of each Class A Investor Group, on a pro rata basis (based on the Class A Investor Group Principal Amount as of such date for each such Class A Investor Group) as payment of principal of the Class A Notes until the Class A Noteholders have been paid the Class A Principal Amount in full, and (ii) second, the Class B Noteholders of each Class B Investor Group, on a pro rata basis (based on the Class B Investor Group Principal Amount as of such date for each such Class B Investor Group) as payment of principal of the Class B Notes until the Class B Noteholders have been paid the Class B Principal Amount in full;
(e)    fifth, if such date is a Payment Date, for deposit into the Series 2013-B Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), any remaining amounts owing on such Payment Date to such Class A Noteholders as Series 2013-B Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below), and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), any remaining amounts owing on such Payment Date to such Class B Noteholders as Series 2013-B Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below);
(f)    sixth, if such date is a Payment Date, for deposit into the Series 2013-B Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), the Class A Monthly Default Interest Amounts, if any, owing to each such Class A Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below), and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Default Interest Amounts, if any, owing to each such Class B Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below);
(g)    seventh, at the option of HVF II, for deposit into the Series 2013-B Distribution Account to make (i) first, a Class A Voluntary Decrease, if applicable on such day, for payment of the related Class A Voluntary Decrease Amount on such date (x) first, in the event that HVF II has elected to prepay any Class A Terminated Purchaser’s Class A Investor Group, to such Class A Terminated Purchaser up to such Class A Terminated Purchaser’s Class A Investor Group Principal Amount as of such date and (y)

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second, any remaining portion of such Class A Voluntary Decrease Amount, to the Class A Noteholders of each Class A Investor Group on a pro rata basis (based on the Class A Investor Group Principal Amount as of such date for each such Class A Investor Group), in each case as a payment of principal of the Class A Notes until the applicable Class A Noteholders have been paid the applicable amount in full, and (ii) second, a Class B Voluntary Decrease, if applicable on such day, for payment of the related Class B Voluntary Decrease Amount on such date (x) first, in the event that HVF II has elected to prepay any Class B Terminated Purchaser’s Class B Investor Group, to such Class B Terminated Purchaser up to such Class B Terminated Purchaser’s Class B Investor Group Principal Amount as of such date and (y) second, any remaining portion of such Class B Voluntary Decrease Amount, to the Class B Noteholders of each Class B Investor Group on a pro rata basis (based on the Class B Investor Group Principal Amount as of such date for each such Class B Investor Group), in each case as a payment of principal of the Class B Notes until the applicable Class B Noteholders have been paid the applicable amount in full;
(h)    eighth, (x) first, used to pay the principal amount of other Series of Group II Notes that are then required to be paid and (y) second, at the option of HVF II, to pay the principal amount of other Series of Group II Notes that may be paid under the Group II Indenture, in each case to the extent that no Potential Amortization Event with respect to the Series 2013-B Notes exists as of such date or would occur as a result of such application;
(i)    ninth, on any such date during the Series 2013-A Rapid Amortization Period, for deposit into the Series 2013-A Distribution Account, for payment on such date to the Series 2013-A Noteholders of each Series 2013-A Investor Group, which payment shall be applied in accordance with Section 5.2 of the Series 2013-A Supplement, until the Series 2013-A Noteholders have been paid the Series 2013-A Principal Amount in full; and
(j)    tenth, the balance, if any, shall be released to or at the direction of HVF II, including for re-deposit to the Series 2013-B Principal Collection Account, or, if ineligible for release to HVF II, shall remain on deposit in the Series 2013-B Principal Collection Account;
provided that, (i) the application of such funds pursuant to Sections 5.2(a), (e), (f), (h), (i) and (j) may not be made if a Principal Deficit Amount would exist as a result of such application and (ii) the application of such funds pursuant to Sections 5.2(a), (b), (e), (f), (i) and (j) above may be made only to the extent that no Potential Amortization Event pursuant to Section 7.1(u) with respect to the Series 2013-B Notes exists as of such date or would occur as a result of such application.
Section 5.3.    Application of Funds in the Series 2013-B Interest Collection Account. Subject to the Past Due Rental Payments Priorities, on each Payment Date, HVF II shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts then on deposit in the Series 2013-B Interest Collection Account (after giving

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effect to all deposits thereto pursuant to Sections 5.2, 5.4 and 5.5) on such day as follows (and in each case only to the extent of funds available in the Series 2013-B Interest Collection Account):
(a)    first, to the Series 2013-B Distribution Account to pay to the Group II Administrator the Series 2013-B Capped Group II Administrator Fee Amount with respect to such Payment Date;
(b)    second, to the Series 2013-B Distribution Account to pay the Trustee the Series 2013-B Capped Group II Trustee Fee Amount with respect to such Payment Date;
(c)    third, to the Series 2013-B Distribution Account to pay the Persons to whom the Series 2013-B Capped Group II HVF II Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2013-B Capped Group II HVF II Operating Expense Amounts owing to such Persons on such Payment Date;
(d)    fourth, to the Series 2013-B Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), the Class A Monthly Interest Amount with respect to such Payment Date, and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Interest Amount with respect to such Payment Date;
(e)    fifth, to the Series 2013-B Distribution Account to pay the Administrative Agent the Administrative Agent Fee with respect to such Payment Date;
(f)    sixth, on any such Payment Date during the Series 2013-B Revolving Period, other than on any such Payment Date on which a withdrawal has been made pursuant to Section 5.4(a), for deposit to the Series 2013-B Reserve Account in an amount equal to the Series 2013-B Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-B Reserve Account pursuant to Section 5.4);
(g)    seventh, to the Series 2013-B Distribution Account to pay to the Group II Administrator the Series 2013-B Excess Group II Administrator Fee Amount with respect to such Payment Date;
(h)    eighth, to the Series 2013-B Distribution Account to pay to the Trustee the Series 2013-B Excess Group II Trustee Fee Amount with respect to such Payment Date;
(i)    ninth, to the Series 2013-B Distribution Account to pay the Persons to whom the Series 2013-B Excess Group II HVF II Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed

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to each such Person), such Series 2013-B Excess Group II HVF II Operating Expense Amounts owing to such Persons on such Payment Date;
(j)    tenth, on any such Payment Date during the Series 2013-B Rapid Amortization Period, for deposit into the Series 2013-B Principal Collection Account any remaining amount;
(k)    eleventh, to the Series 2013-B Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), any remaining amounts owing on such Payment Date to such Class A Noteholders as Series 2013-B Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above), and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), any remaining amounts owing on such Payment Date to such Class B Noteholders as Series 2013-B Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above);
(l)    twelfth, to the Series 2013-B Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), the Class A Monthly Default Interest Amounts, if any, owing to each such Class A Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above), and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Default Interest Amounts, if any, owing to each such Class B Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above); and
(m)    thirteenth, for deposit into the Series 2013-B Principal Collection Account any remaining amount.
Section 5.4.    Series 2013-B Reserve Account Withdrawals. On each Payment Date, HVF II shall direct the Trustee in writing, prior to 12:00 noon (New York City time) on such Payment Date, to apply, and the Trustee shall apply on such date, all amounts then on deposit (without giving effect to any deposits thereto pursuant to Sections 5.2 and 5.3) in the Series 2013-B Reserve Account as follows (and in each case only to the extent of funds available in the Series 2013-B Reserve Account):
(a)    first, to the Series 2013-B Interest Collection Account an amount equal to the excess, if any, of the Series 2013-B Payment Date Interest Amount for such Payment Date over the Series 2013-B Payment Date Available Interest Amount for such Payment Date (with respect to such Payment Date, the excess, if any, of such excess over the Series 2013-B Available Reserve Account Amount on such Payment Date, the “Series 2013-B Reserve Account Interest Withdrawal Shortfall”);

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(b)    second, if the Principal Deficit Amount is greater than zero on such Payment Date, then to the Series 2013-B Principal Collection Account an amount equal to such Principal Deficit Amount; and
(c)    third, if on the Legal Final Payment Date the amount to be distributed, if any, from the Series 2013-B Distribution Account in accordance with Section 5.2 (prior to giving effect to any withdrawals from the Series 2013-B Reserve Account pursuant to this clause) on such Legal Final Payment Date is insufficient to pay the Series 2013-B Principal Amount in full on such Legal Final Payment Date, then to the Series 2013-B Principal Collection Account, an amount equal to such insufficiency;
provided that, if no amounts are required to be applied pursuant to this Section 5.4 on such date, then HVF II shall have no obligation to provide the Trustee such written direction on such date.
Section 5.5.    Series 2013-B Letters of Credit and Series 2013-B Demand Notes.
(a)    Interest Deficit and Lease Interest Payment Deficit Events – Draws on Series 2013-B Letters of Credit. If HVF II determines on any Payment Date that there exists a Series 2013-B Reserve Account Interest Withdrawal Shortfall with respect to such Payment Date, then HVF II shall instruct the Trustee in writing to draw on the Series 2013-B Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee, by 12:00 p.m. (New York City time) on such Payment Date, shall draw an amount, as set forth in such notice, equal to the least of (i) such Series 2013-B Reserve Account Interest Withdrawal Shortfall, (ii) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date and (iii) the Series 2013-B Lease Interest Payment Deficit for such Payment Date, by presenting to each Series 2013-B Letter of Credit Provider a draft accompanied by a Series 2013-B Certificate of Credit Demand on the Series 2013-B Letters of Credit; provided that, if the Series 2013-B L/C Cash Collateral Account has been established and funded, then the Trustee shall withdraw from the Series 2013-B L/C Cash Collateral Account and deposit into the Series 2013-B Interest Collection Account an amount equal to the lesser of (1) the Series 2013-B L/C Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) and (iii) above and (2) the Series 2013-B Available L/C Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2013-B Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-B Letters of Credit and the proceeds of any such withdrawal from the Series 2013-B L/C Cash Collateral Account into the Series 2013-B Interest Collection Account on such Payment Date.
(b)    Principal Deficit and Lease Principal Payment Deficit Events – Initial Draws on Series 2013-B Letters of Credit. If HVF II determines on any Payment Date that there exists a Series 2013-B Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section

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5.4(b), then HVF II shall instruct the Trustee in writing to draw on the Series 2013-B Letters of Credit, if any, in an amount equal to the least of:
(i)    such excess;
(ii)    the Series 2013-B Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2013-B Letters of Credit on such Payment Date pursuant to Section 5.5(a)); and
(iii)    (x) on any such Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group II Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group II Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under each Group II Lease to which such Group II Lessee is a party, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) and (y) on the Legal Final Payment Date, the excess, if any, of the Series 2013-B Principal Amount over the amount to be deposited into the Series 2013-B Distribution Account (other than as a result of this Section 5.5(b) and Section 5.5(c)) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes.
Upon receipt of a notice by the Trustee from HVF II in respect of a Series 2013-B Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2013-B Letters of Credit by presenting to each Series 2013-B Letter of Credit Provider a draft accompanied by a Series 2013-B Certificate of Credit Demand; provided however, that if the Series 2013-B L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-B L/C Cash Collateral an amount equal to the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by HVF II and (y) the Series 2013-B Available L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-B Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-B Letters of Credit and the proceeds of any such withdrawal from the Series 2013-B L/C Cash Collateral Account into the Series 2013-B Principal Collection Account on such Payment Date.
(c)    Principal Deficit Amount – Draws on Series 2013-B Demand Note. If (A) on any Determination Date, HVF II determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to any draws on the Series 2013-B Letters of Credit on such Payment Date pursuant to Section 5.5(b)) will be greater than zero or (B) on the Determination Date related to the Legal Final Payment

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Date, HVF II determines that the Series 2013-B Principal Amount exceeds the amount to be deposited into the Series 2013-B Distribution Account (other than as a result of this Section 5.5(c)) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, HVF II shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit B-2 (each a “Demand Notice”) on Hertz for payment under the Series 2013-B Demand Note in an amount equal to the lesser of (i) (x) on any such Determination Date related to a Payment Date other than the Legal Final Payment Date, the Principal Deficit Amount less the amount to be deposited into the Series 2013-B Principal Collection Account in accordance with Sections 5.4(b) and Section 5.5(b) and (y) on the Determination Date related to the Legal Final Payment Date, the excess, if any, of the Series 2013-B Principal Amount over the amount to be deposited into the Series 2013-B Distribution Account (together with any amounts to be deposited therein pursuant to the terms of this Series 2013-B Supplement (other than this Section 5.5(c))) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes, and (ii) the principal amount of the Series 2013-B Demand Note. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Payment Date, shall deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz. The Trustee shall cause the proceeds of any demand on the Series 2013-B Demand Note to be deposited into the Series 2013-B Principal Collection Account.
(d)    Principal Deficit Amount – Draws on Series 2013-B Letters of Credit. If (i) the Trustee shall have delivered a Demand Notice as provided in Section 5.5(c) and Hertz shall have failed to pay to the Trustee or deposit into the Series 2013-B Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (ii) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz, or (iii) there is a Preference Amount, then the Trustee shall draw on the Series 2013-B Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of:
(i)    the amount that Hertz failed to pay under the Series 2013-B Demand Note, or the amount that the Trustee failed to demand for payment thereunder, or the Preference Amount, as the case may be, and
(ii)    the Series 2013-B Letter of Credit Amount on such Business Day,

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in each case by presenting to each Series 2013-B Letter of Credit Provider a draft accompanied by a Series 2013-B Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2013-B Certificate of Preference Payment Demand; provided, however that if the Series 2013-B L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-B L/C Cash Collateral Account an amount equal to the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clauses (i) and (ii) immediately above and (y) the Series 2013-B Available L/C Cash Collateral Account Amount on such Business Day (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a), and Section 5.5(b)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-B Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-B Letters of Credit and the proceeds of any such withdrawal from the Series 2013-B L/C Cash Collateral Account into the Series 2013-B Principal Collection Account on such date.
(e)    Draws on the Series 2013-B Letters of Credit. If there is more than one Series 2013-B Letter of Credit on the date of any draw on the Series 2013-B Letters of Credit pursuant to the terms of this Series 2013-B Supplement (other than pursuant to Section 5.7(b)), then HVF II shall instruct the Trustee, in writing, to draw on each Series 2013-B Letter of Credit an amount equal to the Pro Rata Share for such Series 2013-B Letter of Credit of such draw on such Series 2013-B Letter of Credit.
Section 5.6.    Past Due Rental Payments. On each Series 2013-B Deposit Date, HVF II will direct the Trustee in writing, prior to 1:00 p.m. (New York City time) on such date, to, and the Trustee shall, withdraw from the Group II Collection Account all Group II Collections then on deposit representing Series 2013-B Past Due Rent Payments and deposit such amount into the Series 2013-B Interest Collection Account, and immediately thereafter, the Trustee shall withdraw such amount from the Series 2013-B Interest Collection Account and apply the Series 2013-B Past Due Rent Payment in the following order:
(i)    if the occurrence of the related Series 2013-B Lease Payment Deficit resulted in one or more Series 2013-B L/C Credit Disbursements being made under any Series 2013-B Letters of Credit, then pay to or at the direction of Hertz for reimbursement to each Series 2013-B Letter of Credit Provider who made such a Series 2013-B L/C Credit Disbursement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2013-B Letter of Credit Provider’s Series 2013-B L/C Credit Disbursement and (y) such Series 2013-B Letter of Credit Provider’s pro rata portion, calculated on the basis of the unreimbursed amount of each such Series 2013-B Letter of Credit Provider’s Series 2013-B L/C Credit Disbursement, of the amount of the Series 2013-B Past Due Rent Payment;

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(ii)    if the occurrence of such Series 2013-B Lease Payment Deficit resulted in a withdrawal being made from the Series 2013-B L/C Cash Collateral Account, then deposit in the Series 2013-B L/C Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2013-B Past Due Rent Payment remaining after any payments pursuant to clause (i) above and (y) the amount withdrawn from the Series 2013-B L/C Cash Collateral Account on account of such Series 2013-B Lease Payment Deficit;
(iii)    if the occurrence of such Series 2013-B Lease Payment Deficit resulted in a withdrawal being made from the Series 2013-B Reserve Account pursuant to Section 5.4(a), then deposit in the Series 2013-B Reserve Account an amount equal to the lesser of (x) the amount of the Series 2013-B Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the Series 2013-B Reserve Account Deficiency Amount, if any, as of such day; and
(iv)    any remainder to be deposited into the Series 2013-B Principal Collection Account.
Section 5.7.    Series 2013-B Letters of Credit and Series 2013-B L/C Cash Collateral Account.
(a)    Series 2013-B Letter of Credit Expiration Date – Deficiencies. If as of the date that is sixteen (16) Business Days prior to the then scheduled Series 2013-B Letter of Credit Expiration Date with respect to any Series 2013-B Letter of Credit, excluding such Series 2013-B Letter of Credit from each calculation in clauses (i) through (iii) immediately below but taking into account any substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date:
(i)    the Series 2013-B Asset Amount would be less than the Series 2013-B Adjusted Asset Coverage Threshold Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date);
(ii)    the Series 2013-B Adjusted Liquid Enhancement Amount would be less than the Series 2013-B Required Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date); or
(iii)    the Series 2013-B Letter of Credit Liquidity Amount would be less than the Series 2013-B Demand Note Payment Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B L/C Cash Collateral Account on such date);

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then HVF II shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2013-B Letter of Credit Expiration Date of:
A.    the greatest of:
(i)    the excess, if any, of the Series 2013-B Adjusted Asset Coverage Threshold Amount over the Series 2013-B Asset Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date);
(ii)    the excess, if any, of the Series 2013-B Required Liquid Enhancement Amount over the Series 2013-B Adjusted Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date); and
(iii)    the excess, if any, of the Series 2013-B Demand Note Payment Amount over the Series 2013-B Letter of Credit Liquidity Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B L/C Cash Collateral Account on such date);
provided that the calculations in each of clause (A)(i) through (A)(iii) above shall be made on such date, excluding from such calculation of each amount contained therein such Series 2013-B Letter of Credit but taking into account each substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, and
B.    the amount available to be drawn on such expiring Series 2013-B Letter of Credit on such date.
Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (A) and (B) above on such Series 2013-B Letter of Credit by presenting a draft accompanied by a Series 2013-B Certificate of Termination Demand and shall cause the Series 2013-B L/C Termination Disbursements to be deposited into the Series 2013-B L/C Cash Collateral Account. If the Trustee does not receive either notice from HVF II described in above on or prior to

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the date that is fifteen (15) Business Days prior to each Series 2013-B Letter of Credit Expiration Date, then the Trustee, by 12:00 p.m. (New York City time) on such Business Day, shall draw the full amount of such Series 2013-B Letter of Credit by presenting a draft accompanied by a Series 2013-B Certificate of Termination Demand and shall cause the Series 2013-B L/C Termination Disbursements to be deposited into the applicable Series 2013-B L/C Cash Collateral Account.
(b)    Series 2013-B Letter of Credit Provider Downgrades. HVF II shall notify the Trustee and the Administrative Agent in writing within one (1) Business Day of an Authorized Officer of HVF II obtaining actual knowledge that (i) the long-term debt credit rating of any Series 2013-B Letter of Credit Provider rated by DBRS has fallen below “BBB” as determined by DBRS or (ii) the long-term debt credit rating of any Series 2013-B Letter of Credit Provider not rated by DBRS is not at least “Baa2” by Moody’s or “BBB” by S&P (such (i) or (ii) with respect to any Series 2013-B Letter of Credit Provider, a “Series 2013-B Downgrade Event”). On the thirtieth (30th) day after the occurrence of any Series 2013-B Downgrade Event with respect to any Series 2013-B Letter of Credit Provider, HVF II shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2013-B Adjusted Asset Coverage Threshold Amount over the Series 2013-B Asset Amount, (B) the excess, if any, of the Series 2013-B Required Liquid Enhancement Amount over the Series 2013-B Adjusted Liquid Enhancement Amount, and (C) the excess, if any, of the Series 2013-B Demand Note Payment Amount over the Series 2013-B Letter of Credit Liquidity Amount, in the case of each of clauses (A) through (C) above, as of such date and excluding from the calculation of each amount referenced in such clauses such Series 2013-B Letter of Credit but taking into account each substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, and (ii) the amount available to be drawn on such Series 2013-B Letter of Credit on such date (the lesser of such (i) and (ii), the “Downgrade Withdrawal Amount”). Upon receipt by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day of notice of any Series 2013-B Downgrade Event with respect to any Series 2013-B Letter of Credit Provider, the Trustee, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), shall draw on the Series 2013-B Letters of Credit issued by such Series 2013-B Letter of Credit Provider in an amount (in the aggregate) equal to the Downgrade Withdrawal Amount specified in such notice by presenting a draft accompanied by a Series 2013-B Certificate of Termination Demand and shall cause the Series 2013-B L/C Termination Disbursement to be deposited into a Series 2013-B L/C Cash Collateral Account.
(c)    Reductions in Stated Amounts of the Series 2013-B Letters of Credit. If the Trustee receives a written notice from the Group II Administrator, substantially in the form of Exhibit C hereto, requesting a reduction in the stated amount of any Series 2013-B Letter of Credit, then the Trustee shall within two (2) Business Days of the receipt of such notice deliver to the Series 2013-B Letter of Credit Provider

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who issued such Series 2013-B Letter of Credit a Series 2013-B Notice of Reduction requesting a reduction in the stated amount of such Series 2013-B Letter of Credit in the amount requested in such notice effective on the date set forth in such notice; provided that, on such effective date, immediately after giving effect to the requested reduction in the stated amount of such Series 2013-B Letter of Credit, (i) the Series 2013-B Adjusted Liquid Enhancement Amount will equal or exceed the Series 2013-B Required Liquid Enhancement Amount, (ii) the Series 2013-B Letter of Credit Liquidity Amount will equal or exceed the Series 2013-B Demand Note Payment Amount and (iii) no Group II Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.
(d)    Series 2013-B L/C Cash Collateral Account Surpluses and Series 2013-B Reserve Account Surpluses.
(i)    On each Payment Date, HVF II may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVF II (with a copy to the Administrative Agent), shall, withdraw from the Series 2013-B Reserve Account an amount equal to the Series 2013-B Reserve Account Surplus, if any, and pay such Series 2013-B Reserve Account Surplus to HVF II.
(ii)    On each Payment Date on which there is a Series 2013-B L/C Cash Collateral Account Surplus, HVF II may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVF II (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 5.7(d), withdraw the amount specified by HVF II from the Series 2013-B L/C Cash Collateral Account specified by HVF II and apply such amount in accordance with the terms of this Section 5.7(d). The amount of any such withdrawal from the Series 2013-B L/C Cash Collateral Account shall be limited to the least of (a) the Series 2013-B Available L/C Cash Collateral Account Amount on such Payment Date, (b) the Series 2013-B L/C Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2013-B Letter of Credit Liquidity Amount on such Payment Date over the Series 2013-B Demand Note Payment Amount on such Payment Date. Any amounts withdrawn from the Series 2013-B L/C Cash Collateral Account pursuant to this Section 5.7(d) shall be paid:
first, to the Series 2013-B Letter of Credit Providers, to the extent that there are unreimbursed Series 2013-B Disbursements due and owing to such Series 2013-B Letter of Credit Providers in respect of the Series 2013-B Letters of Credit, for application in accordance with the provisions of the respective Series 2013-B Letters of Credit, and second, to HVF II any remaining amounts.

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Section 5.8.    Payment by Wire Transfer.
On each Payment Date, pursuant to Section 6 of the Group II Supplement, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Sections 5.2, 5.3, 5.4 and 5.5, in each case if any and in accordance with such Sections, to be paid by wire transfer of immediately available funds released from the Series 2013-B Distribution Account no later than 4:30 p.m. (New York City time) for credit to the accounts designated by the Series 2013-B Noteholders.
Section 5.9.    Certain Instructions to the Trustee.
(a)    If on any date the Principal Deficit Amount is greater than zero or HVF II determines that there exists a Series 2013-B Lease Principal Payment Deficit, then HVF II shall promptly provide written notice thereof to the Administrative Agent and the Trustee.
(b)    On or before 10:00 a.m. (New York City time) on each Payment Date on which any Series 2013-B Lease Payment Deficit Exists, the Group II Administrator shall notify the Trustee of the amount of such Series 2013-B Lease Payment Deficit, such notification to be in the form of Exhibit D hereto (each a “Lease Payment Deficit Notice”).
Section 5.10.    HVF II’s Failure to Instruct the Trustee to Make a Deposit or Payment. If HVF II fails to give notice or instructions to make any payment from or deposit into the Group II Collection Account or any Series 2013-B Account required to be given by HVF II, at the time specified herein or in any other Series 2013-B Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Group II Collection Account or such Series 2013-B Account without such notice or instruction from HVF II; provided that HVF II, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Series 2013-B Related Document is required to be made by the Trustee at or prior to a specified time, HVF II shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If HVF II fails to give instructions to draw on any Series 2013-B Letters of Credit with respect to a Class of Series 2013-B Notes required to be given by HVF II, at the time specified in this Series 2013-B Supplement, the Trustee shall draw on such Series 2013-B Letters of Credit with respect to such Class of Series 2013-B Notes without such instruction from HVF II; provided that, HVF II, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2013-B Letter of Credit.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES; COVENANTS; CLOSING CONDITIONS
Section 6.1.    Representations and Warranties. Each of HVF II, the Group II Administrator, each Conduit Investor and each Committed Note Purchaser hereby makes the representations and warranties applicable to it set forth in Annex 1 hereto.
Section 6.2.    Covenants. Each of HVF II and the Group II Administrator hereby agrees to perform and observe the covenants applicable to it set forth in Annex 2 hereto.
Section 6.3.     Closing Conditions. The effectiveness of this Series 2013-B Supplement is subject to the satisfaction of the conditions precedent set forth in Annex 3 hereto.
Section 6.4.    Securitisation Risk Retention Representations and Undertaking. The Group II Administrator hereby makes the representations and warranties set forth in Annex 4 hereto and agrees to perform and observe the covenants set forth in Annex 4 hereto.
Section 6.5.    Further Assurances.
(a)    HVF II shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series-Specific 2013-B Collateral on behalf of the Series 2013-B Noteholders as a perfected security interest subject to no prior Liens (other than Series 2013-B Permitted Liens) and to carry into effect the purposes of this Series 2013-B Supplement or the other Series 2013-B Related Documents or to better assure and confirm unto the Trustee or the Series 2013-B Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVF II fails to perform any of its agreements or obligations under this Section 6.5(a), the Trustee shall, at the direction of the Series 2013-B Required Noteholders, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF II upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series-Specific 2013-B Collateral.
(b)    Unless otherwise specified in this Series 2013-B Supplement, if any amount payable under or in connection with any of the Series-Specific 2013-B Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject

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to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(c)    HVF II shall warrant and defend the Trustee’s right, title and interest in and to the Series-Specific 2013-B Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2013-B Noteholders, against the claims and demands of all Persons whomsoever.
(d)    On or before March 31 of each calendar year, commencing with March 31, 2015, HVF II shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series 2013-B Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the perfection of the lien and security interest created by this Series 2013-B Supplement in the Series-Specific 2013-B Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series 2013-B Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series 2013-B Supplement in the Series-Specific 2013-B Collateral until March 31 in the following calendar year.
ARTICLE VII

AMORTIZATION EVENTS
Section 7.1.    Amortization Events. In addition to the Amortization Events set forth in Sections 9.1(a) and (b) of the Group II Supplement, the following shall be Amortization Events with respect to the Series 2013-B Notes and shall constitute the Amortization Events set forth in Section 9.1(c) of the Group II Supplement with respect to the Series 2013-B Notes:
(a)    HVF II defaults in the payment of any interest on, or other amount payable in respect of, the Series 2013-B Notes when the same becomes due and payable and such default continues for a period of three (3) consecutive Business Days;
(b)    a Series 2013-B Liquid Enhancement Deficiency shall exist and continue to exist for at least three (3) consecutive Business Days;
(c)    all principal of and interest on the Series 2013-B Notes is not paid in full on or before the Expected Final Payment Date;

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(d)    any Group II Aggregate Asset Amount Deficiency exists and continues for a period of three (3) consecutive Business Days;
(e)    any of (i) a Group II Leasing Company Amortization Event (other than a Group II Leasing Company Amortization Event resulting from an Event of Bankruptcy with respect to any Group II Lessee triggered pursuant to clause (a) of the definition of Event of Bankruptcy) shall have occurred with respect to any Group II Leasing Company Note and continue for a period of three (3) consecutive Business Days, (ii) a Group II Leasing Company Amortization Event resulting from an Event of Bankruptcy with respect to any Group II Lessee triggered pursuant to clause (a) of the definition of Event of Bankruptcy shall have occurred with respect to any Group II Leasing Company Note or (iii) a Group II Leasing Company Amortization Event shall have occurred with respect to each Group II Leasing Company Note;
(f)    there shall have been filed against HVF II (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Series 2013-B Permitted Lien) that could reasonably be expected to attach to the assets of HVF II and, in each case, thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;
(g)    any of the Series 2013-B Related Documents or any material portion thereof shall cease, for any reason, to be in full force and effect, enforceable in accordance with its terms (other than in accordance with the terms thereof or as otherwise expressly permitted in the Series 2013-B Related Documents) or Hertz, any Group II Leasing Company, any Group II Lessee or HVF II shall so assert any of the foregoing in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (i) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to HVF II, any Group II Leasing Company, any Group II Lessee, or Hertz in any capacity) or (ii) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2013-B Related Documents;
(h)    any Group II Administrator Default shall have occurred;
(i)    the Group II Collection Account, any Collateral Account in which Group II Collections are on deposit as of such date or any Series 2013-B Account (other than the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account) shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;

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(j)    (A) the Series 2013-B Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien, the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2013-B Reserve Account Collateral (or any of HVF II or any Affiliate thereof so asserts in writing) and, in each case, the Series 2013-B Adjusted Liquid Enhancement Amount, excluding therefrom the Series 2013-B Available Reserve Account Amount, would be less than the Series 2013-B Required Liquid Enhancement Amount and such cessation shall not have resulted from a Series 2013-B Permitted Lien;
(k)    from and after the funding of the Series 2013-B L/C Cash Collateral Account, (A) the Series 2013-B L/C Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien, the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2013-B L/C Cash Collateral Account Collateral (or HVF II or any Affiliate thereof so asserts in writing) and, in each case, the Series 2013-B Adjusted Liquid Enhancement Amount, excluding therefrom the Series 2013-B Available L/C Cash Collateral Account Amount, would be less than the Series 2013-B Required Liquid Enhancement Amount;
(l)    a Change of Control shall have occurred;
(m)    HVF II shall fail to acquire and maintain in force one or more Series 2013-B Interest Rate Caps at the times and in at least the notional amounts required by the terms of Section 4.4 and such failure continues for at least three (3) consecutive Business Days;
(n)    other than as a result of a Series 2013-B Permitted Lien, the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2013-B Collateral (other than the Series 2013-B Reserve Account Collateral, the Series 2013-B L/C Cash Collateral Account Collateral or any Series 2013-B Letter of Credit) or HVF II or any Affiliate thereof so asserts in writing;
(o)    the occurrence of a Hertz Senior Credit Facility Default;
(p)    any of HVF II, the HVF II General Partner or the Group II Administrator fails to comply with any of its other agreements or covenants in the Series 2013-B Notes or any Series 2013-B Related Document and the failure to so comply materially and adversely affects the interests of the Series 2013-B Noteholders and continues to materially and adversely affect the interests of the Series 2013-B Noteholders for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II obtains actual knowledge thereof or (ii) the date

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on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF II by the Trustee or to HVF II and the Trustee by the Administrative Agent;
(q)    (i) any representation made by HVF II in any Series 2013-B Related Document is false or (ii)(A) any representation made by the Group II Administrator herein or (B) any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Group II Administrator to any Funding Agent pursuant Section 24 of Annex 2 hereto, in the case of either the preceding clause (A) or (B), is false or misleading on the date as of which the facts therein set forth are stated or certified, and, in the case of either the preceding clauses (i) or (ii), such falsity materially and adversely affects the interests of the Series 2013-B Noteholders and such falsity is not cured for a period of thirty (30) consecutive days after the earlier of (x) the date on which an Authorized Officer of HVF II or the Group II Administrator, as the case may be, obtains actual knowledge thereof or (y) the date that written notice thereof is given to HVF II or the Group II Administrator, as the case may be, by the Trustee or to HVF II or the Group II Administrator, as the case may be, and to the Trustee by the Administrative Agent;
(r)    (I) any Group II Lease Servicer shall fail to comply with its obligations under any Group II Back-Up Disposition Agent Agreement and the failure to so comply materially and adversely affects the interests of the Series 2013-B Noteholders and continues to materially and adversely affect the interests of the Series 2013-B Noteholders for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of the Group II Administrator or HVF II obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Group II Administrator and HVF II by the Trustee or to the Group II Administrator, HVF II and the Trustee by the Administrative Agent or (II) any Group II Back-Up Disposition Agent Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable (other than in accordance with its terms or otherwise as expressly permitted in such Group II Back-Up Disposition Agent Agreement) for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II or the Group II Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF II and the Group II Administrator by the Trustee or to HVF II, the Group II Administrator and the Trustee by the Administrative Agent (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of such Group II Back-Up Disposition Agent Agreement or any portion thereof by the Group II Administrator, in its capacity as Servicer, in which case such thirty (30) day grace period shall not apply);
(s)    (I) RCFC or Hertz, in its capacity as Series 2010-3 Administrator, shall fail to comply with its respective obligations under the Series 2010-3 Back-Up Administration Agreement and the failure to so comply materially and adversely affects the interests of the Series 2013-B Noteholders and continues to materially and adversely

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affect the interests of the Series 2013-B Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of RCFC or the Series 2010-3 Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to RCFC and the Series 2010-3 Administrator by the RCFC Trustee or to RCFC, the Series 2010-3 Administrator and the RCFC Trustee by the Series 2010-3 Noteholder (or any permitted assignee thereof) or (II) the Series 2010-3 Back-Up Administration Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable (other than in accordance with its terms or otherwise as expressly permitted in the Series 2010-3 Back-Up Administration Agreement) for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of RCFC or the Series 2010-3 Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been given to RCFC and the Series 2010-3 Administrator by the RCFC Trustee or to RCFC, the Series 2010-3 Administrator and the RCFC Trustee by the Series 2010-3 Noteholder (or any permitted assignee thereof) (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of the Series 2010-3 Back-Up Administration Agreement or any portion thereof by RCFC or the Series 2010-3 Administrator, in which case such thirty (30) day grace period shall not apply);
(t)    the Series 2010-3 Administrator fails to comply with any of its other agreements or covenants in any Series 2010-3 Related Document or any representation made by the Series 2010-3 Administrator in any Series 2010-3 Related Document is false and the failure to so comply or such false representation, as the case may be, materially and adversely affects the interests of the Series 2013-B Noteholders and continues to materially and adversely affect the interests of the Series 2013-B Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of the Series 2010-3 Administrator or Group II Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice of such failure or such false representation, requiring the same to be remedied, shall have been given to (x) the Series 2010-3 Administrator by the RCFC Trustee or to the Series 2010-3 Administrator and the RCFC Trustee by the Series 2010-3 Noteholder (or any permitted assignee thereof) or (y) to the Group II Administrator by the Trustee or to the Group II Administrator and the Trustee by the Administrative Agent;
(u)    on any Business Day, the Aggregate Group II Series Adjusted Principal Amount exceeds the Aggregate Group II Leasing Company Note Principal Amount, and the Aggregate Group II Leasing Company Note Principal Amount does not equal or exceed the Aggregate Group II Series Adjusted Principal Amount on or prior to the close of business on the next succeeding Business Day, in each case after giving effect to all increases and decreases on any such date;
(v)    any Series 2010-3 Administrator Default shall have occurred;

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(w)    any of the RCFC Series 2010-3 Related Documents or any material portion thereof relating to any of the RCFC Series 2010-3 Note or the Series 2010-3 Collateral (as defined in the RCFC Series 2010-3 Supplement) shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the RCFC Series 2010-3 Related Documents), or Hertz, the Nominee, HGI or RCFC shall so assert in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (1) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than RCFC or Hertz in any capacity)) or (2) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the RCFC Series 2010-3 Related Documents or the Related Documents (as defined in the RCFC Series 2010-3 Supplement); or
(x)    any Series 2013-A Amortization Event shall have occurred and be continuing.
Section 7.2.    Effects of Amortization Events.
(a)    In the case of:
(i)    any event described in Sections 7.1 (a) through (e), Section 7.1(u) and Section 7.1(x), an Amortization Event with respect to the Series 2013-B Notes will immediately occur without any notice or other action on the part of the Trustee or any Series 2013-B Noteholder, and
(ii)    any event described in Sections 7.1(f) through (t), Section 7.1(v), and Section 7.1(w) so long as such event is continuing, either the Trustee may, by written notice to HVF II, or the Required Controlling Class Series 2013-B Noteholders may, by written notice to HVF II and the Trustee, declare that an Amortization Event with respect to the Series 2013-B Notes has occurred as of the date of the notice.
(b)    (i)    An Amortization Event with respect to the Series 2013-B Notes described in Sections 7.1(a) through (d) above may be waived solely with the written consent of Series 2013-B Noteholders holding 100% of the Series 2013-B Principal Amount.
(ii)    An Amortization Event with respect to the Series 2013-B Notes described in Section 7.1(e) (solely with respect to any Group II Leasing Company Amortization Events the waiver of which requires the consent of the Requisite Group II Investors), Section 7.1(p) (solely with respect to any agreement, covenant or provision in the Series 2013-B Notes or any other Series 2013-B Related Document the amendment or modification of which requires the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount or that otherwise prohibits HVF II from taking any action

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without the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount), Section 7.1(r) (solely with respect to any agreement, covenant or provision in the related Group II Back-Up Disposition Agent Agreement the amendment or modification of which requires the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount) or Section 7.1(u) may be waived solely with the written consent of the Required Unanimous Controlling Class Series 2013-B Noteholders.
(iii)    An Amortization Event with respect to the Series 2013-B Notes described in Sections 7.1(f) through (o) and (q) and Section 7.1(e) (other than with respect to any Group II Leasing Company Amortization Events the waiver of which requires the consent of holders of the Requisite Group II Investors), Section 7.1(p) (other than with respect to any agreement, covenant or provision in the Series 2013-B Notes or any other Series 2013-B Related Document the amendment or modification of which requires the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-B Noteholders holding more than 66⅔ of the Series 2013-B Principal Amount), Section 7.1(r) (other than with respect to any agreement, covenant or provision in the related Group II Back-Up Disposition Agent Agreement the amendment or modification of which requires the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount), Section 7.1(s), Section 7.1(t) or Section 7.1(v) may be waived solely with the written consent of the Required Supermajority Controlling Class Series 2013-B Noteholders.
(iv)    An Amortization Event with respect to the Series 2013-B Notes described in Section 7.1(x) shall be deemed waived if such Series 2013-A Amortization Event shall have been waived under and in accordance with the Series 2013-A Supplement.
Notwithstanding anything herein to the contrary, and for the avoidance of doubt, an Amortization Event with respect to the Series 2013-B Notes described in any of Section 7.1 (i), (j), (k), or (n) above shall be curable at any time.
ARTICLE VIII

FORM OF SERIES 2013-B NOTES
The Class A Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto, and will be sold to the Class A Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the

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manner set forth in Section 2.4 of the Group II Supplement. The Class B Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-2 hereto, and will be sold to the Class B Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Group II Supplement.
The Trustee shall, or shall cause the Registrar, to record all Class A Advances and Class A Decreases such that the principal amount of the Class A Notes that are outstanding accurately reflects all such Class A Advances and Class A Decreases. The Trustee shall, or shall cause the Registrar, to record all Class B Advances and Class B Decreases such that the principal amount of the Class B Notes that are outstanding accurately reflects all such Class B Advances and Class B Decreases.
(a)    Each Series 2013-B Note shall bear the following legend:
THIS [CLASS A/B] SERIES 2013-B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HVF II THAT SUCH [CLASS A/B] SERIES 2013-B NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVF II, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE GROUP II INDENTURE, THE SERIES 2013-B SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVF II, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT [E-1/2] TO THE SERIES 2013-B SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVF II, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE

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THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.
The required legends set forth above shall not be removed from the Series 2013-B Notes except as provided herein.
The Series 2013-B Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2013-B Notes, as evidenced by their execution of the Series 2013-B Notes. The Series 2013-B Notes may be produced in any manner, all as determined by the officers executing such Series 2013-B Notes, as evidenced by their execution of such Series 2013-B Notes.
ARTICLE IX

TRANSFERS, REPLACEMENTS AND ASSIGNMENTS
Section 9.1.    Transfer of Series 2013-B Notes.
(a)    Other than in accordance with this Article IX, the Series 2013-B Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2013-B Noteholders.
(b)    Subject to the terms and restrictions set forth in the Group II Indenture and this Series 2013-B Supplement (including, without limitation, Section 9.3), the holder of any Class A Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class A Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-1 hereto; provided, that if the holder of any Class A Note transfers, in whole or in part, its interest in any Class A Note pursuant to (i) a Class A Assignment and Assumption Agreement substantially in the form of Exhibit G-1 hereto or (ii) a Class A Investor Group Supplement substantially in the form of Exhibit H-1 hereto, then such Class A Noteholder will not be required to submit a certificate substantially in the form of Exhibit E-1 hereto upon transfer of its interest in such Class A Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-B Supplement, no Class A Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Class A Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class A Notes for the same

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aggregate principal amount as was transferred. In the case of the transfer of any Class A Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class A Notes for the aggregate principal amount that was not transferred. No transfer of any Class A Note shall be made unless the request for such transfer is made by the Class A Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Class A Notes, the Trustee shall recognize the Holders of such Class A Note as Class A Noteholders. Notwithstanding anything in this Section 9.1(b) to the contrary, so long as the Class A Series 2013-B Notes are Outstanding (as “Outstanding” is defined in the Series 2013-B Supplement), no transfer, assignment, exchange or other pledge or conveyance pursuant to this Section 9.1(b) (if otherwise permitted pursuant to this Section 9.1(b)) shall be effective unless, immediately after giving effect to such transfer, assignment, exchange or other pledge or conveyance, such transferee’s Class A Commitment Percentage shall equal such transferee’s Class A Series 2013-B Commitment Percentage.
(c)    Subject to the terms and restrictions set forth in the Group II Indenture and this Series 2013-B Supplement (including, without limitation, Section 9.3), the holder of any Class B Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class B Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-2 hereto; provided, that if the holder of any Class B Note transfers, in whole or in part, its interest in any Class B Note pursuant to (i) a Class B Assignment and Assumption Agreement substantially in the form of Exhibit G-2 hereto or (ii) a Class B Investor Group Supplement substantially in the form of Exhibit H-2 hereto, then such Class B Noteholder will not be required to submit a certificate substantially in the form of Exhibit E-2 hereto upon transfer of its interest in such Class B Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-B Supplement, no Class B Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Class B Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class B Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class B Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class B Notes for the aggregate principal amount that was not transferred. No transfer of any Class B

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Note shall be made unless the request for such transfer is made by the Class B Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Class B Notes, the Trustee shall recognize the Holders of such Class B Note as Class B Noteholders. Notwithstanding anything in this Section 9.1(c) to the contrary, so long as the Class B Series 2013-B Notes are Outstanding (as “Outstanding” is defined in the Series 2013-B Supplement), no transfer, assignment, exchange or other pledge or conveyance pursuant to this Section 9.1(c) (if otherwise permitted pursuant to this Section 9.1(c)) shall be effective unless, immediately after giving effect to such transfer, assignment, exchange or other pledge or conveyance, such transferee’s Class B Commitment Percentage shall equal such transferee’s Class B Series 2013-B Commitment Percentage.
Section 9.2.    Replacement of Investor Group.
(a)    Replacement of Class A Investor Group.
(i)    Notwithstanding anything to the contrary contained herein or in any other Series 2013-B Related Document, in the event that
A.    any Class A Affected Person shall request reimbursement for amounts owing pursuant to any Specified Cost Section,
B.    a Class A Committed Note Purchaser shall become a Class A Defaulting Committed Note Purchaser, and such Class A Defaulting Committed Note Purchaser shall fail to pay any amounts in accordance with Section 2.2(a)(vii) within five (5) Business days after demand from the applicable Class A Funding Agent,
C.    any Class A Committed Note Purchaser or Class A Conduit Investor shall (I) become a Non-Extending Purchaser or (II) deliver a Class A Delayed Funding Notice or a Class A Second Delayed Funding Notice,
D.    as of any date of determination (I) the rolling average Class A CP Rate applicable to the Class A CP Tranche attributable to any Class A Conduit Investor for any three (3) month period is equal to or greater than the greater of (x) the Class A CP Rate applicable to such Class A CP Tranche attributable to such Class A Conduit Investor at the start of such period plus 0.50% and (y) the product of (a) the Class A CP Rate applicable to such Class A CP Tranche attributable to such Class A Conduit Investor at the start of such period and (b) 125%, (II) any portion of the Class A Investor Group Principal Amount with respect to such Class A Conduit Investor is being continued or maintained as a Class A CP Tranche as of such date and (III) the circumstance described in clause (I)

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does not apply to more than two Class A Conduit Investors as of such date, or
E.    any Class A Committed Note Purchaser or Class A Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2013-B Related Document (a “Class A Action”), by the date specified by HVF II, for which (I) at least half of the percentage of the Class A Committed Note Purchasers and the Class A Conduit Investors required for such Class A Action have consented to such Class A Action, and (II) the percentage of the Class A Committed Note Purchasers and the Class A Conduit Investors required for such Class A Action have not consented to such Class A Action or provided written notice that they intend to consent (each, a “Class A Non-Consenting Purchaser”, and each such Class A Committed Note Purchaser or Conduit Investor described in clauses (A) through (E) or any Class A Committed Note Purchaser or Class A Conduit Investor that shall become a Class A Series 2013-B Potential Terminated Purchaser, a “Class A Potential Terminated Purchaser”),
HVF II shall be permitted, upon no less than seven (7) days’ notice to the Administrative Agent, a Class A Potential Terminated Purchaser and its Class A related Funding Agent, to (x)(1) elect to terminate the Class A Commitment, if any, of such Class A Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Class A Potential Terminated Purchaser’s portion of the Class A Investor Group Principal Amount for such Class A Potential Terminated Purchaser’s Class A Investor Group and all accrued and unpaid interest thereon, if any, or (y) elect to cause such Class A Potential Terminated Purchaser to (and the Class A Potential Terminated Purchaser must) assign its Class A Commitment to a replacement purchaser who may be an existing Class A Conduit Investor, Committed Note Purchaser, Class A Program Support Provider or other Class A Noteholder (each, a “Class A Replacement Purchaser” and, any such Class A Potential Terminated Purchaser with respect to which HVF II has made any such election, a “Class A Terminated Purchaser”).
(ii)    HVF II shall not make an election described in Section 9.2(a)(i) unless (A) no Amortization Event or Potential Amortization Event with respect to Class A Notes shall have occurred and be continuing at the time of such election (unless such Amortization Event or Potential Amortization Event would no longer be continuing after giving effect to such election), (B) in respect of an election described in clause (y) of the final paragraph Section 9.2(a)(i) only, on or prior to the effectiveness of the applicable assignment, the Class A Terminated Purchaser shall have been paid its portion of the Class A Investor Group Principal Amount for such Class A Terminated Purchaser’s Class A Investor Group and all accrued and unpaid interest thereon, if any, by or on behalf of HVF II or

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the related Class A Replacement Purchaser, (C) in the event that the Class A Terminated Purchaser is a Non-Extending Purchaser, the Class A Replacement Purchaser, if any, shall have agreed to the applicable extension of the Class A Commitment Termination Date and (D) in the event that the Class A Terminated Purchaser is a Class A Non-Consenting Purchaser, the Class A Replacement Purchaser, if any, shall have consented to the applicable amendment, modification, termination or waiver. Each Class A Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF II, to permit a Class A Replacement Purchaser to succeed to its rights and obligations hereunder. Notwithstanding the foregoing, the consent of each then-current member of an existing Class A Investor Group (other than any Class A Terminated Purchaser in such Class A Investor Group) shall be required in order for a Class A Replacement Purchaser to join any such Class A Investor Group. Upon the effectiveness of any such assignment to a Class A Replacement Purchaser, (A) such Class A Replacement Purchaser shall become a “Class A Committed Note Purchaser” or “Class A Conduit Investor”, as applicable, hereunder for all purposes of this Series 2013-B Supplement and the other Series 2013-B Related Documents, (B) such Class A Replacement Purchaser shall have a Class A Commitment and a Class A Committed Note Purchaser Percentage in an amount not less than the Class A Terminated Purchaser’s Class A Commitment and Class A Committed Note Purchaser Percentage assumed by it, (C) the Class A Commitment of the Class A Terminated Purchaser shall be terminated in all respects and the Class A Committed Note Purchaser Percentage of such Class A Terminated Purchaser shall become zero and (D) the Administrative Agent shall revise Schedule II hereto to reflect the immediately preceding clauses (A) through (C).
(b)    Replacement of Class B Investor Group.
(i)    Notwithstanding anything to the contrary contained herein or in any other Series 2013-B Related Document, in the event that
A.    any Class B Affected Person shall request reimbursement for amounts owing pursuant to any Specified Cost Section,
B.    a Class B Committed Note Purchaser shall become a Class B Defaulting Committed Note Purchaser, and such Class B Defaulting Committed Note Purchaser shall fail to pay any amounts in accordance with Section 2.2(b)(vii) within five (5) Business days after demand from the applicable Class B Funding Agent,
C.    any Class B Committed Note Purchaser or Class B Conduit Investor shall (I) become a Non-Extending Purchaser or (II) deliver a

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Class B Delayed Funding Notice or a Class B Second Delayed Funding Notice,
D.    as of any date of determination (I) the rolling average Class B CP Rate applicable to the Class B CP Tranche attributable to any Class B Conduit Investor for any three (3) month period is equal to or greater than the greater of (x) the Class B CP Rate applicable to such Class B CP Tranche attributable to such Class B Conduit Investor at the start of such period plus 0.50% and (y) the product of (a) the Class B CP Rate applicable to such Class B CP Tranche attributable to such Class B Conduit Investor at the start of such period and (b) 125%, (II) any portion of the Class B Investor Group Principal Amount with respect to such Class B Conduit Investor is being continued or maintained as a Class B CP Tranche as of such date and (III) the circumstance described in clause (I) does not apply to more than two Class B Conduit Investors as of such date, or
E.    any Class B Committed Note Purchaser or Class B Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2013-B Related Document (a “Class B Action”), by the date specified by HVF II, for which (I) at least half of the percentage of the Class B Committed Note Purchasers and the Class B Conduit Investors required for such Class B Action have consented to such Class B Action, and (II) the percentage of the Class B Committed Note Purchasers and the Class B Conduit Investors required for such Class B Action have not consented to such Class B Action or provided written notice that they intend to consent (each, a “Class B Non-Consenting Purchaser”, and each such Class B Committed Note Purchaser or Conduit Investor described in clauses (A) through (E) or any Class B Committed Note Purchaser or Class B Conduit Investor that shall become a Class B Series 2013-B Potential Terminated Purchaser, a “Class B Potential Terminated Purchaser”),
HVF II shall be permitted, upon no less than seven (7) days’ notice to the Administrative Agent, a Class B Potential Terminated Purchaser and its Class B related Funding Agent, to (x)(1) elect to terminate the Class B Commitment, if any, of such Class B Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Class B Potential Terminated Purchaser’s portion of the Class B Investor Group Principal Amount for such Class B Potential Terminated Purchaser’s Class B Investor Group and all accrued and unpaid interest thereon, if any, or (y) elect to cause such Class B Potential Terminated Purchaser to (and the Class B Potential Terminated Purchaser must) assign its Class B Commitment to a replacement purchaser who may be an existing Class B Conduit Investor, Committed Note Purchaser, Class B Program Support Provider or other Class B Noteholder (each, a “Class B Replacement Purchaser” and, any such Class B Potential Terminated Purchaser

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with respect to which HVF II has made any such election, a “Class B Terminated Purchaser”).
(ii)    HVF II shall not make an election described in Section 9.2(a)(ii) unless (A) no Amortization Event or Potential Amortization Event with respect to Class B Notes shall have occurred and be continuing at the time of such election (unless such Amortization Event or Potential Amortization Event would no longer be continuing after giving effect to such election), (B) in respect of an election described in clause (y) of the final paragraph Section 9.2(a)(ii) only, on or prior to the effectiveness of the applicable assignment, the Class B Terminated Purchaser shall have been paid its portion of the Class B Investor Group Principal Amount for such Class B Terminated Purchaser’s Class B Investor Group and all accrued and unpaid interest thereon, if any, by or on behalf of HVF II or the related Class B Replacement Purchaser, (C) in the event that the Class B Terminated Purchaser is a Non-Extending Purchaser, the Class B Replacement Purchaser, if any, shall have agreed to the applicable extension of the Class B Commitment Termination Date and (D) in the event that the Class B Terminated Purchaser is a Class B Non-Consenting Purchaser, the Class B Replacement Purchaser, if any, shall have consented to the applicable amendment, modification, termination or waiver. Each Class B Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF II, to permit a Class B Replacement Purchaser to succeed to its rights and obligations hereunder. Notwithstanding the foregoing, the consent of each then-current member of an existing Class B Investor Group (other than any Class B Terminated Purchaser in such Class B Investor Group) shall be required in order for a Class B Replacement Purchaser to join any such Class B Investor Group. Upon the effectiveness of any such assignment to a Class B Replacement Purchaser, (A) such Class B Replacement Purchaser shall become a “Class B Committed Note Purchaser” or “Class B Conduit Investor”, as applicable, hereunder for all purposes of this Series 2013-B Supplement and the other Series 2013-B Related Documents, (B) such Class B Replacement Purchaser shall have a Class B Commitment and a Class B Committed Note Purchaser Percentage in an amount not less than the Class B Terminated Purchaser’s Class B Commitment and Class B Committed Note Purchaser Percentage assumed by it, (C) the Class B Commitment of the Class B Terminated Purchaser shall be terminated in all respects and the Class B Committed Note Purchaser Percentage of such Class B Terminated Purchaser shall become zero and (D) the Administrative Agent shall revise Schedule IV hereto to reflect the immediately preceding clauses (A) through (C).

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Section 9.3.    Assignments.
(a)    Class A Assignments.
(i)    Any Class A Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-B Supplement and the Class A Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more financial institutions (a “Class A Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G-1 (the “Class A Assignment and Assumption Agreement”), executed by such Class A Acquiring Committed Note Purchaser, such assigning Class A Committed Note Purchaser, the Class A Funding Agent with respect to such Class A Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (A) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-B Notes or (B) if such Class A Acquiring Committed Note Purchaser is an Affiliate of such assigning Class A Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class A Acquiring Committed Note Purchaser that is a Disqualified Party. An assignment by a Class A Committed Note Purchaser that is part of a Class A Investor Group that includes a Class A Conduit Investor to a Class A Investor Group that does not include a Class A Conduit Investor may be made pursuant to this Section 9.3(a)(i); provided that, immediately prior to such assignment each Class A Conduit Investor that is part of the assigning Class A Investor Group shall be deemed to have assigned all of its rights and obligations in the Class A Notes (and its rights and obligations hereunder and under each other Series 2013-B Related Document) in respect of such assigned interest to its related Class A Committed Note Purchaser pursuant to Section 9.3(a)(vii). Notwithstanding anything to the contrary herein (but subject to Section 9.3(a)(viii)), any assignment by a Class A Committed Note Purchaser to a different Class A Investor Group that includes a Class A Conduit Investor shall be made pursuant to Section 9.3(a)(iii), and not this Section 9.3(a)(i).
(ii)    Without limiting Section 9.3(a)(i), each Class A Conduit Investor may assign all or a portion of the Class A Investor Group Principal Amount with respect to such Class A Conduit Investor and its rights and obligations under this Series 2013-B Supplement and each other Series 2013-B Related Document to which it is a party (or otherwise to which it has rights) to a Class A Conduit Assignee with respect to such Class A Conduit Investor without the prior written consent of HVF II.

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Upon such assignment by a Class A Conduit Investor to a Class A Conduit Assignee:
A.    such Class A Conduit Assignee shall be the owner of the Class A Investor Group Principal Amount or such portion thereof with respect to such Class A Conduit Investor,
B.    the related administrative or managing agent for such Class A Conduit Assignee will act as the Class A Funding Agent for such Class A Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Class A Funding Agent hereunder or under each other Series 2013-B Related Document,
C.    such Class A Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Class A Commercial Paper and/or the Class A Notes, shall have the benefit of all the rights and protections provided to such Class A Conduit Investor herein and in each other Series 2013-B Related Document (including any limitation on recourse against such Class A Conduit Assignee as provided in this paragraph),
D.    such Class A Conduit Assignee shall assume all of such Class A Conduit Investor’s obligations, if any, hereunder and under each other Series 2013-B Related Document with respect to such portion of the Class A Investor Group Principal Amount and such Class A Conduit Investor shall be released from such obligations,
E.    all distributions in respect of the Class A Investor Group Principal Amount or such portion thereof with respect to such Class A Conduit Investor shall be made to the applicable Class A Funding Agent on behalf of such Class A Conduit Assignee,
F.    the definition of the term “Class A CP Rate” with respect to the portion of the Class A Investor Group Principal Amount with respect to such Class A Conduit Investor, as applicable funded with commercial paper issued by such Class A Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “Class A CP Rate” applicable to such Class A Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Class A Conduit Assignee (rather than any other Class A Conduit Investor),
G.    the defined terms and other terms and provisions of this Series 2013-B Supplement and each other Series 2013-B Related Documents shall be interpreted in accordance with the foregoing, and

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H.    if reasonably requested by the Class A Funding Agent with respect to such Class A Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Class A Funding Agent may reasonably request to evidence and give effect to the foregoing.
No assignment by any Class A Conduit Investor to a Class A Conduit Assignee of all or any portion of the Class A Investor Group Principal Amount with respect to such Class A Conduit Investor shall in any way diminish the obligation of the Class A Committed Note Purchasers in the same Class A Investor Group as such Class A Conduit Investor under Section 2.2 to fund any Class A Advance not funded by such Class A Conduit Investor or such Class A Conduit Assignee.

(iii)    Any Class A Conduit Investor and the Class A Committed Note Purchaser with respect to such Class A Conduit Investor (or, with respect to any Class A Investor Group without a Class A Conduit Investor, the related Class A Committed Note Purchaser) at any time may sell all or any part of their respective (or, with respect to a Class A Investor Group without a Class A Conduit Investor, its) rights and obligations under this Series 2013-B Supplement and the Class A Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to a Class A Investor Group with respect to which each acquiring Class A Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (a “Class A Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H-1 (the “Class A Investor Group Supplement”), executed by such Class A Acquiring Investor Group, the Class A Funding Agent with respect to such Class A Acquiring Investor Group (including each Class A Conduit Investor (if any) and the Class A Committed Note Purchasers with respect to such Class A Investor Group), such assigning Class A Conduit Investor and the Class A Committed Note Purchasers with respect to such Class A Conduit Investor, the Class A Funding Agent with respect to such assigning Class A Conduit Investor and Class A Committed Note Purchasers and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-B Notes; provided further that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class A Acquiring Investor Group that (a) has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such

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assignment will result in a material increase in HVF II’s costs of financing with respect to the applicable Class A Notes or (b) is a Disqualified Party.
(iv)    Any Class A Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Class A Participants”) participations in its Class A Committed Note Purchaser Percentage of the Class A Maximum Investor Group Principal Amount with respect to it and the other Class A Committed Note Purchasers included in the related Class A Investor Group, its Class A Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Class A Committed Note Purchaser and the Class A Participant; provided, however, that (i) in the event of any such sale by a Class A Committed Note Purchaser to a Class A Participant, (A) such Class A Committed Note Purchaser’s obligations under this Series 2013-B Supplement shall remain unchanged, (B) such Class A Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF II and the Administrative Agent shall continue to deal solely and directly with such Class A Committed Note Purchaser in connection with its rights and obligations under this Series 2013-B Supplement, (ii) no Class A Committed Note Purchaser shall sell any participating interest under which the Class A Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Class A Committed Note Purchaser with respect to any amendment, consent or waiver with respect to this Series 2013-B Supplement or any other Series 2013-B Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Class A Committed Note Purchasers hereunder, and (iii) no Class A Committed Note Purchaser shall sell any participating interest to any Disqualified Party. A Class A Participant shall have the right to receive reimbursement for amounts due pursuant to each Specified Cost Section but only to the extent that the related selling Class A Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.8, only to the extent such Class A Participant shall have complied with the provisions of Section 3.8 as if such Class A Participant were a Class A Committed Note Purchaser. Each such Class A Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 as if such Class A Participant were a Class A Committed Note Purchaser.
(v)    HVF II authorizes each Class A Committed Note Purchaser to disclose to any Class A Participant or Class A Acquiring Committed Note Purchaser (each, a “Class A Transferee”) and any prospective Class A Transferee any and all financial information in such Class A Committed

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Note Purchaser’s possession concerning HVF II, the Series 2013-B Collateral, the Group II Administrator and the Series 2013-B Related Documents that has been delivered to such Class A Committed Note Purchaser by HVF II in connection with such Class A Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-B Collateral and the Group II Administrator. For the avoidance of doubt, no Class A Committed Note Purchaser may disclose any of the foregoing information to any Class A Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
(vi)    Notwithstanding any other provision set forth in this Series 2013-B Supplement (but subject to Section 9.3(a)(viii)), each Class A Conduit Investor or, if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group may at any time grant to one or more Class A Program Support Providers (or, in the case of a Class A Conduit Investor, to its related Class A Committed Note Purchaser) a participating interest in or lien on, or otherwise transfer and assign to one or more Class A Program Support Providers (or, in the case of a Class A Conduit Investor, to its related Class A Committed Note Purchaser), such Class A Conduit Investor’s or, if there is no Class A Conduit Investor with respect to any Class A Investor Group, the related Class A Committed Note Purchaser’s interests in the Class A Advances made hereunder and such Class A Program Support Provider (or such Class A Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Class A Conduit Investor or Class A Committed Note Purchaser, as applicable, under this Series 2013-B Supplement.
(vii)    Notwithstanding any other provision set forth in this Series 2013-B Supplement (but subject to Section 9.3(a)(viii)), each Class A Conduit Investor may at any time, without the consent of HVF II, transfer and assign all or a portion of its rights in the Class A Notes (and its rights hereunder and under other Series 2013-B Related Documents) to its related Class A Committed Note Purchaser. Furthermore, each Class A Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Series 2013-B Supplement, its Class A Note and each other Series 2013-B Related Document to (i) its related Class A Committed Note Purchaser, (ii) its Class A Funding Agent, (iii) any Class A Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including an insurance policy for such Class A Conduit Investor relating to the Class A Commercial Paper or the Class A Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the

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Class A Conduit Investors, including an insurance policy relating to the Class A Commercial Paper or the Class A Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Class A Note to its related Class A Committed Note Purchaser. Each Class A Committed Note Purchaser may assign its Class A Commitment, or all or any portion of its interest under its Class A Note, this Series 2013-B Supplement and each other Series 2013-B Related Document to any Person with the prior written consent of HVF II, such consent not to be unreasonably withheld; provided that, HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to any Person that is a Disqualified Party. Notwithstanding any other provisions set forth in this Series 2013-B Supplement, each Class A Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Series 2013-B Supplement, its Class A Note and the Series 2013-B Related Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.
(viii)    Notwithstanding anything in this Section 9.3(a) to the contrary, so long as the Class A Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no transfer, assignment, exchange or other pledge or conveyance pursuant to this Section 9.3(a) (if otherwise permitted pursuant to this Section 9.3(a)) shall be effective unless, immediately after giving effect to such transfer, assignment, exchange or other pledge or conveyance, such transferee’s Class A Commitment Percentage shall equal such transferee’s Class A Series 2013-A Commitment Percentage.
(b)    Class B Assignments.
(i)    Any Class B Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-B Supplement and the Class B Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more financial institutions (a “Class B Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G-2 (the “Class B Assignment and Assumption Agreement”), executed by such Class B Acquiring Committed Note Purchaser, such assigning Class B Committed Note Purchaser, the Class B Funding Agent with respect to such Class B Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (A) after the occurrence and during the continuance of an Amortization Event with

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respect to the Series 2013-B Notes or (B) if such Class B Acquiring Committed Note Purchaser is an Affiliate of such assigning Class B Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class B Acquiring Committed Note Purchaser that is a Disqualified Party. An assignment by a Class B Committed Note Purchaser that is part of a Class B Investor Group that includes a Class B Conduit Investor to a Class B Investor Group that does not include a Class B Conduit Investor may be made pursuant to this Section 9.3(b)(i); provided that, immediately prior to such assignment each Class B Conduit Investor that is part of the assigning Class B Investor Group shall be deemed to have assigned all of its rights and obligations in the Class B Notes (and its rights and obligations hereunder and under each other Series 2013-B Related Document) in respect of such assigned interest to its related Class B Committed Note Purchaser pursuant to Section 9.3(b)(vii). Notwithstanding anything to the contrary herein (but subject to Section 9.3(b)(viii)), any assignment by a Class B Committed Note Purchaser to a different Class B Investor Group that includes a Class B Conduit Investor shall be made pursuant to Section 9.3(b)(iii), and not this Section 9.3(b)(i).
(ii)    Without limiting Section 9.3(b)(i), each Class B Conduit Investor may assign all or a portion of the Class B Investor Group Principal Amount with respect to such Class B Conduit Investor and its rights and obligations under this Series 2013-B Supplement and each other Series 2013-B Related Document to which it is a party (or otherwise to which it has rights) to a Class B Conduit Assignee with respect to such Class B Conduit Investor without the prior written consent of HVF II. Upon such assignment by a Class B Conduit Investor to a Class B Conduit Assignee:
A.    such Class B Conduit Assignee shall be the owner of the Class B Investor Group Principal Amount or such portion thereof with respect to such Class B Conduit Investor,
B.    the related administrative or managing agent for such Class B Conduit Assignee will act as the Class B Funding Agent for such Class B Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Class B Funding Agent hereunder or under each other Series 2013-B Related Document,
C.    such Class B Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Class B Commercial Paper and/or the Class B Notes, shall have the benefit of all the rights and protections provided to such

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Class B Conduit Investor herein and in each other Series 2013-B Related Document (including any limitation on recourse against such Class B Conduit Assignee as provided in this paragraph),
D.    such Class B Conduit Assignee shall assume all of such Class B Conduit Investor’s obligations, if any, hereunder and under each other Series 2013-B Related Document with respect to such portion of the Class B Investor Group Principal Amount and such Class B Conduit Investor shall be released from such obligations,
E.    all distributions in respect of the Class B Investor Group Principal Amount or such portion thereof with respect to such Class B Conduit Investor shall be made to the applicable Class B Funding Agent on behalf of such Class B Conduit Assignee,
F.    the definition of the term “Class B CP Rate” with respect to the portion of the Class B Investor Group Principal Amount with respect to such Class B Conduit Investor, as applicable funded with commercial paper issued by such Class B Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “Class B CP Rate” applicable to such Class B Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Class B Conduit Assignee (rather than any other Class B Conduit Investor),
G.    the defined terms and other terms and provisions of this Series 2013-B Supplement and each other Series 2013-B Related Documents shall be interpreted in accordance with the foregoing, and
H.    if reasonably requested by the Class B Funding Agent with respect to such Class B Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Class B Funding Agent may reasonably request to evidence and give effect to the foregoing.
No assignment by any Class B Conduit Investor to a Class B Conduit Assignee of all or any portion of the Class B Investor Group Principal Amount with respect to such Class B Conduit Investor shall in any way diminish the obligation of the Class B Committed Note Purchasers in the same Class B Investor Group as such Class B Conduit Investor under Section 2.2 to fund any Class B Advance not funded by such Class B Conduit Investor or such Class B Conduit Assignee.

(iii)    Any Class B Conduit Investor and the Class B Committed Note Purchaser with respect to such Class B Conduit Investor (or, with respect to any Class B Investor Group without a Class B Conduit Investor, the related Class B Committed Note Purchaser) at any time may sell all or

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any part of their respective (or, with respect to a Class B Investor Group without a Class B Conduit Investor, its) rights and obligations under this Series 2013-B Supplement and the Class B Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to a Class B Investor Group with respect to which each acquiring Class B Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (a “Class B Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H-2 (the “Class B Investor Group Supplement”), executed by such Class B Acquiring Investor Group, the Class B Funding Agent with respect to such Class B Acquiring Investor Group (including each Class B Conduit Investor (if any) and the Class B Committed Note Purchasers with respect to such Class B Investor Group), such assigning Class B Conduit Investor and the Class B Committed Note Purchasers with respect to such Class B Conduit Investor, the Class B Funding Agent with respect to such assigning Class B Conduit Investor and Class B Committed Note Purchasers and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-B Notes; provided further that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class B Acquiring Investor Group that (a) has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such assignment will result in a material increase in HVF II’s costs of financing with respect to the applicable Class B Notes or (b) is a Disqualified Party.
(iv)    Any Class B Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Class B Participants”) participations in its Class B Committed Note Purchaser Percentage of the Class B Maximum Investor Group Principal Amount with respect to it and the other Class B Committed Note Purchasers included in the related Class B Investor Group, its Class B Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Class B Committed Note Purchaser and the Class B Participant; provided, however, that (i) in the event of any such sale by a Class B Committed Note Purchaser to a Class B Participant, (A) such Class B Committed Note Purchaser’s obligations under this Series 2013-B Supplement shall remain unchanged, (B) such Class B Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF II and

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the Administrative Agent shall continue to deal solely and directly with such Class B Committed Note Purchaser in connection with its rights and obligations under this Series 2013-B Supplement, (ii) no Class B Committed Note Purchaser shall sell any participating interest under which the Class B Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Class B Committed Note Purchaser with respect to any amendment, consent or waiver with respect to this Series 2013-B Supplement or any other Series 2013-B Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Class B Committed Note Purchasers hereunder, and (iii) no Class B Committed Note Purchaser shall sell any participating interest to any Disqualified Party. A Class B Participant shall have the right to receive reimbursement for amounts due pursuant to each Specified Cost Section but only to the extent that the related selling Class B Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.8, only to the extent such Class B Participant shall have complied with the provisions of Section 3.8 as if such Class B Participant were a Class B Committed Note Purchaser. Each such Class B Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 as if such Class B Participant were a Class B Committed Note Purchaser.
(v)    HVF II authorizes each Class B Committed Note Purchaser to disclose to any Class B Participant or Class B Acquiring Committed Note Purchaser (each, a “Class B Transferee”) and any prospective Class B Transferee any and all financial information in such Class B Committed Note Purchaser’s possession concerning HVF II, the Series 2013-B Collateral, the Group II Administrator and the Series 2013-B Related Documents that has been delivered to such Class B Committed Note Purchaser by HVF II in connection with such Class B Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-B Collateral and the Group II Administrator. For the avoidance of doubt, no Class B Committed Note Purchaser may disclose any of the foregoing information to any Class B Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
(vi)    Notwithstanding any other provision set forth in this Series 2013-B Supplement (but subject to Section 9.3(b)(viii)), each Class B Conduit Investor or, if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group may at any time grant to one or more Class B Program Support Providers (or, in the case of a Class B Conduit Investor, to its related Class B Committed Note Purchaser) a

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participating interest in or lien on, or otherwise transfer and assign to one or more Class B Program Support Providers (or, in the case of a Class B Conduit Investor, to its related Class B Committed Note Purchaser), such Class B Conduit Investor’s or, if there is no Class B Conduit Investor with respect to any Class B Investor Group, the related Class B Committed Note Purchaser’s interests in the Class B Advances made hereunder and such Class B Program Support Provider (or such Class B Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Class B Conduit Investor or Class B Committed Note Purchaser, as applicable, under this Series 2013-B Supplement.
(vii)    Notwithstanding any other provision set forth in this Series 2013-B Supplement (but subject to Section 9.3(b)(viii)), each Class B Conduit Investor may at any time, without the consent of HVF II, transfer and assign all or a portion of its rights in the Class B Notes (and its rights hereunder and under other Series 2013-B Related Documents) to its related Class B Committed Note Purchaser. Furthermore, each Class B Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Series 2013-B Supplement, its Class B Note and each other Series 2013-B Related Document to (i) its related Class B Committed Note Purchaser, (ii) its Class B Funding Agent, (iii) any Class B Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including an insurance policy for such Class B Conduit Investor relating to the Class B Commercial Paper or the Class B Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Class B Conduit Investors, including an insurance policy relating to the Class B Commercial Paper or the Class B Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Class B Note to its related Class B Committed Note Purchaser. Each Class B Committed Note Purchaser may assign its Class B Commitment, or all or any portion of its interest under its Class B Note, this Series 2013-B Supplement and each other Series 2013-B Related Document to any Person with the prior written consent of HVF II, such consent not to be unreasonably withheld; provided that, HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to any Person that is a Disqualified Party. Notwithstanding any other provisions set forth in this Series 2013-B Supplement, each Class B Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Series 2013-B Supplement, its Class B Note and the Series 2013-B Related Document in favor of any Federal Reserve Bank in accordance with

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Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.
(viii)    Notwithstanding anything in this Section 9.3(b) to the contrary, so long as the Class B Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no transfer, assignment, exchange or other pledge or conveyance pursuant to this Section 9.3(b) (if otherwise permitted pursuant to this Section 9.3(b)) shall be effective unless, immediately after giving effect to such transfer, assignment, exchange or other pledge or conveyance, such transferee’s Class B Commitment Percentage shall equal such transferee’s Class B Series 2013-A Commitment Percentage.
ARTICLE X

THE ADMINISTRATIVE AGENT
Section 10.1.    Authorization and Action of the Administrative Agent. Each of the Class A Conduit Investors, the Class A Committed Note Purchasers and the Class A Funding Agents has designated and appointed Deutsche Bank AG, New York Branch as the Administrative Agent under the Initial Series 2013-B Supplement and affirms such designation and appointment hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-B Supplement together with such powers as are reasonably incidental thereto. Each of the Class B Conduit Investors, the Class B Committed Note Purchasers and the Class B Funding Agents hereby designates and appoints Deutsche Bank AG, New York Branch as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-B Supplement together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Conduit Investor, any Committed Note Purchaser or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Series 2013-B Supplement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF II or any of its successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Series 2013-B Supplement or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2013-B Notes and all other amounts owed by HVF II

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hereunder to each of the Class A Investor Groups and the Class B Investor Groups (the “Aggregate Unpaids”).
Section 10.2.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Series 2013-B Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 10.3.    Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2013-B Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Conduit Investor, any Committed Note Purchaser or any Funding Agent for any recitals, statements, representations or warranties made by HVF II contained in this Series 2013-B Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series 2013-B Supplement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2013-B Supplement or any other document furnished in connection herewith, or for any failure of HVF II to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. The Administrative Agent shall not be under any obligation to any Conduit Investor, any Committed Note Purchaser or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2013-B Supplement, or to inspect the properties, books or records of HVF II. The Administrative Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2013-B Liquidation Event unless the Administrative Agent has received notice from HVF II, any Conduit Investor, any Committed Note Purchaser or any Funding Agent.
Section 10.4.    Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2013-B Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Conduit Investor, any Committed Note Purchaser or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Conduit Investor, any Committed Note Purchaser or any Funding Agent, provided that, unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Conduit Investors, the Committed Note Purchasers and the Funding Agents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from

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acting, in accordance with a request of the Series 2013-B Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Conduit Investors, the Committed Note Purchasers and the Funding Agents.
Section 10.5.    Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of HVF II, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents represent and warrant to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF II and made its own decision to enter into this Series 2013-B Supplement.
Section 10.6.    The Administrative Agent in its Individual Capacity. The Administrative Agent and any of its Affiliates may purchase, hold and transfer, as the case may be, Class A Notes and Class B Notes and may otherwise make loans to, accept deposits from, and generally engage in any kind of business with HVF II or any Affiliate of HVF II as though the Administrative Agent were not the Administrative Agent hereunder.
Section 10.7.    Successor Administrative Agent. The Administrative Agent may, upon thirty (30) days’ notice to HVF II and each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents, and the Administrative Agent will, upon the direction of the Series 2013-B Required Noteholders, resign as Administrative Agent. If the Administrative Agent shall resign, then the Investor Groups, during such 30‑day period, shall appoint an Affiliate of a member of the Investor Groups as a successor agent. If for any reason no successor Administrative Agent is appointed by the Investor Groups during such 30‑day period, then effective upon the expiration of such 30‑day period, HVF II for all purposes shall deal directly with the Funding Agents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Series 2013-B Supplement.
Section 10.8.    Authorization and Action of Funding Agents. Each Conduit Investor and each Committed Note Purchaser is hereby deemed to have designated and appointed the Funding Agent set forth next to such Conduit Investor’s name, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser’s name with respect to such Investor Group, on Schedule II or Schedule IV hereto, as applicable, as the agent of such Person hereunder, and hereby authorizes such Funding

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Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Series 2013-B Supplement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Series 2013-B Supplement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF II or any of its successors or assigns. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Series 2013-B Supplement or Applicable Law. The appointment and authority of the Funding Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.
Section 10.9.    Delegation of Duties. Each Funding Agent may execute any of its duties under this Series 2013-B Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 10.10.    Exculpatory Provisions. Neither any Funding Agent nor any of their directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2013-B Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by HVF II contained in this Series 2013-B Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series 2013-B Supplement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2013-B Supplement or any other document furnished in connection herewith, or for any failure of HVF II to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. No Funding Agent shall be under any obligation to its related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2013-B Supplement, or to inspect the properties, books or records of HVF II. No Funding Agent shall be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2013-B Liquidation Event, unless such Funding Agent has received notice from HVF II (or any agent or designee thereof) or its related Investor Group.
Section 10.11.    Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or

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Persons and upon advice and statements of the Administrative Agent and legal counsel independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2013-B Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group, provided that, unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Investor Group.
Section 10.12.    Non-Reliance on the Funding Agent and Other Purchasers. Each Investor Group expressly acknowledges that neither its related Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of HVF II, shall be deemed to constitute any representation or warranty by such Funding Agent. Each Investor Group represents and warrants to its related Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF II and made its own decision to enter into Series 2013-B Supplement.
Section 10.13.    The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may purchase, hold and transfer, as the case may be, Class A Notes and Class B Notes and may otherwise make loans to, accept deposits from, and generally engage in any kind of business with HVF II or any Affiliate of HVF II as though such Funding Agent were not a Funding Agent hereunder.
Section 10.14.    Successor Funding Agent. Each Funding Agent will, upon the direction of its related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of its related Investor Group as a successor agent. If for any reason no successor Funding Agent is appointed by the related Investor Group, then effective upon the resignation of such Funding Agent, HVF II for all purposes shall deal directly with such Investor Group. After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Series 2013-B Supplement.

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ARTICLE XI

GENERAL
Section 11.1.    Optional Repurchase of the Series 2013-B Notes.
(a)    Optional Repurchase of the Class A Notes. The Class A Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time.  The repurchase price for any Class A Note (in each case, the “Class A Note Repurchase Amount”) shall equal the sum of:
(i)    the Class A Principal Amount of such Class A Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1(a)), plus
(ii)    all accrued and unpaid interest on such Class A Notes through such date of repurchase under this Section 11.1(a)) (and, with respect to the portion of such principal balance that was funded with Class A Commercial Paper issued at a discount, all accrued and unpaid discount on such Class A Commercial Paper from the issuance date(s) thereof to the date of repurchase under this Section 11.1(a) and the aggregate discount to accrue on such Class A Commercial Paper from the date of repurchase under this Section 11.1(a) to the next succeeding Payment Date); plus
(iii)    all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6(a)); and
(iv)    any other amounts then due and payable to the holders of such Class A Notes pursuant hereto.
(b)    Optional Repurchase of the Class B Notes. The Class B Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time; provided that, during the continuance of an Amortization Event or Potential Amortization Event (as notified to the Trustee pursuant to Section 8.3 of the Group II Supplement), in either case with respect to the Series 2013-B Notes, any repurchase of the Class B Notes pursuant to this Section 11.1(b) shall be subject to the condition that no Class A Notes remain Outstanding immediately after giving effect to such repurchase.  The repurchase price for any Class B Note (in each case, the “Class B Note Repurchase Amount”) shall equal the sum of:
(i)    the Class B Principal Amount of such Class B Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1(b)), plus

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(ii)    all accrued and unpaid interest on such Class B Notes through such date of repurchase under this Section 11.1(b)) (and, with respect to the portion of such principal balance that was funded with Class B Commercial Paper issued at a discount, all accrued and unpaid discount on such Class B Commercial Paper from the issuance date(s) thereof to the date of repurchase under this Section 11.1(b) and the aggregate discount to accrue on such Class B Commercial Paper from the date of repurchase under this Section 11.1(b) to the next succeeding Payment Date); plus
(iii)    all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6(b)); and
(c)    any other amounts then due and payable to the holders of such Class B Notes pursuant hereto.
Section 11.2.    Information.
On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVF II shall furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2013-B Notes, in a Microsoft Excel electronic file (or similar electronic file) substantively in the form of Exhibit F; provided that HVF II can provide, in its sole discretion, information in the Monthly Noteholders’ Statement additional to the information specified in Exhibit F; provided further, that HVF II can, in its sole discretion, change the form of such Monthly Noteholders’ Statement so long as the information therein is substantively similar to the information in Exhibit F (as Exhibit F may be supplemented in accordance with the immediately preceding proviso).
The Trustee shall provide to the Series 2013-B Noteholders, or their designated agent, copies of each Monthly Noteholders’ Statement.
Section 11.3.    Confidentiality. Each Committed Note Purchaser, each Conduit Investor, each Funding Agent and the Administrative Agent agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of HVF II, which such consent must be evident in a writing signed by an Authorized Officer of HVF II, other than (a) to their Affiliates and their officers, directors, employees, agents and advisors (including legal counsel and accountants) and to actual or prospective assignees and participants, and then only on a confidential basis and excluding any Affiliate, its officers, directors, employees, agents and advisors (including legal counsel and accountants), any prospective assignee and any participant, in each case that is a Disqualified Party, (b) as required by a court or administrative order or decree, or required by any governmental or regulatory authority or self-regulatory organization or required by any statute, law, rule or regulation or judicial process (including any subpoena or similar legal process), (c) to any Rating Agency providing a rating for the Series 2013-B Notes or any Series 2013-B Commercial Paper or any other nationally-recognized rating agency that requires access to information to effect compliance with any disclosure obligations under applicable laws or regulations, (d) in the course of

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litigation with HVF II, the Group II Administrator or Hertz, (e) to any Series 2013-B Noteholder, any Committed Note Purchaser, any Conduit Investor, any Funding Agent or the Administrative Agent, (f) to any Person acting as a placement agent or dealer with respect to any commercial paper (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of HVF II or any of its Affiliates), (g) on a confidential basis, to any provider of credit enhancement or liquidity to any Conduit Investor, or (h) to any Person to the extent such Committed Note Purchaser, Conduit Investor, Funding Agent or the Administrative Agent reasonably determines such disclosure is necessary in connection with the enforcement or for the defense of the rights and remedies under the Series 2013-B Notes or the Series 2013-B Related Documents.
Section 11.4.    Payment of Costs and Expenses; Indemnification.
(a)    Payment of Costs and Expenses. Upon written demand from the Administrative Agent, any Funding Agent, any Conduit Investor or any Committed Note Purchaser, HVF II agrees to pay on the Payment Date immediately following HVF II’s receipt of such written demand all reasonable expenses of the Administrative Agent, such Funding Agent, such Conduit Investor and/or such Committed Note Purchaser, as applicable (including the reasonable fees and out-of-pocket expenses of counsel to each Conduit Investor and each Committed Note Purchaser, if any, as well as the fees and expenses of the rating agencies providing a rating in respect of any Series 2013-B Commercial Paper) in connection with
(i)    the negotiation, preparation, execution, delivery and administration of this Series 2013-B Supplement and of each other Series 2013-B Related Document, including schedules and exhibits, and any liquidity, credit enhancement or insurance documents of a Program Support Provider with respect to a Conduit Investor relating to the Series 2013-B Notes and any amendments, waivers, consents, supplements or other modifications to this Series 2013-B Supplement and each other Series 2013-B Related Document, as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and
(ii)    the consummation of the transactions contemplated by this Series 2013-B Supplement and each other Series 2013-B Related Document.
Upon written demand, HVF II further agrees to pay on the Payment Date immediately following such written demand, and to save the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser harmless from all liability for (i) any breach by HVF II of its obligations under this Series 2013-B Supplement and (ii) all reasonable costs incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any) in enforcing this Series 2013-B Supplement. HVF II also agrees to reimburse the

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Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any and the reasonable fees and out-of-pocket expenses of any third-party servicers and disposition agents) in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Series 2013-B Related Documents and (y) the enforcement of, or any waiver or amendment requested under or with respect to, this Series 2013-B Supplement or any other of the Series 2013-B Related Documents.
Notwithstanding the foregoing, HVF II shall have no obligation to reimburse any Committed Note Purchaser or Conduit Investor for any of the fees and/or expenses incurred by such Committed Note Purchaser and/or Conduit Investor with respect to its sale or assignment of all or any part of its respective rights and obligations under this Series 2013-B Supplement and the Series 2013-B Notes pursuant to Section 9.2 or 9.3.
(b)    Indemnification. In consideration of the execution and delivery of this Series 2013-B Supplement by the Conduit Investors and the Committed Note Purchasers, HVF II hereby indemnifies and holds each Conduit Investor and each Committed Note Purchaser and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-B Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to
(i)    any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or
(ii)    the entering into and performance of this Series 2013-B Supplement and any other Series 2013-B Related Document by any of the Indemnified Parties,
except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF II hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(b) shall in no event include indemnification for any taxes (which indemnification is provided in

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Section 3.8). HVF II shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.
(c)    Indemnification of the Administrative Agent and each Funding Agent.
(i)    In consideration of the execution and delivery of this Series 2013-B Supplement by the Administrative Agent and each Funding Agent, HVF II hereby indemnifies and holds the Administrative Agent and each Funding Agent and each of their respective officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-B Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2013-B Supplement and any other Series 2013-B Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF II hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(i) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). HVF II shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this section.
(ii)    In consideration of the execution and delivery of this Series 2013-B Supplement by the Administrative Agent, each Committed Note Purchaser, ratably according to its respective Commitment, hereby indemnifies and holds the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Administrative Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of HVF II) (irrespective of whether any such Administrative Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-B Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Administrative Agent Indemnified Liabilities”), incurred by the Administrative Agent Indemnified

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Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2013-B Supplement and any other Series 2013-B Related Document by any of the Administrative Agent Indemnified Parties, except for any such Administrative Agent Indemnified Liabilities arising for the account of a particular Administrative Agent Indemnified Party by reason of the relevant Administrative Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Committed Note Purchaser hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Administrative Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(ii) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). Each Committed Note Purchaser shall give notice to the Rating Agencies of any claim for Administrative Agent Indemnified Liabilities made under this Section 11.4(c)(ii).
(d)    Priority. All amounts payable by HVF II pursuant to this Section 11.4 shall be paid in accordance with and subject to Section 5.3 or, at the option of HVF II, paid from any other source available to it.
Section 11.5.    Ratification of Group II Indenture. As supplemented by this Series 2013-B Supplement, the Group II Indenture is in all respects ratified and confirmed and the Group II Indenture as so supplemented by this Series 2013-B Supplement shall be read, taken, and construed as one and the same instrument (except as otherwise specified herein).
Section 11.6.    Notice to the Rating Agencies. The Trustee shall provide to each Funding Agent and each Rating Agency a copy of each notice to the Series 2013-B Noteholders, Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series 2013-B Supplement or any other Group II Related Document. Each such Opinion of Counsel to be delivered to each Funding Agent shall be addressed to each Funding Agent, shall be from counsel reasonably acceptable to each Funding Agent and shall be in form and substance reasonably acceptable to each Funding Agent. The Trustee shall provide notice to each Rating Agency of any consent by the Series 2013-B Noteholders to the waiver of the occurrence of any Amortization Event with respect to the Series 2013-B Notes. All such notices, opinions, certificates or other items to be delivered to the Funding Agents shall be forwarded, simultaneously, to the address of each Funding Agent set forth on its related signature page hereto. HVF II will provide each Rating Agency rating the Series 2013-B Notes with a copy of any operative Group II Manufacturer Program upon written request by such Rating Agency.
Section 11.7.    Third Party Beneficiary. Nothing in this Series 2013-B Supplement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their successors and assigns expressly permitted herein) any

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legal or equitable right, remedy or claim under or by reason of this Series 2013-B Supplement.
Section 11.8.    Counterparts. This Series 2013-B Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series 2013-B Supplement.
Section 11.9.    Governing Law. THIS SERIES 2013-B SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES 2013-B SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11.10.    Amendments.
(a)    This Series 2013-B Supplement or any provision herein may be (i) amended in writing from time to time by HVF II and the Trustee, solely with the consent of the Series 2013-B Required Noteholders or (ii) waived in writing from time to time with the consent of the Series 2013-B Required Noteholders, unless otherwise expressly set forth herein; provided that, (x) if such amendment or waiver does not adversely affect the Class A Noteholders, as evidenced by an Officer’s Certificate of HVF II, then the Class A Principal Amount shall be excluded for purposes of obtaining such consent and for purposes of the related calculation of the Series 2013-B Required Noteholders, and (y) if such amendment or waiver does not adversely affect the Class B Noteholders, as evidenced by an Officer’s Certificate of HVF II, then the Class B Principal Amount shall be excluded for purposes of obtaining such consent and for purposes of the related calculation of the Series 2013-B Required Noteholders; provided further that, notwithstanding the foregoing clauses (i) and (ii) or the immediately preceding proviso,
(i)    without the consent of each Committed Note Purchaser and each Conduit Investor, no amendment or waiver shall:
A.    amend or modify the definition of “Required Controlling Class Series 2013-B Noteholders” or otherwise reduce the percentage of Series 2013-B Noteholders whose consent is required to take any particular action hereunder;
B.    extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Series 2013-B Note (or reduce the principal amount of or rate of interest on any Series 2013-B Note or otherwise change the manner in which interest is calculated);

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C.    extend the due date for, or reduce the amount of, any Class A Undrawn Fee or Class B Undrawn Fee payable hereunder;
D.    amend or modify Section 5.2, Section 5.3, Section 2.1(a), (d) or (e), Section 2.2, Section 2.3, Section 2.5, Section 3.1, Section 4.1, Section 5.4, Section 7.1 (for the avoidance of doubt, other than pursuant to any waiver effected pursuant to Section 7.1), Article IX, this Section 11.10, or Section (2) of Annex 2 or otherwise amend or modify any provision relating to the amendment or modification of this Series 2013-B Supplement or that pursuant to the Series 2013-B Related Documents, would require the consent of 100% of the Series 2013-B Noteholders or each Series 2013-B Noteholder affected by such amendment or modification;
E.    approve the assignment or transfer by HVF II of any of its rights or obligations hereunder;
F.    release HVF II from any obligation hereunder; or
G.    reduce, modify or amend any indemnities in favor of any Conduit Investors, Committed Note Purchasers or Funding Agents;
(ii)    without the consent of each Class A Committed Note Purchaser and each Class A Conduit Investor, no amendment or waiver shall:
A.    affect adversely the interests, rights or obligations of any Class A Conduit Investor or Class A Committed Note Purchaser individually in comparison to any other Class A Conduit Investor or Class A Committed Note Purchaser; or
B.    alter the pro rata treatment of payments to and Class A Advances by the Class A Noteholders, the Class A Conduit Investors and the Class A Committed Note Purchasers (including, for the avoidance of doubt, alterations that provide for any non-pro-rata payments to or Class A Advances by any Class A Noteholders, Class A Conduit Investors or Class A Committed Note Purchasers that are not expressly provided for as of the Series 2013-B Restatement Effective Date); or
(iii)    without the consent of each Class B Committed Note Purchaser and each Class B Conduit Investor, no amendment or waiver shall:
A.    affect adversely the interests, rights or obligations of any Class B Conduit Investor or Class B Committed Note Purchaser individually in comparison to any other Class B Conduit Investor or Class B Committed Note Purchaser;

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B.    alter the pro rata treatment of payments to and Class B Advances by the Class B Noteholders, the Class B Conduit Investors and the Class B Committed Note Purchasers (including, for the avoidance of doubt, alterations that provide for any non-pro-rata payments to or Class B Advances by any Class B Noteholders, Class B Conduit Investors or Class B Committed Note Purchasers that are not expressly provided for as of the Series 2013-B Restatement Effective Date); or
C.    amend or modify Section 28 of Annex 2.
(b)    Any amendment hereof can be effected without the Administrative Agent being party thereto; provided however, that no such amendment, modification or waiver of this Series 2013-B Supplement that affects the rights or duties of the Administrative Agent shall be effective unless the Administrative Agent shall have given its prior written consent thereto.
(c)    Any amendment to this Series 2013-B Supplement shall be subject to the satisfaction of the Series 2013-B Rating Agency Condition (unless otherwise consented to in writing by each Series 2013-B Noteholder).
(d)    Each amendment or other modification to this Series 2013-B Supplement shall be set forth in a Series 2013-B Supplemental Indenture. The initial effectiveness of each Series 2013-B Supplemental Indenture shall be subject to the satisfaction of the Series 2013-B Rating Agency Condition and the delivery to the Trustee of an Opinion of Counsel (which may be based on an Officer’s Certificate) that such Series 2013-B Supplemental Indenture is authorized or permitted by this Series 2013-B Supplement.
(e)    The Trustee shall sign any Series 2013-B Supplemental Indenture authorized or permitted pursuant to this Section 11.10 if the Series 2013-B Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Series 2013-B Supplemental Indenture, the Trustee shall be entitled to receive, if requested, and, subject to Section 7.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel (which may be based on an Officer’s Certificate) as conclusive evidence that such Series 2013-B Supplemental Indenture is authorized or permitted by this Series 2013-B Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
Section 11.11.    Group II Administrator to Act on Behalf of HVF II. Pursuant to the Group II Administration Agreement, the Group II Administrator has agreed to provide certain services to HVF II and to take certain actions on behalf of HVF II, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF II pursuant to this Series 2013-B Supplement. Each Group II

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Noteholder by its acceptance of a Group II Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Group II Administrator in lieu of HVF II and hereby agrees that HVF II’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Group II Administrator and to the extent so performed or taken by the Group II Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVF II; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Group II Administrator or relieve HVF II of any payment obligation hereunder.
Section 11.12.    Successors. All agreements of HVF II in this Series 2013-B Supplement and the Series 2013-B Notes shall bind its successor; provided, however, except as provided in Section 11.10, HVF II may not assign its obligations or rights under this Series 2013-B Supplement or any Series 2013-B Note. All agreements of the Trustee in this Series 2013-B Supplement shall bind its successor.
Section 11.13.    Termination of Series Supplement.
(a)    This Series 2013-B Supplement shall cease to be of further effect when (i) all Outstanding Series 2013-B Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2013-B Notes that have been replaced or paid) to the Trustee for cancellation, (ii) HVF II has paid all sums payable hereunder and (iii) the Series 2013-B Demand Note Payment Amount is equal to zero or the Series 2013-B Letter of Credit Liquidity Amount is equal to zero.
(b)    The representations and warranties set forth in Section 6.1 of this Series 2013-B Supplement shall survive for so long as any Series 2013-B Note is Outstanding.
Section 11.14.    Non-Petition. Each of the parties hereto hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper and similar debt issued by, or for the benefit of, a Conduit Investor, it will not institute against, or join any Person in instituting against such Conduit Investor any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or State bankruptcy or similar law. The provisions of this Section 11.14 shall survive the termination of this Series 2013-B Supplement.
Section 11.15.    Electronic Execution. This Series 2013-B Supplement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Series 2013-B Supplement or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be

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of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11.16.    Additional UCC Representations. Without limiting any other representation or warranty given by HVF II in the Group II Indenture, HVF II hereby makes the representations and warranties set forth in Exhibit L hereto for the benefit of the Trustee and the Series 2013-B Noteholders, in each case, as of the date hereof.
Section 11.17.    Notices. Unless otherwise specified herein, all notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of HVF II and the Trustee, in the manner set forth in Section 10.1 of the Base Indenture, (ii) in the case of the Administrative Agent, the Committed Note Purchasers, the Conduit Investors, and the Funding Agents, in writing, and, unless otherwise expressly provided herein, delivered by hand, mail (postage prepaid), facsimile notice or overnight air courier, in each case to or at the address set forth for such Person on such Person’s signature page hereto or in the Class A Assignment and Assumption Agreement, Class A Addendum, Class A Investor Group Supplement, Class B Assignment and Assumption Agreement, Class B Addendum or Class B Investor Group Supplement, as the case may be, pursuant to which such Person became a party to this Series 2013-B Supplement, or to such other address as may be hereafter notified by the respective parties hereto, and (iii) in the case of the Group II Administrator, unless otherwise specified by the Group II Administrator by notice to the respective parties hereto, to:
The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.
Section 11.18.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture, the Group II Supplement, this Series 2013-B Supplement, the Series 2013-B Notes or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture, the Group II Supplement, this Series 2013-B Supplement, the Series 2013-B Notes or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law,

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federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 11.17 (provided that, nothing in this Series 2013-B Supplement shall affect the right of any such party to serve process in any other manner permitted by law).
Section 11.19.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE GROUP II SUPPLEMENT, THIS SERIES 2013-B SUPPLEMENT, THE SERIES 2013-B NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.20.    USA Patriot Act Notice. Each Funding Agent subject to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies HVF II that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies HVF II, including the name and address of HVF II and other information allowing such Funding Agent to identify HVF II in accordance with such act.
Section 11.21.    Consent to Conversion of RCFC to Limited Liability Company and to Amendments of Certain Related Documents. Each Series 2013-B Noteholder, by entering into this Series Supplement, will be deemed to agree and consent to, (i) the conversion of RCFC into a limited liability company with organizational documents substantially in the form attached as Exhibit O hereto together with any changes to such form that do not adversely affect the Series 2013-B Noteholders in any material respect as evidenced by an Officer’s Certificate of HVF II, (ii) any additional amendments to the Series 2013-B Related Documents as may be required, in the reasonable discretion of RCFC, as a result of RCFC having converted from a corporation to a limited liability company, including, without limitation, changing each reference to RCFC as a corporation to a reference to RCFC as a limited liability company, so long as such amendments do not adversely affect the Series 2013-B Noteholders in any material respect as evidenced by an Officer’s Certificate of HVF II, and (iii) the amendment of the RCFC Series 2010-3 Supplement, the Group II RCFC Lease, the RCFC Collateral Agency Agreement, and the Group II Supplement substantially in the forms attached as Exhibit P, Exhibit Q, Exhibit R, and Exhibit S, hereto, respectively, together with any changes to such forms that do not adversely affect the Series 2013-B Noteholders as evidenced by an Officer’s Certificate of HVF II.

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IN WITNESS WHEREOF, HVF II and the Trustee have caused this Series 2013-B Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING II LP, as Issuer

By:    HVF II GP Corp., its General Partner

By:     /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

THE HERTZ CORPORATION, as Group I
Administrator

By:     /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and          Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
   as Trustee

By:     /s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

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DEUTSCHE BANK AG, NEW YORK BRANCH, as the Administrative Agent

By:
/s/JosephMcElroy
Name: Joseph McElroy
Title: Director

By:
/s/ DanielGerber
Name: Daniel Gerber
Title: Director
Address:    60 Wall Street, 3rd Floor
New York, NY 10005-2858

Attention:    Robert Sheldon
Telephone:    (212) 250-4493
Facsimile:    (212) 797-5160

With electronic copy to abs.conduits@db.com

BARCLAYS BANK PLC, as a Class A Funding Agent

By:
/s/ LauraSpichiger
Name: Laura Spichiger
Title: Director

Address:    745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:    ASG Reports
Telephone:    (201) 499-8482
Email:        barcapconduitops@barclays.com;            asgreports@barclays.com;                gsuconduitgroup@barclays.com;            christian.kurasek@barclays.com;

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        Benjamin.fernandez@barclays.com

BARCLAYS BANK PLC,
as a Class A Committed Note Purchaser

By:
/s/ Laura Spichiger
Name: Laura Spichiger
Title: Director

Address:    745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:    ASG Reports
Telephone:    (201) 499-8482
Email:        barcapconduitops@barclays.com;            asgreports@barclays.com;                gsuconduitgroup@barclays.com;            christian.kurasek@barclays.com;            Benjamin.fernandez@barclays.com

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THE BANK OF NOVA SCOTIA, as a Class A Funding Agent

By:
/s/ Kimberley Snyder
Name: Kimberley Snyder
Title: Director

Address:    40 King Street West
55th Floor
Toronto, Ontario, Canada M5H 1H1
Attention:    Paula Czach
Telephone:    (416) 865-6311
Email:        paula.czach@scotiabank.com

With a copy to:
250 Vesey Street
23rd Floor
New York, NY 10281
Attention:    Darren Ward
Telephone:    (212) 225-5264
Email:        Darren.ward@scotiabank.com

LIBERTY STREET FUNDING LLC, as a Class A Conduit Investor

By:
/s/ Timothy O’Connor
Name: Timothy O’Connor
Title: Vice President

Address:    114 West 57th Street Suite 2310
New York, NY 10036

Attention:    Jill Russo
Telephone:    (212) 295-2742
Facsimile:    (212) 302-8767
Email:        jrusso@gssnyc.com

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THE BANK OF NOVA SCOTIA, as a Class A Committed Note Purchaser

By:     /s/ Kimberley Snyder
Name: Kimberley Snyder
Title: Director

Address:    40 King Street West
55th Floor
Toronto, Ontario, Canada M5H 1H1
Attention:    Paula Czach
Telephone:    (416) 865-6311
Email:        paula.czach@scotiabank.com

With a copy to:
250 Vesey Street
23rd Floor
New York, NY 10281
Attention:    Darren Ward
Telephone:    (212) 225-5264
Email:        Darren.ward@scotiabank.com

BANK OF AMERICA, N.A., as a Class A Funding Agent

By:
/s/ Adarsh Dhand
Name: Adarsh Dhand
Title: Vice President

Address:    214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:    Judith Helms
Telephone:    (980) 387-1693
Facsimile:    (704) 387-2828
Email:        judith.e.helms@baml.com

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BANK OF AMERICA, N.A., as a Class A Committed Note Purchaser

By:
/s/ Adarsh Dhand
Name: Adarsh Dhand
Title: Vice President

Address:    214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:    Judith Helms
Telephone:    (980) 387-1693
Facsimile:    (704) 387-2828
Email:        judith.e.helms@baml.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Funding Agent

By:
/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:     / s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Address:    1301 Avenue of Americas
New York, NY 10019

Attention:    Tina Kourmpetis / Deric Bradford
Telephone:    (212) 261-7814 / (212) 261-3470
Facsimile:    (917) 849-5584
Email:        Conduitsec@ca-cib.com;                Conduit.Funding@ca-cib.com

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ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor

By: Credit Agricole Corporate and
Investment Bank, as Attorney-in-Fact

By:
/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:     / s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Address:    1301 Avenue of the Americas
New York, NY 10019

Attention:    Tina Kourmpetis / Deric Bradford
Telephone:    (212) 261-7814 / (212) 261-3470
Facsimile:    (917) 849-5584
Email:        Conduitsec@ca-cib.com;                Conduit.Funding@ca-cib.com

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Committed Note Purchaser

By:
/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:     / s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Address:    1301 Avenue of Americas
New York, NY 10019

Attention:    Tina Kourmpetis / Deric Bradford
Telephone:    (212) 261-7814 / (212) 261-3470
Facsimile:    (917) 849-5584
Email:        Conduitsec@ca-cib.com;                Conduit.Funding@ca-cib.com

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ROYAL BANK OF CANADA,
as a Class A Funding Agent

By:     /s/ Kevin P. Wilson
Name: Kevin P. Wilson
Title: Authorized Signatory

Address:
3 World Financial Center, 200 VeseyStreet 12th Floor
NewYork,NewYork 10281-8098

Attention:    Securitization Finance
Telephone:    (212) 428-6537
Facsimile:    (212) 428-2304
With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-5900

OLD LINE FUNDING, LLC,
as a Class A Conduit Investor

By:     /s/ Kevin P. Wilson
Name: Kevin P. Wilson
Title: Authorized Signatory

Address:    Global Securitization Services, LLC
68 South Service Road
Melville New York, 11747

Attention:    Kevin Burns
Telephone:    (631)-587-4700
Facsimile:    (212) 302-8767

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ROYAL BANK OF CANADA,
as a Class A Committed Note Purchaser

By:     /s/ Robert S. Jones
Name: Robert S. Jones
Title: Authorized Signatory

By:     /s/ Kevin P. Wilson
Name: Kevin P. Wilson
Title: Authorized Signatory

Address:
3 World Financial Center,
200 VeseyStreet 12th Floor
New York, New York 10281-8098

Attention:    Securitization Finance
Telephone:    (212) 428-6537
Facsimile:    (212) 428-2304
With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-5900

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NATIXIS NEW YORK BRANCH, as a Class A Funding Agent

By:     /s/ Terrence Gregersen
Name: Terrence Gregersen
Title: Executive Director

By:     /s/ David S. Bondy
Name: David S. Bondy
Title: Managing Director

Address:    Natixis North America
1251 Avenue of the Americas
New York, New York 10020

Attention:    Chad Johnson/ Terrence Gregersen/
David Bondy
Telephone:    (212) 891-5881/(212) 891-6294/
(212) 891-5875
Email:        chad.johnson@us.natixis.com,            terrence.gregersen@us.natixis.com,            david.bondy@us.natixis.com
versailles_transactions@us.natixis.com,
rajesh.rampersaud@db.com,                Fiona.chan@db.com

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VERSAILLES ASSETS LLC, as a Class A Committed Note Purchaser

By: Global Securitization Services, LLC, its Manager

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

Address:
c/o Global Securitization Services LLC
68 South Service Road Suite 120        Melville, NY 11747

Attention:    Andrew Stidd
Telephone:    (212) 302-8767
Facsimile:    (631) 587-4700
Email:        versailles_transactions@cm.natixis.com

VERSAILLES ASSETS LLC, as a Class A Conduit Investor

By: Global Securitization Services, LLC,
its Manager

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

Address:

c/o Global Securitization Services LLC
68 South Service Road Suite 120
Melville, NY 11747

Attention:    Andrew Stidd
Telephone:    (212) 302-8767
Facsimile:    (631) 587-4700
Email:        versailles_transactions@cm.natixis.com

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THE ROYAL BANK OF SCOTLAND PLC, as a Class A Funding Agent

By: RBS SECURITIES INC., as Agent

By:     /s/ Jack Wesolek
Name: Jack Wesolek
Title: Director

Address:    600 Washington Boulevard
Stamford, CT 06901

Attention:    Jack Wesolek
Telephone:    (203) 897-3572
Facsimile:    (203) 873-3417
Email:        jack.wesolek@rbs.com

THE ROYAL BANK OF SCOTLAND PLC, as a Class A Committed Note Purchaser

By: RBS SECURITIES INC., as Agent

By:     /s/ Jack Wesolek
Name: Jack Wesolek
Title: Director

Address:    600 Washington Boulevard
Stamford, CT 06901

Attention:    Jack Wesolek
Telephone:    (203) 897-3572
Facsimile:    (203) 873-3417
Email:        jack.wesolek@rbs.com

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BMO CAPITAL MARKETS CORP., as a Class A Funding Agent

By:     /s/ Brad A. Rothbaum
Name: Brad A. Rothbaum
Title: Managing Director
Chief Operating Officer
BMO Capital Markets Corp.
Address:    115 S. LaSalle Street
Chicago, IL 60603

Attention:    John Pappano
Telephone:    (312) 461-4033
Facsimile:    (312) 293-4908
Email:        john.pappano@bmo.com
Attention:    Frank Trocchio
Telephone:    (312) 461-3689
Facsimile:    (312) 461-3189
Email:        frank.trocchio@bmo.com

FAIRWAY FINANCE COMPANY, LLC, as a Class A Conduit Investor

By:
/s/ Steven Novack
Name: Steven Novack
Title: President
Address:    c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005

Attention:    Irina Khalmova
Telephone:    (212) 346-9008
Facsimile:    (212) 346-9012
Email:        Irina.Khalmova@lordspv.com

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BANK OF MONTREAL, as a Class A Committed Note Purchaser

By:
/s/ Brian Zaban
Name: Brian Zaban
Title: Managing Director
Address:    115 S. LaSalle Street
Chicago, IL 60603

Attention:    Brian Zaban
Telephone:    (312) 461-2578
Facsimile:    (312) 293-4948
Email:        brian.zaban@bmo.com

SUNTRUST BANK, as a Class A Funding Agent

By:
/s/ David Hufnagel
Name: David Hufnagel
Title: Vice President
Address:
3333 Peachtree Street N.E.,
10th Floor East,
Atlanta, GA 30326

Attention:    David Morley
Telephone:    (404) 926-5503
Facsimile:    (404) 926-5100
Email:        david.morley@suntrust.com
STRH.AFG@suntrust.com
Agency.Services@suntrust.com

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SUNTRUST BANK, as a Class A Committed Note Purchaser

By:
/s/ David Hufnagel
Name: David Hufnagel
Title: Vice President
Address:

3333 Peachtree Street N.E.,
10th Floor East,
Atlanta, GA 30326

Attention:    David Hufnagel
Telephone:    (404) 439-7697
Facsimile:    (404) 926-5100
Email:        david.hufnagel@suntrust.com

BNP PARIBAS, as a Class A Funding Agent

By:
/s/ Khoi-Anh Berger-Luong
Name: Khoi-Anh Berger-Luong
Title: Managing Director
By:     /s/ Steve Parsons
Name: Steve Parsons
Title: Managing Director
Address:
787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:    Mary Dierdorff
Telephone:    (917) 472-4841
Facsimile:    (212) 841-2140
Email:        mary.dierdorff@us.bnpparibas.com

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STARBIRD FUNDING CORPORATION,
as a Class A Conduit Investor

By:
/s/ Damian A. Perez
Name: Damian A. Perez
Title: Vice President
Address:    68 South Service Road
Suite 120
Melville NY 11747-2350

Attention:    Damian A. Perez
Telephone:    (631) 930-7218
Facsimile:    (212) 302-8767
Email:        dperez@gssnyc.com

BNP PARIBAS, as a Class A Committed Note Purchaser

By:
/s/ Khoi-Anh Berger-Luong
Name: Khoi-Anh Berger-Luong
Title: Managing Director
By:     /s/ Steve Parsons
Name: Steve Parsons
Title: Managing Director
Address:
787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:    Mary Dierdorff
Telephone:    (917) 472-4841
Facsimile:    (212) 841-2140
Email:        mary.dierdorff@us.bnpparibas.com

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GOLDMAN SACHS BANK USA, as a Class A Funding Agent

By: /s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory
Address:    6011 Connection Drive
Irving, TX 75039

Attention:    Peter McGranee
Telephone:    (972) 368-2256
Facsimile:    (646) 769-5285
Email:        peter.mcgrane@.gs.com
gs-warehouselending@gs.com

GOLDMAN SACHS BANK USA, as a Class A Committed Note Purchaser

By: /s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

Address:    6011 Connection Drive
Irving, TX 75039

Attention:    Peter McGranee
Telephone:    (972) 368-2256
Facsimile:    (646) 769-5285
Email:        peter.mcgrane@.gs.com
gs-warehouselending@gs.com

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LLOYDS BANK PLC,
as a Class A Funding Agent

By:     /s/ Thomas Spary
Name: Thomas Spary
Title: Director
Address:    25 Gresham Street
London, EC2V 7HN

Attention:    Chris Rigby
Telephone:    +44 (0)207 158 1930
Facsimile:    +44 (0) 207 158 3247
Email:        Chris.rigby@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LTD,
as a Class A Committed Note Purchaser

By:
/s/ Shane Hollywood
Name: Shane Hollywood
Title: Director
Address:    26 New Street
St Helier, Jersey, JE2 3RA

Attention:    Edward Leng
Telephone:    +44 (0)207 158 6585
Facsimile:    +44 (0) 207 158 3247
Email:        Edward.leng@lloydsbanking.com

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GRESHAM RECEIVABLES (NO.29) LTD,
as a Class A Conduit Investor

By:
/s/ Shane Hollywood
Name: Shane Hollywood
Title: Director
Address:    26 New Street
St Helier, Jersey, JE2 3RA

Attention:    Edward Leng
Telephone:    +44 (0)207 158 6585
Facsimile:    +44 (0) 207 158 3247
Email:    Edward.leng@lloydsbanking.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A and Class B Funding Agent

By:
/s/ Joseph McElroy
Name: Joseph McElroy
Title: Director

By:
/s/ Daniel Gerber
Name: Daniel Gerber
Title: Director

Address:    60 Wall Street
3rd Floor
New York, NY 10005

Attention:    Mary Conners
Telephone:    (212) 250-4731
Facsimile:    (212) 797-5150
Email:        abs.conduits@db.com;                mary.conners@db.com

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DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A and Class B Committed Note Purchaser

By:
/s/ Joseph McElroy
Name: Joseph McElroy
Title: Director

By:
s/ Daniel Gerber
Name: Daniel Gerber
Title: Director

Address:    60 Wall Street, 3rd Floor
New York, NY 10005

Attention:    Mary Conners
Telephone:    (212) 250-4731
Facsimile:    (212) 797-5150
Email:        abs.conduits@db.com;                mary.conners@db.com

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SCHEDULE I
TO THE SERIES 2013-B SUPPLEMENT
DEFINITIONS LIST
“Additional Group II Leasing Company Liquidation Event” means an Amortization Event that occurred or is continuing under Section 7.1(e) as a result of any Group II Leasing Company Amortization Event arising under Section 10.1(c), (d), (g) or (k) of the RCFC Series 2010-3 Supplement.
“Additional Permitted Investment” has the meaning specified in Section 17 of Annex 2.
“Administrative Agent” has the meaning specified in the Preamble.
“Administrative Agent Fee” has the meaning specified in the Administrative Agent Fee Letter.
“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Series 2013-B Closing Date, between the Administrative Agent and HVF II setting forth the definition of Administrative Agent Fee.
“Administrative Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Administrative Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Aggregate Unpaids” has the meaning specified in Section 10.1.
“Base Rate” means, on any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. Changes in the rate of interest on that portion of any Class A Advances or Class B Advances maintained as Class A Base Rate Tranches or Class B Base Rate Tranches, respectively, will take effect simultaneously with each change in the Base Rate.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those

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currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership and partnership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Cash AUP” has the meaning specified in Section 5 of Annex 2.
“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2013-B Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2013-B Closing Date; provided that, notwithstanding anything in the foregoing to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any other United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following events after the Series 2013-B Closing Date:
(a)     any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz, provided that so long as Hertz is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Hertz unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent; or

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(b)    Hertz sells or transfers (in one or a series of related transactions) all or substantially all of the assets of Hertz and its Subsidiaries to another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (a) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that so long as such transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person; or
(c)     Hertz shall cease to own directly 100% of the Capital Stock of RCFC; or
(d)    Hertz shall cease to own directly 100% of the Capital Stock of the HVF II General Partner; or
(e)     Hertz shall cease to own directly or indirectly 100% of the Capital Stock of HVF II; or
(f)     Hertz shall cease to own directly or indirectly 100% of the Capital Stock of the Nominee on any date on which the Certificate of Title for any Group II Eligible Vehicle is in the name of the Nominee.
For the purpose of this definition, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of Hertz and its Subsidiaries, and any sale or transfer of all or any part of the Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of Hertz and its Subsidiaries.
“Class A Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(a)(i).
“Class A Acquiring Investor Group” has the meaning specified in Section 9.3(a)(iii).
“Class A Action” has the meaning specified in Section 9.2(a)(i).
“Class A Addendum” means an addendum substantially in the form of Exhibit K-1.

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“Class A Additional Investor Group” means, collectively, a Class A Conduit Investor, if any, and the Class A Committed Note Purchaser(s) with respect to such Class A Conduit Investor or, if there is no Class A Conduit Investor with respect to any Class A Investor Group the Class A Committed Note Purchaser(s) with respect to such Class A Investor Group, in each case, that becomes party hereto as of any date after the Series 2013-B Restatement Effective Date pursuant to Section 2.1 in connection with an increase in the Class A Maximum Principal Amount; provided that, for the avoidance of doubt, a Class A Investor Group that is both a Class A Additional Investor Group and a Class A Acquiring Investor Group shall be deemed to be a Class A Additional Investor Group solely in connection with, and to the extent of, the commitment of such Class A Investor Group that increases the Class A Maximum Principal Amount when such Class A Additional Investor Group becomes a party hereto and Class A Additional Series 2013-B Notes are issued pursuant to Section 2.1, and references herein to such a Class A Investor Group as a “Class A Additional Investor Group” shall not include the commitment of such Class A Investor Group as a Class A Acquiring Investor Group (the Class A Maximum Investor Group Principal Amount of any such “Class A Additional Investor Group” shall not include any portion of the Class A Maximum Investor Group Principal Amount of such Class A Investor Group acquired pursuant to an assignment to such Class A Investor Group as a Class A Acquiring Investor Group, whereas references to the Class A Maximum Investor Group Principal Amount of such “Class A Investor Group” shall include the entire Class A Maximum Investor Group Principal Amount of such Class A Investor Group as both a Class A Additional Investor Group and a Class A Acquiring Investor Group).
“Class A Additional Investor Group Initial Principal Amount” means, with respect to each Class A Additional Investor Group, on the effective date of the addition of each member such Class A Additional Investor Group as a party hereto, the amount scheduled to be advanced by such Class A Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Class A Drawn Percentage (immediately prior to the addition of such Class A Additional Investor Group as a party hereto) and (b) the Class A Maximum Investor Group Principal Amount of such Class A Additional Investor Group on such effective date (immediately after the addition of such Class A Additional Investor Group as parties hereto).
“Class A Additional Series 2013-B Notes” has the meaning specified in Section 2.1(d)(i).
“Class A Adjusted Advance Rate” means, as of any date of determination, with respect to any Series 2013-B AAA Select Component, a percentage equal to the greater of:
(a)

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(i) the Class A Baseline Advance Rate with respect to such Series 2013-B AAA Select Component as of such date, minus
(ii) the Class A Concentration Excess Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-B AAA Select Component, minus
(iii) the Class A MTM/DT Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-B AAA Select Component; and
(b) zero.
“Class A Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Class A Principal Amount as of such date over (B) the Series 2013-B Principal Collection Account Amount as of such date.
“Class A Advance” has the meaning specified in Section 2.2(a)(i).
“Class A Advance Deficit” has the meaning specified in Section 2.2(a)(vii).
“Class A Advance Request” means, with respect to any Class A Advance requested by HVF II, an advance request substantially in the form of Exhibit J-1 hereto with respect to such Class A Advance.
“Class A Affected Person” has the meaning specified in Section 3.3(a).
“Class A Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Class A Adjusted Principal Amount divided by the Class A Blended Advance Rate, in each case as of such date.
“Class A Assignment and Assumption Agreement” has the meaning specified in Section 9.3(a)(i).
“Class A Available Delayed Amount Committed Note Purchaser” means, with respect to any Class A Advance, any Class A Committed Note Purchaser that either (i) has not delivered a Class A Delayed Funding Notice with respect to such Class A Advance or (ii) has delivered a Class A Delayed Funding Notice with respect to such Class A Advance, but (x) has a Class A Delayed Amount with respect to such Class A Advance equal to zero and (y) after giving effect to the funding of any amount in respect

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of such Class A Advance to be made by such Class A Committed Note Purchaser or the Class A Conduit Investor in such Class A Committed Note Purchaser’s Class A Investor Group on the proposed date of such Class A Advance, has a Class A Required Non-Delayed Amount that is greater than zero.
“Class A Available Delayed Amount Purchaser” means, with respect to any Class A Advance, any Class A Available Delayed Amount Committed Note Purchaser, or any Class A Conduit Investor in such Class A Available Delayed Amount Committed Note Purchaser’s Class A Investor Group, that funds all or any portion of a Class A Second Delayed Funding Notice Amount with respect to such Class A Advance on the date of such Class A Advance.
“Class A Base Rate Tranche” means that portion of the Class A Principal Amount purchased or maintained with Class A Advances that bear interest by reference to the Base Rate.
“Class A Baseline Advance Rate” means, with respect to each Series 2013-B AAA Select Component, the percentage set forth opposite such Series 2013-B AAA Select Component in the following table:

Series 2013-B AAA Component	Class A Baseline Advance Rate
Series 2013-B Eligible Investment Grade Program Vehicle Amount	87.00%
Series 2013-B Eligible Investment Grade Program Receivable Amount	87.00%
Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount	71.50%
Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount	71.50%
Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount	0%
Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount	79.00%
Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount	71.75%
Group II Cash Amount	100%
Series 2013-B Remainder AAA Amount	0%

“Class A Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Class A Blended Advance Rate Weighting Numerator and the denominator of which is the Series 2013-B Blended Advance Rate Weighting Denominator, in each case as of such date.
“Class A Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each

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Series 2013-B AAA Select Component equal to the product of such Series 2013-B AAA Select Component and the Class A Adjusted Advance Rate with respect to such Series 2013-B AAA Select Component, in each case as of such date.
“Class A Commercial Paper” means the promissory notes of each Class A Noteholder issued by such Class A Noteholder in the commercial paper market and allocated to the funding of Class A Advances in respect of the Class A Notes.
“Class A Commitment” means, the obligation of the Class A Committed Note Purchasers included in each Class A Investor Group to fund Class A Advances pursuant to Section 2.2(a) in an aggregate stated amount up to the Class A Maximum Investor Group Principal Amount for such Class A Investor Group.
“Class A Commitment Percentage” means, on any date of determination, with respect to any Class A Investor Group, the fraction, expressed as a percentage, the numerator of which is such Class A Investor Group’s Class A Maximum Investor Group Principal Amount on such date and the denominator is the Class A Maximum Principal Amount on such date.
“Class A Committed Note Purchaser Percentage” means, with respect to any Class A Committed Note Purchaser, the percentage set forth opposite the name of such Class A Committed Note Purchaser on Schedule II hereto.
“Class A Committed Note Purchaser” has the meaning specified in the Preamble.
“Class A Concentration Adjusted Advance Rate” means as of any date of determination,
(i) with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class A Baseline Advance Rate with respect to such Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount over the Class A Concentration Excess Advance Rate Adjustment with respect to such Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and

(ii) with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class A Baseline Advance Rate with respect to such Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount over the Class A Concentration Excess Advance Rate Adjustment with respect to such Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.

“Class A Concentration Excess Advance Rate Adjustment” means, with respect to any Series 2013-B AAA Select Component as of any date of determination, the lesser of:

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(a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Series 2013-B Concentration Excess Amount, if any, allocated to such Series 2013-B AAA Select Component by HVF II and (B) the Class A Baseline Advance Rate with respect to such Series 2013-B AAA Select Component, and the denominator of which is (II) such Series 2013-B AAA Select Component, in each case as of such date, and

(b) the Class A Baseline Advance Rate with respect to such Series 2013-B AAA Select Component;

provided that, the portion of the Series 2013-B Concentration Excess Amount allocated pursuant to the preceding clause (a)(I)(A) shall not exceed the portion of such Series 2013-B AAA Select Component that was included in determining whether such Series 2013-B Concentration Excess Amount exists.

“Class A Conduit Assignee” means, with respect to any Class A Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Class A Funding Agent with respect to such Class A Conduit Investor or any Affiliate of such Class A Funding Agent, in each case, designated by such Class A Funding Agent to accept an assignment from such Class A Conduit Investor of the Class A Investor Group Principal Amount or a portion thereof with respect to such Class A Conduit Investor pursuant to Section 9.3(a)(ii).
“Class A Conduit Investors” has the meaning specified in the Preamble.
“Class A Conduits” has the meaning set forth in the definition of “Class A CP Rate”.
“Class A CP Fallback Rate” means, as of any date of determination and with respect to any Class A Advance funded or maintained by any Class A Funding Agent’s Class A Investor Group through the issuance of Class A Commercial Paper during any Series 2013-B Interest Period, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Series 2013-B Interest Period as the rate for dollar deposits with a one-month maturity.
“Class A CP Notes” has the meaning set forth in Section 2.2(a)(iii).
“Class A CP Rate” means, with respect to a Class A Conduit Investor in any Class A Investor Group (i) for any day during any Series 2013-B Interest Period funded by such a Class A Conduit Investor set forth in Schedule II hereto or any other such Class A Conduit Investor that elects in its Class A Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Class A Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf

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of such Class A Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) maturing on dates other than those certain dates on which such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) are to receive funds) in respect of the promissory notes issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) that are allocated in whole or in part by their respective Class A Funding Agent (on behalf of such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits)) to fund or maintain the Class A Principal Amount or that are issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) specifically to fund or maintain the Class A Principal Amount, in each case, during such period, as determined by their respective Class A Funding Agent (on behalf of such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Class A Committed Note Purchasers (on behalf of such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Class A Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class A Commercial Paper, and (z) the costs of other borrowings by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the Class A CP Rate, the respective Class A Funding Agent for such Class A Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2013-B Interest Period for any portion of the Class A Commitment of the related Class A Investor Group funded by any other Class A Conduit Investor, the “Class A CP Rate” applicable to such Class A Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduit) as set forth in its Class A Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Class A Funding Agent shall fail to notify HVF II and the Group II Administrator of the applicable CP Rate for the Class A Advances made by its Class A Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i) of the Series 2013-B Supplement, then the Class A CP Rate with respect to such Class A Funding Agent’s Class A Investor Group for each day during such Series 2013-B Interest Period shall equal the Class A CP Fallback Rate with respect to such Series 2013-B Interest Period.

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“Class A CP Tranche” means that portion of the Class A Principal Amount purchased or maintained with Class A Advances that bear interest by reference to the Class A CP Rate.
“Class A CP True-Up Payment Amount” has the meaning set forth in Section 3.1(f).
“Class A Daily Interest Amount” means, for any day in a Series 2013-B Interest Period, an amount equal to the result of (a) the product of (i) the Class A Note Rate for such Series 2013-B Interest Period and (ii) the Class A Principal Amount as of the close of business on such date divided by (b) 360.
“Class A Decrease” means a Class A Mandatory Decrease or a Class A Voluntary Decrease, as applicable.
“Class A Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(a)(vii).
“Class A Deficiency Amount” has the meaning specified in Section 3.1(c)(ii) of this Series 2013-B Supplement.
“Class A Delayed Amount” has the meaning specified in Section 2.2(a)(v)(a).
“Class A Delayed Funding Date” has the meaning specified in Section 2.2(a)(v)(a).
“Class A Delayed Funding Notice” has the meaning specified in Section 2.2(a)(v)(a).
“Class A Delayed Funding Purchaser” means, as of any date of determination, each Class A Committed Note Purchaser party to this Series 2013-B Supplement.
“Class A Delayed Funding Reimbursement Amount” means, with respect to any Class A Delayed Funding Purchaser, with respect to the portion of the Class A Delayed Amount of such Class A Delayed Funding Purchaser funded by the Class A Available Delayed Amount Purchaser(s) on the date of the Class A Advance related to such Class A Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class A Delayed Amount funded by the Class A Available Delayed Amount Purchaser(s) on the date of the Class A Advance related to such Class A Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Class A Decrease), if any, made by HVF II to each such Class A Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class A Delayed Amount to but excluding the Class A Delayed Funding Date for such Class A Delayed Amount, was greater than what it would have

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been had such portion of the Class A Delayed Amount been funded by such Class A Delayed Funding Purchaser on such Class A Advance Date.
“Class A Designated Delayed Advance” has the meaning specified in Section 2.2(a)(v)(a).
“Class A Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class A Principal Amount and the denominator of which is the Class A Maximum Principal Amount, in each case as of such date.
“Class A Eurodollar Tranche” means that portion of the Class A Principal Amount purchased or maintained with Class A Advances that bear interest by reference to the Eurodollar Rate (Reserve Adjusted).
“Class A Excess Principal Event” shall be deemed to have occurred if, on any date, the Class A Principal Amount as of such date exceeds the Class A Maximum Principal Amount as of such date.
“Class A Funding Agent” has the meaning specified in the Preamble.
“Class A Funding Conditions” means, with respect to any Class A Advance requested by HVF II pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class A Advance:
(a) the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group II Supplement and the representations and warranties of HVF II and the Group II Administrator set out in Article VI of this Series 2013-B Supplement and, so long as any Group II Eligible Vehicles are titled in the name of the Nominee, the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement, in each case, shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b) the related Funding Agent shall have received an executed Class A Advance Request certifying as to the current Group II Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2;
(c) no Class A Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class A Excess Principal Event is continuing under this clause (c), the Class A Principal Amount shall be deemed to be increased by all Class A Delayed Amounts, if any, that any Class A Delayed Funding Purchaser(s) in a Class A Investor

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Group are required to fund on a Class A Delayed Funding Date that is scheduled to occur after the date of such requested Class A Advance that have not been funded on or prior to the date of such requested Class A Advance;
(d) no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes, exists;
(e) if such Class A Advance is in connection with any issuance of Class A Additional Notes or any Class A Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof; provided that, if such Class A Advance is in connection with the reduction of the Class A Series 2013-A Maximum Principal Amount to zero, then such Class A Advance may be in an integral multiple of less than $100,000;
(f) the Series 2013-B Revolving Period is continuing;
(g) if the Group II Net Book Value of any vehicle owned by RCFC is included in the calculation of the Series 2013-B Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class A Advance on such date), then the representations and warranties of RCFC set out in Article VIII of the RCFC Series 2010-3 Supplement shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(h) if the Group II Net Book Value of any vehicle owned by any Group II Leasing Company (other than RCFC) is included in the calculation of the Series 2013-B Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class A Advance on such date), then the representations and warranties of such Group II Leasing Company set out in the Group II Leasing Company Related Documents with respect to such Group II Leasing Company shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Class A Initial Investor Group Principal Amount” means, with respect to each Class A Investor Group, the amount set forth and specified as such opposite the name of the Class A Committed Note Purchaser included in such Class A Investor Group on Schedule II hereto.
“Class A Investor Group” means, (i) collectively, a Class A Conduit Investor, if any, and the Class A Committed Note Purchaser(s) with respect to such Class

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A Conduit Investor or, if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser(s) with respect to such Class A Investor Group, in each case, party hereto as of the Series 2013-B Restatement Effective Date and (ii) any Class A Additional Investor Group.
“Class A Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c)(i).
“Class A Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-1.
“Class A Investor Group Maximum Principal Increase Amount” means, with respect to each Class A Investor Group Maximum Principal Increase, on the effective date of any Class A Investor Group Maximum Principal Increase with respect to any Class A Investor Group, the amount scheduled to be advanced by such Class A Investor Group on such effective date, which amount may not exceed the product of (a) the Class A Drawn Percentage (immediately prior to the effectiveness of such Class A Investor Group Maximum Principal Increase) and (b) the amount of such Class A Investor Group Maximum Principal Increase.
“Class A Investor Group Principal Amount” means, as of any date of determination with respect to any Class A Investor Group, the result of: (i) if such Class A Investor Group is a Class A Additional Investor Group, such Class A Investor Group’s Class A Additional Investor Group Initial Principal Amount, and otherwise, such Class A Investor Group’s Class A Initial Investor Group Principal Amount, plus (ii) the Class A Investor Group Maximum Principal Increase Amount with respect to each Class A Investor Group Maximum Principal Increase applicable to such Class A Investor Group, if any, on or prior to such date, plus (iii) the principal amount of the portion of all Class A Advances funded by such Class A Investor Group on or prior to such date, minus (iv) the amount of principal payments (whether pursuant to a Class A Decrease, a redemption or otherwise) made to such Class A Investor Group pursuant to this Series 2013-B Supplement on or prior to such date, plus (v) the amount of principal payments recovered from such Class A Investor Group by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.
“Class A Investor Group Supplement” has the meaning specified in Section 9.3(c)(i).
“Class A Majority Program Support Providers” means, with respect to the related Class A Investor Group, Class A Program Support Providers holding more than 50% of the aggregate commitments of all Class A Program Support Providers.
“Class A Mandatory Decrease” has the meaning specified in Section 2.3(b)(i).

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“Class A Mandatory Decrease Amount” has the meaning specified in Section 2.3(b)(i).
“Class A Maximum Investor Group Principal Amount” means, with respect to each Class A Investor Group as of any date of determination, the amount specified as such for such Class A Investor Group on Schedule II hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-B Notes, the Class A Maximum Investor Group Principal Amount with respect to each Class A Investor Group shall not exceed the Class A Investor Group Principal Amount for such Class A Investor Group.
“Class A Maximum Principal Amount” means $1,500,000,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-B Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-B Supplement, or (ii) increased at any time and from time to time upon (a) a Class A Additional Investor Group becoming party to this Series 2013-B Supplement in accordance with the terms hereof, (b) the effective date for any Class A Investor Group Maximum Principal Increase or (c) any reduction of the Class A Series 2013-A Maximum Principal Amount effected pursuant to Section 2.5(b)(i) of the Series 2013-A Supplement in accordance with Section 2.1(i)(i).
“Class A Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Class A Principal Amount as of each day during the related Series 2013-B Interest Period (after giving effect to any increases or decreases to the Class A Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-B Interest Period during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-B Interest Period during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-B Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class A Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of: (i) the Class A Daily Interest Amount for each day in the Series 2013-B Interest Period ending on the Determination Date related to such Payment Date; plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-B Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Class A Note Rate); plus (iii) the

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Class A Undrawn Fee with respect to each Class A Investor Group for such Payment Date; plus (iv) the Class A Program Fee with respect to each Class A Investor Group for such Payment Date; plus (v) the Class A CP True-Up Payment Amounts, if any, owing to each Class A Noteholder on such Payment Date.
“Class A MTM/DT Advance Rate Adjustment” means, as of any date of determination,
(a) with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-B Failure Percentage as of such date and (ii) the Class A Concentration Adjusted Advance Rate with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;
(b) with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-B Failure Percentage as of such date and (ii) the Class A Concentration Adjusted Advance Rate with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and
(c) with respect to any other Series 2013-B AAA Component, zero.
“Class A Non-Consenting Purchaser” has the meaning specified in Section 9.2(a)(i).
“Class A Non-Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(a)(vii).
“Class A Non-Delayed Amount” means, with respect to any Class A Delayed Funding Purchaser and a Class A Advance for which the Class A Delayed Funding Purchaser delivered a Class A Delayed Funding Notice, an amount equal to the excess of such Class A Delayed Funding Purchaser’s ratable portion of such Class A Advance over its Class A Delayed Amount in respect of such Class A Advance.
“Class A Note Rate” means, for any Series 2013-B Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the Class A CP Rates applicable to the Class A CP Tranche, (b) the Eurodollar Rate (Reserve Adjusted) applicable to the Class A Eurodollar Tranche and (c) the Base Rate applicable to the Class A Base Rate Tranche, in each case, for such Series 2013-B Interest Period; provided, however, that the Class A Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Class A Note Repurchase Amount” has the meaning specified in Section 11.1.
“Class A Noteholder” means each Person in whose name a Class A Note is registered in the Note Register.

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“Class A Notes” means any one of the Series 2013-B Variable Funding Rental Car Asset Backed Notes, Class A, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.
“Class A Participants” has the meaning specified in Section 9.3(a)(iv).
“Class A Permitted Delayed Amount” is defined in Section 2.2(a)(v)(a).
“Class A Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Class A Potential Terminated Purchaser” has the meaning specified in Section 9.2(a)(i).
“Class A Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class A Investor Group Principal Amount as of such date with respect to each Class A Investor Group as of such date; provided that, during the Series 2013-B Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors, Requisite Group II Investors or Series 2013-B Required Noteholders have given any consent, waiver, direction or instruction, the Class A Principal Amount held by each Class A Noteholder shall be deemed to include, without double counting, such Class A Noteholder’s undrawn portion of the “Class A Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments with respect to the Class A Notes under this Series 2013-B Supplement) for such Class A Noteholder’s Class A Investor Group.
“Class A Program Fee” means, with respect to each Payment Date and each Class A Investor Group, an amount equal to the sum with respect to each day in the related Series 2013-B Interest Period of the product of:
a.the Class A Program Fee Rate for such Class A Investor Group (or, if applicable, Class A Program Fee Rate for the related Class A Conduit Investor and Class A Committed Note Purchaser in such Class A Investor Group, respectively, if each of such Class A Conduit Investor and Class A Committed Note Purchaser is funding a portion of such Class A Investor Group’s Class A Investor Group Principal Amount) for such day, and
b.the Class A Investor Group Principal Amount for such Class A Investor Group (or, if applicable, the portion of the Class A Investor Group Principal Amount for the related Class A Conduit Investor and Class A Committed Note Purchaser in such Class A Investor Group, respectively, if each of such Class A Conduit Investor and Class A Committed Note Purchaser is funding a portion of such Class A Investor Group’s Class A Investor Group Principal Amount) for such day (after giving effect to all Class A Advances and Class A Decreases on such day), and

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c.1/360.
“Class A Program Fee Letter” means that certain fee letter, dated as of the Series 2013-B Restatement Effective Date, by and among each initial Class A Conduit Investor, each initial Class A Committed Note Purchaser, the Administrative Agent and HVF II setting forth the definition of Class A Program Fee Rate and the definition of Class A Undrawn Fee.
“Class A Program Fee Rate” has the meaning specified in the Class A Program Fee Letter.
“Class A Program Support Agreement” means any agreement entered into by any Class A Program Support Provider in respect of any Class A Commercial Paper and/or Class A Note providing for the issuance of one or more letters of credit for the account of a Class A Committed Note Purchaser or a Class A Conduit Investor, the issuance of one or more insurance policies for which a Class A Committed Note Purchaser or a Class A Conduit Investor is obligated to reimburse the applicable Class A Program Support Provider for any drawings thereunder, the sale by a Class A Committed Note Purchaser or a Class A Conduit Investor to any Class A Program Support Provider of the Class A Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Class A Committed Note Purchaser or a Class A Conduit Investor in connection with such Class A Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Class A Committed Note Purchaser).
“Class A Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Class A Committed Note Purchaser or a Class A Conduit Investor in respect of such Class A Committed Note Purchaser’s or Class A Conduit Investor’s Class A Commercial Paper and/or Class A Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Class A Conduit Investor’s securitization program as it relates to any Class A Commercial Paper issued by such Class A Conduit Investor, in each case pursuant to a Class A Program Support Agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Class A Program Support Provider” without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
“Class A Replacement Purchaser” has the meaning specified in Section 9.2(a)(i).
“Class A Required Non-Delayed Amount” means, with respect to a Class A Delayed Funding Purchaser and a proposed Class A Advance, the excess, if any, of (a) the Class A Required Non-Delayed Percentage of such Class A Delayed Funding

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Purchaser’s Class A Maximum Investor Group Principal Amount as of the date of such proposed Class A Advance over (b) with respect to each previously Class A Designated Delayed Advance of such Class A Delayed Funding Purchaser with respect to which the related Class A Advance occurred during the 35 days preceding the date of such proposed Class A Advance, if any, the sum of, with respect to each such previously Class A Designated Delayed Advance for which the related Class A Delayed Funding Date will not have occurred on or prior to the date of such proposed Class A Advance, the Class A Non-Delayed Amount with respect to each such previously Class A Designated Delayed Advance.
“Class A Required Non-Delayed Percentage” means, as of the Series 2013-B Restatement Effective Date, 10%, and as of any date thereafter, the Class A Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVF II to the Administrative Agent, each Class A Funding Agent, each Class A Committed Note Purchaser and each Class A Conduit Investor at least 35 days prior to the effective date specified therein.
“Class A Second Delayed Funding Notice” is defined in Section 2.2(a)(v)(C).
“Class A Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(a)(v)(C).
“Class A Second Permitted Delayed Amount” is defined in Section 2.2(a)(v)(C).
“Class A Series 2013-A Addendum” means a “Class A Addendum” under and as defined in the Series 2013-A Supplement.
“Class A Series 2013-A Additional Investor Group” means a “Class A Additional Investor Group” under and as defined in the Series 2013-A Supplement.
“Class A Series 2013-A Commitment Percentage” means “Class A Commitment Percentage” under and as defined in the Series 2013-A Supplement.
“Class A Series 2013-A Investor Group” means a “Class A Investor Group” under and as defined in the Series 2013-A Supplement.
“Class A Series 2013-A Investor Group Principal Amount” means “Class A Investor Group Principal Amount” under and as defined in the Series 2013-A Supplement.
“Class A Series 2013-A Maximum Principal Amount” means the “Class A Maximum Principal Amount” under and as defined in the Series 2013-A Supplement.
“Class A Series 2013-A Notes” means the “Class A Notes” under and as defined in the Series 2013-A Supplement.

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“Class A Series 2013-A Potential Terminated Purchaser” means a “Class A Potential Terminated Purchaser” under and as defined in the Series 2013-A Supplement.
“Class A Series 2013-A Principal Amount” means the “Class A Principal Amount” under and as defined in the Series 2013-A Supplement.
“Class A Terminated Purchaser” has the meaning specified in Section 9.2(a)(i).
“Class A Transferee” has the meaning specified in Section 9.3(a)(v).
“Class A Undrawn Fee” means:
(a) with respect to each Payment Date on or prior to the Series 2013-B Commitment Termination Date and each Class A Investor Group, an amount equal to the sum with respect to each day in the Series 2013-B Interest Period of the product of:
(i)    the Class A Undrawn Fee Rate for such Class A Investor Group for such day, and
(ii)    the excess, if any, of (i) the Class A Maximum Investor Group Principal Amount for the related Class A Investor Group over (ii) the Class A Investor Group Principal Amount for the related Class A Investor Group (after giving effect to all Class A Advances and Class A Decreases on such day), in each case for such day, and
(iii)    1/360, and
(b) with respect to each Payment Date following the Series 2013-B Commitment Termination Date, zero.
“Class A Undrawn Fee Rate” has the meaning specified in the Class A Program Fee Letter.
“Class A Voluntary Decrease” has the meaning specified in Section 2.3(c)(i).
“Class A Voluntary Decrease Amount” has the meaning specified in Section 2.3(c)(i).
“Class B Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(b)(i).
“Class B Acquiring Investor Group” has the meaning specified in Section 9.3(b)(iii).
“Class B Action” has the meaning specified in Section 9.2(b).

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“Class B Addendum” means an addendum substantially in the form of Exhibit K-2.
“Class B Additional Investor Group” means, collectively, a Class B Conduit Investor, if any, and the Class B Committed Note Purchaser(s) with respect to such Class B Conduit Investor or, if there is no Class B Conduit Investor with respect to any Class B Investor Group the Class B Committed Note Purchaser(s) with respect to such Class B Investor Group, in each case, that becomes party hereto as of any date after the Series 2013-B Restatement Effective Date pursuant to Section 2.1 in connection with an increase in the Class B Maximum Principal Amount; provided that, for the avoidance of doubt, a Class B Investor Group that is both a Class B Additional Investor Group and a Class B Acquiring Investor Group shall be deemed to be a Class B Additional Investor Group solely in connection with, and to the extent of, the commitment of such Class B Investor Group that increases the Class B Maximum Principal Amount when such Class B Additional Investor Group becomes a party hereto and Class B Additional Series 2013-B Notes are issued pursuant to Section 2.1, and references herein to such a Class B Investor Group as a “Class B Additional Investor Group” shall not include the commitment of such Class B Investor Group as a Class B Acquiring Investor Group (the Class B Maximum Investor Group Principal Amount of any such “Class B Additional Investor Group” shall not include any portion of the Class B Maximum Investor Group Principal Amount of such Class B Investor Group acquired pursuant to an assignment to such Class B Investor Group as a Class B Acquiring Investor Group, whereas references to the Class B Maximum Investor Group Principal Amount of such “Class B Investor Group” shall include the entire Class B Maximum Investor Group Principal Amount of such Class B Investor Group as both a Class B Additional Investor Group and a Class B Acquiring Investor Group).
“Class B Additional Investor Group Initial Principal Amount” means, with respect to each Class B Additional Investor Group, on the effective date of the addition of each member such Class B Additional Investor Group as a party hereto, the amount scheduled to be advanced by such Class B Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Class B Drawn Percentage (immediately prior to the addition of such Class B Additional Investor Group as a party hereto) and (b) the Class B Maximum Investor Group Principal Amount of such Class B Additional Investor Group on such effective date (immediately after the addition of such Class B Additional Investor Group as parties hereto).
“Class B Additional Series 2013-B Notes” has the meaning specified in Section 2.1(d)(ii).
“Class B Adjusted Advance Rate” means, as of any date of determination, with respect to any Series 2013-B AAA Select Component, a percentage equal to the greater of:
(a)

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(i) the Class B Baseline Advance Rate with respect to such Series 2013-B AAA Select Component as of such date, minus
(ii) the Class B Concentration Excess Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-B AAA Select Component, minus
(iii) the Class B MTM/DT Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-B AAA Select Component; and
(b) zero.
“Class B Advance” has the meaning specified in Section 2.2(b)(i).
“Class B Advance Deficit” has the meaning specified in Section 2.2(b)(vii).
“Class B Advance Request” means, with respect to any Class B Advance requested by HVF II, an advance request substantially in the form of Exhibit J-2 hereto with respect to such Class B Advance.
“Class B Affected Person” has the meaning specified in Section 3.3(b).
“Class B Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2013-B Adjusted Principal Amount divided by the Class B Blended Advance Rate, in each case as of such date.
“Class B Assignment and Assumption Agreement” has the meaning specified in Section 9.3(b)(i).
“Class B Available Delayed Amount Committed Note Purchaser” means, with respect to any Class B Advance, any Class B Committed Note Purchaser that either (i) has not delivered a Class B Delayed Funding Notice with respect to such Class B Advance or (ii) has delivered a Class B Delayed Funding Notice with respect to such Class B Advance, but (x) has a Class B Delayed Amount with respect to such Class B Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class B Advance to be made by such Class B Committed Note Purchaser or the Class B Conduit Investor in such Class B Committed Note Purchaser’s Class B Investor Group on the proposed date of such Class B Advance, has a Class B Required Non-Delayed Amount that is greater than zero.
“Class B Available Delayed Amount Purchaser” means, with respect to any Class B Advance, any Class B Available Delayed Amount Committed Note Purchaser, or any Class B Conduit Investor in such Class B Available Delayed Amount Committed Note Purchaser’s Class B Investor Group, that funds all or any portion of a Class B Second Delayed Funding Notice Amount with respect to such Class B Advance on the date of such Class B Advance.

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“Class B Base Rate Tranche” means that portion of the Class B Principal Amount purchased or maintained with Class B Advances that bear interest by reference to the Base Rate.
“Class B Baseline Advance Rate” means, with respect to each Series 2013-B AAA Select Component, the percentage set forth opposite such Series 2013-B AAA Select Component in the following table:

Series 2013-B AAA Component	Class B Baseline Advance Rate
Series 2013-B Eligible Investment Grade Program Vehicle Amount	90.00%
Series 2013-B Eligible Investment Grade Program Receivable Amount	90.00%
Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount	76.75%
Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount	76.75%
Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount	0%
Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount	82.50%
Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount	76.75%
Group II Cash Amount	100%
Series 2013-B Remainder AAA Amount	0%

“Class B Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Class B Blended Advance Rate Weighting Numerator and the denominator of which is the Series 2013-B Blended Advance Rate Weighting Denominator, in each case as of such date.
“Class B Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Series 2013-B AAA Select Component equal to the product of such Series 2013-B AAA Select Component and the Class B Adjusted Advance Rate with respect to such Series 2013-B AAA Select Component, in each case as of such date.
“Class B Commercial Paper” means the promissory notes of each Class B Noteholder issued by such Class B Noteholder in the commercial paper market and allocated to the funding of Class B Advances in respect of the Class B Notes.
“Class B Commitment” means, the obligation of the Class B Committed Note Purchasers included in each Class B Investor Group to fund Class B Advances

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pursuant to Section 2.2(b) in an aggregate stated amount up to the Class B Maximum Investor Group Principal Amount for such Class B Investor Group.
“Class B Commitment Percentage” means, on any date of determination, with respect to any Class B Investor Group, the fraction, expressed as a percentage, the numerator of which is such Class B Investor Group’s Class B Maximum Investor Group Principal Amount on such date and the denominator is the Class B Maximum Principal Amount on such date.
“Class B Committed Note Purchaser Percentage” means, with respect to any Class B Committed Note Purchaser, the percentage set forth opposite the name of such Class B Committed Note Purchaser on Schedule IV hereto.
“Class B Committed Note Purchaser” has the meaning specified in the Preamble.
“Class B Concentration Adjusted Advance Rate” means as of any date of determination,
(i) with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class B Baseline Advance Rate with respect to such Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount over the Class B Concentration Excess Advance Rate Adjustment with respect to such Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and
(ii) with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class B Baseline Advance Rate with respect to such Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount over the Class B Concentration Excess Advance Rate Adjustment with respect to such Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.
“Class B Concentration Excess Advance Rate Adjustment” means, with respect to any Series 2013-B AAA Select Component as of any date of determination, the lesser of:
(a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Series 2013-B Concentration Excess Amount, if any, allocated to such Series 2013-B AAA Select Component by HVF II and (B) the Class B Baseline Advance Rate with respect to such Series 2013-B AAA Select Component, and the denominator of which is (II) such Series 2013-B AAA Select Component, in each case as of such date, and
(b) the Class B Baseline Advance Rate with respect to such Series 2013-B AAA Select Component;

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provided that, the portion of the Series 2013-B Concentration Excess Amount allocated pursuant to the preceding clause (a)(I)(A) shall not exceed the portion of such Series 2013-B AAA Select Component that was included in determining whether such Series 2013-B Concentration Excess Amount exists.
“Class B Conduit Assignee” means, with respect to any Class B Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Class B Funding Agent with respect to such Class B Conduit Investor or any Affiliate of such Class B Funding Agent, in each case, designated by such Class B Funding Agent to accept an assignment from such Class B Conduit Investor of the Class B Investor Group Principal Amount or a portion thereof with respect to such Class B Conduit Investor pursuant to Section 9.3(b)(ii).
“Class B Conduit Investors” has the meaning specified in the Preamble.
“Class B Conduits” has the meaning set forth in the definition of “Class B CP Rate”.
“Class B CP Fallback Rate” means, as of any date of determination and with respect to any Class B Advance funded or maintained by any Class B Funding Agent’s Class B Investor Group through the issuance of Class B Commercial Paper during any Series 2013-B Interest Period, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Series 2013-B Interest Period as the rate for dollar deposits with a one-month maturity.
“Class B CP Notes” has the meaning set forth in Section 2.2(b)(iii).
“Class B CP Rate” means, with respect to a Class B Conduit Investor in any Class B Investor Group (i) for any day during any Series 2013-B Interest Period funded by such a Class B Conduit Investor set forth in Schedule IV hereto or any other such Class B Conduit Investor that elects in its Class B Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Class B Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) maturing on dates other than those certain dates on which such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) are to receive funds) in respect of the promissory notes issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) that are allocated in whole or in part by their respective Class B Funding Agent (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of

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such Class B Conduits)) to fund or maintain the Class B Principal Amount or that are issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) specifically to fund or maintain the Class B Principal Amount, in each case, during such period, as determined by their respective Class B Funding Agent (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Class B Committed Note Purchasers (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Class B Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class B Commercial Paper, and (z) the costs of other borrowings by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the Class B CP Rate, the respective Class B Funding Agent for such Class B Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2013-B Interest Period for any portion of the Class B Commitment of the related Class B Investor Group funded by any other Class B Conduit Investor, the “Class B CP Rate” applicable to such Class B Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduit) as set forth in its Class B Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Class B Funding Agent shall fail to notify HVF II and the Group II Administrator of the applicable CP Rate for the Class B Advances made by its Class B Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i) of the Series 2013-B Supplement, then the Class B CP Rate with respect to such Class B Funding Agent’s Class B Investor Group for each day during such Series 2013-B Interest Period shall equal the Class B CP Fallback Rate with respect to such Series 2013-B Interest Period.
“Class B CP Tranche” means that portion of the Class B Principal Amount purchased or maintained with Class B Advances that bear interest by reference to the Class B CP Rate.
“Class B CP True-Up Payment Amount” has the meaning set forth in Section 3.1(f).
“Class B Daily Interest Amount” means, for any day in a Series 2013-B Interest Period, an amount equal to the result of (a) the product of (i) the Class B Note

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Rate for such Series 2013-B Interest Period and (ii) the Class B Principal Amount as of the close of business on such date divided by (b) 360.
“Class B Decrease” means a Class B Mandatory Decrease or a Class B Voluntary Decrease, as applicable.
“Class B Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(b)(vii).
“Class B Deficiency Amount” has the meaning specified in Section 3.1(c)(ii) of this Series 2013-B Supplement.
“Class B Delayed Amount” has the meaning specified in Section 2.2(b)(v)(A).
“Class B Delayed Funding Date” has the meaning specified in Section 2.2(b)(v)(A).
“Class B Delayed Funding Notice” has the meaning specified in Section 2.2(b)(v)(A).
“Class B Delayed Funding Purchaser” means, as of any date of determination, each Class B Committed Note Purchaser party to this Series 2013-B Supplement.
“Class B Delayed Funding Reimbursement Amount” means, with respect to any Class B Delayed Funding Purchaser, with respect to the portion of the Class B Delayed Amount of such Class B Delayed Funding Purchaser funded by the Class B Available Delayed Amount Purchaser(s) on the date of the Class B Advance related to such Class B Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class B Delayed Amount funded by the Class B Available Delayed Amount Purchaser(s) on the date of the Class B Advance related to such Class B Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Class B Decrease), if any, made by HVF II to each such Class B Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class B Delayed Amount to but excluding the Class B Delayed Funding Date for such Class B Delayed Amount, was greater than what it would have been had such portion of the Class B Delayed Amount been funded by such Class B Delayed Funding Purchaser on such Class B Advance Date.
“Class B Designated Delayed Advance” has the meaning specified in Section 2.2(e)(i).
“Class B Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class B Principal

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Amount and the denominator of which is the Class B Maximum Principal Amount, in each case as of such date.
“Class B Eurodollar Tranche” means that portion of the Class B Principal Amount purchased or maintained with Class B Advances that bear interest by reference to the Eurodollar Rate (Reserve Adjusted).
“Class B Excess Principal Event” shall be deemed to have occurred if, on any date, the Class B Principal Amount as of such date exceeds the Class B Maximum Principal Amount as of such date.
“Class B Funding Agent” has the meaning specified in the Preamble.
“Class B Funding Conditions” means, with respect to any Class B Advance requested by HVF II pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class B Advance:
(a) the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group II Supplement and the representations and warranties of HVF II and the Group II Administrator set out in Article VI of this Series 2013-B Supplement and, so long as any Group II Eligible Vehicles are titled in the name of the Nominee, the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement, in each case, shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b) the related Funding Agent shall have received an executed Class B Advance Request certifying as to the current Group II Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2;
(c) no Class B Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class B Excess Principal Event is continuing under this clause (c), the Class B Principal Amount shall be deemed to be increased by all Class B Delayed Amounts, if any, that any Class B Delayed Funding Purchaser(s) in a Class B Investor Group are required to fund on a Class B Delayed Funding Date that is scheduled to occur after the date of such requested Class B Advance that have not been funded on or prior to the date of such requested Class B Advance;
(d) no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes, exists;

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(e) if such Class B Advance is in connection with any issuance of Class B Additional Notes or any Class B Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof; provided that, if such Class B Advance is in connection with the reduction of the Class B Series 2013-A Maximum Principal Amount to zero, then such Class B Advance may be in an integral multiple of less than $100,000;
(f) the Series 2013-B Revolving Period is continuing;
(g) if the Group II Net Book Value of any vehicle owned by RCFC is included in the calculation of the Series 2013-B Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class B Advance on such date), then the representations and warranties of RCFC set out in Article VIII of the RCFC Series 2010-3 Supplement shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(h) if the Group II Net Book Value of any vehicle owned by any Group II Leasing Company (other than RCFC) is included in the calculation of the Series 2013-B Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class B Advance on such date), then the representations and warranties of such Group II Leasing Company set out in the Group II Leasing Company Related Documents with respect to such Group II Leasing Company shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Class B Initial Investor Group Principal Amount” means, with respect to each Class B Investor Group, the amount set forth and specified as such opposite the name of the Class B Committed Note Purchaser included in such Class B Investor Group on Schedule IV hereto.
“Class B Investor Group” means, (i) collectively, a Class B Conduit Investor, if any, and the Class B Committed Note Purchaser(s) with respect to such Class B Conduit Investor or, if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser(s) with respect to such Class B Investor Group, in each case, party hereto as of the Series 2013-B Restatement Effective Date and (ii) any Class B Additional Investor Group.
“Class B Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c)(ii).

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“Class B Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-2.
“Class B Investor Group Maximum Principal Increase Amount” means, with respect to each Class B Investor Group Maximum Principal Increase, on the effective date of any Class B Investor Group Maximum Principal Increase with respect to any Class B Investor Group, the amount scheduled to be advanced by such Class B Investor Group on such effective date, which amount may not exceed the product of (a) the Class B Drawn Percentage (immediately prior to the effectiveness of such Class B Investor Group Maximum Principal Increase) and (b) the amount of such Class B Investor Group Maximum Principal Increase.
“Class B Investor Group Principal Amount” means, as of any date of determination with respect to any Class B Investor Group, the result of: (i) if such Class B Investor Group is a Class B Additional Investor Group, such Class B Investor Group’s Class B Additional Investor Group Initial Principal Amount, and otherwise, such Class B Investor Group’s Class B Initial Investor Group Principal Amount, plus (ii) the Class B Investor Group Maximum Principal Increase Amount with respect to each Class B Investor Group Maximum Principal Increase applicable to such Class B Investor Group, if any, on or prior to such date, plus (iii) the principal amount of the portion of all Class B Advances funded by such Class B Investor Group on or prior to such date, minus (iv) the amount of principal payments (whether pursuant to a Class B Decrease, a redemption or otherwise) made to such Class B Investor Group pursuant to this Series 2013-B Supplement on or prior to such date, plus (v) the amount of principal payments recovered from such Class B Investor Group by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.
“Class B Investor Group Supplement” has the meaning specified in Section 9.3(c)(ii).
“Class B Majority Program Support Providers” means, with respect to the related Class B Investor Group, Class B Program Support Providers holding more than 50% of the aggregate commitments of all Class B Program Support Providers.
“Class B Mandatory Decrease” has the meaning specified in Section 2.3(b)(ii).
“Class B Mandatory Decrease Amount” has the meaning specified in Section 2.3(b)(ii).
“Class B Maximum Investor Group Principal Amount” means, with respect to each Class B Investor Group as of any date of determination, the amount specified as such for such Class B Investor Group on Schedule IV hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-B Notes,

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the Class B Maximum Investor Group Principal Amount with respect to each Class B Investor Group shall not exceed the Class B Investor Group Principal Amount for such Class B Investor Group.
“Class B Maximum Principal Amount” means $75,000,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-B Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-B Supplement, or (ii) increased at any time and from time to time upon (a) a Class B Additional Investor Group becoming party to this Series 2013-B Supplement in accordance with the terms hereof, (b) the effective date for any Class B Investor Group Maximum Principal Increase, or (c) any reduction of the Class B Series 2013-A Maximum Principal Amount effected pursuant to Section 2.5(b)(ii) of the Series 2013-A Supplement in accordance with Section 2.1(i)(ii).
“Class B Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Class B Principal Amount as of each day during the related Series 2013-B Interest Period (after giving effect to any increases or decreases to the Class B Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-B Interest Period during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-B Interest Period during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-B Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class B Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of: (i) the Class B Daily Interest Amount for each day in the Series 2013-B Interest Period ending on the Determination Date related to such Payment Date; plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-B Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Class B Note Rate); plus (iii) the Class B Undrawn Fee with respect to each Class B Investor Group for such Payment Date; plus (iv) the Class B Program Fee with respect to each Class B Investor Group for such Payment Date; plus (v) the Class B CP True-Up Payment Amounts, if any, owing to each Class B Noteholder on such Payment Date.
“Class B MTM/DT Advance Rate Adjustment” means, as of any date of determination,
(a) with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the

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Series 2013-B Failure Percentage as of such date and (ii) the Class B Concentration Adjusted Advance Rate with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;
(b) with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-B Failure Percentage as of such date and (ii) the Class B Concentration Adjusted Advance Rate with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and
(c) with respect to any other Series 2013-B AAA Component, zero.
“Class B Non-Consenting Purchaser” has the meaning specified in Section 9.2(a).
“Class B Non-Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(b)(vii).
“Class B Non-Delayed Amount” means, with respect to any Class B Delayed Funding Purchaser and a Class B Advance for which the Class B Delayed Funding Purchaser delivered a Class B Delayed Funding Notice, an amount equal to the excess of such Class B Delayed Funding Purchaser’s ratable portion of such Class B Advance over its Class B Delayed Amount in respect of such Class B Advance.
“Class B Note Rate” means, for any Series 2013-B Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the Class B CP Rates applicable to the Class B CP Tranche, (b) the Eurodollar Rate (Reserve Adjusted) applicable to the Class B Eurodollar Tranche and (c) the Base Rate applicable to the Class B Base Rate Tranche, in each case, for such Series 2013-B Interest Period; provided, however, that the Class B Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Class B Note Repurchase Amount” has the meaning specified in Section 11.1.
“Class B Noteholder” means each Person in whose name a Class B Note is registered in the Note Register.
“Class B Notes” means any one of the Series 2013-B Variable Funding Rental Car Asset Backed Notes, Class B, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.
“Class B Participants” has the meaning specified in Section 9.3(b)(iv).
“Class B Permitted Delayed Amount” is defined in Section 2.2(b)(v)(A).

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“Class B Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Class B Potential Terminated Purchaser” has the meaning specified in Section 9.2(b)(i).
“Class B Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class B Investor Group Principal Amount as of such date with respect to each Class B Investor Group as of such date; provided that, during the Series 2013-B Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors, Requisite Group II Investors or Series 2013-B Required Noteholders have given any consent, waiver, direction or instruction, the Class B Principal Amount held by each Class B Noteholder shall be deemed to include, without double counting, such Class B Noteholder’s undrawn portion of the “Class B Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments with respect to the Class B Notes under this Series 2013-B Supplement) for such Class B Noteholder’s Class B Investor Group.
“Class B Program Fee” means, with respect to each Payment Date and each Class B Investor Group, an amount equal to the sum with respect to each day in the related Series 2013-B Interest Period of the product of:

a.
the Class B Program Fee Rate for such Class B Investor Group (or, if applicable, Class B Program Fee Rate for the related Class B Conduit Investor and Class B Committed Note Purchaser in such Class B Investor Group, respectively, if each of such Class B Conduit Investor and Class B Committed Note Purchaser is funding a portion of such Class B Investor Group’s Class B Investor Group Principal Amount) for such day, and

b.
the Class B Investor Group Principal Amount for such Class B Investor Group (or, if applicable, the portion of the Class B Investor Group Principal Amount for the related Class B Conduit Investor and Class B Committed Note Purchaser in such Class B Investor Group, respectively, if each of such Class B Conduit Investor and Class B Committed Note Purchaser is funding a portion of such Class B Investor Group’s Class B Investor Group Principal Amount) for such day (after giving effect to all Class B Advances and Class B Decreases on such day), and

c.	1/360.
“Class B Program Fee Letter” means that certain fee letter, dated as of the Series 2013-B Restatement Effective Date, by and among each initial Class B Conduit Investor, each initial Class B Committed Note Purchaser, the Administrative Agent and HVF II setting forth the definition of Class B Program Fee Rate and the definition of Class B Undrawn Fee.

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“Class B Program Fee Rate” has the meaning specified in the Class B Program Fee Letter.
“Class B Program Support Agreement” means any agreement entered into by any Class B Program Support Provider in respect of any Class B Commercial Paper and/or Class B Note providing for the issuance of one or more letters of credit for the account of a Class B Committed Note Purchaser or a Class B Conduit Investor, the issuance of one or more insurance policies for which a Class B Committed Note Purchaser or a Class B Conduit Investor is obligated to reimburse the applicable Class B Program Support Provider for any drawings thereunder, the sale by a Class B Committed Note Purchaser or a Class B Conduit Investor to any Class B Program Support Provider of the Class B Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Class B Committed Note Purchaser or a Class B Conduit Investor in connection with such Class B Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Class B Committed Note Purchaser).
“Class B Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Class B Committed Note Purchaser or a Class B Conduit Investor in respect of such Class B Committed Note Purchaser’s or Class B Conduit Investor’s Class B Commercial Paper and/or Class B Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Class B Conduit Investor’s securitization program as it relates to any Class B Commercial Paper issued by such Class B Conduit Investor, in each case pursuant to a Class B Program Support Agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Class B Program Support Provider” without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
“Class B Replacement Purchaser” has the meaning specified in Section 9.2(b)(i).
“Class B Required Non-Delayed Amount” means, with respect to a Class B Delayed Funding Purchaser and a proposed Class B Advance, the excess, if any, of (a) the Class B Required Non-Delayed Percentage of such Class B Delayed Funding Purchaser’s Class B Maximum Investor Group Principal Amount as of the date of such proposed Class B Advance over (b) with respect to each previously Class B Designated Delayed Advance of such Class B Delayed Funding Purchaser with respect to which the related Class B Advance occurred during the 35 days preceding the date of such proposed Class B Advance, if any, the sum of, with respect to each such previously Class B Designated Delayed Advance for which the related Class B Delayed Funding Date will not have occurred on or prior to the date of such proposed Class B Advance, the Class B

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Non-Delayed Amount with respect to each such previously Class B Designated Delayed Advance.
“Class B Required Non-Delayed Percentage” means, as of the Series 2013-B Restatement Effective Date, 10%, and as of any date thereafter, the Class B Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVF II to the Administrative Agent, each Class B Funding Agent, each Class B Committed Note Purchaser and each Class B Conduit Investor at least 35 days prior to the effective date specified therein.
“Class B Second Delayed Funding Notice” is defined in Section 2.2(b)(v)(C).
“Class B Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(b)(v)(C).
“Class B Second Permitted Delayed Amount” is defined in Section 2.2(b)(v)(C).
“Class B Series 2013-A Addendum” means a “Class B Addendum” under and as defined in the Series 2013-A Supplement.
“Class B Series 2013-A Additional Investor Group” means a “Class B Additional Investor Group” under and as defined in the Series 2013-A Supplement.
“Class B Series 2013-A Commitment Percentage” means “Class B Commitment Percentage” under and as defined in the Series 2013-A Supplement.
“Class B Series 2013-A Investor Group” means a “Class B Investor Group” under and as defined in the Series 2013-A Supplement.
“Class B Series 2013-A Investor Group Principal Amount” means “Class B Investor Group Principal Amount” under and as defined in the Series 2013-A Supplement.
“Class B Series 2013-A Maximum Principal Amount” means the “Class B Maximum Principal Amount” under and as defined in the Series 2013-A Supplement.
“Class B Series 2013-A Notes” means the “Class B Notes” under and as defined in the Series 2013-A Supplement.
“Class B Series 2013-A Potential Terminated Purchaser” means a “Class B Potential Terminated Purchaser” under and as defined in the Series 2013-A Supplement.
“Class B Terminated Purchaser” has the meaning specified in Section 9.2(b)(i).

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“Class B Transferee” has the meaning specified in Section 9.3(b)(v).
“Class B Undrawn Fee” means:
(a) with respect to each Payment Date on or prior to the Series 2013-B Commitment Termination Date and each Class B Investor Group, an amount equal to the sum with respect to each day in the Series 2013-B Interest Period of the product of:
(i)    the Class B Undrawn Fee Rate for such Class B Investor Group for such day, and
(ii)    the excess, if any, of (i) the Class B Maximum Investor Group Principal Amount for the related Class B Investor Group over (ii) the Class B Investor Group Principal Amount for the related Class B Investor Group (after giving effect to all Class B Advances and Class B Decreases on such day), in each case for such day, and
(iii)    1/360, and
(b) with respect to each Payment Date following the Series 2013-B Commitment Termination Date, zero.
“Class B Undrawn Fee Rate” has the meaning specified in the Class B Program Fee Letter.
“Class B Voluntary Decrease” has the meaning specified in Section 2.3(c)(ii).
“Class B Voluntary Decrease Amount” has the meaning specified in Section 2.3(c)(ii).
“Committed Note Purchaser” has the meaning specified in the Preamble.
“Conduit Investors” has the meaning specified in the Preamble.
“Confidential Information” means information that Hertz or any Affiliate thereof (or any successor to any such Person in any capacity) furnishes to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent, but does not include any such information (i) that is or becomes generally available to the public other than as a result of a disclosure by a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent or other Person to which a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent delivered such information, (ii) that was in the possession of a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent prior to its being furnished to such Committed Note Purchaser, such Conduit Investor, such Funding Agent or the Administrative Agent by Hertz or any Affiliate thereof; provided that, there exists no obligation of any such Person to keep such information confidential, or (iii) that

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is or becomes available to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent from a source other than Hertz or an Affiliate thereof; provided that, such source is not (1) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be bound by a confidentiality agreement with Hertz or any Affiliate thereof, as the case may be, or (2) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.
“Corresponding DBRS Rating” means, for each Equivalent Rating Agency Rating for any Person, the DBRS rating designation corresponding to the row in which such Equivalent Rating Agency Rating appears in the table set forth below.

Moody's	S&P	Fitch	DBRS

Aaa	AAA	AAA	AAA
Aa1	AA+	AA+	AA(H)
Aa2	AA	AA	AA
Aa3	AA-	AA-	AA(L)
A1	A+	A+	A(H)
A2	A	A	A
A3	A-	A-	A(L)
Baa1	BBB+	BBB+	BBB(H)
Baa2	BBB	BBB	BBB
Baa3	BBB-	BBB-	BBB(L)

Ba1	BB+	BB+	BB(H)
Ba2	BB	BB	BB
Ba3	BB-	BB-	BB(L)
B1	B+	B+	B-High
B2	B	B	B
B3	B-	B-	B(L)
Caa1	CCC+	CCC	CCC(H)
Caa2	CCC	CC	CCC
Caa3	CCC-	C	CCC(L)

“Credit Support Annex” has the meaning specified in Section 4.4(c).
“DBRS Equivalent Rating” means, with respect to any date and any Person with respect to whom DBRS does not maintain a public Relevant DBRS Rating as of such date,

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(a)if such Person has an Equivalent Rating Agency Rating from three of the Equivalent Rating Agencies as of such date, then the median of the Corresponding DBRS Ratings for such Person as of such date;
(b)    if such Person has Equivalent Rating Agency Ratings from only two of the Equivalent Rating Agencies as of such date, then the lower Corresponding DBRS Rating for such Person as of such date; and
(c)    if such Person has an Equivalent Rating Agency Rating from only one of the Equivalent Rating Agencies as of such date, then the Corresponding DBRS Rating for such Person as of such date.
“DBRS Trigger Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “BBB” by DBRS (or, if such entity is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P).
“Demand Notice” has the meaning specified in Section 5.5(c).
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Proceeds” means, with respect to each Group I/II Non-Program Vehicle, the net proceeds from the sale or disposition of such Group I/II Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Group I/II Lessee thereof pursuant to any Group I/II Lease).
“Disqualified Party” means (i) any Person engaged in the business of renting, leasing, financing or disposing of motor vehicles or equipment operating under the name “Advantage”, “Alamo”, “Amerco”, “AutoNation”, “Avis”, “Budget”, “CarMax”, “Courier Car Rentals”, “Edge Auto Rental”, “Enterprise”, “EuropCar”, “Ford”, “Fox”, “Google”, “Lyft”, “Midway Fleet Leasing”, “National”, “Payless”, “Red Dog Rental Services”, “Silvercar”, “Triangle”, “Uber”, “Vanguard”, “ZipCar”, “Angel Aerial”, “Studio Services”; “Sixt”, “Penske”, “Sunbelt Rentals”, “United Rentals”, “ARI”, “LeasePlan”, “PHH”, “U-Haul”, “Virgin” or “Wheels” and (ii) any other Person that HVF II reasonably determines to be a competitor of HVF II or any of its Affiliates, who has been identified in a written notice delivered to the Administrative Agent, each Funding Agent, each Committed Note Purchaser and each Conduit Investor and (iii) any Affiliate of any of the foregoing.
“Downgrade Withdrawal Amount” has the meaning specified in Section 5.7(b).
“Election Period” has the meaning specified in Section 2.6(b).

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“Eligible Interest Rate Cap Provider” means a counterparty to a Series 2013-B Interest Rate Cap that is a bank, other financial institution or Person that as of any date of determination satisfies the DBRS Trigger Required Ratings (or whose present and future obligations under its Series 2013-B Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-B Rating Agencies and satisfying the other requirements set forth in the related Series 2013-B Interest Rate Cap) provided by a guarantor that satisfies the DBRS Trigger Required Ratings); provided that, as of the date of the acquisition, replacement or extension (whether in connection with an extension of the Series 2013-B Commitment Termination Date or otherwise) of any Series 2013-B Interest Rate Cap, the applicable counterparty satisfies the Initial Counterparty Required Ratings (or such counterparty’s present and future obligations under its Series 2013-B Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-B Rating Agencies and satisfying the other requirements set forth in the related Series 2013-B Interest Rate Cap) provided by a guarantor that satisfies the Initial Counterparty Required Ratings).
“Equivalent Rating Agency” means each of Fitch, Moody’s and S&P.
“Equivalent Rating Agency Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, the Relevant Rating by such Equivalent Rating Agency with respect to such Person as of such date.
“Eurodollar Advance” means, a Class A Advance or Class B Advance that bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).
“Eurodollar Interest Period” means, with respect to any Eurodollar Advance, (a) initially, the period commencing on and including the date of such Eurodollar Advance and ending on but excluding the next Payment Date and (b) for each period thereafter, the period commencing on and including the Payment Date on which the immediately preceding Eurodollar Interest Period ended and ending on but excluding the next Payment Date; provided, however, that no Eurodollar Interest Period may end subsequent to the Legal Final Payment Date.
“Eurodollar Rate” means, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is one (1) Business Day prior to the beginning of the relevant Eurodollar Interest Period by reference to the Screen Rate for a period equal to such Eurodollar Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the Reference Lender in London to prime banks in the London interbank market at or about 11:00 a.m. (London time) one (1) Business Day before the first day of such Eurodollar Interest Period in an amount substantially equal to the amount of the Eurodollar Advances to be outstanding during such Eurodollar Interest Period and for a period equal to such Eurodollar Interest Period. In respect of any

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Eurodollar Interest Period that is not thirty (30) days in duration, the Eurodollar Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Eurodollar Interest Period; provided that, if a Eurodollar Interest Period is less than or equal to seven days, the Eurodollar Rate shall be determined by reference to a rate calculated in accordance with the preceding sentence as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days. Notwithstanding anything to the contrary in the preceding provisions of this definition or in the Series 2013-B Supplement, if the Administrative Agent fails to notify HVF II and the Group II Administrator of the applicable Eurodollar Rate (Reserve Adjusted) by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period in accordance with Section 3.1(b)(ii) of the Series 2013-B Supplement, then the Eurodollar Rate with respect to such Eurodollar Interest Period shall be the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Eurodollar Interest Period as the rate for dollar deposits with a one-month maturity.
“Eurodollar Rate (Reserve Adjusted)” means, for any Eurodollar Interest Period, an interest rate per annum (rounded to the nearest 1/10,000th of 1%) determined pursuant to the following formula:
Eurodollar Rate =             _____Eurodollar Rate
    (Reserve Adjusted)         1.00 – Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for any Eurodollar Interest Period for Eurodollar Advances will be determined by the related Administrative Agent on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period. Notwithstanding anything to the contrary in the preceding provisions of this definition or in the Series 2013-B Supplement, if the Administrative Agent fails to notify HVF II and the Group II Administrator of the applicable Eurodollar Rate (Reserve Adjusted) by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period in accordance with Section 3.1(b)(ii) of this Series 2013-B Supplement, then the Eurodollar Rate (Reserve Adjusted) with respect to such Eurodollar Interest Period shall be determined by HVF II and on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period.
“Eurodollar Reserve Percentage” means, for any Eurodollar Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes

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in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities,” as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Period.
“Expected Final Payment Date” means the Series 2013-B Commitment Termination Date.
“Extension Length” has the meaning specified in Section 2.6(b).
“Federal Funds Rate” means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City time).
“Foreign Affected Person” has the meaning set forth in Section 3.8.
“Funding Agent” has the meaning specified in the Preamble.
“Group I Eligible Vehicle” has the meaning specified in the Group I Supplement.
“Group I Final Base Rent” means “Final Base Rent” under and as defined in the Group I Supplement.
“Group I Indenture” means the Group I Supplement, together with the Base Indenture.
“Group I Lease” has the meaning specified in the Group I Supplement.
“Group I Lessee” has the meaning specified in the Group I Supplement.
“Group I Non-Program Vehicle” has the meaning specified in the Group I Supplement.
“Group I Supplement” means that certain Amended and Restated Group I Supplement to the Base Indenture, dated as of October 31, 2014, by and between HVF II and the Trustee.
“Group I Vehicle Operating Lease Commencement Date” has the meaning specified in the Group I Supplement.

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“Group I/II Eligible Vehicle” means any Group I Eligible Vehicle or any Group II Eligible Vehicle.
“Group I/II Final Base Rent” means (a) with respect to any Group I Eligible Vehicle, the Final Base Rent with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Final Base Rent with respect to such Group II Eligible Vehicle.
“Group I/II Lease” means a Group I Lease or a Group II Lease, as applicable.
“Group I/II Lessee” means a Group I Lessee or a Group II Lessee, as applicable.
“Group I/II Net Book Value” means (a) with respect to any Group I Eligible Vehicle, the Group I Net Book Value with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Net Book Value with respect to such Group II Eligible Vehicle.
“Group I/II Non-Program Vehicle” means any Group I Non-Program Vehicle or Group II Non-Program Vehicle.
“Group I/II Vehicle Operating Lease Commencement Date” means (a) with respect to any Group I Eligible Vehicle, the Group I Vehicle Operating Lease Commencement Date with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Vehicle Operating Lease Commencement Date with respect to such Group II Eligible Vehicle.
“Group II Back-Up Disposition Agent Agreement” means each of (i) the Series 2010-3 Back-Up Disposition Agent Agreement and (ii) each other agreement between a Group II Lease Servicer in respect of a Group II Lease (other than the Group II RCFC Lease) and a back-up disposition agent.
“Group II Indenture” means the Group II Supplement, together with the Base Indenture.
“Hertz Investors” means Hertz Investors, Inc., and any successor in interest thereto.
“Hertz Senior Credit Facility Default” means the occurrence of an event that (i) results in all amounts under each of Hertz’s Senior Credit Facilities becoming immediately due and payable and (ii) has not been waived by the lenders under each of Hertz’s Senior Credit Facilities.
“Holdings” means Hertz Global Holdings, Inc., and any successor in interest thereto.

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“Indemnified Liabilities” has the meaning specified in Section 11.4(b).
“Indemnified Parties” has the meaning specified in Section 11.4(b).
“Initial Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee.
“Initial Counterparty Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “A” by DBRS (or, if such entity is not rated by DBRS, “A2” by Moody’s or “A” by S&P).
“Initial Group II Indenture” means the Initial Group II Supplement, together with the Initial Base Indenture.
“Initial Group II Supplement” means the Group II Supplement, dated as of November 25, 2013, between HVF II and the Trustee.
“Interest Rate Cap Provider” means HVF II’s counterparty under any Series 2013-B Interest Rate Cap.
“Lease Payment Deficit Notice” has the meaning specified in Section 5.9(b).
“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.
“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of any Parent, Hertz or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Hertz or any Parent.
“Monthly Blackbook Mark” means, with respect to any Group II Non-Program Vehicle, as of any date Blackbook obtains market values that it intends to return to HVF II (or the Group II Administrator on HVF II’s behalf), the market value of such Group II Non-Program Vehicle for the model class and model year of such Group II Non-Program Vehicle based on the average equipment and the average mileage of each Group II Non-Program Vehicle of such model class and model year, as quoted in the Blackbook Guide most recently available as of such date.
“Monthly NADA Mark” means, with respect to any Group II Non-Program Vehicle, as of any date NADA obtains market values that it intends to return to HVF II (or the Group II Administrator on HVF II’s behalf), the market value of such Group II Non-Program Vehicle for the model class and model year of such Group II Non-Program Vehicle based on the average equipment and the average mileage of each Group

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II Non-Program Vehicle of such model class and model year, as quoted in the NADA Guide most recently available as of such date.
“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, Eastern Edition.
“Non-Extending Purchaser” has the meaning specified in Section 2.6(c).
“Noteholder Statement AUP” has the meaning specified in Section 6 of Annex 2.
“Official Body” has the meaning specified in the definition of “Change in Law”.
“Outstanding” means with respect to the Series 2013-B Notes, all Series 2013-B Notes theretofore authenticated and delivered under the Group II Indenture, except (a) Series 2013-B Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2013-B Notes that have not been presented for payment but funds for the payment of which are on deposit in the Series 2013-B Distribution Account and are available for payment in full of such Series 2013-B Notes, and Series 2013-B Notes that are considered paid pursuant to Section 8.1 of the Group II Supplement, and (c) Series 2013-B Notes in exchange for or in lieu of other Series 2013-B Notes that have been authenticated and delivered pursuant to the Group II Indenture unless proof satisfactory to the Trustee is presented that any such Series 2013-B Notes are held by a purchaser for value.
“Parent” means any of Holdings, Hertz Investors, and any Other Parent, and any other Person that is a Subsidiary of Holdings, Hertz Investors or any Other Parent and of which Hertz is a Subsidiary. As used herein, “Other Parent” means a Person of which Hertz becomes a Subsidiary after the Series 2013-B Restatement Effective Date and that is designated by Hertz as an “Other Parent”; provided that, either (x) immediately after Hertz first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of Hertz or a Parent of Hertz immediately prior to Hertz first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of Hertz first becoming a Subsidiary of such Person.
“Past Due Rent Payment” means, with respect to any Series 2013-B Lease Payment Deficit and any Group II Lessee, any payment of Rent or other amounts payable by such Group II Lessee under any Group II Lease with respect to which such Series 2013-B Lease Payment Deficit applied, which payment occurred on or prior to the fifth Business Day after the occurrence of such Series 2013-B Lease Payment Deficit and which payment is in satisfaction (in whole or in part) of such Series 2013-B Lease Payment Deficit.

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“Past Due Rental Payments Priorities” means the priorities of payments set forth in Section 5.6.
“Patriot Act” has the meaning specified in Section 11.20.
“Permitted Holders” means any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control that has been consented to by Series 2013-B Noteholders holding more than 66 2/3% of the Series 2013-B Principal Amount, and any Affiliate thereof, (ii) the Management Investors, (iii) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clause (i) or (ii) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz or any Parent held by such “group”), and any other Person that is a member of such “group” and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or Hertz.
“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;

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(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to the Series 2013-B Notes.
“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2013-B Demand Note and distributed to the Series 2013-B Noteholders in respect of amounts owing under the Series 2013-B Notes that is recoverable or that has been recovered (and not subsequently repaid) as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.
“Prime Rate” means with respect to each Investor Group, the rate announced by the related Reference Lender from time to time as its prime rate in the United States, such rate to change as and when such announced rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors.
“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2013-B Adjusted Principal Amount on such date over (b) the Series 2013-B Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made by it under the Group II Leases, shall mean the excess, if any, of (x) the Series 2013-B Adjusted Principal Amount on such date over (y) the sum of (1) the Series 2013-B Asset Amount on such date and (2) the lesser of (a) the Series 2013-B Liquid Enhancement Amount on such date and (b) the Series 2013-B Required Liquid Enhancement Amount on such date.

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“Prior Series 2013-B Note” means, with respect to any Class A Funding Agent and the Class A Investor Group with respect thereto, the “Series 2013-B Note” (as defined in the Initial Series 2013-B Supplement) that was registered in the name of such Class A Funding Agent (in its capacity as a “Funding Agent” under and as defined in the Initial Series 2013-B Supplement).
“Pro Rata Share” means, with respect to each Series 2013-B Letter of Credit issued by any Series 2013-B Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2013-B Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2013-B Letters of Credit as of such date; provided, that solely for purposes of calculating the Pro Rata Share with respect to any Series 2013-B Letter of Credit Provider as of any date, if the related Series 2013-B Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under such Series 2013-B Letter of Credit made prior to such date, the available amount under such Series 2013-B Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2013-B Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by Hertz for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2013-B Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under any of its Series 2013-B Letters of Credit).
“Program Support Provider” means (a) with respect to any Class A Committed Note Purchaser or its related Class A Conduit Investor, its related Class A Program Support Provider, and (b) with respect to any Class B Committed Note Purchaser or its related Class B Conduit Investor, its related Class B Program Support Provider.
“Rating Agencies” means, with respect to the Series 2013-B Notes, DBRS and any other nationally recognized rating agency rating the Series 2013-B Notes at the request of HVF II.
“RCFC Series 2010-3 Related Documents” means the “Series 2010-3 Related Documents” as defined in the RCFC Series 2010-3 Supplement.
“RCFC Trustee” means the “Trustee” under and as defined in the RCFC Series 2010-3 Related Documents.
“Reference Lender” means, with respect to each Investor Group, the related Funding Agent or if such Funding Agent does not have a prime rate, an Affiliate thereof designated by such Funding Agent.
“Related Month” means, with respect to any date of determination, the most recently ended calendar month as of such date.

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“Relevant DBRS Rating” means, with respect to any Person as of any date of determination: (a) if such Person has both a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then the higher of such two ratings as of such date and (b) if such Person has only one of a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant DBRS Rating with respect to such Person as of such date.
“Relevant Fitch Rating” means, with respect to any Person, (a) if such Person has both a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then the higher of such two ratings as of such date, (b) if such Person has only one of a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Fitch Rating with respect to such Person as of such date.
“Relevant Moody’s Rating” means, with respect to any Person as of any date of determination, the highest of: (a) if such Person has a long term rating by Moody’s as of such date, then such rating as of such date, (b) if such Person has a senior unsecured rating by Moody’s as of such date, then such rating as of such date and (c) if such Person has a long term corporate family rating by Moody’s as of such date, then such rating as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Moody’s Rating with respect to such Person as of such date.
“Relevant Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, (a) with respect to Moody’s, the Relevant Moody’s Rating with respect to such Person as of such date, (b) with respect to Fitch, the Relevant Fitch Rating with respect to such Person as of such date and (c) with respect to S&P, the Relevant S&P Rating with respect to such Person as of such date.
“Relevant S&P Rating” means, with respect to any Person as of any date of determination, the long term local issuer rating by S&P of such Person as of such date; provided that, if such Person does not have a long term local issuer rating by S&P as of such date, then there shall be no Relevant S&P Rating with respect to such Person as of such date.
“Reorganization Assets” has the meaning specified in the Senior Term Facility.
“Required Controlling Class Series 2013-B Noteholders” means, as of any date of determination, (i) for so long as the Class A Notes are Outstanding, Class A Noteholders holding more than 50% of the Class A Principal Amount, (ii) if no Class A Notes are Outstanding as of such date of determination and there are fewer than five Class B Investor Groups as of such date of determination, then Class B Noteholders

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holding 100% of the Class B Principal Amount, and (iii) if no Class A Notes are Outstanding as of such date of determination and there are five or more Class B Investor Groups as of such date of determination, then Class B Noteholders holding more than 50% of the Class B Principal Amount. The Required Controlling Class Series 2013-B Noteholders shall be the “Required Series Noteholders” with respect to the Series 2013-B Notes.
“Required Supermajority Controlling Class Series 2013-B Noteholders” means, as of any date of determination, (i) for so long as the Class A Notes are Outstanding, Class A Noteholders holding more than 66⅔% of the Class A Principal Amount, (ii) if no Class A Notes are Outstanding as of such date of determination and there are fewer than five Class B Investor Groups as of such date of determination, then Class B Noteholders holding 100% of the Class B Principal Amount, and (iii) if no Class A Notes are Outstanding and there are five or more Class B Investor Groups as of such date of determination, then Class B Noteholders holding more than 66⅔% of the Class B Principal Amount.
“Required Unanimous Controlling Class Series 2013-B Noteholders” means (i) for so long as the Class A Notes are Outstanding, Class A Noteholders holding 100% of the Class A Principal Amount, and (ii) if no Class A Notes are Outstanding, then Class B Noteholders holding 100% of the Class B Principal Amount.
“Retention Requirement Law” means (i) Part 5 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013), Commission Delegated Regulation (EU) No 625/2014 of 13 March 2014 and Commission Implementing Regulation (EU) No 602/2014 of 4 June 2014; (ii) Section 5 of European Commission Delegated Regulation (EU) No. 231/2013 of 19 December 2012; (iii) any guidelines or related documents published from time to time in relation thereto by the European Banking Authority or the European Securities and Markets Authority (or successor agency or authority) and adopted by the European Commission; and (iv) to the extent informing the interpretation of clauses (i) and (ii) above, the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which continues to apply to the provisions of Part 5 of the Capital Requirements Regulation.
“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by the British Bankers Association or NYSE (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate).
“Securities Intermediary” has the meaning specified in the Preamble.
“Senior Credit Facilities” means Hertz’s (a) senior secured asset based revolving loan facility, provided under a credit agreement, dated as of March 11, 2011,

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among Hertz Equipment Rental Corporation, Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank AG Canada Branch, as Canadian administrative agent and Canadian collateral agent, Wells Fargo Bank, National Association, as syndication agent and co-collateral agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time (as has been and may be amended, amended and restated, supplemented or otherwise modified from time to time), (b) the Senior Term Facility; and (c) any successor or replacement revolving credit facility or facilities to the senior secured asset based revolving loan facility described in clause (a).
“Senior Interest Waterfall Shortfall Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (d) on such Payment Date over (b) the sum of (i) the Series 2013-B Payment Date Available Interest Amount with respect to the Series 2013-B Interest Period ending on such Payment Date and (ii) the aggregate amount of all deposits into the Series 2013-B Interest Collection Account with proceeds of the Series 2013-B Reserve Account, each Series 2013-B Demand Note, each Series 2013-B Letter of Credit and each Series 2013-B L/C Cash Collateral Account, in each case made since the immediately preceding Payment Date; provided that, the amount calculated pursuant to the preceding clause (b)(ii) shall be calculated on a pro forma basis and prior to giving effect to any withdrawals from the Series 2013-B Principal Collection Account for deposit into the Series 2013-B Interest Collection Account on such Payment Date.
“Senior Term Facility” means Hertz’s senior secured term loan facility, provided under a credit agreement, dated as of March 11, 2011, among Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, and shall include any successor or replacement credit facility to such senior secured term loan facility.
“Series 2010-3 Administration Agreement” has the meaning set forth in the RCFC Series 2010-3 Supplement.
“Series 2010-3 Administrator” has the meaning set forth in the RCFC Series 2010-3 Supplement.

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“Series 2010-3 Administrator Default” has the meaning set forth in the RCFC Series 2010-3 Supplement.
“Series 2010-3 Back-Up Administration Agreement” has the meaning set forth in the RCFC Series 2010-3 Supplement.
“Series 2010-3 Back-Up Disposition Agent Agreement” means that certain Back-Up Disposition Agent Agreement, dated as of November 25, 2013, by and among Fiserv Automotive Solutions, Inc., Hertz, as “Servicer”, and the Trustee.
“Series 2010-3 Noteholder” has the meaning set forth in the RCFC Series 2010-3 Supplement.
“Series 2013-A Amortization Event” means an “Amortization Event” under and as defined in the Series 2013-A Supplement and only with respect to the Series 2013-A Notes; provided that, a Series 2013-A Amortization Event shall only be deemed to have occurred to the extent such “Amortization Event” shall have been deemed to occur or been declared, in either case in accordance with Section 7.2 of the Series 2013-A Supplement.
“Series 2013-A Distribution Account” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Liquidation Event” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Principal Amount” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Rapid Amortization Period” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Supplement” means that certain Second Amended and Restated Series 2013-A Supplement to the Group I Indenture, dated as of December 3, 2015, by and among HVF II, the Group I Administrator, the Trustee, and the various “Conduit Investors”, “Committed Note Purchasers” and “Funding Agents” from time to time party thereto.
“Series 2013-B AAA Component” means each of:

i.	the Series 2013-B Eligible Investment Grade Program Vehicle Amount;

ii.	the Series 2013-B Eligible Investment Grade Program Receivable Amount;

iii.	the Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount;

iv.	the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount;

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v.	the Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount;

vi.	the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount;

vii.	the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount;

viii.	the Group II Cash Amount;

ix.	the Group II Due and Unpaid Lease Payment Amount; and

x.	the Series 2013-B Remainder AAA Amount.
“Series 2013-B AAA Select Component” means each Series 2013-B AAA Component other than the Group II Due and Unpaid Lease Payment Amount.
“Series 2013-B Account Collateral” has the meaning specified in Section 4.1.
“Series 2013-B Accounts” has the meaning specified in Section 4.2(a).
“Series 2013-B Accrued Amounts” means, on any date of determination, the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (i), (k) and (l) that have accrued and remain unpaid as of such date. The Series 2013-B Accrued Amounts shall be the “Group II Accrued Amounts” with respect to the Series 2013-B Notes.
“Series 2013-B Adjusted Asset Coverage Threshold Amount” means, as of any date of determination, the greater of (a) the excess, if any, of (i) the Series 2013-B Asset Coverage Threshold Amount over (ii) the sum of (A) the Series 2013-B Letter of Credit Amount and (B) the Series 2013-B Available Reserve Account Amount and (b) the Series 2013-B Adjusted Principal Amount, in each case, as of such date. The Series 2013-B Adjusted Asset Coverage Threshold Amount shall be the “Group II Asset Coverage Threshold Amount” with respect to the Series 2013-B Notes.
“Series 2013-B Adjusted Liquid Enhancement Amount” means, as of any date of determination, the Series 2013-B Liquid Enhancement Amount, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2013-B Defaulted Letter of Credit, as of such date.
“Series 2013-B Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2013-B Principal Amount as of such date over (B) the Series 2013-B Principal Collection Account Amount as of such date. The Series 2013-B Adjusted Principal Amount shall be the “Group II Series Adjusted Principal Amount” with respect to the Series 2013-B Notes.

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“Series 2013-B Amortization Event” means an Amortization Event with respect to the Series 2013-B Notes.
“Series 2013-B Asset Amount” means, as of any date of determination, the product of (i) the Series 2013-B Floating Allocation Percentage as of such date and (ii) the Group II Aggregate Asset Amount as of such date.
“Series 2013-B Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the greater of the Class A Asset Coverage Threshold Amount and the Class B Asset Coverage Threshold Amount, in each case as of such date.
“Series 2013-B Available L/C Cash Collateral Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-B L/C Cash Collateral Account as of such date.
“Series 2013-B Available Reserve Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-B Reserve Account as of such date.
“Series 2013-B Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Series 2013-B AAA Select Component, in each case as of such date.
“Series 2013-B Capped Group II Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2013-B Group II Administrator Fee Amount with respect to such Payment Date and (ii) $500,000.
“Series 2013-B Capped Group II HVF II Operating Expense Amount” means, with respect to any Payment Date the lesser of (i) the Series 2013-B Group II HVF II Operating Expense Amount, with respect to such Payment Date and (ii) the excess, if any, of (x) $500,000 over (y) the sum of the Series 2013-B Group II Administrator Fee Amount and the Series 2013-B Group II Trustee Fee Amount, in each case with respect to such Payment Date.
“Series 2013-B Capped Group II Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2013-B Group II Trustee Fee Amount, with respect to such Payment Date and (ii) the excess, if any, of $500,000 over the Series 2013-B Group II Administrator Fee Amount with respect to such Payment Date.
“Series 2013-B Carrying Charges” means, as of any day, the sum of:
(i) all fees or other costs, expenses and indemnity amounts, if any, payable by HVF II to:
(a) the Trustee (other than Series 2013-B Group II Trustee Fee Amounts),

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(b) the Group II Administrator (other than Series 2013-B Group II Administrator Fee Amounts),
(c) the Administrative Agent (other than Administrative Agent Fees),
(d) the Series 2013-B Noteholders (other than Class A Monthly Interest Amounts, Class A Monthly Default Interest Amounts, Class B Monthly Interest Amounts or Class B Monthly Default Interest Amounts), or
(e) any other party to a Series 2013-B Related Documents,
in each case under and in accordance with such Series 2013-B Related Documents, plus
(ii) any other operating expenses of HVF II that have been invoiced as of such date and are then payable by HVF II relating the Series 2013-B Notes (in each case, exclusive of any Group II Carrying Charges).
“Series 2013-B Certificate of Credit Demand” means a certificate substantially in the form of Annex A to a Series 2013-B Letter of Credit.
“Series 2013-B Certificate of Preference Payment Demand” means a certificate substantially in the form of Annex C to a Series 2013-B Letter of Credit.
“Series 2013-B Certificate of Termination Demand” means a certificate substantially in the form of Annex D to a Series 2013-B Letter of Credit.
“Series 2013-B Certificate of Unpaid Demand Note Demand” means a certificate substantially in the form of Annex B to Series 2013-B Letter of Credit.
“Series 2013-B Closing Date” means November 25, 2013.
“Series 2013-B Collateral” means the Group II Indenture Collateral, the Series 2013-B Interest Rate Caps, each Series 2013-B Letter of Credit, the Series 2013-B Account Collateral with respect to each Series 2013-B Account and each Series 2013-B Demand Note.
“Series 2013-B Commitment Termination Date” means the last Business Day occurring in October 2017 or such later date designated in accordance with Section 2.6.
“Series 2013-B Concentration Excess Amount” means, as of any date of determination, the sum of (i) the Series 2013-B Manufacturer Concentration Excess Amount with respect to each Group II Manufacturer as of such date, if any, (ii) the Series 2013-B Non-Liened Vehicle Concentration Excess Amount as of such date, if any, and (iii) the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, if any; provided that, for purposes of calculating this

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definition as of any such date (i) the Group II Net Book Value of any Group II Eligible Vehicle and the amount of Series 2013-B Eligible Manufacturer Receivables, in each case, included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount as of such date or the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, (ii) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date, (iii) the amount of any Series 2013-B Eligible Manufacturer Receivables included in the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer with respect to such Series 2013-B Eligible Manufacturer Receivable for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date, and (iv) the determination of which Group II Eligible Vehicles (or the Group II Net Book Value thereof) or Series 2013-B Eligible Manufacturer Receivables are designated as constituting (A) Series 2013-B Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2013-B Manufacturer Concentration Excess Amounts and (C) Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts, in each case, as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-B Daily Interest Allocation” means, on each Series 2013-B Deposit Date, an amount equal to the sum of (i) the Series 2013-B Invested Percentage (as of such date) of the aggregate amount of Group II Interest Collections deposited into the Group II Collection Account on such date and (ii) all amounts received by the Trustee in respect of the Series 2013-B Interest Rate Caps on such date.
“Series 2013-B Daily Principal Allocation” means, on each Series 2013-B Deposit Date, an amount equal to the Series 2013-B Invested Percentage (as of such date) of the aggregate amount of Group II Principal Collections deposited into the Group II Collection Account on such date.

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“Series 2013-B Defaulted Letter of Credit” means, as of any date of determination, each Series 2013-B Letter of Credit that, as of such date, an Authorized Officer of the Group II Administrator has actual knowledge that:
(A) such Series 2013-B Letter of Credit is not be in full force and effect (other than in accordance with its terms or otherwise as expressly permitted in such Series 2013-B Letter of Credit),
(B) an Event of Bankruptcy has occurred with respect to the Series 2013-B Letter of Credit Provider of such Series 2013-B Letter of Credit and is continuing,
(C) such Series 2013-B Letter of Credit Provider has repudiated such Series 2013-B Letter of Credit or such Series 2013-B Letter of Credit Provider has failed to honor a draw thereon made in accordance with the terms thereof, or
(D) a Series 2013-B Downgrade Event has occurred and is continuing for at least thirty (30) consecutive days with respect to the Series 2013-B Letter of Credit Provider of such Series 2013-B Letter of Credit.
“Series 2013-B Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit B-1.
“Series 2013-B Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2013-B Demand Note that were deposited into the Series 2013-B Distribution Account and paid to the Series 2013-B Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to HVF II (or any payee of HVF II) with the proceeds of any Series 2013-B L/C Preference Payment Disbursement (or any withdrawal from any Series 2013-B L/C Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2013-B Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2013-B Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.
“Series 2013-B Deposit Date” means each Business Day on which any Group II Collections are deposited into the Group II Collection Account.

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“Series 2013-B Disbursement” shall mean any Series 2013-B L/C Credit Disbursement, any Series 2013-B L/C Preference Payment Disbursement, any Series 2013-B L/C Termination Disbursement or any Series 2013-B L/C Unpaid Demand Note Disbursement under the Series 2013-B Letters of Credit or any combination thereof, as the context may require.
“Series 2013-B Disposed Vehicle Threshold Number” means (a) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is greater than or equal to $6,000,000,000, 13,500 vehicles, (b) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $6,000,000,000 and greater than or equal to $4,500,000,000, 10,000 vehicles and (c) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $4,500,000,000, 6,500 vehicles.

“Series 2013-B Distribution Account” has the meaning specified in Section 4.2(a)(iii).
“Series 2013-B Downgrade Event” has the meaning specified in Section 5.7(b).
“Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value as of such date of each Series 2013-B Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-B Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-B Eligible Manufacturer Receivables payable to any Group II Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-B Investment Grade Manufacturers.
“Series 2013-B Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value as of such date of each Series 2013-B Investment Grade Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-B Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2013-B Letter of Credit and as of the date of any amendment or extension of the Series 2013-B Commitment Termination Date, a long-term senior unsecured debt rating (or the equivalent thereof) of at least “BBB” from DBRS (or if such Person is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P); provided that, with respect to any Person issuing any Series 2013-B Letter of Credit, for

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so long as BMO Capital Markets Corp. is a Funding Agent, Bank of Montreal is a Committed Note Purchaser or Fairway Finance Company, LLC is a Conduit Investor, such issuing Person shall only be a “Series 2013-B Eligible Letter of Credit Provider” if such Person satisfies the Initial Counterparty Required Ratings at the time of issuance of such Series 2013-B Letter of Credit and as of the date of any such amendment or extension of the Series 2013-B Commitment Termination Date; provided further that, for the avoidance of doubt, with respect to any determination as to whether Deutsche Bank AG, New York Branch satisfies the Initial Counterparty Required Ratings or is a Series 2013-B Eligible Letter of Credit Provider, the rating of “Deutsche Bank AG, New York Branch” shall be determined by reference to the rating of “Deutsche Bank AG.”
“Series 2013-B Eligible Manufacturer Receivable” means, as of any date of determination:

i.
each Group II Manufacturer Receivable payable to any Group II Leasing Company or the Intermediary by any Group II Manufacturer that has a Relevant DBRS Rating as of such date of at least “A(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of at least “A(L)”) as of such date pursuant to a Group II Manufacturer Program that, as of such date, has not remained unpaid for more than 150 calendar days past the Disposition Date with respect to the Group II Eligible Vehicle giving rise to such Group II Manufacturer Receivable;

ii.
each Group II Manufacturer Receivable payable to any Group II Leasing Company or the Intermediary by any Group II Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “A(L)” from DBRS as of such date and (ii) at least “BBB(L)” from DBRS as of such date or (b) if such Group II Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “A(L)” as of such date and (ii) at least “BBB(L)” as of such date, in either such case of the foregoing clause (a) or (b), pursuant to a Group II Manufacturer Program that, as of such date, has not remained unpaid for more than 120 calendar days past the Disposition Date with respect to the Group II Eligible Vehicle giving rise to such Group II Manufacturer Receivable; and

iii.
each Group II Manufacturer Receivable payable to any Group II Leasing Company or the Intermediary by a Series 2013-B Non-Investment Grade (High) Manufacturer or a Series 2013-B Non-Investment Grade (Low) Manufacturer, in any case, pursuant to a Group II Manufacturer Program, that, as of such date, has not remained unpaid for more than 90 calendar days past the Disposition Date with respect to the Group II Eligible Vehicle giving rise to such Group II Manufacturer Receivable.

“Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-B Eligible Manufacturer Receivables payable to any Group II Leasing Company or the

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Intermediary, in each case, as of such date by all Series 2013-B Non-Investment Grade (High) Manufacturers.
“Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-B Eligible Manufacturer Receivables payable to any Group II Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-B Non-Investment Grade (Low) Manufacturers.
“Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value of each Series 2013-B Non-Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value as of such date of each Series 2013-B Non-Investment Grade (High) Program Vehicle and each Series 2013-B Non-Investment Grade (Low) Program Vehicle, in each case, for which the Disposition Date has not occurred as of such date.
“Series 2013-B Excess Group II Administrator Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2013-B Group II Administrator Fee Amount with respect to such Payment Date over (ii) the Series 2013-B Capped Group II Administrator Fee Amount with respect to such Payment Date.
“Series 2013-B Excess Group II HVF II Operating Expense Amount” means, with respect to any Payment Date the excess, if any, of (i) the Series 2013-B Group II HVF II Operating Expense Amount with respect to such Payment Date over (ii) the Series 2013-B Capped Group II HVF II Operating Expense Amount with respect to such Payment Date.
“Series 2013-B Excess Group II Trustee Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2013-B Group II Trustee Fee Amount with respect to such Payment Date over (ii) the Series 2013-B Capped Group II Trustee Fee Amount with respect to such Payment Date.
“Series 2013-B Failure Percentage” means, as of any date of determination, a percentage equal to 100% minus the lower of (x) the lowest Series 2013-B Non-Program Vehicle Disposition Proceeds Percentage Average for any Determination Date (including such date of determination) within the preceding twelve (12) calendar months and (y) the lowest Series 2013-B Market Value Average as of any Determination Date within the preceding twelve (12) calendar months.
“Series 2013-B Floating Allocation Percentage” means 100%.

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“Series 2013-B Group II Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2013-B Percentage of fees payable to the Group II Administrator pursuant to the Group II Administration Agreement on such Payment Date.
“Series 2013-B Group II HVF II Operating Expense Amount” means, with respect to any Payment Date, the sum (without duplication) of (a) the aggregate amount of Series 2013-B Carrying Charges on such Payment Date (excluding any Series 2013-B Carrying Charges payable to the Series 2013-B Noteholders, the Administrative Agent or the Funding Agents) and (b) the Series 2013-B Percentage of the Group II Carrying Charges, if any, payable by HVF II on such Payment Date (excluding any Group II Carrying Charges payable to the Series 2013-B Noteholders).
“Series 2013-B Group II Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2013-B Percentage of fees payable to the Trustee with respect to the Group II Notes on such Payment Date.
“Series 2013-B Interest Collection Account” has the meaning specified in Section 4.2(a)(i).
“Series 2013-B Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2013-B Interest Period shall commence on and include the Series 2013-B Closing Date and end on and include December 15, 2013.
“Series 2013-B Interest Rate Cap” means any interest rate cap entered into in accordance with the provisions of Section 4.4, including, the Series 2013-B Interest Rate Cap Documents with respect thereto.
“Series 2013-B Interest Rate Cap Documents” means, with respect to any Series 2013-B Interest Rate Cap, the documentation that governs such Series 2013-B Interest Rate Cap.
“Series 2013-B Invested Percentage” means 100%.
“Series 2013-B Investment Grade Manufacturer” means, as of any date of determination, any Group II Manufacturer that has a Relevant DBRS Rating as of such date of at least “BBB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of “BBB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group II Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Group II Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such DBRS Equivalent Rating) for

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a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any of the Group II Administrator, any Group II Leasing Company or any Group II Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group II Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-B Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group II Eligible Vehicle manufactured by a Series 2013-B Investment Grade Manufacturer that is not a Series 2013-B Investment Grade Program Vehicle as of such date.
“Series 2013-B Investment Grade Program Vehicle” means, as of any date of determination, any Group II Program Vehicle manufactured by a Series 2013-B Investment Grade Manufacturer that is subject to a Group II Manufacturer Program on the Group II Vehicle Operating Lease Commencement Date for such Group II Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group II Non-Program Vehicle pursuant to Section 2.5 of the Group II RCFC Lease (or such other similar section of another Group II Lease, as applicable) as of such date.
“Series 2013-B L/C Cash Collateral Account” has the meaning specified in Section 4.2(a).
“Series 2013-B L/C Cash Collateral Account Collateral” means the Series 2013-B Account Collateral with respect to the Series 2013-B L/C Cash Collateral Account.
“Series 2013-B L/C Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2013-B Available Cash Collateral Account Amount and (b) the excess, if any, of the Series 2013-B Adjusted Liquid Enhancement Amount over the Series 2013-B Required Liquid Enhancement Amount on such Payment Date.
“Series 2013-B L/C Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2013-B Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2013-B Letter of Credit Liquidity Amount as of such date.
“Series 2013-B L/C Credit Disbursement” means an amount drawn under a Series 2013-B Letter of Credit pursuant to a Series 2013-B Certificate of Credit Demand.
“Series 2013-B L/C Preference Payment Disbursement” means an amount drawn under a Series 2013-B Letter of Credit pursuant to a Series 2013-B Certificate of Preference Payment Demand.

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“Series 2013-B L/C Termination Disbursement” means an amount drawn under a Series 2013-B Letter of Credit pursuant to a Series 2013-B Certificate of Termination Demand.
“Series 2013-B L/C Unpaid Demand Note Disbursement” means an amount drawn under a Series 2013-B Letter of Credit pursuant to a Series 2013-B Certificate of Unpaid Demand Note Demand.
“Series 2013-B Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Group II Interest Collections that pursuant to Section 5.1 would have been deposited into the Series 2013-B Interest Collection Account if all payments of Monthly Variable Rent required to have been made under the Group II Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Group II Interest Collections that pursuant to Section 5.1(b) have been received for deposit into the Series 2013-B Interest Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Series 2013-B Lease Payment Deficit” means either a Series 2013-B Lease Interest Payment Deficit or a Series 2013-B Lease Principal Payment Deficit.
“Series 2013-B Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2013-B Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) all amounts deposited into the Series 2013-B Principal Collection Account on or prior to such Payment Date on account of such Series 2013-B Lease Principal Payment Deficit.
“Series 2013-B Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2013-B Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2013-B Lease Principal Payment Carryover Deficit for such Payment Date.
“Series 2013-B Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit I to this Series 2013-B Supplement issued by a Series 2013-B Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2013-B Noteholders; provided, that any Series 2013-B Letter of Credit issued after the Series 2013-B Restatement Effective Date not substantially in the form of Exhibit I to this Series 2013-B Supplement shall be subject to the satisfaction of the Series 2013-B Rating Agency Condition and the written consent of the Required Controlling Class Series 2013-B Noteholders.
“Series 2013-B Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn as of such date under the Series 2013-B Letters of Credit, as specified therein, and (ii) if the Series 2013-B L/C Cash Collateral Account has been established and funded pursuant

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to Section 4.2(a)(ii), the Series 2013-B Available L/C Cash Collateral Account Amount as of such date and (b) the aggregate undrawn principal amount of the Series 2013-B Demand Note as of such date.
“Series 2013-B Letter of Credit Expiration Date” means, with respect to any Series 2013-B Letter of Credit, the expiration date set forth in such Series 2013-B Letter of Credit, as such date may be extended in accordance with the terms of such Series 2013-B Letter of Credit.
“Series 2013-B Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn as of such date under each Series 2013-B Letter of Credit, as specified therein, and (b) if a Series 2013-B L/C Cash Collateral Account has been established pursuant to Section 4.2(a)(ii), the Series 2013-B Available L/C Cash Collateral Account Amount as of such date.
“Series 2013-B Letter of Credit Provider” means each issuer of a Series 2013-B Letter of Credit.
“Series 2013-B Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2013-B Letter of Credit Provider for draws under its Series 2013-B Letter of Credit.

“Series 2013-B Liquid Enhancement Amount” means, as of any date of determination, the sum of (a) the Series 2013-B Letter of Credit Liquidity Amount and (b) the Series 2013-B Available Reserve Account Amount as of such date.
“Series 2013-B Liquid Enhancement Deficiency” means, as of any date of determination, the Series 2013-B Adjusted Liquid Enhancement Amount is less than the Series 2013-B Required Liquid Enhancement Amount as of such date.
“Series 2013-B Liquidation Event” means, so long as such event or condition continues, (a) any Amortization Event with respect to the Series 2013-B Notes described in clauses (a), (b), (d), (h) through (k), (n), (o), (p) (with respect to a failure to comply by the Group II Administrator), (r), (s), (t) or (v) of Section 7.1 of this Series 2013-B Supplement that continues for thirty (30) consecutive days (without double counting the cure period, if any, provided therein) after declaration thereof (whether by notice or automatic), (b) any Amortization Event with respect to the Series 2013-B Notes described in Section 7.1(c) of this Series 2013-B Supplement, any Additional Group II Leasing Company Liquidation Event or any Amortization Event specified in clauses (a) or (b) of Article IX of the Group II Supplement or (c) any Series 2013-A Liquidation Event. Each Series 2013-B Liquidation Event shall be a “Group II Liquidation Event” with respect to the Series 2013-B Notes.
“Series 2013-B Manufacturer Amount” means, as of any date of determination and with respect to any Group II Manufacturer, the sum of:

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i.	the aggregate Group II Net Book Value of all Group II Eligible Vehicles manufactured by such Group II Manufacturer as of such date; and

ii.	the aggregate amount of all Series 2013-B Eligible Manufacturer Receivables with respect to such Group II Manufacturer.
“Series 2013-B Manufacturer Concentration Excess Amount” means, with respect to any Group II Manufacturer as of any date of determination, the excess, if any, of the Series 2013-B Manufacturer Amount with respect to such Group II Manufacturer as of such date over the Series 2013-B Maximum Manufacturer Amount with respect to such Group II Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount as of such date, (ii) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date, (iii) the amount of any Series 2013-B Eligible Manufacturer Receivables included in the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer with respect to such Series 2013-B Eligible Manufacturer Receivable for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date and (iv) the determination of which Group II Eligible Vehicles (or the Group II Net Book Value thereof) or Series 2013-B Eligible Manufacturer Receivables are to be designated as constituting (A) Series 2013-B Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2013-B Manufacturer Concentration Excess Amounts and (C) Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts, in each case, as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-B Manufacturer Percentage” means, for any Group II Manufacturer listed in the table below, the percentage set forth opposite such Manufacturer in such table.

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Group II Manufacturer	Series 2013-B Manufacturer Percentage
Audi	12.5
BMW	12.5
Chrysler	55.0
Fiat	35.0
Ford	55.0
GM	55.0
Honda	55.0
Hyundai	55.0
Jaguar	12.5
Kia	35.0
Land Rover	12.5
Lexus	12.5
Mazda	35.0
Mercedes	12.5
Mini	12.5
Mitsubishi	12.5
Nissan	55.0
Smart	12.5
Subaru	12.5
Toyota	55.0
Volkswagen	55.0
Volvo	35.0
Any other individual Manufacturer	3.0

“Series 2013-B Market Value Average” means, as of any date of determination, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Series 2013-B Non-Program Fleet Market Value as of the three preceding Determination Dates and the denominator of which is the average of the aggregate Group I/II Net Book Value of all Group I/II Non-Program Vehicles as of such three preceding Determination Dates.
“Series 2013-B Maximum Manufacturer Amount” means, as of any date of determination and with respect to any Group II Manufacturer, an amount equal to the product of (a) the Series 2013-B Manufacturer Percentage for such Group II Manufacturer and (b) the Group II Aggregate Asset Amount as of such date.
“Series 2013-B Maximum Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination and with respect to any Series 2013-B Non-Investment Grade (High) Manufacturer, an amount equal to 7.5% of the Group II Aggregate Asset Amount as of such date.

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“Series 2013-B Maximum Non-Liened Vehicle Amount” means, as of any date of determination, an amount equal to the product of (a) 0.50% and (b) the Group II Aggregate Asset Amount.
“Series 2013-B Maximum Principal Amount” means, as of any date of determination, the sum of the Class A Maximum Principal Amount and the Class B Maximum Principal Amount, in each case as of such date.
“Series 2013-B Measurement Month” on any Determination Date, means each complete calendar month, or the smallest number of consecutive complete calendar months preceding such Determination Date, in which at least the Series 2013-B Disposed Vehicle Threshold Number Vehicles were sold to unaffiliated third parties (provided that, HVF II, in its sole discretion, may exclude salvage sales); provided, however, that no calendar month included in a single Series 2013-B Measurement Month shall be included in any other Series 2013-B Measurement Month.
“Series 2013-B Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Group II Principal Collections that pursuant to Section 5.1 would have been deposited into the Series 2013-B Principal Collection Account if all payments required to have been made under the Group II Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Group II Principal Collections that pursuant to Section 5.1 have been received for deposit into the Series 2013-B Principal Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Series 2013-B Non-Investment Grade (High) Manufacturer” means, as of any date of determination, any Group II Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “BBB(L)” from DBRS and (ii) at least “BB(L)” from DBRS, or (b) if such Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “BBB(L)” as of such date and (ii) at least “BB(L)” as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group II Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Group II Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any of the Group II Administrator, any Group II Leasing Company or any Group II Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group II Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount” means, with respect to any Series 2013-B Non-Investment Grade (High) Manufacturer, as of any date of determination, the excess, if

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any, of the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount with respect to such Series 2013-B Non-Investment Grade (High) Manufacturer as of such date over the Series 2013-B Maximum Non-Investment Grade (High) Program Receivable Amount with respect to such Series 2013-B Non-Investment Grade (High) Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the amount of any Series 2013-B Eligible Manufacturer Receivables with respect to any Series 2013-B Non-Investment Grade (High) Manufacturer included in the Series 2013-B Manufacturer Amount for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Manufacturer Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount, as of such date and (ii) the determination of which receivables are to be designated as constituting (A) Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts and (B) Series 2013-B Manufacturer Concentration Excess Amounts, in each case as of such date, shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-B Non-Investment Grade (High) Program Vehicle” means, as of any date of determination, any Group II Program Vehicle manufactured by a Series 2013-B Non-Investment Grade (High) Manufacturer that is or was subject to a Group II Manufacturer Program on the Group II Vehicle Operating Lease Commencement Date for such Group II Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group II Non-Program Vehicle pursuant to Section 2.5 of the Group II RCFC Lease (or such other similar section of another Group II Lease, as applicable) as of such date.
“Series 2013-B Non-Investment Grade (Low) Manufacturer” means, as of any date of determination, any Group II Manufacturer that has a Relevant DBRS Rating as of such date of less than “BB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, a DBRS Equivalent Rating of “BB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group II Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any DBRS Equivalent Rating), such Group II Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which any of the Group II Administrator, any Group II Leasing Company or any Group II Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group II Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-B Non-Investment Grade (Low) Program Vehicle” means, as of any date of determination, any Group II Program Vehicle manufactured by a Series 2013-B Non-Investment Grade (Low) Manufacturer that is or was subject to a Group II

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Manufacturer Program on the Group II Vehicle Operating Lease Commencement Date for such Group II Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group II Non-Program Vehicle pursuant to Section 2.5 of the Group II RCFC Lease (or such other similar section of another Group II Lease, as applicable) as of such date.
“Series 2013-B Non-Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group II Eligible Vehicle that (i) was manufactured by a Series 2013-B Non-Investment Grade (High) Manufacturer or a Series 2013-B Non-Investment Grade (Low) Manufacturer and (ii) is not a Series 2013-B Non-Investment Grade (High) Program Vehicle or a Series 2013-B Non-Investment Grade (Low) Program Vehicle, in each case as of such date.
“Series 2013-B Non-Liened Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value as of such date of each Group II Eligible Vehicle for which the Disposition Date has not occurred as of such date and with respect to which the Certificate of Title does not note the RCFC Collateral Agent as the first lienholder (and, the Certificate of Title with respect to which has not been submitted to the appropriate state authorities for such notation or the fees due in respect of such notation have not yet been paid).
“Series 2013-B Non-Liened Vehicle Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the Series 2013-B Non-Liened Vehicle Amount as of such date over the Series 2013-B Maximum Non-Liened Vehicle Amount as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date, (ii) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount as of such date, and (iii) the determination of which Group II Eligible Vehicles (or the Group II Net Book Value thereof) are to be designated as constituting (A) Series 2013-B Non-Liened Vehicle Concentration Excess Amounts and (B) Series 2013-B Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF II in its reasonable discretion.

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“Series 2013-B Non-Program Fleet Market Value” means, with respect to all Group I/II Non-Program Vehicles as of any date of determination, the sum of the respective Series 2013-B Third-Party Market Values of each such Group I/II Non-Program Vehicle as of such date.
“Series 2013-B Non-Program Vehicle Disposition Proceeds Percentage Average” means, with respect to any Series 2013-B Measurement Month, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds paid or payable in respect of all Group I/II Non-Program Vehicles that are sold to unaffiliated third parties (excluding salvage sales), during such Series 2013-B Measurement Month and the two Series 2013-B Measurement Months preceding such Series 2013-B Measurement Month and the denominator of which is the excess, if any, of the aggregate Group I/II Net Book Values of such Group I/II Non-Program Vehicles on the dates of their respective sales over the aggregate Group I/II Final Base Rent with respect such Group I/II Non-Program Vehicles.
“Series 2013-B Noteholder” means the Class A Noteholders and the Class B Noteholders, collectively.
“Series 2013-B Notes” means the Class A Notes and the Class B Notes, collectively.
“Series 2013-B Notice of Reduction” means a notice in the form of Annex G to a Series 2013-B Letter of Credit.
“Series 2013-B Past Due Rent Payment” means, (a) with respect to any Past Due Rent Payment in respect of a Series 2013-B Lease Principal Payment Deficit, an amount equal to the Series 2013-B Invested Percentage with respect to Group II Principal Collections (as of the Payment Date on which such Series 2013-B Lease Payment Deficit occurred) of such Past Due Rent Payment and (b) with respect to any Past Due Rent Payment in respect of a Series 2013-B Lease Interest Payment Deficit, an amount equal to the Series 2013-B Invested Percentage with respect to Group II Interest Collections (as of the Payment Date on which such Series 2013-B Lease Payment Deficit occurred) of such Past Due Rent Payment.
“Series 2013-B Payment Date Available Interest Amount” means, with respect to each Series 2013-B Interest Period, the sum of the Series 2013-B Daily Interest Allocations for each Series 2013-B Deposit Date in such Series 2013-B Interest Period.
“Series 2013-B Payment Date Interest Amount” means, with respect to each Payment Date, the sum (without duplication) of the amounts payable pursuant to Sections 5.3(a) through (e).
“Series 2013-B Percentage” means 100%.

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“Series 2013-B Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty (30) days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Series 2013-B Related Document and Liens in favor of the RCFC Collateral Agent pursuant to the RCFC Collateral Agency Agreement. Series 2013-B Permitted Liens shall be “Series Permitted Liens” with respect to the Series 2013-B Notes.
“Series 2013-B Principal Amount” means, as of any date of determination, the sum of the Class A Principal Amount and the Class B Principal Amount, in each case as of such date.
“Series 2013-B Principal Collection Account” has the meaning specified in Section 4.2(a) of this Series 2013-B Supplement.
“Series 2013-B Principal Collection Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-B Principal Collection Account as of such date.
“Series 2013-B Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2013-B Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2013-B Notes are paid in full and (B) the termination of this Series 2013-B Supplement.
“Series 2013-B Rating Agency Condition” means (a) the notification in writing by each Rating Agency then rating any Series 2013-B Notes that a proposed action will not result in a reduction or withdrawal by such Rating Agency of the rating or credit risk assessment of such Class, or (b) each Rating Agency then rating any Series 2013-B Notes shall have been given notice of such event at least ten (10) days prior to the occurrence of such event (or, if ten day’s advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice prior to the occurrence of such event that the occurrence of such event will itself cause such Rating Agency to downgrade, qualify, or withdraw its rating assigned to such Class. The Series 2013-B Rating Agency Condition shall be the “Rating Agency Condition” with respect to the Series 2013-B Notes.
“Series 2013-B Related Documents” means the Base Related Documents, the Group II Related Documents, this Series 2013-B Supplement, each Series 2013-B

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Demand Note, the Series 2013-B Interest Rate Cap Documents, the Group II Back-Up Administration Agreement and the Series 2010-3 Back-Up Disposition Agent Agreement.
“Series 2013-B Remainder AAA Amount” means, as of any date of determination, the excess, if any, of:
(a) the Group II Aggregate Asset Amount as of such date over
(b) the sum of:
(i) the Series 2013-B Eligible Investment Grade Program Vehicle Amount as of such date,
(ii) the Series 2013-B Eligible Investment Grade Program Receivable Amount as of such date,
(iii), the Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount as of such date,
(iv) the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount as of such date,
(v) the Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount as of such date,
(vi) the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount as of such date,
(vii) the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount as of such date,
(viii) the Group II Cash Amount as of such date, and
(ix) the Group II Due and Unpaid Lease Payment Amount as of such date.
“Series 2013-B Required Liquid Enhancement Amount” means, as of any date of determination, an amount equal to the product of (a) 2.0000% and (b) the Series 2013-B Adjusted Principal Amount as of such date.
“Series 2013-B Required Noteholders” means Series 2013-B Noteholders holding more than 50% of the Series 2013-B Principal Amount (excluding any Series 2013-B Notes held by HVF II or any Affiliate of HVF II (other than Series 2013-B Notes held by an Affiliate Issuer)).
“Series 2013-B Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of:

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(a) the excess, if any, of
(i) the Series 2013-B Required Liquid Enhancement Amount over
(ii) the Series 2013-B Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation of such excess the amount available to be drawn under any Series 2013-B Defaulted Letter of Credit as of such date, and:
(b) the excess, if any, of:
(i) the Series 2013-B Adjusted Asset Coverage Threshold Amount (excluding therefrom the Series 2013-B Available Reserve Account Amount) over
(ii) the Series 2013-B Asset Amount, in each case as of such date.
“Series 2013-B Reserve Account” has the meaning specified in Section 4.2(a) of this Series 2013-B Supplement.
“Series 2013-B Reserve Account Collateral” means the Series 2013-B Account Collateral with respect to the Series 2013-B Reserve Account.
“Series 2013-B Reserve Account Deficiency Amount” means, as of any date of determination, the excess, if any, of the Series 2013-B Required Reserve Account Amount for such date over the Series 2013-B Available Reserve Account Amount for such date.
“Series 2013-B Reserve Account Interest Withdrawal Shortfall” has the meaning specified in Section 5.4(a).
“Series 2013-B Reserve Account Surplus” means, as of any date of determination, the excess, if any, of the Series 2013-B Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2013-B Required Reserve Account Amount, in each case, as of such date.
“Series 2013-B Restatement Effective Date” means December 3, 2015.
“Series 2013-B Restatement Effective Date Principal Payment” means, with respect to any Class A Noteholder, the amount specified as such on Schedule II hereto with respect to such Class A Noteholder.
“Series 2013-B Revolving Period” means the period from and including the Series 2013-B Closing Date to the earlier of (i) the Series 2013-B Commitment

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Termination Date and (ii) the commencement of the Series 2013-B Rapid Amortization Period.
“Series 2013-B Supplement” has the meaning specified in the Preamble.
“Series 2013-B Supplemental Indenture” means a supplement to the Series 2013-B Supplement complying (to the extent applicable) with the terms of Section 11.10 of this Series 2013-B Supplement.
“Series 2013-B Third-Party Market Value” means, with respect to each Group I/II Non-Program Vehicle, as of any date of determination during a calendar month:

(a)	if the Series 2013-B Third-Party Market Value Procedures have been completed for such month, then

(i)	the Monthly NADA Mark, if any, for such Group I/II Non-Program Vehicle obtained in such calendar month in accordance with such Series 2013-B Third-Party Market Value Procedures;

(ii)
if, pursuant to the Series 2013-B Third-Party Market Value Procedures, no Monthly NADA Mark for such Group I/II Non-Program Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Group I/II Non-Program Vehicle obtained in such calendar month in accordance with such Series 2013-B Third-Party Market Value Procedures; and

(iii)
if, pursuant to the Series 2013-B Third-Party Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Group I/II Non-Program Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Series 2013-B Third-Party Market Value Procedures or (B) such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Group II Administrator’s reasonable estimation of the fair market value of such Group I/II Non-Program Vehicle as of such date of determination; and

(b)	until the Series 2013-B Third-Party Market Value Procedures have been completed for such calendar month:

(i)
if such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Series 2013-B Third-Party Market Value obtained in the immediately preceding calendar month, in accordance with the Series 2013-

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B Third-Party Market Value Procedures for such immediately preceding calendar month, and

(ii)
if such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the Group II Administrator’s reasonable estimation of the fair market value of such Group I/II Non-Program Vehicle as of such date of determination.

“Series 2013-B Third-Party Market Value Procedures” means, with respect to each calendar month and each Group I/II Non-Program Vehicle, on or prior to the Determination Date for such calendar month:

(a)
HVF II shall make one attempt (or cause the Group II Administrator to make one attempt) to obtain a Monthly NADA Mark for each Group I/II Non-Program Vehicle that was a Group I/II Non-Program Vehicle as of the first day of such calendar month, and

(b)
if no Monthly NADA Mark was obtained for any such Group I/II Non-Program Vehicle described in clause (a) above upon such attempt, then HVF II shall make one attempt (or cause the Group II Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Group I/II Non-Program Vehicle.

“Series-Specific 2013-B Collateral” means each Series 2013-B Interest Rate Caps, each Series 2013-B Letter of Credit, the Series 2013-B Account Collateral with respect to each Series 2013-B Account and each Series 2013-B Demand Note. The Series-Specific 2013-B Collateral shall be the “Group II Series-Specific Collateral” with respect to the Series 2013-B Notes.
“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion delivered in connection with the execution and delivery of the Group II Notes effected concurrently with the execution of the Initial Group II Supplement relating to the non-substantive consolidation of Hertz, DTG and DTAG on the one hand, and RCFC, on the other hand.
“Specified Cost Section” means Sections 3.5, 3.6, 3.7 and/or 3.8.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.
“Taxes” has the meaning specified in Section 3.8(a).

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“Term” has the meaning specified in Section 2.6(a).
“Up-Front Fee” for each Class A Committed Note Purchaser has the meaning specified in the Up-Front Fee Letter, if any, for such Class A Committed Note Purchaser.
“Up-Front Fee Letter” means, with respect to a Class A Committed Note Purchaser, if applicable, that certain fee letter dated as of the Series 2013-B Restatement Effective Date, by and among such Class A Committed Note Purchaser, the Administrative Agent and HVF II setting forth the definition of Up-Front Fee for such Class A Committed Note Purchaser.
“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.

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SCHEDULE II

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $63,660,726.62
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A Funding Agent and a Class A Committed Note Purchaser

BANK OF AMERICA, N.A., as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $136,970,378.70
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $153,543,307.09
Series 2013-B Restatement Effective Date Principal Payment: $360,448.36
BANK OF AMERICA, N.A., as a Class A Funding Agent and a Class A Committed Note Purchaser

LIBERTY STREET FUNDING LLC, as a Class A Conduit Investor
THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
THE BANK OF NOVA SCOTIA, as a Class A Funding Agent and a Class A Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Class A Conduit Investor

BARCLAYS BANK PLC, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
BARCLAYS BANK PLC, as a Class A Funding Agent, for BARCLAYS BANK PLC, as a Class A Committed Note Purchaser

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FAIRWAY FINANCE COMPANY, LLC, as a Class A Conduit Investor
BANK OF MONTREAL, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
BMO CAPITAL MARKETS CORP., as a Class A Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Class A Conduit Investor, and BANK OF MONTREAL, as a Class A Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Funding Agent and a Class A Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor

VERSAILLES ASSETS LLC, as a Class A Conduit Investor
VERSAILLES ASSETS LLC, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $84,289,463.81
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $94,488,188.97
Series 2013-B Restatement Effective Date Principal Payment: $221,814.38
NATIXIS NEW YORK BRANCH, as a Class A Funding Agent, for VERSAILLES ASSETS LLC, as a Class A Conduit Investor and a Class A Committed Note Purchaser

THE ROYAL BANK OF SCOTLAND PLC, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
THE ROYAL BANK OF SCOTLAND PLC, as a Class A Funding Agent and a Class A Committed Note Purchaser

SUNTRUST BANK, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
SUNTRUST BANK, as a Class A Funding Agent and a Class A Committed Note Purchaser

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OLD LINE FUNDING, LLC, as a Class A Conduit Investor
ROYAL BANK OF CANADA, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
ROYAL BANK OF CANADA, as a Class A Funding Agent and a Class A Committed Note Purchaser, for OLD LINE FUNDING, LLC, as a Class A Conduit Investor

STARBIRD FUNDING CORPORATION, as a Class A Conduit Investor
BNP PARIBAS, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $63,217,097.06
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $70,866,141.73
Series 2013-B Restatement Effective Date Principal Payment: $166,360.78
BNP PARIBAS, as a Class A Funding Agent and a Class A Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Class A Conduit Investor
GOLDMAN SACHS BANK USA, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
GOLDMAN SACHS BANK USA, as a Class A Funding Agent and a Class A Committed Note Purchaser
GRESHAM RECEIVABLES (NO. 29) LTD, as a Class A Conduit Investor
GRESHAM RECEIVABLES (NO. 29) LTD, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $105,361,829.76
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $118,110,236.22
Series 2013-B Restatement Effective Date Principal Payment: $277,267.97
LLOYDS BANK PLC, as a Class A Funding Agent, for GRESHAM RECEIVABLES (NO. 29) LTD, as a Class A Conduit Investor and a Class A Committed Note Purchaser

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SCHEDULE III
Series 2013-B Interest Rate Cap Amortization Schedule

Date of Determination Occurring During Period Set Forth Below	Notional Amount of Series 2013-B Interest Rate Caps as Percentage of Series 2013-B Maximum Principal Amount
On or prior to Expected Final Payment Date plus one Payment Date	100.00%
After (x) Expected Final Payment Date plus one Payment Date but on or prior to (y) Expected Final Payment Date plus two Payment Dates	91.67%
After (x) Expected Final Payment Date plus two Payment Dates but on or prior to (y) Expected Final Payment Date plus three Payment Dates	83.33%
After (x) Expected Final Payment Date plus three Payment Dates but on or prior to (y) Expected Final Payment Date plus four Payment Dates	75.00%
After (x) Expected Final Payment Date plus four Payment Dates but on or prior to (y) Expected Final Payment Date plus five Payment Dates	66.67%
After (x) Expected Final Payment Date plus five Payment Dates but on or prior to (y) Expected Final Payment Date plus six Payment Dates	58.33%
After (x) Expected Final Payment Date plus six Payment Dates but on or prior to (y) Expected Final Payment Date plus seven Payment Dates	50.00%
After (x) Expected Final Payment Date plus seven Payment Dates but on or prior to (y) Expected Final Payment Date plus eight Payment Dates	41.67%
After (x) Expected Final Payment Date plus eight Payment Dates but on or prior to (y) Expected Final Payment Date plus nine Payment Dates	33.33%
After (x) Expected Final Payment Date plus nine Payment Dates but on or prior to (y) Expected Final Payment Date plus ten Payment Dates	25.00%
After (x) Expected Final Payment Date plus ten Payment Dates but on or prior to (y) Expected Final Payment Date plus eleven Payment Dates	16.67%
After (x) Expected Final Payment Date plus eleven Payment Dates but on or prior to (y) Legal Final Payment Date	8.33%
After Legal Final Payment Date	0%

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SCHEDULE IV

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $66,904,761.90
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $75,000,000.00
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class B Funding Agent and a Class B Committed Note Purchaser

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ANNEX 1

REPRESENTATIONS AND WARRANTIES
1.HVF II. HVF II represents and warrants to each Conduit Investor and each Committed Note Purchaser that each of its representations and warranties in the Series 2013-B Related Documents is true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and further represents and warrants to such parties that:

a.	no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes, is continuing;

b.
assuming each Conduit Investor or other purchaser of the Series 2013-B Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, and further assuming that the representations and warranties of each Conduit Investor set forth in Article VI are true and correct, the offer and sale of the Series 2013-B Notes in the manner contemplated by this Series 2013-B Supplement is a transaction exempt from the registration requirements of the Securities Act, and the Group II Indenture is not required to be qualified under the Trust Indenture Act;

c.
on the Series 2013-B Restatement Effective Date, HVF II has furnished to the Administrative Agent true, accurate and complete copies of all Series 2013-B Related Documents to which it is a party as of the Series 2013-B Restatement Effective Date, all of which are in full force and effect as of the Series 2013-B Restatement Effective Date;

d.
as of the Series 2013-B Restatement Effective Date, none of the written information furnished by HVF II, Hertz or any of its Affiliates, agents or representatives to the Conduit Investors, the Committed Note Purchasers, the Administrative Agent or the Funding Agents for purposes of or in connection with this Series 2013-B Supplement, including any information relating to the Series 2013-B Collateral, taken as a whole, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was stated or certified unless such information has been superseded by subsequently delivered information; and

e.
HVF II is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act. In reaching this conclusion, although

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other statutory or regulatory exemptions under the Investment Company Act may be available, HVF II has relied on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act.

2.
Group II Administrator. The Group II Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser that each representation and warranty made by it in each Series 2013-B Related Document, is true and correct in all material respects as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

3.
Conduit Investors and Committed Note Purchasers. Each of the Conduit Investors and each of the Committed Note Purchasers represents and warrants to HVF II and the Group II Administrator, as of the Series 2013-B Restatement Effective Date (or, with respect to each Conduit Investor and each Committed Note Purchaser that becomes a party hereto after the Series 2013-B Restatement Effective Date, as of the date such Person becomes a party hereto), that:

a.
it has had an opportunity to discuss HVF II’s and the Group II Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group II Administrator and their respective representatives;

b.
it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2013-B Notes;

c.
it purchased the Series 2013-B Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

d.
it understands that the Series 2013-B Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Series 2013-B Notes, and that any transfer must comply with

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the provisions of the Group II Supplement and Article IX of the Series 2013-B Supplement;

e.
it understands that the Series 2013-B Notes will bear the legend set out in the form of Series 2013-B Notes attached as Exhibit A-1 (in the case of the Class A Notes) or Exhibit A-2 (in the case of the Class B Notes) hereto and be subject to the restrictions on transfer described in such legend and in Section 9.1;

f.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2013-B Notes;

g.	it understands that the Series 2013-B Notes may be offered, resold, pledged or otherwise transferred only in accordance with Section 9.3 and only:

i.	to HVF II,

ii.	in a transaction meeting the requirements of Rule 144A under the Securities Act,

iii.	outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.
in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing provisions of this Section 3(g), it is hereby understood and agreed by HVF II that the Series 2013-B Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Series 2013-B Notes, or interests therein, may be sold, transferred or pledged to its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;

provided that, for the avoidance of doubt, HVF II may, in its sole and absolute discretion, withhold its consent with respect to any offer, sale, pledge or other transfer of any Series 2013-B Note to any Person and any such withholding shall be deemed reasonable;

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h.
if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2013-B Notes as described in clause (ii) or (iv) of Section 3(g) of this Annex 1, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of this Annex 1, the transferee of the Series 2013-B Notes will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2013-B Notes will not be required to accept for registration of transfer the Series 2013-B Notes acquired by it, except upon presentation of an executed letter in the form described herein; and

i.	it will obtain from any purchaser of the Series 2013-B Notes substantially the same representations and warranties contained in the foregoing paragraphs.

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ANNEX 2

COVENANTS
HVF II and the Group II Administrator each severally covenants and agrees that, until the Series 2013-B Notes have been paid in full and the Term has expired, it will:

1.	Performance of Obligations. Duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Series 2013-B Related Document to which it is a party.

2.	Amendments. Not amend, supplement, waive or otherwise modify, or consent to any amendment, supplement, modification or waiver of:

i.
any provision of the Series 2013-B Related Documents (other than the Series 2013-B Supplement) or RCFC Series 2010-3 Related Documents if such amendment, supplement, modification, waiver or consent adversely affects the Series 2013-B Noteholders (A) other than with respect to the waiver of a Group II Leasing Company Amortization Event with respect to the RCFC Series 2010-3 Note, without the consent of the Series 2013-B Required Noteholders, or (B) solely with respect to the waiver of a Group II Leasing Company Amortization Event with respect to the RCFC Series 2010-3 Note, without the consent of the Required Supermajority Controlling Class Series 2013-B Noteholders; provided that, prior to entering into, granting or effecting any such amendment, supplement, waiver, modification or consent without the consent of the Series 2013-B Required Noteholders (in the case of the foregoing clause (A)) or the consent of the Required Supermajority Controlling Class Series 2013-B Noteholders (in the case of the foregoing clause (B)), HVF II shall deliver to the Trustee and each Funding Agent an Officer’s Certificate and Opinion of Counsel (which may be based on an Officer’s Certificate) confirming, in each case, that such amendment, supplement, modification, waiver or consent does not adversely affect the Series 2013-B Noteholders; provided further that, neither of the preceding clauses (A) or (B) shall apply to (I) any amendment, supplement, modification or consent with respect to any Series 2013-B Interest Rate Cap (A) the sole effect of which amendment, supplement, modification or consent is to (w) increase the notional amount thereunder, (x) modify the notional amortization schedule thereunder applicable during the period between the Expected Final Payment Date and the Legal Final Payment Date (y) decrease the strike rate of or (z) extend the term thereunder (B) if HVF II would be permitted to enter into such Series 2013-B Interest Rate Cap, as so amended, supplemented or modified without the consent of the Series 2013-B Noteholders, (II) any amendment, supplement, modification or consent with respect to any Series 2013-B Demand Note permitted pursuant to Section 4.5 of the Series 2013-B Supplement or (III) any

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amendment, supplement, modification or consent with respect to the definitions of “Series 2010-3 Commitment Termination Date”, “Series 2010-3 Maximum Principal Amount” or “Special Term”, in each case, as such terms are defined in the RCFC Series 2010-3 Supplement;

ii.
any Series 2013-B Letter of Credit so that it is not substantially in the form of Exhibit I to this Series 2013-B Supplement without written consent of the Required Controlling Class Series 2013-B Noteholders;

iii.
the defined terms “HVF II Group II Aggregate Asset Amount Deficiency” and “HVF II Group II Liquidation Event” appearing in the RCFC Series 2010-3 Supplement, in each case, without the written consent of each Committed Note Purchaser and each Conduit Investor;

iv.
the defined terms “Group II Aggregate Asset Amount”, “Group II Aggregate Asset Amount Deficiency”, “Group II Manufacturer Program”, “Group II Liquidation Event”, “Group II Required Contractual Criteria” and “Group II Aggregate Asset Coverage Threshold Amount”, in each case, appearing in the Group II Supplement, in each case, without the written consent of each Committed Note Purchaser and each Conduit Investor;

v.
the defined terms “Rate”, “Eurodollar Advance”, “Eurodollar Interest Period”, “Eurodollar Rate”, “Eurodollar Rate (Reserve Adjusted)”, “Prime Rate”, “Series 2013-B AAA Component”, “Series 2013-B Adjusted Asset Coverage Threshold Amount”, “Series 2013-B Asset Amount”, “Series 2013-B Asset Coverage Threshold Amount”, “Series 2013-B Commitment Termination Date”, “Series 2013-B Eligible Manufacturer Receivable”, “Series 2013-B Liquidation Event”, “Series 2013-B Manufacturer Concentration Excess Amount”, “Series 2013-B Manufacturer Percentage”, “Series 2013-B Maximum Manufacturer Amount”, “Series 2013-B Maximum Non-Investment Grade (High) Program Receivable Amount”, “Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount”, “Series 2013-B Non-Liened Vehicle Concentration Excess Amount”, “Series 2013-B AAA Select Component”, “Series 2013-B Third-Party Market Value” or “Up-Front Fee”, in each case, appearing in the Series 2013-B Supplement, in each case, without the written consent of each Committed Note Purchaser and each Conduit Investor;

vi.
any defined terms included in any of the defined terms listed in any of the preceding clauses (iii) through (v) if such amendment, supplement or modification materially adversely affects the Series 2013-B Noteholders, without the consent of each Committed Note Purchaser and each Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each

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Committed Note Purchaser and each Conduit Investor, HVF II shall deliver to each Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Series 2013-B Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

vii.
any of (I) the defined terms “Class A Commitment”, “Class A Commitment Percentage”, “Class A Conduit Assignee”, “Class A CP Rate”, “Class A Funding Conditions”, “Class A Investor Group Principal Amount”, “Class A Maximum Investor Group Principal Amount”, “Class A Program Fee”, “Class A Adjusted Advance Rate”, “Class A Baseline Advance Rate”, “Class A Blended Advance Rate”, “Class A Concentration Excess Advance Rate Adjustment”, “Class A MTM/DT Advance Rate Adjustment”, or “Class A Undrawn Fee”, in each case, appearing in the Series 2013-B Supplement or (II) the required amount of Enhancement or Group II Series Enhancement with respect to the Class A Noteholders, in the case of either of the foregoing (I) or (II), without the written consent of each Class A Committed Note Purchaser and each Class A Conduit Investor;

viii.
any defined terms included in any of the defined terms listed in the preceding clause (vii)(I) if such amendment, supplement or modification materially adversely affects the Class A Noteholders, without the consent of each Class A Committed Note Purchaser and each Class A Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Class A Committed Note Purchaser and each Class A Conduit Investor, HVF II shall deliver to each Class A Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Class A Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

ix.
any of (I) the defined terms “Class B Commitment”, “Class B Commitment Percentage”, “Class B Conduit Assignee”, “Class B CP Rate”, “Class B Funding Conditions”, “Class B Investor Group Principal Amount”, “Class B Maximum Investor Group Principal Amount”, “Class B Program Fee”, “Class B Adjusted Advance Rate”, “Class B Baseline Advance Rate”, “Class B Blended Advance Rate”, “Class B Concentration Excess Advance Rate Adjustment”, “Class B MTM/DT Advance Rate Adjustment”, or “Class B Undrawn Fee”, in each case, appearing in the Series 2013-B Supplement or (II) the required amount of Enhancement or

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Group II Series Enhancement with respect to the Class B Noteholders, in the case of either of the foregoing (I) or (II), without the written consent of each Class B Committed Note Purchaser and each Class B Conduit Investor;

x.
any defined terms included in any of the defined terms listed in the preceding clause (ix)(I) if such amendment, supplement or modification materially adversely affects the Class B Noteholders, without the consent of each Class B Committed Note Purchaser and each Class B Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Class B Committed Note Purchaser and each Class B Conduit Investor, HVF II shall deliver to each Class B Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Class B Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term; or

xi.
Section 10.2(b)(i) or 10.2(b)(ii) of the Group II Supplement, if such amendment, supplement, modification, waiver or consent affects the Series 2013-B Noteholders, without the consent of each Committed Note Purchaser and each Conduit Investor.

3.
Delivery of Information. (i) At the same time any report, notice, certificate, statement, Opinion of Counsel or other document is provided or caused to be provided to the Trustee or any Rating Agency by HVF II or the Group II Administrator under the Series 2013-B Supplement or, to the extent such report, notice certificate, statement, Opinion of Counsel or other document relates to the Series 2013-B Notes, Series 2013-B Collateral or the Group II Indenture, provide the Administrative Agent (who shall provide a copy thereof to the Committed Note Purchasers and the Conduit Investors) with a copy of such report, notice, certificate, Opinion of Counsel or other document, provided that, no Opinion of Counsel delivered in connection with the issuance of any Series of Notes (other than the Series 2013-B Notes) shall be required to be provided pursuant to this clause (i); (ii) at the same time any report is provided or caused to be provided by RCFC to the HVF II Trustee pursuant to Sections 5.1(e) or (f) of the RCFC Series 2010-3 Supplement, provide or cause to be provided to the Administrative Agent a copy of such report and (iii) provide the Administrative Agent and each Funding Agent such other information with respect to HVF II or the Group II Administrator as the Administrative Agent or any Funding Agent may from time to time reasonably request; provided however, that neither HVF II nor the Group II Administrator shall have any obligation under this Section 3 to deliver to the Administrative Agent copies of any information, reports, notices, certificates, statements, Opinions of Counsel or other documents relating solely to any Series

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of Notes other than the Series 2013-B Notes, or any legal opinions or routine communications, including determinations relating to payments, payment requests, payment directions or other similar calculations. For the avoidance of doubt, nothing in this Section 3 shall require any Opinion of Counsel provided to any Person pursuant to this Section 3 to be addressed to such Person or to permit such Person any basis on which to rely on such Opinion of Counsel.

4.
Access to Collateral Information. At any time and from time to time, following reasonable prior notice from the Administrative Agent or any Funding Agent, and during regular business hours, permit, and if applicable, cause RCFC to permit, the Administrative Agent or any Funding Agent, or their respective agents or representatives (including any independent public accounting firm, independent consulting firm or other third party auditors) or permitted assigns, access to the offices of, the Group II Administrator, Hertz, and HVF II, as applicable,

(i)    to examine and make copies of and abstracts from all documentation relating to the Series 2013-B Collateral on the same terms as are provided to the Trustee under Section 6.4 of the Base Indenture (but excluding making copies of or abstracts from any information that the Group II Administrator or HVF II reasonably determines to be proprietary or confidential; provided that, for the avoidance of doubt, all data and information used to calculate any Series 2013-B MTM/DT Advance Rate Adjustment or lack thereof shall be deemed to be proprietary and confidential), and
(ii)    upon reasonable notice, to visit the offices and properties of, the Group II Administrator, Hertz, and HVF II for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Series 2013-B Collateral, or the administration and performance of the Base Indenture, the Group II Supplement, the Series 2013-B Supplement and the other Series 2013-B Related Documents with any of the Authorized Officers or other nominees as such officers specify, of the Group II Administrator, Hertz and/or HVF II, as applicable, having knowledge of such matters, in each case as may reasonably be requested; provided that, (i) prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2013-B Notes, one such visit per annum, if requested, coordinated by the Administrative Agent and in which each Funding Agent may participate shall be at HVF II’s sole cost and expense and (ii) during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2013-B Notes, each such visit shall be at HVF II’s sole cost and expense.
Each party making a request pursuant to this Section 4 shall simultaneously send a copy of such request to each of the Administrative Agent

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and each Funding Agent, as applicable, so as to allow such other parties to participate in the requested visit.

5.
Cash AUP. At any time and from time to time, following reasonable prior notice from the Administrative Agent, cooperate with the Administrative Agent or its agents or representatives (including any independent public accounting firm, independent consulting firm or other third party auditors) or permitted assigns in conducting a review of any ten (10) Business Days selected by the Administrative Agent (or its representatives or agents), confirming (i) the information contained in the Daily Group II Collection Report for each such day, (ii) that the Group II Collections described in each such Daily Group II Collection Report for each such day were applied correctly in accordance with Article V of the Series 2013-B Supplement, (iii) the information contained in the Series 2010-3 Daily Collection Report (as defined in the RCFC Series 2010-3 Supplement) for each such day and (iv) that the Series 2010-3 Collections (as defined in the RCFC Series 2010-3 Supplement) described in each such Series 2010-3 Daily Collection Report for each such day were applied correctly in accordance with Article VII of the RCFC Series 2010-3 Supplement (a “Cash AUP”); provided that, such Cash AUPs shall be at HVF II’s sole cost and expense (i) for no more than one such Cash AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes, and (ii) for each such Cash AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes.

6.
Noteholder Statement AUP. On or prior to the Payment Date occurring in July of each year, the Group II Administrator shall cause a firm of independent certified public accountants or independent consultants (reasonably acceptable to both the Administrative Agent and the Group II Administrator, which may be the Group II Administrator’s accountants) to deliver to the Administrative Agent and each Funding Agent, a report in a form reasonably acceptable to HVF II and the Administrative Agent (a “Noteholder Statement AUP”); provided that, such Noteholder Statement AUPs shall be at HVF II's sole cost and expense (i) for no more than one such Noteholder Statement AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes and (ii) for each such Noteholder Statement AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes.

7.
Margin Stock. Not permit any (i) part of the proceeds of any Advance to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock or (ii) amounts owed with respect to the Series 2013-B Notes to be secured, directly or indirectly, by any Margin Stock.

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8.
Reallocation of Excess Collections. On or after the Expected Final Payment Date, use all amounts allocated to and available for distribution from each principal collection account in respect of each Series of Group II Notes to decrease, pro rata (based on Principal Amount), the Series 2013-B Principal Amount and the principal amount of any other Series of Group II Notes that is then required to be paid.

9.
Financial Statements. Commencing on the Series 2013-B Restatement Effective Date, deliver to each Funding Agent within 120 days after the end of each fiscal year of HVF II, the financial statements prepared pursuant to Section 6.16 of the Base Indenture.

10.
Master Servicer’s Fleet Report. In the case of the Group II Administrator, for so long as a Group II Liquidation Event for any Series of Group II Notes is continuing, furnish or cause the Group II Lease Servicer to furnish to the Administrative Agent and each Series 2013-B Noteholder, the Fleet Report prepared in accordance with Section 2.4 of the RCFC Collateral Agency Agreement; provided that the Group II Lease Servicer may furnish or cause to be furnished to the Administrative Agent any such Fleet Report, by posting, or causing to be posted, such Fleet Report to a password-protected website made available to the Administrative Agent or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).

11.
Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at its sole expense, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Series 2013-B Supplement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby.

12.
Group II Administrator Replacement. Not appoint or agree to the appointment of any successor Group II Administrator (other than the Group II Back-Up Administrator) without the prior written consent of the Required Controlling Class Series 2013-B Noteholders.

13.
Series 2010-3 Administrator Replacement. Not appoint or agree to the appointment of any successor Series 2010-3 Administrator (other than the Series 2010-3 Back-Up Administrator) without the prior written consent of the Required Controlling Class Series 2013-B Noteholders.

14.
Series 2010-3 Back-Up Disposition Agent Agreement Amendments. Not amend the Series 2010-3 Back-Up Disposition Agent Agreement in a manner that materially adversely affects the Series 2013-B Noteholders, as determined by the

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Administrative Agent in its sole discretion, without the prior written consent of the Required Controlling Class Series 2013-B Noteholders.

15.
Independent Directors. (x) Not remove any Independent Director of the HVF II General Partner or RCFC, without (i) delivering an Officer’s Certificate to the Administrative Agent certifying that the replacement Independent Director of the applicable entity satisfies the definition of Independent Director and (ii) obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), in each case, no later than ten (10) Business Days prior to the effectiveness of such removal (or such shorter period as my be agreed to by the Administrative Agent) and (y) not replace any Independent Director of the HVF II General Partner or RCFC unless (i) it has obtained the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) or (ii) such replacement Independent Director is an officer, director or employee of an entity that provides, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and otherwise meets the applicable definition of Independent Director; provided, that, for the avoidance of doubt, in the event that an Independent Director of the HVF II General Partner or RCFC is removed in connection with any such replacement, the HVF II General Partner or RCFC, as applicable, and the Group II Administrator shall be required to effect such removal in accordance with clause (x) above.

16.
Notice of Certain Amendments. Within five (5) Business Days of the execution of any amendment or modification of any Series 2013-B Related Document or any RCFC Series 2010-3 Related Document, the Group II Administrator shall provide written notification of such amendment or modification to Standard & Poor’s for so long as Standard& Poor’s is rating any Series 2013-B Commercial Paper.

17.
Standard & Poor’s Limitation on Permitted Investments. For so long as any Series 2013-B Commercial Paper is being rated by Standard & Poor’s and the Funding Agent with respect the Investor Group that issues such Series 2013-B Commercial Paper has notified HVF II in writing that such Series 2013-B Commercial Paper has not been issued on a “fully-wrapped” basis (and, if so notified, until such notice has been revoked by such Funding Agent), neither the Group II Administrator nor HVF II shall invest, or direct the investment of, any funds on deposit in any Series 2013-B Accounts, in a Permitted Investment that is a Permitted Investment pursuant to clause (viii) of the definition thereof (an “Additional Permitted Investment”), unless the Group II Administrator shall have received confirmation in writing from Standard & Poor’s that the investment of such funds in an Additional Permitted Investment will not cause the rating on such Series 2013-B Commercial Paper being rated by Standard & Poor’s to be reduced or withdrawn.

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18.
Maintenance of Separate Existence. Take or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to HVF II and (y) comply in all material respects with those procedures described in such provisions that are applicable to HVF II.

19.	Merger.

i.	Solely with respect to HVF II, not be a party to any merger or consolidation without the prior written consent of the Required Controlling Class Series 2013-B Noteholders.

ii.
Solely with respect to the Group II Administrator, not permit or suffer RCFC to be a party to any merger or consolidation without the prior written consent of the Required Controlling Class Series 2013-B Noteholders.

20.	Series 2013-B Third-Party Market Value Procedures. Comply with the Series 2013-B Third-Party Market Value Procedures in all material respects.

21.
Enhancement Provider Ratings. Solely with respect to the Group II Administrator, at least once every calendar month, determine (a) whether any Series 2013-B Letter of Credit Provider has been subject to a Series 2013-B Downgrade Event and (b) whether each Interest Rate Cap Provider is an Eligible Interest Rate Cap Provider.

22.
Additional Group II Leasing Companies. Solely with respect to HVF II, not designate any Additional Group II Leasing Company or acquire any Additional Group II Leasing Company Notes, in each case, without the prior written consent of the Required Controlling Class Series 2013-B Noteholders

23.
Future Issuances of Group II Notes. Not issue any other Series of Group II Notes on any date on which any Group II Leasing Company Amortization Event or Group II Potential Leasing Company Amortization Event is continuing without the prior written consent of the Required Controlling Class Series 2013-B Noteholders

24.	Financial Statements and Other Reporting. Solely with respect to the Group II Administrator, furnish or cause to be furnished to each Funding Agent:

i.    commencing on the Series 2013-B Restatement Effective Date, within 120 days after the end of each of Hertz’s fiscal years, copies of the Annual Report on Form 10‑K filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such an Annual Report if Hertz were a

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reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its consolidated subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz;

ii.    commencing on the Series 2013-B Restatement Effective Date, within sixty (60) days after the end of each of the first three quarters of each of Hertz’s fiscal years, copies of the Quarterly Report on Form 10‑Q filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such a Quarterly Report if Hertz were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP;

iii.    simultaneously with the delivery of the Annual Report on Form 10‑K (or equivalent information) referred to in (i) above and the Quarterly Report on Form 10‑Q (or equivalent information) referred to in (ii) above, an Officer’s Certificate of Hertz stating whether, to the knowledge of such officer, there exists on the date of the certificate any condition or event that then constitutes, or that after notice or lapse of time or both would constitute, a Potential Operating Lease Event of Default (as defined in the RCFC Series 2010-3 Supplement) or Operating Lease Event of Default (as defined in the RCFC Series 2010-3 Supplement), and, if any such condition or event exists, specifying the nature and period of existence thereof and the action Hertz is taking and proposes to take with respect thereto;

iv.    promptly after obtaining actual knowledge thereof, notice of any Series 2010-3 Manufacturer Event of Default (as defined in the RCFC Series 2010-3 Supplement) or termination of a Series 2010-3 Manufacturer Program (as defined in the RCFC Series 2010-3 Supplement); and

v.    promptly after any Authorized Officer of Hertz becomes aware of the occurrence of any Reportable Event (as defined in the RCFC Series 2010-3 Supplement) (other than a reduction in active Plan participants) with respect to any Plan (as defined in the RCFC Series 2010-3 Supplement) of Hertz, a

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certificate signed by an Authorized Officer of Hertz setting forth the details as to such Reportable Event and the action that such Lessee is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation.
The financial data that shall be delivered to the Funding Agents pursuant to the foregoing paragraphs (i) and (ii) shall be prepared in conformity with GAAP.

Notwithstanding the foregoing provisions of this Section 24, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of such Hertz’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Group II Administrator may, in lieu of furnishing or causing to be furnished the information, documents and reports so required to be furnished, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that the Group II Administrator shall in any event be required to furnish or cause to be furnished such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 24.

Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 24 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Hertz posts such documents, or provides a link thereto on Hertz’s or any Parent Entity’s website (or such other website address as the Group II Administrator may specify by written notice to the Funding Agents from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent Entity’s behalf on an internet or intranet website to which the Funding Agents have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the Funding Agents).

25.
Non-Program Vehicle Report. Solely with respect to the Group II Administrator, on or before June 30 of each year, commencing on the Series 2013-B Restatement Effective Date, cause a nationally recognized firm of independent certified public accountants or a nationally recognized firm of independent consultants to furnish a report to the Trustee to the effect that they have performed certain agreed upon procedures on a statistical sample designed to provide a ninety-five percent (95%) confidence level confirming the calculations of (i) the Disposition Proceeds received by or on behalf of RCFC from the sale or other disposition of all Series 2010-3 Non-Program Vehicles (as defined in the RCFC Series 2010-3 Supplement) (other than Casualties (as defined in the RCFC Series 2010-3

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Supplement)) sold or otherwise disposed of during the Related Month (as defined in the RCFC Series 2010-3 Supplement) and (ii) the respective Net Book Values (as defined in the RCFC Series 2010-3 Supplement) of such Series 2010-3 Non-Program Vehicles.

26.
Verification of Title. Solely with respect to the Group II Administrator, on or before June 30 of each year, commencing on the Series 2013-B Restatement Effective Date, cause a nationally recognized firm of independent certified public accountants or a nationally recognized firm of independent consultants to furnish a report to the Trustee to the effect that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title (as defined in the RCFC Series 2010-3 Supplement) of the Series 2010-3 Eligible Vehicles (as defined in the RCFC Series 2010-3 Supplement) constituting Series 2010-3 RCFC Segregated Vehicle Collateral (as defined in the RCFC Series 2010-3 Supplement) designed to provide a ninety-five percent (95%) confidence level confirming that the Series 2010-3 Eligible Vehicles are titled in the name of RCFC and the Certificates of Title with respect to the Series 2010-3 Eligible Vehicles show a first lien in the name of the RCFC Collateral Agent, except for such exceptions as shall be set forth in such report.

27.
A/B Advance Allocations. Solely with respect to HVF II, not permit the Class B Principal Amount for any five (5) consecutive Business Day period during the Series 2013-B Revolving Period to equal less than the lesser of (a) the Class B Maximum Principal Amount as of such date and (b) the product of (i) the Class A Principal Amount as of such date and (ii) a fraction, the numerator of which is (A) the excess, if any, of the Class B Blended Advance Rate over the Class A Blended Advance Rate, in each case as of such date, and the denominator of which is (B) the Class A Blended Advance Rate as of such date; provided that, HVF II’s obligation pursuant to this Section 27 shall be qualified in its entirety by HVF II’s right to request Class A Advances, Class A Decreases, Class B Advances and/or Class B Decreases pursuant to the Series 2013-B Supplement.

28.
Mandatory Reductions of Class B Maximum Principal Amount. Solely with respect to HVF II, unless otherwise consented to in writing by each Class B Noteholder, on October 31, 2016 effect a permanent reduction (but without prejudice to HVF II’s right to effect a Class B Investor Group Maximum Principal Increase with respect to any Class B Investor Group in accordance with Section 2.1 of the Series 2013-B Supplement) of the Class B Maximum Principal Amount as of such date and a corresponding reduction of each Class B Maximum Investor Group Principal Amount as of such date in accordance with Section 2.5 of the Series 2013-B Supplement (and effect any Class B Decreases pursuant to Section 2.3 of the Series 2013-B Supplement to be paid in accordance with Section 5.2(g) that would be necessary to effect any such reduction), in an amount such that after giving effect to such reduction and any reduction to the “Class B Maximum Principal Amount” (under and as defined in the Series 2013-A Supplement) on

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such date, the sum of (i) the Class B Maximum Principal Amount as of such date, and (ii) the “Class B Maximum Principal Amount” (under and as defined in the Series 2013-A Supplement) as of such date are equal to or less than $75,000,000.

29.
Delivery of Certain Written Rating Agency Confirmations. Upon written request of the Administrative Agent at any time following the issuance of any other Series of Group II Notes on any date after the date hereof, promptly furnish to the Administrative Agent a copy of each written confirmation received by HVF II from any Rating Agency confirming that the Rating Agency Condition with respect to any Series of Group II Notes Outstanding as of the date of such issuance has been satisfied with respect to such issuance.

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ANNEX 3

CONDITIONS PRECEDENT
The effectiveness of this Series 2013-B Supplement is subject to the following, in each case as of the Series 2013-B Restatement Effective Date:
1.the Base Indenture and the Group II Supplement shall be in full force and effect;
2.    each Funding Agent shall have received copies of (i) the Certificate of Incorporation and By‑Laws of Hertz, the certificate of incorporation and by-laws of the HVF II General Partner and the certificate of formation and limited partnership agreement of HVF II, certified by the Secretary of State of the state of incorporation or organization, as the case may be, (ii) resolutions of the board of directors (or an authorized committee thereof) of the HVF II General Partner and Hertz with respect to the transactions contemplated by this Series 2013-B Supplement, and (iii) an incumbency certificate of the HVF II General Partner and Hertz, each certified by the secretary or assistant secretary of the related entity in form and substance reasonably satisfactory to the Administrative Agent;
3.    each Class A Conduit Investor, or if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group, shall have received a copy of a draft press release, in form and substance reasonably satisfactory to it, to be published by DBRS stating that, after giving effect to the execution of this Series 2013-B Supplement, the public long term credit rating assigned to the Class A Notes is “A” and such Class A Conduit Investors and Class A Committed Note Purchasers shall have received evidence that DBRS has agreed to publish such press release;
4.    each Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group, shall have received a copy of a draft press release, in form and substance reasonably satisfactory to it, to be published by DBRS stating that, after giving effect to the execution of this Series 2013-B Supplement, the public long term credit rating assigned to the Class B Notes is “BBB” and such Class B Conduit Investors and Class B Committed Note Purchasers shall have received evidence that DBRS has agreed to publish such press release;
5.    each Conduit Investor and each Committed Note Purchaser shall have received opinions of counsel (i) from Weil, Gotshal & Manges LLP, or other counsel acceptable to the Conduit Investors and the Committed Note Purchasers, with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request (including regarding non-consolidation, true lease, true-sale and UCC security interest matters, tax and no-conflicts) and (ii) from counsel to the Trustee acceptable to the Conduit Investors and the Committed Note Purchasers with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request;

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6.    the Administrative Agent shall have received evidence satisfactory to it of the completion of all UCC filings as may be necessary to perfect or evidence the assignment by HVF II to the Trustee of its interests in the Series 2013-B Collateral, the proceeds thereof and the security interests granted pursuant to the Series 2013-B Supplement and the Group II Supplement;
7.    the Administrative Agent shall have received a written search report listing all effective financing statements that name HVF II as debtor or assignor and that are filed in the State of Delaware and in any other jurisdiction that the Administrative Agent determines is necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Series 2013-B Related Documents; and
8.    each Class A Committed Note Purchaser shall have received payment of the Up-Front Fee owing to it; and
9.    no later than two (2) days prior to the Series 2013-B Restatement Effective Date, the Administrative Agent shall have received all documentation and other information about HVF II and Hertz that the Administrative Agent has reasonably determined is required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and that the Administrative Agent has reasonably requested in writing at least five (5) days prior to the Series 2013-B Restatement Effective Date.

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ANNEX 4

SECURITISATION RISK RETENTION REPRESENTATIONS AND UNDERTAKING

1.	The Group II Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser as of the Series 2013-B Restatement Effective Date that:

i.	it owns (directly or indirectly) 100% of the issued and outstanding stock in RCFC (the “RCFC Equity”);

ii.	the Series 2013-B Blended Advance Rate does not exceed 95%; and

iii.	the Series 2010-3 Advance Rate (as defined in the RCFC Series 2010-3 Supplement) does not exceed 95%,

2.	The Group II Administrator agrees for the benefit of each Conduit Investor and Committed Note Purchaser that it shall, for so long as any Series 2013-B Notes are Outstanding:

(a)
not sell or transfer (in whole or in part) the RCFC Equity or subject the RCFC Equity to any credit risk mitigation, any short positions or any other hedge; provided that, the RCFC Equity may be pledged insofar as it is not otherwise prohibited from pledging the RCFC Equity under the RCFC Series 2010-3 Supplement;

(b)	promptly provide notice to each Conduit Investor and Committed Note Purchaser in the event that it fails to comply with clause (a) above; and

(c)
provide any and all information reasonably requested by any Committed Note Purchaser that is required by any such Committed Note Purchaser or any Conduit Investor in such Committed Note Purchaser’s Investor Group for purposes of complying with the Retention Requirement Law; provided that, compliance by the Group II Administrator with this clause (c) shall be at the expense of the requesting Committed Note Purchaser, and provided further that, this clause (c) shall not apply to information that the Group II Administrator is not able to provide (whether because the Group II Administrator has not been able to obtain the requested information after having made all reasonable efforts to do so, or by reason of any contractual, statutory or regulatory obligations binding on it).

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3.
The Group II Administrator hereby represents and warrants to each Conduit Investor and each Committed Purchaser, as of the Series 2013-B Restatement Effective Date, as of the date of each Advance and as of the date of delivery of each Monthly Noteholders’ Statement that it continues to comply with Section 1 of this Annex 4 as of such date.

4.
Anything to the contrary in this Annex 4 notwithstanding, the Group II Administrator shall not be in breach of any undertaking, representation or warranty in this Annex 4 if it fails to comply due to events, actions or circumstances beyond its control.

5.
The Group II Administrator intends to hold the RCFC Equity as “originator” for the purposes of the Retention Requirement Law and intends that its holding of such RCFC Equity will satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation. For the avoidance of doubt, notwithstanding such statement of intent, the Group II Administrator makes no representation or warranty in this paragraph 5 that it will constitute an “originator” for the purposes of the Retention Requirement Law or that its holding of such RCFC Equity will satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation, and if (a) the Group II Administrator does not constitute an "originator" or holds any of the RCFC Equity in a capacity other than as “originator”, in each case for the purposes of the Retention Requirement Law, or (b) the Group II Administrator's holding of any of the RCFC Equity fails to satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation, then none of the events or conditions described in the preceding clauses (a) or (b) shall result in any Amortization Event, Potential Amortization Event, event of default, potential event of default or similar consequence, however styled, defined or denominated; provided that the foregoing shall not relieve the Group II Administrator of its obligation to comply with paragraphs 1 through 4 above.

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EXHIBIT A-1
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF SERIES 2013-B VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE, CLASS A

SERIES 2013-B VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS A

REGISTERED	Up to $[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS CLASS A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH CLASS A NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E-1 TO THE SERIES 2013-B SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

HERTZ VEHICLE FINANCING II LP
SERIES 2013-B VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS A
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as funding agent for [ ], as a Class A Committed Note Purchaser, and [ ], as a Class A Conduit Investor (the “Class A Note Purchaser”), or its registered assigns, the aggregate principal sum of up to [ ] DOLLARS AND [ ] CENTS ($[ ]) (but in no event greater than the Class A Investor Group Principal Amount with respect to the Class A Note Purchaser’s Class A Investor Group, as determined in accordance with the Series 2013-B Supplement) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount in any case shall be payable in the amounts and at the times set forth in the Group II Indenture and the Series 2013-B Supplement; provided, that, the entire unpaid principal amount of this Class A Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class A Note at the Class A Note Rate. Such interest shall be payable on each Payment Date until the principal of this Class A Note is paid or made available for payment, to the extent funds are available from Group II Interest Collections allocable to the Class A Note in accordance with the terms of the Series 2013-B Supplement. In addition, the Company will pay interest on this Class A Note, to the extent funds are available from Group II Interest Collections allocable to the Class A Note, on the dates set forth in Section 5.3 of the Series 2013-B Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-B Supplement, the principal amount of this Class A Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-B Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-B Revolving Period, this Class A Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-B Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-B Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-B Amortization Event, subject to cure in accordance with the Series 2013-B Supplement, the principal of this Class A Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class A Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class A Note shall be applied first to interest due and payable on this Class A Note as provided above and then to the unpaid principal of this Class A Note. This Class A Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class A Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration–Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: [ ], 2015

HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:
Name: R. Scott Massengill
Title: Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class A Notes, of the Series 2013-B Notes, a series issued under the within-mentioned Indenture.
Dated: [ ], 2015
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

REVERSE OF SERIES 2013-B NOTE, CLASS A

This Series 2013-B Note, Class A is one of a duly authorized issue of Group II Notes of the Company, designated as its Series 2013-B Variable Funding Rental Car Asset Backed Notes (herein called the “Class A Note”), issued under (i) the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as amended, supplemented or modified from time to time, is herein referred to as the “Group II Supplement”), between the Company and the Trustee and (iii) the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-B Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group II Supplement and the Series 2013-B Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-B Supplement, the Class A Note is subject to all terms of the Base Indenture and Group II Supplement. Except as set forth in the Series 2013-B Supplement and the Group II Supplement, the Class A Note is subject to all of the terms of the Base Indenture. All terms used in this Class A Note that are defined in the Series 2013-B Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-B Supplement.
The Class A Note is and will be secured as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 28, 2015.
As described above, the entire unpaid principal amount of this Class A Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-B Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class A Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class A Note may be paid earlier, as described in the Indenture. All principal payments of the Class A Note shall be made to the Class A Noteholders.
Payments of interest on this Class A Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-B Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class A Note, shall be made by wire transfer to the Holder of record of this Class A Note (or one or more predecessor Class A Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class A Note (or one or more predecessor Class A Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

The Company shall pay interest on overdue installments of interest at the Class A Note Rate to the extent lawful.
Subject to the terms of the Indenture, the holder of any Class A Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class A Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-1 to the Series 2013-B Supplement. In exchange for any Class A Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class A Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class A Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class A Notes for the aggregate principal amount that was not transferred. No transfer of any Class A Note shall be made unless the request for such transfer is made by each Class A Noteholder at such office. Upon the issuance of transferred Class A Notes, the Trustee shall recognize the Holders of such Class A Notes as Class A Noteholders.
Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class A Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-B Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A Note, to the extent provided for in the Indenture.
Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will not, for a period of one year and one day following payment in full of the Class A Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Class A Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and each Class A Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class A Note will evidence indebtedness secured by the Series 2013-B Collateral. Each Class A Noteholder, by the acceptance of this Class A Note, agrees to treat this Class A Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class A Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class A Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class A Noteholders and upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Class A Note includes any successor to the Company under the Indenture.
The Class A Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Class A Note and the Indenture, and all matters arising out of or relating to this Class A Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Class A Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class A Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class A Noteholders shall only have recourse to the Series 2013-B Collateral.

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Class A Note Rate	Interest Period (if applicable)	Notation Made By

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

EXHIBIT A-2
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF SERIES 2013-B VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE, CLASS B

SERIES 2013-B VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS B

REGISTERED	Up to $[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS CLASS B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH CLASS B NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E-2 TO THE SERIES 2013-B SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

HERTZ VEHICLE FINANCING II LP
SERIES 2013-B VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS B
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as funding agent for [ ], as a Class B Committed Note Purchaser, and [ ], as a Class B Conduit Investor (the “Class B Note Purchaser”), or its registered assigns, the aggregate principal sum of up to [ ] DOLLARS AND [ ] CENTS ($[ ]) (but in no event greater than the Class B Investor Group Principal Amount with respect to the Class B Note Purchaser’s Class B Investor Group, as determined in accordance with the Series 2013-B Supplement) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount in any case shall be payable in the amounts and at the times set forth in the Group II Indenture and the Series 2013-B Supplement; provided, that, the entire unpaid principal amount of this Class B Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class B Note at the Class B Note Rate. Such interest shall be payable on each Payment Date until the principal of this Class B Note is paid or made available for payment, to the extent funds are available from Group II Interest Collections allocable to the Class B Note in accordance with the terms of the Series 2013-B Supplement. In addition, the Company will pay interest on this Class B Note, to the extent funds are available from Group II Interest Collections allocable to the Class B Note, on the dates set forth in Section 5.3 of the Series 2013-B Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-B Supplement, the principal amount of this Class B Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-B Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-B Revolving Period, this Class B Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-B Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-B Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-B Amortization Event, subject to cure in accordance with the Series 2013-B Supplement, the principal of this Class B Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class B Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class B Note shall be applied first to interest due and payable on this Class B Note as provided above and then to the unpaid principal of this Class B Note. This Class B Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class B Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration–Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: [ ], 2015

HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:
Name: R. Scott Massengill
Title: Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class B Notes, of the Series 2013-B Notes, a series issued under the within-mentioned Indenture.
Dated: [ ], 2015
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

REVERSE OF SERIES 2013-B NOTE, CLASS B

This Series 2013-B Note, Class B is one of a duly authorized issue of Group II Notes of the Company, designated as its Series 2013-B Variable Funding Rental Car Asset Backed Notes (herein called the “Class B Note”), issued under (i) the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as amended, supplemented or modified from time to time, is herein referred to as the “Group II Supplement”), between the Company and the Trustee and (iii) the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-B Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group II Supplement and the Series 2013-B Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-B Supplement, the Class B Note is subject to all terms of the Base Indenture and Group II Supplement. Except as set forth in the Series 2013-B Supplement and the Group II Supplement, the Class B Note is subject to all of the terms of the Base Indenture. All terms used in this Class B Note that are defined in the Series 2013-B Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-B Supplement.
The Class B Note is and will be secured as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 28, 2015.
As described above, the entire unpaid principal amount of this Class B Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-B Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class B Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class B Note may be paid earlier, as described in the Indenture. All principal payments of the Class B Note shall be made to the Class B Noteholders.
Payments of interest on this Class B Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-B Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class B Note, shall be made by wire transfer to the Holder of record of this Class B Note (or one or more predecessor Class B Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class B Note (or one or more predecessor Class B Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

The Company shall pay interest on overdue installments of interest at the Class B Note Rate to the extent lawful.
Subject to the terms of the Indenture, the holder of any Class B Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class B Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-2 to the Series 2013-B Supplement. In exchange for any Class B Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class B Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class B Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class B Notes for the aggregate principal amount that was not transferred. No transfer of any Class B Note shall be made unless the request for such transfer is made by each Class B Noteholder at such office. Upon the issuance of transferred Class B Notes, the Trustee shall recognize the Holders of such Class B Notes as Class B Noteholders.
Each Class B Noteholder, by acceptance of a Class B Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class B Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-B Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class B Note, to the extent provided for in the Indenture.
Each Class B Noteholder, by acceptance of a Class B Note, covenants and agrees that by accepting the benefits of the Indenture that such Class B Noteholder will not, for a period of one year and one day following payment in full of the Class B Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Class B Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class B Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class B Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and each Class B Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class B Note will evidence indebtedness secured by the Series 2013-B Collateral. Each Class B Noteholder, by the acceptance of this Class B Note, agrees to treat this Class B Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class B Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class B Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class B Noteholders and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Class B Note includes any successor to the Company under the Indenture.
The Class B Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Class B Note and the Indenture, and all matters arising out of or relating to this Class B Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Class B Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class B Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class B Noteholders shall only have recourse to the Series 2013-B Collateral.

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Class B Note Rate	Interest Period (if applicable)	Notation Made By

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Class B Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Class B Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

EXHIBIT B-1
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF SERIES 2013-B DEMAND NOTE

$[ ]	New York, New York
[_], 2015

FOR VALUE RECEIVED, the undersigned, THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), promises to pay to the order of HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), on any date of demand (the “Demand Date”) the principal sum of $[ ].
1. Definitions. Capitalized terms used but not defined in this Demand Note shall have the respective meanings assigned to them in the Series 2013-B Supplement (as defined below). Reference is made to that certain Amended and Restated Base Indenture, dated as of October 31, 2014 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between HVF II and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association (in such capacity, the “Trustee”), the Amended and Restated Group II Supplement thereto, dated as of June 17, 2015 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Group II Supplement”), between HVF II and the Trustee and the Second Amended and Restated Series 2013-B Supplement thereto, dated as of December 3, 2015 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-B Supplement”), among HVF II, Deutsche Bank AG, New York Branch, as the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee.
2.     Principal. The outstanding principal balance (or any portion thereof) of this Demand Note shall be due and payable on each Demand Date to the extent demand is made therefor by the Trustee.
3.     Interest. Interest shall be paid on each Payment Date on the weighted average principal balance outstanding during the Interest Period immediately preceding such Payment Date at the Demand Note Rate. Interest hereon shall be calculated based on the actual number of days elapsed in each Interest Period calculated on a 30-360 basis. The “Demand Note Rate” means the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Interest Period as the rate for dollar deposits with a one-month maturity. “BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Hertz from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits offered by leading banks in the London interbank market. “Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Interest Period shall commence on November 25, 2013 and end on and include December 15, 2013. The maker and endorser waives presentment for payment, protest and notice of dishonor and nonpayment of this Demand Note. The receipt of interest in advance or the extension of time shall not relinquish or discharge any endorser of this Demand Note.
4.     No Waiver, Amendment. No failure or delay on the part of HVF II in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single. or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by each of Hertz, HVF II and the Trustee and (b) all consents, if any, required for such actions under any material contracts or agreements of either Hertz or HVF II and the Series 2013-B Supplement shall have been received by the appropriate Persons.
5.     Payments. All payments shall be made in lawful money of the United States of America by wire transfer in immediately available funds and shall be applied first to fees and costs, including collection costs, if any, next to interest and then to principal. Payments shall be made to the account designated in the written demand for payment.
6.     Collection Costs. Hertz agrees to pay all costs of collection of this Demand Note, including, without limitation, reasonable attorney’s fees, paralegal’s fees and other legal costs (including court costs) incurred in connection with consultation, arbitration and litigation (including trial, appellate, administrative and bankruptcy proceedings), regardless of whether or not suit is brought, and all other costs and expenses incurred by HVF II or the Trustee in exercising its rights and remedies hereunder. Such costs of collection shall bear interest at the Demand Note Rate until paid.
7.     No Negotiation. This Demand Note is not negotiable other than to the Trustee for the benefit of the Series 2013-B Noteholders pursuant to the Series 2013-B Supplement. The parties intend that this Demand Note will be pledged to the Trustee for the benefit of the secured parties under the Series 2013-B Supplement and the other Series 2013-B Related Documents and payments hereunder shall be made only to said Trustee.
8.     Reduction of Principal. The principal amount of this Demand Note may be modified from time to time, only in accordance with the provisions of the Series 2013-B Supplement.
9.     Governing Law. THIS DEMAND NOTE, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS DEMAND NOTE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS

AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
10.     Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision this Demand Note.

THE HERTZ CORPORATION
By:
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

EXHIBIT B-2
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

FORM OF DEMAND NOTICE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE
__________ ___, 20__

The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attn: Treasury Department
This Demand Notice is being delivered to you pursuant to Section 5.5(c) of that certain Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), as Issuer, The Hertz Corporation, as the Group II Administrator, certain committed note purchasers, certain conduit investors, certain funding agents and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Group II Supplement”), by and between HVF II and the Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”), by and between HVF II, as Issuer, and the Trustee. Capitalized terms used but not defined in this Demand Notice shall have the respective meanings assigned to them in the Series 2013-B Supplement.
Demand is hereby made for payment on the Series 2013-B Demand Note in the amount of $[ ] in immediately available funds by wire transfer to the account set forth below:
Account bank: [        ]
Account name: [        ]
ABA routing number: [        ]
Reference: [        ]

EXHIBIT C
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF REDUCTION NOTICE REQUEST
SERIES 2013-B LETTER OF CREDIT
The Bank of New York Mellon Trust Company, N.A.,
    as Trustee under the
    Series 2013-B Supplement
    referred to below
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance
Request for reduction of the stated amount of the Series 2013-B Letter of Credit under the Amended and Restated Series 2013-B Letter of Credit Agreement, dated as of [ ], 2015, (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as of the date hereof, the “Letter of Credit Agreement”), between The Hertz Corporation (“Hertz”) and [        ], as the Issuing Bank.
The undersigned, a duly authorized officer of Hertz, hereby certifies to The Bank of New York Mellon Trust Company, N.A., in its capacity as the Trustee (the “Trustee”) under the Second Amended and Restated Series 2013-B Supplement referred to in the Letter of Credit Agreement (as may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2013-B Supplement”) as follows:
1.    The Series 2013-B Letter of Credit Amount and the Series 2013-B Letter of Credit Liquidity Amount as of the date of this request prior to giving effect to the reduction of the stated amount of the Series 2013-B Letter of Credit requested in paragraph 2 of this request are $                    and $                   , respectively.
2.    The Trustee is hereby requested pursuant to Section 5.7(c) of the Series 2013-B Supplement to execute and deliver to the Series 2013-B Letter of Credit Provider a Series 2013-B Notice of Reduction substantially in the form of Annex G to the Series 2013-B Letter of Credit (the “Notice of Reduction”) for a reduction (the “Reduction”) in the stated amount of the Series 2013-B Letter of Credit by an amount equal to $                   . The Trustee is requested to execute and deliver the Notice of Reduction promptly following its receipt of this request, and in no event more than two (2) Business Days following the date of its receipt of this request (as required pursuant to Section 5.7(c) of the Series 2013-B Supplement), and to provide for the reduction pursuant to the Notice of Reduction to be as of                ,       . The undersigned understands that the Trustee will be relying on the contents hereof. The undersigned further understands that the Trustee shall not be liable to the undersigned for any failure to transmit (or any delay in transmitting) the Notice of Reduction (including any fees and expenses attributable to the stated amount of the Series 2013-B Letter of Credit not being reduced in accordance with this paragraph) to the extent such failure (or delay) does not result from the gross negligence or willful misconduct of the Trustee.
3.    To the best of the knowledge of the undersigned, the Series 2013-B Letter of Credit Amount and the Series 2013-B Letter of Credit Liquidity Amount will be $                    and $                   , respectively, as of the date of the reduction (immediately after giving effect to such reduction) requested in paragraph 2 of this request.
4.    The undersigned acknowledges and agrees that each of (a) the execution and delivery of this request by the undersigned, (b) the execution and delivery by the Trustee of a Notice of Reduction of the stated amount of the Series 2013-B Letter of Credit, substantially in the form of Annex G to the Series 2013-B Letter of Credit, and (c) the Series 2013-B Letter of Credit Provider’s acknowledgment of such notice constitutes a representation and warranty to the Series 2013-B Letter of Credit Provider and the Trustee (i) by the undersigned, in its capacity as [_], that each of the statements set forth in the Series 2013-B Letter of Credit Agreement is true and correct and (ii) by the undersigned, in its capacity as Group II Administrator under the Series 2013-B Supplement, that (A) the Series 2013-B Adjusted Liquid Enhancement Amount will equal or exceed the Series 2013-B Required Liquid Enhancement Amount, (B) the Series 2013-B Letter of Credit Liquidity Amount will equal or exceed the Series 2013-B Demand Note Payment Amount and (C) no Group II Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.

5.    The undersigned agrees that if on or prior to the date as of which the stated amount of the Series 2013-B Letter of Credit is reduced by the amount set forth in paragraph 2 of this request the undersigned obtains knowledge that any of the statements set forth in this request is not true and correct or will not be true and correct after giving effect to such reduction, the undersigned shall immediately so notify the Series 2013-B Letter of Credit Provider and the Trustee by telephone and in writing by telefacsimile in the manner provided in the Letter of Credit Agreement and the request set forth herein to reduce the stated amount of the Series 2013-B Letter of Credit shall be deemed canceled upon receipt by the Series 2013-B Letter of Credit Provider of such notice in writing.
6.    Capitalized terms used herein and not defined herein have the meanings set forth in the Series 2013-B Supplement.

IN WITNESS WHEREOF, The Hertz Corporation, as the Group II Administrator, has executed and delivered this request on this        day of                ,       .

THE HERTZ CORPORATION, as the Group II Administrator

By:            _______
    Name:
    Title:

EXHIBIT D
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

FORM OF LEASE PAYMENT
DEFICIT NOTICE
The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administration—Structured Finance
[ ]
Ladies and Gentlemen:
This Lease Payment Deficit Notice is delivered to you pursuant to Section 5.9(b) of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as may be amended, supplemented, amended and restated or otherwise modified from time to time the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP (“HVF II”), as Issuer, The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation, as Group II Administrator (the “Group II Administrator”), Deutsche Bank AG, New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 as amended, supplemented, amended and restated or otherwise modified from time to time, the “Group II Supplement”), by and between HVF II and the Trustee. Terms used herein have the meanings provided in the Series 2013-B Supplement.
Pursuant to Section 5.9(a) and (b) of the Series 2013-B Supplement, The Hertz Corporation, in its capacity as Group II Administrator under the Group II Related Documents and the Series 2013-B Related Documents, hereby provides notice of a Series 2013-B Lease Payment Deficit in the amount of $                    (consisting of a Series 2013-B Lease Interest Payment Deficit in the amount of $                    and a Series 2013-B Lease Principal Payment Deficit in the amount of $                   ).

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THE HERTZ CORPORATION, as Group II Administrator
By:______________________________
Name:____________________________
Title:_____________________________

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EXHIBIT E-1
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF CLASS A PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance
Re:     Hertz Vehicle Financing II LP
    Series 2013-B Rental Car Asset Backed Notes
Reference is made to the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group II Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-B Supplement.
In connection with a proposed purchase of certain Class A Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(a)    it has had an opportunity to discuss HVF II’s and the Group II Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group II Administrator and their respective representatives;
(b)    it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class A Notes;
(c)    it is purchasing the Class A Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of

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Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;
(d)    it understands that the Class A Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Class A Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
(e)    it understands that the Class A Notes will bear the legend set out in the form of Class A Notes attached as Exhibit A-1 to the Series 2013-B Supplement and be subject to the restrictions on transfer described in such legend;
(f)    it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class A Notes;
(g)    it understands that the Class A Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that (i) in the case of each Class A Investor Group with respect to which there is a Class A Conduit Investor, the Class A Notes will be pledged by each Class A Conduit Investor pursuant to its related commercial paper program documents, and the Series Class A Notes, or interests therein, may be sold, transferred or pledged to the related Class A Committed Note Purchaser or any Class A Program Support Provider or any affiliate of its related Class A Committed Note Purchaser or any Class A Program Support Provider or, any commercial paper conduit administered by its related Class A Committed Note Purchaser or any Class A Program Support Provider or any affiliate of its related Class A Committed Note Purchaser or any Class A Program Support Provider and (ii) in the case of each Class A Investor Group, the Class A Notes, or interests therein, may be sold, transferred or pledged to the related Class A Committed Note Purchaser or any Class A Program Support Provider or any affiliate of its related Class A Committed Note Purchaser or any Class A Program Support Provider or, any commercial paper conduit administered by its related Class A Committed Note Purchaser or any Class A Program Support Provider or any affiliate of its related Class A Committed Note Purchaser or any Class A Program Support Provider;
(h)    if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class A Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-

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B Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-B Supplement, the transferee of the Class A Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-B Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class A Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class A Notes included as an exhibit to the Series 2013-B Supplement. The undersigned understands that the registrar and transfer agent for the Class A Notes will not be required to accept for registration of transfer the Class A Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-B Supplement; and
(i)    it will obtain from any purchaser of the Class A Notes substantially the same representations and warranties contained in the foregoing paragraphs.
This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
    Name:
    Title:
Dated:
cc: Hertz Vehicle Financing II LP

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EXHIBIT E-2
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF CLASS B PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance
Re:     Hertz Vehicle Financing II LP
    Series 2013-B Rental Car Asset Backed Notes
Reference is made to the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group II Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-B Supplement.
In connection with a proposed purchase of certain Class B Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(a)    it has had an opportunity to discuss HVF II’s and the Group II Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group II Administrator and their respective representatives;
(b)    it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class B Notes;
(c)    it is purchasing the Class B Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of

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Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;
(d)    it understands that the Class B Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Class B Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
(e)    it understands that the Class B Notes will bear the legend set out in the form of Class B Notes attached as Exhibit A-2 to the Series 2013-B Supplement and be subject to the restrictions on transfer described in such legend;
(f)    it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class B Notes;
(g)    it understands that the Class B Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that (i) in the case of each Class B Investor Group with respect to which there is a Class B Conduit Investor, the Class B Notes will be pledged by each Class B Conduit Investor pursuant to its related commercial paper program documents, and the Series Class B Notes, or interests therein, may be sold, transferred or pledged to the related Class B Committed Note Purchaser or any Class B Program Support Provider or any affiliate of its related Class B Committed Note Purchaser or any Class B Program Support Provider or, any commercial paper conduit administered by its related Class B Committed Note Purchaser or any Class B Program Support Provider or any affiliate of its related Class B Committed Note Purchaser or any Class B Program Support Provider and (ii) in the case of each Class B Investor Group, the Class B Notes, or interests therein, may be sold, transferred or pledged to the related Class B Committed Note Purchaser or any Class B Program Support Provider or any affiliate of its related Class B Committed Note Purchaser or any Class B Program Support Provider or, any commercial paper conduit administered by its related Class B Committed Note Purchaser or any Class B Program Support Provider or any affiliate of its related Class B Committed Note Purchaser or any Class B Program Support Provider;
(h)    if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class B Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-

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B Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-B Supplement, the transferee of the Class B Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-B Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class B Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class B Notes included as an exhibit to the Series 2013-B Supplement. The undersigned understands that the registrar and transfer agent for the Class B Notes will not be required to accept for registration of transfer the Class B Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-B Supplement; and
(i)    it will obtain from any purchaser of the Class B Notes substantially the same representations and warranties contained in the foregoing paragraphs.
This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
    Name:
    Title:
Dated:
cc: Hertz Vehicle Financing II LP

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EXHIBIT F
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

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HVF II --Integrated Model
Daily_Series_2013B_CE
Calculation Date:				MASTER CHECK

HVF II Series 2013-B Series Specific Required Credit Enhancement Calculations
Series 2013-B AAA Component	Series 2013-B AAA Component Amount	Series 2013-B Baseline Advance Rates	Series 2013-B Allocable Concentration Excess Amount	Series 2013-B Concentration Excess Advance Rate Adjustment	MTM / Disposition Testing Advance Rate Adjustment	Series 2013-B Adjusted Advance Rate	Series 2013-B Applicable Advance Rate

Series 2013-B Eligible IG Program Vehicle
Series 2013-B Eligible IG Program Receivables
Series 2013-B Eligible NIG Program Vehicle
Series 2013-B Eligible HNIG Program Receivables
Series 2013-B Eligible LNIG Program Receivables
Series 2013-B Eligible IG Risk Vehicle
Series 2013-B Eligible NIG Risk Vehicle
Group II Cash Amount
Series 2013-B Remainder AAA Amount
Series 2013-B Group I Due & Unpaid Lease Amounts
Total				Seris 2013-B Blended Advance Rate:

Program Metal Check
Program Receivables Check

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Risk Metal Check
Concentration Excess Check

HVF II Series 2013-B Series Specific Asset Coverage Calculations

Adjusted Asset Coverage Threshold Amount (ACTA) Calculation

Series Class A Outstanding Principal Amount (BOD)
Series Class B Outstanding Principal Amount (BOD)
Series Class C Outstanding Principal Amount (BOD)
Total Series Principal Amount
Series Principal Collection Account Amount
Series Adjusted Principal Amount
Series Blended Advance Rate
Series Asset Coverage Threshold Amount
Series Letter of Credit Amount
Series Available Reserve Account Amount
Total
Series Adjusted ACTA

Series Asset Amount Calculation

Series Floating Allocation Percentage
Series Asset Amount

Principal Deficit Amount Calculation

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Series Adjusted Principal Amount
Series Asset Amount
Principal Deficit Amount
Series 2013-B Excess Principal Event / Mandatory Decrease Calculation

Series 2013-B Maximum Principal Amount
Series 2013-B Outstanding Principal Amount (BOD)
Series 2013-B Excess Principal Event Occurring
Mandatory Decrease Amount

HVF II Series 2013-B Series Specific Liquid Enhancement Calculations

Liquid Enhancement Calculations

Series 2013 Letter of Credit Amount (gross)
Series 2013-B Letter of Credit Liquidity Amount (gross)
Series 2013-B Letter of Credit Amount (net)
Series 2013-B Letter of Credit Liquidity Amount (net)
Series 2013-B Available Reserve Account Amount
Series 2013-B Liquid Enhancement Amount (gross)
Series 2013-B Adjusted Liquid Enhancement Amount
Series 2013-B Required Liquid Enhancement Amount
Series 2013-B Liquid Enhancement (Deficiency) / Surplus Amount
Liquid Enhancement Check

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Available Reserve Account Amount Calculations

Series 2013-B Available Reserve Account Amount
Series 2013-B Required Reserve Account Amount
Series 2013-B Reserve Account (Deficiency) / Surplus Amount
Check

Letter of Credit Provider Information

LC 1
LC 1 In Use
LC 1 Issuing Bank
LC 1 Expiration Date
LC 1 Expired?
LC1 Expiring w/in 60 Days?
LC 1 In Full Force and Effect?
Event of Bankruptcy w/r/t LC 1 LC Issuing Bank?
LC 1 Repudiated?
LC 1 Issuing Bank Series Eligible LC Provider Ratings?

LC 2
LC 2 In Use
LC 2 Issuing Bank
LC 2 Expiration Date
LC 2 Expired?
LC1 Expiring w/in 60 Days?
LC 2 In Full Force and Effect?

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Event of Bankruptcy w/r/t LC 2 LC Issuing Bank?
LC 2 Repudiated?
LC 2 Issuing Bank Series Eligible LC Provider Ratings?

LC 3
LC 3 In Use
LC 3 Issuing Bank
LC 3 Expiration Date
LC 3 Expired?
LC1 Expiring w/in 60 Days?
LC 3 In Full Force and Effect?
Event of Bankruptcy w/r/t LC 3 LC Issuing Bank?
LC 3 Repudiated?
LC 3 Issuing Bank Series Eligible LC Provider Ratings?

Series 2013-B Interest Rate Cap Calculations

2013-B Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

2013-B Eligible Interest Rate Cap Provider

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Current Notional
Strike Rate
Min Strike Rate Test

2013-B Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

2013-B Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

Current Notional Test

Current Aggregate Cap Notional
Current Series 2013-B Maximum Principal Amount
Current Notional Sufficient

Required 2013-B Notional Schedule Test

Scheduled Notional Equals Required Notional

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Date	Factor	Required	Aggregate

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EXHIBIT G-1
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF CLASS A ASSIGNMENT AND ASSUMPTION AGREEMENT

CLASS A ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as a Class A Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Class A Funding Agent with respect to the assigning Class A Committed Note Purchaser listed in the signature pages hereof (the “Funding Agent”), and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class A Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(a) of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement” and together with the Base Indenture and the Series 2013-B Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Class A Committed Note Purchaser) wishes to become a Class A Committed Note Purchaser party to the Series 2013-B Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-B Supplement and the Class A Notes as set forth herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:

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Upon the execution and delivery of this Class A Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Class A Committed Note Purchaser party to the Series 2013-B Supplement for all purposes thereof.
The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Class A Commitment under the Series 2013-B Supplement and the Transferor’s Class A Investor Group Principal Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Class A Commitment under the Series 2013-B Supplement and the Transferor’s Class A Investor Group Principal Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-B Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-B Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-B Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Class A Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class A Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class A Assignment and Assumption Agreement.
By executing and delivering this Class A Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility

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with respect to any statements, warranties or representations made in or in connection with the Series 2013-B Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class A Notes, the Series 2013-B Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-B Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture and such other Series 2013-B Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class A Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-B Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-B Supplement are required to be performed by it as a Class A Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group II Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class A Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.
This Class A Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Class A Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

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IN WITNESS WHEREOF, the parties hereto have caused this Class A Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:

By:______________________________
Title:
[    ], as Class A Acquiring Committed Note Purchaser
By:______________________________
Title:

[    ], as Class A Funding Agent

By:______________________________
Title:

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CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

WEIL:\95487682\3\52399.0041

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:
Telephone:
Facsimile:
[TRANSFEROR]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

Prior Class A Commitment Percentage:         [    ]
Revised Class A Commitment Percentage:         [    ]
Prior Class A Investor Group Principal Amount:    [    ]
Revised Class A Investor Group Principal Amount:    [    ]

[TRANSFEROR FUNDING AGENT]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

[ACQUIRING COMMITTED NOTE PURCHASER]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

WEIL:\95487682\3\52399.0041

Prior Class A Commitment Percentage:            [    ]
Revised Class A Commitment Percentage:        [    ]
Prior Class A Investor Group Principal Amount:    [    ]
Revised Class A Investor Group Principal Amount:    [    ]

[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

WEIL:\95487682\3\52399.0041

EXHIBIT G-2
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF CLASS B ASSIGNMENT AND ASSUMPTION AGREEMENT

CLASS B ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as a Class B Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Class B Funding Agent with respect to the assigning Class B Committed Note Purchaser listed in the signature pages hereof (the “Funding Agent”), and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class B Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(b) of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement” and together with the Base Indenture and the Series 2013-B Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Class B Committed Note Purchaser) wishes to become a Class B Committed Note Purchaser party to the Series 2013-B Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-B Supplement and the Class B Notes as set forth herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:

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Upon the execution and delivery of this Class B Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Class B Committed Note Purchaser party to the Series 2013-B Supplement for all purposes thereof.
The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Class B Commitment under the Series 2013-B Supplement and the Transferor’s Class B Investor Group Principal Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Class B Commitment under the Series 2013-B Supplement and the Transferor’s Class B Investor Group Principal Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-B Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-B Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-B Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Class B Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class B Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class B Assignment and Assumption Agreement.
By executing and delivering this Class B Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility

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with respect to any statements, warranties or representations made in or in connection with the Series 2013-B Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class B Notes, the Series 2013-B Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-B Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture and such other Series 2013-B Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class B Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-B Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-B Supplement are required to be performed by it as a Class B Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group II Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class B Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.
This Class B Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Class B Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

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IN WITNESS WHEREOF, the parties hereto have caused this Class B Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:

By:______________________________
Title:
[    ], as Class B Acquiring Committed Note Purchaser
By:______________________________
Title:

[    ], as Class B Funding Agent

By:______________________________
Title:

WEIL:\95487693\3\52399.0041

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

WEIL:\95487693\3\52399.0041

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:
Telephone:
Facsimile:
[TRANSFEROR]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

Prior Class B Commitment Percentage:         [    ]
Revised Class B Commitment Percentage:         [    ]
Prior Class B Investor Group Principal Amount:    [    ]
Revised Class B Investor Group Principal Amount:    [    ]

[TRANSFEROR FUNDING AGENT]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

[ACQUIRING COMMITTED NOTE PURCHASER]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

WEIL:\95487693\3\52399.0041

Prior Class B Commitment Percentage:            [    ]
Revised Class B Commitment Percentage:        [    ]
Prior Class B Investor Group Principal Amount:    [    ]
Revised Class B Investor Group Principal Amount:    [    ]

[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

WEIL:\95487693\3\52399.0041

EXHIBIT H-1
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF CLASS A INVESTOR GROUP SUPPLEMENT
CLASS A INVESTOR GROUP SUPPLEMENT, dated as of [ ], [ ], among (i) [    ] (the “Class A Transferor Investor Group”), (ii) the Class A Funding Agent with respect to the Class A Transferor Investor Group in the signature pages hereof (the “Class A Transferor Funding Agent”) (iii) [    ] (the “Class A Acquiring Investor Group”), (iv) the Class A Funding Agent with respect to the Class A Acquiring Investor Group listed in the signature pages hereof (the “Class A Acquiring Funding Agent”), and (v) Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class A Investor Group Supplement is being executed and delivered in accordance with subsection 9.3(a)(iii) of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement” and together with the Base Indenture and the Series 2013-B Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, the Class A Acquiring Investor Group wishes to become a Class A Conduit Investor and a Class A Committed Note Purchaser with respect to such Class A Conduit Investor under the Series 2013-B Supplement; and
WHEREAS, the Class A Transferor Investor Group is selling and assigning to the Class A Acquiring Investor Group its respective rights, obligations and commitments under the Series 2013-B Supplement and the Class A Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;
NOW, THEREFORE, the parties hereto hereby agree as follows:

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Upon the execution and delivery of this Class A Investor Group Supplement by the Class A Acquiring Investor Group, the Class A Acquiring Funding Agent with respect thereto, the Class A Transferor Investor Group, the Class A Transferor Funding Agent and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), the Class A Conduit Investor(s) and the Class A Committed Note Purchasers with respect to the Class A Acquiring Investor Group shall become parties to the Series 2013-B Supplement for all purposes thereof.
The Class A Transferor Investor Group acknowledges receipt from the Class A Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Class A Transferor Investor Group and the Class A Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Class A Acquiring Investor Group (the Class A Acquiring Investor Group’s “Purchased Percentage”) of the Class A Commitment with respect to the Class A Committed Note Purchasers included in the Class A Transferor Investor Group under the Series 2013-B Supplement and the Class A Transferor Investor Group’s Class A Investor Group Principal Amount. The Class A Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Class A Acquiring Investor Group, without recourse, representation or warranty, and the Class A Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Class A Transferor Investor Group, the Class A Acquiring Investor Group’s Purchased Percentage of the Class A Commitment with respect to the Class A Committed Note Purchasers included in the Class A Transferor Investor Group under the Series 2013-B Supplement and the Class A Transferor Investor Group’s Class A Investor Group Principal Amount.
From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Class A Transferor Investor Group pursuant to the Series 2013-B Supplement shall, instead, be payable to or for the account of the Class A Transferor Investor Group and the Class A Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Class A Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class A Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class A Investor Group Supplement.
By executing and delivering this Class A Investor Group Supplement, the Class A Transferor Investor Group and the Class A Acquiring Investor Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Class A Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-B Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class A Notes, the Series 2013-B Related Documents or any instrument or document furnished pursuant thereto; (ii) the Class A Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect

2
WEIL:\95487696\3\52399.0041

to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture and the Series 2013-B Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Class A Acquiring Investor Group confirms that it has received a copy of the Indenture and the Series 2013-B Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class A Investor Group Supplement; (iv) the Class A Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Class A Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-B Supplement; (v) the Class A Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement; (vi) each member of the Class A Acquiring Investor Group appoints and authorizes its respective Class A Acquiring Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to such Class A Acquiring Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement, (vii) each member of the Class A Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-B Supplement are required to be performed by it as a member of the Class A Acquiring Investor Group and (viii) each member of the Class A Acquiring Investor Group hereby represents and warrants to the Company and the Group II Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Class A Acquiring Investor Group on and as of the date hereof and the Class A Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class A Commitment Percentages of the Class A Transferor Investor Group and the Class A Acquiring Investor Group, as well as administrative information with respect to the Class A Acquiring Investor Group and its Class A Acquiring Funding Agent.
This Class A Investor Group Supplement and all matters arising under or in any manner relating to this Class A Investor Group Supplement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

3
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IN WITNESS WHEREOF, the parties hereto have caused this Class A Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Class A Transferor Investor Group
By:______________________________
Title:

[    ], as Class A Transferor Investor Group
By:______________________________
Title:
[    ], as Class A Transferor Funding Agent
By:______________________________
Title:
[    ], as Class A Acquiring Investor Group

By:______________________________
Title:
[    ], as Class A Acquiring Investor Group

By:______________________________
Title:
[    ], as Class A Funding Agent

By:______________________________
Title:

4
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CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

5
WEIL:\95487696\3\52399.0041

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

WEIL:\95487696\3\52399.0041

EXHIBIT H-2
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF CLASS B INVESTOR GROUP SUPPLEMENT
CLASS B INVESTOR GROUP SUPPLEMENT, dated as of [ ], [ ], among (i) [    ] (the “Class B Transferor Investor Group”), (ii) the Class B Funding Agent with respect to the Class B Transferor Investor Group in the signature pages hereof (the “Class B Transferor Funding Agent”) (iii) [    ] (the “Class B Acquiring Investor Group”), (iv) the Class B Funding Agent with respect to the Class B Acquiring Investor Group listed in the signature pages hereof (the “Class B Acquiring Funding Agent”), and (v) Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class B Investor Group Supplement is being executed and delivered in accordance with subsection 9.3(b)(iii) of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement” and together with the Base Indenture and the Series 2013-B Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, the Class B Acquiring Investor Group wishes to become a Class B Conduit Investor and a Class B Committed Note Purchaser with respect to such Class B Conduit Investor under the Series 2013-B Supplement; and
WHEREAS, the Class B Transferor Investor Group is selling and assigning to the Class B Acquiring Investor Group its respective rights, obligations and commitments under the Series 2013-B Supplement and the Class B Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;
NOW, THEREFORE, the parties hereto hereby agree as follows:

WEIL:\95487706\3\52399.0041

Upon the execution and delivery of this Class B Investor Group Supplement by the Class B Acquiring Investor Group, the Class B Acquiring Funding Agent with respect thereto, the Class B Transferor Investor Group, the Class B Transferor Funding Agent and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), the Class B Conduit Investor(s) and the Class B Committed Note Purchasers with respect to the Class B Acquiring Investor Group shall become parties to the Series 2013-B Supplement for all purposes thereof.
The Class B Transferor Investor Group acknowledges receipt from the Class B Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Class B Transferor Investor Group and the Class B Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Class B Acquiring Investor Group (the Class B Acquiring Investor Group’s “Purchased Percentage”) of the Class B Commitment with respect to the Class B Committed Note Purchasers included in the Class B Transferor Investor Group under the Series 2013-B Supplement and the Class B Transferor Investor Group’s Class B Investor Group Principal Amount. The Class B Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Class B Acquiring Investor Group, without recourse, representation or warranty, and the Class B Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Class B Transferor Investor Group, the Class B Acquiring Investor Group’s Purchased Percentage of the Class B Commitment with respect to the Class B Committed Note Purchasers included in the Class B Transferor Investor Group under the Series 2013-B Supplement and the Class B Transferor Investor Group’s Class B Investor Group Principal Amount.
From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Class B Transferor Investor Group pursuant to the Series 2013-B Supplement shall, instead, be payable to or for the account of the Class B Transferor Investor Group and the Class B Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Class B Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class B Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class B Investor Group Supplement.
By executing and delivering this Class B Investor Group Supplement, the Class B Transferor Investor Group and the Class B Acquiring Investor Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Class B Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-B Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class B Notes, the Series 2013-B Related Documents or any instrument or document furnished pursuant thereto; (ii) the Class B Transferor

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Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture and the Series 2013-B Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Class B Acquiring Investor Group confirms that it has received a copy of the Indenture and the Series 2013-B Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class B Investor Group Supplement; (iv) the Class B Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Class B Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-B Supplement; (v) the Class B Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement; (vi) each member of the Class B Acquiring Investor Group appoints and authorizes its respective Class B Acquiring Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to such Class B Acquiring Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement, (vii) each member of the Class B Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-B Supplement are required to be performed by it as a member of the Class B Acquiring Investor Group and (viii) each member of the Class B Acquiring Investor Group hereby represents and warrants to the Company and the Group II Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Class B Acquiring Investor Group on and as of the date hereof and the Class B Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class B Commitment Percentages of the Class B Transferor Investor Group and the Class B Acquiring Investor Group, as well as administrative information with respect to the Class B Acquiring Investor Group and its Class B Acquiring Funding Agent.
This Class B Investor Group Supplement and all matters arising under or in any manner relating to this Class B Investor Group Supplement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

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IN WITNESS WHEREOF, the parties hereto have caused this Class B Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Class B Transferor Investor Group
By:______________________________
Title:

[    ], as Class B Transferor Investor Group
By:______________________________
Title:
[    ], as Class B Transferor Funding Agent
By:______________________________
Title:
[    ], as Class B Acquiring Investor Group

By:______________________________
Title:
[    ], as Class B Acquiring Investor Group

By:______________________________
Title:
[    ], as Class B Funding Agent

By:______________________________
Title:

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CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

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LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

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EXHIBIT I
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF SERIES 2013-B LETTER OF CREDIT

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SERIES 2013-B LETTER OF CREDIT
NO. [    ]
OUR IRREVOCABLE LETTER OF CREDIT NO. DBS-[ ]
[ ] [ ]
Beneficiary:
The Bank of New York Mellon Trust Company, N.A.
    as Trustee
    under the Series 2013-B Supplement
    referred to below
    2 North LaSalle Street, Suite 1020
    Chicago, Illinois 60602
Attention:    Corporate Trust Administration—Structured Finance
Dear Sir or Madam:
The undersigned (“[        ]” or the “Issuing Bank”) hereby establishes, at the request and for the account of The Hertz Corporation, a Delaware corporation (“Hertz”), pursuant to that certain senior secured asset based revolving loan facility, provided under a credit agreement, dated as of March 11, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-B Letter of Credit Agreement”), among Hertz, the Issuing Bank, certain affiliates of Hertz and the several banks and financial institutions party thereto from time to time, in the Beneficiary’s favor on Beneficiary’s behalf as Trustee under the Series 2013-B Supplement, dated as of November 25, 2013 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), as Issuer, The Hertz Corporation, as the Group II Administrator, certain committed note purchasers, certain conduit investors, certain funding agents and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Group II Supplement, dated as of November 25, 2013 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Group II Supplement”), by and between HVF II and the Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”) by and between HVF II, as Issuer, and the Trustee, in respect of Credit Demands (as defined below), Unpaid Demand Note Demands (as defined below), Preference Payment Demands (as defined below) and Termination Demands (as defined below) this Irrevocable Letter of Credit No. P- [    ] in the amount of [    ] ($[    ]) (such amount, as the same may be reduced, increased (to an amount not exceeding $[    ]) or reinstated as provided herein,

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being the “Series 2013-B Letter of Credit Amount”), effective immediately and expiring at 4:00 p.m. (New York time) at our office located at [        ] (such office or any other office which may be designated by the Issuing Bank by written notice delivered to Beneficiary, being the “Issuing Bank’s Office”) on [ ] (or, if such date is not a Business Day (as defined below), the immediately succeeding Business Day) (the “Series 2013-B Letter of Credit Expiration Date”). The Issuing Bank hereby agrees that the Series 2013-B Letter of Credit Expiration Date shall be automatically extended, without amendment, [to the earlier of (i) the date that is one year from the then current Series 2013-B Letter of Credit Expiration Date and (ii) [_], in each case][for successive one year periods from each Series 2013-B Letter of Credit Expiration Date] unless, no fewer than sixty (60) days before the then current Series 2013-B Letter of Credit Expiration Date, we notify you in writing by registered mail (return receipt) or overnight courier that this letter of credit will not be extended beyond the then current Series 2013-B Letter of Credit Expiration Date. The term “Beneficiary” refers herein (and in each Annex hereto) to the Trustee, as such term is defined in the Base Indenture. Terms used herein and not defined herein shall have the meaning set forth in the Series 2013-B Supplement.
The Issuing Bank irrevocably authorizes Beneficiary to draw on it, in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex A attached hereto (any such draft accompanied by such certificate being a “Credit Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Series 2013-B Letter of Credit Amount as in effect on such Business Day (as defined below), (2) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by it in substantially the form of Annex B attached hereto (any such draft accompanied by such certificate being an “Unpaid Demand Note Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-B Letter of Credit Amount as in effect on such Business Day (as defined below), (3) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex C attached hereto (any such draft accompanied by such certificate being a “Preference Payment Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-B Letter of Credit Amount as in effect on such Business Day (as defined below) and (4) in one or more draws by one or more of the Trustee’s drafts, drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex D attached hereto (any such draft accompanied by such certificate being a “Termination Demand”), an

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amount equal to the face amount of each such draft but not exceeding the Series 2013-B Letter of Credit Amount as in effect on such Business Day (as defined below). Any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand may be delivered by facsimile transmission. [Drawings may also be presented to us by facsimile transmission to facsimile number [_] (each such drawing, a “fax drawing”); provided that, a fax drawing will not be effectively presented until you confirm by telephone our receipt of such fax drawing by calling us at telephone number [_]. If you present a fax drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing, the original Letter of Credit must be returned to us by overnight courier.] The Trustee shall deliver the original executed counterpart of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand, as the case may be, to the Issuing Bank by means of overnight courier. “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to close in New York City, New York. Upon the Issuing Bank honoring any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand presented hereunder, the Series 2013-B Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand. In addition to the foregoing reduction, (i) upon the Issuing Bank honoring any Termination Demand in respect of the entire Series 2013-B Letter of Credit Amount presented to it hereunder, the amount available to be drawn under this Series 2013-B Letter of Credit Amount shall automatically be reduced to zero and this Series 2013-B Letter of Credit shall be terminated and (ii) no amount decreased on the honoring of any Preference Payment Demand or Termination Demand shall be reinstated.
The Series 2013-B Letter of Credit Amount shall be automatically reinstated when and to the extent, but only when and to the extent, that (i) the Issuing Bank is reimbursed by Hertz (or by HVF II under Section 5.6 or 5.7 of the Series 2013-B Supplement) for any amount drawn hereunder as a Credit Demand or an Unpaid Demand Note Demand and (ii) the Issuing Bank receives written notice from Hertz in substantially the form of Annex E hereto that no Event of Bankruptcy (as defined in the Base Indenture) with respect to Hertz has occurred and is continuing; provided, however, that the Series 2013-B Letter of Credit Amount shall, in no event, be reinstated to an amount in excess of the then current Series 2013-B Letter of Credit Amount (without giving effect to any reduction to the Series 2013-B Letter of Credit Amount that resulted from any such Credit Demand or Unpaid Demand Note Demand).
The Series 2013-B Letter of Credit Amount shall be automatically reduced in accordance with the terms of a written request from the Trustee to the Issuing Bank in substantially the form of Annex G attached hereto that is acknowledged and agreed to in writing by the Issuing Bank. The Series 2013-B Letter of Credit Amount shall be automatically increased upon receipt by (and written acknowledgment of such receipt by)

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the Trustee of written notice from the Issuing Bank in substantially the form of Annex H attached hereto certifying that the Series 2013-B Letter of Credit Amount has been increased and setting forth the amount of such increase, which increase shall not result in the Series 2013-B Letter of Credit Amount exceeding an amount equal to [    ]($[    ]).
Each Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand and Termination Demand shall be dated the date of its presentation, and shall be presented to the Issuing Bank at the Issuing Bank’s Office, Attention: [Global Loan Operations, Standby Letter of Credit Unit]. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2013-B Letter of Credit, not later than 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make such funds available by 4:00 p.m. (New York City time) on the same day in accordance with Beneficiary’s payment instructions. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2013-B Letter of Credit, after 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make the funds available by 4:00 p.m. (New York City time) on the next succeeding Business Day in accordance with Beneficiary’s payment instructions. If Beneficiary so requests to the Issuing Bank, payment under this Series 2013-B Letter of Credit may be made by wire transfer of Federal Reserve Bank of New York funds to Beneficiary’s account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account. All payments made by the Issuing Bank under this Series 2013-B Letter of Credit shall be made with the Issuing Bank’s own funds.
In the event there is more than one draw request on the same Business Day, the draw requests shall be honored in the following order: (1) the Credit Demands, (2) the Unpaid Demand Note Demands, (3) the Preference Payment Demand and (4) the Termination Demand.
Upon the earliest of (i) the date on which the Issuing Bank honors a Preference Payment Demand or Termination Demand presented hereunder to the extent of the Series 2013-B Letter of Credit Amount as in effect on such date, (ii) the date on which the Issuing Bank receives written notice from Beneficiary that an alternate letter of credit or other credit facility has been substituted for this Series 2013-B Letter of Credit and (iii) the Series 2013-B Letter of Credit Expiration Date, this Series 2013-B Letter of Credit shall automatically terminate and Beneficiary shall surrender this Series 2013-B Letter of Credit to the undersigned Issuing Bank on such day.
This Series 2013-B Letter of Credit is transferable in its entirety to any transferee(s) who Beneficiary certifies to the Issuing Bank has succeeded Beneficiary as Trustee under the Base Indenture, the Group II Supplement and the Series 2013-B Supplement,

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and may be successively transferred. Transfer of this Series 2013-B Letter of Credit to such transferee shall be effected by the presentation to the Issuing Bank of this Series 2013-B Letter of Credit accompanied by a certificate in substantially the form of Annex F attached hereto. Upon such presentation the Issuing Bank shall forthwith transfer this Series 2013-B Letter of Credit to (or to the order of) the transferee or, if so requested by Beneficiary’s transferee, issue a letter of credit to (or to the order of) Beneficiary’s transferee with provisions therein consistent with this Series 2013-B Letter of Credit.
This Series 2013-B Letter of Credit sets forth in full the undertaking of the Issuing Bank, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.
This Series 2013-B Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600 (the “Uniform Customs”), which is incorporated into the text of this Series 2013-B Letter of Credit by reference, and shall be governed by the laws of the State of New York, including, as to matters not covered by the Uniform Customs, the Uniform Commercial Code as in effect in the State of New York; provided that, if an interruption of business (as described in such Article 17) exists at the Issuing Bank’s Office, the Issuing Bank agrees to (i) promptly notify the Trustee of an alternative location in which to send any communications with respect to this Series 2013-B Letter of Credit or (ii) to effect payment under this Series 2013-B Letter of Credit if a draw which otherwise conforms to the terms and conditions of this Series 2013-B Letter of Credit is made prior to the earlier of (A) the thirtieth day after the resumption of business and (B) the Series 2013-B Letter of Credit Expiration Date and (ii) Article 41 of the Uniform Customs shall not apply to this Series 2013-B Letter of Credit as draws hereunder shall not be deemed to be installments for purposes thereof.
Communications with respect to this Series 2013-B Letter of Credit shall be in writing and shall be addressed to the Issuing Bank at the Issuing Bank’s Office, specifically referring to the number of this Series 2013-B Letter of Credit.
Very truly yours,
[            ]

By:	Name: Title:

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By:	Name: Title:

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ANNEX A
CERTIFICATE OF CREDIT DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Credit Demand under the Irrevocable Letter of Credit No. [    ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit or, if not defined therein, the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]1 is the Trustee under the Series 2013-B Supplement referred to in the Series 2013-B Letter of Credit.
2.    [A Series 2013-B Reserve Account Interest Withdrawal Shortfall exists on the [_]2 Payment Date and pursuant to Section 5.5(a) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the least of: (i) such Series 2013-B Reserve Account Interest Withdrawal Shortfall, (ii) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date, and (iii) the Series 2013-B Lease Interest Payment Deficit for such Payment Date]3
[A Series 2013-B Reserve Account Interest Withdrawal Shortfall exists on the [_]4 Payment Date and pursuant to Section 5.5(a) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of: (i) the least of (A) such Series 2013-B Reserve Account Interest Withdrawal Shortfall, (B) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date on the Series 2013-B Letters of Credit, and (C) the Series 2013-B Lease Interest Payment Deficit for such Payment Date, over (ii) the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (A), (B) and (C) above and (y) the Series 2013-B Available L/C Cash Collateral Account Amount on such Payment Date]5
1    If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
2    Specify the relevant Payment Date.
3    Use in case of a Series 2013-B Reserve Account Interest Withdrawal Shortfall on any Payment Date and if no Series 2013-B L/C Cash Collateral Account has been established and funded.

NY\1566741.2
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[A Series 2013-B Lease Principal Payment Deficit exists on the [_]6 Payment Date that exceeds the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) of the Series 2013-B Supplement and pursuant to Section 5.5(b) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the [lesser][least] of: (i) the excess of the Series 2013-B Lease Principal Payment Deficit over the amounts withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) of the Series 2013-B Supplement, (ii) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2013-B Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the Series 2013-B Supplement) [and (iii) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(c) of the Series 2013-B Supplement]7 [the excess, if any, of the Series 2013-B Principal Amount over the amount to be deposited into the Series 2013-B Distribution Account (together with any amounts to be deposited therein pursuant to the terms of the Series 2013-B Supplement (other than pursuant to amounts allocated and drawn in accordance with this sentence or as a result of a Principal Deficit Amount exceeding zero) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes]8]9

[A Series 2013-B Lease Principal Payment Deficit exists on the [_]10 Payment Date that exceeds the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) of the Series 2013-B Supplement and pursuant to Section 5.5(b) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of (i) the [lesser][least] of: (A) the excess of the Series 2013-B Lease

4    Specify the relevant Payment Date.
5    Use in case of a Series 2013-B Reserve Account Interest Withdrawal Shortfall on any Payment Date and if the Series 2013-B L/C Cash Collateral Account has been established and funded.
6    Specify relevant Payment Date.
7    Use on any Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group II Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group II Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Group II Leases.
8    Use on the Legal Final Payment Date.
9    Use in case of a Series 2013-B Lease Principal Payment Deficit on any Payment Date and if no Series 2013-B L/C Cash Collateral Account has been established and funded.
10    Specify relevant Payment Date.

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Principal Payment Deficit over the amounts withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) of the Series 2013-B Supplement, (B) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2013-B Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the Series 2013-B Supplement) [and (C) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(c) of the Series 2013-B Supplement]11 [the excess, if any, of the Series 2013-B Principal Amount over the amount to be deposited into the Series 2013-B Distribution Account (together with any amounts to be deposited therein pursuant to the terms of the Series 2013-B Supplement (other than pursuant to amounts allocated and drawn in accordance with this sentence or as a result of a Principal Deficit Amount exceeding zero) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes]12, over (ii) the lesser of (A) the Series 2013-B L/C Cash Collateral Percentage on such Payment Date of the amount calculated pursuant to clause (i) above and (B) the Series 2013-B L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) of the Series 2013-B Supplement)]13
has been allocated to making a drawing under the Series 2013-B Letter of Credit.
3.    The Trustee is making a drawing under the Series 2013-B Letter of Credit as required by Section[s] [5.5(a) and/or 5.5(b)]14 of the Series 2013-B Supplement for an amount equal to $_____________, which amount is a Series 2013-B L/C Credit Disbursement (the “Series 2013-B L/C Credit Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-B Letter of Credit under such Section [5.5(a) and/or 5.5(b)]15 of the Series 2013-B Supplement as described above.
11    Use on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group II Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group II Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Group II Leases.
12    Use on Legal Final Payment Date.
13    Use in case of a Series 2013-B Lease Principal Payment Deficit on any Payment Date and if the Series 2013-B L/C Cash Collateral Account has been established and funded.
14    Use reference to Section 5.5(a) of the Series 2013-B Supplement in case of a Series 2013-B Reserve Account Interest Withdrawal Shortfall and/or Section 5.5(b) of the Series 2013-B Supplement in case of a Series 2013-B Lease Principal Payment Deficit.
15    Use reference to Section 5.5(a) of the Series 2013-B Supplement in case of a Series 2013-B Reserve Account Interest Withdrawal Shortfall and/or Section 5.5(b) of the Series 2013-B Supplement in case of a Series 2013-B Lease Principal Payment Deficit.

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The Series 2013-B L/C Credit Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-B Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]16 as Trustee].
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-B Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-B Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

16    See footnote 1 above.

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IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]17,
as Trustee

By	Title:

17    See footnote 1 above.

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ANNEX B
CERTIFICATE OF UNPAID DEMAND NOTE DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Unpaid Demand Note Demand under the Irrevocable Letter of Credit No. [                          ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [            ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit or, if not defined therein, the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]1 is the Trustee under the Series 2013-B Supplement referred to in the Series 2013-B Letter of Credit.
2.    As of the date of this certificate, there exists an amount due and payable by The Hertz Corporation (“Hertz”) under the Series 2013-B Demand Note (the “Demand Note”) issued by Hertz to HVF II and pledged to the Trustee under the Series 2013-B Supplement which amount has not been paid (or the Trustee has failed to make a demand for payment under the Demand Note in such amount due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz) and, pursuant to Section 5.5(d) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share
[of the lesser of (i) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder); and (ii) the Series 2013-B Letter of Credit Amount as of the date hereof;]2

1    If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
2    Use on any Business Day if no Series 2013-B L/C Cash Collateral Account has been established and funded as of such date.

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[of the excess of (i) the lesser of (A) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder) and (B) the Series 2013-B Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in the immediately preceding clauses (A) and (B) and (y) the Series 2013-B Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2013-B Supplement);]3
has been allocated to making a drawing on the Series 2013-B Letter of Credit.
3.    Pursuant to Section 5.5(d) of the Series 2013-B Supplement, the Trustee is making a drawing under the Series 2013-B Letter of Credit in an amount equal to $            , which amount is a Series 2013-B L/C Unpaid Demand Note Disbursement (the “Series 2013-B L/C Unpaid Demand Note Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-B Letter of Credit under Section 5.5(d) of the Series 2013-B Supplement as described above. The Series 2013-B L/C Unpaid Demand Note Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-B Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]4 as Trustee].
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-B Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-B Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

3    Use on any Business Day if the Series 2013-B L/C Cash Collateral Account has been established and funded as of such date.
4    See footnote 1 above.

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IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]5,
as Trustee

By	Title:

5    See footnote 1 above.

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ANNEX C
CERTIFICATE OF PREFERENCE PAYMENT DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Preference Payment Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit or, if not defined therein, the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]1 is the Trustee under the Series 2013-B Supplement referred to in the Series 2013-B Letter of Credit.
2.    The Trustee has received a certified copy of the final non-appealable order of the applicable bankruptcy court requiring the return of a Preference Amount.
3.    Pursuant to Section 5.5(d) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of [the lesser of (i) the Preference Amount referred to above and (ii) the Series 2013-B Letter of Credit Amount as of the date hereof]2 [the excess of (i) lesser of (A) the Preference Amount referred to above and (B) the Series 2013-B Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage as of the date hereof of the lesser of the amounts set forth in the immediately preceding clauses (A) and (B) and (y) the Series 2013-B Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2013-B Supplement)]3 has been allocated to making a drawing under the Series 2013-B Letter of Credit.
1 If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
2 Use if no Series 2013-B L/C Cash Collateral Account has been established and funded as of such date.
3 Use if the Series 2013-B L/C Cash Collateral Account has been established and funded as of such date.

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4.    Pursuant to Section 5.5(d) of the Series 2013-B Supplement, the Trustee is making a drawing in the amount of $____________ which amount is a Series 2013-B L/C Preference Payment Disbursement (the “Series 2013-B L/C Preference Payment Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-B Letter of Credit under such Section 5.5(d) of the Series 2013-B Supplement as described above. The Series 2013-B L/C Preference Payment Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-B Letter of Credit on the date of this certificate.
5.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]4 as Trustee]
6.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-B Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-B Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

4 See footnote 1 above.

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IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],5
as Trustee

By	Title:

5 See footnote 1 above.

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ANNEX D
CERTIFICATE OF TERMINATION DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Termination Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit Agreement or, if not defined therein, the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]1 is the Trustee under the Series 2013-B Supplement referred to in the Series 2013-B Letter of Credit.
2.    [Pursuant to Section 5.7(a) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the lesser of (x) the greatest of (A) the excess, if any, of the Series 2013-B Adjusted Asset Coverage Threshold Amount over the Series 2013-B Asset Amount, in each case, as of the date that is sixteen (16) Business Days prior to the scheduled expiration date of the Series 2013-B Letter of Credit (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date), excluding the Series 2013-B Letter of Credit but taking into account any substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2013-B Required Liquid Enhancement Amount over the Series 2013-B Adjusted Liquid Enhancement Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date), excluding the Series 2013-B Letter of Credit but taking into account each substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2013-B Demand Note Payment Amount over the Series 2013-B Letter of Credit Liquidity Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B L/C Cash Collateral Account on such date), excluding the Series 2013-B Letter of Credit
1 If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

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but taking into account each substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on the expiring Series 2013-B Letter of Credit on such date has been allocated to making a drawing under the Series 2013-B Letter of Credit.]2
[The Trustee has not received the notice required from HVF II pursuant to Section 5.7(a) of the Series 2013-B Supplement on or prior to the date that is fifteen (15) Business Days prior to each Series 2013-B Letter of Credit Expiration Date. As such, pursuant to such Section 5.7(a) of the Series 2013-B Supplement, the Trustee is making a drawing for the full amount of the Series 2013-B Letter of Credit.]3
[Pursuant to Section 5.7(b) of the Series 2013-B Supplement, an amount equal to the lesser of (i) the greatest of (A) the excess, if any, of the Series 2013-B Adjusted Asset Coverage Threshold Amount over the Series 2013-B Asset Amount as of the thirtieth (30) day after the occurrence of a Series 2013-B Downgrade Event with respect to the Issuing Bank, excluding the available amount under the Series 2013-B Letter of Credit, on such date, (B) the excess, if any, of the Series 2013-B Required Liquid Enhancement Amount over the Series 2013-B Adjusted Liquid Enhancement Amount as of such date, excluding the available amount under the Series 2013-B Letter of Credit on such date, and (C) the excess, if any, of the Series 2013-B Demand Note Payment Amount over the Series 2013-B Letter of Credit Liquidity Amount as of such date, excluding the available amount under the Series 2013-B Letter of Credit on such date, and (ii) the amount available to be drawn on the Series 2013-B Letter of Credit on such date has been allocated to making a drawing under the Series 2013-B Letter of Credit.]4
3.    [Pursuant to Section [5.7(a)]5 [5.7(b)]6 of the Series 2013-B Supplement, the Trustee is making a drawing in the amount of $         which is a Series 2013-B L/C Termination Disbursement (the “Series 2013-B L/C Termination Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-B Letter of Credit under such Section [5.7(a)]7 [5.7(b)]8 of the Series 2013-B Supplement as described
2 Use in case of an expiring Series 2013-B Letter of Credit.
3 Use if HVF II does not provide the Trustee with notices required under Section 5.7(a) of the Series 2013-B Supplement with respect to an expiring Series 2013-B Letter of Credit.
4 Use in case of Issuing Bank being subject to a Series 2013-B Downgrade Event.
5 Use in case of an expiring Series 2013-B Letter of Credit.
6 Use in case of a Series 2013-B Letter of Credit Provider being subject to a Series 2013-B Downgrade Event.
7 Use in case of an expiring Series 2013-B Letter of Credit.

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above. The Series 2013-B L/C Termination Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-B Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]9 as Trustee]

8 Use in case of a Series 2013-B Letter of Credit Provider being subject to a Series 2013-B Downgrade Event.
9 See footnote 1 above

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5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-B Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-B Letter of Credit Amount shall be automatically reduced to zero and the Series 2013-B Letter of Credit shall terminate and be immediately returned to the Issuing Bank.
IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.], 10
as Trustee
By
Title:

10 See footnote 1 above.

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ANNEX E
CERTIFICATE OF REINSTATEMENT
OF LETTER OF CREDIT AMOUNT
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Reinstatement of Letter of Credit Amount under the Irrevocable Letter of Credit No. [                      ] (the “Series 2013-B Letter of Credit”), dated [_], issued by [            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A., a New York banking corporation]1, as Trustee (in such capacity, the “Trustee”) under the Series 2013-B Supplement, Group II Supplement and the Base Indenture. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit.
The undersigned, a duly authorized officer of The Hertz Corporation (“Hertz”), hereby certifies to the Issuing Bank as follows:
1.    As of the date of this certificate, the Issuing Bank has been reimbursed by Hertz in the amount of $[        ] (the “Reimbursement Amount”) in respect of the [Credit Demand] [Unpaid Demand Note Demand] made on             , _______.
2.    The Reimbursement Amount was paid to the Issuing Bank prior to payment in full of the Series 2013-B Notes (as defined in the Series 2013-B Supplement).
3.    Hertz hereby notifies you that, pursuant to the terms and conditions of the Series 2013-B Letter of Credit, the Series 2013-B Letter of Credit Amount of the Issuing Bank is hereby reinstated in the amount of $[    ] so that the Series 2013-B Letter of Credit Amount of the Issuing Bank after taking into account such reinstatement is in amount equal to $[    ].
4.    As of the date of this certificate, no Event of Bankruptcy with respect to Hertz has occurred and is continuing. “Event of Bankruptcy” with respect to Hertz means (a) a case or other proceeding shall be commenced, without the application or consent of Hertz, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of Hertz, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for Hertz or all or any substantial part of its assets, or any similar action with respect to
1 If the Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

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Hertz under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of Hertz shall be entered in an involuntary case under the federal bankruptcy laws or any other similar law now or hereafter in effect; or (b) Hertz shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) Hertz or its board of directors shall vote to implement any of the actions set forth in the preceding clause (b).
IN WITNESS WHEREOF, Hertz has executed and delivered this certificate on this ____ day of_____________, ______.
THE HERTZ CORPORATION

By	Title:

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Acknowledged and Agreed:
The undersigned hereby acknowledges receipt of the Reimbursement Amount (as defined above) in the amount set forth above and agrees that the undersigned’s Series 2013-B Letter of Credit Amount is in an amount equal to $___________ as of this _____ day of _____________, 200__ after taking into account the reinstatement of the Series 2013-B Letter of Credit Amount by an amount equal to the Reimbursement Amount.
[        ]

By:
Name:
Title:

By:
Name:
Title:

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ANNEX F
INSTRUCTION TO TRANSFER
[Issuing Bank’s Address]

Attention:    [Global Loan Operations, Standby Letter of Credit Unit]
Re:    Irrevocable Letter of Credit No. [                   ]
Ladies and Gentlemen:
Instruction to Transfer under the Irrevocable Letter of Credit No. [ ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [            ], as Issuing Bank in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit.
For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Issuing Bank’s Address]
all rights of the undersigned beneficiary to draw under the Series 2013-B Letter of Credit. The transferee has succeeded the undersigned as Trustee under the [Base Indenture, the Group II Supplement] and the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
By this transfer, all rights of the undersigned beneficiary in the Series 2013-B Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Series 2013-B Letter of Credit pertaining to transfers.

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The Series 2013-B Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that the Issuing Bank transfer the Series 2013-B Letter of Credit to our transferee and that the Issuing Bank endorse the Series 2013-B Letter of Credit returned herewith in favor of the transferee or, if requested by the transferee, issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Series 2013-B Letter of Credit.
Very truly yours,
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],1
as Trustee

By	Name: Title:

By	Name: Title:

1 IIf the Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

NY\1566741.2
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ANNEX G
NOTICE OF REDUCTION OF SERIES 2013-B LETTER OF CREDIT AMOUNT
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Notice of Reduction of Series 2013-B Letter of Credit Amount under the Irrevocable Letter of Credit No. [                    ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.]1, as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit.
The undersigned, a duly authorized officer of the Trustee, hereby notifies the Issuing Bank as follows:
1.    The Trustee has received a notice in accordance with the Series 2013-B Supplement authorizing it to request a reduction of the Series 2013-B Letter of Credit Amount to $             and is delivering this notice in accordance with the terms of the Series 2013-B Letter of Credit Agreement.
2.    The Issuing Bank acknowledges that the aggregate maximum amount of the Series 2013-B Letter of Credit is reduced to $             from $             pursuant to and in accordance with the terms and provisions of the Series 2013-B Letter of Credit and that the reference in the first paragraph of the Series 2013-B Letter of Credit to “         ($        )” is amended to read “         ($        ).
3.    This request, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2013-B Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2013-B Letter of Credit remain unchanged.
4.    [The Issuing Bank is requested to execute and deliver its acknowledgment and agreement to this notice to the Trustee in the manner provided in Section [3.2(a)] of the Series 2013-B Letter of Credit Agreement.]

1 If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

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IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],2
as Trustee

By:	Title:
ACKNOWLEDGED
THIS          DAY OF         ,    :
[                    ]

By:	Name: Title:

2 See footnote 1 above.

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ANNEX H
NOTICE OF INCREASE OF SERIES 2013-B LETTER OF CREDIT AMOUNT
[The Bank of New York Mellon Trust Company, N.A.]44,
    as Trustee under the
    Series 2013-B Supplement
    referred to below
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance
Notice of Increase of Series 2013-B Letter of Credit Amount under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-B Letter of Credit”), dated [ ], 2013, issued by [        ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.]45, as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit.
The undersigned, duly authorized officers of the Issuing Bank, hereby notify the Trustee as follows:
1.    The Issuing Bank has received a request from [_____________] to increase the Series 2013-B Letter of Credit Amount by $        , which increase shall not result in the Series 2013-B Letter of Credit Amount exceeding an amount equal to [               ] Dollars ($[            ]).
2.    Upon your acknowledgment set forth below, the aggregate maximum amount of the Series 2013-B Letter of Credit is increased to $         from $         pursuant to and in accordance with the terms and provisions of the Series 2013-B Letter of Credit and that the reference in the first paragraph of the Series 2013-B Letter of Credit to “                     ($        )” is amended to read “                     ($        )”.
3.    This notice, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2013-B Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2013-B Letter of Credit remain unchanged.
4.    [The Trustee is requested to execute and deliver its acknowledgment and acceptance to this notice to the Issuing Bank, in the manner provided in Section [3.2(a)] of the Series 2013-B Letter of Credit Agreement.]
IN WITNESS WHEREOF, the Issuing Bank has executed and delivered this certificate on this      day of         ,     .
44 If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
45 See footnote 1 above.

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[	]

By:	Name: Title:

By:	Name: Title:
ACKNOWLEDGED AND AGREED TO
THIS _____ DAY OF         , ____:
[THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.]46,
as Trustee

By:	Name: Title:

46 See footnote 1 above.

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EXHIBIT J-1
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF CLASS A ADVANCE REQUEST

HERTZ VEHICLE FINANCING II LP
SERIES 2013-B VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES, CLASS A

To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Class A Advance Request is delivered to you pursuant to Section 2.2 of that certain Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2013-B Supplement.
The undersigned hereby requests that a Class A Advance be made in the aggregate principal amount of $___________ on ____________, 20___. The undersigned hereby acknowledges that, subject to the terms of the Series 2013-B Supplement, any Class A Advance that is not funded at the Class A CP Rate by a Class A Conduit Investor or otherwise shall be a Eurodollar Advance and the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.
The Group II Aggregate Asset Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Class A Advance Request and the acceptance by undersigned of the proceeds of the Class A Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Class A Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all

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conditions set forth in the definition of “Class A Funding Conditions” in Schedule I of the Series 2013-B Supplement have been satisfied.
The undersigned agrees that if prior to the time of the Class A Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and each Class A Committed Note Purchaser and each Class A Conduit Investor, if any, in your Class A Investor Group. Except to the extent, if any, that prior to the time of the Class A Advance requested hereby you and each Class A Committed Note Purchaser and each Class A Conduit Investor, if any, in your Class A Investor Group, shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Class A Advance as if then made.
Please wire transfer the proceeds of the Class A Advance to the following account pursuant to the following instructions:
[insert payment instructions]
The undersigned has caused this Class A Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
HERTZ VEHICLE FINANCING II LP, a limited partnership

By: HVF II GP Corp., its general partner

By:
Name:
Title:

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SCHEDULE I:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Contact person: Corporate Trust Administration – Structured Finance
Telephone: (312) 827-8569
Fax: (312) 827-8562
Email: mitchell.brumwell@bnymellon.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Robert Sheldon
Telephone: (212) 250-4493
Fax: (212) 797-5160
Email: robert.sheldon@db.com

With an electronic copy to: abs.conduits@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A Funding Agent and a Class A Committed Note Purchaser
60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Mary Conners
Telephone: (212) 250-4731
Fax: (212) 797-5150
Email: abs.conduits@db.com; mary.conners@db.com
BANK OF AMERICA, N.A., as a Class A Funding Agent and a Class A Committed Note Purchaser
214 North Tryon Street, 15th Floor
Charlotte, NC 28255
Contact person: Judith Helms
Telephone number:    (980) 387-1693
Fax number:         (704) 387-2828
E-mail address:     judith.e.helms@baml.com

THE BANK OF NOVA SCOTIA, as a Class A Funding Agent and a Class A Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Class A Conduit Investor
One Liberty Plaza
26th Floor
New York, NY 10006
Contact person: Darren Ward
Telephone: (212) 225-5264
Fax: (212) 225-5274

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E-mail address: Darren.ward@scotiabank.com

Or, in the case of Liberty Street Funding LLC:

Liberty Street Funding LLC
114 West 47th Street, Suite 2310
New York, NY 10036
Contact person: Jill Russo
Telephone number:    (212) 295-2742
Fax number: (212) 302-8767
E-mail address: jrusso@gssnyc.com

BARCLAYS BANK PLC, as a Class A Funding Agent, for BARCLAYS BANK PLC, as a Class A Committed Note Purchaser
745 Seventh Avenue
5th Floor
New York, NY 10019
Contact person: ASG Reports
Telephone: (201) 499-8482
E-mail address:     barcapconduitops@barclays.com; asgreports@barclays.com;                     gsuconduitgroup@barclays.com; christian.kurasek@barclays.com;                 Benjamin.fernandez@barclays.com

BMO CAPITAL MARKETS CORP., as a Class A Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Class A Conduit Investor, and BANK OF MONTREAL, as a Class A Committed Note Purchaser
115 S. LaSalle Street, 36W
Chicago, IL 60603
Contact person: John Pappano
Telephone number:    (312) 461-4033
Fax number: (312) 293-4908
E-mail address: john.pappano@bmo.com
Contact person: Frank Trocchio
Telephone number:    (312) 461-3689
Fax number: (312) 461-3189
E-mail address: frank.trocchio@bmo.com

Or, in the case of Fairway Finance Company LLC:

c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005
Contact person: Irina Khaimova
Telephone: (212) 346-9008

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Fax: (212) 346-9012
E-mail address: Irina.Khaimova@lordspv.com

Or, in the case of Bank of Montreal:

Bank of Montreal
115 S. LaSalle Street
Chicago, IL 60603
Contact person: Brian Zaban
Telephone number: (312) 461-2578
Fax number: (312) 259-7260
E-mail address: brian.zaban@bmo.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Funding Agent and a Class A Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Contact person: Tina Kourmpetis / Deric Bradford
Telephone number:    (212) 261-7814 / (212) 261-3470
Fax number: (917) 849-5584
E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com

Or, in the case of Atlantic Asset Securitization LLC or Credit Agricole Corporate and Investment Bank, as a Committed Note Purchaser:

Contact person: Tina Kourmpetis / Deric Bradford
Telephone number:    (212) 261-7814 / (212) 261-3470
Fax number: (917) 849-5584
E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com

ROYAL BANK OF CANADA., as a Class A Funding Agent and a Class A Committed Note Purchaser, for OLD LINE FUNDING, LLC, as a Class A Conduit Investor
3 World Financial Center, 200 Vesey
Street 12th Floor
New York, New York 10281-8098
Contact person:     Securitization Finance
Telephone:     (212) 428-6537
Facsimile:     (212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II

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2751 Centerville Road, Suite 212
Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-590

Or, in the case of Old Line Funding, LLC

c/o Global Securitization Services LLC
68 South Service Road
Melville, NY 11747
Contact person: Kevin Burns
Telephone: (631)-587-4700
Fax: (212) 302-8767

NATIXIS NEW YORK BRANCH, as a Class A Funding Agent, for VERSAILLES ASSETS LLC, as a Class A Conduit Investor and a Class A Committed Note Purchaser
Natixis North America
1251 Avenue of the Americas
New York, NY 10020
Contact person: Chad Johnson/ Terrence Gregersen/ David Bondy
Telephone: (212) 891-5881/(212) 891-6294/ (212) 891-5875
E-mail address: chad.johnson@us.natixis.com; terrence.gregersen@us.natixis.com,                  david.bondy@ud.natixis.com; versailles_transactions@us.natixis.com,
         rajesh.rampersaud@db.com, Fiona.chan@db.com

Or, in the case of Versailles Assets LLC:

c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747
Contact person: Andrew Stidd
Telephone: (212) 302-8767
Fax: (631) 587-4700
E-mail address:     versailles_transactions@cm.natixis.com

THE ROYAL BANK OF SCOTLAND PLC, as a Class A Funding Agent and a Class A Committed Note Purchaser
550 West Jackson Blvd.
Chicago, IL 60661
Contact person: David Donofrio
Telephone number:    (312) 338-6720
Fax number:     (312) 338-0140
E-mail address:     david.donofrio@rbs.com

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SUNTRUST BANK, as a Class A Funding Agent and a Class A Committed Note Purchaser
3333 Peachtree Street N.E., 10th Floor East,
Atlanta, GA 30326
Contact person: Michael Peden
Telephone:     (404) 926-5499
Facsimile:     (404) 926-5100
Email: michael.peden@suntrust.com; STRH.AFG@suntrust.com;
Agency.Services@suntrust.com

BNP PARIBAS, as a Class A Funding Agent and a Class A Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Class A Conduit Investor
787 Seventh Avenue, 7th Floor
New York, NY 10019
Contact person: Sean Reddington
Telephone:     (212) 841-2565
Facsimile:     (212) 841-2140
Email:        sean.reddington@us.bnpparibas.com
Or, in the case of StarBird Funding Corporation:

68 South Service Road
Suite 120
Melville NY 11747-2350
Contact person: Damian A. Perez
Telephone:     (631) 930-7218
Facsimile:     (212) 302-8767
Email:        dperez@gssnyc.com
GOLDMAN SACHS BANK USA, as a Class A Funding Agent and a Class A Committed Note Purchaser
222 South Main Street
Salt Lake City, UT 84101
Contact person:     Ryan Thorpe
Telephone number:    (801) 884-4772
Fax number:     (212) 428-1077
E-mail address:     Ryan.Thorpe@.gs.com

LLOYDS BANK PLC, as a Class A Funding Agent, for GRESHAM RECEIVABLES (NO.29) LTD, as a Class A Conduit Investor and a Class A Committed Note Purchaser
25 Gresham Street
London, EC2V 7HN
Contact person: Chris Rigby
Telephone: +44 (0)207 158 1930

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Facsimile:     +44 (0) 207 158 3247
E-mail address: Chris.rigby@lloydsbanking.com

Or, in the case of Gresham Receivables (No.29) Ltd:
26 New Street
St Helier, Jersey, JE2 3RA
Contact person: Chris Rigby
Telephone: +44 (0)207 158 1930
Facsimile:     +44 (0) 207 158 3247
E-mail address: Edward.leng@lloydsbanking.com

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EXHIBIT J-2
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
FORM OF CLASS B ADVANCE REQUEST

HERTZ VEHICLE FINANCING II LP
SERIES 2013-B VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES, CLASS B

To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Class B Advance Request is delivered to you pursuant to Section 2.2 of that certain Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2013-B Supplement.
The undersigned hereby requests that a Class B Advance be made in the aggregate principal amount of $___________ on ____________, 20___. The undersigned hereby acknowledges that, subject to the terms of the Series 2013-B Supplement, any Class B Advance that is not funded at the Class B CP Rate by a Class B Conduit Investor or otherwise shall be a Eurodollar Advance and the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.
The Group II Aggregate Asset Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Class B Advance Request and the acceptance by undersigned of the proceeds of the Class B Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Class B Advance, and before and after giving effect thereto and to the application of the proceeds therefrom,

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all conditions set forth in the definition of “Class B Funding Conditions” in Schedule I of the Series 2013-B Supplement have been satisfied.
The undersigned agrees that if prior to the time of the Class B Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and each Class B Committed Note Purchaser and each Class B Conduit Investor, if any, in your Class B Investor Group. Except to the extent, if any, that prior to the time of the Class B Advance requested hereby you and each Class B Committed Note Purchaser and each Class B Conduit Investor, if any, in your Class B Investor Group, shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Class B Advance as if then made.
Please wire transfer the proceeds of the Class B Advance to the following account pursuant to the following instructions:
[insert payment instructions]
The undersigned has caused this Class B Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
HERTZ VEHICLE FINANCING II LP, a limited partnership

By: HVF II GP Corp., its general partner

By:
Name:
Title:

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SCHEDULE I:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Contact person: Corporate Trust Administration – Structured Finance
Telephone: (312) 827-8569
Fax: (312) 827-8562
Email: mitchell.brumwell@bnymellon.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Robert Sheldon
Telephone: (212) 250-4493
Fax: (212) 797-5160
Email: robert.sheldon@db.com

With an electronic copy to: abs.conduits@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class B Funding Agent and a Class B Committed Note Purchaser
60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Mary Conners
Telephone: (212) 250-4731
Fax: (212) 797-5150
Email: abs.conduits@db.com; mary.conners@db.com

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EXHIBIT K-1
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
CLASS A ADDENDUM TO AGREEMENT
Each of the undersigned:
(i) confirms that it has received a copy of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined), by and among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;
(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) agrees to all of the provisions of the Series 2013-B Supplement;
(iv) agrees that the related Class A Maximum Investor Group Principal Amount is $_________________ (including any portion of the Class A Maximum Investor Group Principal Amount of such Class A Investor Group acquired pursuant to an assignment to such Class A Investor Group as a Class A Acquiring Investor Group) and the related Class A Committed Note Purchaser’s Class A Committed Note Purchaser Percentage is ___ percent (__%);
(v) designates ___________ as the Class A Funding Agent for itself, and such Class A Funding Agent hereby accepts such appointment;
(vi) becomes a party to the Series 2013-B Supplement and a Class A Conduit Investor, Class A Committed Note Purchaser or Class A Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2013-B Supplement; and
(vii) each member of the Class A Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex I to the Series 2013-B Supplement are true and correct with respect to the Class A Additional Investor Group on and as of the date hereof and the Class A Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex I to the Series 2013-B

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Supplement on and as of the date hereof. The notice address for each member of the Class A Additional Investor Group is as follows:
[INSERT CONTACT INFORMATION FOR EACH ENTITY]
This Class A Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II and has been delivered to the parties hereto.
This Class A Addendum shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class A Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF ADDITIONAL CLASS A FUNDING AGENT], as Class A Funding Agent

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS A CONDUIT INVESTOR], as Class A Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS A COMMITTED NOTE PURCHASER], as Class A Committed Note Purchaser

By: ____________________________
Name:
Title:

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Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP, its general partner

By: _________________________
Name:
Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: _________________________
Name:
Title:

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EXHIBIT K-2
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
CLASS B ADDENDUM TO AGREEMENT
Each of the undersigned:
(i) confirms that it has received a copy of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined), by and among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;
(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) agrees to all of the provisions of the Series 2013-B Supplement;
(iv) agrees that the related Class B Maximum Investor Group Principal Amount is $_________________ (including any portion of the Class B Maximum Investor Group Principal Amount of such Class B Investor Group acquired pursuant to an assignment to such Class B Investor Group as a Class B Acquiring Investor Group) and the related Class B Committed Note Purchaser’s Class B Committed Note Purchaser Percentage is ___ percent (__%);
(v) designates ___________ as the Class B Funding Agent for itself, and such Class B Funding Agent hereby accepts such appointment;
(vi) becomes a party to the Series 2013-B Supplement and a Class B Conduit Investor, Class B Committed Note Purchaser or Class B Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2013-B Supplement; and
(vii) each member of the Class B Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex I to the Series 2013-B Supplement are true and correct with respect to the Class B Additional Investor Group on and as of the date hereof and the Class B Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex I to the Series 2013-B

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Supplement on and as of the date hereof. The notice address for each member of the Class B Additional Investor Group is as follows:
[INSERT CONTACT INFORMATION FOR EACH ENTITY]
This Class B Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II and has been delivered to the parties hereto.
This Class B Addendum shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class B Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF ADDITIONAL CLASS B FUNDING AGENT], as Class B Funding Agent

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS B CONDUIT INVESTOR], as Class B Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS B COMMITTED NOTE PURCHASER], as Class B Committed Note Purchaser

By: ____________________________
Name:
Title:

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP, its general partner

By: _________________________
Name:
Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: _________________________
Name:
Title:

EXHIBIT L
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
Additional UCC Representations
General

1.
(a)     The Group II Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in the Group II Indenture Collateral in favor of the Trustee for the benefit of the Group II Noteholders and (b) the Series 2013-B Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in (A) the Series 2013-B Demand Note and (B) all of HVF II’s right, title and interest in the Series 2013-B Interest Rate Caps and all proceeds of any and all of the items described in the preceding clauses (A) and (B) (the collateral described in clauses (A) and (B) above, the “Series Collateral”) in favor of the Trustee for the benefit of the Series 2013-B Noteholders and in the case of each of clause (a) and (b) is prior to all other Liens on such Group II Indenture Collateral and Series Collateral, as applicable, except for Group II Permitted Liens or Series 2013-B Permitted Liens, respectively, and is enforceable as such against creditors and purchasers from HVF II.

2.
HVF II owns and has good and marketable title to the Group II Indenture Collateral and the Series Collateral free and clear of any lien, claim, or encumbrance of any Person, except for Group II Permitted Liens or Series 2013-B Permitted Liens, respectively.

Characterization

1.
(a) The Series 2013-B Demand Note constitutes an “instrument” within the meaning of the applicable UCC and (b) the Series 2013-B Interest Rate Caps and all Group II Manufacturer Receivables constitute "accounts" or "general intangibles" within the meaning of the applicable UCC.

Perfection by filing

2.
HVF II has caused or will have caused, within ten days after the Series 2013-B Restatement Effective Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (a) the security interest in any accounts and general intangibles included in the Group II Indenture Collateral granted to the Trustee, and (b) the security interest in any accounts and general intangibles included in the Series Collateral granted to the Trustee.

Perfection by Possession

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All original copies of the Series 2013-B Demand Note that constitute or evidence the Series 2013-B Demand Note have been delivered to the Trustee.

Priority

3.
Other than the security interest granted to the Trustee pursuant to the Group II Supplement and the Series 2013-B Supplement, HVF II has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed, any of the Group II Indenture Collateral or the Series Collateral. HVF II has not authorized the filing of and is not aware of any financing statements against HVF II that include a description of collateral covering the Group II Indenture Collateral or the Series Collateral, other than any financing statement relating to the security interests granted to the Trustee, as secured parties under the Group II Supplement and the Series 2013-B Supplement, respectively, or that has been terminated. HVF II is not aware of any judgment or tax lien filings against HVF II.

4.	The Series 2013-B Demand Note does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

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EXHIBIT M-1
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
CLASS A INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect a Class A Investor Group Maximum Principal Increase with respect to its Class A Investor Group, each of the undersigned:
(i) confirms that it has received a copy of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class A Investor Group Maximum Principal Increase Addendum;
(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-B Supplement;
(iv) agrees to (1) a Class A Investor Group Maximum Principal Increase in an amount equal to $_____________ and (2) a Class A Investor Group Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the related Class A Maximum Investor Group Principal Amount is $_________________ and the related Class A Committed Note Purchaser’s Class A Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Class A Investor Group Maximum Principal Increase described in clause (iv) above); and
(vi) each member of the Class A Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Class A Investor Group on and as of the date hereof and the Class A Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.

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This Class A Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II, has been delivered to the parties hereof.
This Class A Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class A Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF CLASS A FUNDING AGENT], as Class A Funding Agent

By: ____________________________
Name:
Title:
[NAME OF CLASS A CONDUIT INVESTOR], as Class A Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF CLASS A COMMITTED NOTE PURCHASER], as Class A Committed Note Purchaser

By: ____________________________
Name:
Title:

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Acknowledged and agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP Corp., its general partner

By: _________________________
Name:
Title:

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EXHIBIT M-2
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
CLASS B INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect a Class B Investor Group Maximum Principal Increase with respect to its Class B Investor Group, each of the undersigned:
(i) confirms that it has received a copy of the Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class B Investor Group Maximum Principal Increase Addendum;
(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-B Supplement;
(iv) agrees to (1) a Class B Investor Group Maximum Principal Increase in an amount equal to $_____________ and (2) a Class B Investor Group Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the related Class B Maximum Investor Group Principal Amount is $_________________ and the related Class B Committed Note Purchaser’s Class B Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Class B Investor Group Maximum Principal Increase described in clause (iv) above); and
(vi) each member of the Class B Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Class B Investor Group on and as of the date hereof and the Class B Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.

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This Class B Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II, has been delivered to the parties hereof.
This Class B Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class B Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF CLASS B FUNDING AGENT], as Class B Funding Agent

By: ____________________________
Name:
Title:
[NAME OF CLASS B CONDUIT INVESTOR], as Class B Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF CLASS B COMMITTED NOTE PURCHASER], as Class B Committed Note Purchaser

By: ____________________________
Name:
Title:

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Acknowledged and agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP Corp., its general partner

By: _________________________
Name:
Title:

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EXHIBIT O
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

LIMITED LIABILITY COMPANY AGREEMENT
OF
RENTAL CAR FINANCE LLC
This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of RENTAL CAR FINANCE LLC (the “Company”), is entered into by Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as the sole member (the “Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.
The Member, by execution of this Agreement, agrees as follows:
1.    Name. The name of the limited liability company is RENTAL CAR FINANCE LLC.
2.    Principal Business Office. The principal business office of the Company shall be located at 5330 East 31st Street, Tulsa, Oklahoma 74135, or such other location as may hereafter be determined by the Member.
3.    Registered Office. The address of the registered office of the Company in the State of Oklahoma is c/o The Corporation Company, 1833 South Morgan Road, in the City of Oklahoma City, County of Oklahoma, Oklahoma 73128.
4.    Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Oklahoma is The Corporation Company, 1833 South Morgan Road, Oklahoma City, Oklahoma 73128.
5.    Member. (a) The mailing address of the Member is set forth on Schedule B attached hereto.
(b)    Subject to Section 8(j), the Member may act by written consent.
(c)    Notwithstanding any provision in this Agreement to the contrary, if there is only one Member, upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 20 and 22, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 21 and 22), the natural persons acting as the Independent Directors pursuant to Section 9 shall, without any action of any

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Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as Special Members and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as an Independent Director pursuant to Section 9; provided, that, any Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member but shall not thereby cease to be an Independent Director. A Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 2023 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as a Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the future, contingent admission to the Company of Special Members, any individual acting as an Independent Director pursuant to Section 8 shall execute a counterpart to this Agreement upon his or her appointment as an Independent Director. Prior to its admission to the Company as a Special Member, any individual acting as an Independent Director pursuant to Section 9 shall not be a member of the Company.
The existence of the Company as a separate legal entity shall continue until cancellation of the Articles of Organization as provided in the Act.
6.    Purposes. (1) The purpose to be conducted or promoted by the Company is to engage in the following activities:
(i)    to acquire, own, hold, enter into, service, sell, assign, pledge, finance, refinance and otherwise deal with from time to time loans or leases arising out of or relating to the sale, financing or lease of motor vehicles of all kinds, to be used in the consumer daily car rental business and related agreements, instruments, documents and rights (collectively, “Receivables”);
(ii)    to acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with (1) motor vehicles, the manufacturer repurchase or guaranteed depreciation programs relating to such motor vehicles, proceeds from claims on insurance policies related thereto, and any proceeds or further rights associated with any of the foregoing, and (2) the collateral securing the Receivables, including without limitation, security interests in the motor vehicles financed thereby and the manufacturer repurchase or guaranteed depreciation programs relating to such motor vehicles, proceeds from claims

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on insurance policies related thereto, and any proceeds or further rights associated with any of the foregoing (collectively, “Collateral”);
(iii)    to authorize, issue, sell and deliver notes, including medium term notes (“Notes”), one or more series or classes of participation certificates or other evidences of interests (“Certificates”) or one or more series or classes of bonds, notes (including variable funding notes) or other evidences of indebtedness (“Other Debt”);
(iv)        to authorize, issue, sell and deliver Notes, Certificates or Other Debt secured or collateralized by Receivables and Collateral;
(v)    to use or lend the proceeds of the Notes, the Certificates or the Other Debt to one or more Affiliates pursuant to one or more loan agreements for the purchase or financing of motor vehicles of all kinds, used or useful for the transportation of persons or property;
(vi)    to extend credit and lend monies to Affiliates evidenced by one or more revolving notes (“Revolving Notes”);
(vii)    to negotiate and accept delivery of Revolving Notes;
(viii)    to purchase or otherwise acquire obligations issued or guaranteed by the United States or any agency or instrumentality thereof, demand deposits of, time deposits in, or certificates of deposit issued by depositary institutions or trust companies (including commercial banks), commercial paper, bankers’ acceptances, investments in money market funds, repurchase agreements and similar instruments and obligations;
(ix)    to grant security interests in its assets to secure its Obligations under the Notes, the Certificates or the Other Debt;
(x)    to negotiate, authorize, execute, deliver, assume the Obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (i) through (ix) above, including, without limitation, the Basic Documents; and
(xi)    to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Oklahoma that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.
(b)    The Company, by or through any Member, Director or Officer on behalf of the Company, may enter into and perform its Obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member or any Director or Officer notwithstanding any other provision of this Agreement,

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the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Member, Director or Officer to enter into other agreements on behalf of the Company.
7.    Powers. Subject to Section 8(j), the Company, and the Board of Directors and the Officers on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 6, and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
8.    Management, (a) Board of Directors. Subject to Section 8(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 9, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 9. The initial number of Directors shall be four (4), two (2) of which shall be Independent Directors pursuant to Section 9. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.
(b)    Powers. Subject to Section 8(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 6, the Board of Directors has the authority to bind the Company.
(c)    Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Oklahoma. Regular meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.
(d)    Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken

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at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.
(e)    Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
(f)    Committees of Directors, (1) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
(i)    In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
(ii)    Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
(g)    Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
(h)    Removal of Directors. Unless otherwise restricted by law and subject to Section 9, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

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(i)    Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 8(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Except as provided in this Agreement, a Director may not bind the Company.
(j)    Limitations on the Company’s Activities.
(i)    This Section 8(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity”.
(ii)    The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 6, 7, 8, 9, 15, 19, 20, 21, 22, 23, 24, 25 or 30 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Directors). Subject to this Section 8(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 30.
(iii)    Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Directors) to take any Material Action; provided, that, the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Directors then serving in such capacity to take any Material Action.
(iv)    So long as any Obligation is outstanding, the Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, that, the Company shall not be required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company, and (2) the Rating Agency Condition with respect to each Series of Notes is satisfied. The Board also shall cause the Company to:
(1)    maintain its own separate books and records and bank accounts;
(2)    at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

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(3)    have a Board of Directors separate from that of the Member and any other Person provided, that, the composition of the Company’s Board of Directors may be the same as that of another Person;
(4)    file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns, or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;
(5)    except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;
(6)    conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;
(7)    maintain separate financial statements;
(8)    pay its own liabilities only out of its own funds;
(9)    maintain an arm’s length relationship with its Affiliates and the Member;
(10)    pay the salaries of its own employees, if any;
(11)    not hold out its credit or assets as being available to satisfy the obligations of others;
(12)    allocate fairly and reasonably any overhead for shared office space;
(13)    use separate invoices and checks;
(14)    except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;
(15)    correct any known misunderstanding regarding its separate identity;
(16)    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;
(17)    cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Oklahoma limited liability company formalities; and

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(18)    not acquire any securities of the Member, except for demand notes in connection with the Company’s issuances of Notes.
Failure of the Company, or the Board on behalf of the Company, to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, the Special Members, if any, and the Directors.
(v)    So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:
(1)    guarantee any obligation of any Person, including any Affiliate;
(2)    engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 6, the Basic Documents or this Section 8(j);
(3)    incur, create or assume any indebtedness other than the Obligations or as otherwise expressly permitted under the Basic Documents;
(4)    make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person except as permitted by the Basic Documents;
(5)    to the fullest extent permitted by law, engage in any consolidation, merger or asset sale other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or
(6)    form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).
9.    Independent Director. As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member. To the fullest extent permitted by Section 2017 of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 8(j)(iii). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until the successor Independent Director shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to the Management Agreement. All right, power and authority of an Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

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10.    Officers, (a) Officers. The initial Officers of the Company designated by the Member are listed on Schedule E hereto. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. One or more Vice Presidents may be designated a Vice President, Fleet Operations. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.
(b)    President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 6(b), (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 10(c).
(c)    Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(d)    Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers

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of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(e)    Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(f)    Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 8(j), the actions of the Officers taken in accordance with such powers shall bind the Company.
(g)    Duties of Board and Officers. Except to the extent otherwise provided herein and as expressly modified by Section 9 hereof, in exercising his or her rights and performing his or her duties under this Agreement, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Oklahoma General Corporation Act.
11.    Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members, if any, nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.
12.    Capital Contributions. The Member has made capital contributions to the Company in the form of demand notes in connection with the Company’s issuances of Notes. In accordance with Section 5(c), no Special Member shall be required to make any capital contributions to the Company.
13.    Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make capital contributions to the Company at any time. The provisions of this Agreement, including this Section 13, are intended solely to benefit the Member and the Special Members, if any, and,

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to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members, if any, shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. All or any part of additional capital contributions may be returned to the Member subject to the terms of the Basic Documents.
14.    Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
15.    Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be permitted or required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.
16.    Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.
17.    Reports. (a) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 120 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:
(i)    a balance sheet of the Company;
(ii)    an income statement of the Company for such fiscal year; and
(iii)    a statement of the Member’s capital account.
(b)    The Board shall, after the end of each fiscal year, use diligent efforts to cause to be prepared and transmitted to the Member as promptly as possible any tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns, if any, relating to such fiscal year.
18.    Other Business. The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have

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any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
19.    Exculpation and Indemnification, (a) Neither the Member nor a Special Member, if any, nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members, if any (collectively, the “Covered Persons”), shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.
(b)    To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, that, any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and no Member or Special Member, if any, shall have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.
(c)    To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by any Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified pursuant to this Section 19; provided, that, any such advance shall be subordinated to any amounts payable to any other Person pursuant to the Basic Documents.
(d)    Each Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any

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other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
(e)    To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members, if any, to replace such other duties and liabilities of such Covered Person.
(f)    The foregoing provisions of this Section 19 shall survive any termination of this Agreement.
20.    Assignments. Except as expressly prohibited in the Series 2010-3 Supplement, the Member may assign in whole or in part its limited liability company interest in the Company. Subject to Section 22, if the Member transfers all of its limited liability company interest in the Company pursuant to this Section 20, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.
21.    Resignation. So long as any Obligation is outstanding, the Member may not resign, unless an additional member of the Company shall be admitted concurrently with or prior to such resignation to the Company, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Upon its resignation in accordance with the requirements of this Section 21, the resigning Member shall cease to be a member of the Company.
22.    Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional or substitute Member may be admitted to the Company pursuant to Sections 20, 21 or 22 unless the Rating Agency Condition with respect to each Series of Notes is satisfied.

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23.    Dissolution. (a) Subject to Section 8(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member or the occurrence of any other event which terminates the continued membership of the last remaining member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act, or (ii) the entry of a decree of judicial dissolution under Section 2038 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.
(b)    Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member, if any, shall not cause the Member or any Special Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
(c)    Notwithstanding any other provision of this Agreement, each of the Member and Special Members, if any, waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or any Special Member, or the occurrence of an event that causes the Member or any Special Member to cease to be a member of the Company.
(d)    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 2040 of the Act.
(e)    The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and Obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement, and (ii) the Articles of Organization shall have been canceled in the manner required by the Act.
24.    Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members, if any, hereby irrevocably waives any right or power that the Member or the Special Members, if any, might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant

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to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 15. The interest of the Member in the Company is personal property.
25.    Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Members, if any, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in Section 28.
26.    Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
27.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
28.    Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 6, 7, 8, 9, 19, 20, 21, 22, 23, 25, 28 and 30, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by each Independent Director, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.
29.    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Oklahoma (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
30.    Amendments. Subject to Section 8(j), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition with respect to each Series of Notes is satisfied except: (i) to cure any ambiguity, or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.
31.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

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32.    Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto, and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.
33.    Tax Matters. It is intended that the Company will not be an “association” for U.S. Federal income tax purposes. The President, Treasurer, Secretary, any Assistant Treasurer, any Vice President, or any Assistant Secretary of the Company is hereby authorized to file any election on IRS Form 8832 or successor form, or similar form under state or local law, that is necessary to treat the Company as an entity other than an association for tax purposes.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the ____ day of ___________________, 2015.
MEMBER:
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation
By:
Name:
Title:

INDEPENDENT DIRECTOR/SPECIAL MEMBER:

By:
Roger P. Bey

INDEPENDENT DIRECTOR/SPECIAL MEMBER:
By:
W. H. Thompson, Jr.

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SCHEDULE A

Definitions

d.	Definitions
When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
“Act” means the Oklahoma Limited Liability Company Act, Okla. Stat. (2011), tit. 18, §§2000 et seq., as it may be amended from time to time, and any successor to such act.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person.
“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.
“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of Oklahoma on ______________, 2015, as amended or amended and restated from time to time.
"Assignment Agreement" shall have the meaning in the Master Collateral Agency Agreement.
“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 60 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 60 days after the expiration of any such stay, the appointment is not vacated. The foregoing

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definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankrupt” set forth in Section 2001(2) of the Act.
“Basic Documents” means the Indenture, any Series Supplement, any Series of Notes, the Series 2010-3 Supplement, the Series 2010-3 Note, any Enhancement Agreement applicable to the Series 2010-3 Note, the Series 2010-3 Lease, the Assignment Agreements, the Collateral Agency Agreement, the Master Exchange and Trust Agreement, the Series 2010-3 Administration Agreement, any other agreements relating to the issuance or the purchase of any Series of Notes, the Series 2010-3 Supplemental Documents and the Group VII Assignment of Exchange Agreement, in each case, as the same may be amended, modified or supplemented from time to time.

“Board” or “Board of Directors” means the Board of Directors of the Company.
“Certificates” has the meaning set forth in Section 6(a)(iii).
“Collateral” has the meaning set forth in Section 6(a)(ii).
“Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among the Company, the lessees party thereto, DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Collateral Agency Agreement Addendum” means the Addendum to the Second Amended and Restated Master Collateral Agency Agreement, by and among DTAG, the Company, the lessees under the Series 2010-3 Lease and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Company” means RENTAL CAR FINANCE LLC, an Oklahoma limited liability company.
“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
“Covered Persons” has the meaning set forth in Section 19(a).
“Directors” means the Persons elected or appointed to the Board of Directors from time to time by the Member, including the Independent Directors. A Director is

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hereby designated as a “manager” of the Company within the meaning of Section 2001(13) of the Act.
“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation, and its successors.
"Enhancement" means, with respect to any Series of Notes, the rights and benefits provided to the noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, issuance of subordinated notes, overcollateralization, subordination, maturity guaranty facility, tax protection agreement or any other similar arrangement, as set forth in the applicable Series Supplement for such Series of Notes.
"Enhancement Agreement" means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.
“Group VII Assignment of Exchange Agreement” has the meaning specified in the Collateral Agency Agreement Addendum.
“Indenture” means the Amended and Restated Base Indenture, dated as of February 14, 2007, between the Company and the Trustee, as the same may be amended, restated, modified or supplemented from time to time, including by any Series Supplement.
“Independent Director” means a director who is not currently and has not been during the five years prior to his or her appointment as Independent Director (a) a director, officer, employee, Affiliate, franchisee, major supplier or major customer of DTAG or any of its Affiliates (other than in his or her capacity as Independent Director hereunder or with respect to any special purpose vehicle Affiliate), (b) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock of DTAG or any of its Affiliates or (c) a director, officer, employee, member or partner or member of the immediate family of, or a Person otherwise owning a direct or indirect ownership interest in, any Person described in clauses (a) or (b). The terms “major customer” and “major supplier” shall mean a Person who is a customer or supplier, respectively, of DTAG or any of DTAG’s Affiliates and who conducts business with DTAG or any of its Affiliates to such a significant extent as would reasonably be expected to influence the decisions of such Person or any Person described in clause (c) with respect to such Person, in any such case, in his or her capacity as a director of DTAG or any of its Affiliates (including the Company).
“Management Agreement” means the agreement of the Directors substantially in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

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“Master Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the Collateral Agency Agreement.
“Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among the Company, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to, encourage or cooperate with, the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve, terminate or liquidate the Company.
“Member” means DTAG, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in their capacity as a member of the Company; provided, that, the term “Member” shall not include any Special Member.
“Notes” has the meaning set forth in Section 6(a)(iii).
“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the Indenture, the Notes, the other Basic Documents or any related document in effect as of any date of determination.
“Officer” means an officer of the Company described in Section 10.
“Other Debt” has the meaning set forth in Section 6(a)(iii).
“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited partnership, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
“Rating Agency Condition,” with respect to any Series of Notes, has the meaning set forth in the applicable Series Supplement.
“Receivables” has the meaning set forth in Section 6(a)(i).

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“Revolving Notes” has the meaning set forth in Section 6(a)(vi).
“Series” means any series of Notes issued by the Company pursuant to the Indenture.
“Series 2010-3 Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the June 17, 2015, by and among The Hertz Corporation, as Series 2010-3 Administrator, the Company and the Trustee.
“Series 2010-3 Lease” means the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015, between the Company, as lessor thereunder, each lessee, DTG Operations, Inc., as servicer, The Hertz Corporation, as guarantor, and DTAG, as Master Servicer.
“Series 2010-3 Note” means the Series 2010-3 Variable Funding Rental Car Asset Backed Note issued by the Company under the Series 2010-3 Supplement.
“Series 2010-3 Supplement” means the Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015, among, the Company, Hertz Vehicle Financing II LP, as Series 2010-3 Noteholder, and the Trustee.
“Series 2010-3 Supplemental Documents” means the Lease Vehicle Acquisition Schedules (as defined in the Series 2010-3 Lease), the Intra-Lease Lessee Transfer Schedules (as defined in the Series 2010-3 Lease), the Inter-Lease Reallocation Schedules (as defined in the Series 2010-3 Lease) and any other related documents attached to the Series 2010-3 Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles (as defined in the Series 2010-3 Lease) or otherwise relate to and/or constitute Series 2010-3 Collateral (as defined in the Series 2010-3 Lease).
“Series Supplement” means a supplement to the Indenture that authorizes a particular Series of Notes.
“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), any person acting as an Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
“Trustee” means Deutsche Bank Trust Company Americas, as trustee under the Indenture, or any successors to the foregoing.

e.	Rules of Construction
Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be

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followed by the phrase “without limitation.” The terms “herein,” “hereof and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

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SCHEDULE B

Member

Name	Mailing Address	Membership
Dollar Thrifty Automotive Group, Inc.	5330 East 31st Street Tulsa, Oklahoma 74135	100%

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SCHEDULE C
Management Agreement
______________, 2015
For good and valuable consideration, each of the undersigned persons, who have been designated as directors of RENTAL CAR FINANCE LLC, an Oklahoma limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, dated as of ____________, 2015, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:
1.    Each of the undersigned accepts such person’s rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Director is elected and qualified or until such person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Oklahoma Limited Liability Company Act.
2.    So long as any Obligation (as defined in the LLC Agreement) is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.
3.    THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

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SCHEDULE D
Directors
1.
2.
3.
4.

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SCHEDULE E
Officers

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EXHIBIT P
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

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EXECUTION VERSION

AMENDMENT NO. 1 (this “Amendment”), dated as of December 3, 2015, among Rental Car Finance Corp., as issuer (the “Issuer”), Hertz Vehicle Financing II LP, as Series 2010-3 Noteholder (the “Series 2010-3 Noteholder”), and Deutsche Bank Trust Company Americas, as trustee and securities intermediary (the “Indenture Trustee”), to the Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Indenture Supplement”), among the Issuer, the Series 2010-3 Noteholder and the Indenture Trustee, to the Fourth Amended and Restated Base Indenture, dated as of February 14, 2007 (as amended from time to time, the “Base Indenture”), between the Issuer and the Indenture Trustee.

WITNESSETH:
WHEREAS, Section 11.7 of the Indenture Supplement permits the parties thereto to make amendments to the Indenture Supplement subject to certain conditions set forth therein;
WHEREAS, the parties hereto desire, in accordance with Section 11.7 of the Indenture Supplement, to amend the Indenture Supplement as provided herein; and
WHEREAS, the HVF II Group II Noteholders consenting hereto hold 100% of the aggregate principal amount of each HVF II Series of Group II Notes;
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1.     Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Indenture Supplement.
2.     Amendments to the Indenture Supplement.
(a)    The Indenture Supplement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Amendment attached as Exhibit A hereto.
3.     Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to this Amendment.
4.     Reference to and Effect on the Indenture Supplement; Ratification.
(a)    Except as specifically amended above, the Indenture Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

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(b)    Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Indenture Supplement, or constitute a waiver of any provision of any other agreement.
(c)    Upon the effectiveness hereof, each reference in the Indenture Supplement to “this Agreement”, “Series Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Indenture Supplement, and each reference in any other Transaction Document to “Series Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Indenture Supplement, shall mean and be a reference to the Indenture Supplement as amended hereby.
5.     Indenture Trustee Direction. The parties hereto (other than the Indenture Trustee) hereby direct the Indenture Trustee to enter into this Amendment.
6.     Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7.     Governing Law. THIS AMENDMENT AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
11.     Indenture Trustee Not Responsible. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.

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12.     Indemnification. The Hertz Corporation hereby reaffirms its indemnification obligation in favor of the Indenture Trustee pursuant to Section 28 of the Series 2010-3 Lease.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

RENTAL CAR FINANCE CORP.,
as Issuer

By:
    Name: R. Scott Massengill
    Title: Treasurer

HERTZ VEHICLE FINANCING II LP, a limited partnership, as Series 2010-3 Noteholder

By:	HVF II GP Corp., its general partner

By:
    Name: R. Scott Massengill
    Title: Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:
Name:
    Title:
By:
Name:
    Title:

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Acknowledging its obligations under Section 12 hereof:

THE HERTZ CORPORATION
By:     _____________________
Name:
Title:

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EXHIBIT A

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EXECUTION VERSION
RENTAL CAR FINANCE CORP.,
as Issuer
DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Securities Intermediary
and
HERTZ VEHICLE FINANCING II LP,
as the Series 2010-3 Noteholder
_____________
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT

dated as of June 17, 2015
to
AMENDED AND RESTATED
BASE INDENTURE

dated as of February 14, 2007

______________

Series 2010-3 Variable Funding Rental Car Asset Backed Notes

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Page

ARTICLE I	DEFINITIONS 2

Section 1.1.	Defined Terms 2

Section 1.2.	Construction 2

ARTICLE II	PURCHASE AND SALE OF THE SERIES 2010-3 NOTE 3

Section 2.1.	The Initial Note Purchase 3

Section 2.2.	Advances 4

Section 2.3.	Procedure for Decreasing the Series 2010-3 Principal Amount 6

ARTICLE III	INTEREST AND OTHER PAYMENT TERMS 6

Section 3.1.	Interest 6

Section 3.2.	Time and Method of Payment 7

ARTICLE IV	SECURITY 7

Section 4.1.	Grant of Security Interest 7

Section 4.2.	Certain Rights and Obligations of RCFC Unaffected 9

Section 4.3.	Performance of Series 2010-3 Collateral Agreements 10

Section 4.4.	Release of Series 2010-3 Collateral 11

Section 4.5.	Opinions of Counsel 12

ARTICLE V	REPORTS 12

Section 5.1.	Reports and Instructions to Trustee 12

Section 5.2.	Reports to Noteholders 14

Section 5.3.	Administration 14

ARTICLE VI	ALLOCATION AND APPLICATION OF COLLECTIONS 14

Section 6.1.	Series 2010-3 Collection Account 14

Section 6.2.	Collections and Allocations 17

ARTICLE VII	APPLICATIONS AND DISTRIBUTIONS 18

Section 7.1.	Allocations with Respect to the Series 2010-3 Note 18

Section 7.2.	Payment of Note Principal 19

Section 7.3.	Application of Series 2010-3 Interest Collections 19

Section 7.4.	Payment by Wire Transfer 20

Section 7.5.	The Series 2010-3 Administrator’s Directions to Trustee; The Series 2010-3 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment 20

ARTICLE VIII	REPRESENTATIONS AND WARRANTIES 20

Section 8.1.	Existence and Power 20

Section 8.2.	Organizational and Governmental Authorization 21

Section 8.3.	No Consent 21

Section 8.4.	Binding Effect 21

Section 8.5.	Litigation 21

Section 8.6.	No ERISA Plan 22

Section 8.7.	Tax Filings and Expenses 22

Section 8.8.	Disclosure 22

i
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(continued)
Page

Section 8.9.	Investment Company Act 22

Section 8.10.	Regulations T, U and X 22

Section 8.11.	Solvency 22

Section 8.12.	Ownership of Equity Interests; Subsidiary 23

Section 8.13.	Security Interests 23

Section 8.14.	Series 2010-3 Collateral Agreements 25

Section 8.15.	Non-Existence of Other Agreements 25

Section 8.16.	Compliance with Contractual Obligations and Laws 25

Section 8.17.	Other Representations 25

ARTICLE IX	COVENANTS 26

Section 9.1.	Payment of Series 2010-3 Note 26

Section 9.2.	Maintenance of Office or Agency 26

Section 9.3.	Payment of Taxes and Governmental Obligations 26

Section 9.4.	Conduct of Business and Maintenance of Existence 26

Section 9.5.	Compliance with Laws 27

Section 9.6.	Notice of Defaults 27

Section 9.7.	Notice of Material Proceedings 27

Section 9.8.	Further Requests 27

Section 9.9.	Further Assurances 27

Section 9.10.	Liens 29

Section 9.11.	Other Indebtedness 29

Section 9.12.	No ERISA Plan 29

Section 9.13.	Mergers 29

Section 9.14.	Sales of Assets 30

Section 9.15.	Acquisition of Assets 30

Section 9.16.	Dividends, Officers’ Compensation, etc 30

Section 9.17.	Legal Name; Location Under Section 9-307 30

Section 9.18.	Investments 30

Section 9.19.	No Other Agreements 31

Section 9.20.	Other Business 31

Section 9.21.	Maintenance of Separate Existence 31

Section 9.22.	Actions under the Series 2010-3 Collateral Agreements 31

Section 9.23.	Inspection of Property, Books and Records 32

Section 9.24.	Market Value Procedures 32

ARTICLE X	AMORTIZATION EVENTS AND REMEDIES 33

Section 10.1.	Amortization Events 33

Section 10.2.	Rights of the Trustee upon Amortization Event or Certain Other Events of Default 36

Section 10.3.	Control by Series 2010-3 Required Noteholders 39

Section 10.4.	Collection Suit by the Trustee 39

Section 10.5.	The Trustee May File Proofs of Claim 39

Section 10.6.	Priorities 40

Section 10.7.	Rights and Remedies Cumulative 40

Section 10.8.	Delay or Omission Not Waiver 40

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(continued)
Page

ARTICLE XI	GENERAL 40

Section 11.1.	Optional Redemption of the Series 2010-3 Note 40

Section 11.2.	Information 41

Section 11.3.	Exhibits 41

Section 11.4.	Ratification of Base Indenture 41

Section 11.5.	Counterparts 41

Section 11.6.	Governing Law 42

Section 11.7.	Amendments 42

Section 11.8.	Electronic Execution 43

Section 11.9.	Termination of Series Supplement 43

Section 11.10.	Discharge of Indenture 44

Section 11.11.	No Recourse 44

Section 11.12.	Third Party Beneficiary 44

Section 11.13.	Waiver of Jury Trial 44

Section 11.14.	Submission to Jurisdiction 44

Section 11.15.	Representations and Warranties of the Series 2010-3 Noteholder 45

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(continued)

EXHIBITS AND ANNEXES

Exhibit A:	Form of Series 2010-3 Variable Funding Rental Car Asset Backed Notes

Exhibit B:	Form of Series 2010-3 Monthly Servicing Certificate

Exhibit C:	Form of Advance Request
Exhibit D: Form of Purchaser’s Letter

Annex 1:    Representations and Warranties of the Series 2010-3 Noteholder

Schedule I:    List of Defined Terms
Schedule II:    Initial Lease Vehicle Schedule

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FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT dated as of June 17, 2015 (“Series Supplement”) among, RENTAL CAR FINANCE CORP., a special purpose corporation established under the laws of Oklahoma (“RCFC”), HERTZ VEHICLE FINANCING II L.P., a special purpose limited partnership established under the laws of Delaware (“HVF II”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).
PRELIMINARY STATEMENT
WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;
WHEREAS, RCFC, the Trustee and the Securities Intermediary entered into the Third Amended and Restated Series 2010-3 Supplement, dated as of November 25, 2013 (the “Initial Series 2010-3 Supplement”), pursuant to which RCFC issued the Series 2010-3 Note in favor of the Series 2010-3 Noteholder to make Advances from time to time, all of which Advances to be evidenced by the Series 2010-3 Note purchased in connection therewith;
WHEREAS, the Initial Series 2010-3 Supplement permits RCFC to make amendments to the Initial Series 2010-3 Supplement subject to certain conditions set forth therein; and
WHEREAS, RCFC, HVF II, the Trustee and the Securities Intermediary, in accordance with the Initial Series 2010-3 Supplement, desire to amend and restate the Initial Series 2010-3 Supplement on the date hereof in its entirety as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
DESIGNATION
There was created a Segregated Series of Notes issued pursuant to the Base Indenture and the Initial Series 2010-3 Supplement that was designated as Series 2010-3 Variable Funding Rental Car Asset Backed Notes. The Series 2010-3 Notes are a Segregated Series of Notes (as more fully provided in the Base Indenture) and have been designated as a “Group VII Series of Notes”. The Issuer may not issue any additional Series of Notes that are entitled to share, together with the Series 2010-3 Notes, in the Group VII Collateral and any other Collateral and Master Collateral designated as security for the Group VII Series of

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Notes under this Series Supplement and the Master Collateral Agency Agreement. Accordingly, all references in this Series Supplement to “all” Series of Notes (and all references in this Series Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer solely to all Series 2010-3 Notes. On the Series 2010-3 Closing Date, one Series 2010-3 Variable Funding Rental Car Asset Backed Note was issued, and was referred to therein and, as amended and restated hereby, will continue to be referred to herein as the “Series 2010-3 Note”.
Article I

DEFINITIONS
Section 1.1.    Defined Terms. As used in this Series Supplement and unless the context requires a different meaning, capitalized terms used herein shall have the meanings ascribed thereto in Schedule I hereto and, if not defined therein, shall have the meanings assigned to such terms in the Base Indenture.
Section 1.2.    Construction. In this Series Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Series Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

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(h)    the language used in this Series Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party;
(i)    references to sections of the Code also refer to any successor sections;
(j)    as used in this Series Supplement, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise;
(k)    as used in this Series Supplement, the term (and each defined term including the term) “rental”, when used in the context of customer rentals, daily car rental businesses, normal daily rental operations and daily motor vehicle rental industries is intended by each party hereto to include car sharing businesses, operations and platforms; and
(j)    unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.
ARTICLE II

PURCHASE AND SALE OF THE SERIES 2010-3 NOTE
Section 2.1.    The Initial Note Purchase.
(a)    On the terms and conditions set forth in the Initial Series 2010-3 Supplement, and in reliance on the covenants, representations and agreements set forth in Articles VIII and IX thereof, RCFC caused the Trustee to issue the Series 2010-3 Note on the Series 2010-3 Closing Date. Such Series 2010-3 Note was dated the Series 2010-3 Closing Date, registered in the name of the Series 2010-3 Noteholder, and was duly authenticated in accordance with the provisions of the Initial Series 2010-3 Supplement and Section 2.4 of the Base Indenture. The Series 2010-3 Note was issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto, and was sold to the Series 2010-3 Noteholder. On the Series 2010-3 Closing Date, the Series 2010-3 Note bore a face amount equal to the Series 2010-3 Maximum Principal Amount, and was initially issued in a principal amount equal to the Series 2010-3 Initial Principal Amount.
Section 2.2.    Advances.
(a)    On any Business Day, RCFC may increase the Series 2010-3 Principal Amount (each such increase referred to as an “Advance”) only upon satisfaction of each of the following conditions with respect to the initial issuance and each proposed Advance:

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(i)    solely in connection with the initial issuance of the Series 2010-3 Note on the Series 2010-3 Closing Date, RCFC, DTG, DTAG and Hertz shall have entered into, executed and delivered the Series 2010-3 Lease;
(ii)    solely in connection with the initial issuance of the Series 2010-3 Note on the Series 2010-3 Closing Date, the Series 2010-3 Noteholder shall have received a duly executed and authenticated Series 2010-3 Note registered in its name;
(iii)    the Series 2010-3 Financing Source and Beneficiary Supplement shall have been executed and delivered;
(iv)    after giving effect to such issuance or Advance, the Series 2010-3 Principal Amount shall not exceed the Series 2010-3 Maximum Principal Amount;
(v)    no Series 2010-3 Amortization Event has occurred and is continuing and such issuance or Advance and the application of the proceeds thereof will not result in the occurrence of (1) a Series 2010-3 Amortization Event, or (2) a Series 2010-3 Potential Amortization Event;
(vi)    all representations and warranties set forth in Article VIII hereof shall be true and correct with the same effect as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(vii)    the Series 2010-3 Noteholder shall have received an executed irrevocable advance request in the form of Exhibit C hereto no later than 11:30 a.m. (New York City time) on the date of such proposed Advance.
(b)    RCFC may effect an Advance, upon receipt of confirmation from HVF II of the availability of funds under the HVF II Group II Indenture and the HVF II Group II Series Supplements in an amount equal to such Advance, by issuing, at par, additional principal amounts of the Series 2010-3 Note. Proceeds from the initial issuance of the Series 2010-3 Note shall be deposited into the Series 2010-3 Collection Account and allocated in accordance with Article VII hereof. Proceeds from any Advance shall be remitted to or at the direction of RCFC in accordance with the related Advance Request.
(c)    Funding Procedures. On the date of each Advance, the Series 2010-3 Noteholder shall make available to RCFC the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the account specified in the related advance request.
(d)    Form of Series 2010-3 Note. The Series 2010-3 Note will be issued in the form of definitive note, substantially in the form set forth in Exhibit A hereto, and will be sold to the Series 2010-3 Noteholder pursuant to and in accordance with the terms hereof and shall be duly executed by RCFC and

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authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. The Series 2010-3 Note shall bear the following legend:
THIS SERIES 2010-3 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF RENTAL CAR FINANCE CORP., A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF OKLAHOMA (THE “COMPANY”), THAT SUCH SERIES 2010-3 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE BASE INDENTURE, THE SERIES 2010-3 SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT D TO THE SERIES 2010-3 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.
The required legend set forth above shall not be removed from the Series 2010-3 Note except as provided herein.
(e)    Transfer, Pledge and Assignment. Other than the pledge of the Series 2010-3 Note by the Series 2010-3 Noteholder to the HVF II Trustee or otherwise in accordance with the HVF II Group II Indenture, the Series 2010-3 Note will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2010-3 Noteholder; provided that, in connection with any such transfer of the Series 2010-3 Note, the holder of the Series 2010-3 Note must surrender such Series 2010-3 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.6 of the Base Indenture, with the form of transfer

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endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to RCFC and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit D hereto.
(f)    Notations. On each date an Advance is funded under the Series 2010-3 Note and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Series 2010-3 Noteholder shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. RCFC hereby authorizes each duly authorized officer, employee and agent of the Series 2010-3 Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on RCFC absent manifest error. The Trustee shall, or shall cause the Registrar to, record each Advance and Decrease with respect to the Series 2010-3 Principal Amount such that the principal amount of the Series 2010-3 Note that is outstanding accurately reflects all such Advances and Decreases in accordance with Article II hereof. Upon each Advance and upon each Decrease, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Advance or such Decrease, as applicable. On any date on which an Advance is funded, RCFC shall furnish, or cause to be furnished, to the Trustee written notice (which may be satisfied by email to irene.siegel@db.com) specifying the amount of such Advance.
(g)    UCC Classification. The Series 2010-3 Note shall constitute a “security” within the meaning of Section 8-102(a)(15) of the UCC and a “certificated security” within the meaning of Section 8-102(a)(4) of the UCC.
Section 2.3.    Procedure for Decreasing the Series 2010-3 Principal Amount.
(a)    On any Business Day, RCFC may decrease the Series 2010-3 Principal Amount (each such decrease referred to as a “Decrease”) by withdrawing from the Series 2010-3 Collection Account and distributing to the Series 2010-3 Noteholder in respect of principal of the Series 2010-3 Note, an amount equal to the amount of such Decrease.
(b)    In addition, on any Business Day on or after December 3, 2013 on which RCFC Exchange Proceeds with respect to any Group VII Vehicles are applied pursuant to the Collateral Agency Agreement, RCFC shall effect a Decrease with and to the extent of such RCFC Exchange Proceeds, which Decrease shall be effected in accordance with the terms of the Master Exchange Agreement.
ARTICLE III

INTEREST AND OTHER PAYMENT TERMS

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Section 3.1.    Interest.
(h)    Each related Advance funded or maintained by the Series 2010-3 Noteholder during the related Series 2010-3 Interest Period shall bear interest at the Series 2010-3 Note Rate for such Series 2010-3 Interest Period.
(i)    Interest shall be due and payable on each Payment Date.
Section 3.2.    Time and Method of Payment.
All amounts payable to the Series 2010-3 Noteholder hereunder or with respect to the Series 2010-3 Note shall be made by or on behalf of RCFC to or for the account of, the Series 2010-3 Noteholder in immediately available Dollars, without setoff, counterclaim or deduction of any kind. All such payments shall be paid to the HVF II Group II Collection Account (or such other account as the Series 2010-3 Noteholder may from time to time specify with the consent of the Trustee), not later than 4:00 p.m. (New York City time), on the date due.
ARTICLE IV

SECURITY
Section 4.1.    Grant of Security Interest.
(a)    To secure the Series 2010-3 Note Obligations, RCFC hereby affirms the security interests granted in the Initial Series 2010-3 Supplement and pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Series 2010-3 Noteholder, and hereby grants to the Trustee, for the benefit of such Series 2010-3 Noteholder, a security interest in, all of the following property (but only to the extent such property is not included in the Series 2010-3 RCFC Segregated Vehicle Collateral) now owned or at any time hereafter acquired by RCFC or in which RCFC now has or at any time in the future may acquire any right, title or interest (collectively, the “Series 2010-3 Indenture Collateral”):
(i)    the Series 2010-3 Collateral Agreements as and solely to the extent they relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations, including all monies relating to such Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations due and to become due to RCFC under or in connection with the Series 2010-3 Collateral Agreements, whether payable as Rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Series 2010-3 Collateral Agreements or otherwise, all security for amounts so payable thereunder and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the Series 2010-3 Collateral Agreements (whether arising pursuant to the terms of such Series 2010-3 Collateral Agreements or otherwise available to RCFC at law or in equity) as and to the extent such rights, remedies, powers, privileges and claims relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations, the right to enforce any of the Series 2010-3 Collateral Agreements to the

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extent they relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Series 2010-3 Collateral Agreements or the obligations of any party thereunder, in each case, as and to the extent such consents, requests, notices, directions, approvals, extensions or waivers relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations;
(ii)    (A) the Series 2010-3 Collection Account, including any security entitlement with respect to the “financial assets” (within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC) credited thereto, (B) all funds on deposit therein from time to time, (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-3 Collection Account or the funds on deposit therein from time to time; (D) all investments made at any time and from time to time with monies in the Series 2010-3 Collection Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property; (E) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-3 Collection Account, the funds on deposit therein from time to time or the investments made with such funds; and (F) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (A) through (E) are referred to, collectively, as the “Series 2010-3 Collection Account Collateral”);
(iii)    all Investment Property as and to the extent relating to the Series 2010-3 RCFC Segregated Vehicle Collateral;
(iv)    all additional property (other than property relating solely to RCFC Master Collateral that constitutes Segregated Collateral for any Other Segregated Series of Notes) that may from time to time hereafter (pursuant to the terms of this Series Supplement or otherwise) be subjected to the grant and pledge hereof by RCFC; and
(v)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that, in no event shall any of the foregoing include any right, title or interest in, to or under any RCFC Exchanged Vehicles, the related RCFC Exchange Proceeds or Exchanged Vehicles Subject to Liabilities or the related rights with respect to RCFC Exchanged Vehicles, if any (collectively, the “Relinquished Property Rights”), from the time such Relinquished Property Rights become Relinquished Property Rights as a result of the assignment of the related RCFC Exchanged Vehicles and the related rights with respect to such RCFC Exchanged Vehicles to the Qualified Intermediary pursuant to the Master Exchange and Trust Agreement, unless and until, in the case of RCFC Exchange Proceeds, such RCFC Exchange Proceeds become RCFC Additional Subsidies.
(b)    To secure the Series 2010-3 Note Obligations, RCFC hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Trustee, on behalf of the Series 2010-3 Noteholder, of a continuing Lien on all

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right, title and interest of RCFC in, to and under the Series 2010-3 RCFC Segregated Vehicle Collateral.
(c)    The foregoing grant is made in trust to secure the Series 2010-3 Note Obligations and to secure compliance with the provisions of this Series Supplement, all as provided in this Series Supplement. The Trustee, as trustee on behalf of the Series 2010-3 Noteholder, acknowledges such grant, accepts the trusts under this Series Supplement and, subject to Sections 9.1 and 9.2 of the Base Indenture, agrees to perform its duties required in this Series Supplement.
(d)    For all purposes hereunder and for the avoidance of doubt, the Series 2010-3 Collateral will be held by the Trustee solely for the benefit of the Series 2010-3 Noteholder, and no other Noteholder will have any right, title or interest in, to or under the Series 2010-3 Collateral.
For all purposes hereunder and for the avoidance of doubt, any RCFC Collateral pledged to the Trustee for the benefit of the Other Segregated Noteholders will be held by the Trustee solely for the benefit of such Other Segregated Noteholders and the Series 2010-3 Noteholder shall not have any right, title or interest in, to or under such RCFC Collateral.
For the avoidance of doubt:
(i)    if it is determined that any Other Segregated Noteholders have any right, title or interest in, to or under the Series 2010-3 Collateral, then (a) such Other Segregated Noteholders agree that their right, title and interest in, to or under the Series 2010-3 Collateral shall be subordinate in all respects to the claims or rights of the Series 2010-3 Noteholder with respect to such Series 2010-3 Collateral and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code;
(ii)    if it is determined that the Series 2010-3 Noteholder has any right, title or interest in, to or under the RCFC Collateral for any Other Segregated Series of Notes, then (a) such Series 2010-3 Noteholder agrees that its right, title and interest in, to or under such RCFC Collateral, shall be subordinate in all respects to the claims or rights of the Other Segregated Noteholders of the Other Segregated Series of Notes to which such RCFC Collateral relates and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 4.2.    Certain Rights and Obligations of RCFC Unaffected.
(a)    Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Series 2010-3 Noteholder, RCFC shall nevertheless be permitted, subject to the Trustee’s right to revoke such permission with respect to the Series 2010-3 Collateral in the event of a Series 2010-3 Amortization Event (whose right to so revoke shall be subject to any additional conditions set forth in the HVF II Group II Indenture) and subject to the provisions of Section 4.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, that are required to be given (which does not include waivers of

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default under any of the Series 2010-3 Collateral Agreements). For the avoidance of doubt, without limiting the rights of the Trustee or the Lessor under the Series 2010-3 Lease, so long as no Servicer Default or HVF II Group II Liquidation Event has occurred and is continuing, RCFC shall not be required to take any action or exercise any rights, remedies, powers or privileges with respect to any Manufacturer to the extent the Master Servicer determines that such inaction or failure to exercise is in accordance with the Servicing Standard.
(b)    The assignment of the Series 2010-3 Collateral to the Trustee on behalf of the Series 2010-3 Noteholder shall not (i) relieve RCFC from the performance of any term, covenant, condition or agreement relating to the Series 2010-3 Collateral on RCFC’s part to be performed or observed under or in connection with any of the Series 2010-3 Collateral Agreements or any of the Series 2010-3 Manufacturer Programs or (ii) impose any obligation on the Trustee or the Series 2010-3 Noteholder to perform or observe any such term, covenant, condition or agreement on RCFC’s part to be so performed or observed or impose any liability on the Trustee or any of such Series 2010-3 Noteholder for any act or omission on the part of RCFC or from any breach of any representation or warranty on the part of RCFC.
Section 4.3.    Performance of Series 2010-3 Collateral Agreements.
Upon the occurrence of a default or breach by any Person party to a Series 2010-3 Collateral Agreement, promptly following a request from the Trustee or the Collateral Agent to do so, and at RCFC’s expense, RCFC agrees to take all such lawful action as permitted under this Series Supplement as the Trustee or the Collateral Agent may request to compel or secure the performance and observance by:
(a)    the Master Servicer, HGI, the Nominee, the Series 2010-3 Administrator, the Servicer, any Lessee or the Intermediary or any other party to any of the Series 2010-3 Collateral Agreements of its obligations to RCFC, solely to the extent that such obligations relate to or otherwise affect the Series 2010-3 Collateral or the Series 2010-3 Note Obligations, and
(b)    a Manufacturer under a Series 2010-3 Manufacturer Program of its obligations to RCFC, solely to the extent that such obligations relate to or otherwise affect any Series 2010-3 Program Vehicles or Series 2010-3 Manufacturer Receivables, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges relating to such Series 2010-3 Program Vehicles as are lawfully available to RCFC to the extent and in the manner directed by the Trustee or the Collateral Agent, as applicable, including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure such performance by such parties or any other party to the Series 2010-3 Collateral Agreements or by a Manufacturer under a Series 2010-3 Manufacturer Program; provided that, without limiting the rights of the Trustee or the Lessor under the Series 2010-3 Lease, so long as no Servicer Default or

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HVF II Group II Liquidation Event has occurred and is continuing, RCFC shall not be required to take any such action or exercise any such rights, remedies, powers or privileges with respect to any Manufacturer to the extent such inaction or failure to exercise is in accordance with the Servicing Standard. Subject to the proviso in the immediately preceding sentence, if:
(i)    RCFC shall have failed, within thirty (30) days of receiving such direction of the Trustee or the Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Collateral Agent, as applicable,
(ii)    RCFC refuses to take any such action, or
(iii)    the Trustee or the Collateral Agent, as applicable, reasonably determines that such action must be taken immediately (and, in the event that the action is of the type described in the proviso to the preceding sentence and no Servicer Default or HVF II Group II Liquidation Event has occurred and is continuing, the Master Servicer has notified the Trustee or the Collateral Agent, as applicable, that such action is commercially reasonable), then in any such case the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, take, at the expense of RCFC, such previously directed action and any related action permitted under this Series Supplement (provided such action relates to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations) that the Trustee or the Collateral Agent, as applicable, thereafter determines is appropriate (without the need under this provision or any other provision under this Series Supplement to direct RCFC to take such action), on behalf of RCFC and the Series 2010-3 Noteholder.
Section 4.4.    Release of Series 2010-3 Collateral.
(a)    The Trustee shall, when required by the provisions of this Series Supplement, execute instruments to release Series 2010-3 Collateral from the lien of this Series Supplement or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Series Supplement. No party relying upon an instrument executed by the Trustee as provided in this Section 4.4(a) shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
(b)    With respect to each Series 2010-3 Eligible Vehicle, on the Disposition Date with respect to such Series 2010-3 Eligible Vehicle, any Lien of the Trustee or the Collateral Agent on such Series 2010-3 Eligible Vehicle shall automatically be deemed to be released.
(c)    The Trustee shall, at such time as there is no Series 2010-3 Note Outstanding and no other Series 2010-3 Note Obligations remain unpaid, release any remaining portion of the Series 2010-3 Collateral from the lien of the Base Indenture and this Series Supplement and release to RCFC any funds then on deposit in the Series 2010-3 Collection Account. The Trustee shall release property from the

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lien of the Base Indenture and this Series Supplement pursuant to this Section 4.4(c) only upon receipt of a Company Order accompanied by an Officer’s Certificate meeting the applicable requirements of Section 12.3 of the Base Indenture.
Section 4.5.    Opinions of Counsel.
The Trustee shall receive at least seven (7) days’ notice when requested by RCFC to take any action pursuant to Section 4.4(a), accompanied by copies of any instruments involved, and the Trustee may also require as a condition of such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Series 2010-3 Note or the rights of the Series 2010-3 Noteholder, in each case, in a manner not permitted by the Series 2010-3 Related Documents; provided however that, such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Series 2010-3 Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.
ARTICLE V

REPORTS
Section 5.1.    Reports and Instructions to Trustee.
(a)    Daily Collection Reports. On each Business Day commencing on the Series 2010-3 Closing Date, RCFC shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Series 2010-3 Daily Collection Report”) setting forth the aggregate of the amounts deposited in the Series 2010-3 Collection Account and RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles on the immediately preceding Business Day, which shall consist of:
(i)    the aggregate amount of payments received from Manufacturers and/or auction dealers under Series 2010-3 Manufacturer Programs related to Series 2010-3 Program Vehicles and in each case deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account relating to Series 2010-3 Eligible Vehicles, plus
(ii)    the aggregate amount of proceeds received from third parties (other than to the extent such amounts are included in clause (i) above) with respect to the sale of Series 2010-3 Eligible Vehicles and in each case deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account relating to Series 2010-3 Eligible Vehicles, plus
(iii)    the aggregate amount of other Series 2010-3 Collections deposited in the Series 2010-3 Collection Account or RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles.

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RCFC shall deliver a copy of the Series 2010-3 Daily Collection Report for each Business Day to the Trustee and the HVF II Trustee.
(b)    Monthly Servicing Certificate. On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed by the Trustee), RCFC shall furnish to the Trustee and the HVF II Trustee a certificate substantially in the form of Exhibit B (each a “Series 2010-3 Monthly Servicing Certificate”).
(c)    Monthly Collateral Certificate. On or before each Payment Date, RCFC shall furnish to the Trustee, the HVF II Trustee and the Collateral Agent an Officer’s Certificate of RCFC to the effect that, except as stated therein,
(i)    the Series 2010-3 Eligible Vehicles and all other Series 2010-3 Collateral is free and clear of all Liens, other than Permitted Liens and
(ii)    the aggregate amount of all vicarious liability claims outstanding against RCFC as of the immediately preceding Determination Date is less than $5,000,000. If the aggregate amount of vicarious liability claims outstanding against RCFC exceeds $5,000,000, the Officer’s Certificate delivered pursuant to this Section 5.1(c) also shall contain a schedule listing all of the vicarious liability claims then outstanding against RCFC.
(d)    Quarterly Compliance Certificates. On or before the Payment Date in each of March, June, September and December, commencing in September 2015, RCFC shall deliver to the Trustee and the HVF II Trustee an Officer’s Certificate of RCFC to the effect that, except as provided in a notice delivered pursuant to Section 9.6, no Series 2010-3 Amortization Event or Series 2010-3 Potential Amortization Event has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.
(e)    Instructions as to Withdrawals and Payments. RCFC will furnish, or cause to be furnished, to the Trustee, written instructions to make withdrawals and payments from the Series 2010-3 Collection Account and any RCFC Escrow Account specified herein. The Trustee shall promptly follow any such written instructions.
(f)    Initial Series 2010-3 Supplement Reports. For the avoidance of doubt, RCFC shall not be obligated hereunder to furnish any information, documents, reports, audits or other items that are past due or due in the future as contemplated pursuant to Sections 5.1(e) and (f) of the Initial Series 2010-3 Supplement.
Section 5.2.    Reports to Noteholders.
(a)    Annual Series 2010-3 Noteholder Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2014, RCFC shall furnish to each Person who at any time during the preceding calendar year was a

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Series 2010-3 Noteholder a statement prepared by RCFC containing the information which is required to be contained in the Monthly Noteholders’ Statements aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2010-3 Noteholder, together with such other customary information (consistent with the treatment of the Series 2010-3 Note as debt) as RCFC deems necessary or desirable to enable the Series 2010-3 Noteholder to prepare its tax returns (each such statement, an “Annual Series 2010-3 Noteholder Tax Statement”). Such obligations of RCFC to prepare and distribute the Annual Series 2010-3 Noteholders Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Series 2010-3 Administrator pursuant to any requirements of the Code as from time to time in effect.
Section 5.3.    Administration.
Pursuant to the Series 2010-3 Administration Agreement, the Series 2010-3 Administrator has agreed to provide certain services to RCFC and to take certain actions on behalf of RCFC, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by RCFC pursuant to this Series Supplement. The Series 2010-3 Noteholder by its acceptance of a Series 2010-3 Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Series 2010-3 Administrator in lieu of RCFC and hereby agrees that RCFC’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Series 2010-3 Administrator and to the extent so performed or taken by the Series 2010-3 Administrator shall be deemed for all purposes hereunder to have been so performed or taken by RCFC; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Series 2010-3 Administrator or relieve RCFC of any payment obligation hereunder.
ARTICLE VI

ALLOCATION AND APPLICATION OF COLLECTIONS
Section 6.1.    Series 2010-3 Collection Account.
With respect to the Series 2010-3 Note, the following shall apply:
(a)    Establishment of Series 2010-3 Collection Account. On or prior to the Series 2010-3 Closing Date, RCFC, the Securities Intermediary and the Trustee shall have established a securities account (such account, or any successor or replacement account, the “Series 2010-3 Collection Account”) in the name of, and under the control of, the Trustee that shall be maintained for the benefit of the Series 2010-3 Noteholder. The Series 2010-3 Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-3 Noteholder. The Series 2010-3 Collection Account shall be an Eligible

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Account. If the Series 2010-3 Collection Account is at any time no longer an Eligible Account, RCFC shall, within ten (10) Business Days of obtaining knowledge that the Series 2010-3 Collection Account is no longer an Eligible Account, establish a new Series 2010-3 Collection Account that is an Eligible Account. If a new Series 2010-3 Collection Account is established, RCFC shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-3 Collection Account into the new Series 2010-3 Collection Account. Initially, the Series 2010-3 Collection Account will be established with Deutsche Bank Trust Company Americas.
(b)    Earnings from Series 2010-3 Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-3 Collection Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.
(c)    Administration of Series 2010-3 Collection Account. RCFC may instruct (by standing instructions or otherwise) the institution maintaining the Series 2010-3 Collection Account to invest funds on deposit in such Account from time to time in Series 2010-3 Permitted Investments; provided however that, (x) any such investment in the Series 2010-3 Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Series 2010-3 Permitted Investment made with funds on deposit in the Series 2010-3 Collection Account) and (y) any such investment in the Series 2010-3 Collection Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Series 2010-3 Permitted Investment made with funds on deposit in such Account), unless any such Series 2010-3 Permitted Investment is held with the Trustee, in which case such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date. RCFC shall not direct the Trustee to dispose of (or permit the disposal of) any Series 2010-3 Permitted Investments prior to the maturity date thereof to the extent such disposal would result in a loss of the initial purchase price of such Series 2010-3 Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2010-3 Collection Account shall remain uninvested. The Trustee shall have no liability for any losses incurred as a result of investments made at the direction of RCFC.
(d)    Trustee as Securities Intermediary. The Trustee or other Person holding the Series 2010-3 Collection Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”). If the Securities Intermediary in respect of the Series 2010-3 Collection Accounts is not the Trustee, RCFC shall obtain the express

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agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 6.1(d).
(i)    The Securities Intermediary agrees that:
(1)    The Series 2010-3 Collection Account is an account to which Financial Assets will be credited;
(2)    All securities or other property underlying any Financial Assets credited to the Series 2010-3 Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Series 2010-3 Collection Account be registered in the name of RCFC, payable to the order of RCFC or specially indorsed to RCFC;
(3)    All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the Series 2010-3 Collection Account;
(4)    Each item of property (whether investment property, security, instrument or cash) credited to the Series 2010-3 Collection Account shall be treated as a Financial Asset;
(5)    If at any time the Securities Intermediary shall receive any order or instruction from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2010-3 Collection Account or the disposition of funds credited thereto, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by RCFC or the Series 2010-3 Administrator;
(6)    The Series 2010-3 Collection Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction within the meaning of Section 9-304 and Section 8-110 of the New York UCC and the Series 2010-3 Collection Account (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;
(7)    The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2010-3 Collection Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with RCFC purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders or instructions as set forth in Section 6.1(d)(i)(5); and

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(8)    Except for the claims and interest of the Trustee and RCFC in the Series 2010-3 Collection Account, the Securities Intermediary knows of no claim to, or interest in, the Series 2010-3 Collection Account or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2010-3 Collection Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Series 2010-3 Administrator and RCFC thereof.
(ii)    The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-3 Collection Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2010-3 Collection Account.
(iii)    Notwithstanding anything in this Section 6.1 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to the Series 2010-3 Collection Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash to be credited to the Series 2010-3 Collection Account by crediting to such Series 2010-3 Collection Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(iv)    Notwithstanding anything in this Section 6.1 to the contrary, with respect to the Series 2010-3 Collection Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if the Series 2010-3 Collection Account is deemed not to constitute a securities account.
Section 6.2.    Collections and Allocations.
(a)    Collections in General. Until this Series Supplement is terminated pursuant to Section 11.9, RCFC shall, and the Trustee is authorized (upon written instructions) to, direct that all Series 2010-3 Collections due and to become due to RCFC or the Trustee, as the case may be, to be deposited in the following manner:
(i)    all amounts due under or in connection with the Series 2010-3 RCFC Segregated Vehicle Collateral with respect to the Series 2010-3 Eligible Vehicles (for the avoidance of doubt, other than Series 2010-3 Excluded Payments) shall be deposited directly into the Master Collateral Account by the payor thereof and shall be withdrawn from the Master Collateral Account and deposited either into the Series 2010-3 Collection Account or, in the case of RCFC Exchange Proceeds, applied in accordance with the Master Exchange and Trust Agreement within seven (7) Business Days of the deposit thereof into the Master Collateral Account;
(ii)    all insurance proceeds and warranty payments in respect of the Series 2010-3 Eligible Vehicles, other than Series 2010-3 Excluded Payments, shall be deposited into the Master Collateral Account within two (2) Business Days of receipt by the

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Master Servicer and shall be withdrawn from the Master Collateral Account and deposited into the Series 2010-3 Collection Account within seven (7) Business Days of the deposit thereof into the Master Collateral Account;
(iii)    all amounts payable to RCFC pursuant to the Series 2010-3 Lease shall be remitted directly to the Trustee for deposit into the Series 2010-3 Collection Account; ~~and~~
(iv)    all amounts payable by the Nominee pursuant to Article X of the Nominee Agreement in respect of Series 2010-3 Eligible Vehicles shall be deposited directly into the Master Collateral Account by the Nominee and shall be withdrawn from the Master Collateral Account and deposited into the Series 2010-3 Collection Account within seven (7) Business Days of the deposit thereof into the Master Collateral Account; and
(v)    ~~(iv)~~ all Series 2010-3 Collections from any other source shall be either paid directly into the Series 2010-3 Collection Account or the Master Collateral Account at such times as such amounts are due and, in with respect to any such deposit into the Master Collateral Account, thereafter deposited into the Series 2010-3 Collection Account within seven (7) Business Days after such deposit thereof into the Master Collateral Account.
Notwithstanding the foregoing, insurance proceeds and warranty payments with respect to the Series 2010-3 Eligible Vehicles shall not be required to be deposited in the Master Collateral Account or the Series 2010-3 Collection Account, and may be held by RCFC or paid to Hertz, unless (i) a Series 2010-3 Amortization Event or HVF II Group II Liquidation Event has occurred and is continuing or (ii) a Series 2010-3 Amortization Event or HVF II Group II Liquidation Event would occur as a result of the failure to make such deposit.
RCFC agrees that if any Series 2010-3 Collections shall be received by RCFC in an account other than the Master Collateral Account, an RCFC Escrow Account or the Series 2010-3 Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by RCFC with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by RCFC for, and immediately paid over to the Trustee or the Collateral Agent, as applicable, with any necessary indorsement. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Series Supplement (including amounts received from the Collateral Agent) shall be immediately deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account and shall be applied as provided in this Article VI or pursuant to the Master Exchange and Trust Agreement.
ARTICLE VII

APPLICATIONS AND DISTRIBUTIONS
With respect to the Series 2010-3 Note, the following shall apply:

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Section 7.1.    Allocations with Respect to the Series 2010-3 Note.
The net proceeds from the initial sale of the Series 2010-3 Note were deposited into the Series 2010-3 Collection Account. On each Business Day on which the proceeds of the initial sale of the Series 2010-3 Note or any Series 2010-3 Collections are deposited into the Series 2010-3 Collection Account (each such date, a “Series 2010-3 Deposit Date”), the Series 2010-3 Administrator shall direct the Trustee in writing to apply all amounts deposited into the Series 2010-3 Collection Account in accordance with the provisions of this Article VII.
Section 7.2.    Payment of Note Principal. In addition to any Decreases effected pursuant to Section 2.3, on each Series 2010-3 Deposit Date, the Series 2010-3 Administrator will direct the Trustee to withdraw all amounts on deposit in the Series 2010-3 Collection Account that consist of Series 2010-3 Principal Collections and pay such amounts to the Series 2010-3 Noteholder as a payment of principal of the Series 2010-3 Note. The entire principal amount of the Series 2010-3 Note shall be due and payable on the Legal Final Payment Date.
Section 7.3.    Application of Series 2010-3 Interest Collections.
On or prior to each Payment Date, RCFC shall instruct the Trustee in writing as to the amount to be applied pursuant to each of clauses (i) through (v) below to the extent funds are anticipated to be available from Series 2010-3 Interest Collections processed during the Series 2010-3 Interest Period ending on the day immediately preceding such Payment Date, and on such Payment Date the Trustee, acting in accordance with such instructions, shall withdraw from the Series 2010-3 Collection Account and apply such amounts as follows:
(i)    first, an amount equal to the Series 2010-3 Monthly Interest for such Series 2010-3 Interest Period, to the Series 2010-3 Noteholder;
(ii)    second, to the Series 2010-3 Administrator, in an amount equal to the Series 2010-3 Monthly Administration Fee for such Series 2010-3 Interest Period;
(iii)    third, to the Trustee, in an amount equal to the aggregate of all Trustee fees, expenses and costs payable by RCFC in connection with the Base Indenture or the other Related Documents, if any, in each case that have accrued with respect to the Series 2010-3 Note during the Related Month;
(iv)    fourth, to the Master Servicer, in an amount equal to the Monthly Servicing Fee with respect to such Payment Date;
(v)    fifth, on a pro rata basis, to pay any Series 2010-3 Carrying Charges (excluding any amounts payable to the Series 2010-3 Administrator, the Master Servicer or the Trustee, which amounts shall be paid pursuant to the preceding clauses) to the Persons to whom such amounts are owed for such Series 2010-3 Interest Period;
provided that, it is understood and agreed that any payments of amounts constituting Series 2010-3 Carrying Charges pursuant to clauses (ii) through (v) above with respect to

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any Payment Date shall be deemed made prior to the determination and payment of any “Indenture Carrying Charges” under and as defined in any other Series Supplement.
Section 7.4.    Payment by Wire Transfer.
On each Payment Date, pursuant to Sections 7.2 and 7.3 hereof, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Section 7.2 or 7.3 to be paid by wire transfer of immediately available funds released from the Series 2010-3 Collection Account for credit to the account designated by the Series 2010-3 Noteholder.
Section 7.5.    The Series 2010-3 Administrator’s Directions to Trustee; The Series 2010-3 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment.
When any payment or deposit hereunder or under any other Series 2010-3 Related Document is required to be made by the Trustee at or prior to a specified time, the Series 2010-3 Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If the Series 2010-3 Administrator fails to give notice or instructions to make any payment from or deposit into the Series 2010-3 Collection Account required to be given by the Series 2010-3 Administrator, at the time specified in the Series 2010-3 Administration Agreement or any other Series 2010-3 Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from such Series 2010-3 Collection Account without such notice or instruction from the Series 2010-3 Administrator (and this Series Supplement shall constitute direction to the Trustee to do so), provided that the Series 2010-3 Administrator, upon request of the Trustee, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.
ARTICLE VIII

REPRESENTATIONS AND WARRANTIES
RCFC hereby represents and warrants, for the benefit of the Trustee and the Series 2010-3 Noteholder and its assigns, that the following (i) was true as of the Series 2010-3 Closing Date (except in the case of Sections 8.4, 8.14 and 8.17) and (ii) is true as of the Series 2010-3 Restatement Effective Date (and, in the case of Section 8.8(ii), will be true as of the date of any amendment, modification or waiver of any Series 2010-3 Related Document):
Section 8.1.    Existence and Power.
RCFC (a) is a limited liability company or corporation duly formed, validly existing and in good standing under the laws of the State of Oklahoma, (b) is duly qualified to do business as a foreign limited liability company or corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Series 2010-3 Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2010-3 Material Adverse Effect, and (c) has all limited liability

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company or corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Series Supplement and the other Series 2010-3 Related Documents (other than any transaction relating solely to one or more Other Segregated Series of Notes and/or Series of Notes), except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.2.    Organizational and Governmental Authorization.
The execution, delivery and performance by RCFC of the Series 2010-3 Related Documents to which it is a party (a) is within RCFC’s limited liability company or corporate powers, (b) has been duly authorized by all necessary limited liability company or corporate action, (c) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained, except to the extent that the failure to take such action or effect such filing is not reasonably likely to result in a Series 2010-3 Material Adverse Effect and (d) does not contravene, or constitute a default under, any Requirements of Law with respect to RCFC or any Contractual Obligation with respect to RCFC or result in the creation or imposition of any Lien on any Series 2010-3 Collateral (other than Series 2010-3 Permitted Liens), except to the extent that such contravention or default is not reasonably likely to result in a Series 2010-3 Material Adverse Effect. Each Series 2010-3 Related Document to which RCFC is a party has been executed and delivered by a duly authorized officer of RCFC.
Section 8.3.    No Consent.
No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by RCFC of any Series 2010-3 Related Documents or for the performance by RCFC of any of RCFC’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by RCFC or as contemplated in Section 8.13 except to the extent that the failure to so obtain any such consent, approval or authorization, take any such action or effect any such registration, declaration or filing is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.4.    Binding Effect.
Each Series 2010-3 Related Document in effect as of the close of business on the Series 2010-3 Restatement Effective Date, to which RCFC is a party is a legal, valid and binding obligation of RCFC enforceable against RCFC in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

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Section 8.5.    Litigation.
There is no action, suit, or proceeding pending against or, to the knowledge of RCFC, threatened against or affecting RCFC before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would be reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.6.    No ERISA Plan.
RCFC has not established and does not maintain or contribute to any Plan that is covered by Title IV of ERISA.
Section 8.7.    Tax Filings and Expenses.
RCFC has filed all federal, state and local tax returns and all other tax returns that, to the knowledge of RCFC, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by RCFC, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. RCFC has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company or corporation authorized to do business in each jurisdiction in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.8.    Disclosure.
All certificates, reports, statements, documents and other information (other than any certificates, reports, statements, documents or other information relating solely to one or more Other Segregated Series of Notes and/or Series of Notes and, for the avoidance of doubt, other than any certificates, reports, statements, documents or other information relating to any financial statement of Hertz and its consolidated Subsidiaries) furnished to the Trustee by or on behalf of RCFC (i) pursuant to any provision of any Series 2010-3 Related Document or (ii) in connection with or pursuant to any amendment or modification of, or waiver under, the Series 2010-3 Related Documents, in each case, at the time the same are so furnished, shall be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by RCFC made on the date the same are furnished to the Trustee to the effect specified herein.
Section 8.9.    Investment Company Act.
RCFC is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.

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Section 8.10.    Regulations T, U and X.
The proceeds of the Series 2010-3 Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). RCFC is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.
Section 8.11.    Solvency.
Both before and after giving effect to the transactions contemplated by the Series 2010-3 Related Documents, RCFC is solvent within the meaning of the Bankruptcy Code and RCFC is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to RCFC.
Section 8.12.    Ownership of Equity Interests; Subsidiary.
All of the issued and outstanding equity interests of RCFC are owned by DTAG, all of which equity interests have been validly issued, are fully paid and non-assessable and are owned of record by Hertz, free and clear of all Liens other than Permitted Liens; provided however that, such equity interests in RCFC (the “SPV Issuer Equity”) may be pledged for the benefit of one or more Pledged Equity Secured Parties pursuant to any Pledged Equity Security Agreement as long as such Pledged Equity Security Agreement contains the Required Standstill Provisions. RCFC has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person.
Section 8.13.    Security Interests.
(a)    This Series Supplement constitutes a valid and continuing Lien on the Series 2010-3 Indenture Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Series 2010-3 Noteholder, which Lien on the Series 2010-3 Indenture Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and the Collateral Agency Agreement constitutes a valid and continuing Lien on the Series 2010-3 RCFC Segregated Vehicle Collateral in favor of the Collateral Agent, which Lien on the Series 2010-3 RCFC Segregated Vehicle Collateral has been perfected and is prior to all other Liens (other than Permitted Liens) and, in each case, is enforceable as such as against creditors of and purchasers from RCFC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.

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(b)    RCFC has received all consents and approvals required by the terms of the Series 2010-3 Collateral to the pledge of the Series 2010-3 Collateral to the Trustee or the Collateral Agent, as the case may be.
(c)    Other than the security interest granted to the Trustee under this Series Supplement and to the Collateral Agent under the Collateral Agency Agreement (and, for the avoidance of doubt, other than any security interest granted with respect to the Purchase Agreement, the Nominee Agreement or the Master Exchange Agreement, which security interest in any such case is limited to the extent such agreement relates to collateral other than the Series 2010-3 RCFC Segregated Vehicle Collateral), RCFC has not pledged, assigned, sold or granted a security interest in the Series 2010-3 Collateral. All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Series 2010-3 Manufacturer Programs (other than to the extent they relate solely to the Segregated Collateral with respect to any Other Segregated Series of Notes) to the Collateral Agent and the notation of the Collateral Agent’s Lien on the Certificates of Title for all Vehicles constituting Series 2010-3 RCFC Segregated Vehicle Collateral) to protect and perfect the Trustee’s security interest in the Series 2010-3 Indenture Collateral and the Collateral Agent’s security interest in the Series 2010-3 RCFC Segregated Vehicle Collateral has been duly and effectively taken.
(d)    No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing RCFC as debtor covering all or any part of the Series 2010-3 Collateral is on file or of record in any jurisdiction, except (i) such as may have been filed, recorded or made by RCFC in favor of the Trustee on behalf of the Series 2010-3 Noteholder in connection with this Series Supplement or the Collateral Agent in connection with the Collateral Agency Agreement, (ii) for the avoidance of doubt, such as covers the Purchase Agreement, the Nominee Agreement or the Master Exchange Agreement, which so covers such agreement solely to the extent such agreement relates to collateral other than the Series 2010-3 RCFC Segregated Vehicle Collateral, or (iii) such that has been terminated, and, subject to such exceptions and RCFC has not authorized and is not aware of any such filing.
(e)    Except for a change made pursuant to Section 9.17, RCFC’s legal name is Rental Car Finance Corp. and its location within the meaning of Section 9-307 of the applicable UCC is the State of Oklahoma.
(f)    Except for a change made pursuant to Section 9.17, (i) RCFC’s sole place of business and chief executive office shall be at 5330 East 31st Street, Tulsa, OK 74135 and the places where its records concerning the Series 2010-3 Collateral are kept are: (A) 5330 East 31st Street, Tulsa, OK 74135 and (B) 14501 Hertz Quail Springs Parkway, Oklahoma City, OK 73134 and (ii) RCFC’s jurisdiction of organization is Oklahoma. RCFC does not transact, and has not transacted, business under any other name.

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(g)    All authorizations in this Series Supplement for the Trustee to indorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Series 2010-3 Indenture Collateral and to take such other actions with respect to the Series 2010-3 Indenture Collateral authorized by this Series Supplement are powers coupled with an interest and are irrevocable.
(h)    This Series Supplement creates a valid and continuing Lien (as defined in the New York UCC) in the Series 2010-3 Collection Account Collateral, the Series 2010-3 Collateral constituting Investment Property and the Series 2010-3 General Intangibles Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Trustee for the benefit of the Series 2010-3 Noteholder, which Lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from RCFC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such security interest has been duly taken.
(i)    The Series 2010-3 General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.
(j)    RCFC owns and has good and marketable title to the Series 2010-3 Collateral free and clear of any Liens (other than Permitted Liens).
(k)    RCFC has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Series 2010-3 General Intangibles Collateral and the Series 2010-3 Collateral constituting Investment Property granted to the Trustee in favor of the Series 2010-3 Noteholder hereunder.
(l)    RCFC is not aware of any judgment or tax lien filings against RCFC.
(m)    RCFC is a Registered Organization.
Section 8.14.    Series 2010-3 Collateral Agreements.
The provisions of the Series 2010-3 Collateral Agreements in effect as of the close of business on the Series 2010-3 Restatement Effective Date relating to the Series 2010-3 Note are in full force and effect, and, as of the Series 2010-3 Restatement Effective Date, there is no continuing Series 2010-3 Amortization Event or Series 2010-3 Potential Amortization Event.

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Section 8.15.    Non-Existence of Other Agreements.
Other than as permitted by the Series 2010-3 Related Documents and the Related Documents, (i) RCFC is not a party to any contract or agreement of any kind or nature and (ii) RCFC is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. The only activities RCFC has engaged in since its formation are those incidental or related to its formation, the authorization and the issue of Notes, the execution of the Series 2010-3 Related Documents and Related Documents, in each case to which it is a party, and the performance of the activities referred to in or contemplated by such agreements.
Section 8.16.    Compliance with Contractual Obligations and Laws.
RCFC is not (i) in violation of its Organizational Documents, (ii) in violation of any Requirement of Law with respect to RCFC, except to the extent any such violation is not reasonably likely to result in a Series 2010-3 Material Adverse Effect or (iii) in violation of any Contractual Obligation with respect to RCFC, except to the extent any such violation is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.17.    Other Representations.
All representations and warranties of RCFC made in each Series 2010-3 Related Document in effect as of the close of business on the Series 2010-3 Restatement Effective Date (other than any representations or warranties set forth in the Base Indenture and other than any representations or warranties relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) to which it is a party are true and correct and are repeated herein as though fully set forth herein (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
ARTICLE IX

COVENANTS
Section 9.1.    Payment of Series 2010-3 Note.
RCFC shall pay the principal of and interest on the Series 2010-3 Note when due pursuant to the provisions of this Series Supplement. Principal and interest shall be considered paid on the date due if the Series 2010-3 Noteholder holds on that date money designated for and sufficient to pay all principal and interest then due.
Section 9.2.    Maintenance of Office or Agency.
RCFC will maintain an office or agency where notices and demands to or upon RCFC in respect of the Series 2010-3 Note and this Series Supplement may be served, and where, at any time when RCFC is obligated to make a payment of principal of, and premium, if any, upon, the Series 2010-3 Note, the Series 2010-3 Note may be surrendered for payment.

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RCFC will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time RCFC shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
RCFC may also from time to time designate one or more other offices or agencies where the Series 2010-3 Note may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. RCFC will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
RCFC hereby designates the Corporate Trust Office as one such office or agency of RCFC.
Section 9.3.    Payment of Taxes and Governmental Obligations.
RCFC will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
Section 9.4.    Conduct of Business and Maintenance of Existence.
RCFC will maintain its existence as a limited liability company or corporation validly existing, and in good standing under the laws of the State of Oklahoma and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 9.5.    Compliance with Laws.
RCFC will comply in all respects with all Requirements of Law with respect to RCFC, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such noncompliance is not reasonably likely to result in a Series 2010-3 Material Adverse Effect and will not result in a Lien (other than a Permitted Lien) on any of the Series 2010-3 Collateral.
Section 9.6.    Notice of Defaults.
Within five (5) Business Days of any Authorized Officer of RCFC obtaining actual knowledge of (i) any Series 2010-3 Potential Amortization Event, Series 2010-3 Amortization Event or any HVF II Group II Liquidation Event, or (ii) any default under any other Series 2010-3 Collateral Agreement (other than any Amortization Event), any Series 2010-3 Related Documents or under any Series 2010-3 Manufacturer Program, RCFC shall

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give the Trustee notice thereof, together with an Officer’s Certificate of RCFC setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by RCFC.
Section 9.7.    Notice of Material Proceedings.
Within five (5) Business Days of any Authorized Officer of RCFC obtaining actual knowledge thereof, RCFC shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting RCFC that is reasonably likely to have a Series 2010-3 Material Adverse Effect.
Section 9.8.    Further Requests.
RCFC will promptly furnish to the Trustee such other information relating to the Series 2010-3 Note as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated by this Series Supplement.
Section 9.9.    Further Assurances.
(a)    RCFC shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series 2010-3 Indenture Collateral on behalf of the Series 2010-3 Noteholder and of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral as a perfected security interest subject to no other Liens (other than Series 2010-3 Permitted Liens), to carry into effect the purposes of the Series 2010-3 Related Documents or to better assure and confirm unto the Trustee or the Series 2010-3 Noteholder their rights, powers and remedies hereunder including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby or pursuant to the Collateral Agency Agreement.
(b)    Without limiting the generality of the foregoing provisions of this Section 9.9(b), RCFC shall take all actions that are required to maintain the security interest of the Trustee in the Series 2010-3 Indenture Collateral and of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral as a perfected security interest subject to no other Liens (other than Series 2010-3 Permitted Liens), including (i) filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Collateral Agent to be noted on all Certificates of Title relating to Series 2010-3 RCFC Segregated Vehicle Collateral and (iii) causing the Master Servicer, as agent for the Collateral Agent, to hold in trust such Certificates of Title for the benefit of the Collateral Agent in accordance with Section 2.6 of the Collateral Agency Agreement.

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(c)    If RCFC fails to perform any of its agreements or obligations under Section 9.9(a) or (b), then, at the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes, the HVF II Trustee shall perform such agreement or obligation, and the expenses of the HVF II Trustee incurred in connection therewith shall be payable by RCFC upon the HVF II Trustee’s demand therefor. Each of the Trustee and HVF II Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series 2010-3 Indenture Collateral.
(d)    If any amount payable under or in connection with any of the Series 2010-3 Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(e)    RCFC shall warrant and defend the Trustee’s right, title and interest in and to the Series 2010-3 Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2010-3 Noteholder, against the claims and demands of all Persons whomsoever.
(f)    On or before March 31 of each calendar year, commencing with March 31, 2015, RCFC shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Series Supplement in the Series 2010-3 Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series Supplement in the Series 2010-3 Indenture Collateral until March 31 in the following calendar year.
Section 9.10.    Liens.
RCFC will not create, incur, assume or permit to exist any Lien upon any of its property other than (i) Liens in favor of the Trustee for the benefit of the Noteholders and (ii) other Permitted Liens. RCFC will not create, incur, assume or permit to exist any Lien upon

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any of the Series 2010-3 Collateral, other than (i) Liens in favor of the Trustee for the benefit of the Series 2010-3 Noteholder and (ii) other Series 2010-3 Permitted Liens.
Section 9.11.    Other Indebtedness.
RCFC will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than Indebtedness under the Base Indenture, any Series Supplement, any Series 2010-3 Related Document or any Related Document.
Section 9.12.    No ERISA Plan.
RCFC shall not establish or maintain or contribute to any Plan that is covered by Title IV of ERISA.
Section 9.13.    Mergers.
RCFC will not be a party to any merger or consolidation, other than a merger or consolidation of RCFC into or with another Person if:
(a)            (a) the Person formed by such consolidation or into or with which RCFC is merged shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, and if RCFC is not the surviving entity, shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of RCFC hereunder and under all other Series 2010-3 Related Documents to which RCFC is a party;
(b)            (b) RCFC has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental agreement comply with this Section 9.13;
(c)            (c) the HVF II Group II Rating Agency Condition with respect to each HVF II Series of Group II Notes outstanding shall have been satisfied with respect to such merger or consolidation; and
(d)            (d) RCFC has delivered to the Trustee an Opinion of Counsel stating that RCFC or the Person formed by such consolidation or merger would not be substantively consolidated with any immediate and direct parent of such Person as a result of an Event of Bankruptcy with respect to any such parent.

Section 9.14.    Sales of Assets.
(a)    RCFC will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Series 2010-3 Related Document or any other Related Document.

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(b)    RCFC will not sell any Series 2010-3 Eligible Vehicle to any Affiliate of RCFC on any date for less than the Net Book Value of such Series 2010-3 Eligible Vehicle as of such date.
Section 9.15.    Acquisition of Assets.
(a)    RCFC will not acquire, by long-term or operating lease or otherwise, any property except in accordance with the terms of the Series 2010-3 Related Documents or any other Related Document.
(b)    RCFC will not purchase any Vehicle from HGI pursuant to the Purchase Agreement for a purchase price other than:
(i)    if such Vehicle was most recently acquired by HGI or an Affiliate thereof from an unaffiliated third party on or after the 36th calendar day preceding the date of such purchase, then an amount equal to the cash purchase price paid for such Vehicle by HGI at the time of such recent acquisition;
(ii)    if such Vehicle (other than any Vehicle included in clause (iii) below) was most recently acquired by HGI or an Affiliate thereof from an unaffiliated third party prior to the 36th calendar day preceding the date of such purchase, then an amount equal to the Market Value (as defined in the Purchase Agreement) of such Vehicle as of the date of the Purchase Order (as defined in the Purchase Agreement) with respect to such Vehicle; and
(iii)    if such Vehicle (A) was most recently acquired by HGI or an Affiliate thereof from an unaffiliated third party prior to the 36th calendar day preceding the date of such purchase and (B) would be a Series 2010-3 Program Vehicle immediately after giving effect to such purchase, then an amount equal to the Capitalized Cost of such Vehicle as of the date of the Purchase Order (as defined in the Purchase Agreement) with respect to such Vehicle, assuming such Vehicle were a Series 2010-3 Program Vehicle on the date of such purchase.
Section 9.16.    Dividends, Officers’ Compensation, etc.
RCFC will not declare or pay any distributions on any of its equity interests; provided however that, so long as no Series 2010-3 Amortization Event, Series 2010-3 Potential Amortization Event or HVF II Group II Liquidation Event has occurred and is continuing or would result therefrom, RCFC may declare and pay distributions to the extent permitted under the laws of the State of Oklahoma. RCFC will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.
Section 9.17.    Legal Name; Location Under Section 9-307.
RCFC will neither change its location (within the meaning of Section 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee and the Collateral Agent. In the event that RCFC desires to so change its location or change its legal name, RCFC will make any required filings and prior to actually changing its

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location or its legal name RCFC will deliver to the Trustee and the Collateral Agent (i) an Officer’s Certificate of RCFC and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Series 2010-3 Noteholder in the Series 2010-3 Indenture Collateral and the perfected interest of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral in respect of the new location or new legal name of RCFC and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
Section 9.18.    Investments.
RCFC will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Series 2010-3 Related Documents or any other Related Documents and, in addition, without limiting the generality of the foregoing, RCFC will not direct the investment of funds in the Series 2010-3 Collection Account or any RCFC Escrow Account in a manner that would have the effect of causing RCFC to be an “investment company” within the meaning of the Investment Company Act.
Section 9.19.    No Other Agreements.
RCFC will not enter into or be a party to any agreement or instrument other than any Related Document (including, for the avoidance of doubt, any Series 2010-3 Related Document), any documents related to any Enhancement, any document to effect a merger or consolidation permitted pursuant to Section 9.13 or any documents and agreements incidental or related to any of the foregoing.
Section 9.20.    Other Business.
RCFC will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, leasing and disposition of the RCFC Master Collateral Vehicles, the related exercise of its rights related thereto, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing.
Section 9.21.    Maintenance of Separate Existence.
RCFC will comply with all of the covenants relating to the maintenance of its separate existence as set forth in Section 7.26 of the Base Indenture, except that all references therein to “Related Documents” shall be deemed to refer to the “Series 2010-3 Related Documents and any other Related Documents”.
Section 9.22.    Actions under the Series 2010-3 Collateral Agreements.
(a)    RCFC will cause the Master Servicer to comply, in accordance with the Servicing Standard, with respect to all of RCFC’s obligations under the Series 2010-3 Manufacturer Programs and will not take or permit the Master Servicer

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to take any actions that would invalidate such Series 2010-3 Manufacturer Programs with respect to any Series 2010-3 Program Vehicle.
(b)    Except as permitted in Section 9.22(c), RCFC will not take any action that would permit Hertz, Hertz Vehicles LLC, HGI, the Qualified Intermediary, or any other Person to have the right to refuse to perform any of its respective obligations under any of the Series 2010-3 Collateral Agreements (other than the Series 2010-3 Manufacturer Programs) or any other instrument or agreement included in the Series 2010-3 Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Series 2010-3 Collateral Agreement (other than any Series 2010-3 Manufacturer Program) or any such instrument or agreement, in each case solely to the extent relating to or otherwise affecting the Series 2010-3 Collateral or the Series 2010-3 Note Obligations.
(c)    Except as permitted in Section 4.2(a), RCFC agrees that it will not, without the prior written consent of the Series 2010-3 Noteholder and the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Series 2010-3 Collateral Agreement (other than a Series 2010-3 Manufacturer Program) or under any instrument or agreement included in the Series 2010-3 Indenture Collateral (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program), take any action to compel or secure performance or observance by any such obligor of its obligations to RCFC or give any consent, request, notice, direction, approval, extension or waiver with respect to any such obligor. Subject to Section 11.7, RCFC agrees that it will not, without the prior written consent of the Series 2010-3 Noteholder and the HVF II Trustee, acting at the written direction of the HVF II Requisite Group II Investors, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Series 2010-3 Related Documents (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program) or consent to the assignment of any of the Series 2010-3 Related Documents (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program) by any other party thereto (collectively, the “Series 2010-3 Related Document Actions”); provided that, with respect to any Series 2010-3 Related Document Action that does not adversely affect in any material respect one or more HVF II Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee, each such HVF II Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the HVF II Requisite Group II Investors (including the HVF II Aggregate Group II Principal Amount) will be modified accordingly); provided further that if any such Series 2010-3 Related Document Action does not materially adversely affect any HVF II Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC, RCFC shall be entitled to effect such Series 2010-3 Related Document Action without the prior written consent of the Series 2010-3 Noteholder or the HVF II Trustee.

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Notwithstanding the foregoing, RCFC may terminate the Master Exchange and Trust Agreement pursuant to its terms at any time.
(d)    Upon the occurrence of a Servicer Default, RCFC shall not, without the prior written consent of the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors, terminate the Master Servicer or appoint a successor Master Servicer in accordance with the Series 2010-3 Lease or the Collateral Agency Agreement and RCFC shall terminate the Master Servicer and appoint a successor servicer in accordance with the Series 2010-3 Lease and the Collateral Agency Agreement if and when so directed by the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors. For the avoidance of doubt, RCFC shall not at any time terminate the Master Servicer or appoint a successor Master Servicer in accordance with the Series 2010-3 Lease or the Collateral Agency Agreement, in any such case, if a Servicer Default is not continuing at such time.
Section 9.23.    Inspection of Property, Books and Records.
RCFC will keep proper books of record and account in which full, true and correct entries shall be made of all its dealings, transactions in relation to the Series 2010-3 Indenture Collateral and its business activities sufficient to prepare financial statements in accordance with GAAP, and will permit the Trustee and the HVF II Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and directors, all at such reasonable times upon reasonable notice and as often as may reasonably be requested. In addition, RCFC agrees to permit such access as is required by the Series 2013-B Noteholder to comply with any inspection or access provisions set forth in and in accordance with any Group II Related Documents (as defined in the HVF II Group II Supplement).
Section 9.24.    Market Value Procedures. RCFC shall comply with the Market Value Procedures in all material respects.
ARTICLE X

AMORTIZATION EVENTS AND REMEDIES
Section 10.1.    Amortization Events.
If any of the following shall occur:
(a)    RCFC defaults in the payment of (i) any interest on, the Series 2010-3 Note when the same becomes due and payable and such default continues for at least five (5) consecutive Business Days or (ii) any other amount payable in respect of the Series 2010-3 Note (other than the payments described in clause (b) below) when the same becomes due and payable and such default continues for at least ten (10) consecutive Business Days;

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(b)    all principal of and interest on the Series 2010-3 Note is not paid in full on or before the Series 2010-3 Commitment Termination Date;
(c)    the Series 2010-3 Lease is terminated for any reason (other than, for the avoidance of doubt, with respect to a termination as to a Resigning Lessee as a result of such Resigning Lessee’s delivery of a Lessee Resignation Notice in accordance with Section 26 of the Series 2010-3 Lease);
(d)    the occurrence of an Event of Bankruptcy with respect to the Nominee, HGI, RCFC, DTAG, DTG or Hertz;
(e)    the Series 2010-3 Aggregate Asset Amount shall be less than the Series 2010-3 Asset Coverage Threshold Amount for at least ten (10) consecutive Business Days;
(f)    the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that the Nominee, HGI or RCFC is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act;
(g)    any Series 2010-3 Lease Payment Default shall have occurred and be continuing;
(h)    the Series 2010-3 Collection Account, the Master Collateral Account containing amounts relating to Series 2010-3 Eligible Vehicles or any RCFC Escrow Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2010-3 Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;
(i)    other than as a result of a Series 2010-3 Permitted Lien, either (i) the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2010-3 Indenture Collateral or (ii) the Collateral Agent shall for any reason cease to have a valid and perfected first priority security interest in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), or with respect to either of the foregoing clause (i) or (ii), any of any Lessee, RCFC or any Affiliate of either so asserts in writing;
(j)    any Series 2010-3 Operating Lease Event of Default (other than a Series 2010-3 Lease Payment Default) shall have occurred and be continuing;
(k)    a Servicer Default or a Series 2010-3 Administrator Default shall have occurred and be continuing;

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(l)    RCFC fails to comply with any of its other agreements or covenants (other than any agreements or covenants as set forth in Article VII of the Base Indenture or relating solely to one or more Other Segregated Series of Notes) in any Segregated Series 2010-3 Document and the failure to so comply materially and adversely affects the interests of the Series 2010-3 Noteholder and continues to materially and adversely affect the interests of the Series 2010-3 Noteholder for at least thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of RCFC obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to an Authorized Officer of RCFC by the Trustee or to an Authorized Officer of RCFC and the Trustee by the Series 2010-3 Administrator;
(m)    any representation (other than any representation set forth in the Base Indenture and other than any representation relating solely to any Other Segregated Series of Notes) made by RCFC in this Series Supplement or any other Series 2010-3 Related Document is false and such false representation materially and adversely affects the interests of the Series 2010-3 Noteholder and the event or condition that caused such representation to have been false continues for at least thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of RCFC obtains knowledge thereof or (ii) the date that written notice thereof is given to an Authorized Officer of RCFC by the Trustee or to an Authorized Officer of RCFC and the Trustee by the Series 2010-3 Administrator;
(n)    there shall have been filed against Hertz, HGI, the Nominee, DTAG, DTG or RCFC either (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Permitted Lien) that would reasonably be expected to attach to the assets of the Nominee, HGI or RCFC or any RCFC Escrow Account and thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;
(o)    any of the Series 2010-3 Related Documents or any material portion thereof relating to any of the Series 2010-3 Note or the Series 2010-3 Collateral shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Series 2010-3 Related Documents), or Hertz, HGI the Nominee, DTAG, DTG or RCFC shall so assert in writing and such written assertion shall not have been rescinded within thirty (30) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (i) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than RCFC or Hertz in any capacity)) or (ii)

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as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2010-3 Related Documents; or
(p)    an HVF II Group II Amortization Event shall have occurred and be continuing.
Then in the case of:
(i)    any event described in clauses (a) through (g) above and clause (p), a “Series 2010-3 Amortization Event” shall immediately occur without any notice or other action on the part of the Trustee or any other Person; and
(ii)    any event described in clauses (h) through (o) above, so long as such event is continuing, either the Trustee may, by written notice to RCFC, or the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes may, by written notice to RCFC and the Trustee, declare that a “Series 2010-3 Amortization Event” has occurred as of the date of such notice.
A Series 2010-3 Amortization Event described in clauses (a) through (g), (l) (with respect to (I) any agreement, covenant or provision in the Base Indenture that requires the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or that otherwise prohibits RCFC from taking any action without the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or (II) any agreement, covenant or provision in the Series 2010-3 Note, this Series Supplement or any other Series 2010-3 Related Document the amendment or modification of which requires the consent of each HVF II Group II Noteholder or that otherwise prohibits RCFC from taking any action without the consent of each HVF II Group II Noteholder), (p) (with respect to any HVF II Group II Amortization Event the waiver of which pursuant to any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture, requires the consent of each HVF II Group II Noteholder), and any Series 2010-3 Potential Amortization Event relating to any such Series 2010-3 Amortization Event, may be waived solely with the written consent of each HVF II Group II Noteholder. Any other Series 2010-3 Amortization Event described in clauses (h), (i), (j), (k), (l) (other than with respect to (I) any agreement, covenant or provision in the Base Indenture that requires the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or that otherwise prohibits RCFC from taking any action without the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or (II) any agreement, covenant or provision in the Series 2010-3 Note, this Series Supplement or any other Series 2010-3 Related Document the amendment or modification of which requires the consent of each HVF II Group Noteholder or that otherwise prohibits RCFC from taking any action without the consent of each HVF II Group II Noteholder), (m), (n), (o) or (p) (other than with respect to any HVF II Group II Amortization Event the waiver of which pursuant to any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture, requires the consent of each HVF II Group II Noteholder) above may be waived with the written consent

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of both HVF II, as the Series 2010-3 Noteholder, and the HVF II Requisite Group II Investors.
For the avoidance of doubt, notwithstanding anything herein to the contrary, any Series 2010-3 Amortization Event described in clauses (h) and (i) above shall be curable at any time.
For the avoidance of doubt, with respect to any Series 2010-3 Potential Amortization Event, if the event or condition giving rise (directly or indirectly) to such Series 2010-3 Potential Amortization Event ceases to be continuing (through cure, waiver or otherwise), then such Series 2010-3 Potential Amortization Event will cease to exist and will be deemed to have been cured for every purpose under the Series 2010-3 Related Documents.
Section 10.2.    Rights of the Trustee upon Amortization Event or Certain Other Events of Default.
(a)    General. If any Series 2010-3 Amortization Event shall have occurred and be continuing, the Trustee may, and at the written direction of the HVF II Requisite Group II Investors, shall, direct RCFC and the Collateral Agent to exercise (and RCFC agrees to exercise) all rights, remedies, powers, privileges and claims, if any, of RCFC relating to the Series 2010-3 Collateral against any party to any Series 2010-3 Related Documents arising as a result of the occurrence of such Series 2010-3 Amortization Event, including the right or power to take any action to compel performance or observance by any such party of its obligations to RCFC as such obligations relate to the Series 2010-3 Collateral; provided however that, if such Series 2010-3 Amortization Event results in an HVF II Amortization Event with respect to less than all HVF II Series of Group II Notes Outstanding, then the Trustee’s rights and remedies pursuant to the provisions of this Section 10.2(a) shall, to the extent not detrimental to the rights of the holders of the HVF II Series of Group II Notes Outstanding with respect to which no HVF II Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those HVF II Series of Group II Notes with respect to which an HVF II Amortization Event has occurred and is continuing and the Trustee shall exercise such rights and remedies at the written direction of the HVF II Noteholders holding in excess of 50% of the aggregate HVF II Principal Amount of all such HVF II Series of Group II Notes with respect to which an HVF II Amortization Event has occurred, to the extent that such rights and remedies relate to Series 2010-3 Collateral or the Series 2010-3 Note Obligations.
(b)    HVF II Group II Liquidation Event.
(i)    If an HVF II Group II Liquidation Event shall have occurred and be continuing with respect to an HVF II Series of Group II Notes, then the Trustee may, and, at the written direction of the HVF II Requisite Group II Investors (in the case where such HVF II Group II Liquidation Event is with respect to all HVF II Series of Group II Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such HVF II Group II Liquidation Event shall have occurred (in

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the case where such HVF II Group II Liquidation Event is with respect to less than all HVF II Series of Group II Notes), shall, promptly instruct the Collateral Agent to return or to cause RCFC or the applicable Lessees to return Series 2010-3 Program Vehicles to the related Series 2010-3 Manufacturers and to sell Series 2010-3 Non-Program Vehicles or cause Series 2010-3 Non-Program Vehicles to be sold to third parties in an aggregate amount sufficient to pay the lesser of all interest on and principal of such HVF II Series of Group II Notes experiencing an HVF II Group II Liquidation Event and the amount payable in respect of such HVF II Series of Group II Notes after the occurrence of such HVF II Group II Liquidation Event as set forth in the HVF II Group II Supplement, taking into account the availability of proceeds of all other vehicles being disposed of that have been pledged to secure such HVF II Series of Group II Notes, and to the extent that any Series 2010-3 Manufacturer fails to accept any such Series 2010-3 Program Vehicles under the terms of the applicable Series 2010-3 Manufacturer Program to direct the Collateral Agent to liquidate or to cause RCFC or the applicable Lessees to liquidate such Series 2010-3 Program Vehicles in accordance with the rights of RCFC under the Series 2010-3 Lease; provided, however, that the Collateral Agent, the Trustee and RCFC shall not select the Series 2010-3 Program Vehicles to be returned to the related Series 2010-3 Manufacturers and the Series 2010-3 Non-Program Vehicles to be sold to third parties in a manner that adversely affects in any material respect the interests of the HVF II Group II Noteholders of any HVF II Group II Notes in comparison to the interests of the HVF II Group II Noteholders of any other HVF II Series of Group II Notes.
(ii)     If and whenever an HVF II Group II Liquidation Event shall have occurred and be continuing, then the Trustee may, and, at the written direction of the HVF II Requisite Group II Investors (in the case where such HVF II Group II Liquidation Event is with respect to all HVF II Series of Group II Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such HVF II Group II Liquidation Event shall have occurred (in the case where such HVF II Group I Liquidation Event is with respect to less than all HVF II Series of Group II Notes), shall, direct RCFC to terminate the Power of Attorney granted to the Nominee-Servicer with respect to the Series 2010-3 Eligible Vehicles pursuant to the Nominee Agreement and direct the Nominee to grant a Power of Attorney to or at the written direction of RCFC or the applicable RCFC POA Revocation Party, as the case may be, pursuant to Section 2.5 of the Nominee Agreement; provided that, upon the cessation of such HVF II Group II Liquidation Event, such Power of Attorney previously granted to the Nominee-Servicer may be restored by any means necessary (including re-executing such Power of Attorney in favor of the Nominee-Servicer) to permit the Nominee-Servicer to perform the functions performed by the Nominee-Servicer under the Nominee Agreement prior to the occurrence of such HVF II Group II Liquidation Event.
(c)    Subject to the terms and conditions of this Series Supplement, if a Series 2010-3 Amortization Event occurs and is continuing, then any of the Trustee or the HVF II Trustee may pursue any remedy available to it on behalf of the Series 2010-3 Noteholder under applicable law or in equity to collect the payment of principal of or interest on the Series 2010-3 Note or to enforce the performance of any provision of such Series 2010-3 Note or this Series Supplement.

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(d)    Any of the Trustee or the HVF II Trustee may maintain a proceeding even if it does not possess the Series 2010-3 Note or does not produce it in the proceeding, and any such proceeding instituted by the Trustee or the HVF II Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
(e)    Notwithstanding anything in this Section 10.2 to the contrary, the Trustee’s and the HVF II Trustee’s rights and remedies pursuant to the provisions of this Section 10.2 shall be exercised only to the extent that (i) such exercise is not detrimental to the rights of the holders of the Notes or any Other Segregated Series of Notes and (ii) such rights and remedies relate solely to the Series 2010-3 Collateral or Series 2010-3 Note Obligations.
(f)    Any amounts relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations obtained by the Trustee or the HVF II Trustee (or by the Collateral Agent at the written direction of the Trustee or the HVF II Trustee) on account of or as a result of the exercise by the Trustee or the HVF II Trustee of any right shall be held by the Trustee or the HVF II Trustee as additional collateral for the repayment of Series 2010-3 Note Obligations and shall be applied as provided in Article VII.
(g)    Failure of RCFC or the Collateral Agent to Take Action. If
(i)    RCFC or the Collateral Agent shall have failed, within ten (10) Business Days of receiving the direction of the Trustee or the HVF II Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (a) or (b) above,
(ii)    RCFC or the Collateral Agent refuses to take such action, or
(iii)    subject to Section 10.2(e), the Trustee reasonably determines that such action must be taken immediately, then the Trustee may (and at the written direction of the HVF II Requisite Group II Investors (in the case where such HVF II Group II Liquidation Event is with respect to all HVF II Series of Group II Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such HVF II Group II Liquidation Event shall have occurred (in the case where such HVF II Group II Liquidation Event is with respect to less than all HVF II Series of Group II Notes) shall) take such previously directed action pursuant to and in accordance with Section 10.2(a) or (b) (and any related action as permitted under this Series Supplement thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Series Supplement to direct RCFC or the Collateral Agent to take such action). The Trustee may direct the Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of the Series 2010-3 Eligible Vehicles pending the sale thereof pursuant either to the powers of sale granted by the this Series Supplement,

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the Collateral Agency Agreement and the other Series 2010-3 Related Documents or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Series Supplement.
(h)    Sale of Series 2010-3 Collateral. Upon any sale of any of the Series 2010-3 Collateral directly by the Trustee, or by the Collateral Agent at the written direction of the Trustee, whether made under the power of sale given under this Section 10.3(h) or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Base Indenture or this Series Supplement:
(i)    the Trustee and any Noteholder may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;
(ii)    the Trustee, or the Collateral Agent at the written direction of the Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;
(iii)    all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of RCFC of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against RCFC, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under RCFC or its successors or assigns;
(iv)    the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and
(v)    to the extent that it may lawfully do so, RCFC agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Series 2010-3 Eligible Vehicles shall be sold, now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance or enforcement of this Series Supplement.
Section 10.3.    Control by Series 2010-3 Required Noteholders.
With respect to any proceeding for any remedy available to the Trustee on behalf of the Series 2010-3 Noteholder or exercising any trust or power conferred on the Trustee relating to the Series 2010-3 Note Obligations or the Series 2010-3 Collateral, the HVF II Requisite Group II Investors (in the case where such remedy is with respect to all HVF II Series of Group II Notes) or the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such remedy shall benefit (in the case where such

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remedy is with respect to less than all HVF II Series of Group II Notes) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of the Series 2010-3 Noteholder or exercising any trust or power conferred on the Trustee relating to the Series 2010-3 Note Obligations or the Series 2010-3 Collateral. However, subject to Section 9.1 of the Base Indenture, the Trustee may refuse to follow any direction that conflicts with law, the Base Indenture or this Series Supplement, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.
Section 10.4.    Collection Suit by the Trustee.
If any Series 2010-3 Amortization Event arising from the failure to make a payment in respect of the Series 2010-3 Note occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against RCFC for the whole amount of principal and interest remaining unpaid on the Series 2010-3 Note and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided that, the Trustee shall not be permitted to recover such a judgment from any RCFC Collateral or any Segregated Collateral relating to any Other Segregated Series of Notes Outstanding.
Section 10.5.    The Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Series 2010-3 Noteholder relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations allowed in any judicial proceedings relative to RCFC (or any other obligor upon the Series 2010-3 Note), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by the Series 2010-3 Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Series 2010-3 Noteholder, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Series 2010-3 Noteholder may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any

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such Series 2010-3 Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 2010-3 Note or the rights of the Series 2010-3 Noteholder, or to authorize the Trustee to vote in respect of the claim of the Series 2010-3 Noteholder in any such proceeding.
Section 10.6.    Priorities.
If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article VII and Article X.
Section 10.7.    Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or Series 2010-3 Noteholder is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Series Supplement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Series Supplement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 10.8.    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any holder of any Series 2010-3 Note to exercise any right or remedy accruing upon any Series 2010-3 Amortization Event shall impair any such right or remedy or constitute a waiver of any such Series 2010-3 Amortization Event or an acquiescence therein. Every right and remedy given by this Article X or Article VIII of the Base Indenture or by law to the Trustee or to the Series 2010-3 Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Series 2010-3 Noteholder, as the case may be. For the avoidance of doubt, this Section 10.8 shall be subject to and qualified in its entirety by the final paragraph of Section 11.7.
ARTICLE XI

GENERAL
Section 11.1.    Optional Redemption of the Series 2010-3 Note.
The Series 2010-3 Note shall be subject to repurchase (in whole) by RCFC at its option on any Payment Date, upon three (3) Business Days’ prior written notice to the Trustee at any time (the “Series 2010-3 Repurchase Date”). In connection with any such purchase, the repurchase price for the Series 2010-3 Note shall equal the Series 2010-3 Note Repurchase Amount as of the Series 2010-3 Note Repurchase Date. Not later than 5:00 p.m. (New York City time) on the date set for purchase, an amount equal to the Series 2010-3 Note Repurchase Amount will be deposited into the Series 2010-3 Collection Account in immediately available funds. The funds deposited into the Series 2010-3 Collection Account

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or distributed to the Trustee or the Paying Agent will be passed through in full to the Series 2010-3 Noteholders on such date.
Section 11.2.    Information.
(a)    RCFC shall provide HVF II with all information available to it that is necessary for HVF II to prepare or cause to be prepared all reports and statements required to be prepared and delivered by HVF II pursuant to the HVF II Group II Indenture with respect to the Series 2010-3 Note at the times and to the Persons specified in the HVF II Group II Indenture.
(b)    RCFC shall cause the Series 2010-3 Administrator to notify RCFC and the Trustee, on each Business Day, of all amounts that were paid directly to the HVF II Trustee or deposited into the HVF II Group II Collection Account pursuant to and in accordance with the provisions of the Master Exchange and Trust Agreement.
Section 11.3.    Exhibits.
The following exhibits attached hereto supplement the exhibits included in the Base Indenture.
Exhibit A:    Form of Series 2010-3 Variable Funding Rental Car Asset Backed Note
Exhibit B:    Form of Series 2010-3 Monthly Servicing Certificate
Exhibit C:    Form of Advance Request
Exhibit D:    Form of Purchaser’s Letter

Section 11.4.    Ratification of Base Indenture.
As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.
Section 11.5.    Counterparts.
This Series Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series Supplement.
Section 11.6.    Governing Law.
THIS SERIES SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES

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OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11.7.    Amendments.
(a)    The provisions of this Series Supplement may be amended, modified or waived from time to time in accordance with the terms of the Base Indenture; provided that, if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders of this Series of Notes is required for an amendment or modification of this Series Supplement, then such requirement shall be satisfied if such amendment or modification is consented to by the Series 2010-3 Noteholder and the HVF II Requisite Group II Investors; provided further that, with respect to any such amendment or modification that does not adversely affect in any material respect one or more HVF II Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee, each such HVF II Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the HVF II Requisite Group II Investors (including the HVF II Aggregate Group II Principal Amount) will be modified accordingly); provided further that, no consent of any Person shall be required (i) to amend, modify or supplement the definition of “Series 2010-3 Maximum Principal Amount” to effect any increase or decrease with respect thereto (other than any decrease that would immediately thereafter result in the HVF II Aggregate Group II Leasing Company Note Principal Amount being lower than the HVF II Aggregate Group II Principal Amount) or (ii) to amend, modify or supplement the definitions of “Special Term”, “Series 2010-3 Commitment Termination Date” or “Series 2010-3 Advance Rate”; provided further that, any amendment or other modification to this Series Supplement or any of the other Series 2010-3 Related Documents that would amend or modify this Section 11.7 or otherwise amend or modify any provision relating to the amendment or modification of this Series Supplement, shall require the prior written consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee.
(b)    Notwithstanding the foregoing:
(i)    any change to the definition of the terms “HVF II Group II Aggregate Asset Amount Deficiency”, “HVF II Group II Liquidation Event”, “HVF II Requisite Group II Investors”, “HVF II Principal Amount” or “HVF II Required Series Noteholders” shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee;
(ii)    any amendment, waiver or other modification that would amend or otherwise modify Section 7.2, Section 7.3 and any Series 2010-3 Amortization Event shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II

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Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee;
(iii)    any amendment, waiver or other modification that would reduce the interest then payable or the principal amount of the Series 2010-3 Note (other than any such reduction in principal amount that would not immediately thereafter result in the HVF II Aggregate Group II Leasing Company Note Principal Amount being lower than the HVF II Aggregate Group II Principal Amount) shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee; and
(iv)    any amendment, waiver or other modification that would (A) approve the assignment or transfer by RCFC of any of its rights or obligations under any Segregated Series 2010-3 Document to which it is a party, except pursuant to the express terms hereof or thereof, or (B) release any obligor under any Segregated Series 2010-3 Document to which it is a party, except pursuant to the express terms thereof, shall require in each case the consent of the HVF II Group II Required Noteholders.
No failure or delay on the part of the Series 2010-3 Noteholder or the Trustee in exercising any power or right under this Series Supplement or any other Series 2010-3 Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Series 2010-3 Related Document with respect to such exercise.
Section 11.8.    Electronic Execution.
This Series Supplement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Series Supplement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11.9.    Termination of Series Supplement.
(a)    This Series Supplement shall cease to be of further effect when (i) the Outstanding Series 2010-3 Note theretofore authenticated and issued has been delivered to the Trustee for cancellation, and (ii) RCFC has paid all sums payable hereunder.

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(b)    The representations and warranties set forth in Article VIII of this Series Supplement shall survive and may not be waived for so long as the Series 2010-3 Note is Outstanding.
Section 11.10.    Discharge of Indenture.
Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 11.9, no discharge of this Series Supplement pursuant to Section 10.1(b) of the Base Indenture shall be effective as to the Series 2010-3 Note without the consent of the HVF II Required Series Noteholders with respect to each HVF II Series of Group II Notes.

Section 11.11.    No Bankruptcy Petition Against HVF II.
Each of the Trustee and RCFC hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the latest maturing “Note” (as defined in the HVF II Base Indenture), it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that, nothing in this Section 11.11 shall constitute a waiver of any right to indemnification, reimbursement or other payment from HVF II pursuant to this Series Supplement. In the event that RCFC or the Trustee takes action in violation of this Section 11.11, HVF II, the HVF II General Partner or its Independent Director, as the case may be, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by RCFC or the Trustee against HVF II or the HVF II General Partner, as the case may be, or the commencement of such action and raising the defense that RCFC or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 11.11 shall survive the termination of this Series Supplement, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by RCFC or the Trustee in the assertion or defense of its claims in any such proceeding involving HVF II, the HVF II General Partner or its Independent Director
Section 11.12.    No Recourse.
The obligations of RCFC hereunder are solely the obligations of RCFC. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Series Supplement against any member, employee, officer or director of RCFC. Fees, expenses, costs or other obligations payable by RCFC hereunder shall be payable by RCFC to the extent and only to the extent that RCFC is reimbursed therefor pursuant to any of the Series 2010-3 Related Documents. In the event that RCFC is not reimbursed for such fees, expenses, costs or other obligations, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate

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obligation of, RCFC. Nothing in this Section 11.12 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Series 2010-3 Collateral.
Section 11.13.    Third Party Beneficiary.
The parties hereto hereby acknowledge and agree that the HVF II Trustee (for the benefit of the HVF II Group II Noteholders) shall be a third party beneficiary of, and shall be entitled to enforce rights and remedies under, this Series Supplement to the fullest extent permitted by law.
Section 11.14.    Waiver of Jury Trial.
EACH OF RCFC AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE OR THIS SERIES SUPPLEMENT, THE SERIES 2010-3 NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.15.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture or this Series Supplement, the Series 2010-3 Note or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture or this Series Supplement, the Series 2010-3 Note or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 12.1 of the Base Indenture (provided that, nothing in this Series Supplement shall affect the right of any such party to serve process in any other manner permitted by law).
Section 11.16.    Representations and Warranties of the Series 2010-3 Noteholder. The Series 2010-3 Noteholder hereby makes the representations and warranties set forth in Annex 1 hereto.
Section 11.17.     Base Indenture. For so long as no Series of Notes (other than the Series 2010-3 Notes) is Outstanding, Articles 3, 4, 5, 6, 7 (other than Section 7.26) and 8 of the Base Indenture shall be inoperative and of no force or effect.

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IN WITNESS WHEREOF, RCFC and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
RENTAL CAR FINANCE CORP., as Issuer
By: __________________________________
Name:
Title:
HERTZ VEHICLE FINANCING II LP, a limited partnership, as the Series 2010-3 Noteholder
By: HVF II GP Corp., its general partner
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Securities Intermediary,
By: __________________________________
Name:
Title:
By: __________________________________
Name:
Title:
ANNEX 1
REPRESENTATIONS AND WARRANTIES OF THE SERIES 2010-3 NOTEHOLDER
The Series 2010-3 Noteholder represents and warrants to RCFC and the Series 2010-3 Administrator, as of the Series 2010-3 Closing Date that:

a.
it has had an opportunity to discuss RCFC’s and the Series 2010-3 Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with RCFC and the Series 2010-3 Administrator and their respective representatives;

b.
it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2010-3 Note;

c.
it is purchasing the Series 2010-3 Note for its own account, or for the account of one or more institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

d.
it understands that the Series 2010-3 Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that RCFC is not required to register the Series 2010-3 Note, and that any transfer must comply with the provisions of the Base Indenture and Section 2.2(e) of the Series Supplement;

e.
it understands that the Series 2010-3 Note will bear the legend set out in the form of Series 2010-3 Notes attached as Exhibit A to the Series Supplement and be subject to the restrictions on transfer described in such legend;

f.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2010-3 Note;

g.	it understands that the Series 2010-3 Note may be offered, resold, pledged or otherwise transferred only:

i.	to RCFC,

ii.	in a transaction meeting the requirements of Rule 144A under the Securities Act,

iii.	outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.
in a transaction complying with or exempt from the registration requirements of the Securities Act and, in each such case, in accordance with the Base Indenture and any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing provisions of this clause (g), it is hereby understood and agreed by RCFC that the Series 2010-3 Note will be pledged by the Series 2010-3 Noteholder to the HVF II Trustee or otherwise in accordance with the HVF II Group II Indenture;

h.
if the Series 2010-3 Noteholder desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2010-3 Note as described in clause (ii) or (iv) of clause (g) of this Annex 1, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of clause (g)(iv) of this Annex 1, the transferee of the Series 2010-3 Note will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2010-3 Note will not be required to accept for registration of transfer the Series 2010-3 Note acquired by it, except upon presentation of an executed letter in the form described herein; and

i.	it will obtain from any purchaser of the Series 2010-3 Note substantially the same representations and warranties contained in the foregoing paragraphs.

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Schedule I to:
RCFC Series 2010-3 Supplement

“SCHEDULE I
“10-K Report” has the meaning specified in Section 7.5(a) of the Series 2010-3 Lease.
“10-Q Report” has the meaning specified in Section 7.5(b) of the Series 2010-3 Lease.
“Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:
(a)    the sum of:
(i)    all Monthly Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs,
(ii)    the Final Base Rent with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iii)    the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iv)    all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs, and
(v)    the Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; minus
(b)    the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs.
“Additional Lessee” has the meaning specified the Preamble of the Series 2010-3 Lease.

“Additional Spread Percentage” means, as of any date of determination, the greater of 1.00% or such other percentage as the Lessor and the Lessees may from time to time agree in writing shall be the Additional Spread Percentage, as evidenced by and in effect from the date of delivery of a copy of such writing duly executed by the Lessor and the Lessees to the Trustee and the Master Servicer.
“Advance” has the meaning specified in Section 2.2(a) of the Series 2010-3 Supplement.
“Advantage Sublease” means that certain Master Motor Vehicle Operating Sublease Agreement, dated as of December 12, 2012, by and between Hertz, as lessor, and Simply Wheelz LLC, a Delaware limited liability company, d/b/a Advantage Rent A Car, as lessee.
“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
“Affiliate Joinder in Lease” has the meaning specified in Section 12.1 of the Series 2010-3 Lease.
“Aggregate Group II Principal Amount” has the meaning specified in the HVF II Group II Supplement.
“Alternative Lease Lessee” means any “Lessee” under and as defined in any other Segregated Series Lease.
“Annual Series 2010-3 Noteholder Tax Statement” has the meaning specified in Section 5.2(a) of the Series 2010-3 Supplement.
“Assumed Remaining Holding Period” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the greater of (a) the number of months remaining from such date until the then-expected Disposition Date of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion and (b) 1.
“Assumed Residual Value” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the proceeds expected to be realized upon the disposition of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion.
“Authorized Officer” means, as to Hertz or any of its Affiliates, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of Hertz or such Affiliate as applicable.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978.
“Base Indenture” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Base Rent” means, Monthly Base Rent and Final Base Rent, collectively.
“Basic Lease Vehicle Information” means the following terms specified by a Lessee in a Lease Vehicle Acquisition Schedule pursuant to Section 2.1(a) of the Series 2010-3 Lease: a list of the vehicles such Lessee desires to be made available by the Lessor to such Lessee for lease as “Lease Vehicles”, and, with respect to each such vehicle, the VIN, make, model, model year, and requested lease commencement date of each such vehicle.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Master Servicer from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Beneficiary” has the meaning specified in the Collateral Agency Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
“Capitalized Cost” means, as of any date of determination,
(a)    with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Non-Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)    if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the lesser of (X) the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle, and (Y) the MSRP of such Lease Vehicle as of the date of such initial purchase, if known by the Master Servicer (after reasonable investigation by the Master Servicer);
(ii)    if such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle;

(iii)    if such Lease Vehicle (unless such Lease Vehicle is an Inter-Group Transferred Vehicle) was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Market Value of such Lease Vehicle as of the date of such Vehicle Operating Lease Commencement Date; and
(iv)    if such Lease Vehicle is an Inter-Group Transferred Vehicle and was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Legacy NBV of such Lease Vehicle; and
(b)    with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)    if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(ii)    if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) no Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(iii)    if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the last day of the calendar month prior to the month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs; and
(iv)    if such Lease Vehicle was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the excess of (A) the amount the

Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the first day of the calendar month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs over (B) the amount of depreciation scheduled to accrue under the Series 2010-3 Manufacturer Program for such Lease Vehicle for the calendar month in which such Vehicle Operating Lease Commencement Date occurs, pro rated for the portion of such calendar month occurring from and including such first day of such calendar month to but excluding such Vehicle Operating Lease Commencement Date; and
(c)    with respect to any Initial Lease Vehicle, the amount specified as the “Capitalized Cost” for such Initial Lease Vehicle identified opposite such Initial Lease Vehicle on Schedule II to the Series 2010-3 Supplement.
“Casualty” means, with respect to any Series 2010-3 Eligible Vehicle, that:
(a) such Series 2010-3 Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b) such Series 2010-3 Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Casualty Payment Amount” means, with respect to any Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, the result of (a) the Net Book Value of such Lease Vehicle as of the later of (i) such Lease Vehicle’s Vehicle Operating Lease Commencement Date and (ii) the first day of the calendar month in which such Lease Vehicle became a Casualty or became an Ineligible Vehicle minus (b) the Final Base Rent for such Lease Vehicle.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Vehicle as determined by the Master Servicer or the Nominee-Servicer, as applicable.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor or replacement sections.
“Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among RCFC, the Lessees, DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Collateral Agency Agreement Addendum” means the Addendum to the Second Amended and Restated Master Collateral Agency Agreement, by and among DTAG, RCFC, the

Lessees and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Company Order” and “Company Request” means a written order or request signed in the name of RCFC by any one of its Authorized Officers and delivered to the Trustee.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.
“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.
“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Series 2010-3 Note is located at 60 Wall Street,16th Fl, MS NYC 60-1625 New York, New York 10005, or at any other time at such other address as the Trustee may designate from time to time by notice to the Series 2010-3 Noteholder and RCFC.
“Court” has the meaning specified in Section 2(b) of the Series 2010-3 Lease.
“Decrease” has the meaning specified in Section 2.4(a) of the Series 2010-3 Supplement.
“Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a) Series 2010-3 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:
(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,
(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided by (y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and
(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2010-3 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such lower percentage in respect of which the Rating

Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,
(b) Series 2010-3 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and
(c) Series 2010-3 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle for such date.
“Depreciation Record” has the meaning specified in Section 4.1 of the Series 2010-3 Lease.
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Date” means, with respect to any Series 2010-3 Eligible Vehicle:
(i)    if such Series 2010-3 Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Series 2010-3 Repurchase Program, the Turnback Date with respect to such Series 2010-3 Eligible Vehicle;
(ii)    if such Series 2010-3 Eligible Vehicle was subject to a Series 2010-3 Guaranteed Depreciation Program and not sold to any third party prior to the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle, the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle;
(iii)    if such Series 2010-3 Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program) the date on which the proceeds of such sale are deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account; and
(iv) if such Series 2010-3 Eligible Vehicle becomes a Casualty or an Ineligible Vehicle (other than as a result of a sale thereof that would be included in any of clause (i) through (iii) above), the day on which such Series 2010-3 Eligible Vehicle suffers a Casualty or becomes an Ineligible Vehicle.
“Disposition Proceeds” means, with respect to each Series 2010-3 Non-Program Vehicle, the net proceeds from the sale or disposition of such Series 2010-3 Non-Program Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to the Series 2010-3 Lease).

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DTAG” means Dollar Thrifty Automotive Group Inc., a Delaware corporation.

“DTG” means DTG Operations, Inc., an Oklahoma corporation.
“Due Date” means, with respect to any payment due from a Series 2010-3 Manufacturer or auction dealer in respect of a Series 2010-3 Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Series 2010-3 Manufacturer Program, the ninetieth (90th) day after the Disposition Date for such Series 2010-3 Eligible Vehicle.
“Early Program Return Payment Amount” means, with respect to each Payment Date and each Lease Vehicle that:
(a) was a Series 2010-3 Program Vehicle as of its Turnback Date,
(b) the Turnback Date for which occurred during the Related Month with respect to such Payment Date, and
(c) the Turnback Date for which occurred prior to the Minimum Program Term End Date for such Lease Vehicle, an amount equal to the excess, if any, of (i) the Net Book Value of such Lease Vehicle (as of its Turnback Date) over (ii) the Series 2010-3 Repurchase Price received or receivable with respect to such Lease Vehicle (or that would have been received but for a Series 2010-3 Manufacturer Event of Default, as applicable).
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Series 2010-3 Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Series 2010-3 Qualified Institution.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“Estimation Period” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle with respect to which the applicable depreciation charge set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle has not been recorded in the Lessor’s or its designee’s computer systems or has been recorded in such computer systems, but has not been applied to such Series 2010-3 Program Vehicle therein, the period commencing on such Lease Vehicle’s Vehicle Operating Lease Commencement Date and terminating on the date such applicable depreciation charge has been recorded in the Lessor’s or its designee’s computer systems and applied to such Series 2010-3 Program Vehicle therein.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or
(c)    the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group VII Exchanged Vehicles; (iv) the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time.
“Exchanged Vehicles Subject to Liabilities” has the meaning specified in the Master Exchange and Trust Agreement.
“FDIC” means the Federal Deposit Insurance Corporation.
“Final Base Rent” has the meaning specified in Section 4.3 of the Series 2010-3 Lease.
“Financial Assets” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Financing Source” has the meaning specified in the Collateral Agency Agreement.
“Fitch” means Fitch Ratings, Inc.
“Franchisee Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(b)
requires that the Lease Vehicles subleased under such sublease may only be used in furtherance of the business contemplated by any applicable franchise or license agreement entered into by the sublessee;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such franchisee’s business, prohibits such franchisee from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(e)
limits such franchisee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the franchisee’s course of business);

(f)
requires such franchisee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(g)	prohibits such franchisee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(h)
contains an express acknowledgement and agreement from such franchisee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such franchisee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(i)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(j)	contains an express covenant from such franchisee that prior to the date that is one year and one day after the payment of the latest maturing HVF

II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(k)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(l)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of the applicable franchisee’s daily car rental business.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
“Grantor Supplement” has the meaning specified in the Collateral Agency Agreement.
“Group VII Assignment of Exchange Agreement” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Exchanged Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Replacement Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Vehicle” means a Series 2010-3 Eligible Vehicle.
“Guaranteed Obligations” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.
“Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Guaranty” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.

“HERC” means Hertz Equipment Rental Corporation, a wholly owned subsidiary of Hertz.
“Hertz” means The Hertz Corporation, a Delaware corporation.
“Hertz Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Hertz Vehicles LLC” means Hertz Vehicles LLC, a Delaware limited liability company.
“HGI” means Hertz General Interest LLC, a Delaware limited liability company.
“HVF” means Hertz Vehicle Financing LLC, a Delaware limited liability company.
“HVF II” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“HVF II Agreements” means the HVF II Group II Indenture, the HVF II Group II Series Supplements and any other agreements relating to the issuance of any HVF II Series of Group II Notes to which HVF II is a party.
“HVF II Aggregate Group II Leasing Company Note Principal Amount” means “Aggregate Group II Leasing Company Note Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Aggregate Group II Principal Amount” means “Aggregate Group II Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Amortization Event” means, with respect to any HVF II Series of Group II Notes, an “Amortization Event” as defined in the HVF II Group II Supplement or the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes.
“HVF II Base Indenture” means the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Base Indenture” shall not include any “Group Supplement” (as defined in the HVF II Base Indenture) or “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II General Partner” means HVF II GP Corp., a Delaware corporation.
“HVF II Group II Aggregate Asset Amount Deficiency” means “Group II Aggregate Asset Amount Deficiency” as defined in the HVF II Group II Supplement.
“HVF II Group II Amortization Event” means an “Amortization Event” as defined in the HVF II Group II Supplement.
“HVF II Group II Collection Account” means the “Group II Collection Account” as defined in the HVF II Group II Supplement.

“HVF II Group II Indenture” means the HVF II Base Indenture together with the HVF II Group II Supplement.
“HVF II Group II Leasing Company Note” means “Group II Leasing Company Note” as defined in the HVF II Group II Supplement.
“HVF II Group II Liquidation Event” means any one of the events with respect to any HVF II Series of Group II Notes defined as a “Group II Liquidation Event” in the related HVF II Group II Series Supplement.
“HVF II Group II Noteholder” means “Group II Noteholder” as defined in the HVF II Group II Supplement.
“HVF II Group II Notes” means “Group II Notes” as defined in the HVF II Group II Supplement.
“HVF II Group II Rating Agency Condition” means “Rating Agency Condition” as defined in the HVF II Group II Supplement.
“HVF II Group II Required Noteholders” means “Group II Required Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Group II Series Supplement” means a supplement to the HVF II Group II Supplement complying (to the extent applicable) with the terms of Section 2.3 of the HVF II Group II Supplement pursuant to which an HVF II Series of Group II Notes is issued.
“HVF II Group II Supplement” means that certain Amended and Restated HVF II Group II Supplement, dated as of June 17, 2015, by and between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Group II Supplement” shall not include any “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II Potential Amortization Event” means, with respect to any HVF II Series of Group II Notes, a “Potential Amortization Event” as defined in the HVF II Group II Supplement or the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes.
“HVF II Principal Amount” means “Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Required Series Noteholders” means “Required Series Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Requisite Group II Investors” means “Requisite Group II Investors” as defined in the HVF II Group II Supplement.
“HVF II Series of Group II Notes” means each HVF II Series of Group II Notes issued and authenticated pursuant to the HVF II Group II Indenture and the applicable HVF II Group II Series Supplement.

“HVF II Trustee” means the “Trustee” under and as defined in the HVF II Base Indenture.
“HVF POA Revocation Party” has the meaning specified in the Nominee Agreement.
“Independent Director” has the meaning specified in the HVF II Base Indenture.
“Ineligible Vehicle” means, as of any date of determination, a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease that is not a Series 2010-3 Eligible Vehicle as of such date.
“Initial Lease Vehicle” means any Lease Vehicle identified on Schedule II to the Series 2010-3 Supplement that has not experienced a Vehicle Operating Lease Expiration Date.
“Initially Estimated Depreciation Charge” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, as of any date of determination during the Estimation Period for such Lease Vehicle, the monthly depreciation charge (expressed as a monthly dollar amount), if any, for such Lease Vehicle reasonably estimated by the Lessor (or its designee) as of such date.
“Inspection Period” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Inter-Group Transferred Vehicle” means any Lease Vehicle that, immediately prior to its Vehicle Operating Lease Commencement Date, was owned by RCFC and designated on the Master Servicer’s computer systems as other than a “Group VII Vehicle”.
“Inter-Lease Reallocation Schedule” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation Effective Date” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange and Trust Agreement.
“Intra-Lease Lessee Transfer Schedule” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.
“Issuer’s Share” means with respect to the Series 2010-3 Note on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the outstanding principal of such Series 2010-3 Note and the denominator of which is equal to the aggregate outstanding principal amount of all HVF II Group II Leasing Company Notes, each as of such date of determination.
“Joinder” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Joinder Date” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Lease Material Adverse Effect” means, with respect to any party to the Series 2010-3 Lease and any occurrence, event or condition applicable to such party:
(i)    a material adverse effect on the ability of such party to perform its obligations under the Series 2010-3 Lease, the Series 2010-3 Supplement or the Collateral Agency Agreement (solely as the Collateral Agency Agreement applies to the Series 2010-3 RCFC Segregated Vehicle Collateral granted thereunder);
(ii)    a material adverse effect on the Lessor’s beneficial ownership interest in the Lease Vehicles or on the ability of the Lessor to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral;
(iii)    a material adverse effect on the validity or enforceability of the Series 2010-3 Lease; or
(iv)    a material adverse effect on the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Lease Vehicle Acquisition Schedule” has the meaning specified in Section 2.1(c) of the Series 2010-3 Lease.
“Lease Vehicle Buyout Price” has the meaning specified in Section 2.3 of the Series 2010-3 Lease.
“Lease Vehicles” means, as of any date of determination, each vehicle (i) that has been accepted by a Lessee in accordance with Section 2.1(d) of the Series 2010-3 Lease and (ii) as of such date the Vehicle Operating Lease Expiration Date with respect to such vehicle has not occurred since such vehicle’s most recent Vehicle Operating Lease Commencement Date; provided that, solely with respect to the calculation and payment of Final Base Rent, any Non-Program Vehicle Special Default Payment Amount, any Program Vehicle Special Default Payment Amount, any Casualty Payment Amount, any Early Program Return Payment Amount, any Pre-VOLCD Program Vehicle Depreciation Amount, any Program Vehicle Depreciation True-up Amount, any Redesignation to Program Amount or any Redesignation to Non-Program Amount, in each case with respect to any vehicle satisfying the preceding clause (i), such vehicle shall be deemed to be a “Lease Vehicle” (notwithstanding the occurrence of such Vehicle

Operating Lease Expiration Date with respect thereto) until such Final Base Rent, Non-Program Vehicle Special Default Payment Amount, Program Vehicle Special Default Payment Amount, Casualty Payment Amount, Early Program Return Payment Amount, Pre-VOLCD Program Vehicle Depreciation Amount, Program Vehicle Depreciation True-up Amount, Redesignation to Program Amount or Redesignation to Non-Program Amount, as applicable, has been paid by the Lessee of such vehicle (as of such Vehicle Operating Lease Expiration Date with respect thereto), none of which, for the avoidance of doubt, shall be payable more than once with respect to any such vehicle by such Lessee.
“Legacy NBV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the excess of (a) the “Net Book Value” (as defined in the Base Indenture) of such Inter-Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date over (b) the sum of all Depreciation Charges (as defined in the Base Indenture) that accrued with respect to such Inter-Group Transferred Vehicle during the period (x) commencing on the later of the first day of the calendar month in which its Vehicle Operating Lease Commencement Date occurred and its “Vehicle Lease Commencement Date” (as defined in the Base Indenture and with respect to the lease pursuant to which such Lease Vehicle was leased by RCFC immediately prior to its Vehicle Operating Lease Commencement Date) and (y) ending on and including the day immediately preceding its Vehicle Operating Lease Commencement Date.
“Legal Final Payment Date” shall be the one (1) year anniversary of the Series 2010-3 Commitment Termination Date.
“Lessee” means each of DTG, Hertz and each Additional Lessee, in each case in its capacity as a lessee under the Series 2010-3 Lease.
“Lessee Grantor Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“Lessee Resignation Notice” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessee Resignation Notice Effective Date” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessor” means RCFC, in its capacity as the lessor under the Series 2010-3 Lease.
“LIBOR Rate” means, with respect to amounts due and unpaid under the Series 2010-3 Lease, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) as the rate for dollar deposits with a one-month maturity that is effective on the date that such amounts are due and unpaid under the Series 2010-3 Lease.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Lease Vehicle that is being rented (as of such date) to any third-party customer of any Lessee, which interest or right secures payment or performance of any obligation of such third-party customer.
“Manufacturer” means a manufacturer or distributor of passenger automobiles, vans and/or light-duty trucks.
“Market Value” means, with respect to each Series 2010-3 Eligible Vehicle, as of any date of determination during a calendar month:

(c)	if the Market Value Procedures with respect to such Series 2010-3 Eligible Vehicle have been completed for such month as of such date, then

(i)	the Monthly NADA Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures;

(ii)
if, pursuant to the Market Value Procedures, no Monthly NADA Mark for such Series 2010-3 Eligible Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures; and

(iii)
if, pursuant to the Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Series 2010-3 Eligible Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Market Value Procedures or (B) such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Master Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination; and

(d)	until the Market Value Procedures have been completed for such calendar month:

(i)
if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Market Value obtained in the immediately preceding calendar month, in accordance with the Market Value Procedures for such immediately preceding calendar month, and

(ii)	if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the Master

Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination.
“Market Value Procedures” means, with respect to each calendar month and a Series 2010-3 Non-Program Vehicle that experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month and with respect to a Series 2010-3 Program Vehicle for which a Market Value is required to be known during such calendar month pursuant to the Series 2010-3 Related Documents, on or prior to the Determination Date for such calendar month:

(c)	RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly NADA Mark for each such Series 2010-3 Eligible Vehicle, and

(d)
if no Monthly NADA Mark was obtained for any such Series 2010-3 Eligible Vehicle described in clause (a) above upon such attempt, then RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Series 2010-3 Eligible Vehicle.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the Collateral Agency Agreement; references to “Collateral Agent” shall be deemed to refer to “Master Collateral Agent”.
“Master Collateral Account” has the meaning specified in the Collateral Agency Agreement.
“Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among RCFC, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“Master Servicer” means DTAG.
“Maximum Lease Termination Date” means, with respect to any Lease Vehicle, the earlier of (x) the last Business Day of the month that is 48 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle.
“Maximum Repurchase Price” means, as of any date of determination, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the Series 2010-3 Repurchase Price that would be applicable with respect to such Lease Vehicle under the terms of the related Series 2010-3 Manufacturer Program, assuming that (i) no Depreciation Charges have accrued or have been applied with respect to such Lease Vehicle under such Series 2010-3 Manufacturer Program, (ii) the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle are zero, (iii) no minimum holding period applies with respect to such Lease Vehicle and (iv) all other applicable requirements for return

(including the return) of such Lease Vehicles under such Series 2010-3 Manufacturer Program have been complied with.
“Minimum Program Term End Date” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the date determined based on the terms of the related Series 2010-3 Manufacturer Program, assuming compliance with all of the applicable requirements of such Series 2010-3 Manufacturer Program, after which either (i) the Manufacturer may become obligated to repurchase or guarantee the amount of disposition proceeds realized with respect to such Series 2010-3 Program Vehicle or (ii) the price at which the related Manufacturer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer in respect of such Lease Vehicle in either case pursuant to such Series 2010-3 Manufacturer Program is first reduced by the passage of time.
“Monthly Base Rent” has the meaning specified in Section 4.2 of the Series 2010-3 Lease.
“Monthly Blackbook Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date Black Book obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for of such model class and model year), as quoted in the Blackbook Guide most recently available as of such date.
“Monthly Casualty Report” has the meaning specified in Section 4.6 of the Series 2010-3 Lease.
“Monthly NADA Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date NADA obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for such model class and model year), as quoted in the NADA Guide most recently available as of such date.
“Monthly Variable Rent” has the meaning specified in Section 4.5 of the Series 2010-3 Lease.
“Monthly Servicing Fee” has the meaning specified in Section 6.4 of the Series 2010-3 Lease.
“Moody’s” means Moody’s Investors Service.
“MSRP” means as of any date of determination, with respect to each Lease Vehicle, the Manufacturer’s suggested retail price for such Lease Vehicle, as determined by the Master Servicer in its reasonable discretion based on such Lease Vehicle’s characteristics.

“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, ~~[~~Eastern Edition~~]~~.
“Net Book Value” means, with respect to any Lease Vehicle, as of any date of determination, the excess (if any) of (i) the Capitalized Cost of such Lease Vehicle over (ii) the Accumulated Depreciation with respect to such Lease Vehicle, in each case as of such date.
“Nominee” means the party named as such in the Nominee Agreement.
“Nominee Agreement” means the Fourth Amended and Restated Vehicle Title Nominee Agreement, dated as of December 3, 2015, by and among Hertz Vehicles LLC, HGI, HVF, RCFC, Hertz, the Master Collateral Agent, The Bank of New York Mellon Trust Company, N.A. and those various “Nominating Parties” from time to time party thereto.
“Nominee-Servicer” has the meaning specified in the Nominee Agreement.
“New York UCC” means the UCC in effect in the State of New York.
“Non-Franchisee Third Party Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a Person other than a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(b)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such Person’s business, prohibits such Person from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
limits such sublessee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the sublessee’s course of business);

(e)
requires such sublessee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(f)	prohibits such sublessee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(g)
contains an express acknowledgement and agreement from such sublessee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such sublessee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(h)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(i)
contains an express covenant from such sublessee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(j)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(k)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of such Person’s daily car rental business.
“Non-Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any (i) Lease Vehicle (a) that was a Series 2010-3 Non-Program Vehicle as of its Vehicle Operating Lease Expiration Date, (b) the Vehicle Operating Lease Expiration Date for which occurred during the Related Month with respect to such Payment Date, (c) the Vehicle Operating Lease Expiration Date for which did not occur due to a sale by RCFC pursuant to the Series 2010-3 Lease or the Purchase Agreement, and (d) that did not become a Casualty, an Ineligible Vehicle or a Reallocated Vehicle during such Related Month, an amount equal to (I) the sum of all Program Vehicle Special Default Payment Amounts payable by the Lessees on such Payment Date and the eleven (11) Payment Dates preceding such Payment Date divided by (II) the number of Series 2010-3 Program Vehicles that were turned back to Manufacturers or sold through auctions conducted by or through Series 2010-3 Manufacturers during the twelve (12) Related Months with respect to such twelve (12) Payment Dates and (ii) any other Lease Vehicle, zero.
“Nonconforming Lease Vehicle” means any vehicle made available for lease by the Lessor to the applicable Lessee pursuant to a Lease Vehicle Acquisition Schedule that does not conform in all material respects to the Basic Lease Vehicle Information with respect to such vehicle.
“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.
“Note Register” means the register of the Series 2010-3 Note maintained by the Registrar.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.
“Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to Hertz or any Affiliate thereof. For the avoidance of doubt, the term “Opinion of Counsel” shall not include any opinion not bearing a handwritten signature.
“Organizational Documents” means with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational documents, as applicable of governing such Person or any of its property.
“Other Segregated Noteholder” means the Person in whose name a Note from a Series of Notes other than the Series 2010-3 Note is registered in the Note Register.
“Other Segregated Series of Notes” means all Series of Notes other than the Series 2010-3 Note.
“Outstanding” means with respect to the Series 2010-3 Note, the Series 2010-3 Notes theretofore authenticated and delivered under the Base Indenture and the Series 2010-3 Supplement.
“Past Due Amounts” means, with respect to any Series 2010-3 Manufacturer, the amount that such Series 2010-3 Manufacturer shall have failed to pay when due under such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program with respect to a Series 2010-3 Eligible Vehicle turned in to such Series 2010-3 Manufacturer with respect to which such failure shall have continued for more than one hundred twenty (120) days following the Due Date.
“Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on December 26, 2013.
“Permitted Lessee” has the meaning specified in Section 12 of the Series 2010-3 Lease.

“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Equity Secured Party with respect to any of the SPV Issuer Equity.
“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.
“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pre-VOLCD Program Vehicle Depreciation Amount” means, as of any date of determination, with respect to (a) any Lease Vehicle that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle and was not, prior to such Vehicle Operating Lease Commencement Date, leased by RCFC or any Affiliate thereof to Hertz or any Affiliate thereof, an amount equal to the excess, if any, of (i) the depreciation charges scheduled to accrue pursuant to the terms of the Series 2010-3 Manufacturer Program with respect to such Lease Vehicle, if any, prior to such Vehicle Operating Lease Commencement Date over (ii) all payments in respect of clause (i) made by the Lessee to the Lessor pursuant to Section 4.7.1 of the Series 2010-3 Lease or Section 4.9 of the Series 2010-3 Lease on or prior to such date and (b) any other Lease Vehicle, zero.

“Principal Amount” means, with respect to the Series 2010-3 Note, the “Series 2010-3 Principal Amount”.
“Program Vehicle” means a Series 2010-3 Program Vehicle.
“Program Vehicle Depreciation Assumption True-Up Amount” means, as of any date of determination, with respect to:
(i) any Lease Vehicle (x) that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date for such Lease Vehicle, and (y) to which an Estimation Period applied, during which one or more calendar months ended, and which Estimation Period has ended as of such date, an amount equal to:
(a) an amount equal to the aggregate of all Base Rent that would have been paid with respect to such Lease Vehicle calculated utilizing the Depreciation Charge that would have been applicable to such Lease Vehicle pursuant to the Series 2010-3 Manufacturer Program related to such Lease Vehicle for the period during which such Initially Estimated Depreciation Charges were utilized, had such Depreciation Charge been known, or otherwise available, to the Master Servicer during such period; minus
(b) the aggregate of all Monthly Base Rent with respect to such Lease Vehicle paid or payable prior to such date calculated utilizing the Initially Estimated Depreciation Charges with respect to such Lease Vehicle; and
(ii) any other Lease Vehicle, zero.
“Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any Lease Vehicle (a) that was a Series 2010-3 Program Vehicle on its Turnback Date and (b) with respect to which such Turnback Date occurred during the Related Month with respect to such Payment Date, an amount equal to the sum of the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle, if any.
“Purchase Agreement” means the Master Purchase and Sale Agreement, dated as of November 25, 2013, by and among Hertz, HGI, HVF and those various “New Transferors” from time to time party thereto.
“QI Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.
“Qualified Insurer” means a financially sound and responsible insurance company duly authorized and licensed where required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.
“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.

“Rating Agency” means, with respect to any HVF II Series of Group II Notes, any “Rating Agency” as defined in the applicable HVF II Group II Series Supplement.
“Rating Agency Condition” means all Series-Specific Rating Agency Conditions.
“RCFC Additional Subsidies” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Collateral” means all Collateral and RCFC Master Collateral.
“RCFC Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchanged Vehicles” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchange Proceeds” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“RCFC Master Collateral Vehicles” has the meaning specified in the Collateral Agency Agreement.
“RCFC Replacement Property Agreement” has the meaning specified in the Master Exchange and Trust Agreement.
“Reallocating Lessee” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Reallocated Vehicle” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Redesignation to Non-Program Amount” has the meaning specified in Section 2.5(e) of the Series 2010-3 Lease.
“Redesignation to Program Amount” has the meaning specified in Section 2.5(f) of the Series 2010-3 Lease.
“Rejection Date” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Rejected Vehicle” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Related Month” means, (i) with respect to any Payment Date or Determination Date, the most recently ended calendar month and (ii) with respect to any other date, the calendar month in which such date occurs; provided, however, that with respect to the preceding clause (i), the initial Related Month shall be the period from and including the Series 2010-3 Closing Date to and including the last day of the calendar month in which the Series 2010-3 Closing Date occurs.
“Relinquished Property Rights” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Rent” means Base Rent and Monthly Variable Rent, collectively.
“Reportable Event” has the meaning specified in Title IV of ERISA.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Equity Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:
(a) prior to the date that is one year and one day after the payment in full of all of the Series 2010-3 Note Obligations,
(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against RCFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of Hertz or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or (E) enforce any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of RCFC and
(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that RCFC be in any manner merged, combined, collapsed or consolidated with or into Hertz or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of RCFC as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from Hertz or any of its Subsidiaries to RCFC, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by RCFC to any Person as other than a “true lease”;
(b) upon the transfer by Hertz or any of its Subsidiaries (other than RCFC or any other special purpose subsidiary of Hertz) of securitization assets to RCFC or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such securitization assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is authorized to execute and enter into any such releases and other documents as Hertz may reasonably request in order to give effect thereto);
(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause RCFC to breach any of its covenants in its certificate of formation, limited liability company agreement, limited partnership agreement or in any other Series 2010-3 Related Document or to be unable to make any representation in any such document;
(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and will not assert any interest in, the assets owned by RCFC other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by RCFC from lawful sources and in accordance with the Series 2010-3 Related Documents and the rights of a member of RCFC; and
(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from S&P.
“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local.
“Resigning Lessee” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.
“Securities Intermediary” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Segregated Series Lease” means any lease relating to a Segregated Series of Notes, between RCFC, as lessor thereunder, and Hertz, as lessee and as master servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.
“Segregated Series 2010-3 Documents” means each Series 2010-3 Related Document relating solely to the Series 2010-3 Note or the Series 2010-3 Collateral.
“Series 2010-3 Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the Series 2010-3 Restatement Effective Date, by and among the Series 2010-3 Administrator, RCFC and the Trustee.
“Series 2010-3 Administrator” means Hertz, in its capacity as the administrator under the Series 2010-3 Administration Agreement.
“Series 2010-3 Administrator Default” means any of the events described in Section 9(b) of the Series 2010-3 Administration Agreement.
“Series 2010-3 Advance Rate” means 95%.
“Series 2010-3 Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:
(i)    the aggregate Net Book Value of all Series 2010-3 Eligible Vehicles as of such date;
(ii)    the aggregate amount of all Series 2010-3 Manufacturer Receivables as of such date;
(iii)    the Series 2010-3 Cash Amount as of such date; and
(iv)    the Series 2010-3 Due and Unpaid Lease Payment Amount as of such date.
“Series 2010-3 Amortization Events” has the meaning specified in Section 10.1 of the Series 2010-3 Supplement.
“Series 2010-3 Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2010-3 Principal Amount as of such date divided by the Series 2010-3 Advance Rate.

“Series 2010-3 Backstop Date” means, with respect to any Series 2010-3 Program Vehicle subject to a Series 2010-3 Guaranteed Depreciation Program that has been turned back under such Series 2010-3 Guaranteed Depreciation Program, the date on which the Series 2010-3 Manufacturer of such Series 2010-3 Program Vehicle is obligated to purchase such Series 2010-3 Program Vehicle in accordance with the terms of such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Carrying Charges” means, for any Payment Date, without duplication, the sum of:

(a)
without duplication of any amounts specified in clauses (b) through (f) below, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with the Master Exchange and Trust Agreement, if any, accrued and unpaid by RCFC under the Base Indenture or the other Related Documents, if any, in each case that have accrued with respect to the Series 2010-3 Note during the Related Month,

(b)	the Monthly Servicing Fee payable by RCFC to the Master Servicer pursuant to the Series 2010-3 Lease on such Payment Date,

(c)	all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the issuance of the Series 2010-3 Note,

(d)	all fees, expenses and other amounts payable by RCFC under the Segregated Series 2010-3 Documents,

(e)
the product of (i) all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents (other than any Related Documents relating solely to one or more Series of Notes and/or Other Segregated Series of Notes) and (ii) the Series 2010-3 Percentage, and

(f)	any accrued Series 2010-3 Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date).
“Series 2010-3 Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to the Series 2010-3 Collection Account and the amount of cash on deposit in and Permitted Investments credited to the RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles.
“Series 2010-3 Closing Date” means November 25, 2013.
“Series 2010-3 Collateral” means the Series 2010-3 RCFC Segregated Vehicle Collateral and the Series 2010-3 Indenture Collateral.

“Series 2010-3 Collateral Agreements” means, the Series 2010-3 Lease, the Series 2010-3 Supplemental Documents, the Purchase Agreement, the Series 2010-3 Administration Agreement, RCFC’s Organizational Documents, the Nominee Agreement and the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Collections” means all payments on or in respect of the Series 2010-3 Collateral.
“Series 2010-3 Collection Account” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Collection Account Collateral” has the meaning specified in Section 4.1(a)(ii) of the Series 2010-3 Supplement.
“Series 2010-3 Commitment Termination Date” means November 25, 2043 or such other date as the parties hereto may agree in writing.
“Series 2010-3 Daily Collection Report” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Daily Interest Amount” means, for any day in a Series 2010-3 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2010-3 Note Rate for such Series 2010-3 Interest Period and (ii) the Series 2010-3 Principal Amount as of the close of business on such date divided by (b) 30.
“Series 2010-3 Deficiency Amount” has the meaning specified in Section 7.2 of the Series 2010-3 Supplement.
“Series 2010-3 Deposit Date” has the meaning specified in Section 7.1 of the Series 2010-3 Supplement.
“Series 2010-3 Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of all amounts known by the Master Servicer to be due and payable by the Lessees to RCFC on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Series 2010-3 Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Lessees to RCFC pursuant to Section 4.7 of the Series 2010-3 Lease.
“Series 2010-3 Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease:
(i)    that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;
(ii)    the Certificate of Title for which is in the name of:

(a)	RCFC (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling); or

(b)	the Nominee, as nominee titleholder for RCFC (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);
(iii)    that is owned by RCFC free and clear of all Liens (other than Series 2010-3 Permitted Liens); ~~and~~
(iv)    that is designated on the Master Servicer’s computer systems as a “Group VII Vehicle” in accordance with the Collateral Agency Agreement~~.~~; and
(v)    that, if purchased by RCFC pursuant to the Purchase Agreement, was purchased by RCFC from HGI.
“Series 2010-3 Excess Damage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price by the Manufacturer of such Series 2010-3 Eligible Vehicle due to:
(a)    damage over a prescribed limit,
(b)    if applicable, damage not subject to a prescribed limit, and
(c)    missing equipment,
in each case, with respect to such Series 2010-3 Eligible Vehicle at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent under the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excess Mileage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price, by the Manufacturer of such Series 2010-3 Eligible Vehicle due to the fact that such Series 2010-3 Eligible Vehicle has mileage over a prescribed limit at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent pursuant to the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excluded Payments” means
(a)    all incentive payments payable by a Manufacturer to purchase Series 2010-3 Eligible Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Series 2010-3 Program Vehicles outside of the related Series 2010-3 Manufacturer Program),
(b)    all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles,

(c)    all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Series 2010-3 Eligible Vehicle is paid;
(d)    all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of RCFC on the Series 2010-3 Eligible Vehicles; and
(e)    all amounts payable by a Manufacturer in connection with marketing assistance related to any Series 2010-3 Program Vehicle.
“Series 2010-3 Financing Source and Beneficiary Supplement” means the Amended and Restated Financing Source and Beneficiary Supplement to the Collateral Agency Agreement, dated as of November 25, 2013, by and among RCFC, DTG Operations, the HVF II Trustee, the Trustee and the Master Collateral Agent.
“Series 2010-3 General Intangibles Collateral” means RCFC’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Sections 4.1(i) and (v) of the Series 2010-3 Supplement.
“Series 2010-3 Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to:
(a)    facilitate the sale of Series 2010-3 Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period (or, if not sold during such period, repurchase such Series 2010-3 Eligible Vehicles); and
(b)    pay the excess, if any, of the guaranteed payment amount (for the avoidance of doubt, net of any applicable excess mileage or excess damage charges) with respect to any such Series 2010-3 Eligible Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the proceeds realized from such sale as calculated in accordance with such guaranteed depreciation program.
“Series 2010-3 Indenture Collateral” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Initial Principal Amount” means the aggregate initial principal amount of the Series 2010-3 Note, which is $478,000,000.00.
“Series 2010-3 Interest Collections” means on any date of determination all Series 2010-3 Collections which represent payments of Monthly Variable Rent under the Series 2010-3 Lease plus any amounts earned on Series 2010-3 Permitted Investments in the Series 2010-3 Collection Account that are available for distribution on such date.
“Series 2010-3 Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2010-3 Interest Period shall commence on and include the Series 2010-3 Closing Date and end on and include December 15, 2013.

“Series 2010-3 Lease” means the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015, between RCFC, as lessor thereunder, each Lessee, DTG, as servicer, Hertz, as guarantor, and DTAG, as Master Servicer.
“Series 2010-3 Lease Payment Default” means the occurrence of any event described in Section 9.1.1 of the Series 2010-3 Lease.
“Series 2010-3 Manufacturer” means each Person that has manufactured a Series 2010-3 Eligible Vehicle.
“Series 2010-3 Manufacturer Event of Default” means with respect to any Series 2010-3 Manufacturer:
(i) there shall be Past Due Amounts owing to RCFC, HGI, Hertz or the Intermediary with respect to such Series 2010-3 Manufacturer in an amount equal to or greater than $50,000,000, which amount shall be calculated net of Past Due Amounts (not to exceed $50,000,000 in the aggregate) (A) that are the subject of a good faith dispute as evidenced in writing by RCFC, HGI, Hertz or the Series 2010-3 Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Series 2010-3 Eligible Vehicles tendered for repurchase under a Series 2010-3 Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Series 2010-3 Manufacturer generally of its obligations under such Series 2010-3 Manufacturer Program or the assertion by such Series 2010-3 Manufacturer of the invalidity or unenforceability as against it of such Series 2010-3 Manufacturer Program) and (B) with respect to which RCFC, HGI or Hertz, as the case may be, has provided adequate reserves as reasonably determined by such Person;
(ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Series 2010-3 Manufacturer; provided that, a Series 2010-3 Manufacturer Event of Default that occurs pursuant to this clause (ii) shall be deemed to no longer be continuing on and after the date such Series 2010-3 Manufacturer assumes its Series 2010-3 Manufacturer Program in accordance with the Bankruptcy Code; or
(iii) the termination of such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program or the failure of such Series 2010-3 Manufacturer’s Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program to qualify as a Series 2010-3 Manufacturer Program.
“Series 2010-3 Manufacturer Program” means at any time any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program that is in full force and effect with a Series 2010-3 Manufacturer and that, in any such case, satisfies the Series 2010-3 Required Contractual Criteria.
“Series 2010-3 Manufacturer Receivable” means any amount payable to RCFC or the Intermediary by a Series 2010-3 Manufacturer in respect of or in connection with the disposition of a Series 2010-3 Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Series 2010-3 Collateral.
“Series 2010-3 Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to any Series 2010-3 Related Document:
(i)    a material adverse effect on the ability of RCFC or any Affiliate of RCFC that is a party to any of the Series 2010-3 Related Documents to perform its obligations under such Series 2010-3 Related Documents;
(ii)    a material adverse effect on RCFC’s ownership interest or beneficial ownership interest, as applicable, in the Series 2010-3 Collateral or on the ability of RCFC to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral; or
(iii)    a material adverse effect on (A) the validity or enforceability of any Series 2010-3 Related Document or (B) the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Master Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any such priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Series 2010-3 Maximum Principal Amount” means, $5,000,000,000.00, as such amount may be increased or reduced from time to time pursuant to a written agreement between RCFC and HVF II; provided that, no reduction shall cause the Series 2010-3 Maximum Principal Amount to be less than (i) the Series 2010-3 Principal Amount or (ii) the Aggregate Group II Principal Amount.
“Series 2010-3 Monthly Administration Fee” means, with respect to any Payment Date, the fee payable to the Series 2010-3 Administrator on such Payment Date as compensation for the performance of the Series 2010-3 Administrator’s obligations under the Series 2010-3 Administration Agreement.
“Series 2010-3 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2010-3 Daily Interest Amount for each day in the related Series 2010-3 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-3 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2010-3 Note Rate).
“Series 2010-3 Monthly Servicing Certificate” has the meaning specified in Section 5.1(b) of the Series 2010-3 Supplement.
“Series 2010-3 Non-Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is not a Series 2010-3 Program Vehicle as of such date.

“Series 2010-3 Note” means the Series 2010-3 Variable Funding Rental Car Asset Backed Note, executed by RCFC and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.
“Series 2010-3 Note Obligations” means all principal, interest and other amounts, at any time and from time to time, owing by RCFC on the Series 2010-3 Note and all costs, fees and expenses payable by, or obligations of, RCFC under the Series 2010-3 Supplement and/or the Series 2010-3 Related Documents (other than any portions thereof relating solely to any Series of Notes other than the Series 2010-3 Note).
“Series 2010-3 Note Rate” means, with respect to any Series 2010-3 Interest Period, the monthly interest rate equal to the sum of:
(a)    1/12 of the Additional Spread Percentage as of the first day of such Series 2010-3 Interest Period and
(b)    percentage equivalent of a fraction,
(x)    the numerator of which is equal to the product of:
(A)    the sum of:
(1)    the aggregate amount of interest payable by HVF II on any HVF II Series of Group II Notes in respect of such Series 2010-3 Interest Period on the next succeeding Payment Date (excluding any amounts previously paid pursuant to Section 7.3) of the Series 2010-3 Supplement,
(2)    all unpaid fees, costs, expenses and indemnities payable by HVF II on or prior to such Payment Date pursuant to the HVF II Group II Notes in respect of all HVF II Series of Group II Notes and any of the other HVF II Agreements (including any amounts payable by HVF II to any Person providing credit enhancement for any HVF II Series of Group II Notes),
(3)    all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of the HVF II Group II Indenture as it relates to any HVF II Series of HVF II Group II Notes and any of the other HVF II Agreements on or prior to such Payment Date, and
(4)    all other operating expenses of HVF II (including any management fees) allocable to all HVF II Series of

Group II Notes, including all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture prior to such Payment Date; and
(B) the Issuer’s Share as of the first day of such Series 2010-3 Interest Period; and
(y)    the denominator of which is equal to the average daily Series 2010-3 Principal Amount during such Series 2010-3 Interest Period; provided, however, that the Series 2010-3 Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2010-3 Note Repurchase Amount” means, as of any Series 2010-3 Repurchase Date,
(i)    an amount equal to the Series 2010-3 Principal Amount (determined after giving effect to any payments of principal of and interest on the Series 2010-3 Note on such Series 2010-3 Repurchase Date), plus
(ii)    without duplication, any other amounts then due and payable to the holders of such Series 2010-3 Note.
“Series 2010-3 Note Repurchase Date” has the meaning specified in Section 11.1 of the Series 2010-3 Supplement.
“Series 2010-3 Noteholder” means the Person in whose name a Series 2010-3 Note is registered in the Note Register.
“Series 2010-3 Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Event of Default” has the meaning specified in Section 9.1 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2010-3 Principal Amount as of such date and the denominator of which is the sum of (a) the Aggregate Principal Amount plus (b) the sum of the Principal Amounts with respect to all Segregated Series of Notes Outstanding, in each case, as of such date.

“Series 2010-3 Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, subject to the satisfaction of the Series-Specific Rating Agency Condition with respect to the inclusion of such instruments or securities.
“Series 2010-3 Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Series 2010-3 Supplement and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement with respect to the Series 2010-3 RCFC Segregated Vehicle Collateral.
“Series 2010-3 Potential Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Amortization Event.
“Series 2010-3 Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Operating Lease Event of Default.
“Series 2010-3 Principal Amount” means, when used with respect to any date, an amount equal to without duplication, (a) the Series 2010-3 Initial Principal Amount minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2010-3 Noteholder on or prior to such date plus (c) the amount of all Advances pursuant to Section 2.1(a) of the Series 2010-3 Supplement on or prior to such date; provided that, at no time may the Series 2010-3 Principal Amount exceed the Series 2010-3 Maximum Principal Amount.
“Series 2010-3 Principal Collections” means any Series 2010-3 Collections other than Series 2010-3 Interest Collections.
“Series 2010-3 Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is (i) eligible under, and subject to, a Series 2010-3 Manufacturer Program as of such date and (ii) not designated as a Series 2010-3 Non-Program Vehicle pursuant to the Series 2010-3 Lease as of such date.
“Series 2010-3 Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC (up to the then applicable legal limit).
“Series 2010-3 Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating from at least two of S&P, Moody’s, Fitch and DBRS of not less than: (A) in the case of S&P, “BBB-”, (B) in the case of Moody’s, “Baa3”, (C) in the case of Fitch, “BBB-” and (D) in the case of DBRS, “BBB(L)”.
“Series 2010-3 RCFC Segregated Vehicle Collateral” means the Group VII Master Collateral.
“Series 2010-3 Related Documents” means, collectively, the Base Indenture, Series 2010-3 Supplement, the Series 2010-3 Note, the Series 2010-3 Lease, the Purchase Agreement, the Nominee Agreement, the Collateral Agency Agreement, RCFC’s Organizational Documents, the Series 2010-3 Administration Agreement, any other agreements relating to the issuance or the purchase of the Series 2010-3 Note, the Series 2010-3 Supplemental Documents and the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Repurchase Price” with respect to any Series 2010-3 Program Vehicle:
(i) subject to a Series 2010-3 Repurchase Program, means the gross price paid or payable by the Manufacturer thereof to repurchase such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Repurchase Program; and
(ii) subject to a Series 2010-3 Guaranteed Depreciation Program, means the gross amount that the Manufacturer thereof guarantees will be paid to the owner of such Series 2010-3 Program Vehicle upon the disposition of such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Repurchase Program” means a program pursuant to which a Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to a third party) Series 2010-3 Eligible Vehicles manufactured by such Manufacturer or one or more of its Affiliates during a specified period.
“Series 2010-3 Required Contractual Criteria” means, with respect to any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Series 2010-3 Eligible Vehicle subject thereto is at least equal to the Capitalized Cost of such Series 2010-3 Eligible Vehicle, minus all Depreciation Charges accrued with respect to such Series 2010-3 Eligible Vehicle prior to the date that such Series 2010-3 Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Series 2010-3 Repurchase Program, minus Series 2010-3 Excess Mileage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Series 2010-3 Excess Damage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Early Program Return Payment Amounts with respect to such Series 2010-3 Eligible Vehicle,

(iii) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Series 2010-3 Eligible Vehicle subject thereto after the purchase of such Series 2010-3 Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to RCFC and the Master Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Series 2010-3 Required Noteholders” means, with respect to the Series 2010-3 Note, Series 2010-3 Noteholders holding in excess of 50% of the aggregate Series 2010-3 Principal Amount of the Series 2010-3 Note. The Series 2010-3 Required Noteholders shall be the “Required Noteholders” (as defined in the Base Indenture) with respect to the Series 2010-3 Notes.
“Series 2010-3 Restatement Effective Date” means June 17, 2015.
“Series 2010-3 Supplement” means the Series Supplement.
“Series 2010-3 Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to the Series 2010-3 Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Series 2010-3 Collateral.
“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable series supplement (for the avoidance of doubt, excluding any Segregated Series of Notes).
“Series-Specific Collateral” means collateral that is to be solely for the benefit of the Segregated Noteholders of such Segregated Series of Notes.
“Series-Specific Rating Agency Condition” means, with respect to each HVF II Series of Group II Notes, each “Rating Agency Condition” as defined in the applicable HVF II Group II Series Supplement.
“Series Supplement” has the meaning specified in the Preamble to the Series 2010-3 Supplement.
“Servicer” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Servicer Default” has the meaning specified in Section 9.6 of the Series 2010-3 Lease.
“Servicing Standard” means servicing that is performed with the promptness, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and that:
(c)    taken as a whole (i) is usual and customary in the daily motor vehicle rental, fleet leasing and/or equipment rental or leasing industry or (ii) to the extent not usual and customary in any such industry, reflects changed circumstances, practices, technologies, tactics, strategies or implementation methods and, in each case, is behavior that the Master Servicer or its Affiliates would undertake were the Master Servicer the owner of the Lease Vehicles and that would not reasonably be expected to have a Lease Material Adverse Effect with respect to the Lessor;
(d)    with respect to the Lessor or any Lessee, would enable the Master Servicer to cause the Lessor or such Lessee to comply in all material respects with all the duties and obligations of the Lessor or such Lessee, as applicable, under the Series 2010-3 Lease; and
(e)    with respect to the Lessor or any Lessee, causes the Master Servicer, the Lessor and/or such Lessee to remain in compliance with all Requirements of Law, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor.
“Special Term” means, with respect to any Lease Vehicle titled in any state or commonwealth set forth below, the period specified in the table below opposite such state or commonwealth:

Jurisdiction of Title	Special Term
State of Illinois	One (1) year
State of Iowa	eleven (11) months
State of Maine	eleven (11) months
State of Maryland	180 days
Commonwealth of Massachusetts	eleven (11) months
State of Nebraska	thirty (30) days
State of South Dakota	twenty-eight (28) days
State of Texas	181 days
State of Vermont	eleven (11) months
Commonwealth of Virginia	eleven (11) months
State of West Virginia	thirty (30) days

“SPV Issuer Equity” has the meaning specified in Section 8.12 of the Series 2010-3 Supplement.
“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such parent or (b) that is, at the time any determination is being made, otherwise controlled, by such parent or one or more subsidiaries of such parent or by such parent and one or more subsidiaries of such parent.
“Term” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Transferee Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Transferor Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Trustee” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Turnback Date” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, the date on which such Lease Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Series 2010-3 Manufacturer Program.
“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VII Replacement Vehicles and which are transferred from an Escrow Account to the Master Collateral Account for the account of RCFC in accordance with the terms of the Master Exchange and Trust Agreement.
“Vehicle” means a passenger automobile, van or light-duty truck
“Vehicle Funding Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease.
“Vehicle Term” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease or Section 3.1(c) of the Series 2010-3 Lease, as applicable.
“VIN” means, with respect to a Lease Vehicle, such Lease Vehicle’s vehicle identification number.

EXHIBIT Q
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

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EXECUTION VERSION

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT (Group VII),
dated as of June 17, 2015

among

RENTAL CAR FINANCE CORP.,
as Lessor,
DTG OPERATIONS INC.,
as a Lessee and Servicer,
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer,
THE HERTZ CORPORATION,
as Lessee and Guarantor
and
those Permitted Lessees from time to time becoming Lessees thereunder

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EXECUTION VERSION

AMENDMENT NO. 1
TO THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT (Group VII)
This Amendment No. 1, dated as of December 3, 2015 (this “Amendment”) to the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015 (the “RCFC Lease”), by and among Rental Car Finance Corp., as lessor (“RCFC”), DTG Operations Inc., as a lessee and servicer (“DTG Operations”), The Hertz Corporation, as guarantor (in such capacity, the “Guarantor”), Dollar Thrifty Automotive Group, Inc., as master servicer (the “Master Servicer”), and those Permitted Lessees from time to time becoming Lessees pursuant to Section 12 of the RCFC Lease (each, an “Additional Lessee”) (RCFC, DTG Operations, the Master Servicer, the Guarantor and each Additional Lessee are collectively referred to herein as the “Parties”).
RECITALS:
WHEREAS, the parties hereto have previously entered into the RCFC Lease;
WHEREAS, the Parties wish to amend and supplement the RCFC Lease as provided herein pursuant to Section 21 thereof;
NOW THEREFORE, the Parties hereto agree as follows:
1.Definitions.  Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the RCFC Lease.
2.Amendment.
(a)The RCFC Lease is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Amendment attached as Exhibit A hereto.
3.Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the RCFC Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the RCFC Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the RCFC Lease specifically referred to herein and any references in the RCFC Lease to the provisions of the RCFC Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

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4.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
5.GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
6.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
[SIGNATURES ON FOLLOWING PAGES]

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.
LESSOR:
RENTAL CAR FINANCE CORP.
By:
     Scott Massengill
     Vice President & Treasurer
Address:    225 Brae Boulevard
    Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746
LESSEE AND SERVICER:
DTG OPERATIONS, INC.
By:
     Scott Massengill
     Treasurer
Address:    225 Brae Boulevard
    Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746
LESSEE AND GUARANTOR:
THE HERTZ CORPORATION
By:
     Scott Massengill
     Treasurer
Address:    225 Brae Boulevard
    Park Ridge, NJ 07656
Attention:    Treasury Department

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Telephone:    (201) 307-2000
Fax:    (201) 307-2746
GUARANTOR AND MASTER SERVICER:
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
By:
     Scott Massengill
     Treasurer
Address:    225 Brae Boulevard
    Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746

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AGREED AND ACKNOWLEDGED

INTERMEDIARY:

VEXCO, LLC, as the Qualified Intermediary

By:     _____________________
Name:
Title:

By:     _____________________
Name:
Title:

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EXHIBIT A

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EXECUTION VERSION

THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
(Group VII)
Dated as of June 17, 2015
among
RENTAL CAR FINANCE CORP.
as Lessor,
DTG OPERATIONS INC.,
as a Lessee and Servicer,
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
as Master Servicer,
THE HERTZ CORPORATION,
as Lessee and Guarantor
and
those Permitted Lessees from time to time becoming Lessees hereunder

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Page

1.	DEFINITIONS AND CONSTRUCTION 2

1.1.	Definitions 2

1.2.	Construction 2

2.	NATURE OF AGREEMENT 3

2.1.	Lease of Vehicles 3

2.2.	Certain Transfers 5

2.3.	Lessee’s Right to Purchase Lease Vehicles 6

2.4.	Return 6

2.5.	Redesignation of Vehicles 6

2.6.	Hell-or-High-Water Lease 8

3.	TERM 9

3.1.	Vehicle Term 9

3.2.	Master Motor Vehicle Operating Lease Term 10

4.	RENT AND LEASE CHARGES 11

4.1.	Depreciation Records and Depreciation Charges 11

4.2.	Monthly Base Rent 11

4.3.	Final Base Rent 11

4.4.	Program Vehicle Depreciation Assumption True-Up Amount 11

4.5.	Monthly Variable Rent 12

4.6.	Casualty; Ineligible Vehicles 12

4.7.	Payments 12

4.8.	Making of Payments 14

4.9.	Prepayments 14

4.10.	Ordering and Delivery Expenses 14

4.11.	Unexpired License Plate Credits 14

5.	VEHICLE OPERATIONAL COVENANTS 14

5.1.	NET LEASE 14

5.2.	Vehicle Use 15

5.3.	Non-Disturbance 17

5.4.	Manufacturer’s Warranties 17

5.5.	Series 2010-3 Program Vehicle Condition Notices 17

6.	MASTER SERVICER FUNCTIONS AND COMPENSATION 18

6.1.	Master Servicer Functions with Respect to Lease Vehicle Returns, Disposition and Invoicing 18

6.2.	Servicing Standard 19

6.3.	Master Servicer Acknowledgment 19

6.4.	Master Servicer’s Monthly Fee 19

6.5.	Sub-Servicers 19

7.	CERTAIN REPRESENTATIONS AND WARRANTIES 19

7.1.	Organization; Power; Qualification 19

7.2.	Authorization; Enforceability 20

7.3.	Compliance 20

7.4.	Governmental Approvals 20

7.5.	Financial Statements 20

7.6.	Investment Company Act 21

7.7.	Supplemental Documents True and Correct 21

i

(continued)
Page

7.8.	ERISA 21

7.9.	Indemnification Agreement 21

7.10.	Eligible Vehicles 21

8.	CERTAIN AFFIRMATIVE COVENANTS 21

8.1.	Corporate Existence; Foreign Qualification 21

8.2.	Books, Records, Inspections and Access to Information 22

8.3.	ERISA 23

8.4.	Merger 23

8.5.	Reporting Requirements 23

9.	DEFAULT AND REMEDIES THEREFOR 25

9.1.	Events of Default 25

9.2.	Effect of Operating Lease Event of Default 26

9.3.	Rights of Lessor Upon Operating Lease Event of Default 26

9.4.	HVF II Group II Liquidation Event and Non-Performance of Certain Covenants 27

9.5.	Measure of Damages 28

9.6.	Servicer Default 28

9.7.	Application of Proceeds 29

10.	CERTIFICATION OF TRADE OR BUSINESS USE 29

11.	GUARANTY 29

11.1.	Guaranty 29

11.2.	Scope of Guarantor’s Liability 30

11.3.	Lessor’s Right to Amend; Assignment of Lessor’s Rights in Guaranty 30

11.4.	Waiver of Certain Rights by Guarantor 30

11.5.	Guarantor to Pay Lessor’s Expenses 31

11.6.	Reinstatement 31

11.7.	Third-Party Beneficiaries 31

12.	ADDITIONAL LESSEES 31

13.	LIENS AND ASSIGNMENTS 33

13.1.	Rights of Lessor Assigned to Trustee 33

13.2.	Right of the Lessor to Assign this Agreement 33

13.3.	Limitations on the Right of the Lessees to Assign this Agreement 33

13.4.	Liens 34

14.	NON-LIABILITY OF LESSOR 34

15.	NO PETITION 35

16.	SUBMISSION TO JURISDICTION 35

17.	GOVERNING LAW 35

18.	JURY TRIAL 35

19.	NOTICES 36

20.	ENTIRE AGREEMENT 36

21.	MODIFICATION AND SEVERABILITY 37

22.	SURVIVABILITY 37

23.	HEADINGS 37

ii

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(continued)
Page

24.	EXECUTION IN COUNTERPARTS 37

25.	ELECTRONIC EXECUTION 37

26.	LESSEE TERMINATION AND RESIGNATION 37

27.	THIRD-PARTY BENEFICIARIES 38
Annex A--Form of Affiliate Joinder

Exhibit A    Form of Lease Resignation Notice

iii

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THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
(Group VII)
This Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII) (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Agreement”), dated as of June 17, 2015, by and among:
Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), as lessor (in such capacity, the “Lessor”);
DTG OPERATIONS, INC., an Oklahoma corporation (“DTG”), as a lessee and servicer (in such capacity, the “Servicer”);
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), as master servicer (in such capacity, the “Master Servicer”);
THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), as guarantor; and
those various Permitted Lessees (as defined herein) from time to time becoming Lessees hereunder pursuant to Section 12 hereof (each, an “Additional Lessee”), as lessees (Hertz, DTG and the Additional Lessees, in their capacities as lessees, each a “Lessee” and, collectively, the “Lessees”).
RECITALS
WHEREAS, the Lessor ~~,~~ entered into the Second Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of November 25, 2013 (the “Prior Group VII Lease”) among DTG Operations, as Lessee and Servicer, and DTAG, as Master Servicer, and Hertz, as Guarantor;
WHEREAS, Section 21 of the Prior Group VII Lease permits the Lessor, each Lessee and the Master Servicer to amend the Prior Group VII Lease subject to certain conditions set forth therein;
WHEREAS, the Lessor may in the future purchase automobiles, vans and light-duty trucks from Hertz General Interest LLC (“HGI”) or another affiliate of Hertz pursuant to the Purchase Agreement and from various other parties on arm’s-length terms pursuant to one or more other motor vehicle purchase agreements or otherwise, in each case, that the Lessor determines shall be leased hereunder;
WHEREAS, the Lessor, each Lessee and the Master Servicer, in accordance with Section 21 of the Prior Group VII Lease desire to amend and restate the Prior Group VII Lease in its entirety as set forth herein;

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NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
2.    DEFINITIONS AND CONSTRUCTION
2.1.    DEFINITIONS. As used in this Agreement and unless the context requires a different meaning, capitalized terms used herein shall have the meanings ascribed thereto in Schedule I hereto and, if not defined therein, shall have the meanings assigned to such terms in the Series 2010-3 Supplement.
2.2.    CONSTRUCTION. In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)    the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party;

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(i)    as used in this Agreement, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise;
(j)    as used in this Agreement, the term (and each defined term including the term) “rental”, when used in the context of customer rentals, daily car rental businesses, normal daily rental operations and daily motor vehicle rental industries is intended by each party hereto to include car sharing businesses, operations and platforms; and
(k)    unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.
3.    NATURE OF AGREEMENT. (a) Each Lessee and the Lessor intend that this Agreement is a lease and that the relationship between the Lessor and such Lessee pursuant hereto shall always be only that of lessor and lessee, and each Lessee hereby declares, acknowledges and agrees that the Lessor is the owner of the Lease Vehicles, and legal title to the Lease Vehicles is either held by the Lessor directly or through the Nominee pursuant to the Nominee Agreement. No Lessee shall acquire by virtue of this Agreement any right, equity, title or interest in or to any Lease Vehicles, except the leasehold interest and option to purchase established by this Agreement. The parties agree that this Agreement is a “true lease” and agree to treat the leasehold interest established by this Agreement as a lease for all purposes, including accounting, regulatory and otherwise, except it will be disregarded for tax purposes to the extent the Lessor and one or more Lessees are treated as the same taxpayer under the Code or under applicable state tax laws.
(b)    GRANT OF SECURITY INTEREST. If, notwithstanding the intent of the parties to this Agreement, the leasehold interest established by this Agreement is deemed by any court, tribunal, arbitrator or other adjudicative authority (each, a “Court”) in any proceeding, including any proceeding under any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar law affecting creditors’ rights to constitute a financing arrangement or otherwise not to constitute a “true lease” with respect to the Lease Vehicles, then it is the intention of the parties that this Agreement together with the Collateral Agency Agreement, as such agreements apply to the Lease Vehicles, shall constitute a security agreement under applicable law (and such Lease Vehicles shall be deemed to be Lessee Grantor Master Collateral).  Each Lessee hereby acknowledges that it has granted to the Collateral Agent, pursuant to the Collateral Agency Agreement, for the benefit of the Trustee, a first priority security interest in all of such Lessee’s right, title and interest in and to its Lessee Grantor Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of such Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs, or expenses (including all fees and

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disbursements of counsel to the Lessor or the Trustee that are required to be paid by such Lessee pursuant to the terms hereof).
3.2.    Lease of Vehicles.
(a)    Agreement to Lease. From time to time, subject to the terms and provisions hereof (including satisfaction of the conditions precedent set forth in Section 2.1(b)), the Lessor agrees to lease to each Lessee, and each Lessee agrees to lease from the Lessor those certain Lease Vehicles identified on Lease Vehicle Acquisition Schedules and Intra-Lease Lessee Transfer Schedules produced from time to time by or on behalf of such Lessee pursuant to Sections 2.1(c) and 2.2(b), respectively.
(b)    Conditions Precedent to Lease of Leased Vehicles. The agreement of the Lessor to commence leasing any Lease Vehicle to any Lessee hereunder is subject to the following conditions precedent being satisfied on or prior to the Vehicle Operating Lease Commencement Date for such Lease Vehicle:
(i)    No Default. No Series 2010-3 Operating Lease Event of Default shall have occurred and be continuing on the Vehicle Operating Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder, and no Series 2010-3 Potential Operating Lease Event of Default with respect to any event or condition specified in Section 9.1.1, Section 9.1.5 or Section 9.1.8 shall have occurred and be continuing on the Vehicle Operating Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder;
(ii)    Funding. RCFC shall have sufficient available funds constituting Series 2010-3 Collateral available under the Series 2010-3 Supplement or otherwise to purchase such Lease Vehicle;
(iii)    Representations and Warranties. The representations and warranties contained in Section 7 are true and correct in all material respects (unless any such representation or warranty contains a materiality limitation by its terms, in which case such representation or warranty shall be true and correct) as of such date (unless any such representation or warranty by its terms makes reference to a specific date, in which case, such representation or warranty shall be true and correct for such specific date); and
(iv)    Eligible Vehicle. Such Lease Vehicle is a Series 2010-3 Eligible Vehicle.
(c)    Lease Vehicle Acquisition Schedules. From time to time, each Lessee shall deliver or cause to be delivered to the Lessor one or more schedules identifying the vehicles such Lessee desires to lease from the Lessor hereunder, which schedules shall include the Basic Lease Vehicle Information (each such schedule, a “Lease Vehicle Acquisition Schedule”). Each Lessee hereby agrees that each such delivery of a Lease Vehicle Acquisition

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Schedule shall be deemed hereunder to constitute a representation and warranty by such Lessee, to and in favor of the Lessor, that each condition precedent to the leasing of the Lease Vehicles identified in such Lease Vehicle Acquisition Schedule has been or will be satisfied as of the date of such delivery.
(d)    Lease Vehicle Acceptance or Nonconforming Lease Vehicle Rejection. With respect to any vehicle identified on a Lease Vehicle Acquisition Schedule and made available for lease by the Lessor to any Lessee, such Lessee shall have the right to inspect such vehicle within five (5) calendar days of receipt (the “Inspection Period”) of such vehicle and either accept or, if such vehicle is a Nonconforming Lease Vehicle, reject such vehicle; provided that, such Lessee shall be deemed to have accepted such vehicle as a Lease Vehicle unless it has notified the Lessor in writing that such vehicle is a Nonconforming Lease Vehicle during the Inspection Period (the delivery date of such written notice, the “Rejection Date”). If such Lessee timely notifies the Lessor that such vehicle is a Nonconforming Lease Vehicle (such Nonconforming Lease Vehicle with respect to which such Lessee has so notified the Lessor, a “Rejected Vehicle”), then the Lessor shall either (i) promptly lease such Rejected Vehicle to another Lessee or to an Alternative Lease Lessee pursuant to Section 2.2 or (ii) cause the Master Servicer to dispose of such Rejected Vehicle (including by returning such Rejected Vehicle to the seller thereof) in accordance with Section 6.1.
3.3.    Certain Transfers.
(a)    Inter-Lease Transfers. From time to time, a particular Lessee (a “Reallocating Lessee”) may desire to cease leasing a Lease Vehicle hereunder and an Alternative Lease Lessee may desire to commence leasing such Lease Vehicle pursuant to another Segregated Series Lease. With respect to any Lease Vehicle, upon delivery by such Reallocating Lessee to the Lessor of written notice identifying by VIN each Lease Vehicle to be so transferred from such Reallocating Lessee to such Alternative Lease Lessee (such notice, an “Inter-Lease Reallocation Schedule”) and upon satisfaction of each condition set forth in clauses (i) and (ii) below with respect to such Lease Vehicle, such Lease Vehicle identified in such Inter-Lease Reallocation Schedule (such Lease Vehicle, a “Reallocated Vehicle”) shall cease to be leased by such Reallocating Lessee and shall contemporaneously commence being leased to such Alternative Lease Lessee pursuant to another Segregated Series Lease, and each Reallocating Lessee agrees that upon such a transfer of such Lease Vehicle from such Lessee to an Alternative Lease Lessee (each such transfer, an “Inter-Lease Vehicle Reallocation”), such Reallocating Lessee relinquishes all rights that it has in such Lease Vehicle pursuant to this Agreement. Each Inter-Lease Reallocation Schedule may be delivered electronically (including by e-mail, file transfer protocol or otherwise) and may be delivered directly by the applicable Reallocating Lessee or on its behalf by any agent or designee of such Reallocating Lessee. Each Inter-Lease Vehicle Reallocation shall be subject to the satisfaction of each of the following conditions as of the effective date of such Inter-Lease Vehicle Reallocation (the first date on which each such condition precedent shall have been satisfied, the “Inter-Lease Vehicle Reallocation Effective Date”):

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(i)    an amount equal to the Net Book Value of such Lease Vehicle as of the later of (A) the first day of the calendar month in which such Inter-Lease Vehicle Reallocation Effective Date occurred and (B) the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle minus the Final Base Rent for such Lease Vehicle as of such Inter-Lease Vehicle Reallocation Effective Date, shall have been deposited in the Series 2010-3 Collection Account; and
(ii)    each condition precedent to the lease of such Lease Vehicle under the Segregated Series Lease pursuant to which such Lease Vehicle will be leased immediately following such Inter-Lease Vehicle Reallocation shall have been satisfied.
(b)    Intra-Lease Transfers. From time to time, a particular Lessee (the “Transferor Lessee”) may desire to cease leasing a Lease Vehicle hereunder and another Lessee (the “Transferee Lessee”) may desire to commence leasing such Lease Vehicle hereunder. Upon delivery by such Lessees to the Lessor of written notice identifying by VIN each Lease Vehicle to be so transferred from such Transferor Lessee to such Transferee Lessee (such notice, an “Intra-Lease Lessee Transfer Schedule”), each Lease Vehicle identified in such Intra-Lease Lessee Transfer Schedule shall cease to be leased by the Transferor Lessee and shall contemporaneously commence being leased to the Transferee Lessee. Each Lessee agrees that upon such a transfer of any Lease Vehicle from one Lessee to another Lessee pursuant to this Agreement, such Transferor Lessee relinquishes all rights that it has in such Lease Vehicle pursuant to this Agreement. Each Intra-Lease Lessee Transfer Schedule may be delivered electronically and may be delivered directly by either the applicable Transferor Lessee or the applicable Transferee Lessee or on behalf of either such party by any agent or designee of such party.
3.4.    Lessee’s Right to Purchase Lease Vehicles. Each Lessee shall have the option, exercisable with respect to any Lease Vehicle leased by such Lessee hereunder during such Lease Vehicle’s Vehicle Term, to purchase such Lease Vehicle for an amount equal to the greater of (i) the Net Book Value of such Lease Vehicle or (ii) the Market Value of such Lease Vehicle, in each case, as of the date such amount shall be deposited in the Series 2010-3 Collection Account (the greater of such amounts being referred to as the “Lease Vehicle Buyout Price”). In addition, no Lessee shall be permitted to purchase any Leased Vehicle leased by it from the Lessor pursuant to the Purchase Agreement.
3.5.    Return. (a) Lessee Right to Return. Any Lessee may return any Lease Vehicle (other than any Lease Vehicle that has experienced a Casualty or become an Ineligible Vehicle) then leased by such Lessee at any time prior to such Lease Vehicle’s Maximum Lease Termination Date to the Master Servicer at the location for such Lease Vehicle’s return reasonably specified by the Master Servicer; provided that, for the avoidance of doubt, the Vehicle Term for such Lease Vehicle will continue until the Vehicle Operating Lease Expiration Date thereof, notwithstanding the prior return of such Lease Vehicle pursuant to this Section 2.4(a).
(b)    Lessee Obligation to Return. Each Lessee shall return each Lease Vehicle leased by such Lessee on or prior to such Lease Vehicle’s Maximum Lease Termination

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Date to the Master Servicer at the location for such Lease Vehicle’s return reasonably specified by the Master Servicer (taking into account transportation costs and expected realizable disposition proceeds).
3.6.    Redesignation of Vehicles.
(a)    Mandatory Series 2010-3 Program Vehicle to Series 2010-3 Non-Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle leased by any Lessee hereunder as of any date of determination, the Lessor shall on the date specified in Section 2.5(d) redesignate such Lease Vehicle as a Series 2010-3 Non-Program Vehicle, if:
(i)    a Series 2010-3 Manufacturer Event of Default is continuing with respect to the Manufacturer of such Lease Vehicle as of such date, or
(ii)    as of any such date occurring after the Minimum Program Term End Date with respect to such Lease Vehicle, such Lease Vehicle were returned as of such date pursuant to the terms of the Series 2010-3 Manufacturer Program with respect to such Lease Vehicle, the Series 2010-3 Manufacturer of such Lease Vehicle would not be obligated to pay a repurchase price for such Lease Vehicle, or guarantee the disposition proceeds to be received for such Vehicle, in each case in an amount at least equal to (1) the Net Book Value of such Lease Vehicle, as of such date minus (2) the Final Base Rent that would be payable in respect of such Lease Vehicle, assuming that such date were the Disposition Date for such Lease Vehicle, minus (3) the Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (4) the Series 2010-3 Excess Damage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (5) the Pre-VOLCD Program Vehicle Depreciation Amount paid or payable with respect to such Lease Vehicle as of such date, minus (6) the Program Vehicle Depreciation Assumption True-Up Amount paid or payable with respect to such Lease Vehicle, as of such date.
(b)    Optional Series 2010-3 Program Vehicle to Series 2010-3 Non-Program Vehicle Redesignations. In addition to Section 2.5(a) and without limitation thereto, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle leased by any Lessee hereunder as of any date of determination, such Lessee may redesignate such Lease Vehicle as a Series 2010-3 Non-Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee shall not redesignate any Series 2010-3 Program Vehicle as a Series 2010-3 Non-Program Vehicle pursuant to this Section 2.5(b) if, after giving effect to such redesignation, an HVF II Group II Aggregate Asset Amount Deficiency would exist, unless such redesignation would decrease the amount of such HVF II Group II Aggregate Asset Amount Deficiency.

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(c)    Series 2010-3 Non-Program Vehicle to Series 2010-3 Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle leased by any Lessee hereunder as of any date of determination, if such Lease Vehicle was previously designated as a Series 2010-3 Program Vehicle, then such Lessee may redesignate such Lease Vehicle as a Series 2010-3 Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee may not redesignate any such Lease Vehicle as a Series 2010-3 Program Vehicle if such Lease Vehicle would then be required to be redesignated as a Series 2010-3 Non-Program Vehicle pursuant to Section 2.5(a) after designating such Lease Vehicle as a Series 2010-3 Program Vehicle.
(d)    Timing of Redesignations. With respect to any redesignation to be effected pursuant to Section 2.5(a), such redesignation shall occur as of the first calendar day of the calendar month following the date on which the applicable event or condition described in Section 2.5(a)(i) or (ii) occurs. With respect to any redesignation to be effected pursuant to Section 2.5(b) or 2.5(c), such redesignation shall occur as of the first calendar day of the calendar month immediately following the calendar month of the date written notice was delivered by the applicable Lessee of such redesignation.
(e)    Series 2010-3 Program Vehicle to Series 2010-3 Non-Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Series 2010-3 Non-Program Vehicle pursuant to Section 2.5(a) or Section 2.5(b), the Lessee of such Lease Vehicle as of the close of business on the date of such redesignation shall pay to the Lessor on the Payment Date following the effective date of such redesignation, as determined in accordance with Section 2.5(d), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle over the Market Value of such Lease Vehicle, in each case, as of the date of such redesignation (such excess, if any, for such Lease Vehicle, a “Redesignation to Non-Program Amount”).
(f)    Series 2010-3 Non-Program Vehicle to Series 2010-3 Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Series 2010-3 Program Vehicle pursuant to Section 2.5(c), the Lessor shall pay to the Lessee of such Lease Vehicle on the Payment Date following the effective date of such redesignation, as determined in accordance with Section 2.5(d), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle (as of the date of such redesignation and calculated assuming that such Lease Vehicle had never been designated as a Series 2010-3 Non-Program Vehicle) over the Net Book Value of such Lease Vehicle (as of the date of such redesignation but without giving effect to such Lease Vehicle’s redesignation as a Series 2010-3 Program Vehicle) (such excess, if any, for such Lease Vehicle and such redesignation, the “Redesignation to Program Amount”); provided that,
(i)    no payment shall be required to be made and no payment may be made by the Lessor pursuant to this Section 2.5(f) to the extent that a Series

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2010-3 Amortization Event or a Series 2010-3 Potential Amortization Event exists or would be caused by such payment,
(ii)    the amount of any such payment to be made by the Lessor on any such date shall be capped at and be paid from (and the obligation of the Lessor to make such payment on such date shall be limited to) the amount of funds available to the Lessor on such date, and
(iii)    if any such payment from the Lessor is limited in amount pursuant to the foregoing clause (i) or (ii), the Lessor shall pay to such Lessee the funds available to the Lessor on such Payment Date and shall pay to such Lessee on each Payment Date thereafter the amount available to the Lessor until such Redesignation to Program Amount has been paid in full to such Lessee.
3.7.    Hell-or-High-Water Lease. THIS AGREEMENT SHALL BE A NET LEASE, AND EACH LESSEE’S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, SETOFF, COUNTERCLAIM, DEDUCTION OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation:
(i)    any defect in the condition, merchantability, quality or fitness for use of the Lease Vehicles or any part thereof;
(ii)    any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Lease Vehicles or any part thereof;
(iii)    any restriction, prevention or curtailment of or interference with any use of the Lease Vehicles or any part thereof;
(iv)    any defect in or any Lien on title to the Lease Vehicles or any part thereof;
(v)    any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of such Lessee or the Lessor;
(vi)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court;
(vii)    any claim that such Lessee has or might have against any Person, including without limitation the Lessor;

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(viii)    any failure on the part of the Lessor or such Lessee to perform or comply with any of the terms hereof or of any other agreement;
(ix)    any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Series 2010-3 Related Documents or any provision of any thereof, in each case whether against or by such Lessee or otherwise;
(x)    any insurance premiums payable by such Lessee with respect to the Lease Vehicles; or
(xi)    any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable.
This Agreement shall not be cancellable by any Lessee (subject to Section 26) and, except as expressly provided by this Agreement, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any diminution or reduction of Rent or other amounts payable by such Lessee hereunder. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. All covenants and agreements of each Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.
4.    TERM.
4.1.    Vehicle Term.
(a)    Vehicle Operating Lease Commencement Date. The “Vehicle Operating Lease Commencement Date” with respect to any Lease Vehicle shall mean the date referenced in the applicable Lease Vehicle Acquisition Schedule with respect to such Lease Vehicle but in no event shall such date be a date later than the date that funds are expended by RCFC to acquire such Lease Vehicle (such date of payment, the “Vehicle Funding Date” for such Lease Vehicle).
(b)    Vehicle Term for Lease Vehicles Without a Special Term. The “Vehicle Term” with respect to each Lease Vehicle (other than a Lease Vehicle that has a Special Term) shall extend from the Vehicle Operating Lease Commencement Date through the earliest of:
(i)    the Disposition Date with respect to such Lease Vehicle;
(ii)    if such Lease Vehicle becomes a Rejected Vehicle, the Rejection Date with respect to such Rejected Vehicle;

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(iii)    if such Lease Vehicle becomes a Reallocated Vehicle, the Inter-Lease Vehicle Reallocation Effective Date with respect to such Reallocated Vehicle; and
(iv)    the Maximum Lease Termination Date with respect to such Lease Vehicle
(the earliest of such four dates being referred to as the “Vehicle Operating Lease Expiration Date” for such Lease Vehicle).
(c)    Vehicle Term For Lease Vehicles With A Special Term.
(i)    Each Lease Vehicle titled in a state or commonwealth referenced in the definition of Special Term shall have a Special Term as set forth opposite such state or commonwealth in such definition.
(ii)    The “Vehicle Term” with respect to each Lease Vehicle that has a Special Term shall extend from the Vehicle Operating Lease Commencement Date for such Lease Vehicle through the earlier to occur of the last day of the Special Term applicable to such Lease Vehicle and the date that would be the Vehicle Operating Lease Expiration Date for such Lease Vehicle if such Lease Vehicle did not have a Special Term; provided that, at the expiration of each Special Term with respect to such Lease Vehicle, the lease of such Lease Vehicle shall automatically be renewed for a successive Special Term applicable to such Lease Vehicle, until the earlier to occur of the Maximum Lease Termination Date with respect to such Lease Vehicle and the date that would be the Vehicle Operating Lease Expiration Date for such Lease Vehicle if such Lease Vehicle did not have a Special Term.
(d)    Lease Vehicles with Multiple Vehicle Terms. For the avoidance of doubt, with respect to any Lease Vehicle that experiences more than one Vehicle Term pursuant to this Agreement, each such Vehicle Term with respect to such Lease Vehicle will be treated as an independent Vehicle Term for all purposes hereunder.
4.2.    Master Motor Vehicle Operating Lease Term. The “Operating Lease Commencement Date” shall mean the Series 2010-3 Closing Date. The “Operating Lease Expiration Date” shall mean the later of (i) the date of the final payment in full of the Series 2010-3 Note and (ii) the Vehicle Operating Lease Expiration Date for the last Lease Vehicle leased by the Lessee hereunder. The “Term” of this Agreement shall mean the period commencing on the Operating Lease Commencement Date and ending on the Operating Lease Expiration Date.
5.    RENT AND LEASE CHARGES. Each Lessee will pay Rent due and payable on a monthly basis as set forth in this Section 4.
5.1.    Depreciation Records and Depreciation Charges. On each Business Day, the Lessor shall establish or cause to be established the Depreciation Charge with respect to each

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Lease Vehicle, and the Lessor shall maintain, and upon request by a Lessee, deliver or cause to be delivered to such Lessee a record of such Depreciation Charges (such record, the “Depreciation Record”) with respect to each Lease Vehicle leased by such Lessee as of such date, the delivery of which may be satisfied by the Lessor posting or causing to be posted such depreciation records to a password-protected website made available to such Lessees or by any other reasonable means of electronic transmission (including, without limitation, email or other file transfer protocol), and may be made directly by the Lessor or on its behalf by any agent or designee of the Lessor.
5.2.    Monthly Base Rent. With respect to any Payment Date and any Lease Vehicle (other than a Lease Vehicle that became a Reallocated Vehicle during the Related Month with respect to such Payment Date or with respect to which the Disposition Date occurred during such Related Month), the “Monthly Base Rent” with respect to such Lease Vehicle for such Payment Date shall equal the pro rata portion (based upon the number of days in the Related Month with respect to such Payment Date that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the last day of such Related Month calculated on a 30/360 day basis.
5.3.    Final Base Rent. With respect to any Payment Date and any Lease Vehicle (x) that became a Reallocated Vehicle during the Related Month with respect to such Payment Date or (y) with respect to which the Disposition Date occurred during such Related Month, the “Final Base Rent” with respect to any such Lease Vehicle for such Payment Date shall equal:
(a)    if a Disposition Date with respect to such Lease Vehicle occurred during such Related Month, then an amount equal to the pro rata portion (based upon the number of days in such Related Month that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of such Disposition Date, calculated on a 30/360 day basis, and
(b)    if such Lease Vehicle became a Reallocated Vehicle during such Related Month, then an amount equal to the pro rata portion (based upon the number of days in such Related Month that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the date such Lease Vehicle became a Reallocated Vehicle pursuant to Section 2.2, calculated on a 30/360 day basis.
5.4.    Program Vehicle Depreciation Assumption True-Up Amount. If the Program Vehicle Depreciation Assumption True-Up Amount with respect to any Lease Vehicle is a positive number as of the first day following the end of the Estimation Period for such Lease Vehicle, then the Lessee of such Lease Vehicle shall pay the Lessor such Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle in accordance with Section 4.7.1.
5.5.    Monthly Variable Rent. The “Monthly Variable Rent” for each Payment Date and each Lease Vehicle (w) leased hereunder as of the last day of the Related Month with respect to such Payment Date, (x) the Disposition Date in respect of which occurred during such Related Month, (y) that became a Reallocated Vehicle during such Related Month or (z) that was

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purchased by the applicable Lessee during such Related Month, in each case shall equal the sum of:
(a)    the product of:
(i)    an amount equal to the sum of:

(A)
all interest that has accrued on the Series 2010-3 Note during the Series 2010-3 Interest Period for the Series 2010-3 Note ending on the second Business Day immediately preceding the Determination Date immediately preceding such Payment Date, plus

(B)	all Series 2010-3 Carrying Charges with respect to such Payment Date, and
(ii)    the quotient obtained by dividing:

(A)
the Net Book Value of such Lease Vehicle as of the last day of such Related Month (or, if earlier, the Disposition Date or Inter-Lease Vehicle Reallocation Effective Date with respect to such Lease Vehicle) by

(B)
the aggregate Net Book Values as of the last day of such Related Month (or, in any such case, if earlier, the Disposition Date or Inter-Lease Vehicle Reallocation Effective Date of such Lease Vehicle) of all such Lease Vehicles, plus

(b)    2% per annum, payable at one-twelfth the annual rate, of the Net Book Value of such Lease Vehicle as of the last day of the Related Month.
5.6.    Casualty; Ineligible Vehicles. On the second day of each calendar month, each Lessee shall deliver to the Master Servicer a list containing each Lease Vehicle leased by such Lessee that suffered a Casualty or became an Ineligible Vehicle in the preceding calendar month (each such list, a “Monthly Casualty Report”). Each such delivery may be satisfied by the applicable Lessee posting such Monthly Casualty Report to a password protected website made available to the Master Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee. On the Disposition Date with respect to each Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, (i) the Lessor shall cause title to such Lease Vehicle to be transferred to or at the direction of the Lessee of such Lease Vehicle and (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Lease Vehicle.
5.7.    Payments.
5.7.1.    On each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Section 4.9, each Lessee

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shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder to the last day of such Related Month (other than any Lease Vehicle (x) the Disposition Date for which occurred during such Related Month or (y) that became a Reallocated Vehicle during such Related Month):
(a)    the Monthly Base Rent with respect to such Lease Vehicle as of such Payment Date, plus
(b)    the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, plus
(c)    if the Program Vehicle Depreciation Assumption True-Up Amount owing with respect to such Lease Vehicle as of such Payment Date is a positive number, then such Program Vehicle Depreciation Assumption True-Up Amount minus all amounts previously paid by the applicable Lessee in respect of such Program Vehicle Depreciation True-Up Amount, plus
(d)    the Monthly Variable Rent with respect to such Lease Vehicle as of such Payment Date, plus
(e)    the Redesignation to Non-Program Amount, if any, with respect to such Lease Vehicle for such Payment Date.
5.7.2.    On each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Section 4.9, each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder as of any day during such Related Month and (x) which Lease Vehicle became a Reallocated Vehicle during such Related Month or (y) the Disposition Date for which occurred during such Related Month:
(a)    the Casualty Payment Amount with respect to such Lease Vehicle, if any, plus
(b)    the Final Base Rent with respect to such Lease Vehicle, if any, plus
(c)    the Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus
(d)    the Non-Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus
(e)    the Early Program Return Payment Amount with respect to such Lease Vehicle, if any, plus
(f)    the Monthly Variable Rent owing with respect to such Lease Vehicle for such Payment Date.

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5.8.    Making of Payments.
(a)    All payments hereunder shall be made by the applicable Lessee, or by the Master Servicer or one or more of its Affiliates on behalf of such Lessee, to, or for the account of, the Lessor in immediately available funds, without setoff, counterclaim or deduction of any kind.
(b)    All such payments shall be deposited into the Series 2010-3 Collection Account not later than 12:00 noon, New York City time, on such Payment Date.
(c)    If any Lessee pays less than the entire amount of Rent (or any other amounts) due on any Payment Date, after giving full credit for all prepayments made pursuant to Section 4.9 with respect to amounts due on such Payment Date, then the payment received from such Lessee in respect of such Payment Date shall be first applied to the Monthly Variable Rent due on such Payment Date.
(d)    In the event any Lessee fails to remit payment of any amount due under this Agreement on or before the Payment Date or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee shall pay default interest with respect thereto at a rate equal to (i) the effective interest rate payable by RCFC on any overdue amounts owed by RCFC with respect to the Series 2010-3 Note or (ii) if no such interest is payable by RCFC, the one-month LIBOR Rate plus 1.0%, during the period from the Payment Date on which such delinquent amount was payable until such delinquent amount (with accrued interest) is paid.
5.9.    Prepayments. On any Business Day, any Lessee, or the Master Servicer or one or more of its Affiliates on behalf of such Lessee, may, at its option, make a non-refundable payment to the Lessor of all or any portion of the Rent or any other amount that is payable by such Lessee hereunder on the Payment Date occurring in the calendar month of such date of payment or the next succeeding Payment Date, in advance of such Payment Date.
5.10.    Ordering and Delivery Expenses. With respect to any Lease Vehicle to be leased by any Lessee hereunder, such Lessee shall pay to or at the direction of the Lessor all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Lease Vehicle and all sales and use tax (if any) to the extent that the same have not been included in the Capitalized Cost of such Lease Vehicle, as such inclusion or exclusion has been reasonably determined by the Master Servicer.
5.11.    Unexpired License Plate Credits. Any rebate or credits applicable to the unexpired term of any license plates for a Lease Vehicle leased hereunder shall inure to the benefit of the Lessee of such Lease Vehicle.
6.    VEHICLE OPERATIONAL COVENANTS
6.1.    NET LEASE. THIS AGREEMENT SHALL BE A NET LEASE.

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6.1.1.    Maintenance and Repairs. With respect to any Lessee and the Lease Vehicles leased by such Lessee hereunder, such Lessee shall pay for all maintenance and repairs. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Lease Vehicles leased by such Lessee hereunder including, but not limited to, fuel, lubricants, and coolants. Any improvements or additions to any Lease Vehicles shall become and remain the property of the Lessor, except that any addition to any Lease Vehicle made by any Lessee shall remain the property of such Lessee if such addition can be disconnected from such Lease Vehicle without impairing the functioning of such Lease Vehicle or its resale value, excluding such addition.
6.1.2.    Insurance. Each Lessee represents that it is and at all times hereunder shall remain a self-insurer, or will provide insurance, in accordance with all applicable state law requirements and agrees to maintain or cause to be maintained insurance/self‑insurance coverage in force as follows:
(i)    Comprehensive Public Liability, Property Damage, and Catastrophic Physical Damage. Comprehensive public liability and property damage protection in respect of the possession, condition, maintenance, operation and use of the Lease Vehicles, in the amount required to meet the minimum financial responsibility requirements mandated by applicable state law for each occurrence, and catastrophic physical damage insurance, in an amount not less than $50,000,000. Catastrophic physical damage insurance shall name the Collateral Agent as loss payee as its interests may appear.
(ii)    Delivery of Certificate of Insurance. Each Lessee shall, from time to time upon the Lessor’s or the Trustee’s reasonable request, deliver to the Lessor and the Trustee copies of documentation evidencing all insurance required by this Section 5.1.2 that is then in effect. Any insurance, as opposed to self-insurance, obtained by the Lessee shall be obtained from a Qualified Insurer only.
6.1.3.    Ordering and Delivery Expenses. Each Lessee shall be responsible for the payment of all ordering and delivery expenses as set forth in Section 4.10.
6.1.4.    Fees; Traffic Summonses; Penalties and Fines. With respect to any Lessee and the Lease Vehicles leased by such Lessee hereunder, such Lessee shall be responsible for the payment of all registration fees, title fees, license fees or other similar governmental fees and taxes (including the cost of any recording or registration fees or other similar governmental charges with respect to the notation on the Certificates of Title of the Lease Vehicles of the interest of the Collateral Agent), all costs and expenses in connection with the transfer of title of, or reflection of the interest of any lienholder in, any Lease Vehicle, traffic summonses, penalties, judgments and fines incurred with respect to any Lease Vehicle during the Vehicle Term for such Lease Vehicle or imposed during the Vehicle Term for such Lease Vehicle by any Governmental Authority with respect to such Lease Vehicles in connection with such Lessee’s operation of such Lease Vehicles. The Lessor may, but is not required to, make any and all payments pursuant to

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this Section 5.1.4 on behalf of such Lessee, provided that, such Lessee will reimburse Lessor in full for any and all payments made pursuant to this Section 5.1.4.
6.2.    Vehicle Use.
6.2.1.    Each Lessee may use Lease Vehicles leased hereunder in connection with its business, including use by such Lessee’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, subject to Sections 6.1 and 9 hereof and Section 10.2 of the Series 2010-3 Supplement. Such use shall be confined primarily to the United States, with limited use in Canada and Mexico (which use will include all normal course movements of Lease Vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the applicable Lessee’s course of business). Each Lessee agrees to possess, operate and maintain each Lease Vehicle leased to it in a manner consistent with how such Lessee would possess, operate and maintain such Vehicle were such Lessee the beneficial owner of such Lease Vehicle.
6.2.2.    In addition to the foregoing, each Lessee may sublet Lease Vehicles to any of:

(A)
any Person(s), so long as (i) either (x) the sublease of such Lease Vehicles is pursuant to the Advantage Sublease or (y) the sublease of such Lease Vehicles satisfies the Non-Franchisee Third Party Sublease Contractual Criteria, (ii) the Lease Vehicles being subleased are being used in connection with such Person(s)’ business and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Section 5.2.2(A) is less than ten (10) percent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;

(B)
any franchisee of any Affiliate of any Lessee (and which franchisee, for the avoidance of doubt, may be an Affiliate of any Lessee), so long as (i) the sublease of such Lease Vehicles satisfies the Franchisee Sublease Contractual Criteria, (ii) such franchisee meets the normal credit and other approval criteria for franchises of such Affiliate and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased pursuant to Section 5.2.2(A) and this Section 5.2.2(B) at any one time is less than twenty-five (25) percent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time; and

(C)
any Affiliate of any Lessee (including, without limitation, HERC), so long as (i) the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement and

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(ii) the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities.
With respect to any Lease Vehicles subleased pursuant to this Section 5.2.2 that meet the conditions of both the preceding clauses (A) and (B), as of any date of determination, the Master Servicer will determine which such Lease Vehicles shall count to the calculation of the percentage of aggregate Net Book Value in which of the preceding clauses (A) or (B) as of such date; provided that, no such individual Lease Vehicle shall count towards the calculation of the percentage of aggregate Net Book Value with respect to both clauses (A) and (B) as of such date.
On the first day of each calendar month, each Lessee shall deliver to the Master Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding clause (A) or (B) and the sublessee of each such Lease Vehicle, in each case, as of the last day of the immediately preceding calendar month, each of which deliveries may be satisfied by the applicable Lessee posting such list to a password protected website made available to the Master Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee.
On the first day of each calendar month, each Lessee shall deliver to the Master Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding clause (C) and the sublessee of each such Lease Vehicle, in each case, as of the last day of the immediately preceding calendar month, each of which deliveries will be satisfied by the Master Servicer having actual knowledge of each such subleased Lease Vehicle and the related sublessee to whom such Lease Vehicle was then being subleased.

The sublease of any Lease Vehicles permitted by this Section 5 shall not release any Lessee from any obligations under this Agreement.

6.3.    Non-Disturbance. With respect to any Lessee, so long as such Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Lease Vehicles will not be disturbed during the Term subject, however, to Sections 6.1 and 9 hereof and except that the Lessor and the Trustee each retains the right, but not the duty, to inspect the Lease Vehicles leased by such Lessee without disturbing such Lessee’s business.
6.4.    Manufacturer’s Warranties. If a Lease Vehicle is covered by a Series 2010-3 Manufacturer’s warranty, the Lessee, during the Vehicle Term for such Lease Vehicle, shall have the right to make any claims under such warranty that the Lessor could make.

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6.5.    Series 2010-3 Program Vehicle Condition Notices. Upon the occurrence of any event or condition with respect to any Lease Vehicle that is then designated as a Series 2010-3 Program Vehicle that would reasonably be expected to result in a redesignation of such Lease Vehicle pursuant to Section 2.5(a)(ii), the Lessee of such Lease Vehicle shall notify the Lessor and the Master Servicer of such event or condition in the normal course of operations.
7.    MASTER SERVICER FUNCTIONS AND COMPENSATION.
7.1.    Master Servicer Functions with Respect to Lease Vehicle Returns, Disposition and Invoicing.
(a)    With respect to any Lease Vehicle returned by any Lessee pursuant to Section 2.4, the Master Servicer shall direct such Lessee as to the return location with respect to such Lease Vehicle. The Master Servicer shall act as the Lessor’s agent in returning or otherwise disposing of each Lease Vehicle on the Vehicle Operating Lease Expiration Date with respect to such Lease Vehicle, in each case in accordance with the Servicing Standard.
(b)    Upon the Master Servicer’s receipt of any Series 2010-3 Program Vehicle returned by any Lessee pursuant to Section 2.4, the Master Servicer shall return such Series 2010-3 Program Vehicle to the nearest related Series 2010-3 Manufacturer official auction or other facility designated by such Series 2010-3 Manufacturer at the sole expense of the Lessee thereof unless paid or payable by the Manufacturer thereof in accordance with the terms of the related Series 2010-3 Manufacturer Program.
(c)    With respect to any Lease Vehicle that is (i) a Series 2010-3 Non-Program Vehicle and is returned to or at the direction of the Master Servicer pursuant to Section 2.4 or (ii) becomes a Rejected Vehicle, the Master Servicer shall arrange for the disposition of such Lease Vehicle in accordance with the Servicing Standard.
(d)    In connection with the disposition of any Lease Vehicle that is a Series 2010-3 Program Vehicle, the Master Servicer shall comply with the Servicing Standard in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary, signed condition reports and signed odometer statements to be submitted with such Series 2010-3 Program Vehicles returned to a Manufacturer pursuant to Section 2.4 and accepted by or on behalf of the Manufacturer at the time of such Series 2010-3 Program Vehicle’s return.
The Master Servicer shall take such actions as are required or desirable to effect Exchanges for tax purposes or otherwise in connection with Exchanges, including, without limitation, directing and causing deposits and withdrawals with respect to disposition proceeds in connection with the Master Exchange Agreement and Escrow Agreement.
(e)    With respect to each Payment Date, each Lessee and the Lease Vehicles leased by each such Lessee hereunder, the Master Servicer shall calculate all Depreciation Charges, Rent, Casualty Payment Amounts, Program Vehicle Special Default Payment Amounts, Non-Program Vehicle Special Default Payment Amounts, Early Program

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Return Payment Amounts, Redesignation to Non-Program Amounts, Redesignation to Program Amounts, Program Vehicle Depreciation Assumption True-Up Amounts, Pre-VOLCD Program Vehicle Depreciation Amounts, Assumed Remaining Holding Periods, Assumed Residual Values, Capitalized Costs, Accumulated Depreciation and Net Book Values. With respect to each Payment Date, the Master Servicer shall aggregate each Lessee’s Rent due on all Lease Vehicles leased by such Lessee, together with any other amounts due to the Lessor from such Lessee and any credits owing to such Lessee, and provide to the Lessor and such Lessee a monthly statement of the total amount, in a form reasonably acceptable to the Lessor, no later than the Determination Date with respect to such Payment Date.
(f)    Upon the occurrence of an HVF II Group II Liquidation Event, the Master Servicer shall dispose of any Lease Vehicles in accordance with the instructions of the Lessor or the Collateral Agent. To the extent the Master Servicer fails to so dispose of any such Lease Vehicles, the Lessor and the Collateral Agent shall have the right to otherwise dispose of such Lease Vehicles.
7.2.    Servicing Standard. In addition to the duties enumerated in Section 6.1, the Master Servicer agrees to perform each of its obligations hereunder in accordance with the Servicing Standard, unless otherwise stated.
7.3.    Master Servicer Acknowledgment. The parties to this Agreement acknowledge and agree that Hertz acts as Master Servicer of the Lessor pursuant to this Agreement, and, in such capacity, as the agent of the Lessor, for purposes of performing certain duties of the Lessor under this Agreement and the Series 2010-3 Related Documents.
7.4.    Master Servicer’s Monthly Fee. As compensation for the Master Servicer’s performance of its duties, the Lessor shall pay to or at the direction of the Master Servicer on each Payment Date (i) a fee (the “Monthly Servicing Fee”) equal to 0.50% per annum, payable at one-twelfth the annual rate, on the outstanding Net Book Value of the Lease Vehicles as of the last day of the Related Month with respect to such Payment Date and (ii) the reasonable costs and expenses of the Master Servicer incurred by it during the Related Month as a result of arranging for the sale of Lease Vehicles returned to the Lessor in accordance with Section 2.4(a); provided, however, that such costs and expenses shall only be payable to or at the direction of the Master Servicer to the extent of any excess of the sale price received by or on behalf of the Lessor for any such Lease Vehicle over the Net Book Value thereof.
7.5.    Sub-Servicers. The Master Servicer may delegate to any Affiliate of the Master Servicer (each such delegee, in such capacity, a “Sub-Servicer”) the performance of the Master Servicer’s obligations as Master Servicer pursuant to this Agreement (but the Master Servicer shall remain fully liable for its obligations under this Agreement).
8.    CERTAIN REPRESENTATIONS AND WARRANTIES. Each of Hertz and DTG, as Lessees, represents and warrants to the Lessor and the Trustee that as of the Series 2010-3 Restatement Effective Date, and as of each Vehicle Operating Lease Commencement Date applicable to such Lessee, and each Additional Lessee represents and warrants to the Lessor and the Trustee that as of the Joinder Date with respect to such Additional Lessee, as of each

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Vehicle Operating Lease Commencement Date applicable to such Additional Lessee occurring on or after such Joinder Date:
8.1.    Organization; Power; Qualification. Such Lessee has been duly formed and is validly existing as a corporation, partnership, limited liability company or trust in good standing under the laws of its jurisdiction of organization, with corporate power under the laws of such jurisdiction to execute and deliver this Agreement and the other Series 2010-3 Related Documents to which it is a party and to perform its obligations hereunder and thereunder, and is duly qualified and in good standing to do business as a foreign corporation (or other entity, as applicable) in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to be so qualified and in good standing would reasonably be expected to result in a Lease Material Adverse Effect.
8.2.    Authorization; Enforceability. Each of this Agreement and the other Series 2010-3 Related Documents to which it is a party has been duly authorized, executed and delivered on behalf of such Lessee and, assuming due authorization, execution and delivery by the other parties hereto or thereto, is a valid and legally binding agreement of such Lessee enforceable against such Lessee in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity or by an implied covenant of good faith and fair dealing).
8.3.    Compliance. The execution, delivery and performance by such Lessee of this Agreement and the Series 2010-3 Related Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Lessee pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which such Lessee is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to have a Lease Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Lease Material Adverse Effect) or of the provisions of the certificate of incorporation or the by‑laws of the Lessee.
8.4.    Governmental Approvals. There is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over such Lessee which is required for the execution, delivery and performance of this Agreement or the Series 2010-3 Related Documents (other than such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained or made), except to the extent that the failure to so obtain or effect any such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Lease Material Adverse Effect.
8.5.    [Reserved]

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8.6.    Investment Company Act. Such Lessee is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and such Lessee is not subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Series 2010-3 Related Documents, and neither the entering into or performance by such Lessee of this Agreement violates any provision of such Act.
8.7.    Supplemental Documents True and Correct. All information contained in any material Series 2010-3 Supplemental Document that has been submitted, or that may hereafter be submitted by such Lessee to the Lessor is, or will be, true, correct and complete in all material respects.
8.8.    ERISA. Such Lessee has satisfied the minimum funding standards under ERISA with respect to its Plans and is in compliance in all material respects with the currently applicable provisions of ERISA.
8.9.    Indemnification Agreement. The Indemnification Agreement is in full force and effect, and is a valid and legally binding agreement of Hertz, enforceable against Hertz in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
8.10.    Eligible Vehicles. Each Lease Vehicle is or will be, as the case may be, on the applicable Vehicle Operating Lease Commencement Date, a Series 2010-3 Eligible Vehicle.
9.    CERTAIN AFFIRMATIVE COVENANTS. Until the expiration or termination of this Agreement, and thereafter until the obligations of each Lessee under this Agreement and the Series 2010-3 Related Documents are satisfied in full, each Lessee covenants and agrees that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will:
9.1.    Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate, partnership, limited liability or trust existence; (ii) be, and ensure that it is, duly qualified to do business and in good standing as a foreign entity in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to so qualify would be reasonably expected to result in a Lease Material Adverse Effect; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to result in a Lease Material Adverse Effect.
9.2.    Books, Records, Inspections and Access to Information.
(a)    Maintain complete and accurate books and records with respect to the Lease Vehicles leased by it under this Agreement and the other Series 2010-3 Collateral;

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(b)    At any time and from time to time during regular business hours, upon reasonable prior notice from the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes), permit the Lessor, the Trustee or the HVF II Trustee (or such other person who may be designated from time to time by the Lessor, the Trustee or the HVF II Trustee) to examine and make copies of such books, records and documents in the possession or under the control of such Lessee relating to the Lease Vehicles leased by it under this Agreement and the other Series 2010-3 Collateral;
(c)    Permit any of the Lessor, the Trustee, the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes) or the Collateral Agent (or such other person who may be designated from time to time by any of the Lessor, the Trustee, the HVF II Trustee or the Collateral Agent) to visit the office and properties of such Lessee for the purpose of examining such materials, and to discuss matters relating to the Lease Vehicles leased by such Lessee under this Agreement with such Lessee’s independent public accountants or with any of the Authorized Officers of such Lessee having knowledge of such matters, all at such reasonable times and as often as the Lessor, the Trustee, the HVF II Trustee or the Collateral Agent may reasonably request;
(d)    Upon the request of the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes) from time to time, make reasonable efforts (but not disrupt the ongoing normal course rental of Lease Vehicles to customers) to confirm to the Lessor, the Trustee and/or the HVF II Trustee the location and mileage (as recorded in the Master Servicer’s computer systems) of each Lease Vehicle leased by such Lessee hereunder and to make available for the Lessor’s, the Trustee’s and/or the HVF II Trustee’s inspection within a reasonable time period such Lease Vehicle at the location where such Lease Vehicle is then domiciled; and
(e)    During normal business hours and with prior notice of at least three (3) Business Days, make its records pertaining to the Lease Vehicles leased by such Lessee hereunder available to the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes) for inspection at the location or locations where such Lessee’s records are normally domiciled;
provided that, in each case, the Lessor agrees that it will not disclose any information obtained pursuant to this Section 8.2 that is not otherwise publicly available without the prior approval of such Lessee, except that the Lessor may disclose such information (x) to its officers, employees, attorneys and advisors, in each case on a confidential and need-to-know basis, and (y) as required by applicable law or compulsory legal process.
9.3.    ERISA. Comply with the minimum funding standards under ERISA with respect to its Plans and use its best efforts to comply in all material respects with all other applicable provisions of ERISA and the regulations and interpretations promulgated thereunder.

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9.4.    Merger. Not merge or consolidate with or into any other Person unless (i) a Lessee is the surviving entity of such merger or consolidation or (ii) the surviving entity of such merger or consolidation expressly assumes such Lessee’s obligations under this Agreement.
9.5.    Reporting Requirements. Furnish, or cause to be furnished to the Lessor and the HVF II Trustee:
(i)    for so long as Hertz is not a “reporting company” (within the meaning of the Exchange Act and the rules of the SEC promulgated thereunder), within 120 days after the end of each of Hertz’s fiscal years, information equivalent to that which would be required to be included in the financial statements contained in an Annual Report on Form 10-K if Hertz were a reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its consolidated subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz and acceptable to the Lessor and the Trustee;
(ii)    for so long as Hertz is not a “reporting company” (within the meaning of the Exchange Act and the rules of the SEC promulgated thereunder), within sixty (60) days after the end of each of the first three quarters of each of Hertz’s fiscal years, information equivalent to that which would be required to be included in the financial statements contained in a Quarterly Report filed on Form 10-Q if Hertz were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP; and
(iii)    promptly after becoming aware thereof, (a) notice of the occurrence of any Series 2010-3 Potential Operating Lease Event of Default or Series 2010-3 Operating Lease Event of Default, together with a written statement of an Authorized Officer of such Lessee describing such event and the action that such Lessee proposes to take with respect thereto, and (b) notice of any Series 2010-3 Amortization Event.
The financial data that shall be delivered to the Lessor and the HVF II Trustee pursuant to this Section 8.5 shall be prepared in conformity with GAAP.
Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of such Lessee’s accountants not being “independent” (as defined

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pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), such Lessee may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that such Lessee shall in any event be required to make or cause to be made such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 8.5.
Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 8.5 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which any Lessee posts such documents, or provides a link thereto on Hertz’s or any Parent Entity’s website (or such other website address as any Lessee may specify by written notice to the Lessor and the HVF II Trustee from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent Entity’s behalf on an internet or intranet website to which the Lessor and the HVF II Trustee have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the HVF II Trustee).
10.    DEFAULT AND REMEDIES THEREFOR.
10.1.    Events of Default. Any one or more of the following will constitute an event of default (an “Series 2010-3 Operating Lease Event of Default”) as that term is used herein:
10.1.1.    there occurs a default in the payment of any Rent or other amount payable by any Lessee under this Agreement that continues for a period of five (5) consecutive Business Days;
10.1.2.    any unauthorized assignment or transfer of this Agreement by any Lessee occurs;
10.1.3.    the failure of any Lessee to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance that in any such case has a Lease Material Adverse Effect, and such default continues for more than thirty (30) consecutive days after the earlier of the date written notice thereof is delivered by the Lessor or the Trustee to such Lessee or the date an Authorized Officer of such Lessee obtains actual knowledge thereof;
10.1.4.    if (i) any representation or warranty made by any Lessee herein is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of any Lessee to the Lessor or the Trustee (excluding, for the avoidance of doubt, any schedule, certificate, financial statement, report, notice, or

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other writing furnished by or on behalf of any Lessee under or in connection with any Series of Notes of any Other Segregated Series of Notes) is false or misleading on the date as of which the facts therein set forth are stated or certified, (ii) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect with respect to the Lessor, and (iii) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for thirty (30) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Trustee to the applicable Lessee and (y) the date an Authorized Officer of the applicable Lessee learns of such circumstance or condition;
10.1.5.    any of (i) an Event of Bankruptcy occurs with respect to the Guarantor; (ii) an Event of Bankruptcy (excluding clause (a) of the definition of Event of Bankruptcy) occurs with respect to any Lessee and continues for at least ten (10) consecutive Business Days; or (iii) an Event of Bankruptcy occurs (excluding clauses (b) and (c) of the definition of Event of Bankruptcy) with respect to any Lessee;
10.1.6.    this Agreement or any portion thereof ceases to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Series 2010-3 Related Documents) or a proceeding shall be commenced by any Lessee to establish the invalidity or unenforceability of this Agreement, in each case other than with respect to any Lessee that at such time is not leasing any Lease Vehicles hereunder;
10.1.7.    a Servicer Default occurs; or
10.1.8.    an HVF II Group II Liquidation Event occurs with respect to all HVF II Group II Notes.
For the avoidance of doubt, with respect to any Series 2010-3 Potential Operating Lease Event of Default or Series 2010-3 Operating Lease Event of Default, if the event or condition giving rise (directly or indirectly) to such Series 2010-3 Potential Operating Lease Event of Default or Series 2010-3 Operating Lease Event of Default, as applicable, ceases to be continuing (through cure, waiver or otherwise), then such Series 2010-3 Potential Operating Lease Event of Default or Series 2010-3 Operating Lease Event of Default, as applicable, will cease to exist and will be deemed to have been cured for every purpose under the Series 2010-3 Related Documents.
10.2.    Effect of Operating Lease Event of Default. If any Series 2010-3 Operating Lease Event of Default set forth in Sections 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 shall occur and be continuing, the Lessee’s right of possession with respect to any Lease Vehicles leased hereunder shall be subject to the Lessor’s option to terminate such right as set forth in Sections 9.3 and 9.4.
10.3.    Rights of Lessor Upon Operating Lease Event of Default.
10.3.1.    If a Series 2010-3 Operating Lease Event of Default shall occur and be continuing, then the Lessor may proceed by appropriate court action or actions, either at

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law or in equity, to enforce performance by any Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 9.5.
10.3.2.    If any Series 2010-3 Operating Lease Event of Default set forth in Sections 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 shall occur and be continuing, then (i) the Lessor shall have the right (a) to terminate any Lessee’s rights of possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee, (b) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder, (c) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever and (d) to direct delivery by the Master Servicer of the Certificates of Title for all or a portion of the Lease Vehicles and (ii) the Lessees, at the request of the Lessor or the Trustee acting at the direction of the HVF II Group II Requisite Investors, shall return or cause to be returned all Lease Vehicles to the Lessor or the Trustee as the case may be; provided that, the Trustee’s exercise of remedies shall be subject to Section 9.4(e).
10.3.3.    Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against such Lessee will in any case be calculated in accordance with Section 9.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Series 2010-3 Related Document with respect to such exercise. Any extension of time for payment hereunder or other indulgence duly granted to any Lessee will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of such Lessee. The Lessor’s acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor’s rights hereunder with respect to any subsequent payments or defaults therein.
10.4.    HVF II Group II Liquidation Event and Non-Performance of Certain Covenants.
(a)    Subject to Section 9.4(e), if an HVF II Group II Liquidation Event shall have occurred and be continuing, the Trustee and HVF II Trustee shall have the rights against each Lessee and the Series 2010-3 Collateral provided in the Series 2010-3 Supplement, the HVF II Group II Supplement and the Collateral Agency Agreement upon an HVF II Group II

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Liquidation Event, including, in each case, the right (i) to terminate any Lessee’s rights of possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee, (ii) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder, (iii) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever and (iv) to direct delivery by the Master Servicer of the Certificates of Title for all or a portion of the Lease Vehicles.
(b)    Subject to Section 9.4(e), during the continuance of an HVF II Group II Liquidation Event, the Master Servicer shall return any or all Lease Vehicles that are Series 2010-3 Program Vehicles to the related Manufacturers in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Series 2010-3 Program Vehicles under the terms of the applicable Series 2010-3 Manufacturer Program, the Lessor shall have the right to otherwise dispose of such Series 2010-3 Program Vehicles and to direct the Master Servicer to dispose of such Series 2010-3 Program Vehicles in accordance with its instructions.
(c)    Notwithstanding the exercise of any rights or remedies pursuant to this Section 9.4, the Lessor will, nevertheless, have a right to recover from such Lessee any and all amounts (for the avoidance of doubt, as limited by Section 9.5) as may be then due.
(d)    In addition, following the occurrence of an HVF II Group II Liquidation Event, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis each Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Section 10.2 of the Series 2010-3 Supplement, and each Lessee acknowledges that it has hereby granted to the Lessor all such rights, remedies, powers, privileges and claims granted by the Lessor to the Trustee pursuant to Article X of the Series 2010-3 Supplement and that the Trustee may act in lieu of the Lessor in the exercise of all such rights, remedies, powers, privileges and claims.
(e)    The Trustee or the HVF II Trustee may only take possession of or exercise any of the rights or remedies specified in this Agreement, with respect to such number of Lease Vehicles necessary to generate disposition proceeds in an aggregate amount sufficient to pay each HVF II Series of Group II Notes with respect to which an HVF II Group II Liquidation Event is then continuing as set forth in the related HVF II Group II Series Supplement, taking into account the receipt of proceeds of all other vehicles being disposed of that have been pledged to secure such HVF II Series of Group II Notes.
10.5.    Measure of Damages. If a Series 2010-3 Operating Lease Event of Default or HVF II Group II Liquidation Event occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this Section 9 or Section 10.2 of the Series 2010-3 Supplement, the amount that the Lessor shall be permitted to recover from any Lessee as payment shall be equal to:

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(i)    all Rent for each Lease Vehicle leased by such Lessee hereunder to the extent accrued and unpaid as of the earlier of the date of the return to the Lessor of such Lease Vehicle or disposition by the Master Servicer of such Lease Vehicle in accordance with the terms of this Agreement and all other payments payable under this Agreement by such Lessee, accrued and unpaid as of such date; plus
(ii)    any reasonable out-of-pocket damages and expenses, including reasonable attorneys’ fees and expenses that the Lessor or the Trustee will have sustained by reason of such a Series 2010-3 Operating Lease Event of Default or HVF II Group II Liquidation Event, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Lease Vehicles leased by such Lessee hereunder or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection, in each case to the extent reasonably attributable to such Lessee; plus
(iii)    interest from time to time on amounts due from such Lessee and unpaid under this Agreement at the one-month LIBOR Rate plus 1.0% computed from the date of such a Series 2010-3 Operating Lease Event of Default or HVF II Group II Liquidation Event or the date payments were originally due to the Lessor by such Lessee under this Agreement or from the date of each expenditure by the Lessor or the Trustee, as applicable, that is recoverable from such Lessee pursuant to this Section 9, as applicable, to and including the date payments are made by such Lessee.
10.6.    Servicer Default. Any of the following events will constitute a default of the Master Servicer (a “Servicer Default”) as that term is used herein:
(i)    the failure of the Master Servicer to comply with or perform any provision of this Agreement or any other Series 2010-3 Related Document that has a Lease Material Adverse Effect with respect to the Master Servicer, the Lessor or any Lessee, and such default continues for more than thirty (30) consecutive days after the earlier of the date written notice is delivered by the Lessor or the Trustee to the Master Servicer or the date an Authorized Officer of the Master Servicer obtains actual knowledge thereof;
(ii)    an Event of Bankruptcy occurs with respect to the Master Servicer;
(iii)    the failure of the Master Servicer to make any payment when due from it hereunder or under any of the other Series 2010-3 Related Documents or to deposit any Collections received by it into a Collateral Account when required under the Series 2010-3 Related Documents and, in each case, such failure continues for five (5) consecutive Business Days after the earlier of (a) the date written notice is delivered by the Lessor or the Trustee to the Master Servicer or (b) the date an Authorized Officer of the Master Servicer obtains actual knowledge thereof, except to

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the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor; or
(iv)    if (I) any representation or warranty made by the Master Servicer relating to the Series 2010-3 Collateral in any Series 2010-3 Related Document is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing relating to the Series 2010-3 Collateral furnished by or on behalf of the Master Servicer to the Lessor or the Trustee pursuant to any Series 2010-3 Related Document is false or misleading on the date as of which the facts therein set forth are stated or certified, (II) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect with respect to the Lessor, and (III) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for at least thirty (30) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Trustee to the Master Servicer and (y) the date an Authorized Officer of the Master Servicer obtains actual knowledge of such circumstance or condition.
In the event of a Servicer Default, the Trustee, acting pursuant to Section 9.22(d) of the Series 2010-3 Supplement, shall have the right to replace the Master Servicer as servicer.
For the avoidance of doubt, with respect to any Servicer Default, if the event or condition giving rise (directly or indirectly) to such Servicer Default ceases to be continuing(through cure, waiver or otherwise), then such Servicer Default will cease to exist and will be deemed to have been cured for every purpose under the Series 2010-3 Related Documents.
10.7.    Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 9.2 or Section 9.3 shall be applied by the Lessor in its discretion as the Lessor deems appropriate.
11.    CERTIFICATION OF TRADE OR BUSINESS USE. Each Lessee hereby warrants and certifies, under penalties of perjury, that it intends to use the Lease Vehicles that are subject to this Agreement in connection with its trade or business.
12.    GUARANTY.
12.1.    Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Lease Vehicles hereunder to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of each of the Lessees to make any payments required to be made by them under this Agreement, (ii) agrees to cause each Lessee to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities applicable to such Lessee under this Agreement, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through

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(iii) above are collectively referred to as the “Guaranteed Obligations”). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 11 (this “Guaranty”) will be absolute and unconditional under all circumstances. The Guaranty is a guaranty of payment and not of collection.
12.2.    Scope of Guarantor’s Liability. The Guarantor’s obligations under this Guaranty are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor under this Guaranty without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor’s liability under this Guaranty shall at all times remain effective with respect to the full amount due from the Lessees hereunder. The Lessor’s rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed.
12.3.    Lessor’s Right to Amend; Assignment of Lessor’s Rights in Guaranty. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor under this Guaranty, to: (a) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (b) accept partial payments on the Guaranteed Obligations; (c) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (d) assign its rights under this Guaranty in whole or in part to the Collateral Agent and the Trustee.
12.4.    Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:
(a)    any defense to its obligations under this Guaranty based upon:

1.	the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations;

2.
any act or omission of the Lessor or any other Person (other than a defense of payment or performance) that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that, the Guarantor’s liability in respect of this Guaranty shall be released to the extent the Lessor expressly releases such Lessee or other Person, in a writing conforming to the requirements of Section 22, from any Guaranteed Obligations; or

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3.
any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations (other than a defense of payment or performance), whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

(b)    any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

1.	give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

2.	proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;
(c)    presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;
(d)    all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;
(e)    any right that the Guarantor has or may have to set-off with respect to any right to payment from any Lessee; and
(f)    all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor under this Guaranty (other than a defense of payment or performance).
(g)    Except as provided in Section 11.7, nothing express or implied in this Guaranty shall give any Person other than the Lessees, the Lessor, the Trustee, the Collateral Agent and the Guarantor any benefit or any legal or equitable right, remedy or claim under this Guaranty.
12.5.    Guarantor to Pay Lessor’s Expenses. The Guarantor agrees to pay to the Lessor (or the Trustee), on demand, all costs and expenses, including reasonable attorneys’ and other professional and paraprofessional fees, incurred by the Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith.
12.6.    Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

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12.7.    Third-Party Beneficiaries. The Guarantor acknowledges that the Trustee has accepted the assignment of the Lessor’s rights under this Agreement and that the Trustee (for the benefit of the Series 2010-3 Noteholder and its assigns) shall be a third-party beneficiary under this Guaranty.
13.    ADDITIONAL LESSEES. Any Affiliate of the Guarantor (each, a “Permitted Lessee”) shall have the right to become a “Lessee” under and pursuant to the terms of this Agreement by complying with the provisions of this Section 12. If a Permitted Lessee desires to become a “Lessee” under this Agreement, then the Guarantor and such Permitted Lessee shall execute (if appropriate) and deliver to the Lessor and the Trustee:
13.1.    a Joinder in Lease Agreement substantially in the form attached hereto as Annex A (each, an “Affiliate Joinder in Lease”);
13.2.    the certificate of incorporation or other organizational documents for such Permitted Lessee, duly certified by the Secretary of State of the jurisdiction of such Permitted Lessee’s incorporation or formation, together with a copy of the by-laws or other organizational documents of such Permitted Lessee, duly certified by a Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee;
13.3.    copies of resolutions of the Board of Directors or other authorizing action of such Permitted Lessee authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee;
13.4.    a certificate of the Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease and any other Series 2010-3 Related Documents to be executed by it, together with samples of the true signatures of each such individual;
13.5.    a good standing certificate for such Permitted Lessee in the jurisdiction of its organization;
13.6.    an Officer’s Certificate stating that such joinder by such Permitted Lessee complies with this Section 12 and an opinion of counsel, which may be based on an Officer’s Certificate and is subject to customary exceptions and qualifications (including, without limitation, insolvency laws and principles of equity), stating that(a) all conditions precedent set forth in this Section 12 relating to such joinder by such Permitted Lessee have been complied with and (b) upon the due authorization, execution and delivery of such Affiliate Joinder in Lease by the parties thereto, such Affiliate Joinder in Lease will be enforceable against such Permitted Lessee;
13.7.    an executed Grantor Supplement to the Collateral Agency Agreement pursuant to which such Permitted Lessee has granted a security interest in certain collateral for the benefit of the Lessor and the Collateral Agent for the benefit of the Trustee to secure such

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Permitted Lessees obligations hereunder if, notwithstanding the intent of the parties to this Agreement, this Agreement is characterized by any court of competent jurisdiction as a financing arrangement or as otherwise not constituting a true lease; and
13.8.    any additional documentation that the Lessor or the Trustee may reasonably require to evidence the assumption by such Permitted Lessee of the obligations and liabilities set forth in this Agreement.
Upon satisfaction of the foregoing conditions and receipt by such Permitted Lessee of the applicable Affiliate Joinder in Lease executed by the Lessor, such Permitted Lessee shall for all purposes be deemed to be a “Lessee” for purposes of this Agreement (including, without limitation, the Guaranty which is a part of this Agreement) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.
14.    LIENS AND ASSIGNMENTS.
14.1.    Rights of Lessor Assigned to Trustee. Each Lessee acknowledges that the Lessor has assigned or will assign all of its rights under this Agreement to the Trustee pursuant to the Series 2010-3 Supplement. Accordingly, each Lessee agrees that:
(i)    subject to the terms of the Series 2010-3 Supplement, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder and such Lessee’s obligations hereunder (including the payment of Rent and all other amounts payable hereunder) shall not be subject to any claim or defense that such Lessee may have against the Lessor (other than the defense of payment actually made) and shall be absolute and unconditional and shall not be subject to any abatement, setoff, counterclaim, deduction or reduction for any reason whatsoever. Specifically, each Lessee agrees that, upon the occurrence of a Series 2010-3 Operating Lease Event of Default or HVF II Group II Liquidation Event, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against such Lessee provided for herein and such Lessee will not interpose as a defense that such claim should have been asserted by the Lessor;
(ii)    upon the delivery by the Trustee of any notice to such Lessee stating that a Series 2010-3 Operating Lease Event of Default or an HVF II Group II Liquidation Event has occurred, such Lessee will, if so requested by the Trustee, treat the Trustee for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Trustee, as the Lessor hereunder, irrespective of whether such Lessee has received any such notice from the Lessor; and
(iii)    such Lessee acknowledges that pursuant to this Agreement it has agreed to make all payments of Rent hereunder (and any other payments hereunder) directly to the Trustee for deposit in the Series 2010-3 Collection Account.

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14.2.    Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Lease Vehicles by selling or assigning its right, title and interest in this Agreement, including, without limitation, in moneys due from any Lessee and any third party under this Agreement, to the Trustee for the benefit of the Noteholders; provided, however, that any such sale or assignment shall be subject to the rights and interest of the Lessees in the Lease Vehicles, including but not limited to the Lessees’ right of quiet and peaceful possession of such Lease Vehicles as set forth in Section 5.3 hereof, and under this Agreement.
14.3.    Limitations on the Right of the Lessees to Assign this Agreement. No Lessee shall assign this Agreement or any of its rights hereunder to any other party; provided, however, that (i) each Lessee may rent the Lease Vehicles leased by such Lessee hereunder in connection with its business and may use and sublease Lease Vehicles pursuant to Section 5.2 and (ii) each Lessee may delegate to one or more of its Affiliates the performance of any of such Lessee’s obligations as Lessee hereunder (but such Lessee shall remain fully liable for its obligations hereunder). Any purported assignment in violation of this Section 13.3 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.
14.4.    Liens. The Lessor may grant security interests in the Lease Vehicles leased by any Lessee hereunder without consent of any Lessee or the Guarantor. Except for Permitted Liens, each Lessee shall keep all Lease Vehicles free of all Liens arising during the Term. If on the Vehicle Operating Lease Expiration Date for any Lease Vehicle, there is a Lien on such Lease Vehicle, the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys’ fees and costs, will be paid by the Lessee of such Lease Vehicle upon demand by the Lessor.
15.    NON-LIABILITY OF LESSOR. AS BETWEEN THE LESSOR AND EACH LESSEE, ACCEPTANCE FOR LEASE OF EACH LEASE VEHICLE PURSUANT TO SECTION 2.1(d) SHALL CONSTITUTE SUCH LESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH LEASE VEHICLE, THAT SUCH LEASE VEHICLE IS IN GOOD ORDER AND CONDITION AND IS OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR THIS USE. EACH LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT A MANUFACTURER OR AGENT THEREOF OR PRIMARILY ENGAGED IN THE SALE OR DISTRIBUTION OF LEASE VEHICLES. EACH LESSEE ACKNOWLEDGES THAT THE LESSOR MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED IN ANY SUCH CASE, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, SUITABILITY, CAPACITY OR WORKMANSHIP OF THE LEASE VEHICLES IN ANY RESPECT OR IN CONNECTION WITH OR FOR ANY PURPOSES OR USES OF ANY LESSEE AND MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED IN ANY

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SUCH CASE, THAT THE LEASE VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE LESSOR AND EACH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASE VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER, AND EACH LESSEE LEASES EACH LEASE VEHICLES “AS IS.” UPON THE LESSOR’S ACQUISITION OF ANY LEASE VEHICLE IDENTIFIED ON ANY LEASE VEHICLE ACQUISITION SCHEDULE, LESSOR SHALL IN NO WAY BE LIABLE FOR ANY DIRECT OR INDIRECT DAMAGES OR INCONVENIENCE RESULTING FROM ANY DEFECT IN OR LOSS, THEFT, DAMAGE OR DESTRUCTION OF ANY LEASE VEHICLE OR OF THE CARGO OR CONTENTS THEREOF OR THE TIME CONSUMED IN RECOVERY REPAIRING, ADJUSTING, SERVICING OR REPLACING THE SAME AND THERE SHALL BE NO ABATEMENT OR APPORTIONMENT OF RENTAL AT SUCH TIME. THE LESSOR SHALL NOT BE LIABLE FOR ANY FAILURE TO PERFORM ANY PROVISION HEREOF RESULTING FROM FIRE OR OTHER CASUALTY, NATURAL DISASTER, RIOT OR OTHER CIVIL UNREST, WAR, TERRORISM, STRIKE OR OTHER LABOR DIFFICULTY, GOVERNMENTAL REGULATION OR RESTRICTION, OR ANY CAUSE BEYOND THE LESSOR’S DIRECT CONTROL. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED (INCLUDING RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY LEASE VEHICLE).
16.    NO PETITION. Each Lessee and the Master Servicer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all of the Indenture Notes, it will not institute against, or join with, encourage or cooperate with any other Person in instituting against the Lessor, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that any Lessee or the Master Servicer takes action in violation of this Section 15, the Lessor, the Nominee or the Intermediary, as the case may be, agrees, for the benefit of the Indenture Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Lessee or the Master Servicer, as the case may be, against it or the commencement of such action and raise the defense that such Lessee or the Master Servicer, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom. The provisions of this Section 15 shall survive the termination of this Agreement.
17.    SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, each Lessee hereby irrevocably submits to the jurisdiction of such courts. Each Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by

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registered mail, postage prepaid, to such Lessee and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Each Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.
18.    GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
19.    JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
20.    NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. Copies of notices, requests and other communications delivered to the Trustee, any Lessee and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:
TRUSTEE:
Deutsche Bank Trust Company Americas
60 Wall Street, 16th Fl
MS NYC 60-1625
New York, NY 10005
Attn: Corporate Trust and Agency Group
Phone: (212) 250-2894
Fax: (212) 553-2462

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LESSOR:
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Telephone: (201) 307-2000
Fax: (201) 307-2746
LESSEES:
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Telephone: (201) 307-2000
Fax: (201) 307-2746
Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.
21.    ENTIRE AGREEMENT. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement, together with the Series 2010-3 Manufacturer Programs, the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to this Agreement (including, for the avoidance of doubt, all related joinders, exhibits, annexes, schedules, attachments and appendices), in each case solely to the extent to which such Series 2010-3 Manufacturer Programs, schedules and documents relate to Lease Vehicles will constitute the entire agreement regarding the leasing of Lease Vehicles by the Lessor to each Lessee.
22.    MODIFICATION AND SEVERABILITY. The terms of this Agreement (other than the definition of “Special Term”, which may be modified by a written notice signed by each Lessee and delivered to the Lessor, the Master Servicer and the Trustee) will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Lessor, the Master Servicer and each Lessee, subject to any restrictions on such waivers, alterations, modifications, amendments, supplements or terminations set forth in the Series 2010-3 Supplement. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Master Servicer shall provide a copy of each amendment, supplement or other modification to this Agreement to the Trustee in accordance with the notice provisions hereof not later than ten (10) days after to the execution thereof by the Lessor, the Master Servicer, the Lessees and the Guarantor. For the avoidance of doubt, the execution and/or delivery of and/or performance under any Affiliate Joinder in Lease, Lease Vehicle Acquisition Schedule, Inter-

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Lease Reallocation Schedule or Intra-Lease Lessee Transfer Schedule shall not constitute a waiver, alteration, modification, supplement or termination to or of this Agreement.
23.    SURVIVABILITY. In the event that, during the term of this Agreement, any Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by or on behalf of such Lessee.
24.    HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
25.    EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.
26.    ELECTRONIC EXECUTION. This Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
27.    LESSEE TERMINATION AND RESIGNATION. With respect to any Lessee except for Hertz, upon such Lessee (the “Resigning Lessee”) delivering irrevocable written notice to the Lessor and Master Servicer that such Resigning Lessee desires to resign its role as a “Lessee” hereunder (such notice, substantially in the form attached as Exhibit A hereto, a “Lessee Resignation Notice”), such Resigning Lessee shall immediately cease to be a “Lessee” hereunder, and, upon such occurrence, event or condition, the Lessor and Master Servicer shall be deemed to have released, waived, remised, acquitted and discharged such Resigning Lessee and such Resigning Lessee’s directors, officers, employees, managers, shareholders and members of and from any and all claims, expenses, damages, costs and liabilities arising or accruing in relation to such Resigning Lessee on or after the delivery of such Lessee Resignation Notice to the Lessor and Master Servicer (the time of such delivery, the “Lessee Resignation Notice Effective Date”); provided that, as a condition to such release and discharge, the Resigning Lessee shall pay to the Lessor all payments due and payable with respect to each Lease Vehicle leased by Resigning Lessee hereunder, including without limitation any payment listed under Sections 4.7.1 and 4.7.2, as applicable to each such Lease Vehicle, as of the Lessee Resignation Notice Effective Date; provided further that, the Resigning Lessee shall return or

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reallocate all Lease Vehicles at the direction of the Master Servicer in accordance with Section 2.4; provided further that, with respect to any Resigning Lessee, such Resigning Lessee shall not be released or otherwise relieved under this Section 26 from any claim, expense, damage, cost or liability arising or accruing prior to the Lessee Resignation Notice Effective Date with respect to such Resigning Transferor.
28.    THIRD-PARTY BENEFICIARIES. The parties hereto acknowledge that the Trustee (for the benefit of the Series 2010-3 Noteholder and its assigns), the HVF II Trustee (for the benefit of the HVF II Group II Noteholders) and the Collateral Agent (for the benefit of the Trustee) shall be third-party beneficiaries hereunder.
29.    Indemnification of the Trustee.  Hertz, as a Lessee and as Guarantor, agrees to indemnify and hold harmless the Trustee and the Trustee’s officers, directors, agents and employees against any and all claims, demands and liabilities of whatsoever nature, and all costs and expenses, relating to or in any way arising out of:  (i) any acts or omissions of any Lessee pursuant to this Lease and (ii) the Trustee’s appointment under the Base Indenture and the Trustee’s performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, in each case with respect to the Group VII Series of Notes, the Series 2010-3 Collateral, the Group VII Master Collateral and any Series 2010-3 Related Documents with respect to any Group VII Series of Notes; provided, however, Hertz, as a Lessee or as Guarantor, shall have no duty to indemnify the Trustee, or any other Indemnified Person pursuant to this Section 28, to the extent such claim, demand, liability, cost or expense arises out of or is due to the Trustee’s or such Indemnified Person’s gross negligence or willful misconduct.  Any such indemnification shall not be payable from the assets of the Lessor.  The provisions of this indemnity shall run directly to and be enforceable by the Trustee or any other Indemnified Person subject to the limitations hereof.  The indemnification provided for in this Section 28 shall be in addition to any other indemnities available to the Trustee and shall survive the termination of the duties of the Lessees hereunder and the termination of this Lease or a document to which the Trustee is a signatory or the resignation or removal of the Trustee.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
LESSOR:
RENTAL CAR FINANCE CORP.
By:
     Scott Massengill
     Vice President & Treasurer
Address:    225 Brae Boulevard
    Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746
LESSEE AND SERVICER:
DTG OPERATIONS, INC.
By:
     Scott Massengill
     Treasurer
Address:    225 Brae Boulevard
    Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746

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LESSEE AND GUARANTOR:
THE HERTZ CORPORATION
By:
     Scott Massengill
     Treasurer
Address:    225 Brae Boulevard
    Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746
MASTER SERVICER:
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
By:
     Scott Massengill
     Treasurer
Address:    225 Brae Boulevard
    Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746

Acknowledging its obligations under Section 15 hereof:
INTERMEDIARY:

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VEXCO, LLC, as the Qualified Intermediary,
by

Name:
Title:
ANNEX A
FORM OF AFFILIATE JOINDER IN LEASE
THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this “Joinder”) is executed as of _______________ ____, 20__ (with respect to this Joinder and the Joining Party) the “Joinder Date”), by ______________, a ____________________________ (“Joining Party”), and delivered to Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), as lessor pursuant to the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among RCFC, as lessor, DTG Operations, Inc. (“DTG”), as a lessee and servicer, The Hertz Corporation (“Hertz”), a Delaware corporation, as a lessee and as guarantor, Dollar Thrifty Automotive Group, Inc. (“DTAG”), as master servicer, and those affiliates of Hertz from time to time becoming lessees thereunder (together with DTG and Hertz, the “Lessees”). Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.
R E C I T A L S:
WHEREAS, the Joining Party is a Permitted Lessee; and
WHEREAS, the Joining Party desires to become a “Lessee” under and pursuant to the Lease.
NOW, THEREFORE, the Joining Party agrees as follows:
A G R E E M E N T:
1. The Joining Party hereby represents and warrants to and in favor of RCFC and the Trustee that (i) the Joining Party is an Affiliate of Hertz, (ii) all of the conditions required to be satisfied pursuant to Section 12 of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Section 7 of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.
2. From and after the date hereof, the Joining Party hereby agrees to assume all of the obligations of a “Lessee” under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.

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3. By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution and delivery of this Joinder, RCFC acknowledges that the Joining Party is a Lessee for all purposes under the Lease.

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IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

[Name of Joining Party]

By:_________________________________
Name:___________________________
Title:____________________________

Address: ____________________________
Attention: ___________________________
Telephone: __________________________
Facsimile: ___________________________

Accepted and Acknowledged by:

RENTAL CAR FINANCE CORP.

By:________________________________
Name:__________________________
Title:___________________________

THE HERTZ CORPORATION, as GUARANTOR

By:________________________________
Name:__________________________
Title:___________________________

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Schedule I to:
RCFC Series 2010-3 Supplement & RCFC Group VII Lease

EXHIBIT A
FORM OF LESSEE RESIGNATION NOTICE
[_]
[RCFC, as Lessor]

[Hertz, as Lessee and Guarantor]

[DTG, as Lessee and Servicer]

[DTAG, as Master Servicer]

Re: Lessee Termination and Resignation
Ladies and Gentlemen:
Reference is hereby made to the Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Group VII), dated as of June 17, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among Rental Car Finance Corp. (“RCFC”), as lessor, DTG Operations, Inc. (“DTG”), as a lessee and servicer, The Hertz Corporation (“Hertz”), as a lessee and guarantor, Dollar Thrifty Automotive Group, Inc. (“DTAG”), a Delaware corporation, as master servicer, and those affiliates of Hertz from time to time becoming lessees thereunder (together with DTG and Hertz, the “Lessees”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Lease.
Pursuant to Section 26 of the Lease, [_] (the “Resigning Lessee”) provides RCFC, Hertz, DTG and DTAG, irrevocable, written notice that such Resigning Lessee desires to resign as “Lessee” under the Lease.
Nothing herein shall be construed to be an amendment or waiver of any requirements of the Lease.

[Name of Resigning Lessee]

By:_________________________________
Name:___________________________
Title:____________________________

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Schedule I to:
RCFC Group VII Lease

“SCHEDULE I
“10-K Report” has the meaning specified in Section 7.5(a) of the Series 2010-3 Lease.
“10-Q Report” has the meaning specified in Section 7.5(b) of the Series 2010-3 Lease.
“Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:
(a)    the sum of:
(i)    all Monthly Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs,
(ii)    the Final Base Rent with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iii)    the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iv)    all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs, and
(v)    the Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; minus
(b)    the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs.
“Additional Lessee” has the meaning specified the Preamble of the Series 2010-3 Lease.

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Schedule I to:
RCFC Group VII Lease

“Additional Spread Percentage” means, as of any date of determination, the greater of 1.00% or such other percentage as the Lessor and the Lessees may from time to time agree in writing shall be the Additional Spread Percentage, as evidenced by and in effect from the date of delivery of a copy of such writing duly executed by the Lessor and the Lessees to the Trustee and the Master Servicer.
“Advance” has the meaning specified in Section 2.2(a) of the Series 2010-3 Supplement.
“Advantage Sublease” means that certain Master Motor Vehicle Operating Sublease Agreement, dated as of December 12, 2012, by and between Hertz, as lessor, and Simply Wheelz LLC, a Delaware limited liability company, d/b/a Advantage Rent A Car, as lessee.
“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
“Affiliate Joinder in Lease” has the meaning specified in Section 12.1 of the Series 2010-3 Lease.
“Aggregate Group II Principal Amount” has the meaning specified in the HVF II Group II Supplement.
“Alternative Lease Lessee” means any “Lessee” under and as defined in any other Segregated Series Lease.
“Annual Series 2010-3 Noteholder Tax Statement” has the meaning specified in Section 5.2(a) of the Series 2010-3 Supplement.
“Assumed Remaining Holding Period” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the greater of (a) the number of months remaining from such date until the then-expected Disposition Date of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion and (b) 1.
“Assumed Residual Value” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the proceeds expected to be realized upon the disposition of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion.
“Authorized Officer” means, as to Hertz or any of its Affiliates, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of Hertz or such Affiliate as applicable.

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Schedule I to:
RCFC Group VII Lease

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978.
“Base Indenture” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Base Rent” means, Monthly Base Rent and Final Base Rent, collectively.
“Basic Lease Vehicle Information” means the following terms specified by a Lessee in a Lease Vehicle Acquisition Schedule pursuant to Section 2.1(a) of the Series 2010-3 Lease: a list of the vehicles such Lessee desires to be made available by the Lessor to such Lessee for lease as “Lease Vehicles”, and, with respect to each such vehicle, the VIN, make, model, model year, and requested lease commencement date of each such vehicle.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Master Servicer from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Beneficiary” has the meaning specified in the Collateral Agency Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
“Capitalized Cost” means, as of any date of determination,
(d)    with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Non-Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)    if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the lesser of (X) the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle, and (Y) the MSRP of such Lease Vehicle as of the date of such initial purchase, if known by the Master Servicer (after reasonable investigation by the Master Servicer);
(ii)    if such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle;

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Schedule I to:
RCFC Group VII Lease

(iii)    if such Lease Vehicle (unless such Lease Vehicle is an Inter-Group Transferred Vehicle) was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Market Value of such Lease Vehicle as of the date of such Vehicle Operating Lease Commencement Date; and
(iv)    if such Lease Vehicle is an Inter-Group Transferred Vehicle and was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Legacy NBV of such Lease Vehicle; and
(e)    with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)    if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(ii)    if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) no Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(iii)    if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the last day of the calendar month prior to the month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs; and
(iv)    if such Lease Vehicle was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the excess of (A) the amount the

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Schedule I to:
RCFC Group VII Lease

Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the first day of the calendar month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs over (B) the amount of depreciation scheduled to accrue under the Series 2010-3 Manufacturer Program for such Lease Vehicle for the calendar month in which such Vehicle Operating Lease Commencement Date occurs, pro rated for the portion of such calendar month occurring from and including such first day of such calendar month to but excluding such Vehicle Operating Lease Commencement Date; and
(f)    with respect to any Initial Lease Vehicle, the amount specified as the “Capitalized Cost” for such Initial Lease Vehicle identified opposite such Initial Lease Vehicle on Schedule II to the Series 2010-3 Supplement.
“Casualty” means, with respect to any Series 2010-3 Eligible Vehicle, that:
(a) such Series 2010-3 Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b) such Series 2010-3 Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Casualty Payment Amount” means, with respect to any Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, the result of (a) the Net Book Value of such Lease Vehicle as of the later of (i) such Lease Vehicle’s Vehicle Operating Lease Commencement Date and (ii) the first day of the calendar month in which such Lease Vehicle became a Casualty or became an Ineligible Vehicle minus (b) the Final Base Rent for such Lease Vehicle.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Vehicle as determined by the Master Servicer or the Nominee-Servicer, as applicable.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor or replacement sections.
“Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among RCFC, the Lessees, DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Collateral Agency Agreement Addendum” means the Addendum to the Second Amended and Restated Master Collateral Agency Agreement, by and among DTAG, RCFC, the

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Lessees and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Company Order” and “Company Request” means a written order or request signed in the name of RCFC by any one of its Authorized Officers and delivered to the Trustee.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.
“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.
“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Series 2010-3 Note is located at 60 Wall Street,16th Fl, MS NYC 60-1625 New York, New York 10005, or at any other time at such other address as the Trustee may designate from time to time by notice to the Series 2010-3 Noteholder and RCFC.
“Court” has the meaning specified in Section 2(b) of the Series 2010-3 Lease.
“Decrease” has the meaning specified in Section 2.4(a) of the Series 2010-3 Supplement.
“Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a) Series 2010-3 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:
(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,
(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided by (y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and
(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2010-3 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such lower percentage in respect of which the Rating

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Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,
(b) Series 2010-3 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and
(c) Series 2010-3 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle for such date.
“Depreciation Record” has the meaning specified in Section 4.1 of the Series 2010-3 Lease.
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Date” means, with respect to any Series 2010-3 Eligible Vehicle:
(i)    if such Series 2010-3 Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Series 2010-3 Repurchase Program, the Turnback Date with respect to such Series 2010-3 Eligible Vehicle;
(ii)    if such Series 2010-3 Eligible Vehicle was subject to a Series 2010-3 Guaranteed Depreciation Program and not sold to any third party prior to the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle, the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle;
(iii)    if such Series 2010-3 Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program) the date on which the proceeds of such sale are deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account; and
(iv) if such Series 2010-3 Eligible Vehicle becomes a Casualty or an Ineligible Vehicle (other than as a result of a sale thereof that would be included in any of clause (i) through (iii) above), the day on which such Series 2010-3 Eligible Vehicle suffers a Casualty or becomes an Ineligible Vehicle.
“Disposition Proceeds” means, with respect to each Series 2010-3 Non-Program Vehicle, the net proceeds from the sale or disposition of such Series 2010-3 Non-Program Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to the Series 2010-3 Lease).

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DTAG” means Dollar Thrifty Automotive Group Inc., a Delaware corporation.

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“DTG” means DTG Operations, Inc., an Oklahoma corporation.
“Due Date” means, with respect to any payment due from a Series 2010-3 Manufacturer or auction dealer in respect of a Series 2010-3 Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Series 2010-3 Manufacturer Program, the ninetieth (90th) day after the Disposition Date for such Series 2010-3 Eligible Vehicle.
“Early Program Return Payment Amount” means, with respect to each Payment Date and each Lease Vehicle that:
(a) was a Series 2010-3 Program Vehicle as of its Turnback Date,
(b) the Turnback Date for which occurred during the Related Month with respect to such Payment Date, and
(c) the Turnback Date for which occurred prior to the Minimum Program Term End Date for such Lease Vehicle, an amount equal to the excess, if any, of (i) the Net Book Value of such Lease Vehicle (as of its Turnback Date) over (ii) the Series 2010-3 Repurchase Price received or receivable with respect to such Lease Vehicle (or that would have been received but for a Series 2010-3 Manufacturer Event of Default, as applicable).
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Series 2010-3 Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Series 2010-3 Qualified Institution.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“Estimation Period” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle with respect to which the applicable depreciation charge set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle has not been recorded in the Lessor’s or its designee’s computer systems or has been recorded in such computer systems, but has not been applied to such Series 2010-3 Program Vehicle therein, the period commencing on such Lease Vehicle’s Vehicle Operating Lease Commencement Date and terminating on the date such applicable depreciation charge has been recorded in the Lessor’s or its designee’s computer systems and applied to such Series 2010-3 Program Vehicle therein.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or

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all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or
(c)    the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group VII Exchanged Vehicles; (iv) the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time.
“Exchanged Vehicles Subject to Liabilities” has the meaning specified in the Master Exchange and Trust Agreement.
“FDIC” means the Federal Deposit Insurance Corporation.
“Final Base Rent” has the meaning specified in Section 4.3 of the Series 2010-3 Lease.
“Financial Assets” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Financing Source” has the meaning specified in the Collateral Agency Agreement.
“Fitch” means Fitch Ratings, Inc.
“Franchisee Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a franchisee, the related sublease:

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(m)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(n)
requires that the Lease Vehicles subleased under such sublease may only be used in furtherance of the business contemplated by any applicable franchise or license agreement entered into by the sublessee;

(o)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such franchisee’s business, prohibits such franchisee from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(p)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(q)
limits such franchisee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the franchisee’s course of business);

(r)
requires such franchisee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(s)	prohibits such franchisee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(t)
contains an express acknowledgement and agreement from such franchisee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such franchisee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(u)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(v)	contains an express covenant from such franchisee that prior to the date that is one year and one day after the payment of the latest maturing HVF

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II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(w)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(x)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of the applicable franchisee’s daily car rental business.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
“Grantor Supplement” has the meaning specified in the Collateral Agency Agreement.
“Group VII Assignment of Exchange Agreement” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Exchanged Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Replacement Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Vehicle” means a Series 2010-3 Eligible Vehicle.
“Guaranteed Obligations” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.
“Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Guaranty” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.

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“HERC” means Hertz Equipment Rental Corporation, a wholly owned subsidiary of Hertz.
“Hertz” means The Hertz Corporation, a Delaware corporation.
“Hertz Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Hertz Vehicles LLC” means Hertz Vehicles LLC, a Delaware limited liability company.
“HGI” means Hertz General Interest LLC, a Delaware limited liability company.
“HVF” means Hertz Vehicle Financing LLC, a Delaware limited liability company.
“HVF II” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“HVF II Agreements” means the HVF II Group II Indenture, the HVF II Group II Series Supplements and any other agreements relating to the issuance of any HVF II Series of Group II Notes to which HVF II is a party.
“HVF II Aggregate Group II Leasing Company Note Principal Amount” means “Aggregate Group II Leasing Company Note Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Aggregate Group II Principal Amount” means “Aggregate Group II Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Amortization Event” means, with respect to any HVF II Series of Group II Notes, an “Amortization Event” as defined in the HVF II Group II Supplement or the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes.
“HVF II Base Indenture” means the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Base Indenture” shall not include any “Group Supplement” (as defined in the HVF II Base Indenture) or “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II General Partner” means HVF II GP Corp., a Delaware corporation.
“HVF II Group II Aggregate Asset Amount Deficiency” means “Group II Aggregate Asset Amount Deficiency” as defined in the HVF II Group II Supplement.
“HVF II Group II Amortization Event” means an “Amortization Event” as defined in the HVF II Group II Supplement.
“HVF II Group II Collection Account” means the “Group II Collection Account” as defined in the HVF II Group II Supplement.

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“HVF II Group II Indenture” means the HVF II Base Indenture together with the HVF II Group II Supplement.
“HVF II Group II Leasing Company Note” means “Group II Leasing Company Note” as defined in the HVF II Group II Supplement.
“HVF II Group II Liquidation Event” means any one of the events with respect to any HVF II Series of Group II Notes defined as a “Group II Liquidation Event” in the related HVF II Group II Series Supplement.
“HVF II Group II Noteholder” means “Group II Noteholder” as defined in the HVF II Group II Supplement.
“HVF II Group II Notes” means “Group II Notes” as defined in the HVF II Group II Supplement.
“HVF II Group II Rating Agency Condition” means “Rating Agency Condition” as defined in the HVF II Group II Supplement.
“HVF II Group II Required Noteholders” means “Group II Required Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Group II Series Supplement” means a supplement to the HVF II Group II Supplement complying (to the extent applicable) with the terms of Section 2.3 of the HVF II Group II Supplement pursuant to which an HVF II Series of Group II Notes is issued.
“HVF II Group II Supplement” means that certain Amended and Restated HVF II Group II Supplement, dated as of June 17, 2015, by and between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Group II Supplement” shall not include any “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II Potential Amortization Event” means, with respect to any HVF II Series of Group II Notes, a “Potential Amortization Event” as defined in the HVF II Group II Supplement or the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes.
“HVF II Principal Amount” means “Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Required Series Noteholders” means “Required Series Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Requisite Group II Investors” means “Requisite Group II Investors” as defined in the HVF II Group II Supplement.
“HVF II Series of Group II Notes” means each HVF II Series of Group II Notes issued and authenticated pursuant to the HVF II Group II Indenture and the applicable HVF II Group II Series Supplement.

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“HVF II Trustee” means the “Trustee” under and as defined in the HVF II Base Indenture.
“HVF POA Revocation Party” has the meaning specified in the Nominee Agreement.
“Independent Director” has the meaning specified in the HVF II Base Indenture.
“Ineligible Vehicle” means, as of any date of determination, a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease that is not a Series 2010-3 Eligible Vehicle as of such date.
“Initial Lease Vehicle” means any Lease Vehicle identified on Schedule II to the Series 2010-3 Supplement that has not experienced a Vehicle Operating Lease Expiration Date.
“Initially Estimated Depreciation Charge” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, as of any date of determination during the Estimation Period for such Lease Vehicle, the monthly depreciation charge (expressed as a monthly dollar amount), if any, for such Lease Vehicle reasonably estimated by the Lessor (or its designee) as of such date.
“Inspection Period” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Inter-Group Transferred Vehicle” means any Lease Vehicle that, immediately prior to its Vehicle Operating Lease Commencement Date, was owned by RCFC and designated on the Master Servicer’s computer systems as other than a “Group VII Vehicle”.
“Inter-Lease Reallocation Schedule” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation Effective Date” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange and Trust Agreement.
“Intra-Lease Lessee Transfer Schedule” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.
“Issuer’s Share” means with respect to the Series 2010-3 Note on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the

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outstanding principal of such Series 2010-3 Note and the denominator of which is equal to the aggregate outstanding principal amount of all HVF II Group II Leasing Company Notes, each as of such date of determination.
“Joinder” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Joinder Date” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Lease Material Adverse Effect” means, with respect to any party to the Series 2010-3 Lease and any occurrence, event or condition applicable to such party:
(v)    a material adverse effect on the ability of such party to perform its obligations under the Series 2010-3 Lease, the Series 2010-3 Supplement or the Collateral Agency Agreement (solely as the Collateral Agency Agreement applies to the Series 2010-3 RCFC Segregated Vehicle Collateral granted thereunder);
(vi)    a material adverse effect on the Lessor’s beneficial ownership interest in the Lease Vehicles or on the ability of the Lessor to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral;
(vii)    a material adverse effect on the validity or enforceability of the Series 2010-3 Lease; or
(viii)    a material adverse effect on the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Lease Vehicle Acquisition Schedule” has the meaning specified in Section 2.1(c) of the Series 2010-3 Lease.
“Lease Vehicle Buyout Price” has the meaning specified in Section 2.3 of the Series 2010-3 Lease.
“Lease Vehicles” means, as of any date of determination, each vehicle (i) that has been accepted by a Lessee in accordance with Section 2.1(d) of the Series 2010-3 Lease and (ii) as of such date the Vehicle Operating Lease Expiration Date with respect to such vehicle has not occurred since such vehicle’s most recent Vehicle Operating Lease Commencement Date; provided that, solely with respect to the calculation and payment of Final Base Rent, any Non-Program Vehicle Special Default Payment Amount, any Program Vehicle Special Default Payment Amount, any Casualty Payment Amount, any Early Program Return Payment Amount, any Pre-VOLCD Program Vehicle Depreciation Amount, any Program Vehicle Depreciation True-up Amount, any Redesignation to Program Amount or any Redesignation to Non-Program Amount, in each case with respect to any vehicle satisfying the preceding clause (i), such vehicle shall be deemed to be a “Lease Vehicle” (notwithstanding the occurrence of such Vehicle

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Operating Lease Expiration Date with respect thereto) until such Final Base Rent, Non-Program Vehicle Special Default Payment Amount, Program Vehicle Special Default Payment Amount, Casualty Payment Amount, Early Program Return Payment Amount, Pre-VOLCD Program Vehicle Depreciation Amount, Program Vehicle Depreciation True-up Amount, Redesignation to Program Amount or Redesignation to Non-Program Amount, as applicable, has been paid by the Lessee of such vehicle (as of such Vehicle Operating Lease Expiration Date with respect thereto), none of which, for the avoidance of doubt, shall be payable more than once with respect to any such vehicle by such Lessee.
“Legacy NBV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the excess of (a) the “Net Book Value” (as defined in the Base Indenture) of such Inter-Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date over (b) the sum of all Depreciation Charges (as defined in the Base Indenture) that accrued with respect to such Inter-Group Transferred Vehicle during the period (x) commencing on the later of the first day of the calendar month in which its Vehicle Operating Lease Commencement Date occurred and its “Vehicle Lease Commencement Date” (as defined in the Base Indenture and with respect to the lease pursuant to which such Lease Vehicle was leased by RCFC immediately prior to its Vehicle Operating Lease Commencement Date) and (y) ending on and including the day immediately preceding its Vehicle Operating Lease Commencement Date.
“Legal Final Payment Date” shall be the one (1) year anniversary of the Series 2010-3 Commitment Termination Date.
“Lessee” means each of DTG, Hertz and each Additional Lessee, in each case in its capacity as a lessee under the Series 2010-3 Lease.
“Lessee Grantor Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“Lessee Resignation Notice” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessee Resignation Notice Effective Date” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessor” means RCFC, in its capacity as the lessor under the Series 2010-3 Lease.
“LIBOR Rate” means, with respect to amounts due and unpaid under the Series 2010-3 Lease, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) as the rate for dollar deposits with a one-month maturity that is effective on the date that such amounts are due and unpaid under the Series 2010-3 Lease.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that

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secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Lease Vehicle that is being rented (as of such date) to any third-party customer of any Lessee, which interest or right secures payment or performance of any obligation of such third-party customer.
“Manufacturer” means a manufacturer or distributor of passenger automobiles, vans and/or light-duty trucks.
“Market Value” means, with respect to each Series 2010-3 Eligible Vehicle, as of any date of determination during a calendar month:

(e)	if the Market Value Procedures with respect to such Series 2010-3 Eligible Vehicle have been completed for such month as of such date, then

(i)	the Monthly NADA Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures;

(ii)
if, pursuant to the Market Value Procedures, no Monthly NADA Mark for such Series 2010-3 Eligible Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures; and

(iii)
if, pursuant to the Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Series 2010-3 Eligible Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Market Value Procedures or (B) such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Master Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination; and

(f)	until the Market Value Procedures have been completed for such calendar month:

(i)
if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Market Value obtained in the immediately preceding calendar month, in accordance with the Market Value Procedures for such immediately preceding calendar month, and

(ii)	if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the Master

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Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination.
“Market Value Procedures” means, with respect to each calendar month and a Series 2010-3 Non-Program Vehicle that experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month and with respect to a Series 2010-3 Program Vehicle for which a Market Value is required to be known during such calendar month pursuant to the Series 2010-3 Related Documents, on or prior to the Determination Date for such calendar month:

(e)	RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly NADA Mark for each such Series 2010-3 Eligible Vehicle, and

(f)
if no Monthly NADA Mark was obtained for any such Series 2010-3 Eligible Vehicle described in clause (a) above upon such attempt, then RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Series 2010-3 Eligible Vehicle.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the Collateral Agency Agreement; references to “Collateral Agent” shall be deemed to refer to “Master Collateral Agent”.
“Master Collateral Account” has the meaning specified in the Collateral Agency Agreement.
“Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among RCFC, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“Master Servicer” means DTAG.
“Maximum Lease Termination Date” means, with respect to any Lease Vehicle, the earlier of (x) the last Business Day of the month that is 48 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle.
“Maximum Repurchase Price” means, as of any date of determination, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the Series 2010-3 Repurchase Price that would be applicable with respect to such Lease Vehicle under the terms of the related Series 2010-3 Manufacturer Program, assuming that (i) no Depreciation Charges have accrued or have been applied with respect to such Lease Vehicle under such Series 2010-3 Manufacturer Program, (ii) the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle are zero, (iii) no minimum holding period applies with respect to such Lease Vehicle and (iv) all other applicable requirements for return

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(including the return) of such Lease Vehicles under such Series 2010-3 Manufacturer Program have been complied with.
“Minimum Program Term End Date” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the date determined based on the terms of the related Series 2010-3 Manufacturer Program, assuming compliance with all of the applicable requirements of such Series 2010-3 Manufacturer Program, after which either (i) the Manufacturer may become obligated to repurchase or guarantee the amount of disposition proceeds realized with respect to such Series 2010-3 Program Vehicle or (ii) the price at which the related Manufacturer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer in respect of such Lease Vehicle in either case pursuant to such Series 2010-3 Manufacturer Program is first reduced by the passage of time.
“Monthly Base Rent” has the meaning specified in Section 4.2 of the Series 2010-3 Lease.
“Monthly Blackbook Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date Black Book obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for of such model class and model year), as quoted in the Blackbook Guide most recently available as of such date.
“Monthly Casualty Report” has the meaning specified in Section 4.6 of the Series 2010-3 Lease.
“Monthly NADA Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date NADA obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for such model class and model year), as quoted in the NADA Guide most recently available as of such date.
“Monthly Variable Rent” has the meaning specified in Section 4.5 of the Series 2010-3 Lease.
“Monthly Servicing Fee” has the meaning specified in Section 6.4 of the Series 2010-3 Lease.
“Moody’s” means Moody’s Investors Service.
“MSRP” means as of any date of determination, with respect to each Lease Vehicle, the Manufacturer’s suggested retail price for such Lease Vehicle, as determined by the Master Servicer in its reasonable discretion based on such Lease Vehicle’s characteristics.

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“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, ~~[~~Eastern Edition~~]~~.
“Net Book Value” means, with respect to any Lease Vehicle, as of any date of determination, the excess (if any) of (i) the Capitalized Cost of such Lease Vehicle over (ii) the Accumulated Depreciation with respect to such Lease Vehicle, in each case as of such date.
“Nominee” means the party named as such in the Nominee Agreement.
“Nominee Agreement” means the Fourth Amended and Restated Vehicle Title Nominee Agreement, dated as of December 3, 2015, by and among Hertz Vehicles LLC, HGI, HVF, RCFC, Hertz, the Master Collateral Agent, The Bank of New York Mellon Trust Company, N.A. and those various “Nominating Parties” from time to time party thereto.
“Nominee-Servicer” has the meaning specified in the Nominee Agreement.
“New York UCC” means the UCC in effect in the State of New York.
“Non-Franchisee Third Party Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a Person other than a franchisee, the related sublease:

(l)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(m)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(n)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such Person’s business, prohibits such Person from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(o)
limits such sublessee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the sublessee’s course of business);

(p)
requires such sublessee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

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(q)	prohibits such sublessee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(r)
contains an express acknowledgement and agreement from such sublessee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such sublessee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(s)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(t)
contains an express covenant from such sublessee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(u)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(v)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of such Person’s daily car rental business.
“Non-Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any (i) Lease Vehicle (a) that was a Series 2010-3 Non-Program Vehicle as of its Vehicle Operating Lease Expiration Date, (b) the Vehicle Operating Lease Expiration Date for which occurred during the Related Month with respect to such Payment Date, (c) the Vehicle Operating Lease Expiration Date for which did not occur due to a sale by RCFC pursuant to the Series 2010-3 Lease or the Purchase Agreement, and (d) that did not become a Casualty, an Ineligible Vehicle or a Reallocated Vehicle during such Related Month, an amount equal to (I) the sum of all Program Vehicle Special Default Payment Amounts payable by the Lessees on such Payment Date and the eleven (11) Payment Dates preceding such Payment Date divided by (II) the number of Series 2010-3 Program Vehicles that were turned back to Manufacturers or sold through auctions conducted by or through Series 2010-3 Manufacturers during the twelve (12) Related Months with respect to such twelve (12) Payment Dates and (ii) any other Lease Vehicle, zero.
“Nonconforming Lease Vehicle” means any vehicle made available for lease by the Lessor to the applicable Lessee pursuant to a Lease Vehicle Acquisition Schedule that does not

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conform in all material respects to the Basic Lease Vehicle Information with respect to such vehicle.
“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.
“Note Register” means the register of the Series 2010-3 Note maintained by the Registrar.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.
“Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to Hertz or any Affiliate thereof. For the avoidance of doubt, the term “Opinion of Counsel” shall not include any opinion not bearing a handwritten signature.
“Organizational Documents” means with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational documents, as applicable of governing such Person or any of its property.
“Other Segregated Noteholder” means the Person in whose name a Note from a Series of Notes other than the Series 2010-3 Note is registered in the Note Register.
“Other Segregated Series of Notes” means all Series of Notes other than the Series 2010-3 Note.
“Outstanding” means with respect to the Series 2010-3 Note, the Series 2010-3 Notes theretofore authenticated and delivered under the Base Indenture and the Series 2010-3 Supplement.
“Past Due Amounts” means, with respect to any Series 2010-3 Manufacturer, the amount that such Series 2010-3 Manufacturer shall have failed to pay when due under such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program with respect to a Series 2010-3 Eligible Vehicle turned in to such Series 2010-3 Manufacturer with respect to which such failure shall have continued for more than one hundred twenty (120) days following the Due Date.
“Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on December 26, 2013.
“Permitted Lessee” has the meaning specified in Section 12 of the Series 2010-3 Lease.

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“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Equity Secured Party with respect to any of the SPV Issuer Equity.
“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.
“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pre-VOLCD Program Vehicle Depreciation Amount” means, as of any date of determination, with respect to (a) any Lease Vehicle that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle and was not, prior to such Vehicle Operating Lease Commencement Date, leased by RCFC or any Affiliate thereof to Hertz or any Affiliate thereof, an amount equal to the excess, if any, of (i) the depreciation charges scheduled to accrue pursuant to the terms of the Series 2010-3 Manufacturer Program with respect to such Lease Vehicle, if any, prior to such Vehicle Operating Lease Commencement Date over (ii) all payments in respect of clause (i) made by the Lessee to the Lessor pursuant to Section 4.7.1 of the Series 2010-3 Lease or Section 4.9 of the Series 2010-3 Lease on or prior to such date and (b) any other Lease Vehicle, zero.

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“Principal Amount” means, with respect to the Series 2010-3 Note, the “Series 2010-3 Principal Amount”.
“Program Vehicle” means a Series 2010-3 Program Vehicle.
“Program Vehicle Depreciation Assumption True-Up Amount” means, as of any date of determination, with respect to:
(i) any Lease Vehicle (x) that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date for such Lease Vehicle, and (y) to which an Estimation Period applied, during which one or more calendar months ended, and which Estimation Period has ended as of such date, an amount equal to:
(a) an amount equal to the aggregate of all Base Rent that would have been paid with respect to such Lease Vehicle calculated utilizing the Depreciation Charge that would have been applicable to such Lease Vehicle pursuant to the Series 2010-3 Manufacturer Program related to such Lease Vehicle for the period during which such Initially Estimated Depreciation Charges were utilized, had such Depreciation Charge been known, or otherwise available, to the Master Servicer during such period; minus
(b) the aggregate of all Monthly Base Rent with respect to such Lease Vehicle paid or payable prior to such date calculated utilizing the Initially Estimated Depreciation Charges with respect to such Lease Vehicle; and
(ii) any other Lease Vehicle, zero.
“Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any Lease Vehicle (a) that was a Series 2010-3 Program Vehicle on its Turnback Date and (b) with respect to which such Turnback Date occurred during the Related Month with respect to such Payment Date, an amount equal to the sum of the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle, if any.
“Purchase Agreement” means the Master Purchase and Sale Agreement, dated as of November 25, 2013, by and among Hertz, HGI, HVF and those various “New Transferors” from time to time party thereto.
“QI Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.
“Qualified Insurer” means a financially sound and responsible insurance company duly authorized and licensed where required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.
“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.

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“Rating Agency” means, with respect to any HVF II Series of Group II Notes, any “Rating Agency” as defined in the applicable HVF II Group II Series Supplement.
“Rating Agency Condition” means all Series-Specific Rating Agency Conditions.
“RCFC Additional Subsidies” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Collateral” means all Collateral and RCFC Master Collateral.
“RCFC Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchanged Vehicles” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchange Proceeds” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“RCFC Master Collateral Vehicles” has the meaning specified in the Collateral Agency Agreement.
“RCFC Replacement Property Agreement” has the meaning specified in the Master Exchange and Trust Agreement.
“Reallocating Lessee” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Reallocated Vehicle” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Redesignation to Non-Program Amount” has the meaning specified in Section 2.5(e) of the Series 2010-3 Lease.
“Redesignation to Program Amount” has the meaning specified in Section 2.5(f) of the Series 2010-3 Lease.
“Rejection Date” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Rejected Vehicle” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Related Month” means, (i) with respect to any Payment Date or Determination Date, the most recently ended calendar month and (ii) with respect to any other date, the calendar month in

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which such date occurs; provided, however, that with respect to the preceding clause (i), the initial Related Month shall be the period from and including the Series 2010-3 Closing Date to and including the last day of the calendar month in which the Series 2010-3 Closing Date occurs.
“Relinquished Property Rights” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Rent” means Base Rent and Monthly Variable Rent, collectively.
“Reportable Event” has the meaning specified in Title IV of ERISA.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Equity Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:
(a) prior to the date that is one year and one day after the payment in full of all of the Series 2010-3 Note Obligations,
(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against RCFC any bankruptcy, reorganization,

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arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of Hertz or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or (E) enforce any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of RCFC and
(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that RCFC be in any manner merged, combined, collapsed or consolidated with or into Hertz or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of RCFC as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from Hertz or any of its Subsidiaries to RCFC, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by RCFC to any Person as other than a “true lease”;
(b) upon the transfer by Hertz or any of its Subsidiaries (other than RCFC or any other special purpose subsidiary of Hertz) of securitization assets to RCFC or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such securitization assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is authorized to execute and enter into any such releases and other documents as Hertz may reasonably request in order to give effect thereto);
(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause RCFC to breach any of its covenants in its certificate of formation, limited liability company agreement, limited partnership agreement or in any other Series 2010-3 Related Document or to be unable to make any representation in any such document;
(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and will not assert any interest in, the assets owned by RCFC other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by RCFC from lawful sources and in

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accordance with the Series 2010-3 Related Documents and the rights of a member of RCFC; and
(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from S&P.
“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local.
“Resigning Lessee” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

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“SEC” means the Securities and Exchange Commission.
“Securities Intermediary” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Segregated Series Lease” means any lease relating to a Segregated Series of Notes, between RCFC, as lessor thereunder, and Hertz, as lessee and as master servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.
“Segregated Series 2010-3 Documents” means each Series 2010-3 Related Document relating solely to the Series 2010-3 Note or the Series 2010-3 Collateral.
“Series 2010-3 Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the Series 2010-3 Restatement Effective Date, by and among the Series 2010-3 Administrator, RCFC and the Trustee.
“Series 2010-3 Administrator” means Hertz, in its capacity as the administrator under the Series 2010-3 Administration Agreement.
“Series 2010-3 Administrator Default” means any of the events described in Section 9(b) of the Series 2010-3 Administration Agreement.
“Series 2010-3 Advance Rate” means 95%.
“Series 2010-3 Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:
(i)    the aggregate Net Book Value of all Series 2010-3 Eligible Vehicles as of such date;
(ii)    the aggregate amount of all Series 2010-3 Manufacturer Receivables as of such date;
(iii)    the Series 2010-3 Cash Amount as of such date; and
(iv)    the Series 2010-3 Due and Unpaid Lease Payment Amount as of such date.
“Series 2010-3 Amortization Events” has the meaning specified in Section 10.1 of the Series 2010-3 Supplement.
“Series 2010-3 Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2010-3 Principal Amount as of such date divided by the Series 2010-3 Advance Rate.

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“Series 2010-3 Backstop Date” means, with respect to any Series 2010-3 Program Vehicle subject to a Series 2010-3 Guaranteed Depreciation Program that has been turned back under such Series 2010-3 Guaranteed Depreciation Program, the date on which the Series 2010-3 Manufacturer of such Series 2010-3 Program Vehicle is obligated to purchase such Series 2010-3 Program Vehicle in accordance with the terms of such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Carrying Charges” means, for any Payment Date, without duplication, the sum of:

(g)
without duplication of any amounts specified in clauses (b) through (f) below, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with the Master Exchange and Trust Agreement, if any, accrued and unpaid by RCFC under the Base Indenture or the other Related Documents, if any, in each case that have accrued with respect to the Series 2010-3 Note during the Related Month,

(h)	the Monthly Servicing Fee payable by RCFC to the Master Servicer pursuant to the Series 2010-3 Lease on such Payment Date,

(i)	all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the issuance of the Series 2010-3 Note,

(j)	all fees, expenses and other amounts payable by RCFC under the Segregated Series 2010-3 Documents,

(k)
the product of (i) all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents (other than any Related Documents relating solely to one or more Series of Notes and/or Other Segregated Series of Notes) and (ii) the Series 2010-3 Percentage, and

(l)	any accrued Series 2010-3 Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date).
“Series 2010-3 Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to the Series 2010-3 Collection Account and the amount of cash on deposit in and Permitted Investments credited to the RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles.
“Series 2010-3 Closing Date” means November 25, 2013.
“Series 2010-3 Collateral” means the Series 2010-3 RCFC Segregated Vehicle Collateral and the Series 2010-3 Indenture Collateral.

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“Series 2010-3 Collateral Agreements” means, the Series 2010-3 Lease, the Series 2010-3 Supplemental Documents, the Purchase Agreement, the Series 2010-3 Administration Agreement, RCFC’s Organizational Documents, the Nominee Agreement and the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Collections” means all payments on or in respect of the Series 2010-3 Collateral.
“Series 2010-3 Collection Account” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Collection Account Collateral” has the meaning specified in Section 4.1(a)(ii) of the Series 2010-3 Supplement.
“Series 2010-3 Commitment Termination Date” means November 25, 2043 or such other date as the parties hereto may agree in writing.
“Series 2010-3 Daily Collection Report” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Daily Interest Amount” means, for any day in a Series 2010-3 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2010-3 Note Rate for such Series 2010-3 Interest Period and (ii) the Series 2010-3 Principal Amount as of the close of business on such date divided by (b) 30.
“Series 2010-3 Deficiency Amount” has the meaning specified in Section 7.2 of the Series 2010-3 Supplement.
“Series 2010-3 Deposit Date” has the meaning specified in Section 7.1 of the Series 2010-3 Supplement.
“Series 2010-3 Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of all amounts known by the Master Servicer to be due and payable by the Lessees to RCFC on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Series 2010-3 Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Lessees to RCFC pursuant to Section 4.7 of the Series 2010-3 Lease.
“Series 2010-3 Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease:
(i)    that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;
(ii)    the Certificate of Title for which is in the name of:

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(c)	RCFC (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling); or

(d)	the Nominee, as nominee titleholder for RCFC (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);
(iii)    that is owned by RCFC free and clear of all Liens (other than Series 2010-3 Permitted Liens); ~~and~~
(iv)    that is designated on the Master Servicer’s computer systems as a “Group VII Vehicle” in accordance with the Collateral Agency Agreement~~.~~; and
(v)    that, if purchased by RCFC pursuant to the Purchase Agreement, was purchased by RCFC from HGI.
“Series 2010-3 Excess Damage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price by the Manufacturer of such Series 2010-3 Eligible Vehicle due to:
(a)    damage over a prescribed limit,
(b)    if applicable, damage not subject to a prescribed limit, and
(c)    missing equipment,
in each case, with respect to such Series 2010-3 Eligible Vehicle at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent under the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excess Mileage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price, by the Manufacturer of such Series 2010-3 Eligible Vehicle due to the fact that such Series 2010-3 Eligible Vehicle has mileage over a prescribed limit at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent pursuant to the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excluded Payments” means
(a)    all incentive payments payable by a Manufacturer to purchase Series 2010-3 Eligible Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Series 2010-3 Program Vehicles outside of the related Series 2010-3 Manufacturer Program),
(b)    all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles,

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(c)    all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Series 2010-3 Eligible Vehicle is paid;
(d)    all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of RCFC on the Series 2010-3 Eligible Vehicles; and
(e)    all amounts payable by a Manufacturer in connection with marketing assistance related to any Series 2010-3 Program Vehicle.
“Series 2010-3 Financing Source and Beneficiary Supplement” means the Amended and Restated Financing Source and Beneficiary Supplement to the Collateral Agency Agreement, dated as of November 25, 2013, by and among RCFC, DTG Operations, the HVF II Trustee, the Trustee and the Master Collateral Agent.
“Series 2010-3 General Intangibles Collateral” means RCFC’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Sections 4.1(i) and (v) of the Series 2010-3 Supplement.
“Series 2010-3 Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to:
(a)    facilitate the sale of Series 2010-3 Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period (or, if not sold during such period, repurchase such Series 2010-3 Eligible Vehicles); and
(b)    pay the excess, if any, of the guaranteed payment amount (for the avoidance of doubt, net of any applicable excess mileage or excess damage charges) with respect to any such Series 2010-3 Eligible Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the proceeds realized from such sale as calculated in accordance with such guaranteed depreciation program.
“Series 2010-3 Indenture Collateral” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Initial Principal Amount” means the aggregate initial principal amount of the Series 2010-3 Note, which is $478,000,000.00.
“Series 2010-3 Interest Collections” means on any date of determination all Series 2010-3 Collections which represent payments of Monthly Variable Rent under the Series 2010-3 Lease plus any amounts earned on Series 2010-3 Permitted Investments in the Series 2010-3 Collection Account that are available for distribution on such date.
“Series 2010-3 Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2010-3 Interest Period shall commence on and include the Series 2010-3 Closing Date and end on and include December 15, 2013.

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RCFC Group VII Lease

“Series 2010-3 Lease” means the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015, between RCFC, as lessor thereunder, each Lessee, DTG, as servicer, Hertz, as guarantor, and DTAG, as Master Servicer.
“Series 2010-3 Lease Payment Default” means the occurrence of any event described in Section 9.1.1 of the Series 2010-3 Lease.
“Series 2010-3 Manufacturer” means each Person that has manufactured a Series 2010-3 Eligible Vehicle.
“Series 2010-3 Manufacturer Event of Default” means with respect to any Series 2010-3 Manufacturer:
(i) there shall be Past Due Amounts owing to RCFC, HGI, Hertz or the Intermediary with respect to such Series 2010-3 Manufacturer in an amount equal to or greater than $50,000,000, which amount shall be calculated net of Past Due Amounts (not to exceed $50,000,000 in the aggregate) (A) that are the subject of a good faith dispute as evidenced in writing by RCFC, HGI, Hertz or the Series 2010-3 Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Series 2010-3 Eligible Vehicles tendered for repurchase under a Series 2010-3 Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Series 2010-3 Manufacturer generally of its obligations under such Series 2010-3 Manufacturer Program or the assertion by such Series 2010-3 Manufacturer of the invalidity or unenforceability as against it of such Series 2010-3 Manufacturer Program) and (B) with respect to which RCFC, HGI or Hertz, as the case may be, has provided adequate reserves as reasonably determined by such Person;
(ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Series 2010-3 Manufacturer; provided that, a Series 2010-3 Manufacturer Event of Default that occurs pursuant to this clause (ii) shall be deemed to no longer be continuing on and after the date such Series 2010-3 Manufacturer assumes its Series 2010-3 Manufacturer Program in accordance with the Bankruptcy Code; or
(iii) the termination of such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program or the failure of such Series 2010-3 Manufacturer’s Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program to qualify as a Series 2010-3 Manufacturer Program.
“Series 2010-3 Manufacturer Program” means at any time any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program that is in full force and effect with a Series 2010-3 Manufacturer and that, in any such case, satisfies the Series 2010-3 Required Contractual Criteria.
“Series 2010-3 Manufacturer Receivable” means any amount payable to RCFC or the Intermediary by a Series 2010-3 Manufacturer in respect of or in connection with the disposition

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of a Series 2010-3 Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Series 2010-3 Collateral.
“Series 2010-3 Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to any Series 2010-3 Related Document:
(i)    a material adverse effect on the ability of RCFC or any Affiliate of RCFC that is a party to any of the Series 2010-3 Related Documents to perform its obligations under such Series 2010-3 Related Documents;
(ii)    a material adverse effect on RCFC’s ownership interest or beneficial ownership interest, as applicable, in the Series 2010-3 Collateral or on the ability of RCFC to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral; or
(iii)    a material adverse effect on (A) the validity or enforceability of any Series 2010-3 Related Document or (B) the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Master Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any such priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Series 2010-3 Maximum Principal Amount” means, $5,000,000,000.00, as such amount may be increased or reduced from time to time pursuant to a written agreement between RCFC and HVF II; provided that, no reduction shall cause the Series 2010-3 Maximum Principal Amount to be less than (i) the Series 2010-3 Principal Amount or (ii) the Aggregate Group II Principal Amount.
“Series 2010-3 Monthly Administration Fee” means, with respect to any Payment Date, the fee payable to the Series 2010-3 Administrator on such Payment Date as compensation for the performance of the Series 2010-3 Administrator’s obligations under the Series 2010-3 Administration Agreement.
“Series 2010-3 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2010-3 Daily Interest Amount for each day in the related Series 2010-3 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-3 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2010-3 Note Rate).
“Series 2010-3 Monthly Servicing Certificate” has the meaning specified in Section 5.1(b) of the Series 2010-3 Supplement.
“Series 2010-3 Non-Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is not a Series 2010-3 Program Vehicle as of such date.

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“Series 2010-3 Note” means the Series 2010-3 Variable Funding Rental Car Asset Backed Note, executed by RCFC and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.
“Series 2010-3 Note Obligations” means all principal, interest and other amounts, at any time and from time to time, owing by RCFC on the Series 2010-3 Note and all costs, fees and expenses payable by, or obligations of, RCFC under the Series 2010-3 Supplement and/or the Series 2010-3 Related Documents (other than any portions thereof relating solely to any Series of Notes other than the Series 2010-3 Note).
“Series 2010-3 Note Rate” means, with respect to any Series 2010-3 Interest Period, the monthly interest rate equal to the sum of:
(a)    1/12 of the Additional Spread Percentage as of the first day of such Series 2010-3 Interest Period and
(b)    percentage equivalent of a fraction,
(x)    the numerator of which is equal to the product of:
(A)    the sum of:
(1)    the aggregate amount of interest payable by HVF II on any HVF II Series of Group II Notes in respect of such Series 2010-3 Interest Period on the next succeeding Payment Date (excluding any amounts previously paid pursuant to Section 7.3) of the Series 2010-3 Supplement,
(2)    all unpaid fees, costs, expenses and indemnities payable by HVF II on or prior to such Payment Date pursuant to the HVF II Group II Notes in respect of all HVF II Series of Group II Notes and any of the other HVF II Agreements (including any amounts payable by HVF II to any Person providing credit enhancement for any HVF II Series of Group II Notes),
(3)    all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of the HVF II Group II Indenture as it relates to any HVF II Series of HVF II Group II Notes and any of the other HVF II Agreements on or prior to such Payment Date, and
(4)    all other operating expenses of HVF II (including any management fees) allocable to all HVF II Series of

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Group II Notes, including all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture prior to such Payment Date; and
(B) the Issuer’s Share as of the first day of such Series 2010-3 Interest Period; and
(y)    the denominator of which is equal to the average daily Series 2010-3 Principal Amount during such Series 2010-3 Interest Period; provided, however, that the Series 2010-3 Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2010-3 Note Repurchase Amount” means, as of any Series 2010-3 Repurchase Date,
(i)    an amount equal to the Series 2010-3 Principal Amount (determined after giving effect to any payments of principal of and interest on the Series 2010-3 Note on such Series 2010-3 Repurchase Date), plus
(ii)    without duplication, any other amounts then due and payable to the holders of such Series 2010-3 Note.
“Series 2010-3 Note Repurchase Date” has the meaning specified in Section 11.1 of the Series 2010-3 Supplement.
“Series 2010-3 Noteholder” means the Person in whose name a Series 2010-3 Note is registered in the Note Register.
“Series 2010-3 Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Event of Default” has the meaning specified in Section 9.1 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2010-3 Principal Amount as of such date and the denominator of which is the sum of (a) the Aggregate Principal Amount plus (b) the sum of the Principal Amounts with respect to all Segregated Series of Notes Outstanding, in each case, as of such date.

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“Series 2010-3 Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, subject to the satisfaction of the Series-Specific Rating Agency Condition with respect to the inclusion of such instruments or securities.
“Series 2010-3 Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens

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imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Series 2010-3 Supplement and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement with respect to the Series 2010-3 RCFC Segregated Vehicle Collateral.
“Series 2010-3 Potential Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Amortization Event.
“Series 2010-3 Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Operating Lease Event of Default.
“Series 2010-3 Principal Amount” means, when used with respect to any date, an amount equal to without duplication, (a) the Series 2010-3 Initial Principal Amount minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2010-3 Noteholder on or prior to such date plus (c) the amount of all Advances pursuant to Section 2.1(a) of the Series 2010-3 Supplement on or prior to such date; provided that, at no time may the Series 2010-3 Principal Amount exceed the Series 2010-3 Maximum Principal Amount.
“Series 2010-3 Principal Collections” means any Series 2010-3 Collections other than Series 2010-3 Interest Collections.
“Series 2010-3 Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is (i) eligible under, and subject to, a Series 2010-3 Manufacturer Program as of such date and (ii) not designated as a Series 2010-3 Non-Program Vehicle pursuant to the Series 2010-3 Lease as of such date.
“Series 2010-3 Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC (up to the then applicable legal limit).
“Series 2010-3 Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating from at least

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two of S&P, Moody’s, Fitch and DBRS of not less than: (A) in the case of S&P, “BBB-”, (B) in the case of Moody’s, “Baa3”, (C) in the case of Fitch, “BBB-” and (D) in the case of DBRS, “BBB(L)”.
“Series 2010-3 RCFC Segregated Vehicle Collateral” means the Group VII Master Collateral.
“Series 2010-3 Related Documents” means, collectively, the Base Indenture, Series 2010-3 Supplement, the Series 2010-3 Note, the Series 2010-3 Lease, the Purchase Agreement, the Nominee Agreement, the Collateral Agency Agreement, RCFC’s Organizational Documents, the Series 2010-3 Administration Agreement, any other agreements relating to the issuance or the purchase of the Series 2010-3 Note, the Series 2010-3 Supplemental Documents and the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Repurchase Price” with respect to any Series 2010-3 Program Vehicle:
(i) subject to a Series 2010-3 Repurchase Program, means the gross price paid or payable by the Manufacturer thereof to repurchase such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Repurchase Program; and
(ii) subject to a Series 2010-3 Guaranteed Depreciation Program, means the gross amount that the Manufacturer thereof guarantees will be paid to the owner of such Series 2010-3 Program Vehicle upon the disposition of such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Repurchase Program” means a program pursuant to which a Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to a third party) Series 2010-3 Eligible Vehicles manufactured by such Manufacturer or one or more of its Affiliates during a specified period.
“Series 2010-3 Required Contractual Criteria” means, with respect to any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Series 2010-3 Eligible Vehicle subject thereto is at least equal to the Capitalized Cost of such Series 2010-3 Eligible Vehicle, minus all Depreciation Charges accrued with respect to such Series 2010-3 Eligible Vehicle prior to the date that such Series 2010-3 Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Series 2010-3 Repurchase Program, minus Series 2010-3 Excess Mileage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Series 2010-3 Excess Damage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Early Program Return Payment Amounts with respect to such Series 2010-3 Eligible Vehicle,

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(iii) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Series 2010-3 Eligible Vehicle subject thereto after the purchase of such Series 2010-3 Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to RCFC and the Master Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Series 2010-3 Required Noteholders” means, with respect to the Series 2010-3 Note, Series 2010-3 Noteholders holding in excess of 50% of the aggregate Series 2010-3 Principal Amount of the Series 2010-3 Note. The Series 2010-3 Required Noteholders shall be the “Required Noteholders” (as defined in the Base Indenture) with respect to the Series 2010-3 Notes.
“Series 2010-3 Restatement Effective Date” means June 17, 2015.
“Series 2010-3 Supplement” means the Series Supplement.
“Series 2010-3 Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to the Series 2010-3 Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Series 2010-3 Collateral.
“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable series supplement (for the avoidance of doubt, excluding any Segregated Series of Notes).
“Series-Specific Collateral” means collateral that is to be solely for the benefit of the Segregated Noteholders of such Segregated Series of Notes.
“Series-Specific Rating Agency Condition” means, with respect to each HVF II Series of Group II Notes, each “Rating Agency Condition” as defined in the applicable HVF II Group II Series Supplement.
“Series Supplement” has the meaning specified in the Preamble to the Series 2010-3 Supplement.
“Servicer” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Servicer Default” has the meaning specified in Section 9.6 of the Series 2010-3 Lease.
“Servicing Standard” means servicing that is performed with the promptness, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and that:
(c)    taken as a whole (i) is usual and customary in the daily motor vehicle rental, fleet leasing and/or equipment rental or leasing industry or (ii) to the extent not

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usual and customary in any such industry, reflects changed circumstances, practices, technologies, tactics, strategies or implementation methods and, in each case, is behavior that the Master Servicer or its Affiliates would undertake were the Master Servicer the owner of the Lease Vehicles and that would not reasonably be expected to have a Lease Material Adverse Effect with respect to the Lessor;
(d)    with respect to the Lessor or any Lessee, would enable the Master Servicer to cause the Lessor or such Lessee to comply in all material respects with all the duties and obligations of the Lessor or such Lessee, as applicable, under the Series 2010-3 Lease; and
(e)    with respect to the Lessor or any Lessee, causes the Master Servicer, the Lessor and/or such Lessee to remain in compliance with all Requirements of Law, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor.
“Special Term” means, with respect to any Lease Vehicle titled in any state or commonwealth set forth below, the period specified in the table below opposite such state or commonwealth:

Jurisdiction of Title	Special Term
State of Illinois	One (1) year
State of Iowa	eleven (11) months
State of Maine	eleven (11) months
State of Maryland	180 days
Commonwealth of Massachusetts	eleven (11) months
State of Nebraska	thirty (30) days
State of South Dakota	twenty-eight (28) days
State of Texas	181 days
State of Vermont	eleven (11) months
Commonwealth of Virginia	eleven (11) months
State of West Virginia	thirty (30) days

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Schedule I to:
RCFC Group VII Lease

“SPV Issuer Equity” has the meaning specified in Section 8.12 of the Series 2010-3 Supplement.
“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such parent or (b) that is, at the time any determination is being made, otherwise controlled, by such parent or one or more subsidiaries of such parent or by such parent and one or more subsidiaries of such parent.
“Term” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Transferee Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Transferor Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Trustee” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Turnback Date” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, the date on which such Lease Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Series 2010-3 Manufacturer Program.
“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VII Replacement Vehicles and which are transferred from an Escrow Account to the Master Collateral Account for the account of RCFC in accordance with the terms of the Master Exchange and Trust Agreement.
“Vehicle” means a passenger automobile, van or light-duty truck
“Vehicle Funding Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease.
“Vehicle Term” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease or Section 3.1(c) of the Series 2010-3 Lease, as applicable.
“VIN” means, with respect to a Lease Vehicle, such Lease Vehicle’s vehicle identification number.

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EXHIBIT R
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

EXECUTION VERSION

AMENDMENT NO. 3 (this “Amendment”), dated as of December 3, 2015, to the SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of February 14, 2007 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Collateral Agency Agreement”), among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as master servicer (“DTAG”), RENTAL CAR FINANCE CORP., as a financing source and beneficiary (“RCFC”), DTG OPERATIONS, INC., as a grantor and as servicer (“DTG Operations”), and DEUTSCHE BANK TRUST COMPANY AMERICAS., as master collateral agent for the beneficiaries (in such capacity, the “Collateral Agent”).
WITNESSETH:
WHEREAS, the parties hereto have previously entered into that certain Collateral Agency Agreement; and
WHEREAS, the parties hereto wish to amend the Collateral Agency Agreement as provided herein pursuant to Section 5.1 thereof.
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
13.         Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Collateral Agency Agreement.
14.         Amendments to the Collateral Agency Agreement:
(a)    The Collateral Agency Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Amendment attached as Exhibit A hereto.
15.        Reference to and Effect on the Collateral Agency Agreement; Ratification.

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(a)    Except as specifically amended above, the Collateral Agency Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects by each of the parties hereto.
(b)    Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Collateral Agency Agreement, or constitute a waiver of any provision of any other agreement.
(c)    This Amendment shall apply and be effective only with respect to the provisions of the Collateral Agency Agreement specifically referred to herein, and any references in the Collateral Agency Agreement to the provisions of the Collateral Agency Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.
16.         Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
17.         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
18.        Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
19.         Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
20.         Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
21.         Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
22.        Collateral Agent Not Responsible. The Collateral Agent shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.
DOLLAR THRIFTY AUTOMOTIVE GROUP, Inc.,
as Master Servicer
By:
Name:
Title:

RENTAL CAR FINANCE CORP.,
as a Grantor, Financing Source and Beneficiary
By:
Name:
Title:

DTG OPERTATIONS, INC.,
as a Lessee Grantor and as Servicer
By:
Name:
Title:

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but
solely as Collateral Agent
By:
Name:
Title:
By:
Name:
Title:

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Exhibit A

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EXECUTION COPY

SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT
among
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer,
RENTAL CAR FINANCE CORP., as a grantor,
as a Financing Source and as a Beneficiary,
DTG OPERATIONS, INC.,
as a grantor and as Servicer,
VARIOUS FINANCING SOURCES PARTIES HERETO,
VARIOUS BENEFICIARIES PARTIES HERETO,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely
as Master Collateral Agent
Dated as of February 14, 2007, as amended by Amendment No. 1, dated as of June 2, 2009, and as amended by Amendment No. 2, dated as of July 18, 2011, and as amended by Amendment No. 3, dated as of December 3, 2015

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Page

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1.	Certain Definitions 2

SECTION 1.2.	Cross References; Headings 10

SECTION 1.3.	Interpretation 10
ARTICLE II

MASTER COLLATERAL AGENT AS LIENHOLDER FOR THE BENEFICIARIES

SECTION 2.1.	Security Interests 11

SECTION 2.2.	Designation of Beneficiaries; Beneficiaries’ Rights Limited ~~14~~15

SECTION 2.3.	Redesignation of Beneficiaries 15

SECTION 2.4.	Master Servicer’s Fleet Report 16

SECTION 2.5.	Master Collateral Account 17

SECTION 2.6.	Certificates of Title ~~19~~20

SECTION 2.7.	Notation of Liens; Release of Collateral 20

SECTION 2.8.	Power of Attorney ~~20~~21
ARTICLE III

THE MASTER SERVICER

SECTION 3.1.	Acceptance of Appointment 21

SECTION 3.2.	Master Servicer Functions 21

SECTION 3.3.	The Master Servicer Not to Resign ~~21~~22

SECTION 3.4.	Servicing Rights of Master Collateral Agent ~~21~~22

SECTION 3.5.	Incumbency Certificate 22
ARTICLE IV

THE MASTER COLLATERAL AGENT

SECTION 4.1.	Appointment 22

SECTION 4.2.	Representations ~~23~~24

SECTION 4.3.	Exculpatory Provisions 24

SECTION 4.4.	Limitations on Powers and Duties of the Master Collateral Agent 24

SECTION 4.5.	Resignation and Removal of Master Collateral Agent 26

SECTION 4.6.	Status of Successors to Master Collateral Agent 27

SECTION 4.7.	Merger of the Master Collateral Agent 27

SECTION 4.8.	Compensation and Expenses 27

SECTION 4.9.	Stamp, Other Similar Taxes and Filing Fees ~~27~~28

SECTION 4.10.	Indemnification 28
ARTICLE V

MISCELLANEOUS

SECTION 5.1.	Amendments Supplements and Waivers 28

SECTION 5.2.	Notices 29

SECTION 5.3.	Severability 29

SECTION 5.4.	Counterparts 29

SECTION 5.5.	Conflicts with Financing Documents; Reservation of Rights ~~29~~30

SECTION 5.6.	Binding Effect ~~29~~30

i

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(continued)
Page

SECTION 5.7.	Governing Law ~~29~~30

SECTION 5.8.	Effectiveness 30

SECTION 5.9.	Termination of Beneficiary 30

SECTION 5.10.	Termination of this Agreement 30

SECTION 5.11.	Assignment by Financing Sources 30

SECTION 5.12.	RCFC Related Documents 30

SECTION 5.13.	Limited Recourse; Subordination 30

SECTION 5.14.	No Bankruptcy Petition Against Financing Sources 31

SECTION 5.15.	Jurisdiction; Consent to Service of Process 31

SECTION 5.16.	Waiver of Jury Trial 32

SECTION 5.17.	Insurance Notification 32

ii

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(continued)
Page

EXHIBITS

Exhibit A	Grantor Supplement
Exhibit B-1	Financing Source and Beneficiary Supplement – Lessee Grantor Master Collateral
Exhibit B-2	Financing Source and Beneficiary Supplement – RCFC Master Collateral
Exhibit C	Servicer’s Fleet Report
Exhibit D	Certificate of Title Locations
Exhibit ~~E~~E-1	Power of Attorney
Exhibit E-2	Power of Attorney
Exhibit F	Assignment Agreement
Exhibit G	List of New York, New York and Tulsa, Oklahoma Bank Holidays
Exhibit H	Investment Standing Instruction

iii

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SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT
This SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of February 14, 2007, (amends and restates the Amended and Restated Master Collateral Agency Agreement, dated as of December 23, 1997, among Dollar Thrifty Automotive Group, Inc., a Delaware corporation, Rental Car Finance Corp., an Oklahoma corporation, Thrifty Rent-A-Car System, Inc., an Oklahoma corporation, and Dollar Rent-A-Car Systems, Inc., an Oklahoma corporation, and the other parties named therein (the “Original Agreement”)), (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof this “Agreement”), among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation as (“DTAG”), as master servicer (in such capacity, the “Master Servicer”), RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), as a grantor, DTG OPERATIONS, INC., an Oklahoma corporation (“DTG Operations”), as a grantor and servicer, in such capacity, the “Servicer”), such other grantors as are added pursuant to a Grantor Supplement substantially in the form of Exhibit A hereto (such additional grantors, together with DTG Operations, the “Lessee Grantors”), RCFC, DEUTSCHE BANK TRUST COMPANY AMERICAS (in its capacity as trustee under the Base Indenture (such term and all other capitalized terms used herein and not otherwise defined herein having the meanings assigned thereto in Section 1.1 thereof) and any other party which from time to time executes a Financing Source and Beneficiary Supplement substantially in the form of Exhibit B-1 hereto as a Financing Source (any such party being herein called individually a “Financing Source” and collectively, the “Financing Sources”), the Trustee, RCFC and any other party which from time to time executes a Financing Source and Beneficiary Supplement substantially in the form of Exhibit B-2 hereto as a Beneficiary (any such party being herein called individually a “Beneficiary” and collectively, the “Beneficiaries”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but as agent for the Beneficiaries (in such capacity, the “Master Collateral Agent”).
BACKGROUND
5.    The parties to the Original Agreement desire to amend and restate the Original Agreement in its entirety.
6.    Each of the Lessee Grantors have acquired and leased and will from time to time hereafter acquire or lease, certain motor vehicles for use in their respective daily domestic rental operations. RCFC has acquired and leased and will from time to time acquire and lease to each of the Lessee Grantors certain motor vehicles for use in their respective daily domestic rental operations.
7.    Pursuant to the Financing Documents, RCFC (i) has extended financing to DTG Operations and may from time to time extend financing to each of the Lessee Grantors secured by, among other things, Master Collateral Vehicles and related rights, (ii) has assigned to the Trustee, on behalf of the noteholders of the related series of Notes, the rights of RCFC as lessor and the obligations of DTG Operations as lessee under each Lease heretofore or concurrently herewith executed, and related security, and (iii) from time to time may assign to the Trustee, on behalf of the holders of additional series of Notes issued under the Base Indenture, additional

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rights of RCFC and obligations of the Lessee Grantors under the Leases related to such series of Notes and/or under other additional Financing Documents.
8.    Pursuant to the Financing Documents RCFC (i) has acquired and may from time to time acquire motor vehicles and has leased and may from time to time lease such motor vehicles to one or more of the Lessee Grantors, and (ii) has granted and intends and wishes to grant hereunder a security interest in the motor vehicles acquired by it for lease under one or more of the Leases, and in related security, to the Master Collateral Agent for the benefit of the Trustee on behalf of the noteholders of the related series of Notes.
9.    Each of the Lessee Grantors and RCFC may from time to time obtain financing with respect to such motor vehicles acquired by it or obtain credit enhancement to support such financing from other Persons (which Persons providing financing or credit enhancement to any of the Lessee Grantors may include RCFC) which are or shall hereafter become parties hereto as Financing Sources or which are or shall hereafter be named as Beneficiaries with respect to a Financing Source, and each Lessee Grantor is granting a security interest in the motor vehicles and related security acquired by it with such financing to the Master Collateral Agent hereunder for the benefit of such related Beneficiaries.
10.    Deutsche Bank Trust Company Americas has agreed to act as Master Collateral Agent, and in its capacity as Master Collateral Agent to be named as the lienholder on the Certificates of Title for the vehicles in which an interest is granted hereunder, for the benefit of the Beneficiaries from time to time.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

CERTAIN DEFINITIONS
SECTION 1.1.    Certain Definitions.
As used in this Agreement, the following terms have the respective meanings set forth below, or set forth in another section hereof or in any other agreement, as indicated below. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth therefor in the Base Indenture and with respect to a Group of Segregated Collateral, the related Lease, and with respect to a Series of Notes, the related Series Supplement.
“Agreement” has the meaning set forth in the preamble hereto.
“Assignment Agreement” means a Vehicle Disposition Program assignment agreement, substantially in the form attached as Exhibit F hereto, or in such other form as is acceptable to each Rating Agency, entered into or to be entered into among RCFC and/or a Lessee Grantor, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by the applicable Manufacturer, assigning to the Master Collateral Agent certain of RCFC’s and/or such Lessee

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Grantor’s right, title and interest in, to and under each Vehicle Disposition Program described therein, to the extent related to the Master Collateral Vehicles purchased from such Manufacturer.
“Assignment of Exchange Agreements” means the Group II Assignment of Exchange Agreement, the Group III Assignment of Exchange Agreement, the Group IV Assignment of Exchange Agreement and any other Assignment of Exchange Agreement in a similar form for any other Group of Segregated Collateral by and among RCFC, the Lessees and the Master Collateral Agent pursuant to which each of RCFC and each Lessee assigns (consistent with the limitations on RCFC’s or such Lessee’s, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Vehicles in such Group to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.
“Auction Procedures” means the set of procedures specified in a Vehicle Disposition Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Vehicles’ Manufacturer pursuant to such Vehicle Disposition Program.
“Authorized Agents” has the meaning set forth in Section 3.5.
“Base Indenture” means the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and Deutsche Bank Trust Company Americas, as trustee, as the same may be further amended, modified, amended and restated or supplemented from time to time in accordance with its terms.
“Beneficiary” has the meaning set forth in the preamble.
“BOK” means the Bank of Oklahoma, National Association, a national banking association.
“BOKF Required Ratings” means: (i) a long-term issuer rating of at least “A3” from Moody’s; (ii) a long-term unsecured debt rating of at least “A-” from Fitch; or (iii) a long-term unsecured debt rating of at least “A” from S&P.
“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) any other day on which commercial banking institutions in New York, New York, Tulsa, Oklahoma and in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed. The attached Exhibit G, to be updated each December 31st by the Master Servicer, lists the bank holidays in New York, New York and Tulsa, Oklahoma, or (iii) in connection with any Financing Document, any other day not designated as a “Business Day” in such Financing Document.
“Closing Date” means, with respect to any Financing Source, the closing date or date of issuance with respect to the indebtedness created thereunder, as specified in the related Financing Documents.

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“Collateral Account” has the meaning set forth in Section 2.5 hereof.
“Corporate Trust Office” means the principal corporate trust office of the Master Collateral Agent, located, on the date of the execution of this Agreement, at 60 Wall Street, New York, New York 10005, Attn: Corporate Trust and Agency Group Attn: (Structured Finance) or at such other address as the Master Collateral Agent may designate from time to time by notice to DTAG.
“Default” means any event of default or amortization event or any default or any event, act or condition which with the lapse of time or notice or both would become an event of default or amortization event (other than any scheduled amortization event) under any of the Financing Documents.
“Depreciation Charge” means with respect to any Master Collateral Vehicle which is a Related Vehicle of a Beneficiary, Depreciation Charge as defined in the Financing Documents related to such Beneficiary, and if Depreciation Charge is not defined in such Financing Documents, “Depreciation Charge” means, for any date of determination, (a) with respect to any Program Vehicle, the scheduled daily depreciation charge set forth by the Manufacturer in its Vehicle Disposition Program for such Master Collateral Vehicle calculated as set forth in such Vehicle Disposition Program, and (b) with respect to any Non-Program Vehicle, the scheduled daily depreciation charge for such Master Collateral Vehicle set forth by the related Servicer in the Depreciation Schedule for such Master Collateral Vehicle. If such charge is expressed as a percentage, the Depreciation Charge for such Master Collateral Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Master Collateral Vehicle.
“Depreciation Schedule” means, with respect to any Non-Program Vehicles, a schedule of estimated daily depreciation prepared by the Master Servicer and revised from time to time in the Master Servicer’s sole discretion, with respect to each type of Non-Program Vehicle that is a Master Collateral Vehicle.
“Determination Date” means the fifth Business Day prior to the twenty-fifth (25th) day of each calendar month.
“Disposition Date” means:
A.with respect to any Program Vehicle, (i) if such Vehicle was sold in accordance with applicable Auction Procedures or returned to a Manufacturer for repurchase, pursuant to the applicable Vehicle Disposition Program, the date on which such Program Vehicle is sold at auction or accepted for return by such Manufacturer or its agent and, in each case, the Depreciation Charges ceased to accrue pursuant to such Vehicle Disposition Program, or (ii) if such Program Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer’s Vehicle Disposition Program or to a third party in accordance with applicable Auction Procedures), the date on which title to the Master Collateral Vehicle is transferred in connection with such sale, and

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B.with respect to any Non-Program Vehicle, the date on which title to the Master Collateral Vehicle is transferred in connection with such sale.
“Disposition Proceeds” means the net proceeds (other than Repurchase Payments or Guaranteed Payments) from the sale or disposition of a Master Collateral Vehicle to any Person.
“DTAG” has the meaning set forth in the preamble.
“DTG Operations” has the meaning set forth in the preamble.
“Eligible Vehicle” means a Master Collateral Vehicle meeting the requirements for, as applicable, acquisition, financing, refinancing and/or leasing under the Financing Documents relating thereto.
“Eligible Vehicle Disposition Program” means a Vehicle Disposition Program offered by an Eligible Manufacturer that meets the eligibility criteria specified in the Financing Documents relating thereto.
“Escrow Accounts” means the Group II Escrow Account, the Group III Escrow Account and the Group IV Escrow Account and any other segregated trust account established in accordance with the Exchange Agreement consistent with the “safe harbor” provisions of Treasury Regulations §§1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6).
“Exchange Agreement” means the Master Exchange and Trust Agreement dated as of July 23, 2001 among the Qualified Intermediary, the Lessees, RCFC, The Chicago Trust Company and Chicago Deferred Exchange Corporation pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in an Escrow Account consistent with the requirements of the “safe harbor” provisions of Treasury Regulations §§ 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.
“Exchange Agreement Rights Value” means, with respect to a Group, the value of the Assignment of Exchange Agreement related to such Group, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds for such Group at such time.
“Exchange Proceeds” means, with respect to a Group, as of any given time the sum of (i) the money or other property from the sale of any Exchanged Vehicle from such Group that is held in the Escrow Account for such Group as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Exchanged Vehicles from such Group that is held in the Escrow Account for such Group as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Exchanged Vehicles from such Group; (iv) the money or other property from the sale of any Exchanged Vehicle from such Group held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any

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Exchanged Vehicle from such Group held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.
“Exchange Program” means a program under which RCFC will exchange Exchanged Vehicles for Replacement Vehicles with the intent of qualifying for deferral of gain or loss under Section 1031 of the Code.
“Exchanged Vehicle” means, a Group II Exchanged Vehicle, a Group III Exchanged Vehicle, a Group IV Exchanged Vehicle and, with respect to any other Group, a Vehicle designated by the Master Servicer as being in such Group and that is transferred to the Qualified Intermediary in accordance with the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement.
“FDIC” means the Federal Deposit Insurance Corporation.
“Financing Documents” means, with respect to a Financing Source, any and all agreements, instruments and contracts evidencing or related to any financing arrangement between RCFC and/or any of the Lessee Grantors and a Financing Source (and/or a Beneficiary) providing for the making or credit enhancing of loans or advances to RCFC and/or any of the Lessee Grantors, the purchase of assets, or undivided interests therein, from RCFC or any of the Lessee Grantors, the lease to any of the Lessee Grantors of Master Collateral Vehicles, any other arrangement providing for the financing of the Master Collateral Vehicles and all agreement indentures, instruments and contracts pursuant to which any Financing Source grants an interest in any portion of the Master Collateral to a Beneficiary, in any such case, as such agreements, indentures, instruments and contracts may be amended, supplemented, restated, extended or otherwise modified from time to time in accordance with the terms thereof.
“Financing Source” has the meaning set forth in the preamble.
“Financing Source and Beneficiary Supplement” means a supplement to this Agreement, substantially in the form of (i) Exhibit B-1 hereto, with respect to Lessee Grantor Master Collateral (as defined below), or (ii) Exhibit B-2 hereto, with respect to RCFC Master Collateral (as defined below).
“Fitch” means Fitch, Inc.
“Fleet Report” means the monthly report substantially in the form of Exhibit C hereto required to be delivered by the Master Servicer to the Master Collateral Agent pursuant to Section 2.4 hereof.
“Franchise Agreement” means a franchise agreement, license agreement or other similar agreement (however designated) between a Lessee Grantor and a Franchisee in connection with the operation of a rental car business and related business activities in a designated territory using the name and marks of the Lessee Grantor, whether now existing or hereafter made or entered into, including any amendments, modifications or supplements thereto or restatements thereof, but excluding any Sublease.

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“Franchisee” means a franchisee of Dollar Rent A Car, Inc., an Oklahoma corporation, Thrifty, or any other Affiliate of DTAG.
“Grantor” means each of the Lessee Grantors and RCFC in its capacity as a grantor hereunder.
“Grantor Supplement” means a supplement to this Agreement, substantially in the form of Exhibit A hereto.
“Group Collateral Account” has the meaning set forth in Section 2.5 hereof.
“Group II Assignment of Exchange Agreement” means the Amended and Restated Collateral Assignment of Exchange Agreement, dated as of April 16, 2002, by and among RCFC, the Lessees and the Master Collateral Agent pursuant to which each of RCFC and each Lessee assigns (consistent with the limitations on RCFC’s or such Lessee’s, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds with respect to Group II contained in the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group II Vehicles, including any Unused Exchange Proceeds released from an Escrow Account, to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.
“Group II Escrow Account” means a segregated trust account established, consistent with the requirements of the “safe harbor” provisions of Treasury Regulations §§ 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds with respect to Group H and other funds with which to purchase Group H Replacement Vehicles.
“Group II Exchanged Vehicle” means a Group II Vehicle that is transferred to the Qualified Intermediary in accordance with the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group II Vehicle.
“Group II Replacement Vehicle” means a Vehicle designated by the Master Servicer as comprising Group II Collateral acquired in exchange for a Group II Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.
“Group III Assignment of Exchange Agreement” means the Amended and Restated Collateral Assignment of Exchange Agreement, dated as of June 4, 2002, by and among RCFC, the Lessees and the Master Collateral Agent pursuant to which each of RCFC and each Lessee assigns (consistent with the limitations on RCFC’s or such Lessee’s, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds with respect to Group III contained in the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group III Vehicles, including any Unused Exchange Proceeds released from an Escrow Account,

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to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.
“Group III Escrow Account” means a segregated trust account established, consistent with the requirements of the “safe harbor” provisions of Treasury Regulations §§ 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds with respect to Group III and other funds with which to purchase Group HI Replacement Vehicles.
“Group III Exchanged Vehicle” means a Group III Vehicle that is transferred to the Qualified Intermediary in accordance with the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group III Vehicle.
“Group III Replacement Vehicle” means a Vehicle designated by the Master Servicer as comprising Group III Collateral acquired in exchange for a Group III Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.
“Group IV Assignment of Exchange Agreement” means the Collateral Assignment of Exchange Agreement, dated as of March 28, 2006, by and among RCFC, the Lessees and the Master Collateral Agent pursuant to which each of RCFC and each Lessee assigns (consistent with the limitations on RCFC’s or such Lessee’s, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds with respect to Group IV contained in the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group IV Vehicles, including any Unused Exchange Proceeds released from an Escrow Account, to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.
“Group IV Escrow Account” means a segregated trust account established, consistent with the requirements of the “safe harbor” provisions of Treasury Regulations §§ 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds with respect to Group IV and other funds with which to purchase Group IV Replacement Vehicles.
“Group IV Exchanged Vehicle” means a Group IV Vehicle that is transferred to the Qualified Intermediary in accordance with the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group IV Vehicle.
“Group IV Replacement Vehicle” means a Vehicle designated by the Master Servicer as comprising Group IV Collateral acquired in exchange for a Group IV Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

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“Guaranteed Payment” with respect to any Program Vehicle subject to a guarantee by the Manufacturer thereof regarding the Vehicle’s rate of depreciation, means a payment (which may include allowances, credits and/or charges under the applicable Vehicle Disposition Program) from such Manufacturer pursuant to such Manufacturer’s Vehicle Disposition Program, upon disposition of such Master Collateral Vehicle by the owner thereof in accordance with applicable Auction Procedures.
“Incumbency Certificate” has the meaning set forth in Section 3.5.
“Initial Acquisition Cost” means, with respect to each Master Collateral Vehicle, the costs and expenses incurred in connection with the acquisition of such Master Collateral Vehicle by the applicable Lessee Grantor or RCFC from the dealer or other Person selling such Master Collateral Vehicle, as more specifically defined in the Financing Documents related to the applicable Financing Source.
“Insurer Related Amortization Event” means, with respect to any Series of Notes, any Amortization Event or Potential Amortization Event that arises solely as a result of an Event of Bankruptcy with respect to the policy provider, insurer or surety for such Series of Notes or a Class thereof or a default by such policy provider, insurer or surety under its financial guaranty insurance policy or surety bond, or its cancellation or rejection thereof, as applicable, in respect of such Series of Notes or a Class thereof including the Amortization Events and related Potential Amortization Events set forth in Section 5.1(j) or (k) of the Series 2005-1 Supplement, Section 5.1(j) or (k) of the Series 2006-1 Supplement or Section 5.1(j) or (k) of the Series 2007-1 Supplement, as the case may be.
“Investment Standing Instruction” has the meaning set forth in Section 2.5(f) hereof.
“Lease” means (a) the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group II), as supplemented by the lease annexes thereto, dated as of February 14, 2007, by and among RCFC, as the lessor, DTG Operations, in its capacity as lessee and as servicer, and DTAG, in its capacity as master servicer and guarantor, (b) the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group III), as supplemented by the lease annexes thereto, dated as of February 14, 2007, by and among RCFC, as the lessor, DTG Operations, in its capacity as lessee and as servicer, and those subsidiaries and affiliates of DTAG from time to time becoming lessees and servicers thereunder, in their capacities as lessees and servicers, and DTAG, in its capacity as master servicer and guarantor, (c) the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group IV), as supplemented by the lease annexes thereto, dated as of February 14, 2007, by and among RCFC, as the lessor, DTG Operations, in its capacity as lessee and as servicer, and DTAG, in its capacity as master servicer and guarantor, and (d) each other master motor vehicle lease and servicing agreement, as supplemented by the lease annexes thereto, or similar agreement, entered into by RCFC and/or one or more Lessee Grantors and constituting a Financing Document hereunder.
“Lessee Grantor” has the meaning set forth in the preamble.
“Lessee Grantor Master Collateral” has the meaning set forth in Section 2.1(a).

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“Lessee Grantor Master Collateral Vehicles” has the meaning set forth in Section 2.1(a)(i).
“Master Collateral” has the meaning set forth in Section 2.1(b).
“Master Collateral Account” has the meaning set forth in Section 2.5.
“Master Collateral Agent” has the meaning set forth in the preamble, and includes any permitted successor to Deutsche Bank Trust Company Americas in its capacity as Master Collateral Agent.
“Master Collateral Vehicles” means the Lessee Grantor Master Collateral Vehicles and the RCFC Master Collateral Vehicles.
“Nominee” means the party named as such in the Nominee Agreement.
“Nominee Agreement” means the Fourth Amended and Restated Vehicle Title Nominee Agreement, dated as of December 3, 2015, by and among Hertz Vehicles LLC, Hertz General Interest LLC, Hertz Vehicle Financing LLC, RCFC, The Hertz Corporation, the Master Collateral Agent, The Bank of New York Mellon Trust Company, N.A. and those various “Nominating Parties” from time to time party thereto.
“Notes” means the notes issued by RCFC pursuant to the Base Indenture.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer or any other person designated as an authorized officer by the board of directors of such Person.
“Pro rata” means, at any time as to any interest or amount with respect to any Beneficiary, a fraction, the numerator of which is the aggregate indebtedness and other obligations of each of the Lessee Grantors and RCFC, as applicable, then owing to the applicable Financing Source for the benefit of such Beneficiary and the denominator of which is the aggregate indebtedness and other obligations of each of the Lessee Grantors and RCFC, as applicable, then owing to all Financing Sources; provided, however, that if a Beneficiary must return any amount paid with respect to such obligations for any reason, such returned amounts shall be reinstated as obligations for purposes of the foregoing calculation.
“QI Account” means any account containing QI Master Collateral.
“QI Master Collateral” means Master Collateral for which the designated Beneficiary in the Master Servicer’s records is the Qualified Intermediary, as set forth in Section 2.2(b) hereof.
“Qualified Intermediary” means such entity that (a) will be acting in connection with the Exchange Program so as to permit RCFC and the Lessees to make use of the “qualified intermediary” safe harbor of Treasury Regulation §1.1031(k)-1(g)(4) and (b) is acceptable to Required Noteholders and the Rating Agencies.

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“RCFC” has the meaning set forth in the preamble.
“RCFC Master Collateral” has the meaning set forth in Section 2.1(b).
“RCFC Master Collateral Vehicles” has the meaning set forth in Section 2.1(b)(i).
“Redesignation” has the meaning set forth in Section 2.2.
“Related Master Collateral” has the meaning set forth in Section 2.2.
“Related Vehicles” has the meaning set forth in Section 2.2.
“Replacement Vehicle” means, with respect to a Group, an Eligible Vehicle designated by the Master Servicer as comprising the Collateral for such Group acquired in exchange for an Exchanged Vehicle from such Group in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.
“Repurchase Payment”, with respect to any Program Vehicle subject to repurchase by the Manufacturer thereof, means a payment (which may include allowances, credits and/or charges under the applicable Vehicle Disposition Program) by such Manufacturer, pursuant to the Manufacturer’s Vehicle Disposition Program, to repurchase such Vehicle in accordance with its Vehicle Disposition Program
“Required Beneficiaries” means, at any time, Beneficiaries (other than any Lessee Grantor, if applicable) that are beneficiaries in respect of, or that represent or act on behalf of Financing Sources (other than any Lessee Grantor, if applicable) that hold (including by way of pledge or assignment), more than 50% of the outstanding principal amount of indebtedness of the Lessee Grantors and RCFC under the Financing Documents at such time (excluding any retained interest of any such Lessee Grantor or RCFC thereunder).
“Responsible Officer” means, with respect to the Master Collateral Agent, any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.
“Series 2005-1 Supplement” means that certain Series 2005-1 Supplement (as amended, restated, supplemented or otherwise modified from time to time), dated as of April 21, 2005, to Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and DBTCA, as trustee.
“Series 2006-1 Supplement” means that certain Series 2006-1 Supplement (as amended, restated, supplemented or otherwise modified from time to time), dated as of March 28, 2006, to Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and DBTCA, as trustee.
“Series 2007-1 Supplement” means that certain Series 2007-1 Supplement (as amended, restated, supplemented or otherwise modified from time to time), dated as of May 23, 2007, to

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Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and DBTCA, as trustee.
“Servicer” has the meaning set forth in the preamble.
“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“Substitute Exchanged Vehicle Proceeds” means, for a Group, funds in the amount of the Net Book Value of Exchanged Vehicles transferred by RCFC, at the direction of the Master Servicer, from (i) the Substitute Exchanged Vehicle Proceeds Amount for such Group, (ii) the Retained Distribution Account or (iii) RCFC’s capital, and deposited into the Collection Account for such Group to be treated as Disposition Proceeds for such Exchanged Vehicles.
“Substitute Exchanged Vehicle Proceeds Amount” means, for a Group, at any time, funds, if any, set aside by RCFC in an Excess Funding Account in respect of Exchanged Vehicles in such Group, for use as Substitute Exchanged Vehicle Proceeds for such Group.
“Thrifty” means Thrifty Rent-A-Car System, Inc., an Oklahoma corporation.
“Trustee” means Deutsche Bank Trust Company Americas, in its capacity as trustee under the Base Indenture unless a successor Person shall have become the trustee pursuant to the applicable provisions of the Base Indenture, and thereafter “Trustee” shall mean such successor Person.
“Uniform Commercial Code” or “UCC” means, with respect to a particular jurisdiction, the Uniform Commercial Code as in effect from time to time in such jurisdiction, or any successor statute thereto.
“Unused Exchange Proceeds” means, with respect to a Group, the Exchange Proceeds for such Group that are not used to acquire Replacement Vehicles for such Group and which are transferred from the Escrow Account with respect to such Group to RCFC in accordance with the terms of the Exchange Agreement.
SECTION 1.2.    Cross References; Headings. The words “hereof”, “herein” and “hereunder” and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Annex, Section, Schedule and Exhibit references contained in this Agreement are references to Annexes, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof
SECTION 1.3.    Interpretation. In this Agreement, unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;

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(b)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(c)    reference to any gender includes the other gender;
(d)    “including” (and, with correlative meaning, “include”) means including without limiting the generality of any description preceding such term;
(e)    “or” is not exclusive;
(f)    provisions apply to successive events and transactions; and
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” and “through” mean “to but excluding”.
ARTICLE II

MASTER COLLATERAL AGENT AS LIENHOLDER FOR THE BENEFICIARIES
SECTION 2.1.    Security Interests.
(a)    Grant by the Lessee Grantors. As security for the payment of the respective obligations from time to time owing by each of the Lessee Grantors to each Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents (x) DTG Operations (without limiting the grant by DTG Operations pursuant to clause (y) immediately following), confirms its grant, pledge and assignment pursuant to the Original Agreement and (y) to the extent not covered in clause (x), each of the Lessee Grantors hereby grants, pledges and assigns to the Master Collateral Agent, for the benefit of the Beneficiaries (to the extent set forth in Sections 2.2 and 2.3), subject to the provisions of subsection (c) below, a continuing, first priority Lien on all right, title and interest of such Lessee Grantor in, to and under the following, whether existing or acquired as of the Closing Date with respect to any series of Notes or any Financing Documents related to a Financing Source or thereafter (the “Lessee Grantor Master Collateral”):
(i)    all vehicles (A) acquired, financed or refinanced with funds provided by any Financing Source or Beneficiary and identified as Lessee Grantor Master Collateral Vehicles related to such Lessee Grantor in any Fleet Reports delivered to the Master Collateral Agent and/or (B) identified as being owned by such Lessee Grantor and subject to the lien of the Master Collateral Agent in each case on the Certificates of Title thereof (collectively, with respect to all of the Lessee Grantors, the “Lessee Grantor Master Collateral Vehicles”), and all Certificates of Title with respect thereto;
(ii)    the Master Collateral Account (including each Collateral Account and Group Collateral Account), all funds on deposit therein from time to time all certificates and instruments, if any, representing or evidencing any or all of the Master Collateral Account or the funds on deposit therein from time to time, and all Permitted Investments made at any time and from time to time with the funds on deposit in the Master Collateral Account (including income thereon)

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and all certificates and instruments, if any, representing or evidencing such Permitted Investments;
(iii)    all Vehicle Disposition Programs and incentive programs applicable to Lessee Grantor Master Collateral Vehicles, to the extent such right, title and interest relates to such Lessee Grantor Master Collateral Vehicles, including any amendments thereof and all monies due and to become due in respect of such Lessee Grantor Master Collateral Vehicles under or in connection with each such Vehicle Disposition Program and incentive program, whether payable as Repurchase Payments, Guaranteed Payments, Disposition Proceeds, Incentive Payments, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of any Vehicle Disposition Program or otherwise and all rights to compel performance and otherwise exercise rights and remedies thereunder;
(iv)    all Subleases entered into by such Lessee Grantor the subject of which includes any Master Collateral Vehicle leased by RCFC to such Lessee Grantor under a Lease, and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee Grantor in connection with any such Sublease, in each case only to the extent directly relating to any Master Collateral Vehicle, including (but only to such extent), without limitation, all monies due and to become due to such Lessee Grantor under or in connection with such agreements whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the agreements or otherwise, and all rights, remedies, powers, privileges and claims of such Lessee Grantor against any other party under or with respect to such agreements (whether arising pursuant to the terms of such agreements or otherwise available to such Lessee Grantor at law or in equity), including the right to enforce any of the agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the agreements or the obligations of any party thereunder, all liens and property from time to time purporting to secure payment arising under or in connection with such agreements, or assigned to, such Lessee Grantor describing any collateral securing such obligations or liabilities and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities due to such Lessee Grantor pursuant to such agreements);
(v)    all Assignment Agreements entered into by such Lessee Grantor;
(vi)    all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) with respect to any of the Lessee Grantor Master Collateral Vehicles;
(vii)    the Assignment of Exchange Agreements and all proceeds thereof, including Unused Exchange Proceeds, but only to the extent such grant, pledge and assignment with respect to such Exchange Proceeds, including such grant, pledge and assignment with respect to the Unused Exchange Proceeds, is consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(6);
(viii)    all additional property that may on the Closing Date or from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by such Lessee Grantor or by anyone on its behalf; and

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(ix)    any and all proceeds, products, offspring, rents or profits of any and all of the foregoing.
Notwithstanding anything to the contrary contained in this Agreement, the pledge and security interest granted by DTG Operations hereunder is an extension of the pledge and security interest granted under the Original Agreement.
(b)    Grant by RCFC. As security for the payment of the respective obligations from time to time owing by RCFC to each other Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents, RCFC hereby (x) confirms its grant, pledge and assignment pursuant to the Original Agreement and (y) to the extent not covered by clause (x), grants, pledges and assigns to the Master Collateral Agent, for the benefit of the Beneficiaries (to the extent set forth in Sections 2.2 and 2.3), a continuing, first priority Lien on all right, title and interest of RCFC in, to and under the following, whether existing or acquired as of the first Closing Date under the Base Indenture or thereafter (the “RCFC Master Collateral” and, together with the Lessee Grantor Master Collateral, the “Master Collateral”):
(i)    all vehicles (A) acquired, financed or refinanced with funds provided by any Financing Source or Beneficiary and identified as RCFC Master Collateral Vehicles in any Fleet Report delivered to the Master Collateral Agent and/or (B) identified as being owned by RCFC and subject to the lien of the Master Collateral Agent on the Certificates of Title thereof (collectively, the “RCFC Master Collateral Vehicles”), and all Certificates of Title with respect thereto;
(ii)    the Master Collateral Account (including each Collateral Account and Group Collateral Account), all funds on deposit therein from time to time, all certificates and instruments, if any, representing or evidencing any or all of the Master Collateral Account or the funds on deposit therein from time to time, and all Permitted Investments made at any time and from time to time with the funds on deposit in the Master Collateral Account (including income thereon) and all certificates and instruments, if any, representing or evidencing such Permitted Investments;
(iii)    all Vehicle Disposition Programs and incentive programs applicable to the RCFC Master Collateral Vehicles to the extent such right, title and interest relates to such RCFC Master Collateral Vehicles or to any Manufacturer Receivables, including any amendments thereof and all monies due and to become due in respect of such RCFC Master Collateral Vehicles or such Manufacturer Receivables under or in connection with each such Vehicle Disposition Program, whether payable as Repurchase Payments, Guaranteed Payments, Disposition Proceeds, Incentive Payments, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Vehicle Disposition Program or otherwise and all rights to compel performance and otherwise exercise rights and remedies thereunder;
(iv)    the Nominee Agreement to the extent it relates to such RCFC Master Collateral Vehicles, including, without limitation, all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the Nominee Agreement that relate to such RCFC Master Collateral Vehicles (whether arising pursuant to the terms of the Nominee Agreement or otherwise available to RCFC at law or in equity), and the right to enforce the Nominee Agreement as it relates to such RCFC Master Collateral Vehicles and to give or

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withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Nominee Agreement or the obligations of any party thereunder, in each case as the same relate to such RCFC Master Collateral Vehicles;
(v)    ~~(iv)~~ all Assignment Agreements entered into by RCFC;
(vi)    ~~(v)~~ all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) with respect to, and all warranties payable by reason of loss or damage to, or otherwise with respect to, any of the Master Collateral Vehicles;
(vii)    ~~(vi)~~ the Assignment of Exchange Agreements and all proceeds thereof, including Unused Exchange Proceeds, but only to the extent such grant, pledge and assignment with respect to such Exchange Proceeds, including such grant, pledge and assignment with respect to the Unused Exchange Proceeds, is consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation §1.1031(k)-1(g)(6);
(viii)    ~~(vii)~~ all additional property that may on the Closing Date or from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by RCFC or by anyone on its behalf; and
(ix)    ~~(viii)~~ any and all proceeds, products, offspring, rents, or profits of any of the foregoing.
Notwithstanding anything to the contrary contained in this Agreement, the pledge and security interest granted by RCFC hereunder is an extension of the pledge and security interest granted under the Original Agreement.
Each Lessee Grantor, RCFC, each other Financing Source and each Beneficiary hereby authorizes the Master Collateral Agent to be named as the first lienholder on the Certificates of Title for the Master Collateral Vehicles, in a representative capacity, as Master Collateral Agent for the Beneficiaries. The Master Collateral Agent agrees that all of its right, title and interest in and to the Master Collateral shall be solely for the respective benefit of each Beneficiary.
Each Financing Source and each Beneficiary hereby directs the Master Collateral Agent to execute and deliver as of the date set forth herein in its capacity as Master Collateral Agent hereunder each Assignment Agreement hereafter entered into by any of the Lessee Grantors or RCFC.
(c)    Exclusions. Notwithstanding the provisions of Section 2.1(a), it is expressly acknowledged and agreed that the Lessee Grantor Master Collateral does not and shall not in any event include any of the following items or types of property:
(i)    any advertising or promotional allowances payable to any Lessee Grantor by any Manufacturer;
(ii)    any monies due or to become due to any Lessee Grantor or any Franchisee or Affiliate of any Lessee Grantor from the retail rental of vehicles;

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(iii)    any amounts payable by a Manufacturer to any Lessee Grantor which constitute manufacturer floor plan assistance; or
(iv)    any Franchise Agreement, or any monies due or to become due to the applicable Lessee Grantor under any Franchise Agreement, including, without limitation, monies due or to become due to such Lessee Grantor on account of, relating to or in connection with (a) administrative fees, advertising fees and license or franchise fees under or in connection with any Franchise Agreements, (b) the grant, transfer, sale or other disposition, in whole or in part, of any Franchise Agreement, (c) the sale, lease or other offering by such Lessee Grantor of goods, supplies or products (excluding, however, Master Collateral Vehicles) to any Franchisee or the performance of services by such Lessee Grantor for any Franchisee, (d) insurance programs for Franchisees offered under or in connection with any Franchise Agreement, (e) credit card services provided in connection with any Franchise Agreement, and (t) promissory notes delivered pursuant to or in connection with any Franchise Agreement, or any other accounts, general intangibles, chattel paper, documents and instruments relating to or arising out of or in connection with any Franchise Agreement.
Each Financing Source and each Beneficiary hereby disclaims and affirmatively waives any right, title or interest in and to any of the foregoing items or types of property under or pursuant to this Agreement.
SECTION 2.2.    Designation of Beneficiaries; Beneficiaries’ Rights Limited. (h) Each of the Trustee, RCFC, the Qualified Intermediary and any other Person who from time to time executes a Financing Source and Beneficiary Supplement as a beneficiary is hereby designated as a Beneficiary with respect to the Master Collateral Vehicles designated on the Master Servicer’s computer system as Master Collateral Vehicles relating to such Beneficiary or as otherwise provided in a Financing Source and Beneficiary Supplement with respect to such Beneficiary (“Related Vehicles”) and the other Master Collateral related thereto (the “Related Master Collateral”). The Master Servicer shall establish and maintain or cause to be established and maintained, in the name of the Master Collateral Agent, a separate account in accordance with Section 2.5 hereof for each Group of Segregated Collateral. The Master Servicer shall designate Related Master Collateral as belonging to a Group of Segregated Collateral, specifying the Group designated. The designation of Related Vehicles with respect to each Beneficiary on the Master Servicer’s computer system shall be considered prima facie evidence of such Beneficiary’s rights with respect to such Related Vehicles and the Related Master Collateral. If at any time a Beneficiary reasonably believes that such designation by the Master Servicer is incorrect, it may dispute such designation by delivering a written notice to the Master Collateral Agent setting forth its claim as to the correct designation of its Related Vehicles (each a “Redesignation”). The Master Collateral Agent shall, promptly upon receipt of such notice, distribute a copy thereof to each Lessee Grantor, RCFC, each Financing Source and each Beneficiary (other than the Beneficiary disputing the Master Servicer’s designation of Related Vehicles). Each such Financing Source and Beneficiary shall, within ten (10) Business Days of receipt of such notice from the Master Collateral Agent, notify the Master Collateral Agent in writing as to whether it consents to the disputing Beneficiary’s Redesignation. If the Master Collateral Agent receives written notice from each such Beneficiary and Financing Source containing its consent to the disputing Beneficiary’s Redesignation within the period set forth above, it shall promptly notify the Master Servicer and the Master Servicer shall effect such Redesignation. Each Beneficiary shall be entitled to the benefits of this Agreement only with respect to its Related Vehicles and Related Master Collateral. No Beneficiary shall have any interest in (i) any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary, (ii) any funds in the Master Collateral Account that are proceeds of any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary, (iii) rights under

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any Vehicle Disposition Program with respect to any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary or (iv) any other Master Collateral which is not Related Master Collateral as to such Beneficiary, in each case regardless of the time, order, manner or nature of attachment or perfection of security interests in Master Collateral Vehicles (including the giving of or failure to give notice of any purchase money security interest or other notice, or the order of filing financing statements), or any provision of the Uniform Commercial Code, the federal Bankruptcy Code, or other applicable law.
(b)    The Qualified Intermediary is designated (pursuant to a Financing Source and Beneficiary Supplement executed by the Qualified Intermediary) as a Beneficiary of (i) any Master Collateral Vehicle that is an Exchanged Vehicle, (ii) any funds in the Master Collateral Account that are proceeds of any Exchanged Vehicle, (iii) any receivables in respect of disposition of any Exchanged Vehicle, and (iv) any other Master Collateral that is designated on the Master Servicer’s computer system as Related Master Collateral for the Qualified Intermediary as Beneficiary hereunder (collectively, the “QI Master Collateral”). No other Beneficiary hereunder shall have any right, title, or interest in, claim to or lien on the QI Master Collateral.
SECTION 2.3.    Redesignation of Beneficiaries. RCFC, with respect to the RCFC Master Collateral Vehicles, and each of the Lessee Grantors, with respect to the Lessee Grantor Master Collateral Vehicles, may from time to time refinance Master Collateral Vehicles related to a particular Financing Source with proceeds from a different Financing Source. In connection therewith, the Master Servicer shall designate on its computer system the Financing Source the proceeds of which are used to finance or refinance such Master Collateral Vehicles, and, upon repayment of the Financing Source being refinanced, (x) such Master Collateral Vehicles shall automatically constitute Related Vehicles of the specified Beneficiary or Beneficiaries related to such refinancing Financing Source, and (y) such Master Collateral Vehicles shall cease to be Related Vehicles of the Beneficiary or Beneficiaries related to the refinanced Financing Source. In addition, the Master Servicer may from time to time redesignate on its computer system, to a new Beneficiary related to a Financing Source, one or more Master Collateral Vehicles that are Related Vehicles of another Beneficiary related to such Financing Source, if such related Vehicles have been designated to specific Beneficiaries. Notwithstanding the foregoing, the right of the Master Servicer to redesignate Master Collateral Vehicles that will, after such a refinancing or other redesignation, cease to be Related Vehicles with respect to a Financing Source or Beneficiary shall be subject to the conditions that immediately after giving effect to such redesignation:
(a)    no Default (other than, unless the Required Noteholders of the Series of Notes with respect to which the applicable Insurer Related Amortization Event has occurred shall have instructed the Trustee and the Master Collateral Agent in writing otherwise, an Insurer Related Amortization Event with respect to a Series of Notes) shall exist under the Financing Documents related to such Financing Source or Beneficiary (provided, however, that the Master Servicer shall have the right to make such redesignation for the purpose of curing such a Default); and
(b)    Unless otherwise specified in the Financing Source and Beneficiary Supplement therefor, such Financing Source or Beneficiary shall have designated to it Related Vehicles with a collateral value (as determined, in accordance with the Financing Documents relating to the Financing Source or with respect to such Beneficiary, by the Person specified therein or, if no such Person is so specified, by the Master Servicer) not less than the minimum collateral value

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required in such Financing Documents to support the outstanding loans or securities issued under such Financing Documents.
Each designation of a Beneficiary pursuant to Section 2.2, and each redesignation by the Master Servicer pursuant to this Section 2.3, shall automatically constitute a representation and warranty by the Master Servicer for the benefit of the Beneficiary to which the Master Collateral Vehicle is being designated or redesignated that (i) with respect to such a redesignation, the conditions in Sections 2.3(a) and 2.3(b) have been met, (ii) with respect to such a redesignation, the loans or securities of the original Financing Source with respect to such refinanced Master Collateral Vehicles have been repaid or, other than with respect to redesignated Master Collateral Vehicles constituting Group IV Collateral, the original Financing Source or Beneficiary with respect to such redesignated Master Collateral has designated to it replacement Related Vehicles with an aggregate Net Book Value equal to or greater than the Net Book Value of such redesignated Master Collateral Vehicles (in each case calculated as of the date of such redesignation) and/or has cash allocated to it constituting collateral securing its loans or securities (including in the form of Exchange Proceeds, pursuant to an increase in the applicable Exchange Agreement Rights Value) in amount at least equal to such Net Book Value of such redesignated Master Collateral Vehicles and, in the case of such designation of Replacement Vehicles or allocation of cash, RCFC is in compliance with any Maximum Manufacturer Percentage, Maximum Non-Program Percentage and Maximum Program Percentage and any other covenants, agreements or conditions limiting the types of Vehicles and/or Manufacturers applicable to the pool of Vehicles pledged to secure the loans or securities of such original Financing Source or Beneficiary after giving effect to such designation or allocation, and (iii) with respect to any such designation or redesignation, all Related Vehicles of such Beneficiary constitute Eligible Vehicles under the relevant Financing Documents. Master Collateral Vehicles shall be redesignated hereunder at their respective Net Book Values, calculated in accordance with the Financing Documents relating to the Financing Source with respect to the applicable Beneficiary. Except as provided in Section 2.5(c), no Beneficiary shall have any interest in any Master Collateral Vehicle or other Master Collateral for which it is no longer designated as the Beneficiary, it being understood that, subject to the satisfaction of the conditions set forth in Sections 2.3(a) and 2.3(b) and repayment of the loans or securities of the original Financing Source with respect to refinanced Master Collateral Vehicles~~or~~ or the designation of replacement collateral as described above with respect to other redesignated Master Collateral Vehicles, any such redesignation shall automatically constitute a release by such Beneficiary of any interest therein.
SECTION 2.4.    Master Servicer’s Fleet Report. (a) On or prior to the Reporting Date, the Master Servicer shall furnish to the Master Collateral Agent a report (which may be on diskette, magnetic tape or other electronic medium acceptable to the Master Collateral Agent) substantially in the form of Exhibit C (“Fleet Report”), showing for each Financing Source and each Related Vehicle designated thereto, as of the last day of the immediately preceding calendar month and after giving effect to the most recent redesignation of Master Collateral Vehicles as of such last day, (i) the related Beneficiary and the Group in respect thereof, (ii) whether such Related Vehicle is a Lessee Grantor Master Collateral Vehicle or an RCFC Master Collateral Vehicle, (iii) the last eight digits of the vehicle identification numbers with respect to such Related Vehicle, and (iv) the Capitalized Cost and Net Book Value of such Related Vehicle (calculated in accordance with the Financing Documents relating to the applicable Financing Source). The Master Collateral Agent shall make the Fleet Report available for inspection by any Financing Source

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or Beneficiary at the Corporate Trust Office, during normal business hours, upon such Financing Source or Beneficiary’s written request. Each Fleet Report shall, upon delivery thereof to the Master Collateral Agent, become Exhibit C hereto and shall replace and supersede all prior Fleet Reports in such capacity. The Master Collateral Agent’s sole responsibility with respect to such Fleet Report shall be custodial.
(b)    Reporting; Designation. In connection with the identification of one or more Exchanged Vehicles proposed to be redesignated to the Qualified Intermediary under an Exchange Program, the Master Servicer shall prepare the information for reporting on the Reporting Date on a Group by Group basis and upon the exchange of Exchanged Vehicles make the designations in the Master Servicer’s computer system and, if necessary, instruct the Trustee under item (vi) below as to the following:
(i)    the ~~Y~~VIN and current Net Book Value of each proposed Exchanged Vehicle;
(ii)    the VIN and Capitalized Cost or Net Book Value of each Vehicle, including Replacement Vehicles, if any, to be designated as belonging to a particular Group and as related to the Financing Source and Beneficiaries in substitution for the proposed Exchanged Vehicles;
(iii)    the Substitute Exchanged Vehicle Proceeds Amount to be transferred from each Excess Funding Account for each Series of Notes (as defined in the related Series Supplement) within a Group to the Collection Account for each such Series of Notes;
(iv)    the increase in Exchange Agreement Rights Value to be designated to the Financing Source and Beneficiaries in substitution for the proposed Exchanged Vehicles, and the amount by which Disposition Proceeds received in respect of Exchanged Vehicles are less than the Net Book Value, (such amount, if positive to be treated as Losses under Financing Documents for a Series of Notes, if so specified in such Financing Documents) of such Exchanged Vehicles;
(v)    a calculation setting forth the sum of items (ii), (iii) and (iv) above as at least equaling the aggregate Net Book Values of the proposed Exchanged Vehicles under item (i) above; plus any Losses identified in item (iv) above; and
(vi)    an instruction to the Trustee to make the transfers in item (iii) above and to the Master Collateral Agent and Servicer on its behalf (pursuant to Section 2.7 of this Agreement) to release its lien on the Exchanged Vehicles and any Certificates of Title related thereto at the time of the transfers and designations in items (ii), (iii) and (iv) above.
Upon satisfaction of the foregoing, the Master Servicer shall designate the substitute Vehicles, including Replacement Vehicles, and Exchange Agreement Rights Value in its computer system as Master Collateral related to the Financing Source and Beneficiaries tendering the Exchanged Vehicles (including the proper Group of Segregated Collateral), while simultaneously designating the Exchanged Vehicles and all proceeds thereof as QI Master Collateral related to the Qualified Intermediary as Beneficiary.
Aggregate information with respect to the above will be reported to the Trustee, the Master Collateral Agent and others specified in the Financing Documents for each Group and Series of Notes within each Group on the Reporting Date.

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SECTION 2.5.    Master Collateral Account. (a) The Master Collateral Agent shall establish and maintain, or cause to be established and maintained, in the name of Master Collateral Agent for the benefit of the named Beneficiary, one or more accounts (the “Collateral Account”) into which shall be initially deposited all Master Collateral and proceeds thereof, and shall establish and maintain, or cause to be established and maintained, in the name of the Master Collateral Agent for the benefit of the named Beneficiary, one or more accounts for each Group of Segregated Collateral (the “Group Collateral Account” and collectively with the Collateral Account, the “Master Collateral Account”) into which shall be deposited the Master Collateral and proceeds thereof designated as belonging to such Group. Each Master Collateral Account shall bear a designation clearly indicating that the funds deposited therein are held for the respective benefit of the named Beneficiary and sole dominion and control over each Master Collateral Account shall be vested in the Master Collateral Agent for the benefit of the named Beneficiary. The Master Collateral Account shall be maintained (i) with one or more Qualified Institutions, or (ii) as segregated trust accounts with the corporate trust departments of depository institutions or trust companies having corporate trust powers so long as each such institution has a credit rating for its unsecured long-term debt not lower than investment grade by Standard & Poor’s. For so long as BOKF, National Association satisfies at least one of the BOKF Required Ratings and solely with respect to the accounts specified on Schedule 2.5(a), BOKF, National Association shall be deemed a “Qualified Institution” for all purposes hereunder.
(b)    If any Master Collateral Account (or any subaccount thereof) is not maintained in accordance with the previous clause (a), then within ten (10) days after a Responsible Officer has received written notice from any related Beneficiary or Financing Source to establish a new Master Collateral Account or subaccount thereof or has actual notice followed by written confirmation (which confirmation the Master Collateral Agent shall use its best efforts to obtain as soon as practicable at the request of the related Beneficiary or Financing Source) of such fact, the Master Collateral Agent shall establish a new Master Collateral Account (or a new subaccount) which complies with such clause (a) and transfer into the new Master Collateral Account (or subaccount) all funds from the non-qualifying Master Collateral Account (or subaccount).
(c)    The Servicer and the Grantors shall direct all payments representing (i) Disposition Proceeds, (ii) Guaranteed Payments and Repurchase Payments under Vehicle Disposition Programs, (iii) Incentive Payments under incentive programs, (iv) all payments under the Subleases and (v) all other payments or other proceeds arising from the Master Collateral to be deposited directly into the Collateral Account or the applicable Group Collateral Account. In the event that any of the Master Servicer, any Servicer, RCFC or any Financing Source shall receive directly into one of its accounts any such payments or proceeds, including cash, securities, obligations or other property, such Person shall accept in constructive trust for the Master Collateral Agent, and hold and deposit into the Master Collateral Account or the applicable Group Collateral Account within two (2) Business Days of receipt thereof, any of the foregoing payments or proceeds received directly by such Person in respect of the Master Collateral, with the endorsement or other evidence of transfer of such Person when necessary or appropriate. Each Grantor shall designate the Master Collateral Agent as loss payee on its physical damage and comprehensive insurance policies on the Master Collateral Vehicles. The Master Collateral Agent shall, within one (1) Business Day after receipt thereof, notify the Master Servicer when funds are deposited in the Master Collateral Account or the Collateral Account and the amount of such funds and promptly thereafter, but in no event more than two

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(2) Business Days after the receipt of such notice from the Master Collateral Agent, the Master Servicer shall instruct the Master Collateral Agent in writing (upon which instruction the Master Collateral Agent is entitled to conclusively rely) with respect to funds received hereunder as to (i) the aggregate amount thereof which represents payments or other proceeds arising from a Group of Segregated Collateral and the Related Vehicles and Related Master Collateral of each Beneficiary, (ii) upon the occurrence and during the continuance of a Default and as needed under clause (d) or (e) below or, in the sole judgment of the Master Servicer, as otherwise needed, the dollar amount thereof that is derived from Lessee Grantor Master Collateral and from RCFC Master Collateral, (iii) the dollar amount of Sublease payments, insurance payments, warranty payments and other payments, as set forth below, in each case relating to Master Collateral Vehicles, which, so long as no Default under the related Financing Documents has occurred and is continuing or would result therefrom may be withdrawn from the Master Collateral Account and distributed to the applicable Lessee Grantor, (iv) the dollar amount of funds not constituting Master Collateral (which may be distributed at any time to the Person entitled thereto), and (v) any additional information provided by the Master Servicer pursuant to and in accordance with Section 24.4(a) of the Lease. The Master Collateral Agent shall promptly after receipt of instructions from the Master Servicer (upon which instructions the Master Collateral Agent may conclusively rely), but in no event later than ten (10) days after any payments or proceeds are first received into the Collateral Account or Master Collateral Account, distribute or cause to be distributed to the correct Group Collateral Account, QI Account, Collection Account or other account designated by the Beneficiary with respect to such payments or proceeds. In addition, the Master Collateral Agent shall promptly after receipt of instructions from the Master Servicer (upon which instructions the Master Collateral Agent may conclusively rely), but in no event later than ten (10) days after any payments or proceeds in respect of Master Collateral are first received by RCFC, a Lessee Grantor, the Trustee or the Master Collateral Agent (including by deposit in the Collateral Account or Master Collateral Account), distribute or cause to be distributed to each Beneficiary, in an amount specified by the Master Servicer as provided above, the funds in the Master Collateral Account representing payments or other proceeds arising from the Group of Segregated Collateral, Related Vehicles and Related Master Collateral of such Beneficiary, to an account previously specified in writing by such Beneficiary to the Master Collateral Agent; provided, however, that so long as no Default has occurred and is continuing or would result therefrom, all funds representing (x) payments under a Sublease or under any contract, agreement, guaranty, insurance, warranty, instrument or certificate entered into by or delivered to a Lessee Grantor, in connection with a Sublease, or (y) payments under insurance policies or warranties payable by reason of loss or damage to, or otherwise with respect to, any of the Master Collateral Vehicles, shall promptly be distributed to the applicable Lessee Grantor, to an account previously specified in writing by such Lessee Grantor, or as the applicable Lessee Grantor shall otherwise direct. Notwithstanding the foregoing, the Master Servicer may at any time instruct the Master Collateral Agent to release from any Collateral Account or Master Collateral Account any funds not constituting Master Collateral to the Person entitled thereto.
(d)    At such time as no further distributions from a Lessee Grantor to a Financing Source, pursuant to the Financing Documents, are required or will be required to be made to a Beneficiary in accordance with Section 2.5(c), and any applicable bankruptcy preference period

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has expired, all remaining funds deposited in respect of Lessee Grantor Master Collateral in the Master Collateral Account and allocated to such Beneficiary shall promptly be distributed to such Lessee Grantor upon the written direction of the Master Servicer.
(e)    At such time as no further distributions from RCFC to a Financing Source, pursuant to the Financing Documents, are required or will be required to be made to a Beneficiary in accordance with Section 2.5(c), and any applicable bankruptcy preference period has expired, all remaining funds deposited in respect of RCFC Master Collateral in the Master Collateral Account and allocated to such Beneficiary shall promptly be distributed to RCFC upon the written direction of the Master Servicer.
(f)    If at any time the Master Collateral Agent, a Servicer or the Master Servicer shall receive any funds to which it is not entitled pursuant to the provisions of this Agreement, such Servicer or the Master Servicer shall so advise the Master Collateral Agent (upon which advice the Master Collateral Agent may conclusively rely) and the Master Collateral Agent or such Service; or the Master Servicer, as the case may be, shall forthwith take reasonable steps to ensure that such funds are remitted to the Person so entitled thereto, such remittance to be made promptly after the determination thereof and if by the Master Collateral Agent, as directed in writing by the Master Servicer.
(g)    The Master Servicer shall instruct (upon which instruction the Master Collateral Agent may conclusively rely) the Master Collateral Agent in writing to invest funds on deposit in the Master Collateral Account in Permitted Investments. If the Master Collateral Agent does not receive instructions from the Master Servicer prior to 11:00 a.m., New York City time, on any day as to the distribution or investment of any funds in the Master Collateral Account, then the Master Collateral Agent shall invest such funds in Permitted Investments set forth in Exhibit H, as the same may be from time to time revised by the Master Servicer upon three (3) Business Days’ prior written notice to the Master Collateral Agent (the “Investment Standing Instruction”). All such investments shall be redeemable or mature on the next Business Day. Neither the Master Servicer nor the Master Collateral Agent shall be responsible for any losses incurred on any investments made pursuant to and in accordance with this paragraph (g). The Master Collateral Agent shall, in accordance herewith, be entitled to rely upon the most recent Investment Standing Instruction or other written instruction received pursuant to this Section 2.5(g).
SECTION 2.6.    Certificates of Title. Each Servicer shall hold in trust, as agent of and as custodian for the Master Collateral Agent, all Certificates of Title for Master Collateral Vehicles leased by such Servicer under a Lease. The applicable Servicer shall (i) hold all such Certificates of Title under lock and key, in a safe fireproof location at one or more of the offices specified in Exhibit D (as the same may be from time to time revised by the applicable Servicer upon thirty (30) days’ prior written notice to the parties hereto), and (ii) not release or surrender any Certificate of Title except in accordance with this Agreement (and in any event not release or surrender any of the Certificates of Title other than Certificates of Title as to which the Lien of the Master Collateral Agent has been released in accordance with this Agreement). The applicable Servicer shall cause the Certificates of Title with respect to each Lessee Grantor Master Collateral Vehicle leased by it under a Lease to show the applicable Lessee Grantor, and with respect to each RCFC Master Collateral Vehicle to show RCFC or the Nominee, as the

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registered owner thereof and to show Deutsche Bank Trust Company Americas, as agent (or as otherwise required under governing law to perfect the Lien of the Master Collateral Agent), as the first lienholder at the address referred to in the next sentence. The Master Collateral Agent has established a post office box in Tulsa, Oklahoma at an address specified in Section 5.2 hereof, to be used from and after the date hereof as its exclusive address as first lienholder noted on the Certificates of Title. The Master Collateral Agent shall, on a daily basis make available to each Lessee Grantor at its address set forth in Section 5.2 hereof, all Certificates of Title received at such post office box address.
SECTION 2.7.    Notation of Liens; Release of Collateral. (a) The Master Collateral Agent hereby grants to each Servicer a limited power of attorney, with full power of substitution, to take any and all actions, in the name of the Master Collateral Agent, (i) to note the Master Collateral Agent as the holder of a first lien on the Certificates of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title is in the name of the Master Collateral Agent, (ii) to release the Master Collateral Agent’s Lien on any Certificate of Title in connection with the sale or disposition of the related Master Collateral Vehicle permitted pursuant to the provisions of the Financing Documents relating to such Master Collateral Vehicle; and (iii) to release the Master Collateral Agent’s Lien on any Certificate of Title with respect to any Master Collateral Vehicle which is not a Related Vehicle with respect to any Beneficiary or with respect to which all obligations under the Documents to each related Beneficiary have been satisfied in full (and any applicable bankruptcy preference period has expired). Nothing in this Agreement shall be construed as authorization from the Master Collateral Agent to any Servicer to release any Lien on any Certificate of Title except upon compliance with this Agreement.
(b)    Each Beneficiary may cause the Master Collateral Agent to terminate the limited power of attorney referred to in Section 2.7(a) (including the related power granted under Section 2.8) with respect to such Beneficiary’s Related Vehicles after the occurrence, and during the continuance, of a Default (after giving effect to any cure period or grace period) under the Financing Documents relating to the Financing Source with respect to such Beneficiary by giving written notice to such effect to the applicable Servicer and the Master Collateral Agent. The Master Collateral Agent agrees that upon receipt of any such notice it shall promptly terminate such power of attorney with respect to such Beneficiary’s Related Vehicles by giving written notice to such effect to the applicable Servicer. The power of attorney referred to in Section 2.7(a) (including the related power granted under Section 2.8) will also terminate following the resignation or removal of the Master Collateral Agent pursuant to Section 4.5. The Master Collateral Agent will follow the direction (upon which direction the Master Collateral Agent may conclusively rely) of the applicable Servicer to release liens on Master Collateral Vehicles unless either a contrary direction is received from a Financing Source or Beneficiary or the Financing Documents require direction to be given by another party. In connection with any release permitted under this Section 2.7, the Master Collateral Agent and each Beneficiary agrees to execute such further documents, if any, as may be reasonably requested by the applicable Servicer to effect such release.
SECTION 2.8.    Power of Attorney. To further evidence the limited power of attorney referred to in Section 2.7, the Master Collateral Agent agrees that upon request of the Servicer it will execute a separate power of attorney substantially in the form of Exhibit ~~E.~~E-1. To further evidence the limited power of attorney referred to in Section 2.6 of the Nominee Agreement, the Master Collateral Agent agrees that upon request of the Servicer it will execute a separate power of attorney substantially in the form of Exhibit E-2.

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ARTICLE III

THE MASTER SERVICER
SECTION 3.1.    Acceptance of Appointment. Each Financing Source and each Beneficiary hereby appoints DTAG, and DTAG hereby accepts such appointment and agrees to act, as the initial Master Servicer under this Agreement. The Master Collateral Agent acknowledges such appointment.
SECTION 3.2.    Master Servicer Functions. The Master Servicer shall service and administer the Master Collateral Vehicles, and without limitation of the foregoing, the Master Servicer shall: (i) cause the Master Collateral Agent to be shown as the first lienholder on all Certificates of Title with respect to the Master Collateral Vehicles and forward to the Servicer ~~of the related Vehicle~~ all such Certificates of Title with respect to the Master Collateral Vehicles titled in the name of RCFC or the Nominee, (ii) in accordance with the requirements of the Financing Documents related to a Financing Source and as applicable thereunder, designate as Related Vehicles on its computer system with respect to each Beneficiary related to such Financing Source and in accordance with Sections 2.2 and 2.3 hereof, Master Collateral Vehicles (a) that have been purchased by or purchased, financed or refinanced with funds provided by such Financing Source or as otherwise provided in a Financing Source and Beneficiary Supplement with respect to such Beneficiary, or (b) with a collateral value (as determined under the relevant Financing Documents relating to the Financing Source with respect to such Beneficiary) not less than the collateral value required in such Financing Documents to be allocated to such Beneficiary to support the outstanding loans or securities issued or obligations arising under such Financing Documents, (iii) direct payments and other proceeds due under the Vehicle Disposition Programs and payments and other proceeds with respect to other Master Collateral to be deposited directly into the Master Collateral Account by the Manufacturers, related auction dealers, eligible franchisees and any other Person making such a payment, in accordance with this Agreement and allocate such payments to the various Beneficiaries, (iv) furnish the Fleet Report as provided in Section 2.4, (v) instruct the Master Collateral Agent to make distributions, withdrawals and payments froth the Master Collateral Account in accordance with Sections 2.5(b) through 2.5(d) in accordance with the related Financing Documents, (vi) execute and deliver, for the benefit of the Beneficiaries, any and all documents with respect to the Master Collateral Vehicles and the Vehicle Disposition Programs and, to the extent permitted under and in compliance with applicable law and regulations, commence enforcement proceedings with respect to such Vehicle Disposition Programs, (vii) perform the functions described in Section 2.7, and (viii) otherwise administer and service (or cause to be administered or serviced) Master Collateral Vehicles in accordance with this Agreement and the Financing Documents and duly perform all of its obligations specified herein and therein. The Master Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with its servicing and administration duties which it may deem necessary or desirable to accomplish such servicing and administration duties and which does not materially adversely affect the interests of any Beneficiary, unless otherwise prohibited by applicable Financing Documents or applicable law and regulations. Nothing in this Agreement shall at any time prevent the Master Servicer from in good faith taking any action to assure that its systems and records relating to the Master Collateral Vehicles and the Financing Sources are at all times accurate.
SECTION 3.3.    The Master Servicer Not to Resign. Without the prior written consent of the Master Collateral Agent, each of the Financing Sources and Beneficiaries, and the Rating Agencies, the Master Servicer shall not resign from the obligations and duties imposed on it hereunder.

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SECTION 3.4.    Servicing Rights of Master Collateral Agent. If the Master Servicer resigns or shall fail to perform any of its obligations hereunder, which failure adversely affects one or more Beneficiaries to a material degree, the Master Collateral Agent, at the direction and at the expense of the Beneficiaries so adversely affected thereby, shall take such action or cause such action to be taken (pursuant to Section 4.1(d)), to perform such obligations as shall be so directed by such Beneficiaries, whereupon the Master Collateral Agent shall have full right and authority to take or cause to be taken such action so directed, provided, that, such action or direction is permitted by the related Financing Documents or this Agreement and that the Master Collateral Agent is indemnified to its satisfaction in connection therewith.
SECTION 3.5.    Incumbency Certificate. With the delivery of this Agreement and from time to time thereafter, each Servicer, RCFC and the Master Servicer shall furnish to the Master Collateral Agent a certificate (each, an “Incumbency Certificate”) certifying as to the incumbency and specimen signatures of officers of each Servicer, RCFC and the Master Servicer, respectively (the “Authorized Agents”), authorized to act, and to give instructions and notices, on behalf of each such Servicer, RCFC and the Master Servicer, respectively, hereunder. Until the Master Collateral Agent receives a subsequent Incumbency Certificate, the Master Collateral Agent shall be entitled to rely on the last such Incumbency Certificate delivered to it for purposes of determining the Authorized Agents.
ARTICLE IV

THE MASTER COLLATERAL AGENT
SECTION 4.1.    Appointment. (c) Each Financing Source and each Beneficiary, by its execution of this Agreement, appoints Deutsche Bank Trust Company Americas as the Master Collateral Agent under and for purposes of this Agreement. Each Financing Source and each Beneficiary authorizes the Master Collateral Agent to act on behalf of such Financing Source and Beneficiary under this Agreement and, in the absence of other written instructions from a Beneficiary with respect to its Related Vehicles and Related Master Collateral as may be received from time to time by the Master Collateral Agent (with respect to which the Master Collateral Agent agrees that it will comply), subject to the other provisions of this Article IV, to exercise such powers hereunder as are specifically delegated to or required of the Master Collateral Agent by the terms hereof and to exercise such powers as are provided to each Financing Source and Beneficiary with respect to its Related Vehicles and other Related Master Collateral under the related Financing Documents, along with such powers as may be reasonably incidental thereto. The Master Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of each of the Beneficiaries, in its name and stead, for such purposes as are necessary or desirable to effectuate the provisions of this Agreement, including, without limitation, in exercising remedies upon or otherwise dealing with the Master Collateral. Each such power of attorney is irrevocable and coupled with an interest.
(b)    If and whenever a Default shall have occurred and be continuing, the Master Collateral Agent may and, at the direction of the applicable related Beneficiary (as provided in the next succeeding sentence) shall, exercise from time to time any rights and remedies available to it under applicable law or any Financing Document. If any Beneficiary notifies the Master Collateral Agent in writing that it or the Master Collateral Agent has the right to act with respect to the Beneficiary’s related Master Collateral pursuant to its related Financing Documents or pursuant to the UCC as in effect in the applicable jurisdiction, then the Master Collateral Agent, if it has been indemnified to its satisfaction and is legally able to do so, shall exercise or arrange

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for the exercise of any and all rights, remedies, powers and privileges available to such Beneficiary or the Master Collateral Agent with respect to the Beneficiary’s related Master Collateral to the extent and in the manner directed by such Beneficiary, at such Beneficiary’s expense and subject to the other provisions of this Agreement (including, without limitation, Section 4.4(g)), as permitted under the related Financing Documents and under relevant law and regulations, including, without limitation, the transmission of notices of default, repossession of Related Vehicles, and the institution of legal or administrative actions or proceedings. Each of the Lessee Grantors, RCFC, the Beneficiaries and the Financing Sources agrees that the Master Collateral Agent may exercise such rights, remedies, powers and privileges assigned to it in lieu of a Beneficiary in accordance with the preceding sentence and agrees that the Grantors shall reimburse the Master Collateral Agent for such enforcement expenses only to the same extent that they would be obligated to reimburse the Master Collateral Agent or the applicable Beneficiary for such enforcement expenses pursuant to the related Financing Documents.
(c)    Instructions given to the Master Collateral Agent by any Beneficiary shall comply (and delivery of any such instructions by a Beneficiary to the Master Collateral Agent shall be deemed to be a representation and warranty by such Beneficiary that such instructions comply) with the Financing Documents of such Beneficiary and with applicable law and regulations.
(d)    The Master Collateral Agent may at any time delegate any duties or obligations hereunder (including, but not limited to, any duties or obligations arising pursuant to Section 3.4 or 4.1(b) hereof) to any Person (other than, with respect to any actions as agent of the Beneficiaries as secured parties, any Person with any other interest in the Master Collateral) who agrees to conduct such duties in accordance with the terms hereof. Any such delegation shall not constitute a resignation within the meaning of Section 4.5 hereof and the Master Collateral Agent shall not be liable for the negligence, acts or omissions of such Persons so long as such Persons are selected with due care. If any such delegation occurs, notification of the identity of such Person shall be given to the Servicer, Master Servicer, the Beneficiaries and the Rating Agencies.
(e)    If, at the time a Default exists under the Financing Documents related to a Beneficiary, the Master Collateral Agent shall default in its obligation or for any reason be unwilling or legally unable to exercise the rights, remedies, powers or privileges with respect to the Related Master Collateral of a Beneficiary in accordance with the direction of such Beneficiary (including any rights under Section 3.4 or 4.1(b)), the Master Collateral Agent shall, upon the written request of such Beneficiary, assign (without recourse to the Master Collateral Agent) to such Beneficiary the Master Collateral Agent’s security interest in such Beneficiary’s Master Collateral and shall prepare and execute those instruments and documents necessary to effectuate such assignment (including, if necessary, the execution of documents necessary to change the name of the first lienholder on Certificates of Title for such Beneficiary’s Related Vehicles to such Beneficiary or its agent or assignee).
(f)    Deutsche Bank Trust Company Americas, in its individual or in any other capacity (including as Trustee), may be a Beneficiary hereunder and as such shall be entitled to all of the protections and rights of a Beneficiary under this Agreement without regard to its capacity as Master Collateral Agent hereunder.

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(g)    Within three (3) Business Days of receipt by the Master Collateral Agent (1) from a Manufacturer of any material information pertaining to payments of Disposition Proceeds, Guaranteed Payments, Repurchase Payments, or Incentive Payments, or (2) of any payments arising under the Subleases, made or to be made to the Master Collateral Account, the Master Collateral Agent shall provide such information to the Master Servicer.
SECTION 4.2.    Representations. Deutsche Bank Trust Company Americas hereby represents and warrants that (i) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement is the legal, valid and binding obligation of Deutsche Bank Trust Company Americas, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by the application of equitable principles.
SECTION 4.3.    Exculpatory Provisions. The Master Collateral Agent makes no representations as to the value or condition of the Master Collateral or any part thereof, the status or designation of any Master Collateral Vehicle as a Related Vehicle to any Beneficiary pursuant to Section 2.2 hereof, as to the title of any Lessee Grantor or RCFC thereto, as to the protection afforded by this Agreement, as to the Fleet Report, any statements, representations or warranties made by any other Person in or in connection with this Agreement or any Financing Document, as to the validity, execution (except its own execution), enforceability of this Agreement (except as against itself), priority, perfection, legality or sufficiency of this Agreement or any Financing Document or any documents or instruments referred to therein, or the sufficiency or effectiveness or perfection or priority of any Lien on any collateral described in this Agreement, or as to the validity or collectibility of any obligation contemplated by this Agreement, and the Master Collateral Agent shall incur no liability or responsibility in respect of any such matters; provided, however, that the Master Collateral Agent shall not be relieved from liability for its own gross negligence or willful misconduct. The Master Collateral Agent shall not be charged with knowledge of the contents of any Fleet Report or any Financing Document. The Master Collateral Agent shall not be responsible for insuring the Master Collateral. Any reference herein to actual knowledge of the Master Collateral Agent shall mean actual knowledge of a Responsible Officer of the Master Collateral Agent assigned to and working in its Corporate Trust Office.
SECTION 4.4.    Limitations on Powers and Duties of the Master Collateral Agent.
(a)    The Master Collateral Agent undertakes to perform only the duties expressly set forth herein and no implied duties shall be read into this Agreement.
(b)    The Master Collateral Agent may exercise the rights and powers granted to it by this Agreement, together with such powers as are reasonably incidental thereto, but only pursuant to the terms of this Agreement.
(c)    The Master Collateral Agent’s duty of care shall be solely to deal with the Master Collateral as it would with property of its own.
(d)    The Master Collateral Agent shall have no authority to grant, convey or assign the Certificates of Title or change the notation of a security interest thereon or deal with the Certificates of Title in any way except as expressly provided herein.

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(e)    The Master Collateral Agent shall have no liability or responsibility for (i) any release of Master Collateral or other act or omission by a Servicer pursuant to Section 2.7 or 2.8, (i) any act of a Servicer taken in its own name or the name of the Master Collateral Agent, or (ii) custody of any Certificates of Title not delivered to it and required to be held by it in connection with this Agreement.
(f)    The Master Collateral Agent shall have no duty to calculate, compute or verify, and shall not be held in any manner responsible for the content of the Fleet Report, except to verify that the certificate filed therewith conforms to the form of Exhibit C.
(g)    Except as required by the specific terms of this Agreement, the Master Collateral Agent shall have no duty to exercise or to refrain from exercising any right, power, remedy or privilege granted to it hereby, or to take any affirmative action or refrain from taking any affirmative action hereunder, unless directed to do so by Beneficiaries specified herein as being entitled to direct the Master Collateral Agent hereunder (and shall be fully protected in acting or refraining from acting pursuant to or in accordance with such directions, which shall be binding on each Lessee Grantor, RCFC, and each of the Financing Sources and Beneficiaries). Notwithstanding anything herein to the contrary, the Master Collateral Agent shall not be required to take any action that is or may be contrary to law or to the terms of this Agreement, any Financing Document or any other agreement or instrument relating to the Master Collateral, or which might subject it or any of its directors, officers, employees or agents to personal or financial liability. If any indemnity provided should become, in the determination of the Master Collateral Agent, inadequate, the Master Collateral Agent may call for additional indemnity and cease to act until and unless such additional indemnity is given.
(h)    The Master Collateral Agent may, in its sole discretion, retain counsel, agents, independent accountants and other experts selected by it and may act in reliance upon the advice of such counsel, independent accountants and other experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall be held harmless and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon or in accordance with the statements and advice of such counsel, agents, accountants and other experts. The Master Collateral Agent shall have the right at any time to seek instructions concerning its duties and actions under this Agreement from any court of competent jurisdiction.
(i)    If the Master Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Without limiting the foregoing, in the event that the Master Collateral Agent receives unclear or conflicting instructions from Beneficiaries hereunder or there is any other disagreement between the other parties hereto resulting in adverse claims and demands being made in connection with the Master Collateral, or in the event that the Master Collateral Agent in good faith is in doubt as to what action it should take hereunder, the Master Collateral Agent shall be entitled to retain the Master Collateral until the Master Collateral Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Master Collateral or (ii) a written agreement executed by all the other parties hereto directing

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delivery of the Master Collateral in which event the Master Collateral Agent shall disburse the Master Collateral in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Master Collateral Agent to the effect that such order is final and nonappealable.
(j)    The Master Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Financing Document or any other agreements or instruments relating to the Master Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Master Collateral.
(k)    The Master Collateral Agent shall be entitled to rely on any communication, certificate, instrument, opinion, report, notice, paper or other document reasonably believed by it to be genuine and correct and to have been signed, given or sent by the proper Person or Persons. The Master Collateral Agent shall be entitled to assume that no Default shall have occurred and be continuing and that the Master Collateral Account, and any funds on deposit in or to the credit of such Master Collateral Account, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively a “writ”), unless (i) a Responsible Officer of the Master Collateral Agent has actual knowledge thereof or (ii) the Master Collateral Agent has received written notice from a Lessee Grantor, RCFC, a Servicer, the Master Servicer, a Beneficiary or a Financing Source that such a Default has occurred or such writ has been issued and, in each case, continues to be in effect, which notice specifies the nature thereof.
(l)    Deutsche Bank Trust Company Americas, in its individual capacity, may accept deposits from, lend money to and generally engage in any kind of business with any Lessee Grantor, any Financing Source, any Manufacturer and their respective affiliates as if it were not the agent of the Beneficiaries or the Financing Sources.
(m)    The Master Collateral Agent shall not be accountable for the use or application by any person of disbursements properly made by the Master Collateral Agent in conformity with the provisions of this Agreement.
(n)    The Master Collateral Agent may exercise any of its duties hereunder by or through agents or employees in accordance with Section 4.1(d). The possession of the Master Collateral by such agents or employees shall be deemed to be the possession of the Master Collateral Agent. No provision of this Agreement shall require the Master Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder unless the Master Collateral Agent is provided with an indemnity from one or more Beneficiaries, satisfactory to the Master Collateral Agent in its sole discretion.
SECTION 4.5.    Resignation and Removal of Master Collateral Agent. (c) The Master Collateral Agent may, at any time with or without cause by giving forty-five (45) days’ prior written notice to the Master Servicer, RCFC, the Financing Sources and the Beneficiaries, resign and be discharged of its responsibilities hereunder created, such resignation to become effective upon the appointment by the Master Servicer and RCFC of a successor Master Collateral Agent with the approval

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of the Required Beneficiaries (which approval shall not be unreasonably withheld) and the acceptance of such appointment by such successor Master Collateral Agent or the appointment thereof by a court of competent jurisdiction (as and to the extent provided in the related Financing Documents). The Master Servicer and RCFC shall, promptly upon receipt thereof, provide a copy of the notice from the Master Collateral Agent referred to in the preceding sentence to each Rating Agency. The Master Collateral Agent may be removed by the Master Servicer or RCFC at any time (with or without cause) upon thirty (30) days’ written notice by the Master Servicer or RCFC, as the case may be, to the Master Collateral Agent and each of the Rating Agencies, and the approval of the successor Master Collateral Agent by the Required Beneficiaries, which approval will not be unreasonably withheld; provided, however, that if either the Master Servicer or RCFC is in default under this Agreement or any Financing Document and such default has a material adverse effect on the Beneficiaries, then so long as such default continues, the right of the Master Servicer or RCFC, as applicable, to remove the Master Collateral Agent shall cease and the non-defaulting party shall have, or if both the Master Servicer and RCFC are then in default, then the Required Beneficiaries shall have the right to remove the Master Collateral Agent (with or without cause) upon thirty (30) days’ written notice to the Master Servicer RCFC, the Master Collateral Agent and each of the Rating Agencies; provided, further, that no removal of the Master Collateral Agent shall be effective until the appointment of a successor Master Collateral Agent and acceptance of such appointment by such Master Collateral Agent. Any removed Master Collateral Agent shall be entitled to its reasonable fees and expenses to the date the successor Master Collateral Agent assumes the Master Collateral Agent’s duties hereunder. The indemnification of Section 4.10 shall survive the termination of the other provisions of this Agreement as to the predecessor Master Collateral Agent. If no successor Master Collateral Agent shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty (30) days from the date of such notice of removal, the Master Collateral Agent, on behalf of the Master Servicer and RCFC, each Financing Source and each Beneficiary may appoint a successor Master Collateral Agent to act until such time, if any, as a successor Master Collateral Agent shall be appointed as above provided. If a successor Master Collateral Agent does not take office within thirty (30) days after the retiring Master Collateral Agent resigns or is removed, the retiring Master Collateral Agent, on behalf of the Master Servicer and RCFC, each Financing Source and each Beneficiary may petition any court of competent jurisdiction for the appointment of a successor Master Collateral Agent. Any successor Master Collateral Agent so appointed by such court shall immediately without further act supersede any predecessor Master Collateral Agent. Upon the appointment of a successor Master Collateral Agent hereunder, the predecessor Master Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.
(b)    The appointment and designation referred to in Section 4.5(a) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Master Collateral Agent, without any further act, deed or conveyance, all of the estate and title of its predecessors and upon such filing for record the successor Master Collateral Agent shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessors; but any predecessor Master Collateral Agent shall, nevertheless, on payment of its charges and on the written request of the Required Beneficiaries, the Master Servicer, RCFC or any successor Master Collateral Agent empowered to act as such at the time any such request is made, execute and deliver an instrument without recourse or representation transferring to such successor all the estates, properties, rights, powers, duties, authority and title of such predecessor hereunder and shall deliver all securities, deposits and monies held by it to such successor Master Collateral Agent.

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SECTION 4.6.    Status of Successors to Master Collateral Agent. Every successor to the Master Collateral Agent appointed pursuant to Section 4.5 shall be a bank or trust company in good standing and having power so to act and incorporated under the laws of the United States or any State thereof or the District of Columbia, and shall also have capital, surplus and undivided profits of not less than $50,000,000 if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms. The Master Servicer shall give the Rating Agencies written notice prior to any successor Master Collateral Agent being appointed pursuant to Section 4.5.
SECTION 4.7.    Merger of the Master Collateral Agent. Any corporation into which the Master Collateral Agent shall be merged, or with which it shall be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Collateral Agent shall be a party shall be the Master Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto. The Master Collateral Agent shall give the Rating Agencies, the Master Servicer, RCFC and the Servicer written notice (which, if practicable, shall be prior written notice) of any such merger, conversion or consolidation.
SECTION 4.8.    Compensation and Expenses. The Lessee Grantors, jointly and severally, shall pay to the Master Collateral Agent, from time to time (i) compensation for its services hereunder for administering the Master Collateral as set forth in the fee letter dated as of December 23, 1997, between RCFC and the Master Collateral Agent, as such letter may be amended, modified or supplemented from time to time, and (ii) all reasonable fees and out-of-pocket expenses (including the fees and expenses of counsel) of the Master Collateral Agent (A) arising in connection with the preparation, execution, delivery, or modification of this Agreement and/or the enforcement of any of the provisions hereof or (B) incurred in connection with the administration of the Master Collateral, the sale or other disposition of Master Collateral pursuant to this Agreement or to any Financing Document and/or the preservation, protection or defense of the Master Collateral Agent’s rights under this Agreement and the Financing Documents and in and to the Master Collateral.
SECTION 4.9.    Stamp, Other Similar Taxes and Filing Fees. The Lessee Grantors, jointly and severally, shall indemnify and hold harmless the Master Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Master Collateral. The Lessee Grantors, jointly and severally, shall pay, or reimburse the Master Collateral Agent for, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement. Nothing in this Section 4.9 shall relieve the Master Servicer of its responsibility and liability for filings and recordings with respect to this Agreement and the Master Collateral.
SECTION 4.10.    Indemnification. The Lessee Grantors, jointly and severally, shall pay, and indemnify and hold the Master Collateral Agent and each of the officers, employees, directors and agents thereof harmless from and against, any and all liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against, the Master Collateral Agent or any such officers, employees, directors or agents in any way relating to or arising out of the execution, delivery, amendment, enforcement, performance and/or administration of this Agreement or the Nominee Agreement, including reasonable fees and expenses of counsel and other experts, and the Lessee Grantors, jointly and severally, shall reimburse each

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Beneficiary for any payments made by such Beneficiary to the Master Collateral Agent or any such officers, employees, directors or agents for any of the foregoing; provided, however, that the Lessee Grantors shall not be liable for the payment of any portion of such liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of the Master Collateral Agent or any such officers, employees, directors or agents which resulted from the gross negligence or willful misconduct of the Master Collateral Agent or any such agent. The Master Collateral Agent shall not be responsible for the negligence of any agent appointed with due care
Each of the Beneficiaries (other than the Trustee) agrees, in accordance with its pro rata portion of the Master Collateral, to indemnify and hold the Master Collateral Agent and each of its officers, employees, directors and agents harmless to the same extent as the Lessee Grantors in accordance with the foregoing paragraph but only to the extent that the Master Collateral Agent has not been paid by the Lessee Grantors pursuant to such paragraph. This Section 4.10 shall survive the termination of this Agreement and the resignation or removal of the Master Collateral Agent.
ARTICLE V

MISCELLANEOUS
SECTION 5.1.    Amendments Supplements and Waivers. This Agreement may be amended, waived, terminated, supplemented or otherwise modified pursuant to a writing executed by the Master Collateral Agent, each Beneficiary, each Financing Source, each Lessee Grantor, each Servicer, RCFC and the Master Servicer; provided, however, that (i) the consent of each Beneficiary and each Financing Source need not be obtained in connection with the execution of a supplement or amendment that only adds a Financing Source or Beneficiary as a party to this Agreement and (ii) an amendment may be executed without the consent of any Beneficiary or any Financing Source if such amendment is effected only to cure an ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or any other such Related Document; provided, that such action pursuant to this clause shall not have a material adverse effect on the interests of any Beneficiary or any Financing Source in any material respect. Additional Financing Sources or Beneficiaries may from time to time become parties hereto and Financing Sources or Beneficiaries hereunder by the execution of a Financing Source and Beneficiary Supplement by such additional Financing Source or Beneficiary, the Master Collateral Agent, the Master Servicer, the Servicer and each Lessee Grantor. The Master Servicer shall give the Rating Agencies prior written notice of any amendment, supplement, waiver or modification of this Agreement. The Master Collateral Agent shall be entitled to receive upon request an Opinion of Counsel stating that such amendment, supplement, waiver or modification of this Agreement is in compliance with and is not prohibited by this Agreement and the Financing Documents. Upon execution of a Financing Source and Beneficiary Supplement, the Master Servicer shall furnish a copy thereof to the other parties hereto.
SECTION 5.2.    Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including facsimile communications) and shall be sent by registered or certified mail, return receipt requested, facsimile or hand delivery:

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(a)    if to a Lessee Grantor, a Servicer, the Master Servicer, RCFC or the Master Collateral Agent, at the address specified for such party on the signature pages hereto; or
(b)    if to any other Beneficiary, Financing Source or other Person specified in a Financing Source and Beneficiary Supplement, at the address specified in such Financing Source and Beneficiary Supplement;
or, in each case, at such other address as shall be designated by it in a written notice to each other party hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service or if transmitted by facsimile shall be deemed given when received.
Notwithstanding the foregoing, any notice, request, demand or communication to the Master Collateral Agent, in its capacity as the first lienholder noted on the Certificate of Title, shall be mailed, postage prepaid, to the following address, as applicable:
Re: “DTAG”
do Deutsche Bank Trust Company Americas
P.O. Box 35985
Tulsa, Oklahoma 74153
SECTION 5.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 5.4.    Counterparts. This Agreement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
SECTION 5.5.    Conflicts with Financing Documents; Reservation of Rights. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Financing Documents, the provisions of this Agreement shall control. Except as expressly provided herein, nothing contained in this Agreement is intended to affect or limit, in any way, the rights that each of the Beneficiaries has insofar as the rights of such parties and third parties are involved. Except as expressly provided herein, the Beneficiaries specifically reserve all their respective rights against each Lessee Grantor, any Financing Source and/or any third party.
SECTION 5.6.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Master Collateral.
SECTION 5.7.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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SECTION 5.8.    Effectiveness. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect until no amounts are owed to any Financing Source under any Financing Document and no Beneficiary or Financing Source shall have any claim on the Master Collateral.
SECTION 5.9.    Termination of Beneficiary. Upon receipt by the Master Collateral Agent of a notice from a Beneficiary to the effect that (i) (A) such Beneficiary then has no Related Vehicles hereunder, no amounts are then owing to the related Financing Documents under its Financing Source and such Financing Documents have been terminated and are of no further force or effect or (B) the Master Collateral Agent’s security interest has been reassigned to such Beneficiary pursuant to Section 4.1(e) and (ii) such Beneficiary has elected to terminate this Agreement, this Agreement shall terminate as to such Beneficiary.
SECTION 5.10.    Termination of this Agreement. At any time that there are no Beneficiaries, the Lessee Grantors and RCFC may terminate this Agreement upon notice to the Master Collateral Agent, and the Master Collateral Agent shall take all actions reasonably requested by the Lessee Grantors and RCFC, at the joint and several expense of the Lessee Grantors, to evidence the termination of this Agreement and the Master Collateral Agent’s interest in the Master Collateral, including, without limitation, execute such documents and instruments as RCFC or any Lessee Grantor may prepare and reasonably request to be executed by the Master Collateral Agent in connection with such reassignment; provided, however, that Sections 4.3, 4.4(a), (c) and (e) through (n), 4.8, and the indemnification set forth in Sections 4.9 and 4.10 shall survive the termination of this Agreement.
SECTION 5.11.    Assignment by Financing Sources. Each Financing Source acknowledges that it has assigned and does hereby assign to its related Beneficiary or Beneficiaries all of its rights and interests under this Agreement and further acknowledges that its related Beneficiary or Beneficiaries may exercise all of such Financing Source’s rights hereunder assigned thereto.
SECTION 5.12.    RCFC Related Documents. To the extent that this Agreement affects the secured parties under RCFC’s Financing Documents, it shall be considered a Related Document (as defined in RCFC’s Financing Documents) for all purposes except voting provisions.
SECTION 5.13.    Limited Recourse; Subordination. The obligations of RCFC under this Agreement are solely the corporate obligations of RCFC and shall be limited to recourse against the RCFC Master Collateral. In addition, the obligations of RCFC to the Master Collateral Agent on behalf of a Beneficiary shall be limited to recourse against the Group of Segregated Collateral, including the RCFC Master Collateral designated to such Group, securing RCFC’s obligations to such Beneficiary, and such obligations of RCFC shall be paid only in accordance with the terms of this Agreement and the Indenture. If all the amounts ultimately realized on the Collateral and RCFC Master Collateral in the Group of Segregated Collateral securing RCFC’s obligations to a Beneficiary are insufficient to satisfy RCFC’s obligations under this Agreement and the Indenture, RCFC shall have no further liability under this Agreement or the Indenture and any outstanding obligations of RCFC shall be extinguished as against such Beneficiary. No recourse shall be had against any officer, member, director, employee, security holder or incorporator of RCFC or its Affiliates or their respective successors or assigns for the payment of any amounts payable under this Agreement or the Indenture. To the extent that the Master Collateral Agent on behalf of a Beneficiary is deemed to have any interest in the Collateral or Master Collateral of a Group of Segregated Collateral not designated as securing the obligations of RCFC to such Beneficiary, the Master Collateral Agent on behalf of such Beneficiary agrees that its interests in such other Group of Segregated Collateral are subordinated in all respects to the claims or rights of the Beneficiary or

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Beneficiaries designated as being secured by such Group of Segregated Collateral. This Agreement shall constitute a Subordination Agreement for purposes of Section 510(a) of the Bankruptcy Code. This Section 5.13 shall survive termination of this Agreement for any reason whatsoever.
SECTION 5.14.    No Bankruptcy Petition Against Financing Sources. The Master Collateral Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing debt security issued by a Financing Source, it will not institute against, or join with any other Person in instituting against, such Financing Source, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 5.14 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Financing Source or Beneficiary pursuant to this Agreement; provided, further, that this Section 5.14 shall only be effective with respect to a Financing Source for which the related Financing Documents contain a “no bankruptcy petition” provision similar to this Section 5.14. In the event that the Master Collateral Agent takes action in violation of this Section 5.14, each affected Financing Source agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Master Collateral Agent against such Financing Source or the commencement of such action and raise the defense that the Master Collateral Agent has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 5.14 shall survive the termination of this Agreement, and the resignation or removal of the Master Collateral Agent.
SECTION 5.15.    Jurisdiction; Consent to Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LESSEE GRANTOR, THE MASTER SERVICER. THE MASTER COLLATERAL AGENT, ANY FINANCING SOURCE OR ANY BENEFICIARY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN ANY STATE COURT OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, IN NEW YORK, IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LESSEE GRANTOR, THE MASTER SERVICER, THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE AND EACH BENEFICIARY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH LESSEE GRANTOR, THE MASTER SERVICER, EACH FINANCING SOURCE AND EACH BENEFICIARY (OTHER THAN THE TRUSTEE) DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, INC., 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY A LESSEE GRANTOR, THE MASTER SERVICER, ANY FINANCING SOURCE OR ANY BENEFICIARY AND AS SHALL IRREVOCABLY AGREE IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH LESSEE GRANTOR, THE MASTER SERVICER, EACH FINANCING SOURCE AND EACH BENEFICIARY (OTHER THAN THE TRUSTEE) TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH LESSEE GRANTOR, THE MASTER SERVICER, SUCH FINANCING SOURCE OR SUCH BENEFICIARY SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY

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APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A LESSEE GRANTOR, THE MASTER SERVICER, SUCH FINANCING SOURCE OR SUCH BENEFICIARY REFUSES TO ACCEPT SERVICE, EACH LESSEE GRANTOR, THE MASTER SERVICER, EACH FINANCING SOURCE AND EACH BENEFICIARY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY FINANCING SOURCE OR BENEFICIARY TO BRING PROCEEDINGS AGAINST ANY LESSEE GRANTOR OR THE MASTER SERVICER IN THE COURTS OF ANY OTHER JURISDICTION.
SECTION 5.16.    Waiver of Jury Trial. THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE, EACH BENEFICIARY AND EACH LESSEE GRANTOR, AND THE MASTER SERVICER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MASTER COLLATERAL AGENT, ANY FINANCING SOURCE, ANY BENEFICIARY, ANY LESSEE GRANTOR OR THE MASTER SERVICER IN CONNECTION HEREWITH OR THEREWITH. EACH LESSEE GRANTOR, AND THE MASTER SERVICER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE AND EACH BENEFICIARY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER RELATED DOCUMENT.
SECTION 5.17.    Insurance Notification. The Master Collateral Agent shall, promptly upon its receipt of written notification of any termination of or proposed cancellation or nonrenewal of any insurance policies required to be maintained under any of the Financing Documents, notify the Beneficiary thereof of any such termination, proposed cancellation or nonrenewal.

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IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above written.
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer
By:
Name: Pamela S. Peck
Title: Vice President and Treasurer
Address:    5330 East 31st Street
    Tulsa, Oklahoma 74135
Telephone:    (918) 660-7700
Facsimile:    (918) 669-2301
RENTAL CAR FINANCE CORP., as grantor
By:
Name: Pamela S. Peck
Title: Vice President and Treasurer
Address:    5330 East 31st Street
    Tulsa, Oklahoma 74135
Telephone:    (918) 669-2550
Facsimile:    (918) 669-2301
DTG OPERATIONS, INC.
as grantor and as servicer
By:
Name: Pamela S. Peck
Title: Treasurer
Address:    5330 East 31st Street
    Tulsa, Oklahoma 74135
Telephone:    (918) 669-2395
Facsimile:    (918) 669-2301

Second Amended and Restated Master Collateral Agency Agreement

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity
but solely as Master Collateral Agent
By:
Name: Jenna Kaufman
Title: Vice President

By:
Name: Aranka R. Paul
Title: Assistant Vice President
Address:    60 Wall Street
    New York, New York 10005
Telephone:    (212) 250-2894
Facsimile:    (212) 553-2462

Second Amended and Restated Master Collateral Agency Agreement

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EXHIBIT A
GRANTOR SUPPLEMENT TO SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT
This GRANTOR SUPPLEMENT (“Grantor Supplement”) to the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007 (as heretofore amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Master Collateral Agency Agreement”), among DEUTSCHE BANK TRUST COMPANY AMERICAS, as Master Collateral Agent, DOLLAR THRIFTY AUTOMOTIVE GROUP, as Master Servicer, RENTAL CAR FINANCE CORP., as a grantor (“RCFC”), DTG OPERATIONS, INC. as a grantor and servicer (“DTG Operations”), and each additional grantor that has previously executed a Grantor Supplement (each an “Additional Grantor” and, together with RCFC, and DTG Operations, the “Lessee Grantors”) is entered into as of _____________, 20_, among the Master Collateral Agent, the Master Servicer, each of the Lessee Grantors and _____________ (“New Grantor”).
WHEREAS, the Master Collateral Agent, the Master Servicer and each of the Lessee Grantors have entered into the Master Collateral Agency Agreement or a Grantor Supplement thereto, and the Master Collateral Agent, the Master Servicer and the Lessee Grantors now desire to add an additional grantor party to such Agreement.
NOW, THEREFORE, the parties agree as follows:
SECTION 1.    Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Master Collateral Agency Agreement (including by reference therein to the Definitions List attached as Schedule 1 to the Base Indenture).
SECTION 2.    Master Collateral Agency Agreement; Grant of Security Interest. New Grantor hereby acknowledges receipt of an executed copy of the Master Collateral Agency Agreement. New Grantor hereby becomes a Lessee Grantor under the Master Collateral Agency Agreement. New Grantor hereby agrees to be bound by the terms of the Master Collateral Agency Agreement as a Lessee Grantor thereunder. As security for the payment of the obligations from time to time owing by New Grantor to each Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents, New Grantor hereby grants, pledges and assigns to the Master Collateral Agent for the benefit of each Financing Source (or any Beneficiary as assignee thereof) a continuing, first priority security interest in all right, title and interest of New Grantor in, to and under the following, whether existing or acquired as of the date hereof or hereafter (the “New Grantor Master Collateral”):
A.    all vehicles (A) acquired, financed or refinanced with funds provided by any Financing Source or Beneficiary and identified as Lessee Grantor Master Collateral Vehicles related to New Grantor in any Fleet Reports delivered to the Master Collateral Agent and/or (B) identified as being owned by New Grantor and subject to the lien of the

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Master Collateral Agent in each case on the Certificates of Title thereof and all Certificates of Title with respect thereto;
B.    the Master Collateral Account (including the Collateral Account and each Group Collateral Account), all funds on deposit therein from time to time, all certificates and instruments, if any, representing or evidencing any or all of the Master Collateral Account or the funds on deposit therein from time to time, and all Permitted Investments made at any time and from time to time with the funds on deposit in the Master Collateral Account (including income thereon) and all certificates and instruments, if any, representing or evidencing such Permitted Investments;
C.    all Vehicle Disposition Programs and incentive programs applicable to Lessee Grantor Master Collateral Vehicles, to the extent such right, title and interest relates to such Lessee Grantor Master Collateral Vehicles, including any amendments thereof and all monies due and to become due in respect of such Lessee Grantor Master Collateral Vehicles under or in connection with each such Vehicle Disposition Program and incentive program, whether payable as Repurchase Payments, Guaranteed Payments, Disposition Proceeds, Incentive Payments, auction sales proceeds, fees, expenses, cost, indemnities, insurance recoveries, damages for breach of any Vehicle Disposition Program or otherwise and all rights to compel performance and otherwise exercise rights and remedies thereunder;
D.    all Subleases entered into by New Grantor the subject of which includes any Master Collateral Vehicle leased by RCFC to New Grantor under a Lease, and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to New Grantor in connection with any such Sublease, in each case only to the extent directly relating to any Master Collateral Vehicle, including (but only to such extent), without limitation, all monies due and to become due to New Grantor under or in connection with such agreements whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the agreements or otherwise, and all rights, remedies, powers, privileges and claims of New Grantor against any other party under or with respect to such agreements (whether arising pursuant to the terms of such agreements or otherwise available to New Grantor at law or in equity), including the right to enforce any of the agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the agreements or the obligations of any party thereunder, all liens and property from time to time purporting to secure payment arising under or in connection with such agreements, or assigned to, New Grantor describing any collateral securing such obligations or liabilities and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities due to New Grantor pursuant to such agreements);
E.    all Assignment Agreements entered into by New Grantor;

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F.    all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) with respect to any of the Lessee Grantor Master Collateral Vehicles;
G.    any Assignment of Exchange Agreement entered into by New Grantor and all proceeds thereof, including Unused Exchange Proceeds, but only to the extent such grant, pledge and assignment with respect to such Exchange Proceeds, including such grant, pledge and assignment with respect to the Unused Exchange Proceeds, is consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation §1.1031(k)-1(g)(6);
H.    all additional property that may on the Closing Date or from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by New Grantor or by anyone on its behalf; and
I.    any and all proceeds, products, offspring, rents or profits of any and all of the foregoing.
SECTION 3.    Notice Address. Any notice to be given to the New Grantor shall be sent as set forth the Master Collateral Agency Agreement to the New Grantor at the following address:
[New Grantor:]

Attention:
Telephone:
Facsimile:
SECTION 4.    Counterparts. This Grantor Supplement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.
SECTION 5.    GOVERNING LAW. THIS GRANTOR SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH

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THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, each party hereto has executed this Grantor Supplement or caused this Grantor Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.
DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but
solely as Master Collateral Agent
By:
    Name:
    Title:
By:
    Name:
    Title:
Address:    60 Wall Street
    New York, New York 10005
Telephone:    (212) 250-2894
Facsimile:    (212) 553-2462

DOLLAR THRIFTY AUTOMOTIVE GROUP INC., as Master Servicer
By:
    Name: Pamela S. Peck
    Title: Vice President and Treasurer
Address:    5330 East 31st Street
    Tulsa, Oklahoma 74135
Telephone:    (918) 669-239
Facsimile:    (918) 669-2301

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RENTAL CAR FINANCE CORP.,
as a Grantor and Servicer
By:
    Name: Pamela S. Peck
    Title: Vice President and Treasurer
Address:    5330 East 31st Street
    Tulsa, Oklahoma 74135
Telephone:    (918) 669-2395
Facsimile:    (918) 669-2301

DTG OPERATIONS, INC.
as a Grantor and Servicer
By:
    Name: Pamela S. Peck
    Title: Treasurer
Address:    5330 East 31st Street
    Tulsa, Oklahoma 74135
Telephone:    (918) 669-2395
Facsimile:    (918) 669-2301

EXHIBIT B-1
Lessee Grantor Master Collateral
FINANCING SOURCE AND BENEFICIARY SUPPLEMENT TO
SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY
AGREEMENT
This FINANCING SOURCE AND BENEFICIARY SUPPLEMENT, dated as of ____________________, 20__ (“Supplement”), to the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007 (as heretofore amended, modified or supplemented, the “Master Collateral Agency Agreement”), among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), as Master Servicer (in such capacity, the “Master Servicer”), DTG OPERATIONS, INC., an Oklahoma corporation (“DTG Operations”), as a servicer and as a grantor, RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), as a grantor, DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as trustee (the “Trustee”) under the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee, as such agreement may be amended from time to time (“Base Indenture”), and all other parties which have heretofore executed a supplement to the Master Collateral Agency Agreement as a Financing Source (each, a “Financing Source” and collectively, the “Financing Sources”), the Trustee and all other parties which have heretofore executed a supplement to the Master Collateral Agency Agreement as a Beneficiary (each, a “Beneficiary” and collectively, the “Beneficiaries”), DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as master collateral agent for the Beneficiaries (in such capacity, the “Master Collateral Agent”), ____________________ (the “New Financing Source”) and ____________________ (the “New Beneficiary”). Capitalized terms used herein and not defined herein shall have the meaning set forth therefor in the Base Indenture or the Master Collateral Agency Agreement.
WHEREAS, the Master Collateral Agent, the Servicers, the Lessee Grantors, the Master Servicer, RCFC, the Trustee and other parties have entered into the Master Collateral Agency Agreement and now desire to add additional parties to such agreement;
NOW, THEREFORE, the parties agree as follows:
SECTION 1.    Designation. [____________________] is hereby designated as a Financing Source with respect to the Lessee Grantor Master Collateral comprised of Related Vehicles and Related Master Collateral under the Master Collateral Agency Agreement identified in the records of the Master Servicer (by VIN number of the Related Vehicles) as having been financed with proceeds from such Financing Source and serving as Master Collateral and Related Master Collateral securing the repayment of all amounts owed by the Lessee Grantor to or in respect of such Financing Source (The “Financing Source Master Collateral”). [____________________] is hereby designated as the [Senior] Beneficiary with respect to such Financing Source Master Collateral.
SECTION 2.    Master Collateral Agency Agreement. Each of Financing Source and Beneficiary hereby acknowledges receipt of an executed copy of the Master Collateral Agency Agreement. The [Senior] Beneficiary hereby becomes (and is hereby designated by the Master Servicer) a Beneficiary under the Master Collateral Agency Agreement. The Financing Source hereby becomes (and is hereby designated by the Master Servicer) a Financing Source under the Master Collateral Agency Agreement. Each of Financing Source and [Senior] Beneficiary agrees to be bound by the terms of this Supplement[, the Collateral Sharing Agreement referenced in Section 4 below] and the Master Collateral Agency Agreement and hereby authorizes the Master Collateral Agent to act on its behalf hereunder and thereunder with respect to the Financing Source Master Collateral.
[SECTION 3. Subordinated Beneficiary. Subject to the subordination provisions in Section 4 below, [____________________] is hereby designated as the Subordinated Beneficiary with respect to the Financing Source Master Collateral. The Subordinated Beneficiary hereby acknowledges receipt of an executed copy of the Master Collateral Agency Agreement. The Subordinated Beneficiary hereby becomes (and is hereby designated by the Master Servicer) a Beneficiary under the Master Collateral Agency Agreement, subordinated to the interests of the Senior Beneficiary as specified in Section 4 below. The Subordinated Beneficiary agrees to be bound by the terms of this Supplement[, the Collateral Sharing Agreement referenced in Section 4 below] [or other subordination or intercreditor agreement] and the Master Collateral Agency Agreement and hereby authorizes the Master Collateral Agent to act on its behalf hereunder and thereunder with respect to Financing Source Master Collateral.]
[SECTION 4. Subordination and Collateral Coverage. For the purposes hereof and of the Master Collateral Agency Agreement, the Financing Source Master Collateral securing the Senior Beneficiary, shall also be deemed Financing Source Master Collateral securing the Subordinated Beneficiary on a subordinated basis. The interests of the Subordinated Beneficiary in the Financing Source Master Collateral shall be (i) subordinated to the interests of the Senior Beneficiary in such Financing Source Master Collateral [as specified in the Group [____________________] Collateral Sharing Agreement, dated [[____________________]] [other subordination/intercreditor agreement] [(the “Collateral Sharing Agreement”)], entered into by the Senior Beneficiary and the Subordinated Beneficiary and (ii) subrogated to the interests of the Senior Beneficiary in the Financing Source Master Collateral to the extent of any payments made and not reimbursed under the [related Enhancement]. The Subordinated Beneficiary agrees that notwithstanding the language of Section 2.3 of the Master Collateral Agency Agreement regarding required collateral coverage, the required collateral coverage in such section shall refer to the amount of collateral required under the Financing Documents to support the debt provided by the Senior Beneficiary only.]
SECTION 5. Notice Address. Any notice to be given to the Financing Source, [Subordinated Beneficiary] or [Senior] Beneficiary shall be sent as set forth in the Master Collateral Agency Agreement to the Financing Source[, Subordinated Beneficiary] or the [Senior] Beneficiary, as the case may be, at the following address:
Financing Source:

Attention:
Telephone:
Facsimile:

[Senior] Beneficiary:

Attention:
Telephone:
Facsimile:

[Subordinated Beneficiary:

Attention:
Telephone:
Facsimile:    ]
SECTION 6.    Counterparts. This Supplement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.
SECTION 7.    GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
[SIGNATURE PAGES FOLLOW]
IN WITNESS WHEREOF, the parties hereto have executed this Supplement or caused this Supplement to be duly executed by their respective officers duly authorized as of the day and year first written above.
DTG OPERATIONS, INC. as a Grantor and as Servicer
By:
    Name: Pamela S. Peck
    Title: Treasurer

RENTAL CAR FINANCE CORP., as Grantor
By:
    Name: Pamela S. Peck
    Title: Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer
By:
    Name: Pamela S. Peck
    Title: Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Master Collateral Agent
By:
    Name:
    Title:

By:
    Name:
    Title:

as Financing Source
By:
    Name:
    Title:

as [Senior] Beneficiary
By:
    Name:
    Title:

[	as Subordinated Beneficiary
By:
    Name:
    Title:    ]

EXHIBIT B-2
RCFC Master Collateral
FINANCING SOURCE AND BENEFICIARY SUPPLEMENT TO
SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY
AGREEMENT
This FINANCING SOURCE AND BENEFICIARY SUPPLEMENT, dated as of _________________, 20__ (“Supplement”), to the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007 (as heretofore amended, modified or supplemented, the “Master Collateral Agency Agreement”), among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), as Master Servicer (in such capacity, the “Master Servicer”), DTG OPERATIONS, INC., an Oklahoma corporation (“DTG Operations”), as a servicer and as a grantor, RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), as a grantor, DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as trustee (the “Trustee”) under the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee, as such agreement may be amended from time to time (“Base Indenture”), and as supplemented by the [____________________] Supplement and any other Supplement relating to a Group [____________________] Series of Notes (any such Supplement, together with the Base Indenture, the “Indenture”), and all other parties which have heretofore executed a supplement to the Master Collateral Agency Agreement as a Financing Source (each, a “Financing Source” and collectively, the “Financing Sources”), the Trustee and all other parties which have heretofore executed a supplement to the Master Collateral Agency Agreement as a Beneficiary (each, a “Beneficiary” and collectively, the “Beneficiaries”), DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as master collateral agent for the Beneficiaries (in such capacity, the “Master Collateral Agent”), ____________________ (the “New Financing Source”) and ____________________ (the “New Beneficiary”). Capitalized terms used herein and not defined herein shall have the meaning set forth therefor in the Base Indenture or the Master Collateral Agency Agreement.
WHEREAS, the Master Collateral Agent, the Servicers, the Lessee Grantors, the Master Servicer, RCFC, the Trustee and other parties have entered into the Master Collateral Agency Agreement and now desire to add additional parties to such agreement;
NOW, THEREFORE, the parties agree as follows:
SECTION 1.    Designation. [Deutsche Bank Trust Company Americas, not in its individual capacity but as Trustee under the Indenture (the “Trustee”)] is hereby designated as a Financing Source with respect to the RCFC Master Collateral comprised of Related Vehicles and Related Master Collateral under the Master Collateral Agency Agreement identified in the records of the Master Servicer (by VIN number of the Related Vehicles) as having been financed with proceeds from such Financing Source and serving as Master Collateral and Related Master Collateral securing the repayment of all amounts owed by RCFC to or in respect of such Financing Source (The “Financing Source Master Collateral”). [The Trustee on behalf of the secured parties under the Indenture] is hereby designated as the [Senior] Beneficiary with respect to such Financing Source Master Collateral.
SECTION 2.    Master Collateral Agency Agreement. Each of Financing Source and Beneficiary hereby acknowledges receipt of an executed copy of the Master Collateral Agency Agreement. The [Senior] Beneficiary hereby becomes (and is hereby designated by the Master Servicer) a Beneficiary under the Master Collateral Agency Agreement. The Financing Source hereby becomes (and is hereby designated by the Master Servicer) a Financing Source under the Master Collateral Agency Agreement. Each of Financing Source and [Senior] Beneficiary agrees to be bound by the terms of this Supplement[, the Collateral Sharing Agreement referenced in Section 4 below] and the Master Collateral Agency Agreement and hereby authorizes the Master Collateral Agent to act on its behalf hereunder and thereunder with respect to the Financing Source Master Collateral.
[SECTION 3. Subordinated Beneficiary. Subject to the subordination provisions in Section 4 below, [____________________] is hereby designated as the Subordinated Beneficiary with respect to the Financing Source Master Collateral. The Subordinated Beneficiary hereby acknowledges receipt of an executed copy of the Master Collateral Agency Agreement. The Subordinated Beneficiary hereby becomes (and is hereby designated by the Master Servicer) a Beneficiary under the Master Collateral Agency Agreement, subordinated to the interests of the Senior Beneficiary as specified in Section 4 below. The Subordinated Beneficiary agrees to be bound by the terms of this Supplement[, the Collateral Sharing Agreement referenced in Section 4 below] [or other subordination or intercreditor agreement] and the Master Collateral Agency Agreement and hereby authorizes the Master Collateral Agent to act on its behalf hereunder and thereunder with respect to Financing Source Master Collateral.]
[SECTION 4. Subordination and Collateral Coverage. For the purposes hereof and of the Master Collateral Agency Agreement, the Financing Source Master Collateral securing the Senior Beneficiary, shall also be deemed Financing Source Master Collateral securing the Subordinated Beneficiary on a subordinated basis. The interests of the Subordinated Beneficiary in the Financing Source Master Collateral shall be (i) subordinated to the interests of the Senior Beneficiary in such Financing Source Master Collateral [as specified in the Group [____________________] Collateral Sharing Agreement, dated [____________________]] [other subordination/intercreditor agreement] [(the “Collateral Sharing Agreement”)], entered into by the Senior Beneficiary and the Subordinated Beneficiary and (ii) subrogated to the interests of the Senior Beneficiary in the Financing Source Master Collateral to the extent of any payments made and not reimbursed under the [related Enhancement]. The Subordinated Beneficiary agrees that notwithstanding the language of Section 2.3 of the Master Collateral Agency Agreement regarding required collateral coverage, the required collateral coverage in such section shall refer to the amount of collateral required under the Financing Documents to support the debt provided by the Senior Beneficiary only.]
SECTION 5.    Notice Address. Any notice to be given to the Financing Source, [Subordinated Beneficiary] or [Senior] Beneficiary shall be sent as set forth in the Master Collateral Agency Agreement to the Financing Source[, Subordinated Beneficiary] or the [Senior] Beneficiary, as the case may be, at the following address:
Financing Source:

Attention:
Telephone:
Facsimile:

[Senior] Beneficiary:

Attention:
Telephone:
Facsimile:

[Subordinated Beneficiary:

Attention:
Telephone:
Facsimile:    ]
SECTION 6.    Counterparts. This Supplement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.
SECTION 7.    GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
[SIGNATURE PAGES FOLLOW]
IN WITNESS WHEREOF, the parties hereto have executed this Supplement or caused this Supplement to be duly executed by their respective officers duly authorized as of the day and year first written above.
DTG OPERATIONS, INC. as a Grantor and as Servicer
By:
    Name: Pamela S. Peck
    Title: Treasurer

RENTAL CAR FINANCE CORP., as Grantor
By:
    Name: Pamela S. Peck
    Title: Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer
By:
    Name: Pamela S. Peck
    Title: Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Master Collateral Agent
By:
    Name:
    Title:

By:
    Name:
    Title:

as Financing Source
By:
    Name:
    Title:

as [Senior] Beneficiary
By:
    Name:
    Title:

[	as Subordinated Beneficiary
By:
    Name:
    Title:    ]

EXHIBIT C
MASTER SERVICER’S FLEET REPORT
The Master Servicer’s Financial Fleet Report of Total MCAA Vehicles represents the complete listing by Vehicle Identification Number with Acquisition Cost and Net Book Value of the Master Collateral Vehicles at Closing.
[DTAG will provide a new report for closing]

EXHIBIT D
Second Amended and Restated Master Collateral Agency Agreement
Certificate of Title Locations
~~Certificates of Title will be received by:~~
~~DEUTSCHE BANK TRUST COMPANY AMERICAS~~Deutsche Bank Trust Company Americas, as Master Collateral Agent
~~Address:~~
P.O. Box 35588
Tulsa, Oklahoma 74153

Deutsche Bank Trust Company Americas, as Master Collateral Agent
c/o CT Services
20 Oak Hollow, Suite 125
Southfield, MI 48033

The Hertz Corporation
390 East Jericho Turnpike
Smithtown, NY 11787

The Hertz Corporation
20 Lakeview Ave
Rockville Centre, NY 11570

The Hertz Corporation
4750 Sunrise Highway
Massapequa, NY 11762

The Hertz Corporation
450 McClellan Hwy
East Boston, MA 02128

The Hertz Corporation
125 W. John St.
Hicksville, NY 11801

The Hertz Corporation
1285 N Hwy 67
Florissant, MO

The Hertz Corporation
592-596 Lynnway
Lynn, MA 01905

The Hertz Corporation
2111 Empire Blvd.
Webster, NY 14580

The Hertz Corporation
1800 Worcester Rd.
Framingham, MA 01702

The Hertz Corporation
1438 E Galbraith Rd
Cincinnati, OH 45215

The Hertz Corporation
1320 Old Salisbury Rd.
Winston-Salem NC, 27127

The Hertz Corporation
9218 South Blvd.
Charlotte NC, 28273
EXHIBIT ~~E~~E-1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank Trust Company Americas, as Master Collateral Agent (the “Master Collateral Agent”) under that certain Second Amended and Restated Master Collateral Agency Agreement dated as of February 14, 2007 (as amended, supplemented or otherwise modified from time to time, the “Master Collateral Agency Agreement”) among DTG Operations, Inc. (“DTG Operations”), as a grantor and Servicer, Rental Car Finance Corp. (“RCFC”), as a grantor, a Financing Source and as a Beneficiary, Dollar Thrifty Automotive Group, Inc. (“DTAG”), as Master Servicer, various Financing Sources parties thereto, various Beneficiaries parties thereto, and the Master Collateral Agent, does hereby make, constitute and appoint [            ] its true and lawful Attorneys-in-Fact for it and in its name, stead and behalf to execute any and all documents and instruments, but only in connection with the following: (i) to note the Master Collateral Agent as the holder of a first Lien on the Certificate of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title is in the name of the Master Collateral Agent, (ii) to release the Master Collateral Agent’s Lien on any Certificate of Title in connection with the sale or disposition of any related Master Collateral Vehicle permitted pursuant to the provisions of the Financing Documents relating to such Master Collateral Vehicle, (iii) to release the Master Collateral Agent’s Lien on any Certificate of Title with respect to any Master Collateral Vehicle which is not a Related Vehicle with respect to any Beneficiary or with respect to which all obligations to the related Beneficiary have been satisfied in full (and any applicable bankruptcy preference period has expired) and (iv) to appoint individual representatives of [            ] as attorneys-in-fact to act on behalf of
[            ] to fulfill the purposes of this Power of Attorney. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Master Collateral Agency Agreement.
The powers and authority granted hereunder shall, unless sooner revoked by the Master Collateral Agent in accordance with Section 2.7 of the Master Collateral Agency Agreement or following the resignation or removal of the Master Collateral Agent under the Master Collateral Agency Agreement, cease upon the termination of the Master Collateral Agency Agreement.
IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf on this ___________ day ____________________, 20__.
DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity; but solely as Master Collateral Agent
By:
    Name:
    Title:
By:
    Name:
    Title:

STATE OF NEW YORK    )
)    SS:
COUNTY OF NEW YORK    )
Subscribed and sworn before me, a notary public, in and for said county and state, this day ______of ____________________, 20__.

Notary Public
My Commission Expires:

EXHIBIT E-2

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank Trust Company Americas, as Master Collateral Agent (the “Master Collateral Agent”) under that certain Second Amended and Restated Master Collateral Agency Agreement dated as of February 14, 2007 (as amended, supplemented or otherwise modified from time to time, the “Master Collateral Agency Agreement”) among DTG Operations, Inc. (“DTG Operations”), as a grantor and Servicer, Rental Car Finance Corp. (“RCFC”), as a grantor, a Financing Source and as a Beneficiary, Dollar Thrifty Automotive Group, Inc. (“DTAG”), as Master Servicer, various Financing Sources parties thereto, various Beneficiaries parties thereto, and the Master Collateral Agent, does hereby make, constitute and appoint HERTZ VEHICLES LLC its true and lawful Attorney(s)-in-Fact for it and in its name, stead and behalf to execute any and all documents and instruments (i) to note the Master Collateral Agent as the holder of a first Lien on the Certificates of Title relating to the Master Collateral Vehicles, and/or otherwise ensure that the first Lien shown on any and all such Certificates of Title is in the name of the Master Collateral Agent, in any such case to the extent required by the Master Collateral Agency Agreement, (ii) to release the Master Collateral Agent’s Lien, if any, on any such Certificate of Title pursuant to the provisions of the Financing Documents relating to such Master Collateral Vehicle and (iii) pursuant to additional powers of attorney or otherwise, to appoint individual representatives of HERTZ VEHICLES LLC as attorneys-in-fact to fulfill the purposes of this Power of Attorney. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Master Collateral Agency Agreement.
GIVING AND GRANTING unto said attorney(s) full power and authority to do and perform each and every act and thing whatsoever, requisite, necessary or proper to be done in furtherance of the foregoing.
The powers and authority granted hereunder shall, unless sooner revoked by the Master Collateral Agent in accordance with Section 2.7 of the Master Collateral Agency Agreement or following the resignation or removal of the Master Collateral Agent under the Master Collateral Agency Agreement, cease upon the termination of the Master Collateral Agency Agreement. All powers of attorney for this purpose heretofore filed or executed by the Master Collateral Agent are hereby revoked.
THIS POWER OF ATTORNEY AND ALL MATTERS ARISING OUT OF AND ANY MATTER RELATING TO THIS POWER OF ATTORNEY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf on this _____ day of ________, 20___.
DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity; but solely as Master Collateral Agent
By:
    Name:
    Title:
By:
    Name:
    Title:
STATE OF _____________)
                : ss.:
COUNTY OF ____________)

Subscribed and sworn before me, a notary public, in and for said county and state, this____ day of ________, 20___.
Notary Public

My Commission Expires
EXHIBIT F
COLLATERAL ASSIGNMENT OF GUARANTEED DEPRECIATION PROGRAM
THIS COLLATERAL ASSIGNMENT OF GUARANTEED DEPRECIATION PROGRAM, dated as of ____________________, 20__ (this “Collateral Assignment”) is made by DTG OPERATIONS, INC., an Oklahoma corporation (“DTG Operations”), and RENTAL CAR FINANCE CORP. (“RCFC” and, together with DTG Operations, the “Assignors”) in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as master collateral agent (the “Assignee”) on behalf of the Beneficiaries (as defined in that certain Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007 (the “Master Collateral Agency Agreement”) among the Assignee, in its capacity as master collateral agent, the Assignors, Dollar Thrifty Automotive Group, Inc., (“DTAG”) as Master Servicer, and certain financing sources and Beneficiaries parties thereto), as so acknowledged, consented to and agreed to by the Assignee and ____________________ (the “Manufacturer”).
W I T N E S S E T H:
WHEREAS, the Assignors are each participants in the Guaranteed Depreciation Program offered by the Manufacturer to the Assignors with respect to the purchase of new ____________________ model year vehicles from the Manufacturer, including all terms and conditions now or hereafter in effect thereunder and all successor programs relating to future model year vehicles (the “Manufacturer Programs”);
WHEREAS, pursuant to the Master Collateral Agency Agreement, each Assignor has pledged, assigned, conveyed, delivered, transferred and set over to the Assignee, and granted to the Assignee a security interest in, all such Assignor’s right, title and interest in, to and under, among other collateral, the Manufacturer Programs; and
WHEREAS, this Collateral Assignment is intended to transfer to the Assignee each Assignor’s interest in the Manufacturer Programs and to evidence the Manufacturer’s consent to such transfer.
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each Assignor and Assignee agree as follows:
11.    Assignment. Each Assignor hereby irrevocably pledges, assigns, conveys, delivers, transfers and sets over to the Assignee, and grants to the Assignee a security interest in, all such Assignor’s right, title and interest in, to and under the Manufacturer Programs (whether now existing or hereafter arising), to the extent that such right, title and interest relates to the RCFC Master Collateral Vehicles, or the Lessee Grantor Master Collateral Vehicles (in each case as defined in the Master Collateral Agency Agreement) (the “Assigned Program Rights”) and all monies due and to become due with respect to the Assigned Program Rights thereunder or in connection therewith, whether payable as guaranteed depreciation payments, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise (exclusive of any payments payable as an advertising and promotional allowance pursuant to and in accordance with the terms of the Manufacturer Programs).
12.    Representations and Warranties. Each Assignor hereby, represents and warrants to the Assignee that (a) such Assignor’s Assigned Program Rights are not subject to any other pledge, assignment, encumbrance or hypothecation, and no other security interest exists therein and (b) the Manufacturer Programs for the ____________________model year vehicles are in full force and effect and there exists no default thereunder.
13.    Manufacturer’s Consent. The Manufacturer hereby acknowledges and consents to the assignment, pledge and grant of a security interest in the Assigned Program Rights of each Assignor to the Assignee and hereby agrees to recognize the Assignee as the holder of the interest of each Assignor in the Assigned Program Rights from and after the date of this Agreement and hereby acknowledges that the Assignee has the right to enforce the Assigned Program Rights against the Manufacturer. Each Assignor irrevocably instructs the Manufacturer to pay directly to the Assignee, to the account specified by the Assignee, all amounts now or hereafter payable to such Assignor under the Manufacturer Programs in respect of the Assigned Program Rights. Each Assignor waives all claims against the Manufacturer and releases it from all liability arising in connection with any such payments by the Manufacturer to the Assignee.
14.    Manufacturer Programs in Full Force and Effect. The Manufacturer acknowledges and agrees that (i) the Manufacturer Programs for the ____________________ model year vehicles are in full force and effect, (ii) such Manufacturer Programs have been duly authorized by the Manufacturer and constitute legal, valid and binding obligations of the Manufacturer enforceable in accordance with its terms, and (iii) each of the Assignors is a duly authorized fleet purchaser under the Manufacturer Programs entitled to the benefits provided by such Manufacturer Programs.
15.    No Amendments. The Manufacturer agrees that it will not modify, amend, alter or otherwise change the provisions of the Manufacturer Programs in any way that would reduce the amount payable by the Manufacturer thereunder in respect of the Assigned Program Rights assigned to Assignee under this Agreement. The Manufacturer agrees that it will not otherwise reduce any amount payable by it in respect of turned-back Vehicles purchased by the Assignors under any Manufacturer Program for any reason other than charges expressly contemplated in such Manufacturer Program.
16.    Counterparts. This Collateral Assignment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one instrument.
17.    Further Assurances. The parties hereby agree that, upon request of any party, each of them will execute and deliver such further documents and instruments as may reasonably be requested in order to carry out the purposes of this Collateral Assignment.
18.    Governing Law. This Collateral Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.
19.    Notices to Manufacturer. Any notice provided hereunder to the Manufacturer shall be in writing and, if mailed, shall be deemed to be given upon receipt thereof; and shall be sent by registered or certified mail, postage prepaid, and addressed to the Manufacturer at its address set forth below, or at such other address as the Manufacturer may, by written notice, designate as its address for purposes of notice hereunder.

Attention:
IN WITNESS WHEREOF, the undersigned have caused this Collateral Assignment to be duly executed and agreed to and accepted by their respective duly authorized officers as of the day and year first above written.
DTG OPERATIONS, INC.,
as Assignor
By:
    Name: Pamela S. Peck
    Title: Treasurer

RENTAL CAR FINANCE CORP.,
as Assignor
By:
    Name: Pamela S. Peck
    Title: Vice President and Treasurer
Acknowledged, Consented to and
Agreed to
ASSIGNEE
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Assignee
By:
    Name:
    Title:
By:
    Name:
    Title:

MANUFACTURER:

By:
    Name:
    Title:

EXHIBIT G
NEW YORK STATE BANK HOLIDAYS
New Year’s Day
Martin Luther King Day
Presidents’ Day
Memorial Day
Independence Day
Labor Day
Columbus Day
Veterans’ Day
Thanksgiving Day
Christmas Day
OKLAHOMA STATE BANK HOLIDAYS
New Year’s Day
Martin Luther King Day
Presidents’ Day
Memorial Day
Independence Day
Labor Day
Columbus Day
Veterans’ Day
Thanksgiving Day
Christmas Day

EXHIBIT H
SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY
AGREEMENT
Investment Standing Instruction
Initial standing instructions for Permitted Investments for Master Collateral Accounts are presented in Schedule 1 (Deutsche Bank) and Schedule 2 (Bank of Oklahoma) attached.

SCHEDULE 1
INVESTMENT STANDING INSTRUCTION
TO DEUTSCHE BANK AS MASTER COLLATERAL AGENT

Deutsche Bank Trust Company Americas
as Master Collateral Agent
60 Wall Street
New York, New York 10005
Re: Permitted Investments
Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Master Collateral Agency Agreement (the “Master Collateral Agency Agreement”) dated as of February 14, 2007, among Dollar Thrifty Automotive Group, Inc., as Master Servicer, DTG Operations, Inc., as Servicer, Rental Car Finance Corp., various Financing Sources parties thereto, various Beneficiaries parties thereto, and the Master Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Master Collateral Agency Agreement.
Pursuant to Section 2.5(f) of the Master Collateral Agency Agreement, you are hereby authorized and instructed to invest funds from time to time on deposit in the Master Collateral Account (and not otherwise distributable in accordance with the terms of the Master Collateral Agency Agreement) in the Permitted Investments described below:
Deutsche Bank — DWS
Money Market Series #2403
Formerly known as Scudder Investments
Institutional Money Market Fund #403
These directions will remain in place unless and until the Master Servicer instructs the Master Collateral Agent in writing otherwise.

Dollar Thrifty Automotive Group, Inc.
As Master Servicer under the Master
Collateral Agency Agreement
By:
Name:
Title:

SCHEDULE 2
INVESTMENT STANDING INSTRUCTION
TO BANK OF OKLAHOMA AS DEPOSITORY FOR MASTER COLLATERAL AGENT

Bank of Oklahoma
P.O. Box 2300
Tulsa, Oklahoma 74192
Re: Permitted Investments
Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Master Collateral Agency Agreement (the “Master Collateral Agency Agreement”) dated as of February 14, 2007, among Dollar Thrifty Automotive Group, Inc. as Master Servicer, DTG Operations, Inc., as Servicer, Rental Car Finance Corp., various Financing Sources parties herein and not otherwise defined shall have the meanings ascribed thereto in the Master Collateral Agency Agreement.
Pursuant to Section 2.5(f) of the Master Collateral Agency Agreement, you are hereby authorized and instructed to invest funds from time to time on deposit in the Master Collateral Account (and not otherwise distributable in accordance with the terms of the Master Collateral Agency Agreement) in the Permitted Investments described below:
Bank of Oklahoma
American Performance Institutional U.S.
Treasury Fund I Shares
These directions will remain in place unless and until the Servicer instructs the Master Collateral Agent’s depository in writing otherwise.

Dollar Thrifty Automotive Group, Inc.
As Master Servicer under the Master
Collateral Agency Agreement
By:
Name:
Title:

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Schedule 2.5(a)
BOKF Account # 208316838

EXHIBIT S
TO
SECOND AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED GROUP II SUPPLEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of December 3, 2015, among Hertz Vehicle Financing II LP, as issuer (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary (the “Indenture Trustee”), to the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Group II Supplement”), between the Issuer and the Indenture Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between the Issuer and the Indenture Trustee (as amended from time to time, the “Base Indenture”).

WITNESSETH:
WHEREAS, Sections 10.2 and 10.3 of the Group II Supplement permit the parties thereto to make amendments to the Group II Supplement subject to certain conditions set forth therein;
WHEREAS, the parties hereto desire, in accordance with Sections 10.2 and 10.3 of the Group II Supplement, to amend the Group II Supplement as provided herein;
WHEREAS, the Noteholders consenting hereto hold 100% of the aggregate Principal Amount of each Series of Group II Notes; and
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1.     Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Group II Supplement.
2.     Amendments to the Group II Supplement.
(a)    The Group II Supplement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Amendment attached as Exhibit A hereto.
3.     Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to this Amendment.
4.     Reference to and Effect on the Group II Supplement; Ratification.
(a)    Except as specifically amended above, the Group II Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

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(b)    Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Group II Supplement, or constitute a waiver of any provision of any other agreement.
(c)    Upon the effectiveness hereof, each reference in the Group II Supplement to “this Agreement”, “Group II Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Group II Supplement, and each reference in any other Transaction Document to “Group II Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Group II Supplement, shall mean and be a reference to the Group II Supplement as amended hereby.
5.     Indenture Trustee Direction. The parties hereto (other than the Indenture Trustee) hereby direct the Indenture Trustee to enter into this Amendment.
6.     Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7.     Governing Law. THIS AMENDMENT AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.     Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9.     Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10.     Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
11.     Indenture Trustee Not Responsible. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.

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12.     Indemnification. The Issuer hereby reaffirms its indemnification obligation in favor of the Indenture Trustee pursuant to Section 10.6 of the Base Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING II LP,
as Issuer

By:	HVF II GP Corp., its general partner
By:
    Name: R. Scott Massengill
    Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
    Title:

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EXHIBIT A

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EXECUTION VERSION

HERTZ VEHICLE FINANCING II LP,
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and as Securities Intermediary

______________________________

AMENDED AND RESTATED GROUP II SUPPLEMENT,
dated as of June 17, 2015
to

AMENDED AND RESTATED BASE INDENTURE

dated as of October 31, 2014

______________________________

Rental Car Asset Backed Notes
(Issuable in Series)

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Page

ARTICLE I	DEFINITIONS AND INCORPORATION BY REFERENCE 1

Section 1.1.	Definitions 1

Section 1.2.	Cross-References 2

Section 1.3.	Accounting and Financial Determinations; No Duplication 2

Section 1.4.	Rules of Construction 2

ARTICLE II	THE NOTES 3

Section 2.1.	Designation and Terms of Group II Notes 3

Section 2.2.	Group II Notes Issuable in Series 3

Section 2.3.	Series Supplement for Each Series of Notes 5

Section 2.4.	Execution and Authentication 6

ARTICLE III	SECURITY 7

Section 3.1.	Grant of Security Interest 7

Section 3.2.	Certain Rights and Obligations of HVF II Unaffected 9

Section 3.3.	Performance of Group II Leasing Company Related Documents 10

Section 3.4.	Release of Collateral 11

Section 3.5.	Opinions of Counsel 11

Section 3.6.	Stamp, Other Similar Taxes and Filing Fees 11

Section 3.7.	Duty of the Trustee 12

ARTICLE IV	REPORTS 12

Section 4.1.	Reports and Instructions to Trustee 12

Section 4.2.	Reports to Noteholders 12

Section 4.3.	Group II Administrator 13

Section 4.4.	Reports 13

ARTICLE V	ALLOCATION AND APPLICATION OF COLLECTIONS 13

Section 5.1.	Group II Collection Account 13

Section 5.2.	Trustee as Securities Intermediary 14

Section 5.3.	Group II Collections and Allocations 16

Section 5.4.	Determination of Monthly Interest 17

Section 5.5.	Determination of Monthly Principal 17

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(continued)
Page

ARTICLE VI	DISTRIBUTIONS 18

ARTICLE VII	REPRESENTATIONS AND WARRANTIES 18

Section 7.1.	Security Interests 18

Section 7.2.	Group II Leasing Company Related Documents 19

Section 7.3.	Other Representations 20

ARTICLE VIII	COVENANTS 20

Section 8.1.	Payment of Notes 20

Section 8.2.	Compliance with Related Documents 20

Section 8.3.	Notice of Defaults 21

Section 8.4.	Further Requests 21

Section 8.5.	Further Assurances 21

Section 8.6.	Dividends, Officers’ Compensation, etc 22

Section 8.7.	Legal Name; Location Under Section 9-307 22

Section 8.8.	Information 23

Section 8.9.	Additional Leasing Companies 23

Section 8.10.	Payment of Taxes and Governmental Obligations 23

ARTICLE IX	AMORTIZATION EVENTS AND REMEDIES 23

Section 9.1.	Amortization Events 23

Section 9.2.	Rights of the Trustee upon Amortization Event or Certain Other Events of Default 24

Section 9.3.	Other Remedies 26

Section 9.4.	Waiver of Past Events 26

Section 9.5.	Control by Requisite Investors 26

Section 9.6.	Limitation on Suits 27

Section 9.7.	Right of Holders to Bring Suit 27

Section 9.8.	Collection Suit by the Trustee 27

Section 9.9.	The Trustee May File Proofs of Claim 28

Section 9.10.	Priorities 28

Section 9.11.	Rights and Remedies Cumulative 28

Section 9.12.	Delay or Omission Not Waiver 28

Section 9.13.	Reassignment of Surplus 29

ARTICLE X	AMENDMENTS 29

Section 10.1.	Without Consent of the Noteholders 29

Section 10.2.	With Consent of the Noteholders 30

Section 10.3.	Supplements and Amendments 32

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(continued)
Page

Section 10.4.	Revocation and Effect of Consents 32

Section 10.5.	Notation on or Exchange of Notes 32

Section 10.6.	The Trustee to Sign Amendments, etc 33

ARTICLE XI	MISCELLANEOUS 33

Section 11.1.	Benefits of Indenture 33

Section 11.2.	Successors 33

Section 11.3.	Severability 33

Section 11.4.	Counterpart Originals 33

Section 11.5.	Table of Contents, Headings, etc 34

Section 11.6.	Termination; Collateral 34

Section 11.7.	Governing Law 34

Section 11.8.	Electronic Execution 34

Section 11.9.	Notices 35

Schedule
SCHEDULE I TO THE GROUP II SUPPLEMENT - DEFINITIONS LIST

iii
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AMENDED AND RESTATED GROUP II SUPPLEMENT, dated as of June 17, 2015 (this “Group II Supplement”), between HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware, as issuer (“HVF II”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as securities intermediary (in such capacity, the “Securities Intermediary”) to the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and the Trustee (as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements, the “Base Indenture”).
W I T N E S S E T H:
WHEREAS, Sections 2.2 and 9.1 of the Base Indenture provide, among other things, that HVF II and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the creation of one or more Groups of Notes;
WHEREAS, HVF II and the Trustee previously entered into the Group II Supplement, dated as of November 25, 2013 (the “Initial Group II Supplement”), to the Base Indenture, between HVF II and the Trustee;
WHEREAS, the Initial Group II Supplement permits HVF II to make amendments to the Initial Group II Supplement subject to certain conditions set forth therein;
WHEREAS, HVF II and the Trustee, in accordance with the Initial Group II Supplement, desire to amend and restate the Initial Group II Supplement on the date hereof in its entirety as set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
DESIGNATION
There was created a Group under which various Series of Notes have been and may from time to time be issued pursuant to the Initial Base Indenture and the Initial Group II Supplement, and such Group was designated generally as Group II. Each Series of Notes issued pursuant to the Initial Group II Indenture and a Group II Series Supplement was designated as and shall remain a Series of Group II Notes, and each Series of Notes issued pursuant to the Group II Indenture and a Group II Series Supplement shall be designated as a Series of Group II Notes (such notes, collectively, the “Group II Notes”).

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ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 2.1.    Definitions.
(a)    Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended, restated, modified or supplemented from time to time in accordance with the provisions hereof, and all capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Base Indenture Definitions List, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of this Group II Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Group II Notes and not to any other Group of Notes issued by HVF II.
Section 2.2.    Cross-References.
Unless otherwise specified, references in this Group II Supplement and in each other Group II Related Document to any Article or Section are references to such Article or Section of this Group II Supplement or such other Group II Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
Section 2.3.    Accounting and Financial Determinations; No Duplication.
Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Group II Supplement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Group II Supplement, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Group II Related Documents shall be made without duplication.
Section 2.4.    Rules of Construction.
In this Group II Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;

2
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(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Group II Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)    references to sections of the Code also refer to any successor sections; and
(i)    the language used in this Group II Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
ARTICLE III

THE NOTES
Section 3.1.    Designation and Terms of Group II Notes.
Each Series of Group II Notes shall be substantially in the form specified in the applicable Group II Series Supplement and shall bear, upon its face, the designation for such Series of Group II Notes to which it belongs as selected by HVF II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Group II Series Supplement and may have such letters, numbers or other marks of identification and such legends or indorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Group II Notes, as evidenced by his execution of the Group II Notes. All Group II Notes of any Series of Group II Notes shall, except as specified in the applicable Group II Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of the Group II Indenture and the applicable Group II Series Supplement. The aggregate principal amount of Group II Notes that may be authenticated and

3
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delivered under this Group II Supplement is unlimited. The Group II Notes of each Series of Group II Notes shall be issued in the denominations set forth in the applicable Group II Series Supplement. Each Series of Group II Notes which are designated as a Series of Group II Notes in the applicable Group II Series Supplement shall be secured by the Group II Indenture Collateral.
Section 3.2.    Group II Notes Issuable in Series.
(a)    The Group II Notes shall be issued in one or more Series of Group II Notes. Each Series of Group II Notes shall be created by a Group II Series Supplement.
(b)    Group II Notes of a new Series of Group II Notes may from time to time be executed by HVF II and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon delivery by HVF II to the Trustee, and receipt by the Trustee, of the following:
(i)    a Company Order authorizing and directing the authentication and delivery of the Group II Notes of such new Series of Group II Notes by the Trustee and specifying the designation of such new Series of Group II Notes, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series of Group II Notes to be authenticated and the Note Rate with respect to such new Series of Group II Notes;
(ii)    a Group II Series Supplement satisfying the criteria set forth in Section 2.3 executed by HVF II, the Trustee and any other parties thereto and specifying the Group II Series Principal Terms of such new Series of Group II Notes;
(iii)    each related Group II Series Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;
(iv)    an Officer’s Certificate of HVF II to the effect that the Rating Agency Condition with respect to each Series of Group II Notes Outstanding (other than any such Series of Group II Notes (A) with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Group II Notes or will occur as a result of the issuance of the new Series of Group II Notes or (B) that is being repaid in full with the proceeds of the Notes issued pursuant to such Group II Series Supplement) shall have been satisfied with respect to such issuance;
(v)    an Officer’s Certificate of HVF II dated as of the applicable Series Closing Date to the effect that (A) consent has been obtained from the Required Series Noteholders of each Series of Group II Notes with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Group II Notes or will occur as a result of the issuance of the new Series of Group II Notes, if, in any such case, such existing Series of Group II Notes will not be refinanced with the proceeds of the issuance of such new Series of Notes, (B) all conditions precedent set forth in the Group II Indenture and the related Group II Series Supplement with respect to the authentication and delivery of the new Series of Group II Notes have been satisfied and (C) all conditions precedent set forth in the Group II Indenture with respect to the execution of the related Group II Series Supplement have been complied with in all material respects;

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(vi)    a Tax Opinion;
(vii)    with respect to each Series Related Document (other than the Group II Supplement, the Series Supplement or the HVF II LP Agreement) with respect to such Series to which HVF II or the HVF II General Partner is a party, evidence (in the form of an Officer’s Certificate of HVF II) that each party to such Series Related Document has covenanted and agreed in such Series Related Document that, prior to the date that is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;
(viii)    unless otherwise specified in the related Group II Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:
(A)    all conditions precedent provided for in the Group II Indenture and the related Group II Series Supplement with respect to the authentication and delivery of the new Series of Group II Notes have been complied with in all material respects, and all conditions precedent set forth in the Group II Indenture with respect to the execution of the related Group II Series Supplement have been complied with in all material respects;
(B)    the related Group II Series Supplement has been duly authorized, executed and delivered by HVF II and the HVF II General Partner;
(C)    the new Series of Group II Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of the Group II Indenture and the related Group II Series Supplement, will constitute valid, binding and enforceable obligations of HVF II entitled to the benefits of the Group II Indenture and the related Group II Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;
(D)    the related Group II Series Supplement has been duly authorized, executed and delivered, and is a legal, valid and binding agreement of HVF II, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and
(E)    that the new Series of Group II Notes is secured by a valid and perfected security interest in the Group II Indenture Collateral; and
(ix)    such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.
Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Group II Notes upon execution thereof by HVF II.

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Section 3.3.    Series Supplement for Each Series of Notes. In conjunction with the issuance of a new Series of Group II Notes, the parties hereto shall execute a Group II Series Supplement, which shall specify the relevant terms with respect to such new Series of Group II Notes, which may include:
(i)    its name or designation;
(ii)    its Initial Principal Amount or the method of calculating its Initial Principal Amount;
(iii)    its Note Rate;
(iv)    its Series Closing Date;
(v)    each Rating Agency rating such Series of Group II Notes;
(vi)    the name of the Clearing Agency, if any;
(vii)    the interest payment date or dates and the date or dates from which interest shall accrue;
(viii)    the method of allocating Group II Collections to such Series of Group II Notes;
(ix)    whether the Group II Notes of such Group II Series will be issued in multiple Classes and, if so, the method of allocating Group II Collections allocated to such Group II Series among such Classes and the rights and priorities of each such Class;
(x)    the method by which the principal amount of the Group II Notes of such Series of Group II Notes shall amortize or accrete;
(xi)    the names of any Group II Series Accounts to be used by such Series of Group II Notes and the terms governing the operation of any such account and the use of moneys therein;
(xii)    any deposit of funds to be made in any Group II Series Account on the applicable Series Closing Date;
(xiii)    the terms of any related Group II Series Enhancement and the Group II Series Enhancement Provider thereof, if any;
(xiv)    whether the Group II Notes of such Series of Group II Notes may be issued in bearer form and any limitations imposed thereon;
(xv)    its Legal Final Payment Date; and
(xvi)    any other relevant terms of such Series of Group II Notes that do not change the terms of any Series of Group II Notes Outstanding (all such terms, the “Group II Series Principal Terms” of such Series of Group II Notes).

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Section 3.4.    Execution and Authentication.
(a)    Each Series of Group II Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of HVF II by an Authorized Officer and delivered by HVF II to the Trustee for authentication and redelivery as provided herein. If an Authorized Officer whose signature is on a Group II Note no longer holds that office at the time the Group II Note is authenticated, such Group II Note shall nevertheless be valid.
(b)    At any time and from time to time after the execution and delivery of this Group II Supplement, HVF II may deliver Group II Notes of any particular Series of Group II Notes executed by HVF II to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Group II Notes, and the Trustee, in accordance with such Company Order and this Group II Supplement, shall authenticate and deliver such Group II Notes.
(c)    No Group II Note shall be entitled to any benefit under the Group II Indenture or be valid for any purpose unless there appears on such Group II Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”), if the Group II Notes of the Series of Group II Notes to which such Group II Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Group II Note has been duly authenticated under this Group II Supplement. The Trustee may appoint an authenticating agent acceptable to HVF II to authenticate Group II Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Group II Notes whenever the Trustee may do so. Each reference in this Group II Supplement to authentication by the Trustee includes authentication by such agent. The Trustee’s certificate of authentication shall be in substantially the following form:
This is one of the Group II Notes of a Series of Group II Notes issued under the within mentioned Group II Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
    Authorized Signatory
(d)    Each Group II Note shall be dated and issued as of the date of its authentication by the Trustee.
(e)    Notwithstanding the foregoing, if any Group II Note shall have been authenticated and delivered hereunder but never issued and sold by HVF II, and HVF II shall deliver such Group II Note to the Trustee for cancellation as provided in Section 2.4 of the Base Indenture together with a written statement (which need not comply with Section 10.3 of the Base Indenture and need not be accompanied by an Opinion of Counsel) stating that such Group

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II Note has never been issued and sold by HVF II, for all purposes of the Group II Indenture such Group II Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Group II Indenture.
(f)    The Trustee shall have the right to decline to authenticate and deliver any Group II Notes under this Section 2.4 if the Trustee, based on the written advice of counsel, determines that such action may not lawfully be taken.
ARTICLE IV

SECURITY
Section 4.1.    Grant of Security Interest.
(a)    To secure the Group II Note Obligations, HVF II hereby affirms the security interests granted in the Initial Group II Supplement and pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Group II Noteholders, and hereby grants to the Trustee, for the benefit of such Group II Noteholders, a security interest in, all of the following property now owned or at any time hereafter acquired by HVF II or in which HVF II now has or at any time in the future may acquire any right, title or interest (collectively, the “Group II Indenture Collateral”):
(i)    the Group II Leasing Company Notes, including, without limitation, all monies due and to become due to HVF II from any Group II Leasing Company under or in connection with any Group II Leasing Company Note, whether payable as principal, interest, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any provision of any Group II Leasing Company Note or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF II against any other party under or with respect to any Group II Leasing Company Note (whether arising pursuant to the terms of such Group II Leasing Company Note or otherwise available to HVF II at law or in equity), the right to enforce any Group II Leasing Company Note as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Group II Leasing Company Note or the obligations of any party thereunder;
(ii)    the Group II Related Documents (other than the Group II Indenture), including all monies due and to become due to HVF II under or in connection with any Group II Related Document, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any provision of any Group II Related Document, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF II against any other party under or with respect to any Group II Related Document (whether arising pursuant to the terms of such Group II Related Document or otherwise available to HVF II at law or in equity), the right to enforce any Group II Related Document as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Group II Related Document or the obligations of any party thereunder;
(iii)    the Group II Collection Account, all monies on deposit from time to time in the Group II Collection Account and all proceeds thereof;

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(iv)    all additional property that may from time to time hereafter (pursuant to the terms of the Group II Supplement or otherwise) be subjected to the grant and pledge hereof by HVF II or by anyone on its behalf; and
(v)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)    The foregoing grant is made in trust to secure the Group II Note Obligations and to secure compliance with the provisions of the Group II Indenture and any Group II Series Supplement, all as provided in the Group II Indenture. The Trustee, as trustee on behalf of the Group II Noteholders, acknowledges such grant, accepts the trusts under the Group II Indenture in accordance with the provisions of the Group II Indenture agrees to perform its duties required in the Group II Indenture. Except as otherwise stated in any Group II Series Supplement, the Group II Indenture Collateral shall secure the Group II Notes equally and ratably without prejudice, priority or distinction.
(c)    The Group II Indenture Collateral has been pledged to the Trustee to secure each Series of Group II Notes. For all purposes hereunder and for the avoidance of doubt, the Group II Indenture Collateral will be held by the Trustee solely for the benefit of the Holders of the Group II Notes, and no Noteholder of any Series of Notes that is not a Series of Group II Notes will have any right, title or interest in, to or under the Group II Indenture Collateral. For the avoidance of doubt, if it is determined that the Group II Noteholders have any right, title or interest in, to or under the Group-Specific Collateral with respect to any Group of Notes other than Group II Notes, then the Group II Noteholders agree that their right, title and interest in, to or under such Group-Specific Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to such other Group of Notes, and in such case, this Group II Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
(d)    On the Initial Group II Closing Date, HVF II shall deliver or cause to be delivered to the Trustee as security for the Group II Note Obligations, the RCFC Series 2010-3 Note.  The Trustee shall take possession of the RCFC Series 2010-3 Note in New York, New York and shall at all times during the period of the Group II Indenture maintain custody of the RCFC Series 2010-3 Note in New York, New York. The RCFC Series 2010-3 Note shall be accompanied by the indorsement of the RCFC Series 2010-3 Note in blank by an effective indorsement.
(e)    On any date after the Initial Group II Closing Date on which HVF II acquires an Additional Group II Leasing Company Note, HVF II shall deliver or cause to be delivered to the Trustee as security for the Group II Note Obligations, such Additional Group II Leasing Company Note.  The Trustee shall take possession of such Additional Group II Leasing Company Note in New York, New York and shall at all times during the period of the Group II Indenture maintain custody of such Additional Group II Leasing Company Note in New York, New York. Such Additional Group II Leasing Company Note shall be accompanied by the

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indorsement of such Additional Group II Leasing Company Note in blank by an effective indorsement.
Section 4.2.    Certain Rights and Obligations of HVF II Unaffected.
(a)    Actions With Respect to Base Related Documents and Group II Related Documents. Without derogating from the absolute nature of the assignment granted to the Trustee under this Group II Supplement or the rights of the Trustee hereunder, unless a Group II Liquidation Event has occurred and is continuing and except to the extent prohibited by Section 8.2, HVF II shall be permitted to give all requests, notices, directions or approvals, if any, that are required to be given in the normal course of business (which, for the avoidance of doubt, does not include waivers of defaults under, or consent to amendments or modifications of, any of the Base Related Documents and Group II Related Documents) to any Person in accordance with the terms of the Base Related Documents and Group II Related Documents.
(b)    Assignment of Group II Indenture Collateral to Trustee. The assignment of the Group II Indenture Collateral to the Trustee on behalf of the Group II Noteholders shall not (i) relieve HVF II from the performance of any term, covenant, condition or agreement on HVF II’s part to be performed or observed under or in connection with any of the Group II Leasing Company Related Documents or from any liability to any Person thereunder or (ii) impose any obligation on the Trustee or any such Group II Noteholders to perform or observe any such term, covenant, condition or agreement on HVF II’s part to be so performed or observed or impose any liability on the Trustee or any of the Group II Noteholders for any act or omission on the part of HVF II or from any breach of any representation or warranty on the part of HVF II.
(c)    Indemnification of Trustee. HVF II shall indemnify the Trustee against any and all loss, liability or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with enforcing the Group II Indenture or any Group II Related Document or preserving any of its rights to, or realizing upon, any of the Group II Indenture Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee that constitutes negligence or willful misconduct by the Trustee or any other indemnified person hereunder. The indemnification provided for in this Section 3.2(c) shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Group II Supplement or any Group II Series Supplement.
Section 4.3.    Performance of Group II Leasing Company Related Documents.
Upon the occurrence of a Group II Leasing Company Amortization Event, promptly following a request from the Trustee to do so and at HVF II’s expense, HVF II agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by such party to any of the Base Related Documents and Group II Related Documents, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to HVF II to the extent and in the manner directed by the Trustee, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure

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performance by such party to any of the Base Related Documents and Group II Related Documents, as applicable, of each of its obligations under such Base Related Documents and Group II Related Documents, as applicable.
If (i) HVF II shall have failed, within five (5) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) HVF II refuses to take any such action, (iii) the Trustee reasonably determines that such action must be taken immediately or (iv) an Amortization Event with respect to any Series of Group II Notes or any Group II Liquidation Event has occurred and is continuing, then the Trustee may take such previously directed action and any related action permitted under the Group II Indenture that the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Group II Indenture to direct HVF II to take such action), on behalf of HVF II and the Group II Noteholders.
HVF II does hereby make, constitute and appoint the Trustee its true and lawful Attorney-in-Fact for it and in its name, stead and behalf to exercise any and all rights, remedies, powers and privileges lawfully available to HVF II with respect to any Group II Leasing Company Note pursuant to this Section 3.3.
Section 4.4.    Release of Collateral.
(a)    The Trustee shall, when required by the provisions of this Group II Supplement or any Group II Series Supplement, execute instruments to release property from the lien of this Group II Supplement or any or all Group II Series Supplements, as applicable, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Group II Supplement or such Group II Series Supplements, as applicable. No party relying upon an instrument executed by the Trustee as provided in this Section 3.4 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
(b)    The Trustee shall, at such time as there are no Group II Notes Outstanding, release any remaining portion of the Group II Indenture Collateral from the lien of the Group II Supplement and release to HVF II any amounts then on deposit in or credited to the Group II Collection Account. The Trustee shall release property from the lien of this Group II Supplement pursuant to this Section 3.4(b) only upon receipt of a Company Order accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 3.5.
Section 4.5.    Opinions of Counsel.
The Trustee shall receive at least seven (7) days’ notice when requested by HVF II to take any action pursuant to Section 3.4, accompanied by copies of any instruments involved and an Opinion of Counsel (which may be based on an Officer’s Certificate), in form and substance reasonably satisfactory to the Trustee, concluding that all such action will not materially and adversely impair the security for the Group II Notes or the rights of the Group II Noteholders in a manner not permitted under the Master Related Documents; provided, however that such

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Opinion of Counsel shall not be required to express an opinion as to the fair value of the Group II Indenture Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action. For the avoidance of doubt, any action pursuant to Section 3.4(a) relating to the release of Group II Indenture Collateral or the conveyance by the Trustee of its security interest in the same shall be deemed not to materially and adversely impair the security for any Series of Notes that is not a Series of Group II Notes.
Section 4.6.    Stamp, Other Similar Taxes and Filing Fees.
HVF II shall indemnify and hold harmless the Trustee and each Group II Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Group II Indenture. HVF II shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Group II Indenture.
Section 4.7.    Duty of the Trustee.
Except for actions expressly authorized by the Group II Indenture, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Group II Indenture Collateral now existing or hereafter created or to impair the value of any of the Group II Indenture Collateral now existing or hereafter created.
ARTICLE V

REPORTS
Section 5.1.    Reports and Instructions to Trustee.
(a)    Daily Collection Reports. On each Business Day commencing on November 25, 2013, HVF II shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Daily Group II Collection Report”) setting forth the aggregate of the amounts deposited in the Group II Collection Account on the immediately preceding Business Day. HVF II shall deliver a copy of the Daily Group II Collection Report for each Business Day to the Trustee.
(b)    Quarterly Compliance Certificates. On the Payment Date in each of March, June, September and December, commencing in June 2015, HVF II shall deliver to the Trustee an Officer’s Certificate of HVF II to the effect that, except as provided in a notice delivered pursuant to Section 8.3, no Amortization Event or Potential Amortization Event with respect to any Series of Group II Notes Outstanding has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.

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(c)    Instructions as to Withdrawals and Payments. HVF II will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Group II Collection Account and any other accounts specified in a Group II Series Supplement and to make drawings under any Group II Series Enhancement, as contemplated herein and in any Group II Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.
Section 5.2.    Reports to Noteholders.
(a)    On each Payment Date, the Paying Agent shall forward to each Group II Noteholder of record as of the immediately preceding Record Date of each Series of Group II Notes Outstanding the Monthly Noteholders’ Statement with respect to such Series of Group II Notes, with a copy to the Rating Agencies and any Group II Series Enhancement Provider with respect to such Series of Group II Notes, which delivery may be satisfied by the Paying Agent posting, or causing to be posted, such Monthly Noteholders’ Statement to a password-protected website made available to such Group II Noteholders, the Rating Agencies and such Group II Series Enhancement Providers or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).
(b)    Annual Noteholders’ Tax Statement. Unless otherwise specified in the applicable Group II Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2013, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Group II Noteholder a statement prepared by or on behalf of HVF II containing the information that is required to be contained in the Monthly Noteholders’ Statements with respect to such Series of Group II Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Group II Noteholder, together with such other customary information (consistent with the treatment of the Group II Notes as debt) as HVF II deems necessary or desirable to enable the Group II Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of HVF II to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.
Section 5.3.    Group II Administrator.
Pursuant to the Group II Administration Agreement, the Group II Administrator has agreed to provide certain services to HVF II and to take certain actions on behalf of HVF II, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF II pursuant to this Group II Supplement. Each Group II Noteholder by its acceptance of a Group II Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Group II Administrator in lieu of HVF II and hereby agrees that HVF II’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Group II Administrator and to the extent so performed or taken by the Group II Administrator shall be

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deemed for all purposes hereunder to have been so performed or taken by HVF II; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Group II Administrator or relieve HVF II of any payment obligation hereunder.
Section 5.4.    Reports.
Delivery of reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including HVF II’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE VI

ALLOCATION AND APPLICATION OF COLLECTIONS
Section 6.1.    Group II Collection Account.
(a)    Establishment of Group II Collection Account. On or prior to November 25, 2013, HVF II, the Securities Intermediary and the Trustee shall have established a securities account (such account, or if succeeded or replaced by another account then such successor or replacement account, the “Group II Collection Account”) in the name of, and under the control of, the Trustee that shall be maintained for the benefit of the Group II Noteholders. If at any time a Trust Officer obtains actual knowledge or receives written notice that the Group II Collection Account is no longer an Eligible Account, the Trustee, within ten (10) Business Days of obtaining such knowledge, shall cause the Group II Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution and cause the depositary maintaining the new Group II Collection Account to assume the obligations of the existing Securities Intermediary hereunder.
(b)    Administration of the Group II Collection Account. HVF II may instruct (by standing instructions or otherwise) the institution maintaining the Group II Collection Account to invest funds on deposit in such Group II Collection Account from time to time in Permitted Investments; provided, however, that any such investment in the Group II Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Group II Collection Account). Investments of funds on deposit in administrative sub-accounts of the Group II Collection Account established in respect of particular Group II Notes shall be required to mature on or before the dates specified in the applicable Group II Series Supplement. In the absence of written investment instructions hereunder, funds on deposit in the Group II Collection Account shall remain uninvested. HVF II shall not direct the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. The Trustee shall have no liability for any losses incurred as a result of investments made at the direction of HVF II, and the Trustee shall have no responsibility to monitor the investment rating of any Permitted Investment.

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(c)    Earnings from Group II Collection Account. All interest and earnings (net of losses and investment expenses) paid on amounts on deposit in or credited to the Group II Collection Account shall be deemed to be available and on deposit for distribution.
(d)    Establishment of Group II Series Accounts. To the extent specified in the Group II Series Supplement with respect to any Series of Group II Notes, the Trustee may establish and maintain one or more Group II Series Accounts and/or administrative sub-accounts of the Group II Collection Account to facilitate the proper allocation of Group II Collections in accordance with the terms of such Group II Series Supplement.
Section 6.2.    Trustee as Securities Intermediary.
(a)    With respect to the Group II Collection Account, the Trustee or other Person maintaining such Group II Collection Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”) with respect to the Group II Collection Account. If the Securities Intermediary is not the Trustee, HVF II shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.2.
(b)    The Securities Intermediary agrees that:
(i)    The Group II Collection Account is an account to which Financial Assets will be credited;
(ii)    All securities or other property underlying any Financial Assets credited to the Group II Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Group II Collection Account be registered in the name of HVF II, payable to the order of HVF II or specially indorsed to HVF II;
(iii)    All property delivered to the Securities Intermediary pursuant to this Group II Supplement and all Permitted Investments thereof will be promptly credited to the Group II Collection Account;
(iv)    Each item of property (whether investment property, security, instrument or cash) credited to the Group II Collection Account shall be treated as a Financial Asset;
(v)    If at any time the Securities Intermediary shall receive any order or instruction from the Trustee directing transfer or redemption of any Financial Asset relating to the Group II Collection Account or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order on instruction without further consent by HVF II or the Group II Administrator;
(vi)    The Group II Collection Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction within the

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meaning of Section 9-304 and Section 8-110 of the New York UCC and the Group II Collection Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York;
(vii)    The Securities Intermediary has not entered into, and until termination of this Group II Supplement, will not enter into, any agreement with any other Person relating to the Group II Collection Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Group II Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 5.2(b)(v); and
(viii)    Except for the claims and interest of the Trustee and HVF II in the Group II Collection Account, the Securities Intermediary knows of no claim to, or interest in, the Group II Collection Account or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Group II Collection Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Group II Administrator and HVF II thereof.
(c)    The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Group II Collection Account and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Group II Collection Account.
(d)    The Securities Intermediary will promptly send copies of all statements for the Group II Collection Account, which statements shall reflect any financial assets credited thereto simultaneously to each of HVF II, the Group II Administrator, and the Trustee at the addresses set forth in Section 11.9.
(e)    In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Group II Collection Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee for the benefit of the Group II Noteholders. The financial assets and other items deposited to the Group II Collection Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee for the benefit of the Group II Noteholders.
(f)    Notwithstanding anything in Section 5.1 or this Section 5.2 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to the Group II Collection Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash to be credited to the Group II Collection Account by crediting to such Group II Collection Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.

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(g)    Notwithstanding anything in Section 5.1 or this Section 5.2 to the contrary, with respect to the Group II Collection Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if the Group II Collection Account is deemed not to constitute a securities account.
Section 6.3.    Group II Collections and Allocations.
(a)    Group II Collections in General. Until this Group II Supplement is terminated pursuant to Section 11.6, HVF II shall, and the Trustee is authorized (upon written instructions) to, cause all Group II Collections due and to become due to HVF II or the Trustee, as the case may be, to be deposited to the Group II Collection Account at such times as such amounts are due. HVF II agrees that if any such monies, instruments, cash or other proceeds shall be received by HVF II in an account other than the Group II Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by HVF II with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by HVF II for, and immediately (but in any event within two (2) Business Days from receipt) remitted to, the Trustee, with any necessary indorsement. Subject to Section 9.11, all monies, instruments, cash and other proceeds received by the Trustee pursuant to this Group II Supplement shall be promptly deposited in the Group II Collection Account and shall be applied as provided in this Article V.
(b)    Allocations for Group II Noteholders. On each day on which Group II Collections are deposited into the Group II Collection Account, HVF II shall allocate Group II Collections deposited into the Group II Collection Account in accordance with this Article V and shall instruct the Trustee in writing to withdraw the required amounts from the Group II Collection Account and make the required deposits in any Group II Series Account in accordance with this Article V, as modified by each Group II Series Supplement. HVF II shall make such deposits or payments on the date indicated therein in immediately available funds or as otherwise provided in the applicable Group II Series Supplement for any Series of Group II Notes.
(c)    Sharing Group II Collections. In the manner described in the applicable Group II Series Supplement, to the extent that Group II Principal Collections that are allocated to any Series of Group II Notes on a Payment Date are not needed to make payments to Group II Noteholders of such Series of Group II Notes or required to be deposited in a Group II Series Account for such Series of Group II Notes on such Payment Date, such Group II Principal Collections may, at the direction of HVF II, be applied to cover principal payments due to or for the benefit of Group II Noteholders of another Series of Group II Notes. Any such reallocation will not result in a reduction in the Principal Amount of the Series of Group II Notes to which such Group II Principal Collections were initially allocated.
(d)    Unallocated Group II Principal Collections. If, after giving effect to Section 5.3(c), Group II Principal Collections allocated to any Series of Group II Notes on any Payment Date are in excess of the amount required to be paid in respect of such Series of Group II Notes on such Payment Date, then any such excess Group II Principal Collections shall be allocated to HVF II or such other party as may be entitled thereto as set forth in any Group II

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Series Supplement. Notwithstanding anything to the contrary contained herein, no Series of Notes that are not Group II Notes shall have any right or claim to any such excess Group II Principal Collections.
Section 6.4.    Determination of Monthly Interest.
Monthly payments of interest on each Series of Group II Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Group II Series Supplement.
Section 6.5.    Determination of Monthly Principal.
Monthly payments of principal of each Series of Group II Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Group II Series Supplement. All principal of or interest on any Series of Group II Notes, however, shall be due and payable no later than the Legal Final Payment Date with respect to such Series of Group II Notes.
ARTICLE VII

DISTRIBUTIONS
Unless otherwise specified in the applicable Group II Series Supplement, on each Payment Date, the Paying Agent shall pay to the Group II Noteholders of each Series of Group II Notes of record on the preceding Record Date the amounts payable thereto hereunder by check mailed first-class postage prepaid to such Group II Noteholder at the address for such Group II Noteholder appearing in the Note Register except that with respect to Group II Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Trustee or the Paying Agent from the applicable Group II Series Account no later than Noon (New York City time) on the Payment Date for credit to the account designated by such Clearing Agency or its nominee, as applicable; provided, however, that, the final principal payment due on a Group II Note shall only be paid to the Group II Noteholder of a Definitive Note on due presentment of such Definitive Note for cancellation in accordance with the provisions of the Group II Note.
ARTICLE VIII

REPRESENTATIONS AND WARRANTIES
HVF II hereby represents and warrants, for the benefit of the Trustee and the Group II Noteholders, as follows as of the Initial Group II Closing Date and each Series Closing Date with respect to any Series of Group II Notes:
Section 8.1.    Security Interests.
(a)    This Group II Supplement creates a valid and continuing Lien on the Group II Indenture Collateral in favor of the Trustee on behalf of the Group II Noteholders,

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which Lien on the Group II Indenture Collateral has been perfected and is prior to all other Liens (other than Group II Permitted Liens), and is enforceable as such as against creditors of and purchasers from HVF II in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.
(b)    HVF II has received all consents and approvals required by the terms of the Group II Indenture Collateral to the pledge of the Group II Indenture Collateral to the Trustee.
(c)    Each of the Group II Leasing Company Notes is registered in the name of the Trustee and has been delivered to the Trustee. All other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Trustee’s security interest for the benefit of the Group II Noteholders in the Group II Indenture Collateral now in existence and hereafter acquired or created has been duly and effectively taken.
(d)    Other than the security interest granted to the Trustee hereunder, HVF II has not pledged, assigned, sold or granted a security interest in the Group II Indenture Collateral. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing HVF II as debtor covering all or any part of the Group II Indenture Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by HVF II in favor of the Trustee on behalf of the Group II Noteholders in connection with this Group II Supplement, and HVF II has not authorized any such filing.
(e)    HVF II’s legal name is Hertz Vehicle Financing II LP and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.
(f)    Except for a change made pursuant to Section 8.7, (i) HVF II’s sole place of business and chief executive office shall be at 225 Brae Boulevard, Park Ridge, New Jersey 07656, and the places where its records concerning the Collateral are kept are at: (A) 225 Brae Boulevard, Park Ridge, New Jersey 07656 and (B) 14501 Hertz Quail Springs Parkway, Oklahoma City, OK 73134 and (ii) HVF II’s jurisdiction of organization is Delaware. HVF II does not transact, and has not transacted, business under any other name.
(g)    All authorizations in this Group II Supplement for the Trustee to indorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Group II Indenture Collateral and to take such other actions with respect to the Group II Indenture Collateral authorized by this Indenture are powers coupled with an interest and are irrevocable.
(h)    The Group II General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.

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(i)    HVF II owns and has good and marketable title to the Group II Indenture Collateral free and clear of any Liens (other than Group II Permitted Liens).
(j)    HVF II has caused or will have caused, within ten (10) days of the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Group II General Intangibles Collateral and the Group II Indenture Collateral constituting Investment Property granted to the Trustee in favor of the Group II Noteholders hereunder.
(k)    HVF II has not authorized the filing of and is not aware of any financing statements against HVF II that include a description of collateral covering the Group II Indenture Collateral other than any financing statement relating to the security interest granted to the Trustee in favor of the Trustee for the benefit of the Group II Noteholders hereunder or that has been terminated. HVF II is not aware of any judgment or tax lien filings against HVF II.
(l)    HVF II is a Registered Organization.
Section 8.2.    Group II Leasing Company Related Documents.
There are no Group II Leasing Company Amortization Events or Group II Potential Leasing Company Amortization Events continuing, in each case, as of June 17, 2015 (in each case, for the avoidance of doubt, after giving effect to all waivers obtained by HVF II as of such date).
Section 8.3.    Other Representations.
All representations and warranties of HVF II made in each Group II Related Document to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and are repeated herein as though fully set forth herein. All representations and warranties of HVF II made in the Base Indenture are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and are repeated herein as though fully set forth herein, but replacing each reference therein to “Base Related Documents” with “Base Related Documents and Group II Related Documents”.
ARTICLE IX

COVENANTS
Section 9.1.    Payment of Notes.
HVF II shall pay the principal of and interest on the Group II Notes pursuant to the provisions of the Group II Indenture and any applicable Group II Series Supplement. Principal

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and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.
Section 9.2.    Compliance with Related Documents.
HVF II agrees that it will not:
(i)    amend, modify, waive, supplement, terminate, surrender, or discharge, or agree to any amendment, modification, supplement, termination, waiver, surrender, or discharge of, the terms of any Group II Indenture Collateral, including any of the Group II Related Documents (other than the Group II Indenture in accordance with the provisions of Article X),
(ii)    take any action to compel or secure performance or observation by any such obligor of its obligations applicable to any Group II Leasing Company or HVF II or
(iii)    consent to the assignment of any such Group II Related Document by any other party thereto
(each action described in foregoing clauses (i), (ii) and (iii), the “Group II Related Document Actions”), in each case, without (A) the prior written consent of the Requisite Group II Investors, (B) satisfying the Rating Agency Condition with respect to each Series of Group II Notes Outstanding and (C) satisfaction of any other applicable conditions and compliance with any applicable covenants, in each case, as may be set forth in any Group II Series Supplement; provided that, if any such Group II Related Document Action does not materially adversely affect the Group II Noteholders of one or more, but not all, Series of Group II Notes, as evidenced by an Officer’s Certificate of HVF II, any such Series of Group II Notes that is not materially adversely affected by such Group II Related Document Action shall be deemed not Outstanding for purposes of obtaining such consent (and the related calculation of Requisite Group II Investors shall be modified accordingly); provided further, that, if any such Group II Related Document Action does not materially adversely affect any Group II Noteholders, as evidenced by an Officer’s Certificate of HVF II, HVF II shall be entitled to effect such Group II Related Document Action without the prior written consent of the Trustee or any Group II Noteholder.
For the avoidance of doubt, and notwithstanding anything herein or in any Group II Related Document to the contrary, any amendment, modification, waiver, supplement, termination or surrender of any Group II Related Document relating solely to a particular Series of Group II Notes shall be deemed not to materially adversely affect the Group II Noteholders of any other Series of Group II Notes.
Section 9.3.    Notice of Defaults.
Within five (5) Business Days of any Authorized Officer of HVF II obtaining actual knowledge of any Potential Amortization Event or Amortization Event with respect to any Series of Group II Notes Outstanding, HVF II shall give the Trustee and the Rating Agencies with respect to each Series of Group II Notes Outstanding notice thereof, together with an Officer’s

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Certificate of HVF II setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by HVF II.
Section 9.4.    Further Requests.
HVF II will promptly furnish to the Trustee such other information relating to the Group II Notes as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Group II Series Supplement.
Section 9.5.    Further Assurances.
(a)    HVF II shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Group II Indenture Collateral on behalf of the Group II Noteholders as a perfected security interest subject to no prior Liens (other than Group II Permitted Liens) and to carry into effect the purposes of this Group II Supplement or the other Group II Related Documents or to better assure and confirm unto the Trustee or the Group II Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVF II fails to perform any of its agreements or obligations under this Section 8.5(a), the Trustee shall, at the direction of the Required Series Noteholders of any Series of Group II Notes, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF II upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Group II Indenture Collateral.
(b)    Unless otherwise specified in a Group II Series Supplement, if any amount payable under or in connection with any of the Group II Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(c)    HVF II shall warrant and defend the Trustee’s right, title and interest in and to the Group II Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Group II Noteholders, against the claims and demands of all Persons whomsoever.
(d)    On or before March 31 of each calendar year, commencing with March 31, 2015, HVF II shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Group II Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the

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perfection of the lien and security interest created by this Group II Supplement in the Group II Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Group II Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Group II Supplement in the Group II Indenture Collateral until March 31 in the following calendar year.
Section 9.6.    Dividends, Officers’ Compensation, etc.
HVF II will not declare or pay any distributions on any of its partnership interests or membership interest; provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing with respect to any Series of Group II Notes Outstanding or would result therefrom, HVF II and the HVF II General Partner may declare and pay distributions out of capital or earnings computed in accordance with GAAP applied on a consistent basis. HVF II will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.
Section 9.7.    Legal Name; Location Under Section 9-307.
HVF II will neither change its location (within the meaning of Section 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee and the RCFC Collateral Agent. In the event that HVF II desires to so change its location or change its legal name, HVF II will make any required filings and prior to actually changing its location or its legal name HVF II will deliver to the Trustee (i) an Officer’s Certificate of HVF II and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Noteholders in the Collateral in respect of the new location or new legal name of HVF II and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
Section 9.8.    Information. Upon request by the Trustee, HVF II will deliver or cause to be delivered to the Trustee:
(a)    a copy of any notice, financial information, certificates, statements, reports and other materials delivered by any Group II Leasing Company to HVF II pursuant to the related Group II Leasing Company Related Documents; and
(b)    such additional information regarding the financial position, results of operations or business of any Group II Leasing Company or any Group II Lessee as the Trustee may reasonably request to the extent that such Group II Leasing Company or Group II Lessee, as the case may be, delivers such information to HVF II pursuant to any Group II Leasing Company Related Documents.

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Section 9.9.    Additional Leasing Companies.
HVF II will not designate any Additional Group II Leasing Company or acquire any Additional Group II Leasing Company Notes, in each case, without first satisfying the Rating Agency Condition with respect to each Series of Group II Notes Outstanding.
Section 9.10.    Payment of Taxes and Governmental Obligations.
HVF II will pay and discharge, at or before maturity, its tax liabilities and other governmental obligations, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
ARTICLE X

AMORTIZATION EVENTS AND REMEDIES
Section 10.1.    Amortization Events.
If any one of the following events shall occur during the Revolving Period or the Controlled Amortization Period, if any, with respect to any Series of Group II Notes:
(a)    the occurrence of an Event of Bankruptcy with respect to HVF II or the HVF II General Partner;
(b)    the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that HVF II is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act; or
(c)    any other event shall occur that may be specified in any Group II Series Supplement as an “Amortization Event” with respect to the related Series of Group II Notes;
Then,
(i)    in the case of any event described in clause (a) or (b) above an “Amortization Event” with respect to all Series of Group II Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder, and
(ii)    in the case of any event described in clause (c) above, an “Amortization Event” with respect to such Series of Group II Notes shall occur in accordance with, and subject to the conditions (including, without limitation, any conditions with respect to notice, other action, the continuation of such event, grace or cure periods, or otherwise) specified in, the Group II Series Supplement with respect to such Series of Group II Notes.

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Section 10.2.    Rights of the Trustee upon Amortization Event or Certain Other Events of Default.
(a)    General and Group II Leasing Company Related Documents. If any Amortization Event shall have occurred and be continuing, then the Trustee, at the written direction of the Requisite Group II Investors (in the case where such Amortization Event is with respect to all Series of Group II Notes) or Required Series Noteholders with respect to any Series of Group II Notes with respect to which such Amortization Event has occurred and is continuing (in the case where such Amortization Event is with respect to less than all Series of Group II Notes), shall exercise (and HVF II agrees to exercise) from time to time any rights and remedies available to it on behalf of the applicable Group II Noteholders under applicable law or any Group II Related Documents, including the rights and remedies available to the Trustee as a Beneficiary under the RCFC Collateral Agency Agreement, and all other rights, remedies, powers, privileges and claims of HVF II relating to the Group II Indenture Collateral against any party to any Group II Leasing Company Related Documents, including the right or power to take any action to compel performance or observance by any Group II Leasing Company and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Group II Leasing Company Related Documents.
(b)    Group II Liquidation Event. If any Group II Liquidation Event shall have occurred and be continuing with respect to any Series of Group II Notes, then the Trustee may or, at the direction of the Requisite Group II Investors (in the case where such Group II Liquidation Event is with respect to all Series of Group II Notes) or at the direction of the Required Series Noteholders of any Series of Group II Notes with respect to which such Group II Liquidation Event shall have occurred (in the case where such Group II Liquidation Event is with respect to less than all Series of Group II Notes), shall, exercise from time to time any rights and remedies available to it as the result of such occurrence under the Group II Leasing Company Related Documents (including the rights and remedies available to it as a Beneficiary under the RCFC Collateral Agency Agreement).
(c)    Failure of Leasing Company Trustee, Leasing Companies, RCFC Collateral Agent or Lessees to Take Action. If, after the occurrence of any Group II Liquidation Event with respect to any Series of Group II Notes, any Group II Leasing Company Trustee, the RCFC Collateral Agent or any Group II Lessee fails to take action to accomplish any instructions given to it by the Trustee within fifteen (15) Business Days of receipt thereof, then the Trustee may or, at the direction of the Requisite Group II Investors (in the case where such Group II Liquidation Event is with respect to all Series of Group II Notes) or at the direction of the Required Series Noteholders of any Series of Group II Notes with respect to which such Group II Liquidation Event shall have occurred (in the case where such Group II Liquidation Event is with respect to less than all Series of Group II Notes), shall take such action or such other appropriate action on behalf of such Group II Leasing Company Trustee, the RCFC Collateral Agent or such Group II Lessee. In the event that the Trustee determines to take action pursuant to the immediately preceding sentence, the Trustee may direct the RCFC Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of some or all of the Group II Eligible Vehicles pending the sale thereof, and the Trustee may

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institute legal proceedings for the appointment of a receiver or receivers pursuant to the powers of sale granted by this Group II Supplement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Group II Supplement.
(d)    Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Group II Indenture Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.
(e)    Amortization Event.
(i)    Upon the occurrence of an Amortization Event with respect to one or more, but not all, Outstanding Series of Group II Notes, the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest on and principal of the related Series of Group II Notes up to the Principal Amount of each such Series of Group II Notes; provided that, any such actions shall not adversely affect in any material respect the interests of the Group II Noteholders of any Series of Group II Notes Outstanding with respect to which no Amortization Event shall have occurred.
(ii)    Any amounts relating to the Group II Indenture Collateral or the Group II Note Obligations obtained by the Trustee on account of or as a result of the exercise by the Trustee of any rights or remedies specified in this Article IX shall be held by the Trustee as additional collateral for the repayment of Group II Note Obligations with respect to each Series of Group II Notes with respect to which such rights or remedies were exercised and shall be applied as provided in Article V. If so specified in the applicable Group II Series Supplement, the Trustee may agree not to exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to a Series of Group II Notes to the extent set forth therein.
Section 10.3.    Other Remedies.
Subject to the terms and conditions of the Group II Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available to it on behalf of the Group II Noteholders under applicable law or in equity to collect the payment of principal of or interest on the Group II Notes (or the applicable Series of Group II Notes, in the case of an Amortization Event with respect to less than all Series of Group II Notes) or to enforce the performance of any provision of such Group II Notes, the Group II Indenture, any Group II Series Supplement or any other Group II Related Document, in each case, with respect to such Series of Group II Notes.
The Trustee may maintain a proceeding even if it does not possess any of the Group II Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

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Section 10.4.    Waiver of Past Events.
With respect to any existing Potential Amortization Event or Amortization Event described in Section 9.1(c), any such Potential Amortization Event or Amortization Event (and, in any such case, any consequences thereof) with respect to such Series of Group II Notes may be waived as set forth in the related Group II Series Supplement. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series of Group II Notes, and any Amortization Event with respect to such Series of Group II Notes arising therefrom shall be deemed to have been cured for every purpose of the Group II Indenture and related Group II Series Supplement, but no such waiver shall extend to any subsequent or other Potential Amortization Event or Amortization Event or impair any right consequent thereon. With respect to any existing Potential Amortization Event or Amortization Event described in Section 9.1(a) or (b), any such Potential Amortization Event or Amortization Event (and, in any such case, the consequences thereof) with respect to the Group II Notes shall only be waived with the written consent of each Group II Noteholder. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to each Series of Group II Notes, and any Amortization Event with respect to each Series of Group II Notes arising therefrom shall be deemed to have been cured for every purpose of the Group II Indenture and each Group II Series Supplement, but no such waiver shall extend to any subsequent or other Potential Amortization Event or Amortization Event or impair any right consequent thereon. The Trustee shall provide notice to each Rating Agency of any waiver by the Group II Noteholders of any Series of Group II Notes pursuant to this Section 9.4.
Section 10.5.    Control by Requisite Investors.
The Requisite Group II Investors (or, where such remedy relates only to one or more particular Series of Group II Notes, the Required Series Noteholders of any such Series of Group II Notes) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of such Group II Noteholders or exercising any trust or power conferred on the Trustee. Subject to Section 7.1 of the Base Indenture, the Trustee may, however, refuse to follow any direction that conflicts with law or the Group II Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Group II Noteholders, or that may involve the Trustee in personal liability.
Section 10.6.    Limitation on Suits.
Any other provision of the Group II Indenture to the contrary notwithstanding, no Group II Noteholder of any Series of Group II Notes shall have any right to institute a proceeding, judicial or otherwise, (x) with respect to the Group II Indenture or (y) for any other remedy with respect to the Group II Indenture or such Series of Group II Notes unless:
(a)    such Group II Noteholder gives to the Trustee written notice of a continuing Amortization Event with respect to such Series of Group II Notes;

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(b)    the Group II Noteholders of at least 25% of the Aggregate Group II Principal Amount of such Series of Group II Notes make a written request to the Trustee to pursue the remedy;
(c)    such Group II Noteholder or Group II Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(e)    during such 60-day period the Required Noteholders of such Series of Group II Notes do not give the Trustee a direction inconsistent with the request.
A Group II Noteholder may not use the Group II Indenture to prejudice the rights of another Group II Noteholder or to obtain a preference or priority over another Group II Noteholder.
Section 10.7.    Right of Holders to Bring Suit.
Subject to Section 9.6 and Section 10.15 of the Base Indenture, the right of any Group II Noteholder to bring suit for the enforcement of any payment of principal of or interest on any Group II Note, in each case, on or after the respective due dates therefor expressed in such Group II Note, is absolute and unconditional and shall not be impaired or affected without the consent of such Group II Noteholder.
Section 10.8.    Collection Suit by the Trustee.
If any Amortization Event arising from the failure to make a payment in respect of a Series of Group II Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against HVF II for the whole amount of principal and interest remaining unpaid on the Group II Notes of such Series of Group II Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 10.9.    The Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Group II Noteholders relating to the Group II Indenture Collateral or the Group II Note Obligations allowed in any judicial proceedings relative to HVF II (or any other obligor upon the Group II Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Group II Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Group II Noteholders, to pay the

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Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Group II Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Group II Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Group II Notes of any Group II Noteholder or the rights of any such Group II Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any such Group II Noteholder in any such proceeding.
Section 10.10.    Priorities.
If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article V.
Section 10.11.    Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Group II Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Group II Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Group II Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other valid right or remedy.
Section 10.12.    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Group II Noteholder to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or acquiescence thereto (other than any such right or remedy that by its terms requires such Amortization Event to be continuing at the time of exercising such right or remedy). Every right and remedy given by this Article IX or by law to the Trustee or to each Group II Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or such Group II Noteholder, as the case may be. For the avoidance of doubt, this Section 9.12 shall be subject to and qualified in its entirety by Section 10.2(c).
Section 10.13.    Reassignment of Surplus.
After termination of this Group II Supplement and the payment in full of the Group II Note Obligations, any proceeds of the Group II Indenture Collateral received or held by the

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Trustee shall be turned over to HVF II and the Group II Indenture Collateral shall be reassigned to HVF II by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.
ARTICLE XI

AMENDMENTS
Section 11.1.    Without Consent of the Noteholders.
(a)    Without the consent of any Group II Noteholder, at any time and from time to time, HVF II and the Trustee may amend, modify, or waive the provisions of this Group II Supplement or any Group II Series Supplement:
(i)    to create a new Series of Group II Notes;
(ii)    to add to the covenants of HVF II for the benefit of any Group II Noteholders (and if such covenants are to be for the benefit of less than all Series of Group II Notes, stating that such covenants are expressly being included solely for the benefit of such Series of Group II Notes) or to surrender any right or power herein conferred upon HVF II (provided, however, that HVF II will not pursuant to this Section 10.1(a)(ii) surrender any right or power it has under any Group II Related Documents);
(iii)    to mortgage, pledge, convey, assign and transfer to the Trustee any additional property or assets, or increase the amount of such property or assets that are required as security for the Group II Notes and to specify the terms and conditions upon which such additional property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Group II Supplement or as may, consistent with the provisions of the Group II Supplement, be deemed appropriate by HVF II and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee on behalf of the Group II Noteholders;
(iv)    to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained in this Group II Supplement or in any Group II Series Supplement or in any Group II Notes issued hereunder;
(v)    to provide for uncertificated Group II Notes in addition to certificated Group II Notes;
(vi)    to add to or change any of the provisions of this Group II Supplement to such extent as shall be necessary to permit or facilitate the issuance of Group II Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
(vii)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Group II Notes of one or more Series of Group II Notes and to add to or change any of the provisions of this Group II Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

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(viii)    to correct or supplement any provision herein that may be inconsistent with any other provision herein or therein or to make any other provisions with respect to matters or questions arising under this Group II Supplement or in any Group II Series Supplement; or
(ix)    to effect any amendments hereto reasonably necessary to accommodate the purchase of any Additional Group II Leasing Company Note purchased in accordance with Section 8.9 hereof;
provided, however, that, as evidenced by an Officer’s Certificate of HVF II, such action shall not adversely affect in any material respect the interests of any Group II Noteholder or Group II Series Enhancement Provider.
(b)    Group II Series Supplements. Upon the request of HVF II and receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with HVF II in the execution of any Group II Series Supplement authorized or permitted by the terms of the Group II Supplement and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such Group II Series Supplement that affects its own rights, duties or immunities under the Group II Indenture or otherwise.
Section 11.2.    With Consent of the Noteholders.
(a)    Except as provided in Section 10.1, the provisions of this Group II Supplement may from time to time be amended, modified or waived, if (i) such amendment, modification or waiver is in writing and is consented to in writing by HVF II, the Trustee and the Requisite Group II Investors, provided that, with respect to any such amendment, modification or waiver that does not adversely affect in any material respect one or more Series of Group II Notes, as evidenced by an Officer’s Certificate of HVF II, each such Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the Requisite Group II Investors (including the Aggregate Group II Principal Amount) will be modified accordingly) and (ii) the Rating Agency Condition with respect to each Series of Group II Notes Outstanding is satisfied with respect to such amendment, modification, or waiver; provided that, HVF II shall be permitted to issue any Subordinated Series of Group II Notes and effect any amendments hereto reasonably necessary to effect such issuance without the consent of any Group II Noteholder (other than the Required Noteholders of each such previously issued Subordinated Series of Group II Notes); provided further that, the Rating Agency Condition with respect to each Series of Group II Notes Outstanding shall have been satisfied with respect to such issuance of such Subordinated Series of Group II Notes and that each Subordinated Series of Group II Notes shall be deemed to be subordinated in all material respects to each Series of Group II Notes.
(b)    Notwithstanding the foregoing (but subject, in each case, to satisfaction of the Rating Agency Condition with respect to each Series of Group II Notes Outstanding):
(i)    any modification of this Section 10.2 or any requirement hereunder that any particular action be taken by Group II Noteholders holding the relevant percentage in

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Principal Amount of the Group II Notes shall require the consent of each Group II Noteholder materially adversely affected thereby; and
(ii)    any amendment, waiver or other modification to this Group II Supplement or any Group II Series Supplement that would (A) extend the due date for, or reduce the interest rate or principal amount of any Group II Note, or the amount of any scheduled repayment or prepayment of interest on any Group II Note (or reduce the principal amount of or rate of interest on any Group II Note) shall require the consent of each holder of such Group II Note materially adversely affected thereby; (B) affect adversely in any material respect the interests, rights or obligations of any Group II Noteholder individually in comparison to any other Group II Noteholder shall require the consent of such Group II Noteholder; or (C) amend or otherwise modify any Amortization Event shall require the consent of each Group II Noteholder to which such Amortization Event applies that would be materially adversely affected thereby.
(c)    No failure or delay on the part of any Group II Noteholder or the Trustee in exercising any power or right under this Group II Supplement or any other Group II Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Group II Related Document with respect to such exercise.
(d)    It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.
(e)    HVF II will not consent to the issuance of any series of notes by a Group II Leasing Company under its Group II Leasing Company Related Documents that is secured by the same pool of assets that is direct collateral for a Group II Leasing Company Note without the prior written consent of the Requisite Group II Investors.
Section 11.3.    Supplements and Amendments.
Each amendment or other modification to this Group II Supplement shall be set forth in a Group II Supplemental Indenture. The initial effectiveness of each Group II Supplemental Indenture shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Group II Notes Outstanding and the delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that such Group II Supplemental Indenture is authorized or permitted by this Group II Supplement. Subject to the terms hereof, each Group II Series Supplement may be amended as provided in such Group II Series Supplement.
Section 11.4.    Revocation and Effect of Consents.
Until an amendment or waiver becomes effective, a consent to it by a Group II Noteholder of a Group II Note is a continuing consent by the Group II Noteholder and every subsequent Group II Noteholder of a Group II Note or portion of a Group II Note that evidences the same debt as the consenting Group II Noteholder’s Group II Note, even if notation of the

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consent is not made on any Group II Note. Any such Group II Noteholder or subsequent Group II Noteholder may, however, revoke the consent as to his Group II Note or portion of a Group II Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Group II Noteholder. HVF II may fix a record date for determining which Group II Noteholders are eligible to consent to any amendment or waiver.
Section 11.5.    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment or waiver on any Group II Note thereafter authenticated. HVF II, in exchange for all Group II Notes, may issue and the Trustee shall authenticate new Group II Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Group II Note shall not affect the validity and effect of such amendment or waiver.
Section 11.6.    The Trustee to Sign Amendments, etc.
The Trustee shall sign any Group II Supplemental Indenture authorized pursuant to this Article X if the Group II Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment hereto or Group II Supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel as conclusive evidence that such Group II Supplemental Indenture is authorized or permitted by this Group II Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
ARTICLE XII

MISCELLANEOUS
Section 12.1.    Benefits of Indenture.
Except as set forth in a Group II Series Supplement, nothing in the Group II Indenture or in the Group II Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Group II Noteholders, any benefit or any legal or equitable right, remedy or claim under the Group II Indenture.
Section 12.2.    Successors.
All agreements of HVF II in this Group II Supplement and each Group II Related Document shall bind its successor; provided, however, that except as provided in Section 10.2(b)(iii), HVF II may not assign its obligations or rights under this Group II Supplement or any Group II Related Document. All agreements of the Trustee in this Group II Supplement shall bind its successor.

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Section 12.3.    Severability.
In case any provision in this Group II Supplement or in the Group II Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.4.    Counterpart Originals.
This Group II Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Group II Supplement.
Section 12.5.    Table of Contents, Headings, etc.
The Table of Contents and headings of the Articles and Sections of this Group II Supplement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.6.    Termination; Collateral.
This Group II Supplement, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Group II Notes and shall terminate when (a) all Group II Note Obligations shall have been fully paid and satisfied, (b) the obligations of each Group II Series Enhancement Provider under any Group II Series Enhancement, Group II Related Documents and each Group II Series Supplement have terminated, and (c) any Group II Series Enhancement shall have terminated, at which time the Trustee, at the request of HVF II and upon receipt of an Officer’s Certificate of HVF II to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Group II Series Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Group II Indenture Collateral and documents then in the custody or possession of the Trustee promptly to HVF II.
HVF II and the Group II Noteholders hereby agree that, if any funds remain on deposit in or credited to the Group II Collection Account on any date on which no Series of Group II Notes is Outstanding or each Group II Series Supplement related to a Series of Group II Notes has been terminated, such amounts shall be released by the Trustee and paid to HVF II.
Section 12.7.    Governing Law. THIS GROUP II SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS GROUP II SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

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Section 12.8.    Electronic Execution. This Group II Supplement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Group II Supplement or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 12.9.    Notices.
Any notice or communication by any party hereunder shall be delivered in accordance with Section 10.1 of the Base Indenture. The address for notices to be delivered to the Securities Intermediary or the Group II Administrator shall be:
If to the Group II Administrator:
The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656

Attn:    Treasury Department
Phone: (201) 307-2000
Fax: (201) 307-2746
If to the Securities Intermediary:
2 North LaSalle, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administrator – Structured Finance
Phone: (312) 827-8569
Fax: (312) 827-8562
The Securities Intermediary and the Group II Administrator from time to time may designate additional or different addresses for subsequent notices or communications by notice to each of the parties hereto.

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IN WITNESS WHEREOF, the Trustee and HVF II have caused this Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.
HERTZ VEHICLE FINANCING II LP,
as Issuer

By:    HVF II GP Corp.,
    its General Partner

By:	Name: Title:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	Name: Title:

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SCHEDULE I
TO THE
GROUP II SUPPLEMENT
DEFINITIONS LIST
“Additional Group II Lease” means a master motor vehicle lease and servicing agreement among an Additional Group II Leasing Company, one or more Additional Group II Lessees, and Hertz or an Affiliate of Hertz), as servicer (provided such Affiliate’s obligations as servicer are guaranteed by Hertz).
“Additional Group II Leasing Company” means a special purpose Affiliate of Hertz (other than RCFC) that is engaged in the business of acquiring, financing, refinancing and/or leasing Vehicles designated as such by HVF II subject to Section 8.9.
“Additional Group II Leasing Company Indenture” means an indenture, base indenture and supplement, credit agreement or other documented financing arrangement entered into by an Additional Group II Leasing Company, pursuant to which such Additional Group II Leasing Company can issue or incur indebtedness that is secured by such Additional Group II Leasing Company’s rights under an Additional Group II Lease.
“Additional Group II Leasing Company Note” means a variable funding rental car asset backed note or other indebtedness owing from an Additional Group II Leasing Company to HVF II and issued or incurred pursuant to an Additional Group II Leasing Company Indenture.
“Additional Group II Lessee” means any Affiliate of Hertz that has entered into any Group II Lease, whose obligations under such Group II Lease are guaranteed by Hertz.
“Aggregate Group II Leasing Company Note Principal Amount” means, as of any date of determination, the sum of the Group II Leasing Company Note Principal Amounts with respect to each Group II Leasing Company Note Outstanding as of such date.
“Aggregate Group II Principal Amount” means, as of any date of determination, the sum of the Principal Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Aggregate Group II Series Adjusted Principal Amount” means, as of any date of determination, the sum of the Group II Adjusted Series Principal Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Amortization Event” has the meaning specified, with respect to each Series of Group II Notes, in Section 9 of the Group II Supplement and with respect to any Series of Group II Notes, in the related Group II Series Supplement.
“Amortization Period” means, with respect to any Series of Group II Notes, the period following the Revolving Period, which shall be the Controlled Amortization Period or the Rapid Amortization Period, each as defined in the applicable Group II Series Supplement.

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“Annual Noteholders’ Tax Statement” has the meaning set forth in Section 4.2.
“Base Indenture” has the meaning set forth in the Preamble.
“Beneficiary” has the meaning set forth in the RCFC Collateral Agency Agreement.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.
“Class(es)” means, with respect to any Series of Group II Notes, any one of the classes of Group II Notes of that Series of Group II Notes as specified in the applicable Series Supplement.
“Collateral Account” has the meaning set forth in the RCFC Collateral Agency Agreement.
“Committed Note Purchaser” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Controlled Amortization Period” means, with respect to any Series of Group II Notes, the period specified in the applicable Group II Series Supplement.
“Daily Group II Collection Report” has the meaning set forth in Section 4.1.
“Disposition Date” means, with respect to any Group II Eligible Vehicle:
(i) if such Group II Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Group II Repurchase Program, the Group II Turnback Date with respect to such Group II Eligible Vehicle;
(ii) if such Group II Eligible Vehicle was sold to the Manufacturer thereof pursuant to such Group II Manufacturer’s Group II Guaranteed Depreciation Program, the Group II Backstop Date with respect to such Group II Eligible Vehicle;
(iii) if such Group II Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Group II Manufacturer’s Group II Manufacturer Program) the date on which the proceeds of such sale are deposited in the Group II Collection Account or the Group II Exchange Account; and
(iv) if such Group II Eligible Vehicle becomes a Group II Casualty or a Group II Ineligible Vehicle (except as a result of a sale thereof), the last day of the calendar month in which such Group II Eligible Vehicle suffers a Group II Casualty or becomes a Group II Ineligible Vehicle.
“Disposition Proceeds” means, with respect to each Group II Non-Program Vehicle, the net proceeds from the sale or disposition of such Group II Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Group II Lessee thereof pursuant to any Group II Lease).

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“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.
“DTG Operations” means DTG Operations, Inc., an Oklahoma corporation.
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Qualified Institution.
“Entitlement Order” means “entitlement order” within the meaning of Section 8-102(a)(8) of the New York UCC.
“Final Base Rent” has the meaning specified, with respect to any Group II Lease, in such Group II Lease.
“Financial Asset” means “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
“Group II Account Collateral” means HVF II’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, in Section 3.1(a)(iii) of the Group II Supplement.
“Group II Accrued Amounts” means, with respect to any Series of Group II Notes (or any class of such Series of Group II Notes), the amount, if any, specified in the applicable Group II Series Supplement.
“Group II Administration Agreement” means the Amended and Restated Group II Administration Agreement, dated as June 17, 2015, by and among the Group II Administrator, HVF II and the Trustee.
“Group II Administrator” means Hertz, in its capacity as the administrator under the Group II Administration Agreement.
“Group II Administrator Default” means any of the events described in Section 9(c) of the Group II Administration Agreement.
“Group II Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:

i.	the aggregate Group II Net Book Value of all Group II Eligible Vehicles as of such date;

ii.	the aggregate amount of all Group II Manufacturer Receivables as of such date;

iii.	the Group II Cash Amount as of such date; and

iv.	the Group II Due and Unpaid Lease Payment Amount as of such date.

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“Group II Aggregate Asset Amount Deficiency” means, as of any date of determination, the Group II Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group II Aggregate Asset Amount as of such date.
“Group II Aggregate Asset Coverage Threshold Amount” means, on any date of determination, the sum of the Group II Asset Coverage Threshold Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Group II Asset Coverage Threshold Amount” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Group II Backstop Date” means, with respect to any Group II Program Vehicle that has been turned back under the related Group II Manufacturer Program, the date on which the Group II Manufacturer of such Group II Program Vehicle is obligated to purchase such Group II Program Vehicle in accordance with the terms of such Group II Manufacturer Program.
“Group II Back-Up Administration Agreement” means that certain Group II Back-Up Administration Agreement, dated as of November 25, 2013 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015), by and among the Group II Administrator, HVF II and Lord Securities Corporation, as back-up administrator.
“Group II Capitalized Cost” means, with respect to each Group II Eligible Vehicle, “Capitalized Cost” under and as defined in the Group II Leasing Company Related Documents that include the Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Carrying Charges” means for any Payment Date, without duplication, the aggregate of:
(i) all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by HVF II under the Group II Related Documents,
(ii) the Group II Percentage of all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by HVF II under the Base Related Documents, and
(iii) the Group II Percentage of all other operating expenses of HVF II (including any management fees) arising in connection therewith, in each case, that have become payable since the immediately preceding Determination Date and any such amounts that had become payable as of such immediately preceding Determination Date and remain unpaid.
“Group II Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to any of the Group II Collection Account and the RCFC Series 2010-3 Collection Account and the amount of cash on deposit in and Permitted Investments credited to the RCFC Escrow Accounts relating to Group II Eligible Vehicles.

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“Group II Casualty” means, with respect to any Group II Eligible Vehicle, that
(a)    such Group II Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b)    such Group II Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Group II Collection Account” has the meaning set forth in Section 5.1(a). The Group II Collection Account shall be the “Group-Specific Collection Account” with respect to the Group II Notes.
“Group II Collections” means all payments on or in respect of the Group II Indenture Collateral.
“Group II Depreciation Charge” means, with respect to each Group II Eligible Vehicle, “Depreciation Charge” under and as defined in the Group II Leasing Company Related Documents that include the Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of:

(a)
all amounts (other than Monthly Variable Rent) known by the Group II Lease Servicer with respect to the Group II RCFC Lease to be due and payable by the Group II Lessees to RCFC on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Group II RCFC Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Group II Lessees to RCFC pursuant to Section 4.7 of the Group II RCFC Lease; and

(b)
all amounts (other than Monthly Variable Rent) known by the applicable Group II Lease Servicer to be due and payable by any Group II Lessee to any Group II Leasing Company on either of the next two succeeding Payment Dates pursuant any Group II Lease (other than the Group II RCFC Lease) as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by any Group II Lessee to any Group II Leasing Company pursuant to any Group II Lease (other than the Group II RCFC Lease).

“Group II Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by a Group II Leasing Company and leased by such Group II Leasing Company to any Group II Lessee pursuant to a Group II Lease:

i.	that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;

ii.	the Certificate of Title for which is in the name of:

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a.	such Group II Leasing Company (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling); or

b.
~~ii.~~ the ~~Certificate of Title for which is in the name of~~Nominee, as nominee titleholder for such Group II Leasing Company (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

iii.	that is owned by such Group II Leasing Company free and clear of all Liens other than Group II Permitted Liens; and

iv.
that is designated on the Master Servicer’s (as defined under the RCFC Collateral Agency Agreement) computer systems as leased under such Group II Lease in accordance with the RCFC Collateral Agency Agreement.

“Group II Exchange Account” means the “RCFC Exchange Account” as defined in the RCFC Master Exchange and Trust Agreement.
“Group II General Intangibles Collateral” means the Group II Indenture Collateral described in Sections 3.1(a)(i) and (ii).
“Group II Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Group II Manufacturer has agreed to:
(a)    cause Group II Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period to be sold by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle,
(b)    cause the proceeds of any such sale to be deposited in a Collateral Account by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle, promptly following such sale, and
(c)    pay to HVF II or the Intermediary the excess, if any, of the guaranteed payment amount with respect to any such Group II Eligible Vehicle calculated as of the Group II Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount deposited in a Collateral Account by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle pursuant to clause (b) above.
“Group II Indenture” means the Base Indenture together with this Group II Supplement.
“Group II Indenture Collateral” has the meaning set forth in Section 3.1.
“Group II Ineligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by a Group II Leasing Company and leased by such Group II Leasing Company to any Group II Lessee pursuant to a Group II Lease that is not a Group II Eligible Vehicle.
“Group II Interest Collections” means on any date of determination, all Group II Collections that represent interest payments on the Group II Leasing Company Notes plus any amounts earned on

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Permitted Investments in the Group II Collection Account that are available for distribution on such date.
“Group II Lease” means each of the Group II RCFC Lease and each Additional Group II Lease, if any.
“Group II Lease Servicer” means, with respect to any Group II Lease, the “Master Servicer” under and as defined in such Group II Lease.
“Group II Leasing Company” means each of RCFC and each Additional Group II Leasing Company.
“Group II Leasing Company Amortization Event” means, with respect to any Group II Leasing Company Note, an “Amortization Event” as defined in the Group II Leasing Company Related Documents with respect to such Group II Leasing Company Note.
“Group II Leasing Company Note” means the RCFC Series 2010-3 Note and any Additional Group II Leasing Company Note.
“Group II Leasing Company Note Principal Amount” means with respect to each Group II Leasing Company Note, the “Principal Amount” as defined in such Group II Leasing Company Note.
“Group II Leasing Company Related Documents” means (i) with respect to the RCFC Series 2010-3 Note, the “Series 2010-3 Related Documents” (under and as defined in the RCFC Series 2010-3 Supplement), and (ii) with respect to any other Group II Leasing Company Note, the “Related Documents” under and as defined in the Additional Group II Leasing Company Indenture pursuant to which such Group II Leasing Company Note was issued.
“Group II Lessee” means, as of any date of determination, each “Lessee” under any Group II Lease, in each case as of such date.
“Group II Liquidation Event” has the meaning specified, with respect to each Series of Group II Notes, in the applicable Group II Series Supplement.
“Group II Manufacturer” means each Person that has manufactured a Group II Eligible Vehicle.
“Group II Manufacturer Program” means at any time any Group II Repurchase Program or Group II Guaranteed Depreciation Program that is in full force and effect with a Group II Manufacturer and that, in any such case, satisfies the Group II Required Contractual Criteria.
“Group II Manufacturer Receivable” means any amount payable to a Group II Leasing Company or the Intermediary by a Group II Manufacturer in respect of or in connection with the disposition of a Group II Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Group II Indenture Collateral.

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“Group II Net Book Value” means, with respect to each Group II Eligible Vehicle, “Net Book Value” under and as defined in the Group II Leasing Company Related Documents that include Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Non-Program Vehicle” means, as of any date of determination, a Group II Eligible Vehicle that is not a Group II Program Vehicle as of such date.
“Group II Note Obligations” means all principal and interest, at any time and from time to time, owing by HVF II on the Group II Notes and all costs, fees and expenses payable by, or obligations of, HVF II under the Group II Indenture and/or the Group II Related Documents and/or the Group II Series Supplements.
“Group II Noteholder” means the Person in whose name a Group II Note is registered in the Note Register.
“Group II Notes” has the meaning set forth in the Recitals.
“Group II Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Aggregate Group II Principal Amount as of such date and the denominator of which is the Aggregate Indenture Principal Amount as of such date.
“Group II Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Group II Related Document or Base Related Document and Liens in favor of the RCFC Collateral Agent pursuant to the RCFC Collateral Agency Agreement. Group II Permitted Liens shall be “Group Permitted Liens” with respect to the Group II Notes.
“Group II Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Group II Leasing Company Amortization Event.
“Group II Principal Collections” means any Group II Collections other than Group II Interest Collections.
“Group II Program Vehicle” means, as of any date of determination, a Group II Eligible Vehicle that is a “Program Vehicle” (as defined in the Group II Leasing Company Related Documents with respect to such Group II Eligible Vehicle) as of such date.
“Group II RCFC Lease” means that certain Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2010-3), dated as of June 17, 2015, by and

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among RCFC, as lessor, DTG Operations, as a lessee, DTAG as master servicer, Hertz as a lessee and as guarantor, and those other “Permitted Lessees” from time to time becoming “Lessees” thereunder, if any.
“Group II Related Document Actions” has the meaning set forth in Section 8.2.
“Group II Related Documents” means the Group II Supplement, the Group II Administration Agreement, the Group II Back-up Administration Agreement, the Group II Leasing Company Related Documents and, to the extent it relates to the Group II Eligible Vehicles and the Related Master Collateral with respect thereto, the RCFC Collateral Agency Agreement. The Group II Related Documents shall be the “Group Related Documents” with respect to the Group II Notes.
“Group II Repurchase Program” means a program pursuant to which a Group II Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to an unaffiliated third party) Group II Eligible Vehicles manufactured by such Group II Manufacturer or one or more of its Affiliates during a specified period.
“Group II Required Contractual Criteria” means, with respect to any Group II Repurchase Program or Group II Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Group II Repurchase Program or Group II Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Group II Eligible Vehicle subject thereto is at least equal to the Group II Capitalized Cost of such Group II Eligible Vehicle, minus all Group II Depreciation Charges accrued with respect to such Group II Eligible Vehicle prior to the date that such Group II Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Group II Repurchase Program, minus Group II Excess Mileage Charges, minus Group II Excess Damage Charges,
(iii) such Group II Repurchase Program or Group II Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Group II Eligible Vehicle subject thereto after the purchase of such Group II Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to a Group II Leasing Company and the RCFC Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Group II Required Noteholders” means, with respect to an amendment, waiver or other modification, Group II Noteholders materially and adversely affected thereby holding not less than 66⅔% of the sum of (a) the Aggregate Group II Principal Amount held by all Group II Noteholders materially and adversely affected thereby and (b) the sum of the unutilized purchase commitments of all Committed Note Purchasers materially and adversely affected thereby

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(excluding, for the purposes of making the foregoing calculation, any Group II Notes held by any Affiliate of HVF II (other than an Affiliate Issuer)); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Group II Notes held by a Committed Note Purchaser, the unutilized purchase commitment of such Committed Note Purchaser with respect to such Series of Group II Notes shall be deemed to be zero.
“Group II Series Account” means any account or accounts established pursuant to a Group II Series Supplement for the benefit of the related Series of Group II Notes.
“Group II Series Adjusted Principal Amount” means, with respect to any Series of Group II Notes (or any class of such Series of Group II Notes), the “Adjusted Principal Amount” as defined in such Series of Group II Notes.
“Group II Series Enhancement” means, with respect to any Series of Group II Notes, the rights and benefits provided to the Group II Noteholders of such Series of Group II Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of Subordinated Series of Group II Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, hedging instrument or any other similar arrangement.
“Group II Series Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Group II Series Enhancement or pursuant to which any Group II Series Enhancement is issued or outstanding.
“Group II Series Enhancement Provider” means the Person providing any Group II Series Enhancement as designated in the applicable Group II Series Supplement, other than any Group II Noteholders the Group II Notes of which are subordinated to any Class of the Group II Notes of the same Series of Group II Notes.
“Group II Series Principal Terms” has the meaning set forth in Section 2.3.
“Group II Series Supplement” means a supplement to the Group II Supplement complying (to the extent applicable) with the terms of Section 2.3 of the Group II Supplement.
“Group II Series-Specific Collateral” means, with respect to any Series of Group II Notes, the collateral specified in the related Group II Series Supplement as solely for the benefit of such Series of Group II Notes.
“Group II Supplement” has the meaning set forth in the Preamble.
“Group II Supplemental Indenture” means a supplement to the Group II Indenture complying (to the extent applicable) with the terms of Article X of this Group II Supplement.
“Group II Turnback Date” means, with respect to any Group II Program Vehicle, the date on which such Group II Eligible Vehicle is accepted for return by a Group II Manufacturer or its

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agent pursuant to its Group II Manufacturer Program and the Group II Depreciation Charges cease to accrue pursuant to its Group II Manufacturer Program.
“Group II Vehicle Operating Lease Commencement Date” means, with respect to each Group II Eligible Vehicle, “Vehicle Operating Lease Commencement Date” under and as defined in the Group II Lease with respect to such Group II Eligible Vehicle.
“Initial Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee.
“Initial Group II Closing Date” means November 25, 2013
“Initial Group II Indenture” means the Initial Base Indenture together with the Initial Group II Supplement.
“Initial Principal Amount” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the RCFC Master Exchange and Trust Agreement.
“Investment Property” means “investment property” within the meaning of Section 9-102(49) of the New York UCC.
“Legal Final Payment Date” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Luxembourg Agent” has the meaning specified in Section 2.4.
“Majority in Interest” has the meaning specified, with respect to any Series of Group II Notes, in the applicable Group II Series Supplement.
“Manufacturer” means a manufacturer or distributor of passenger automobiles and/or light-duty trucks.
“Material Adverse Effect” means, with respect to any occurrence, event or condition, applicable to any party to any of the Group II Related Documents:
1.a material adverse effect on the ability of HVF II or any Affiliate of HVF II that is a party to any of the Group II Related Documents to perform its obligations under such Group II Related Documents; or

2.a material adverse effect on (i) the validity or enforceability of any Group II Related Documents or (ii) on the validity, perfection or priority of the lien of the trustee in the Group II Indenture Collateral, other than, in each case, a material adverse effect on any such priority arising due to the existence of a Group II Permitted Lien.

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“Monthly Base Rent” has the meaning specified, with respect to any Group II Lease, in such Group II Lease.
“Monthly Noteholders’ Statement” means, with respect to any Series of Group II Notes, a statement substantially in the form of the applicable exhibit to the applicable Group II Series Supplement.
“Monthly Variable Rent” has the meaning specified, with respect to each Group II Lease, in such Group II Lease.
“New York UCC” means the UCC in effect in the State of New York.
“Note Rate” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;

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(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to any Series of Group II Notes.
“Potential Amortization Event” means, with respect to any Series of Group II Notes, any occurrence or event that, with the giving of notice, the passage of time or both, would constitute an Amortization Event with respect to such Series of Group II Notes.
“Principal Amount” means, with respect to each Series of Group II Notes, the amount specified in the applicable Group II Series Supplement.
“Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) has the Required Rating and (ii) in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.
“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has the Required Trust Rating.
“Rapid Amortization Period” means, with respect to any Series of Group II Notes, the period specified in the applicable Group II Series Supplement.
“Rating Agency” with respect to any Series of Group II Notes, has the meaning, if any, specified in the applicable Group II Series Supplement; provided that, if a Rating Agency ceases to rate the Group II Notes of any Series of Group II Notes, such Rating Agency shall be deemed to no longer constitute a Rating Agency for all purposes with respect to such Series of Group II Notes.
“Rating Agency Condition” with respect to any Series of Group II Notes, has the meaning, if any, specified in the applicable Group II Series Supplement.

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“RCFC Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among RCFC, DTG Operations and DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and Deutsche Bank Trust Company Americas, as master collateral agent.
“RCFC Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the RCFC Collateral Agency Agreement.
“RCFC Escrow Account” has the meaning specified in the RCFC Master Exchange and Trust Agreement.
“RCFC Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among RCFC, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“RCFC Series 2010-3 Collection Account” means the “Series 2010-3 Collection Account” as defined in the RCFC Series 2010-3 Supplement.
“RCFC Series 2010-3 Note” means that certain Series 2010-3 Variable Funding Rental Car Asset Backed Note, dated as of November 25, 2013, issued by RCFC to HVF II.
“RCFC Series 2010-3 Supplement” means that certain Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015, by and among RCFC, HVF II and Deutsche Bank Trust Company Americas, as trustee.
“Record Date” means, with respect to any Series of Group II Notes and any Payment Date related thereto, the date specified in the applicable Group II Series Supplement.
“Registered Organization” means “registered organization” within the meaning of Section 9-102(a)(70) of Revised Article 9.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and

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(iv) for so long as S&P is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Series Noteholders” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB-” from S&P.
“Requisite Group II Investors” means Group II Noteholders holding in excess of 50% of the Aggregate Group II Principal Amount (voting in a single class); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Group II Notes held by a Committed Note Purchaser, the purchase commitment of such Committed Note Purchaser shall be deemed to be zero. The Requisite Group II Investors shall be the “Requisite Group Investors” with respect to the Group II Notes.
“Revised Article 8” means Article 8 of the New York UCC.
“Revised Article 9” means Article 9 of the New York UCC.
“Revolving Period” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Securities Intermediary” has the meaning set forth in Section 5.2.
“Security Entitlement” means “security entitlement” within the meaning of Section 8-102(a)(17) of the New York UCC.
“Series of Group II Notes” means each Series of Group II Notes issued and authenticated pursuant to the Group II Indenture and the applicable Group II Series Supplement.
“Subordinated Series of Group II Notes” means a subordinated Series of Group II Notes (other than, for the avoidance of doubt, a subordinated Class of Group II Notes issued pursuant to a Group II Series Supplement) which is fully subordinated to each Series of Group II Notes Outstanding (other than any other previously issued Subordinated Series of Group II Notes).

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“Vehicle” means a passenger automobile, van or light-duty truck.

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